================================================================================


                        ASSET BACKED FUNDING CORPORATION,
                                    Depositor


              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC,
                                     Seller


                            LITTON LOAN SERVICING LP,
                                    Servicer


                         U.S. BANK NATIONAL ASSOCIATION,
                                     Trustee


                                       and


                              JPMORGAN CHASE BANK,
                            Certificate Administrator


                         POOLING AND SERVICING AGREEMENT


                          Dated as of February 1, 2002


                                 2002-CB1 Trust


         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1


================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms
Section 1.02  Accounting


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans ..................................
Section 2.02  Acceptance by Certificate Administrator .......................
Section 2.03  Repurchase or Substitution of Mortgage Loans by the Seller ....
Section 2.04  Representations and Warranties of the Seller with Respect to the Mortgage Loans ............................................
Section 2.05  Representations, Warranties and Covenants of the Servicer .....
Section 2.06  Representations and Warranties of the Depositor ...............
Section 2.07  Issuance of Certificates and the Uncertificated Regular
              Interests .....................................................
Section 2.08  Representations and Warranties of the Seller ..................
Section 2.09  Covenants of the Seller .......................................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer ...................................
Section 3.02  Collection of Mortgage Loan Payments ..........................
Section 3.03  Realization Upon Defaulted Mortgage Loans .....................
Section 3.04  Collection Account and Distribution Account ...................
Section 3.05  Permitted Withdrawals From the Collection Account .............
Section 3.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts .
Section 3.07  Permitted Withdrawals From Escrow Account .....................
Section 3.08  Payment of Taxes, Insurance and Other Charges; Collections
              Thereunder ....................................................
Section 3.09  Transfer of Accounts ..........................................
Section 3.10  Maintenance of Hazard Insurance ...............................
Section 3.11  Maintenance of Mortgage Impairment Insurance Policy ...........
Section 3.12  Fidelity Bond, Errors and Omissions Insurance .................
Section 3.13  Title, Management and Disposition of REO Property .............
Section 3.14  Due-on-Sale Clauses; Assumption and Substitution Agreements ...
Section 3.15  Notification of Adjustments ...................................
Section 3.16  Optional Purchases of Mortgage Loans by Servicer ..............
Section 3.17  Trustee and Certificate Administrator to Cooperate; Release of
              Files .........................................................
Section 3.18  Servicing Compensation ........................................
Section 3.19  Annual Statement as to Compliance .............................
Section 3.20  Annual Independent Certified Public Accountants' Reports ......
Section 3.21  Access to Certain Documentation and Information Regarding the
              Mortgage Loans ................................................
Section 3.22  Reserved ......................................................
Section 3.23  Obligations of the Servicer in Respect of Compensating Interest
Section 3.24  Obligations of the Servicer in Respect of Mortgage Interest
              Rates and Monthly Payments ....................................
Section 3.25  Investment of Funds in the Collection Account and the
              Distribution Account ..........................................
Section 3.26  Liability of Servicer; Indemnification ........................
Section 3.27  Reports of Foreclosure and Abandonment of Mortgaged Properties
Section 3.28  Protection of Assets ..........................................


                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01  Interest Distributions ........................................
Section 4.02  Distributions of Principal and Monthly Excess Cashflow Amounts
Section 4.03  Allocation of Losses ..........................................
Section 4.04  Method of Distribution ........................................
Section 4.05  Distributions on Book-Entry Certificates ......................
Section 4.06  Statements ....................................................
Section 4.07  Remittance Reports; Advances ..................................
Section 4.08  REMIC Distributions ...........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates ..............................................
Section 5.02  Registration of Transfer and Exchange of Certificates .........
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates .............
Section 5.04  Persons Deemed Owners .........................................
Section 5.05  Appointment of Paying Agent ...................................


                                   ARTICLE VI

                   THE SELLER, THE SERVICER AND THE DEPOSITOR

Section 6.01  Liability of the Seller, the Servicer and the Depositor .......
Section 6.02  Merger or Consolidation of, or Assumption of the Obligations
              of, the Seller, the Servicer or the Depositor .................
Section 6.03  Limitation on Liability of the Servicer and Others ............
Section 6.04  Servicer Not to Resign ........................................
Section 6.05  Delegation of Duties ..........................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Servicer Events of Termination ................................
Section 7.02  Certificate Administrator to Act; Appointment of Successor ....
Section 7.03  Waiver of Defaults ............................................
Section 7.04  Notification to Certificateholders ............................
Section 7.05  Survivability of Servicer Liabilities .........................


                                  ARTICLE VIII

                  THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

Section 8.01  Duties of Trustee and Certificate Administrator ...............
Section 8.02  Certain Matters Affecting the Trustee and the Certificate
              Administrator .................................................
Section 8.03  Trustee and the Certificate Administrator Not Liable for
              Certificates or Mortgage Loans ................................
Section 8.04  Trustee and the Certificate Administrator May Own Certificates
Section 8.05  Seller to Pay Trustee Fees and Expenses .......................
Section 8.06  Eligibility Requirements for Trustee and the Certificate
              Administrator .................................................
Section 8.07  Resignation or Removal of Trustee or Certificate Administrator
Section 8.08  Successor Trustee or Certificate Administrator ................
Section 8.09  Merger or Consolidation of Trustee or Certificate Administrator
Section 8.10  Appointment of Co-Trustee or Separate Trustee .................
Section 8.11  Limitation of Liability .......................................
Section 8.12  Trustee May Enforce Claims Without Possession of Certificates .
Section 8.13  Suits for Enforcement .........................................
Section 8.14  Waiver of Bond Requirement ....................................
Section 8.15  Waiver of Inventory, Accounting and Appraisal Requirement .....
Section 8.16  Compliance with National Housing Act of 1934 ..................


                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 9.01  REMIC Administration ..........................................
Section 9.02  Prohibited Transactions and Activities ........................
Section 9.03  Indemnification with Respect to Certain Taxes and Loss of
              REMIC Status ..................................................
Section 9.04  REO Property ..................................................
Section 9.05  Grantor Trust Administration ..................................


                                    ARTICLE X

                                   TERMINATION

Section 10.01  Termination ..................................................
Section 10.02  Additional Termination Requirements ..........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01  Amendment ....................................................
Section 11.02  Recordation of Agreement; Counterparts .......................
Section 11.03  Limitation on Rights of Certificateholders ...................
Section 11.04  Governing Law; Jurisdiction ..................................
Section 11.05  Notices ......................................................
Section 11.06  Severability of Provisions ...................................
Section 11.07  Article and Section References ...............................
Section 11.08  Notice to the Rating Agencies ................................
Section 11.09  Further Assurances ...........................................
Section 11.10  Benefits of Agreement ........................................
Section 11.11  Acts of Certificateholders ...................................

                                  EXHIBITS:

Exhibit A-1    Form of Class A-1A Certificates
Exhibit A-2    Form of Class A-2A Certificates
Exhibit A-3    Form of Class A-2B Certificates
Exhibit A-4    Form of Class A-IO Certificates
Exhibit B-1    Form of Class B-1 Certificates
Exhibit B-2    Form of Class B-2 Certificates
Exhibit C-1    Form of Class R Certificates
Exhibit C-2    Form of Class M-1 Certificates
Exhibit C-3    Form of Class M-2 Certificates
Exhibit C-4    Form of Class X Certificates
Exhibit C-5    Form of Class N Certificates
Exhibit D      Mortgage Loan Schedule
Exhibit E      Form of Request for Release
Exhibit F-1    Form of Certificate Administrator's Initial Certification
Exhibit F-2    Form of Certificate Administrator's Final Certification
Exhibit F-3    Form of Receipt of Mortgage Note
Exhibit G      Mortgage Loan Purchase Agreement
Exhibit H      Form of Lost Note Affidavit
Exhibit I      Form of ERISA Representation
Exhibit J      Form of Investment Letter
Exhibit K      Form of Residual Certificate Transfer Affidavit
Exhibit L      Form of Transferor Certificate
Exhibit M      [Reserved]
Exhibit N      Depository Agreement
Exhibit O      [Reserved]
Exhibit P      Monthly Information Provided by Servicer
Exhibit Q      Form of Officer's Certificate with Respect to Prepayments

            This Pooling and Servicing Agreement is dated as of February 1, 2002 (the "Agreement"), among ASSET BACKED FUNDING CORPORATION, as depositor (the "Depositor"), CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, as seller (the "Seller"), LITTON LOAN SERVICING LP, as servicer (the "Servicer"), U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee"), and JPMORGAN CHASE BANK, as certificate administrator (the "Certificate Administrator").

                              PRELIMINARY STATEMENT

            The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of thirteen Classes of Certificates, designated as (i) the Class A-1A, Class A-2A, Class A-2B and Class A-IO Certificates, (ii) the Class M-1 and Class M-2 Certificates,
(iii) the Class B-1 and Class B-2 Certificates, (iv) the Class N Certificates,
(v) the Class X Certificates, (vi) the Class R Certificates, (vii) the Class R-5 Certificates and (viii) the Class R-6 Certificates.

            As provided herein, the Certificate Administrator shall elect that the Trust Fund be treated for federal income tax purposes as eight separate real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC A," "REMIC B," "REMIC 1," "REMIC 2," REMIC 3," "REMIC 4," "REMIC 5" and "REMIC 6," respectively). The Class T4-A1AIO, Class T4-A2AIO, Class T4-A2BIO, Class T4-M1IO, Class T4-M2IO, Class T4-B1IO, Class T4-B2IO, Class T4-4, Class T4-11, Class T4-12 and Class T4-13 Interests (such interests, the "REMIC 4 Components"), the Class T4-A1A, Class T4-A2A, Class T4-A2B, Class T4-M1, Class T4-M2, Class T4-B1 and Class T4-B2 Interests and the Class A-IO Certificates represent all of the "regular interests" in REMIC 4. Each Class of Offered P&I Certificates, other than the Class B-2 Certificates, represents beneficial ownership of the corresponding REMIC 4 Regular Interest and the right to receive LIBOR Carryover Amounts. The Class B-2 Certificates represent beneficial ownership of the REMIC 5 Regular Interest and the right to receive LIBOR Carryover Amounts. The Class N and Class X Certificates represent beneficial ownership of the Class X/N Interest, which represents the REMIC 6 Regular Interest, subject to the obligation to pay LIBOR Carryover Amounts. Each of the Class R-A, Class R-B, Class R-1, Class R-2, Class R-3 and Class R-4 Interests, represented collectively by the Class R Certificate, represents the sole Class of "residual interest" in REMIC A, REMIC B, REMIC 1, REMIC 2, REMIC 3 and REMIC 4, respectively, for purposes of the REMIC Provisions. The Class R-5 Certificate and Class R-6 Certificate represent the sole Class of "residual interest" in REMIC 5 and REMIC 6, respectively. There are three Classes of uncertificated REMIC A Regular Interests (the Class TA-1, Class TA-2 and Class TA-4 Interests), four Classes of uncertificated REMIC B Regular Interests (the Class TB-1, Class TB-2, Class TB-AIO and Class TB-4 Interests), five Classes of uncertificated REMIC 1 Regular Interests (the Class T1-1, Class T1-2, Class T1-3, Class T1-4 and Class T1-AIO Interests), eight Classes of uncertificated REMIC 2 Regular Interests (the Class T2-1, Class T2-2, Class T2-3, Class T2-4, Class T2-AIO, Class T2-11, Class T2-12 and Class T2-13 Interests), and twelve Classes of uncertificated REMIC 3 Regular Interests (the Class T3-A1A, Class T3-A2A, Class T3-A2B, Class T3-M1, Class T3-M2, Class T3-B1, Class T3-B2, Class T3-4, Class T3-AIO, Class T3-11, Class T3-12 and Class T3-13 Interests). The REMIC 5 Regular Interest, the REMIC 6 Regular Interest and each Class of REMIC A Regular Interest, REMIC B Regular Interest, REMIC 1 Regular Interest, REMIC 2 Regular Interest, REMIC 3 Regular Interest and REMIC 4 Regular Interest are "REMIC Regular Interests." The REMIC A Regular Interests will be held as assets of REMIC B, The REMIC B Regular Interests will be held as assets of REMIC 1. The REMIC 1 Regular Interests will be held as assets of REMIC 2, the REMIC 2 Regular Interests will be held as assets of REMIC 3 and the REMIC 3 Regular Interests will be held as assets of REMIC 4. The Class T4-B2 Interest will be held as an asset of REMIC 5, which will issue the REMIC 5 Regular Interest and the Class R-5 Certificate. The REMIC 4 Components will be held as assets of REMIC 6, which will issue the REMIC 6 Regular Interest and the Class R-6 Certificate. The REMIC 4 Regular Interests, other than the Class T4-B2 Interest and the REMIC 4 Components, as well as the REMIC 5 Regular Interest and the REMIC 6 Regular Interest, will be held as assets of the Grantor Trust, which will also hold the rights of the Offered Certificates to receive their respective LIBOR Carryover Amounts. If the Class N and Class X Certificates are beneficially owned by different Persons, they will be treated as interests in a partnership that holds the Class X/N Interest for federal income tax purposes as described in Section 9.01(n). The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Distribution Date in January 2032.

            The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance or Original Notional Amount, for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

================================================================================
                    Original Class
                     Certificate
                     Principal or
                       Notional           Pass-Through          Assumed Final
  Class                 Amount                Rate             Maturity Dates
--------------------------------------------------------------------------------
A-1A               $50,000,000.00          Variable(1)         June 25, 2031
--------------------------------------------------------------------------------
A-2A              $117,592,000.00          Variable(2)        August 25, 2029
--------------------------------------------------------------------------------
A-2B               $20,751,000.00          Variable(3)         June 25, 2031
--------------------------------------------------------------------------------
A-IO              $119,800,000.00          Variable(4)              N/A
--------------------------------------------------------------------------------
M-1                $15,891,000.00          Variable(5)        March 25, 2031
--------------------------------------------------------------------------------
M-2                $12,950,000.00          Variable(6)       January 25, 2031
--------------------------------------------------------------------------------
B-1                 $7,063,000.00          Variable(7)        August 25, 2030
--------------------------------------------------------------------------------
B-2                 $8,240,000.00          Variable(8)       February 25, 2030
--------------------------------------------------------------------------------
N                  $12,900,000.00(9)(10)     9.550%
--------------------------------------------------------------------------------
X                 $235,429,185.40(10)         N/A
--------------------------------------------------------------------------------
R                        N/A                  N/A                   N/A
--------------------------------------------------------------------------------
Total             $232,487,000.00(11)
================================================================================

(1) Interest will accrue on the Class A-1A Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-1A Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(2) Interest will accrue on the Class A-2A Certificates at a rate equal to the lesser of: (i) the Class A-2A Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(3) Interest will accrue on the Class A-2B Certificates at a rate equal to the lesser of: (i) the Class A-2B Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(4) Interest will accrue on the Class A-IO Certificates at a rate per annum equal to 8.80% for the first six Distribution Dates, 4.20% for the next six Distribution Dates; the Class A-IO Certificates will not bear interest after the Distribution Date in February, 2003.
(5) Interest will accrue on the Class M-1 Certificates at a rate equal to the lesser of: (i) the Class M-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(6) Interest will accrue on the Class M-2 Certificates at a rate equal to the lesser of: (i) the Class M-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(7) Interest will accrue on the Class B-1 Certificates at a rate equal to the lesser of: (i) the Class B-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(8) Interest will accrue on the Class B-2 Certificates at a rate equal to the lesser of: (i) the Class B-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(9)  Notional Amount.
(10) The Class N and Class X Certificates, collectively, represent the beneficial ownership of the Class X/N Interest, which represents the REMIC 4 Components in the aggregate.
(11) Exclusive of the Class A-IO Notional Amount and the Class N Notional
     Amount.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, interest on the Class A-1A, A-2A, A-2B, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates and on the Class T4-A1A, Class T4-A2A, Class T4-A2B, Class T4-M1, Class T4-M2, Class T4-B1 and Class T4-B2 Interests will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Class A-IO, Class N and Class X Certificates and the REMIC Regular Interests (other than the Class T4-A1A, Class T4-A2A, Class T4-A2B, Class T4-M1, Class T4-M2, Class T4-B1 and Class T4-B2 Interests) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "1933 Act":  The Securities Act of 1933, as amended.

            "60+ Day Delinquent Loan": Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due (other than a Re-Performing 60+ Day Delinquent Loan), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

            "Account":  Any of the Collection Account, and Distribution Account.

            "Accrued Certificate Interest": With respect to each Distribution Date and Class of Certificates, an amount equal to the interest accrued at the applicable rate set forth or described opposite such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance (or Notional Amount) of such Class of Certificates, reduced by such Class's Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

            "Actuarial Mortgage Loan": Any Mortgage Loan other than a Simple Interest Mortgage Loan.

            "Adjustable-Rate Mortgage Loan": A Mortgage Loan which has a rate at which interest accrues that adjusts based on an Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

            "Adjusted Weighted Average Net Mortgage Rate": The weighted average (based on Principal Balances as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-Off Date) of the Class TB-1 Interest and the Class TB-2 Interest, expressed as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year.

            "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Interest Rate of an Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

            "Advance": As to any Actuarial Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

            "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

            "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

            "Agency Insurance Agreements": Collectively, the FHA Insurance Contracts and VA Guaranty Agreements.

            "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

            "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto, including with respect to each FHA Loan, the FHA Regulations and the related FHA Insurance Contract and with respect to each VA Loan, the VA Regulations and the related VA Guaranty Agreement.

            "Applied Realized Loss Amount": With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Certificates (after giving effect to all distributions on such Distribution Date) over (b) the Pool Balance as of the end of the related Collection Period.

            "Arrearage": With respect to a Delinquent Mortgage Loan, the total amount of scheduled monthly payments due thereon on or before the Cut-off Date that were not received prior to the Cut-off Date but for which advances of principal and interest were made, plus any unreimbursed Servicing Advances as of the Cut-off Date.

            "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

            "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

            "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due during the related Collection Period and received by the Certificate Administrator one Business Day prior to the related Distribution Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to
Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding prepayment penalties and amounts received in respect of Arrearages) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date, and (e) the aggregate of any Advances made by the Servicer for such Distribution Date over
(ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to
Section 3.05, (b) Stayed Funds, (c) the Servicing Fee and (d) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

            "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

            "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

            "Bankruptcy Code":  Title 11 of the United States Code, as amended.

            "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A-1A, Class A-2A, Class A-2B, Class A-1A, Class A-IO, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates shall be Book-Entry Certificates.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Texas or in the city in which the Corporate Trust Office of the Certificate Administrator is located are authorized or obligated by law or executive order to be closed.

            "Certificate":  Any Regular Certificate or Residual Certificate.

            "Certificate Administrator": JPMorgan Chase Bank, a New York banking corporation, or any successor Certificate Administrator appointed as herein provided.

            "Certificate Custodian": Initially, JPMorgan Chase Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

            "Certificate Principal Balance": With respect to any Class of Certificates (other than the Class A-IO, Class N, Class X and Residual Certificates) and any Distribution Date, the Original Class Certificate Principal Balance reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto. The Class A-IO, Class N, Class X and Residual Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than a Class A-IO, Class N, Class X or a Residual Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

            "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

            "Class A-1A Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.37% per annum, and (ii) following the Optional Termination Date, 0.74% per annum.

            "Class A-1A Pass-Through Rate": For each Distribution Date, LIBOR as of the related LIBOR Determination Date, plus the Class A-1A Certificate Margin.

            "Class A-1A REMIC Pass-Through Rate": The lesser of (a) the Class A-1A Pass-Through Rate and (b) the Pool Cap.

            "Class A-2 Certificate": Either of the Class A-2A Certificate or the Class A-2B Certificate.

            "Class A-2A Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.34% per annum, and (ii) following the Optional Termination Date, 0.68% per annum.

            "Class A-2A Loss Amount": With respect to any Distribution Date after the Certificate Principal Balances of the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates have been reduced to zero, the amount, if any, by which the Class Certificate Balance of the Class A-2A Certificates would be reduced as a result of the allocation of any Realized Loss to such Class pursuant to Section 4.03.

            "Class A-2A Pass-Through Rate": For each Distribution Date, LIBOR as of the related LIBOR Determination Date, plus the Class A-2A Certificate Margin.

            "Class A-2A REMIC Pass-Through Rate": The lesser of (a) the Class A-2A Pass-Through Rate and (b) the Pool Cap.

            "Class A-2B Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.50% per annum, and (ii) following the Optional Termination Date, 1.00% per annum.

            "Class A-2B Loss Allocation Amount": With respect to any Distribution Date after the Certificate Principal Balances of the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates have been reduced to zero, the lesser of (a) the Class Certificate Balance of the Class A-2B Certificates with respect to such Distribution Date prior to any reduction for the Class A-2B Loss Allocation Amount and (b) the Class A-2A Loss Amount with respect to such Distribution Date.

            "Class A-2B Pass-Through Rate": For each Distribution Date, LIBOR as of the related LIBOR Determination Date, plus the Class A-2B Certificate Margin.

            "Class A-2B REMIC Pass-Through Rate": The lesser of (a) the Class A-2B Pass-Through Rate and (b) the Pool Cap.

            "Class A-IO Certificate": A regular interest in REMIC 4 that has a Notional Amount equal to the Class TA-2 Principal Amount and bears interest at the Class A-IO Pass-Through Rate.

            "Class A-IO Pass-Through Rate": For each Distribution Date (i) on or prior to August 2002, 8.80% per annum, (ii) from and including the Distribution Date on September 2002 through and including the Distribution Date on February 2003, 4.20% per annum and (iii) after the Distribution Date in February 2003, 0%.

            "Class A Certificate": Any one of the Certificates with an "A" designated on the face thereof substantially in the form annexed hereto as Exhibits A-1, A-2, A-3 and A-4, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class A Certificateholders": Collectively, the Holders of the Class A Certificates.

            "Class A Interest Carry Forward Amount": For any Distribution Date, the sum of the Interest Carry Forward Amounts for the Class A Certificates for such Distribution Date.

            "Class A Principal Distribution Amount": As of any Distribution Date
(a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the sum of the Certificate Principal Balances of the Class A Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 60% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

            "Class B Certificate": Any one of the Certificates with a "B" designated on the face thereof substantially in the form annexed hereto as Exhibit B-1 and Exhibit B-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class B Certificateholders": Collectively, the Holders of the Class B Certificates.

            "Class B-1 Applied Realized Loss Amount": As to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B-2 Applied Realized Loss Amount as of such Distribution Date.

            "Class B-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 2.05% per annum, and (ii) following the Optional Termination Date, 3.075% per annum.

            "Class B-1 Pass-Through Rate": For each Distribution Date, LIBOR as of the related LIBOR Determination Date, plus the Class B-1 Certificate Margin.

            "Class B-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.5% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Pool Balance on the Cut-off Date.

            "Class B-1 Realized Loss Amortization Amount": As to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xi) hereof, in each case for such Distribution Date.

            "Class B-1 REMIC Pass-Through Rate": The lesser of (a) the Class B-1 Pass-Through Rate and (b) the Pool Cap.

            "Class B-2 Applied Realized Loss Amount": As to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

            "Class B-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.85% per annum, and (ii) following the Optional Termination Date, 5.775% per annum.

            "Class B-2 Pass-Through Rate": For each Distribution Date, LIBOR as of the related LIBOR Determination Date, plus the Class B-2 Certificate Margin.

            "Class B-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date) over (y) the lesser of (A) the product of (i) 97.5% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Pool Balance on the Cut-off Date.

            "Class B-2 Realized Loss Amortization Amount": As to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiv) hereof, in each case for such Distribution Date.

            "Class B-2 REMIC Pass-Through Rate": The lesser of (a) the Class B-2 Pass-Through Rate and (b) the Pool Cap.

            "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2 and Exhibit C-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class M Certificateholders": Collectively, the Holders of the Class M Certificates.

            "Class M-1 Applied Realized Loss Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount and the Class B-2 Applied Realized Loss Amount, in each case as of such Distribution Date.

            "Class M-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.90% per annum, and (ii) following the Optional Termination Date, 1.35% per annum.

            "Class M-1 Pass-Through Rate": For each Distribution Date, LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin.

            "Class M-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 73.5% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Pool Balance on the Cut-off Date.

            "Class M-1 Realized Loss Amortization Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (v) hereof, in each case for such Distribution Date.

            "Class M-1 REMIC Pass-Through Rate": The lesser of (a) the Class M-1 Pass-Through Rate and (b) the Pool Cap.

            "Class M-2 Applied Realized Loss Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-1 Applied Realized Loss Amount and the Class B-2 Applied Realized Loss Amount as of such Distribution Date.

            "Class M-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.40% per annum, and (ii) following the Optional Termination Date, 2.10% per annum.

            "Class M-2 Pass-Through Rate": For each Distribution Date, LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin.

            "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.5% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Pool Balance on the Cut-off Date.

            "Class M-2 Realized Loss Amortization Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (viii) hereof, in each case for such Distribution Date.

            "Class M-2 REMIC Pass-Through Rate": The lesser of (a) the Class M-2 Pass-Through Rate and (b) the Pool Cap.

            "Class N Certificate": Any one of the Certificates with an "N" designated on the face thereof substantially in the form annexed hereto as Exhibit C-5, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class R Certificate": The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1 and evidencing the ownership of the Residual Interest in each of REMIC A, REMIC B, REMIC 1, REMIC 2, REMIC 3 and REMIC 4. The Class R Certificate represents the ownership of the Class R-A Interest, Class R-B Interest, Class R-1 Interest, Class R-2 Interest, Class R-3 Interest and Class R-4 Interest.

            "Class R-A Interest": The uncertificated residual interest in REMIC
A.

            "Class R-B Interest": The uncertificated residual interest in REMIC
B.

            "Class R-1 Interest": The uncertificated residual interest in REMIC
1.

            "Class R-2 Interest": The uncertificated residual interest in REMIC
2.

            "Class R-3 Interest": The uncertificated residual interest in REMIC
3.

            "Class R-4 Interest": The uncertificated residual interest in REMIC
4.

            "Class R-5 Certificate": The Class R-5 Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1-2 and representing the residual interest in REMIC 5.

            "Class R-6 Certificate": The Class R-6 Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1-3 and representing the residual interest in REMIC 6.

            "Class TA-1 Interest": A regular interest in REMIC A that is held as an asset of REMIC B and has a principal balance equal to the Class TA-1 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class TA-1 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to (a) the Pool Balance minus (b) the sum of (1) the Remaining Initial Overcollateralization Amount and (2) the Class TA-2 Principal Amount.

            "Class TA-2 Interest": A regular interest in REMIC A that is held as an asset of REMIC B and has a principal balance equal to the Class TA-2 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class TA-2 Principal Amount": As of any Distribution Date, an amount equal to (a) $73,130,000 minus (b) any principal payments and Applied Realized Loss Amounts previously applied to reduce the Class TA-2 Principal Amount.

            "Class TA-4 Interest": A regular interest in REMIC A that is held as an asset of REMIC B and has a principal balance equal to the Class TA-4 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class TA-4 Principal Amount": As of any Distribution Date, an amount equal to (a) the Initial Overcollateralization Amount minus (b) any principal payments and Realized Losses and accreted interest allocated to the Class T1-4 Interest as set forth in Section 4.08(d).

            "Class TB-1 Interest": A regular interest in REMIC B that is held as an asset of REMIC 1 and has a principal balance equal to the Class TA-1 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class TB-2 Interest": A regular interest in REMIC B that is held as an asset of REMIC 1 and has a principal balance equal to the Class TA-2 Principal Amount and bears interest at a rate equal to the excess of (a) the Weighted Average Net Mortgage Rate over (b) the Class A-IO Pass-Through Rate.

            "Class TB-AIO Interest": A regular interest in REMIC B that is held as an asset of REMIC 1 and has a notional balance equal to the Class TA-2 Principal Amount and bears interest at the Class A-IO Pass-Through Rate.

            "Class A-IO Pass-Through Rate": For the first six Distribution Dates, 8.80%; for the seventh through twelfth Distribution Dates, 4.20%. The Class A-IO Pass-Through Rate for all Distribution Dates after the twelfth Distribution Date shall be zero.

            "Class TB-4 Interest": A regular interest in REMIC B that is held as an asset of REMIC 1 and has a principal balance equal to the Class TA-4 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class T1-1 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-1 Principal Amount and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T1-1 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 98% of (a) the Pool Balance minus (b) the Remaining Initial Overcollateralization Amount.

            "Class T1-2 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-2 Principal Amount and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T1-2 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 1% of the excess of (a) the excess of (i) the Pool Balance over
(ii) the Remaining Initial Overcollateralization Amount over (b) the Subsequent Overcollateralization Amount.

            "Class T1-3 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-3 Principal Amount and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T1-3 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 1% of the sum of (a) the excess of (i) the Pool Balance over
(ii) the Remaining Initial Overcollateralization Amount and (b) the Subsequent Overcollateralization Amount.

            "Class T1-4 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class TA-4 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class T1-AIO Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a notional balance equal to the Class TA-2 Principal Amount and bears interest at the Class A-IO Pass-Through Rate.

            "Class T1-4 Principal Amount": As of any Distribution Date, an amount equal to (a) the Initial Overcollateralization Amount minus (b) any principal payments and Realized Losses and accreted interest allocated to the Class T1-4 Interest as set forth in Section 4.08(d).

            "Class T2-1 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T1-1 Principal Amount and bears interest at the REMIC 2 Pass-Through Rate.

            "Class T2-2 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T1-2 Principal Amount and bears interest at the REMIC 2 Pass-Through Rate.

            "Class T2-3 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T1-3 Principal Amount and bears interest at the REMIC 2 Pass-Through Rate.

            "Class T2-4 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T1-4 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class T2-11 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-1 Principal Amount and bears interest at (a) the Adjusted Weighted Average Net Mortgage Rate minus (b) the REMIC 2 Pass-Through Rate.

            "Class T2-12 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-2 Principal Amount and bears interest at (a) the Adjusted Weighted Average Net Mortgage Rate minus (b) the REMIC 2 Pass-Through Rate.

            "Class T2-13 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-3 Principal Amount and bears interest at (a) the Adjusted Weighted Average Net Mortgage Rate minus (b) the REMIC 2 Pass-Through Rate.

            "Class T2-AIO Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class TA-2 Principal Amount and bears interest at the Class A-IO Pass-Through Rate.

            "Class T3-A1A Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class A-1A Certificates and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T3-A2A Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class A-2A Certificates and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T3-A2B Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class A-2B Certificates and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T3-AIO Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class TA-2 Principal Amount and bears interest at the Class A-IO Pass-Through Rate.

            "Class T3-B1 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class B-2 Certificates and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T3-B2 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class B-2 Certificates and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T3-M1 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class M-1 Certificates and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T3-M2 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Certificate Principal Balance of the Class M-2 Certificates and bears interest at the Adjusted Weighted Average Net Mortgage Rate.

            "Class T3-4 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Class T1-4 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class T3-11 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T1-1 Principal Amount and is entitled to all interest distributions on the Class T2-11 Interest.

            "Class T3-12 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T1-2 Principal Amount and is entitled to all interest distributions on the Class T2-12 Interest.

            "Class T3-13 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T1-3 Principal Amount and is entitled to all interest distributions on the Class T2-13 Interest.

            "Class T4-A1A Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class A-1A Certificates that has a principal balance equal to the Certificate Principal Balance of the Class A-1A Certificates and bears interest at the Class A-1A REMIC Pass-Through Rate.

            "Class T4-A1AIO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class A-1A Certificates and bears interest at a rate equal to the excess, if any, of (i) the Adjusted Weighted Average Net Mortgage Rate over (ii) the Class A-1A REMIC Pass-Through Rate (converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months).

            "Class T4-A2A Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class A-2A Certificates that has a principal balance equal to the Certificate Principal Balance of the Class A-2A Certificates and bears interest at the Class A-2A REMIC Pass-Through Rate.

            "Class T4-A2AIO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class A-2A Certificates and bears interest at a rate equal to the excess, if any, of (i) the Adjusted Weighted Average Net Mortgage Rate over (ii) the Class A-2A REMIC Pass-Through Rate (converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months).

            "Class T4-A2B Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class A-2B Certificates that has a principal balance equal to the Certificate Principal Balance of the Class A-2B Certificates and bears interest at the Class A-2B REMIC Pass-Through Rate.

            "Class T4-A2BIO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class A-2B Certificates and bears interest at a rate equal to the excess, if any, of (i) the Adjusted Weighted Average Net Mortgage Rate over (ii) the Class A-2B REMIC Pass-Through Rate (converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months).

            "Class T4-B1 Interest": A regular interest in REMIC 4 that has a principal balance equal to the Certificate Principal Balance of the Class B-1 Certificates and bears interest at the Class B-1 REMIC Pass-Through Rate.

            "Class T4-B1IO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class B-1 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Adjusted Weighted Average Net Mortgage Rate over (ii) the Class B-1 REMIC Pass-Through Rate (converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months).

            "Class T4-B2 Interest": A regular interest in REMIC 4 that has a principal balance equal to the Certificate Principal Balance of the Class B-2 Certificates and bears interest at the Class B-2 REMIC Pass-Through Rate.

            "Class T4-B2IO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class B-2 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Adjusted Weighted Average Net Mortgage Rate over (ii) the Class B-2 REMIC Pass-Through Rate (converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months).

            "Class T4-M1 Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class M-1 Certificates that has a principal balance equal to the Certificate Principal Balance of the Class M-1 Certificates and bears interest at the Class M-1 REMIC Pass-Through Rate.

            "Class T4-M1IO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class M-1 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Adjusted Weighted Average Net Mortgage Rate over (ii) the Class M-1 REMIC Pass-Through Rate (converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months).

            "Class T4-M2 Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class M-2 Certificates that has a principal balance equal to the Certificate Principal Balance of the Class M-2 Certificates and bears interest at the Class M-2 REMIC Pass-Through Rate.

            "Class T4-M2IO Interest": A regular interest in REMIC 4 that has a notional balance equal to the Certificate Principal Balance of the Class M-2 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Adjusted Weighted Average Net Mortgage Rate over (ii) the Class M-2 REMIC Pass-Through Rate (converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months).

            "Class T4-4 Interest": A regular interest in REMIC 4 that has a principal balance equal to the Class T1-4 Principal Amount and bears interest at the Weighted Average Net Mortgage Rate.

            "Class T4-11 Interest": A regular interest in REMIC 4 that has a notional balance equal to the Class T1-1 Principal Amount and is entitled to all interest distributions on the Class T3-11 Interest.

            "Class T4-12 Interest": A regular interest in REMIC 4 that has a notional balance equal to the Class T1-2 Principal Amount and is entitled to all interest distributions on the Class T3-12 Interest.

            "Class T4-13 Interest": A regular interest in REMIC 4 that has a notional balance equal to the Class T1-3 Principal Amount and is entitled to all interest distributions on the Class T3-13 Interest.

            "Class X": Any one of the Class X Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

            "Class X/N Interest": An uncertificated interest in the Trust held by the Trustee on behalf of the holders of the Class X and Class N Certificates, representing ownership of the REMIC 6 Regular Interest, and which is entitled to all distributions in respect of the REMIC 4 Components less the amount of any LIBOR Carryover Amounts pursuant to Section 4.02(b)(xvi) and 4.02(e).

            "Class X Distributable Amount": With respect to any Distribution Date, the excess of (i) the aggregate of amounts distributable on the Class X/N Interest for such Distribution Date, over (ii) the aggregate of amounts distributable to the Class N Certificates pursuant to Section 4.02(b).

            "Closing Date":  February 28, 2002.

            "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

            "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04, which shall be entitled "Collection Account, Litton Loan Servicing LP, as Servicer for the Trust under the Pooling and Servicing Agreement dated as of February 1, 2002 among Asset Backed Funding Corporation, as Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller, Litton Loan Litton Loan Servicing LP, as Servicer, U.S. Bank National Association, as Trustee and JPMorgan Chase Bank, as Certificate Administrator, in trust for registered Holders of 2002-CB1 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1," and which must be an Eligible Account.

            "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

            "Combined Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan plus the principal balance of any related senior mortgage loan, and the denominator of which is the Value of the related Mortgaged Property.

            "Compensating Interest":  As defined in Section 3.23 hereof.

            "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

            "Conventional Mortgage Loan": Any Mortgage Loan that is neither an FHA Loan nor a VA Loan.

            "Corporate Trust Office": With respect to the Certificate Administrator, the principal corporate trust office of the Certificate Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Institutional Trust Services, C-BASS Series 2002-CB1, or at such other address as the Certificate Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Trustee and the Seller. With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention:
Structured Finance, C-BASS 2002-CB1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Certificate Administrator and the Seller

            "Corresponding Classes": With respect to REMIC 3 and REMIC 4, the following Classes shall be Corresponding Classes:

--------------------------------------------------------------------------------
CORRESPONDING REMIC 3 CLASSES            CORRESPONDING REMIC 4 CLASSES
--------------------------------------------------------------------------------
T3-A1A                                   T4-A1A and T4-A1AIO, in the aggregate
--------------------------------------------------------------------------------
T3-A2A                                   T4A-2A and T4-A2AIO, in the aggregate
--------------------------------------------------------------------------------
T3-A2B                                   T4A-2B and T4-A2BIO, in the aggregate
--------------------------------------------------------------------------------
T3-AIO                                   Class A-IO Certificates
--------------------------------------------------------------------------------
T3-M1                                    T4-M1 and T4-M1IO, in the aggregate
--------------------------------------------------------------------------------
T3-M2                                    T4-M2 and T4-M2IO, in the aggregate
--------------------------------------------------------------------------------
T3-B1                                    T4-B1 and T4-B1IO, in the aggregate
--------------------------------------------------------------------------------
T3-B2                                    T4-B2 and T4-B2IO, in the aggregate
--------------------------------------------------------------------------------
T3-4                                     T4-4 and T4-B2IO, in the aggregate
--------------------------------------------------------------------------------

            "Custodial Agreement": The Custodial Agreement, dated as of February 1, 2002, among the Trustee, the Certificate Administrator, the Servicer and the Custodian, as the same may be amended or supplemented pursuant to the terms thereof.

            "Custodian": The Bank of New York, a New York banking corporation, or any successor custodian appointed pursuant to the terms of the Custodial Agreement.

            "Cut-off Date":  February 1, 2002.

            "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

            "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

            "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

            "Deferred Interest": With respect to any Mortgage Loan identified on the Mortgage Loan Schedule as having the possibility of negative amortization, the current portion of interest not currently paid by the Mortgagor that is added to the principal balance of such Mortgage Loan.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificates":  As defined in Section 5.02(c) hereof.

            "Delinquent": Any Mortgage Loan, the Monthly Payment due on a Due Date with respect to which such monthly payment is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

            "Depositor": Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

            "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            "Depository Agreement": With respect to any Book-Entry Certificates, the agreement among the Depositor, the Certificate Administrator and the initial Depository, to be dated on or about the Closing Date.

            "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that neither the Trustee nor the Certificate Administrator (or the Servicer under this Agreement) shall be considered to Directly Operate an REO Property solely because the Trustee or the Certificate Administrator (or the Servicer under this Agreement) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Certificate Administrator based upon an Opinion of Counsel provided by nationally recognized counsel to the Certificate Administrator that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

            "Distribution Account": The trust account or accounts created and maintained by the Certificate Administrator on behalf of the Trustee pursuant to
Section 3.04(b) which shall be entitled "Distribution Account, U.S. Bank National Association, as Trustee, in trust for the registered Holders of 2002-CB1 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1" and which must be an Eligible Account.

            "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in March 2002.

            "Due Date": With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

            "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" (or the equivalent) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Certificate Administrator and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Certificate Administrator. Eligible Accounts may bear interest.

            "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate, with respect to a Fixed-Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan,
(iii) if an Adjustable-Rate Mortgage Loan, have a Maximum Loan Rate not less than the Maximum Loan Rate for the Defective Mortgage Loan, (iv) if an Adjustable-Rate Mortgage Loan, have a Minimum Loan Rate not less than the Minimum Loan Rate of the Defective Mortgage Loan, (v) if an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vi) if an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, except in the case of any Mortgage Loan which has an Arrearage due to the application of any related forbearance plan with respect to such Mortgage Loan, an Eligible Substitute Mortgage Loan must have all Adjustment Dates occurring during the same Interest Accrual Period during which Adjustment Dates occur with respect to the substituted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Combined Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (x) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Defective Mortgage Loan, (xi) have been reunderwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Defective Mortgage Loan and (xii) conform to each representation and warranty set forth in
Section 2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Combined Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA-Restricted Certificates": Any of the Class M-1, Class M-2, Class B-1, Class B-2, Class N, Class X and Class R Certificates.

            "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

            "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

            "Estate in Real Property": A fee simple estate in a parcel of real property.

            "Expense Fee Rate": The sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

            "Extended Period":  As defined in Section 9.04(b).

            "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "FHA":  The Federal Housing Administration, an agency within HUD.

            "FHA Approved Mortgagee": Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

            "FHA Insurance Contract" or "FHA Insurance": The contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.

            "FHA Loan": A Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.

            "FHA Regulations": Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

            "Fidelity Bond": Shall have the meaning assigned thereto in Section 3.12.

            "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Servicer pursuant to or as contemplated by
Section 2.03 or 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            "Fitch": Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

            "Fixed-Rate Mortgage Loan": A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

            "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

            "Grantor Trust": That portion of the Trust exclusive of REMIC A, REMIC B, REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 which holds (a) the REMIC 4 Regular Interests other than the Class T4-B2 Interest and the REMIC 4 Components, (b) the REMIC 5 Regular Interest, (c) the REMIC 6 Regular Interest, (d) the right of the Offered Certificates to receive LIBOR Carryover Amounts and (e) the obligation of the Class X/N Interest to pay such LIBOR Carryover Amounts.

            "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

            "HUD": The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Certificate Administrator has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

            "Initial Certificate Principal Balance": With respect to any Certificate of a Class other than a Class IO, Class N, Class X or Residual Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

            "Initial Notional Amount": With respect to any Class A-IO or Class N Certificate, the amount designated "Initial Notional Amount" on the face thereof.

            "Initial Overcollateralization Amount":  $2,942,864.82.

            "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

            "Interest Accrual Period": With respect to any Distribution Date and
(i) with respect to (a) the Class A-1A, Class A-2A, Class A-2B, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates and (b) the Class T4-A1A, Class T4-A2A, Class T4-A2B, Class T4-M1, Class T4-M2, Class T4-B1 and Class T4-B2 Interests, the period from the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from the Closing Date through March 25, 2002), and (ii) with respect to (x) the Class A-IO, Class N and Class X Certificates and (y) the REMIC Regular Interests (other than the Class T4-A1A, Class T4-A2A, Class T4-A2B, Class T4-M1, Class T4-M2, Class T4-B1 and Class T4-B2 Interests), the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interest Carry Forward Amount": For any Class of Certificates (other than the Class X and Residual Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (x) with respect to the Offered Certificates (other than the Class A-IO Certificates), for the actual number of days elapsed on the basis of a 360-day year since the prior Distribution Date, and (y) with respect to the Class A-IO and Class N Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

            "Interest Percentage": With respect to any Class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date.

            "Interest Remittance Amount": As of any Determination Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Mortgage Loans (less the Servicing Fee, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03), (ii) all Compensating Interest paid by the Servicer on such Determination Date with respect to the Mortgage Loans and (iii) the portion of any payment in connection with any substitution, Purchase Price, Termination Price or Net Liquidation Proceeds relating to interest with respect to the Mortgage Loans received during the related Prepayment Period.

            "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

            "LIBOR": With respect to each Interest Accrual Period, the rate determined by the Certificate Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If no such quotations are available on an LIBOR Determination Date, LIBOR for the related Interest Accrual Period will be established by the Certificate Administrator as follows:

            (i) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%);

            (ii) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Certificate Administrator after consultation with the Depositor, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates; and

            (iii) If no such quotations can be obtained, LIBOR for the related Interest Accrual Period shall be LIBOR for the prior Distribution Date.

            "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

            "LIBOR Carryover Amount": If on any Distribution Date, the Accrued Certificate Interest for any Offered Certificate (other than a Class A-IO Certificate) is based upon the Pool Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date based on the related Pass-Through Rate, over (ii) the amount of interest such Certificate received on such Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Certificate).

            "LIBOR Determination Date": With respect to the Offered Certificates (other than the Class A-IO Certificates), (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

            "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.13 or Section 10.01.

            "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

            "Liquidation Report": The report with respect to a Liquidated Mortgage Loan in such form and containing such information as is agreed to by the Servicer and the Certificate Administrator.

            "Loan Guaranty Certificate": The certificate evidencing a VA Guaranty Agreement.

            "Losses":  As defined in Section 9.03.

            "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

            "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

            "Majority Class R Certificateholders": The Holders of Class R Certificates evidencing at least a 51% Percentage Interest in the Class R Certificates.

            "Maximum Loan Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

            "Minimum Loan Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

            "Monthly Excess Cashflow Amount": The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Offered Certificates.

            "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (vii) under Section 4.01.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

            "Moody's": Moody's Investors Service, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

            "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            "Mortgage Insurance Certificate": The certificate evidencing an FHA Insurance Contract.

            "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

            "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

            "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of February 1, 2002, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

            "Mortgage Loan Schedule": As of any date (i) with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date, separately identifying the Fixed-Rate Mortgage Loans and the Adjustable-Rate Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

      (1) the Seller's Mortgage Loan identifying number;

      (2) the city, state, and zip code of the Mortgaged Property;

      (3) the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property;

      (4) the occupancy status of the Mortgaged Property at origination;

      (5) the original months to maturity;

      (6) the date of origination;

      (7) the first payment date;

      (8) the stated maturity date;

      (9) the stated remaining months to maturity;

      (10) the original principal amount of the Mortgage Loan;

      (11) the Principal Balance of each Mortgage Loan as of the Cut-off Date;

      (12) the Arrearage of the Mortgage Loan as of the Cut-off Date;

      (13) the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off
Date;

      (14) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

      (15) the contractual interest paid to date of the Mortgage Loan;

      (16) if the Mortgage Loan is not owner-financed, the Combined Loan-to-Value Ratio at origination;

      (17) a code indicating the loan performance status of the Mortgage Loan as of the Cut-off Date;

      (18) a code indicating whether the Mortgage Loan is a Simple Interest Mortgage Loan or an Actuarial Mortgage Loan;

      (19) a code indicating whether the Mortgaged Property is in bankruptcy or in its forbearance period as of the Cut-off Date;

      (20) a code indicating whether the Mortgage Loan is conventional, insured by the FHA or guaranteed by the VA;

      (21) a code indicating the Index that is associated with such Mortgage
Loan;

      (22) the Gross Margin;

      (23) the Periodic Rate Cap;

      (24) the Minimum Loan Rate;

      (25) the Maximum Loan Rate;

      (26) a code indicating whether the Mortgage Loan has a prepayment penalty and the type of prepayment penalty;

      (27) the first Adjustment Date immediately following the Cut-off Date;

      (28) the rate adjustment frequency;

      (29) the payment adjustment frequency;

      (30) a code indicating whether the Mortgage Loan is owner-financed;

      (31) a code indicating whether the Mortgage Loan is subject to negative amortization; and

      (32) a code indicating whether the Mortgage Loan is a second lien.

            The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate, for the Fixed-Rate Mortgage Loans and for the Adjustable-Rate Mortgage Loans: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

            "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

            "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling or multi-family dwelling.

            "Mortgagor":  The obligor on a Mortgage Note.

            "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

            "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

            "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

            "Notional Amount": With respect to the Class A-IO Certificates, (i) on any Distribution Date through the Distribution Date in February 2003, an amount equal to the lesser of (a) $73,130,000 and (b) the Pool Balance as of the first day of the related Collection Period. and (ii) after the February 2003 Distribution Date, zero. With respect to the Class N Certificates, an amount equal to the Original Class N Notional Amount reduced by the aggregate distributions made to the Class N Certificates pursuant to Section 4.02(b)(xviii).

            "Offered Certificates": The Class A-1A, Class A-2A, Class A-2B, Class A-IO, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates.

            "Offered P&I Certificates": The Class A-1A, Class A-2A, Class A-2B, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates.

            "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

            "Optional Termination Date": The first Distribution Date on which the Servicer may opt to terminate the Mortgage Pool pursuant to Section 10.01.

            "Original Class A-IO Notional Amount": The Notional Amount of the Class A-IO Certificates on the Closing Date, as set forth opposite such Class in the Preliminary Statement.

            "Original Class N Notional Amount": The Notional Amount of the Class N Certificates on the Closing Date, as set forth opposite such Class in the Preliminary Statement.

            "Original Class Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to the Class A-IO, Class N, Class X and Residual Certificates, which have an Original Class Certificate Principal Balance of zero.

            "Original Notional Amount": The Original Class A-IO Notional Amount or the Original Class N Notional Amount, as the case may be.

            "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balances of all Classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

            "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Offered Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

            "Overcollateralization Release Amount": With respect to any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Regular Interest": Any of the Class T4-A1A Interest, Class T4-A2A Interest, Class T4-A2B Interest, Class T4-M1 Interest, Class T4-M2 Interest, REMIC 5 Regular Interest or REMIC 6 Regular Interest.

            "Pass-Through Rate": Any of the Class A-1A Pass-Through Rate, the Class A-2A Pass-Through Rate, the Class A-2B Pass-Through Rate, the Class A-IO Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, Class B-1 Pass-Through Rate and the Class B-2 Pass-Through Rate. With respect to the Class N Certificates, the Pass-Through Rate is 9.550% per annum.

            "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

            "Percentage Interest": With respect to any Certificate (other than a Class A-IO, Class N, Class X or Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class A-IO or Class N Certificate, the undivided percentage interest obtained by dividing the Initial Notional Amount evidenced by such Certificate by the Original Class A-IO Notional Amount or Original Class N Notional Amount, as the case may be, of such Class. With respect to a Class X or Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

            "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Loan Rate or the Minimum Loan Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

            "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates or for which an Affiliate of the Trustee or the Certificate Administrator serves as an advisor:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or the Certificate Administrator or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and Moody's and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

            (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P and Fitch and rated A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Certificate Administrator in exchange for such collateral and (C) be delivered to the Certificate Administrator or, if the Certificate Administrator is supplying the collateral, an agent for the Certificate Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or the Certificate Administrator or affiliates thereof having the highest rating category by the applicable Rating Agency; and

            (vii) if previously confirmed in writing to the Certificate Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

            "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

            "Pool Cap": With respect to any Distribution Date, the fraction, expressed as a percentage, (i) the numerator of which is the product of (A) 360 and (B) the excess of (1) the product of (a) 1/12, (b) the Weighted Average Net Mortgage Rate for the related Determination Date and (c) the Pool Balance as of the first day of the related Collection Period over (2) the Accrued Certificate Interest on the Class A-IO Certificates for such Distribution Date and (ii) the denominator of which is the product of (x) the Pool Balance as of the first day of the related Collection Period and (y) the actual number of days in the related Collection Period.

            "Prepayment Assumption": Prepayment Scenario III as set forth in the Prospectus Supplement.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period.

            "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            "Primary Insurance Policy": Each policy of primary guaranty mortgage insurance issued by a Qualified Insurer in effect with respect to any Mortgage Loan, or any replacement policy therefor obtained by the Servicer pursuant to
Section 3.08.

            "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus all collections credited against the principal balance of any such Mortgage Loan and the principal portion of Advances plus, Deferred Interest, if any. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

            "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the Principal Remittance Amount minus, for Distribution Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

            "Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of: (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) the Net Liquidation Proceeds allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal.

            "Private Certificates": Any of the Class N, Class X and Residual Certificates.

            "Property Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's servicing procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

            "Prospectus Supplement": That certain Prospectus Supplement dated February 26, 2002 relating to the public offering of the Offered Certificates.

            "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Servicer to the Certificate Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, its fair market value, determined in good faith by the Servicer, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees and Special Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Trustee or the Certificate Administrator in respect of the breach or defect giving rise to the purchase obligation.

            "Qualified Insurer": Any insurance company acceptable to Fannie Mae or Freddie Mac.

            "Rating Agency or Rating Agencies": Fitch, Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator and the Servicer.

            "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan.

            "Realized Loss Amortization Amount": Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount and the Class B-2 Realized Loss Amortization Amount.

            "Record Date": With respect to all of the Certificates (except for the Class A-IO Certificates), the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Class A-IO Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date).

            "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Certificate Administrator, (iii) whose quotations appear on the Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Certificate Administrator; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Certificate Administrator which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

            "Regular Certificate": Any of the Offered Certificates, the Class N Certificates and the Class X Certificates.

            "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

            "Relief Act": The Soldiers' and Sailors Civil Relief Act of 1940, as amended.

            "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

            "Remaining Initial Overcollateralization Amount": As of any Distribution Date, an amount equal to (a) the Initial Overcollateralization Amount minus (b) the sum of (i) any Overcollateralization Release Amounts distributed and (ii) Realized Losses allocated to the Class T1-4 Interest.

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC 1 Regular Interests": The Class T1-AIO Interest, the Class T1-1 Interest, Class T1-2 Interest, Class T1-3 Interest and Class T1-4 Interest.

            "REMIC 2 Pass-Through Rate": With respect to any Distribution Date, a rate obtained by dividing (A) the product of (i) 2 times (ii) the Adjusted Weighted Average Net Mortgage Rate times (iii) the Class T1-2 Principal Amount by (B) the sum of (x) the Class T1-2 Principal Amount and (y) the Class T1-3 Principal Amount, such principal balances being determined before any reductions of principal balance or allocation of Realized Losses made on such Distribution Date.

            "REMIC 2 Regular Interests": The Class T2-AIO Interest, Class T2-1 Interest, Class T2-2 Interest, Class T2-3 Interest, Class T2-4 Interest, Class T2-11 Interest, Class T2-12 Interest and Class T2-13 Interest.

            "REMIC 3 Regular Interests": The Class T3-AIO Interest, Class T3-A1A Interest, Class T3-A2A Interest, Class T3-A2B Interest, Class T3-M1 Interest, Class T3-M2 Interest, Class T3-B1 Interest, Class T3-B2 Interest, Class T3-4 Interest, Class T3-11 Interest, Class T3-12 Interest and Class T3-13 Interest.

            "REMIC 4 Components": The Class T4-4, Class T4-11, Class T4-12, Class T4-13, Class T4-A1AIO, Class T4-A2AIO, Class T4-A2BIO, Class T4-M1IO, Class T4-M2IO, Class T4-B1IO and Class T4-B2IO Interests. Each of the REMIC 4 Components represents a regular interest in REMIC 4.

            "REMIC 4 Regular Interests": The Class T4-A1A Interest, Class T4-A2A Interest, Class T4-A2B Interest, Class T4-M1 Interest, Class T4-M2 Interest, Class T4-B1 Interest and Class T4-B2 Interest, the Class T4-4 Interest, Class T4-11 Interest, Class T4-12 Interest, Class T4-13 Interest, Class T4-A1AIO Interest, Class T4-A2AIO Interest, Class T4-A2BIO Interest, Class T4-M1IO Interest, Class T4-M2IO Interest, Class T4-B1IO Interest and the Class T4-B2IO Interest.

            "REMIC 5 Regular Interest:" The REMIC "regular interest" issued by REMIC 5, which is beneficially owned by the Class B-2 Certificates.

             "REMIC 6 Regular Interest:" The REMIC "regular interest" issued by REMIC 6, which is beneficially owned by the Class X and the Class N Certificates.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "REMIC Regular Interest":  As defined in the Preliminary Statement.

            "Remittance Report": A report prepared by the Servicer and delivered to the Certificate Administrator pursuant to Section 4.07, containing the information attached hereto as Exhibit P.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

            "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section
3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

            "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

            "Re-Performing 60+ Day Delinquent Loan": Each Mortgage Loan with respect to which, as of any date of determination, (x) any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and (y) with respect to which the Mortgagor has made three Monthly Payments within the three calendar months preceding such date of determination. To the extent that, as of any date of determination, more than 10% of the Mortgage Loans (measured by aggregate principal balance) are Re-Performing 60+ Day Delinquent Loans, the Re-Performing 60+ Day Delinquent Loans constituting such excess shall be deemed to be 60+ Day Delinquent Loans.

            "Re-Performance Test": The following criteria one of which must be met for a Mortgage Loan to qualify as a Re-Performing Mortgage Loan: (1) the Mortgagor has made at least three aggregate Monthly Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to November 1, 2001), or (2) the Mortgagor has made at least four aggregate Monthly Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to October 1, 2001), or (3) the Mortgagor has made at least five aggregate Monthly Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to September 1, 2001).

            "Re-Performing Mortgage Loan": A Mortgage Loan which has defaulted in the past and which is at least 90 days Delinquent with respect to certain Monthly Payments but which satisfies one of the Re-Performance Test criteria.

            "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

            "Residential Dwelling": Any one of the following: (i) a one-family dwelling, (ii) a two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a one-family dwelling in a planned unit development, which is not a co-operative, or (v) a mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

            "Residual Certificates": The Class R, Class R-5 and Class R-6 Certificates.

            "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement. When used with respect to the Certificate Administrator, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Certificate Administrator customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

            "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

            "Seller": Credit-Based Asset Servicing and Securitization LLC, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

            "Senior Certificates": The Class A-1A, Class A-2A, Class A-2B and Class A-IO Certificates.

            "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balances of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Balance as of the last day of the related Collection Period.

            "Senior Specified Enhancement Percentage": On any date of determination thereof, 40%.

            "Servicer": Litton Loan Servicing LP, a Delaware limited partnership, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

            "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer or which is 50% or more owned by the Servicer and (ii) which is qualified to service residential mortgage loans.

            "Servicer Event of Termination": One or more of the events described in Section 7.01.

            "Servicer Remittance Date": With respect to any Distribution Date, one Business Day prior to such Distribution Date.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

            "Servicing Fee": With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

            "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

            "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee, Certificate Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

            "Servicing Rights Pledgee": One or more lenders, selected by the Servicer, to which the Servicer will pledge and assign all of its right, title and interest in, to and under this Agreement, including First Union National Bank, as the representative of certain lenders.

            "Servicing Standard": Shall mean the standards set forth in Section 3.01.

            "Simple Interest Method": The method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note, and the remainder of such payment is allocated to principal.

            "Simple Interest Mortgage Loan": Any Mortgage Loan under which the portion of a payment allocable to interest and the portion of such payment allocable to principal is determined in accordance with the Simple Interest Method.

            "Special Servicing Fee": With respect to each Mortgage Loan that is delinquent 90 or more days (other than Re-Performing Mortgage Loans and second lien Mortgage Loans), $150 per month payable until the earlier of (i) 18 consecutive months and (ii) the Delinquency status of such Mortgage Loan has been reduced to less than 90 days.

            "Startup Day":  As defined in Section 9.01(b) hereof.

            "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

            "Stepdown Date": The later to occur of (x) the earlier to occur of
(A) the Distribution Date in March 2005 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            "Subordinated Certificates": The Class M-1, Class M-2, Class B-1, Class B-2, Class N, Class X, Class R, Class R-5 and Class R-6 Certificates.

            "Subsequent Overcollateralization Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to the excess, if any of (a) the Pool Balance over (b) the sum of (i) the Certificate Principal Balance of each Class of Offered Certificates and (ii) the Remaining Initial Overcollateralization Amount.

            "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

            "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, 1.25% of the initial Pool Balance and (y) on and after the Stepdown Date, the lesser of (i) 1.25% of the initial Pool Balance and (ii) the greater of (A) 2.5% of the Pool Balance as of the last day of the related Collection Period and (B) 0.5% of the initial Pool Balance.

            "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the eight REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

            "Telerate Page 3750": The display page currently so designated on the Bridge Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

            "Termination Price":  As defined in Section 10.01(a) hereof.

            "Trigger Event": With respect to any Distribution Date, if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 40% of the Senior Enhancement Percentage; provided, that if the Certificate Principal Balance of the Senior Certificates has been reduced to zero, a Trigger Event will have occurred if the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 20% or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

             DISTRIBUTION DATE OCCURRING IN          PERCENTAGE

             March 2005 through February 2006           3.00%
             March 2006 through February 2007           3.75%
             March 2007 through February 2008           4.25%
             March 2008 and thereafter                  4.75%

            "Trust":  2002-CB1 Trust, the trust created hereunder.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which eight REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of principal and interest representing Arrearage.

            "Trustee": U.S. Bank National Association, a national banking association, or any successor Trustee appointed as herein provided.

            "Trustee Fee": With respect to any Distribution Date, the product of
(x) one-twelfth of the Trustee Fee Rate and (y) the aggregate of the Principal Balances of all Mortgage Loans as of the opening of business on the first day of the related Collection Period.

            "Trustee Fee Rate": With respect to any Distribution Date, 0.009% per annum.

            "Underwriters": Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters with respect to the Offered Certificates.

            "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

            "Unpaid Realized Loss Amount": For any Class B-1, Class B-2, Class M-1 and Class M-2 Certificates and as to any Distribution Date, the excess of
(x) the aggregate Applied Realized Loss Amounts applied with respect to such Class for all prior Distribution Dates over (y) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

            "VA":  The United States Department of Veterans Affairs.

            "VA Approved Lender": Those institutions that are approved by the VA to act as servicer and mortgagee of record pursuant to VA Regulations.

            "VA Guaranty Agreements": With respect to a VA Loan, the agreements evidencing the guaranty of such Mortgage Loan by the VA.

            "VA Loan":  A Mortgage Loan guaranteed by the VA.

            "VA Regulations": Any and all regulations promulgated by the VA under the Servicemen's Readjustment Act of 1944, as amended.

            "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and
(ii) the sales price of the related Mortgaged Property.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Offered Certificates (other than the Class A-IO Certificates) shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Offered Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor, the Trustee or the Certificate Administrator or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Certificate Administrator to be so registered will be so excluded. The percentage of all the Voting Rights allocated among the Holders of the Class X Certificate shall be 2%. The Class A-IO, Class N and Residual Certificates shall have no Voting Rights.

            "Weighted Average Net Mortgage Rate": The weighted average (based on Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-Off Date) of the Net Mortgage Interest Rates of the Mortgage Loans, expressed as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year.

            "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to execute and the Certificate Administrator to authenticate and deliver the Certificates.

            Section 1.02 Accounting.

            Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date;
(ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, and (vi) all other assets included or to be included in the Trust Fund; provided, however, so long as the Servicer is an FHA Approved Mortgagee, the Commissioner of HUD shall have no obligation to recognize or deal with any person other than the Servicer with respect to FHA Insurance. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

            In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver to, and deposit with the Certificate Administrator on behalf of the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

      (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement, dated as of February 1, 2002, among Credit-Based Asset Servicing and Securitization LLC, Asset Backed Funding Corporation, Litton Loan Servicing LP, JPMorgan Chase Bank and U.S. Bank National Association, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

      (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

      (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or
            (B) to "U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement, dated as of February 1, 2002, among Credit-Based Asset Servicing and Securitization LLC, Asset Backed Funding Corporation, Litton Loan Servicing LP, JPMorgan Chase Bank and U.S. Bank National Association, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1, without recourse";

      (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

      (v)   the original or a certified copy of lender's title insurance policy;

      (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

      (vii) for each FHA Loan, the original Mortgage Insurance Certificate; and

      (viii) for each VA Loan, the original Loan Guaranty Certificate.

            The Certificate Administrator agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

            The Servicer shall within 90 days following the Closing Date, with respect to each Mortgage Loan that is subject to the provisions of the Homeownership and Equity Protection Act of 1994 place a legend on the original Mortgage Note indicating the satisfaction of the provisions of such Act and the regulations issued thereunder, to the effect that the Mortgage Loan is subject to special truth in lending rules.

            The Servicer shall promptly (and in no event later than thirty days following the Closing Date) submit or cause to be submitted for recording, at the Servicer's expense and at no expense to the Trust Fund, the Trustee or the Certificate Administrator, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

            If any of the documents referred to in Section 2.01(ii), (iii) or
(iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Certificate Administrator or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Certificate Administrator or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Certificate Administrator or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

            Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Certificate Administrator or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with
Section 2.03.

            The Seller shall cause the Assignments of Mortgage which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded; provided, however, the Seller need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Certificate Administrator and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest, on behalf of the Trust, in the related Mortgage Loan. The Seller shall be required to deliver such assignments for recording within 30 days of the Closing Date. The Seller shall furnish the Certificate Administrator, or its designated agent, with a copy of each assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded. In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Seller shall cause to be completed such endorsements "Pay to the order of U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement, dated as of February 1, 2002, among Credit-Based Asset Servicing and Securitization LLC, Asset Backed Funding Corporation, Litton Loan Servicing LP, U.S. Bank National Association and JPMorgan Chase Bank, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1, without recourse."

            The Depositor herewith delivers to the Trustee and the Certificate Administrator executed copies of the Mortgage Loan Purchase Agreement.

            Section 2.02 Acceptance by Certificate Administrator.

            The Certificate Administrator, on behalf of the Trustee, acknowledges the receipt of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in
Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

            The Certificate Administrator agrees, for the benefit of the Certificateholders, to review (or cause the Custodian to review) each Mortgage File within 60 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and to certify in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (2), (3),
(5), (13) and (26) (in the case of (26), only as to whether there is a prepayment penalty) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Certificate Administrator (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

            Prior to the first anniversary date of this Agreement the Certificate Administrator shall deliver (or cause the Custodian to deliver) to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

            If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Certificate Administrator (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Certificate Administrator shall so notify the Seller, the Depositor, the Trustee and the Servicer. In addition, upon the discovery by the Seller, Depositor, the Trustee or the Servicer (or upon receipt by the Certificate Administrator of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

            The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

            Section 2.03 Repurchase or Substitution of Mortgage Loans by the Seller.

            (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Certificate Administrator (or the Custodian, as applicable) shall promptly notify the Seller, the Servicer and the Trustee of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 120 days or 150 days following the Closing Date, in the case of missing Mortgages or Assignments from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Certificate Administrator, on behalf of the Trustee, shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that could not reasonably have been cured within such 120 day or 150 day period, if the Seller shall have commenced to cure such breach within such 120 day or 150 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Certificate Administrator and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Certificate Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders.

            (b) A Mortgage Loan that has an Arrearage cannot be substituted for a Mortgage Loan that does not have an Arrearage.

            (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

            (d) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Seller substitutes a Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Certificate Administrator on behalf of the Trustee, for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Certificate Administrator on behalf of the Trustee shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in
Section 2.02 and deliver (or cause the Custodian to deliver) to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Certificate Administrator shall deliver (or cause the Custodian to deliver) to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Certificate Administrator. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all applicable representations and warranties thereof set forth in
Section 2.04, in each case as of the date of substitution.

            For any month in which the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

            In addition, the Seller shall obtain at its own expense and deliver to the Certificate Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

            (e) Upon discovery by the Seller, the Servicer, the Certificate Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in
Section 2.03(a), if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

            Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Certificate Administrator or the Trustee, as applicable, with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02 and
2.03 and preparation and delivery of the certifications in the form of Exhibit F-1 and Exhibit F-2 shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. The fees and expenses of the Custodian shall be paid by the Servicer.

            Section 2.04 Representations and Warranties of the Seller with Respect to the Mortgage Loans.

            The Seller hereby represents and warrants to the Certificate Administrator and the Trustee for the benefit of the Certificateholders that as of the Closing Date or as of such other date specifically provided herein:

            (a) The representations and warranties made by the Seller pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement are hereby being made to the Certificate Administrator and the Trustee and are true and correct as of the Closing Date.

            (b) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor's obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a "Modified Mortgage Loan") involved the application of the Seller's underwriting standards or some assessment of the Mortgagor's ability to repay the Modified Mortgage Loan.

            With respect to the representations and warranties set forth in this
Section 2.04 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer, the Trustee or the Certificate Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            Upon discovery by the Depositor, the Seller, the Servicer, the Trustee or the Certificate Administrator of a breach of any of the representations and warranties contained in this Section that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery. Within ninety days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee or Certificate Administrator on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

            Section 2.05 Representations, Warranties and Covenants of the Servicer.

            The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor and the Certificate Administrator that as of the Closing Date or as of such date specifically provided herein:

            (i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

            (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

            (iii) The Servicer is an approved seller/servicer of conventional mortgage loans for Fannie Mae, and is an FHA Approved Mortgagee in good standing to service mortgages, is a VA Approved Lender and has not been suspended as a mortgagee or servicer by the FHA or VA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing as a FHA Approved Mortgagee and a VA Approved Lender and to service mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, Fannie Mae, Freddie Mac, FHA or VA eligibility requirements or which would require notification to any of HUD, Fannie Mae, Freddie Mac, FHA or VA;

            (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

            (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

            (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained; and

            (viii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Certificate Administrator or the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Certificate Administrator and shall inure to the benefit of the Certificate Administrator, the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Seller, the Trustee or the Certificate Administrator of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

            Section 2.06 Representations and Warranties of the Depositor.

            The Depositor represents and warrants to the Trust and the Trustee and Certificate Administrator on behalf of the Certificateholders as follows:

            (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

            (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

            (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

            (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

            (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

            (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

            (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

            (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

            (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
      (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

            Section 2.07 Issuance of Certificates and the Uncertificated Regular Interests.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Custodian, as bailee and Custodian of the Trustee) of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class X and Residual Certificates) in minimum dollar denominations or $25,000 and integral dollar multiples of $1 in excess. The Class X and Class R Certificates are issuable only in minimum Percentage Interests of 10%. The Trustee acknowledges the issuance of the uncertificated REMIC A Regular Interests, the uncertificated REMIC B Regular Interests, the uncertificated REMIC 1 Regular Interests, the uncertificated REMIC 2 Regular Interests, the uncertificated REMIC 3 Regular Interests, and declares that it hold such regular interests as assets of REMIC B, REMIC 1, REMIC 2, REMIC 3 and REMIC 4, respectively. The Trustee acknowledges the issuance of the uncertificated Class T4-B2 Interests and declares that it holds the same as assets of REMIC 5. The Trustee acknowledges the issuance of the uncertificated Class T4-A1A, Class T4-A2A, Class T4-A2B, Class T4-M1, Class T4-M2 and Class T4-B1 Interests, and the REMIC 5 Regular Interest and declares that it hold the same as assets of the Grantor Trust on behalf of the Holders of the Class A-1A, Class A-2A, Class A-2B, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, respectively. The Trustee acknowledges the issuance of the uncertificated REMIC 4 Components and declares that it holds the same as assets of REMIC 6. The Trustee acknowledges the issuance of the uncertificated REMIC 6 Regular Interest, beneficial ownership of which is evidenced by the Class X/N Interest, and declares that it holds the same as assets of the Grantor Trust on behalf of the Holders of the Class N and Class X Certificates. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

            Section 2.08 Representations and Warranties of the Seller.

            The Seller hereby represents and warrants to the Trust, the Certificate Administrator and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

            (i) The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.

            (ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

            (iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

            (iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Limited Liability Company Agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

            (v) No certificate of an officer, written statement or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

            (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

            (vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency.

            (viii) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

            (ix) There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

            (x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

            (xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

            (xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

            Section 2.09 Covenants of the Seller.

            (a) The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, and the Certificate Administrator of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

            (b) The Seller hereby covenants that neither it nor any Affiliate of the Seller will directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. For the purposes of the foregoing, neither the Seller nor any Affiliate of the Seller shall be deemed to directly solicit any Mortgagor if the Seller responds to a request from a Mortgagor regarding a refinancing or if the Mortgagor receives marketing materials which are generally disseminated.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer.

            The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement including, in the case of FHA Loans and VA Loans, taking all actions that a mortgagee is permitted or required to take by the FHA or the VA, as the case may be (the "Servicing Standards").

            Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) in the case of FHA Loans and VA Loans, affect the FHA Insurance Contract or VA Guaranty Agreement, as the case may be, with respect to such Mortgage Loan, (iii) affect adversely the status of any REMIC as a REMIC or (iv) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            In servicing and administering FHA Loans and VA Loans, the Servicer shall comply strictly with the National Housing Act, the FHA Regulations, the Servicemen's Readjustment Act and the VA Regulations and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the timely giving of notices, the essence hereof being that the full benefits of each FHA Insurance Contract and VA Guaranty Agreement inure to the Trustee, on behalf of the Certificateholders.

            In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions, the FHA Insurance Contracts and the VA Guaranty Agreements, where applicable, and the Certificateholders' reliance on the Servicer.

            The Servicer shall give prompt notice to the Trustee and the Certificate Administrator of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

            Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any prepayment penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or
(B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full with respect to any Mortgage Loan, the Servicer shall deliver to the Certificate Administrator an Officer's Certificate substantially in the form of Exhibit Q no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class X Certificateholder. If the Servicer has waived or does not collect all or a portion of a prepayment penalty relating to a Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, within 90 days of the date on which the Principal Prepayment in full is remitted to the Certificate Administrator on behalf of the Trustee, deliver to the Certificate Administrator on behalf of the Trustee the amount of such prepayment penalty (or such portion thereof as had been waived for deposit) into the Distribution Account for distribution in accordance with the terms of this Agreement.

            The Certificate Administrator shall prepare and deliver to the Depositor and the owner of the Class N and Class X Certificates, on a monthly basis, a statement setting forth the amounts received with respect to prepayment penalties.

            Section 3.02 Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 3.03 Realization Upon Defaulted Mortgage Loans.

            In the event that any payment due under any Conventional Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. In the event that any payment due under any FHA Loan becomes delinquent, the Servicer shall take all such actions as are in the best interests of the Certificateholders and permitted under any applicable FHA loss mitigation proceedings, including, but not limited to, requesting the FHA to accept an assignment of such FHA Loan, and, upon the Servicer's determination that foreclosure is in the best interest of the Certificateholders, commencing foreclosure proceedings. With respect to each VA Loan, the Servicer shall diligently seek to mitigate losses by utilizing all remedies available in the VA Regulations. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including, extending the Mortgage Loan repayment date for a period of one year or reducing the Loan Rate up to 50 basis points.

            In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the servicing standards set forth in the Fannie Mae Guide, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

            Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Fund would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

            A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

            B.there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this
Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

            If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

            Section 3.04 Collection Account and Distribution Account.

            (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

            The Servicer shall deposit in the Collection Account on a daily basis within two Business Days of receipt, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

            (iii) all proceeds from a Cash Liquidation;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

            (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law; and

            (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13.

            Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment charges that are not prepayment penalties, and assumption fees need not be deposited by the Servicer in the Collection Account.

            (b) On behalf of the Trust Fund and the Trustee, the Certificate Administrator shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Certificate Administrator in immediately available funds for deposit in the Distribution Account by the close of business New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account. Amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs and the Grantor Trust in accordance with the REMIC distributions set forth in Section 4.08.

            (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.25. The Servicer shall give notice to the Certificate Administrator of the location of the Collection Account maintained by it when established and prior to any change thereof. The Certificate Administrator shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

            (d) In the event the Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Certificate Administrator withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Certificate Administrator from time to time for deposit, and the Certificate Administrator shall so deposit, in the Distribution Account in respect of REMIC 1:

            (i) any Advances, as required pursuant to Section 4.07;

            (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

            (iii) any prepayment penalties or amounts in connection with the waiver of such prepayment penalties, in each case required to be deposited pursuant to Section 3.01;

            (iv) any amounts required to be deposited in the Distribution Account pursuant to Sections 2.03, 3.04, 3.15, 3.16, 3.23 or 4.07; and

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

            (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Certificate Administrator shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Certificate Administrator shall deposit in the Distribution Account any amounts required to be deposited pursuant to
Section 3.25(b) in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

            Section 3.05 Permitted Withdrawals From the Collection Account.

            The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

            (i) to remit to the Certificate Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to
      Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

            (ii) to reimburse itself for Advances and Servicing Advances; the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent payments of (a) principal and/or interest respecting which any such Advance was made or (b) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made;

            (iii) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances to the extent that such amounts are deemed to be Nonrecoverable Advances, and to reimburse itself for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 3.03 or Section
      3.13 hereof;

            (iv) to reimburse itself for any amounts paid pursuant to Section
      3.03 (and not otherwise previously reimbursed);

            (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(ii);

            (vi) to pay or reimburse itself for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed); and

            (vii) to clear and terminate the Collection Account upon the termination of this Agreement.

            The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Certificate Administrator and the Trustee upon request. The Escrow Account shall be an Eligible Account.

            The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Section 3.07 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, (viii) to transfer to the Collection Account any insurance proceeds, or (ix) in the case of FHA Loans and VA Loans, for transfer to the Collection Account, fire and hazard insurance proceeds and Escrow Payments with respect to any Mortgage Loan where the FHA or VA, as the case may be, has directed application of such funds as a credit against the proceeds of the FHA Insurance Contract or the VA Guaranty Agreement. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

            In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

            Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

            With respect to each first lien Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

            The Servicer, on behalf of the Trustee, as mortgagee, will maintain in full force and effect (to the extent a Mortgage Loan has a Primary Insurance Policy) a Primary Insurance Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is required. Such coverage will be maintained until the Combined Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less. The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.14, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05.

            Section 3.09 Transfer of Accounts.

            The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Certificate Administrator and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

            Section 3.10 Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each first lien Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

            Section 3.11 Maintenance of Mortgage Impairment Insurance Policy.

            In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Certificate Administrator for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Certificate Administrator or the Trustee, the Servicer shall cause to be delivered to the Certificate Administrator or the Trustee, as applicable, a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Certificate Administrator and the Trustee.

            Section 3.12 Fidelity Bond, Errors and Omissions Insurance.

            The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's Guide. Upon request of the Certificate Administrator or the Trustee, the Servicer shall cause to be delivered to the requesting party a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Certificate Administrator and the Trustee.

            Section 3.13 Title, Management and Disposition of REO Property.

            (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

            (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

            Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

            The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Certificate Administrator and the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

            With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

            The Servicer shall deposit or cause to be deposited, on a daily basis, within two Business Days of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

            The Servicer shall furnish to the Certificate Administrator, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Certificate Administrator shall reasonably request.

            The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

            Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for distribution on the succeeding Servicer Remittance Date in accordance with
Section 4.01.

            Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

            Section 3.14 Due-on-Sale Clauses; Assumption and Substitution Agreements.

            When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee, the Certificate Administrator and the Depositor to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Certificate Administrator that any such assumption or substitution agreement has been completed by forwarding to the Certificate Administrator (or the Custodian, as the case may be) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Certificate Administrator (or the Custodian, as the case may be) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

            Section 3.15 Notification of Adjustments.

            On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Adjustable-Rate Mortgage Rate Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Interest Rate adjustments. The Servicer also shall provide timely notification to the Trustee and the Certificate Administrator of all applicable data and information regarding such Mortgage Interest Rate adjustments and the Servicer's methods of implementing such Mortgage Interest Rate adjustments. Upon the discovery by the Servicer, the Trustee or the Certificate Administrator that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer.

            Section 3.16 Optional Purchases of Mortgage Loans by Servicer.

            The Servicer (or an affiliate of the Servicer) may, at its option, repurchase a Mortgage Loan or REO Property which becomes 120 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent or, in the event such loan is a Re-Performing Mortgage Loan which was Delinquent 120 days or more as of the Cut-off Date, the date on which the such Re-Performing Mortgage Loan first becomes an additional 30 days or more Delinquent. Prior to repurchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.07. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such (i) delinquent Mortgage Loan at a price equal to the Principal Balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate from the date to which interest has last been paid to the Trust Fund to the date of purchase plus any unreimbursed Servicing Advances and Advances or (ii) REO Property at its fair market value as determined in good faith by the Servicer. Any such repurchase of a Mortgage Loan or REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Certificate Administrator for deposit in the Distribution Account of the amount of the purchase price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer.

            Section 3.17 Trustee and Certificate Administrator to Cooperate; Release of Files.

            (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Certificate Administrator (or the Custodian as the case may be) two executed copies of a completed "Request for Release" in the form of Exhibit E. Upon receipt of such Request for Release of Documents, the Certificate Administrator (or the Custodian as the case may be) shall promptly release the related Mortgage File, in trust to (i) the Servicer, or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

            (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Certificate Administrator shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Certificate Administrator), upon written request of the Servicer and delivery to the Certificate Administrator (or the Custodian, as the case may be) of two executed copies of a "Request for Release" in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Certificate Administrator (or the Custodian, as the case may be) when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Certificate Administrator (or the Custodian, as the case may be) to the Servicer.

            (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages and (iv) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee and the Certificate Administrator (which opinion shall not be an expense of the Trustee or the Certificate Administrator or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions; (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee and the Certificate Administrator of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Certificate Administrator, on behalf of the Trustee, shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

            Section 3.18 Servicing Compensation.

            As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account and similar items, to the extent collected from Mortgagors. Additionally, the Servicer shall be entitled to the Special Servicing Fee, payable in accordance with Section 4.02.

            Section 3.19 Annual Statement as to Compliance.

            (a) The Servicer, at its own expense, will deliver to the Certificate Administrator, the Trustee and the Depositor, not later than 90 days following the end of the fiscal year of the Servicer which as of the Startup Day ends on the last day of December, commencing in 2002, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year (or such shorter period in the case of the first such report) and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

            (b) Delivery of such reports, information and documents to the Certificate Administrator and the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Certificate Administrator and the Trustee are entitled to rely exclusively on Officers' Certificates).

            Section 3.20 Annual Independent Certified Public Accountants'
Reports.

            (a) Not later than 90 days following the end of each fiscal year of the Servicer commencing in 2002, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Certificate Administrator, the Trustee and the Depositor a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by Freddie Mac, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Certificate Administrator, the Trustee, the Depositor and each Rating Agency. Copies of such statement shall be provided by the Certificate Administrator to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Certificate Administrator.

            (b) Delivery of such reports, information and documents to the Certificate Administrator and the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Certificate Administrator and the Trustee are entitled to rely exclusively on Officers' Certificates).

            (c) The Certificate Administrator shall, on behalf of the Trust Fund, prepare for signature by the Trustee, and the Certificate Administrator shall file with the Securities and Exchange Commission any and all reports, statements and information respecting the Trust which the Depositor determines are required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Upon the request of the Certificate Administrator, each of the Seller, the Servicer, the Trustee and the Depositor shall cooperate with the Certificate Administrator in the preparation of any such report and shall provide to the Certificate Administrator in a timely manner all such information or documentation as the Certificate Administrator may reasonably request in connection with the performance of its duties and obligations under this Section.

            Section 3.21 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall provide to the Certificate Administrator, the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

            Section 3.22 Reserved.

            Section 3.23 Obligations of the Servicer in Respect of Compensating Interest.

            Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Actuarial Mortgage Loans for the related Distribution Date resulting from Principal Prepayments on the Actuarial Mortgage Loans during the related Prepayment Period and (B) 50% of its aggregate Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls on the Actuarial Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Certificate Administrator in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls on Simple Interest Mortgage Loans or Relief Act Interest Shortfalls.

            Section 3.24 Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.

            In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Certificate Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Certificate Administrator, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

            Section 3.25 Investment of Funds in the Collection Account and the Distribution Account.

            (a) The Servicer may direct any depository institution maintaining the Collection Account and the Certificate Administrator may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.25, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Certificate Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Certificate Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Certificate Administrator or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the Certificate Administrator. The Certificate Administrator, as bailee of the Trustee, shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Certificate Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Certificate Administrator as bailee of the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Certificate Administrator shall at the direction of the Servicer:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Certificate Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds in the Distribution Account shall be for the benefit of the Certificate Administrator. The Certificate Administrator shall deposit in the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Certificate Administrator may and, subject to Section 8.01 and
Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            The Certificate Administrator shall not in any way be held liable by reason of any insufficiency in any Account held by the Certificate Administrator resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Certificate Administrator is the obligor and has defaulted thereon).

            Section 3.26 Liability of Servicer; Indemnification.

            (a) Subject to clause (b) below and Section 6.03, the Servicer (except the Certificate Administrator if it is required to succeed the Servicer hereunder) indemnifies and holds the Certificate Administrator, the Trustee, the Seller, the Depositor and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator, the Trustee, the Depositor and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standards. The Servicer shall immediately notify the Certificate Administrator, the Trustee, the Depositor and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Certificate Administrator and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Certificate Administrator, the Trustee, the Depositor and/or Certificateholder in respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

            (b) None of the Depositor, the Seller, the Servicer, or any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

            The Depositor, the Servicer, the Seller and any director, officer, employee or agent of the Depositor, the Seller or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer, the Seller, and any director, officer, employee or agent of the Depositor, the Seller or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor, the Seller nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Seller or the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

            Section 3.27 Reports of Foreclosure and Abandonment of Mortgaged Properties.

            On or before the last day of February of each year beginning in 2003, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service and provide an Officer's Certificate certifying its compliance with this Section 3.27 to the Certificate Administrator. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

            Section 3.28 Protection of Assets.

            (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

            (1) borrow money or issue debt;

            (2) merge with another entity, reorganize, liquidate or sell assets;
                or

            (3) engage in any business or activities.

            (b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee, the Certificate Administrator or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

                                   ARTICLE IV

                                  FLOW OF FUNDS

            Section 4.01 Interest Distributions.

            On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Certificate Administrator may conclusively rely), and the calculations required to be made by the Certificate Administrator, to the extent available:

            (i) to the Certificate Administrator on behalf of itself and the Trustee, the Trustee Fee for such Distribution Date;

            (ii) concurrently, to the Class A-1A, Class A-2A, Class A-2B and Class A-IO Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date;

            (iii) concurrently, to the Class A-1A, Class A-2A, Class A-2B and Class A-IO Certificates, pro rata, the applicable Interest Carry Forward Amount for the Class A-1A, Class A-2A, Class A-2B and Class A-IO Certificates, respectively;

            (iv) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            (v) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            (vi) to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            (vii) to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

            (viii) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

            Section 4.02 Distributions of Principal and Monthly Excess Cashflow Amounts.

            (a) On each Distribution Date, the Certificate Administrator shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report), and the calculations required to be made by the Certificate Administrator, to the extent of the Principal Distribution Amount:

            (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, sequentially, as follows:

            (A) concurrently, as follows:

                  (1) 26.5473099611% to the Class A-1A Certificates, until the
            Certificate Principal Balance of such Class has been reduced to zero; and

                  (2) 73.4526900389% sequentially, as follows:

                              (a) concurrently, 90.0000000000% to the Class A-2A
                        Certificates and 10.0000000000% to the Class A-2B Certificates, until the Class Certificate Balance of either such Class has been reduced to zero; and

                              (b) to the remaining Class A-2 Certificate, until
                        the Certificate Principal Balance of such Class has been reduced to zero;

            (B) to the Holders of the Class M-1 Certificates, 100% of the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

            (C) to the Holders of the Class M-2 Certificates, 100% of the remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

            (D) to the Holders of the Class B-1 Certificates, 100% of the remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero;

            (E) to the Holders of the Class B-2 Certificates, 100% of the remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero; and

            (F) any amount of the Principal Distribution Amount remaining after making all of the distributions in clauses (A), (B), (C), (D) and (E) shall be applied as set forth in Section 4.02(b).

                  (ii) on or after the Stepdown Date and as long as a Trigger
            Event is not in effect:

                        (A) the lesser of (x) the Principal Distribution Amount
                  and (y) the Class A Principal Distribution Amount, concurrently as follows:

                              (1) 26.5473099611% to the Class A-1A Certificates,
                        until the Certificate Principal Balance of such Class has been reduced to zero; and

                              (2) 73.4526900389% sequentially, as follows:

            (a) concurrently, 90.0000000000% to the Class A-2A Certificates and 10.0000000000% to the Class A-2B Certificates, until the Class Certificate Balance of either such Class has been reduced to zero; and

            (b) to the remaining Class A-2 Certificate, until the Certificate Principal Balance of such Class has been reduced to zero;

            (B) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (A) above and (y) the Class M-1 Principal Distribution Amount will be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (C) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates in clause (A) above and the amount distributed to the Class M-1 Certificates in clause (B) above and (y) the Class M-2 Principal Distribution Amount will be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (D) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to clause (A) above, the amount distributed to the Class M-1 Certificates pursuant to clause (B) above and the amount distributed to the Class M-2 Certificates pursuant to clause (C) above and
      (y) the Class B-1 Principal Distribution Amount will be distributed to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (E) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to clause (A) above, the amount distributed to the Class M-1 Certificates pursuant to clause (B) above, the amount distributed to the Class M-2 Certificates pursuant to clause (C) above and the amount distributed to the Class B-1 Certificates pursuant to clause
      (D) above and (y) the Class B-2 Principal Distribution Amount will be distributed to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

            (F) any amount of the Principal Distribution Amount remaining after making all of the distributions in clauses (A), (B), (C), (D) and (E) above shall be applied as set forth in Section 4.02(b).

            (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

            (i) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date, pro rata, among the Class A-1A, Class A-2A, Class A-2B and Class A-IO Certificates;

            (ii) to pay the remaining Interest Carry Forward Amounts for the Classes of Class A Certificates, if any, pro rata, among the Class A-1A, Class A-2A, Class A-2B and the Class A-IO Certificates;

            (iii) to pay the Extra Principal Distribution Amount for such Distribution Date in accordance with Section 4.02(a);

            (iv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

            (v) to pay the remaining Class M-1 Interest Carry Forward Amount, if any;

            (vi) to pay the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

            (vii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

            (viii) to pay the remaining Class M-2 Interest Carry Forward Amount, if any;

            (ix) to pay the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

            (x) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-1 Certificates;

            (xi) to pay the remaining Class B-1 Interest Carry Forward Amount, if any;

            (xii) to pay the Class B-1 Realized Loss Amortization Amount for such Distribution Date;

            (xiii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-2 Certificates;

            (xiv) to pay the remaining Class B-2 Interest Carry Forward Amount, if any;

            (xv) to pay the Class B-2 Realized Loss Amortization Amount for such Distribution Date;

            (xvi) to the Offered Certificates (other than the Class A-IO Certificates), the aggregate amount of any LIBOR Carryover Amount, in accordance with the priorities set forth in Section 4.01;

            (xvii) to pay the Special Servicing Fees for such Distribution Date and any accrued and unpaid Special Servicing Fees which remain unpaid from any previous Distribution Date;

            (xviii) to pay the Class N Certificates, (A) the Accrued Certificate Interest for the Class N Certificates, (B) the unpaid Interest Carry Forward Amount for the Class N Certificates and (C) any remaining Monthly Excess Cashflow Amount to reduce the Class N Notional Amount, until the Class N Notional Amount has been reduced to zero; and

            (xix) to the Class X Certificates, the Class X Distributable Amount for such Distribution Date.

            On each Distribution Date, there shall be distributed to the Holders of the Class R Certificates in respect of the Class R-1 Interest, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a), 4.02(b)(i)-(xix) and 4.02(c).

            (c) On each Distribution Date, all prepayment penalties (including amounts deposited in connection with the full or partial waiver of such prepayment penalties pursuant to Section 3.01) shall be allocated to the Class N Certificates for so long as the Notional Amount of the Class N Certificates is greater than zero pursuant to Section 4.02(b)(xviii) above), and to the Class X Certificates after the Class N Notional Amount has been reduced to zero.

            (d) Any amounts distributed to the Offered P&I Certificates in respect of interest pursuant to Sections 4.01(a)(ii)-(vii) which constitute LIBOR Carryover Amounts shall first be deemed distributed by REMIC 4 as a distribution in respect of the REMIC 4 Components, then paid to REMIC 6 and distributed thereby as a distribution to the Class X/N Interest in respect of the REMIC 6 Regular Interest, and then distributed to the Offered Certificates from the Grantor Trust as payments on notional principal contracts in the nature of cap contracts.

            (e) Any amounts distributed to the Class B-2 Certificates pursuant to Section 4.01 or this Section 4.02, other than LIBOR Carryover Amounts, shall be deemed distributed by REMIC 4 in respect of the Class T4-B2 Interest, then paid to REMIC 5 and distributed thereby as a distribution in respect of the REMIC 5 Regular Interest.

            Section 4.03 Allocation of Losses.

            Realized Losses shall be allocated first against the Remaining Initial Overcollateralization Amount and second to the Subsequent Overcollateralization Amount, until the Overcollateralization Amount has been reduced to zero. If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated against the Class B-2, Class B-1, Class M-2, Class M-1 and the Senior Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero. Any allocation to the Senior Certificates shall be further allocated among the Class A-1A, Class A-2A and Class A-2B Certificates, pro rata, on the basis of their respective Certificate Principal Balances; provided, however, on any Distribution Date on which the Class A-2B Loss Allocation Amount is greater than zero, the Certificate Principal Balance of the Class A-2B Certificates will be reduced by the Class A-2B Loss Allocation Amount and the Certificate Principal Balance of the Class A-2A Certificates will not be reduced by the Class A-2B Loss Allocation Amount.

            Section 4.04 Method of Distribution.

            The Certificate Administrator shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates the aggregate initial Certificate Principal Balance or Notional Amount of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Administrator may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

            Section 4.05 Distributions on Book-Entry Certificates.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Certificate Administrator, the Trustee, the Depositor, the Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

            Section 4.06 Statements.

            (a) On each Distribution Date, based, as applicable, on the Mortgage Loan information contained in the Remittance Report, the Certificate Administrator shall prepare and post on its website at www.jpmorgan.com/absmbs and forward by mail to each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date:

            (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal or reduction of Notional Amount, separately identified;

            (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class X Distributable Amount, separately identified;

            (iii) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Overcollateralization Target Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

            (iv) the aggregate amount of servicing compensation received by the Servicer during the related Collection Period and accrued and unpaid Special Servicing Fees;

            (v) the aggregate amount of Advances for the related Collection Period;

            (vi) the Pool Balance at the close of business at the end of the related Collection Period;

            (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date;

            (viii) the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

            (x) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

            (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

            (xii) the aggregate amount of prepayment penalties collected (including amounts deposited in connection with the full or partial waiver of such prepayment penalties pursuant to Section 3.01) during the related Collection Period and the amounts thereof allocable to the Class N Certificates and the Class X Certificates;

            (xiii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;
      (xiv) the Certificate Principal Balance, or Notional Amount, as applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

            (xv) the Accrued Certificate Interest in respect of each Class of Offered Certificates for such Distribution Date, separately identifying the portions thereof attributable to LIBOR Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

            (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23;

            (xvii) the Class A-2B Loss Allocation Amount for such Distribution Date, if any;

            (xviii) [Reserved];

            (xix) the amount of the Trustee Fee paid;

            (xx) the LIBOR Carryover Amounts distributed on such Distribution Date and the amounts remaining after giving effect to distributions thereof on such Distribution Date;

            (xxi) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

            (xxii) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

            (xxiii) the Available Funds;

            (xxiv) the rate at which interest accrues for each Class of Certificates for such Distribution Date;

            (xxv) the Liquidation Report for such Distribution Date;

            (xxvi) the aggregate Principal Balance of Mortgage Loans purchased by the Servicer or Seller during the related Collection Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan; and

            (xxvii) the aggregate Principal Balance of the Mortgage Loans repurchased by the Servicer (or an affiliate) during the related Collection Period in connection with Section 3.16.

            The Certificate Administrator may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

            In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

            (b) Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xv) and (xx) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Certificate Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

            (c) On each Distribution Date, the Certificate Administrator shall forward to the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Certificate Administrator deems necessary or appropriate. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Residual Certificateholders by the Certificate Administrator pursuant to any requirements of the Code as from time to time in force.

            Section 4.07 Remittance Reports; Advances.

            (a) On the second Business Day following each Determination Date but in no event less than four Business Days prior to the related Distribution Date, the Servicer shall deliver to the Certificate Administrator by telecopy (or by such other means as the Servicer and the Certificate Administrator may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall forward to the Certificate Administrator by overnight mail a computer readable magnetic tape or diskette or in such other medium as may be agreed between the Servicer and the Certificate Administrator containing the information set forth in such Remittance Report with respect to the related Distribution Date. Not later than the close of business New York time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Certificate Administrator in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Certificate Administrator may reasonably request or order in order for the Certificate Administrator to perform the calculations necessary to make the distributions contemplated by Section 4.01, 4.02 and 4.03 and to prepare the statements to Certificateholders contemplated by Section 4.06. The Certificate Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

            (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Actuarial Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan. The Servicer shall not be obligated to make any Advance with respect to Simple Interest Mortgage Loans or REO Properties.

            On or before the close of business New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Certificate Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and
4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Certificate Administrator will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Certificate Administrator on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

            (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

            (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Certificate Administrator.

            Section 4.08 REMIC Distributions.

            (a) REMICs 4, 5 and 6. On each Distribution Date, the timing and amounts of principal and interest distributions and allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts on each Class of REMIC 4 Regular Interests (other than the REMIC 4 Components) shall be identical to the timing, amounts and allocations on the corresponding Classes of Certificates (other than the Residual, Class X and Class N Certificates), except that the Pass-Through Rate of any P&I Regular Interest shall not exceed the pass-through rate as set forth in the definition thereof, and any amount paid in respect of a Class of Offered P&I Certificates as a LIBOR Carryover Amount, whether with respect to the Distribution Date on which such amount is paid or a prior Distribution Date, shall be treated as a distribution by REMIC 4 to REMIC 6 and distributed thereby as a distribution to the Class X/N Interest in respect of the REMIC 6 Regular Interest, then as paid by the Class X/N Interest to the applicable Class of Offered Certificates as a payment from the Grantor Trust outside of the REMICs. Interest (and in the case of the Class T4-4 Interest, principal) shall be deemed distributed to each Class of REMIC 4 Components as follows: (i) the Class T4-4, Class T4-11, Class T4-12 and Class T4-13 Interests shall be entitled to all distributions on the Class T3-4, Class T3-11, Class T3-12 and Class T3-13 Interests, respectively; and (ii) the Class T4-A1AIO, Class T4-A2AIO, Class T4-A2BIO, Class T4-M1IO, Class T4-M2-IO, Class T4-B1IO and Class T4-B2IO Interests shall be entitled to a specified portion of interest payments consisting of the excess of interest distributable on each of the Class T3-A1A, Class T3-A2A, Class T3-A2B, Class T3-M1, Class T3-M2, Class T3-B1 and Class T3-B2 Interests over interest distributable on the Class T4-A1A, Class T4-A2A, Class T4-A2B, Class T4-M1, Class T4-M2, Class T4-B1 and Class T4-B2 Interests, respectively. Any shortfalls of interest, including any Realized Losses allocated to reduce the Subsequent Overcollateralization Amount, shall be borne, first, by the REMIC 4 Components, pro rata based on interest accrued, before being allocated to the P&I Regular Interests. Realized Losses allocated to the Class T4-4 Interest shall equal Realized Losses allocated to the Class T3-4 Interest pursuant to Section 4.08(b). All amounts distributable to, or Realized Losses allocated in respect of, the REMIC 4 Components shall be deemed paid or allocated, as applicable, to REMIC 6 and distributed or allocated, as applicable, the Class X/N Interest in respect of the REMIC 6 Regular Interest. The REMIC 6 Regular Interest, beneficially owned by the owner of the Class X/N Interest, shall be deemed to receive the aggregate of the amounts distributable in respect of the REMIC 4 Components, notwithstanding that a portion of such amount is applied to pay any LIBOR Carryover Amount. All amounts distributable to, or Realized Losses allocated in respect of, the Class T4-B2 Interest shall be deemed paid or allocated, as applicable, to REMIC 5 and distributed to, or allocated in respect of, the REMIC 5 Regular Interest. Amounts deemed distributed in respect of the P&I Regular Interests, other than the Class T4-B2 Interest, and to the REMIC 5 Regular Interest and the REMIC 6 Regular Interest shall be treated as held by the Grantor Trust for distribution in accordance with Sections 4.01 and 4.02. Any portion of the Available Funds remaining in REMIC 4 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-4 Interest. Any portion of the Available Funds remaining in REMIC 5 or REMIC 6 on a Distribution Date shall be distributed to the Class R-5 or Class R-6 Certificates, respectively.

            (b) REMIC 3. On each Distribution Date, the timing and amounts of principal and interest distributions and allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts on the Classes of REMIC 3 Regular Interests identified as Corresponding Classes shall be identical to the timing, amounts and allocations in respect of Corresponding Classes of REMIC 4 Regular Interests pursuant to Section 4.08(a). The Class T3-4 Interest shall be entitled to all distributions on the Class T2-4 Interest. Interest shortfalls will reduce interest payable, first, on the Class T3-4 Interest, to the same extent that interest shortfalls are allocable to the Class T2-4 Interest; second, on the Class T3-11, Class T3-12 and Class T3-13 Interests, pro rata; third, on the Class T3-B2, Class T3-B1, Class T3-M2 and Class T3-M1 Interests, in that order; and fourth, on the Class T3-A1A, Class T3-A2Aand Class T3-A2B Interests, pro rata; provided, that the portion of the interest payable on the Class T3-B2, Class T3-B1, Class T3-M2, Class T3-M1, Class T3-A1A, Class T3-A2A and Class T3-A2B Interests attributable to the Class T4-B2IO, Class T4-B1IO, Class T4-M2IO, Class T4-M1IO, Class T4-A1AIO, Class T4-A2AIO and Class T4-A2BIO Interests shall bear interest shortfalls pro rata and prior to the allocation of any remaining shortfalls to such Interests. Amounts of principal and interest distributed in respect of, and Realized Losses allocated to, the Class T3-4 Interest shall equal the allocations made to the Class T2-4 Interest, reduced by any allocation of interest shortfalls to the Class T3-4 Interest pursuant to the preceding sentence. Amounts in the Distribution Account deemed distributed in respect of the REMIC 3 Regular Interests shall be treated as held by REMIC 4 for distribution in accordance with Sections 4.08(a). Any portion of Available Funds remaining in REMIC 3 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-3 Interest.

            (c) REMIC 2. On each Distribution Date, the timing and amounts of principal distributions and allocations of Realized Losses on each Class of REMIC 2 Regular Interests shall be identical to the timing, amounts and allocations in respect of the corresponding Classes of REMIC 1 Regular Interests pursuant to Section 4.08(d). For these purposes, the Class T2-1 and Class T2-11 Interests correspond to the Class T1-1 Interest, the Class T2-2 and Class T2-12 Interests correspond to the Class T1-2 Interest, the Class T2-3 and Class T2-13 Interests correspond to the Class T1-3 Interest, and the Class T2-4 Interest corresponds to the Class T1-4Interest. Interest will accrue on each of the Class T2-1, Class T2-2 and Class T2-3 Interests at the REMIC 2 Pass-Through Rate. Interest will accrue on each of the Class T2-11, Class T2-12 and Class T2-13 Interests at the excess, if any, of the Adjusted Weighted Average Net Mortgage Rate over the REMIC 2 Pass-Through Rate. Interest will accrue on the Class T2-4 Interest at the Weighted Average Net Mortgage Rate. Any shortfalls of interest will be allocated, first, to the Class T2-4 Interest to the extent that interest shortfalls are allocated to the Class T1-4 Interest; second, pro rata, to the Class T2-11, Class T2-12 and Class T2-13 Interests; and third, pro rata, to the Class T2-1, Class T2-2 and Class T2-3 Interests. Amounts in the Distribution Account deemed distributed in respect of the REMIC 2 Regular Interests shall be treated as held by REMIC 3 for distribution in accordance with Section 4.08(b). Any portion of Available Funds remaining in REMIC 2 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-2 Interest.

            (d) REMIC 1. On each Distribution Date, the REMIC 1 Regular Interests shall receive distributions of interest and principal equal in the aggregate to amounts distributable pursuant to Sections 4.01 and 4.02 (other than to the Class R Certificates in respect of the Class R-4 Interest) from amounts on deposit in the Distribution Account. Such amounts with respect to interest shall accrue at the Adjusted Weighted Average Net Mortgage Rate on the Class T1-1, Class T1-2 and Class T1-3 Regular Interests and at the Weighted Average Net Mortgage Rate on the Class T1-4 Regular Interest. Any shortfalls of interest will be allocated, first, to the Class T1-4 Interest, to the extent that interest shortfalls are allocated to the Class TB-4 Interest; and, second, to the Class T1-1, Class T1-2 and Class T1-3 Interests, pro rata based on interest accrued. Amounts in reduction of principal balance of the REMIC 1 Regular Interests shall be allocated to the Class T1-1, Class T1-2 and Class T1-3 Interests in the aggregate in an amount equal to the Principal Remittance Amount less the lesser of Overcollateralization Release Amount and the Remaining Initial Overcollateralization Amount. Such aggregate amount shall be allocated so that the principal balance of the Class T1-1, Class T1-2 and Class T1-3 Interests equal the amounts specified in the definitions thereof in Article I. Amounts in reduction of principal balance shall be allocated to the Class T1-4 Interest, to the extent such amounts are allocated to the Class TB-4 Interest. Realized Losses shall be allocated first to the Class T1-4 Interest, to the extent such Realized Losses are allocated to the Class TB-4 Interest, and then pro rata to the Class T1-1, Class T1-2 and Class T1-3 Interests. Such amounts with respect to principal and any Realized Losses with respect to principal shall reduce the principal balances of the REMIC 1 Regular Interests so that, in the aggregate, such balances correspond to the Pool Balance of the Mortgage Loans as of the last day of the related Due Period. Amounts in the Distribution Account deemed distributed in respect of the REMIC 1 Regular Interests shall be treated as held by REMIC 2 for distribution in accordance with Section 4.08(c). Any amounts remaining in REMIC 1 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-1 Interest.

            (e) REMICs A and B.

                  (1) REMIC A. On each Distribution Date, the REMIC A Regular
            Interests shall receive distributions of interest and principal equal in the aggregate to amounts distributable pursuant to Sections
            4.01 and 4.02 (other than to the Class R Certificates in respect of the Class R-4 Interest) from amounts on deposit in the Distribution Account. Such amounts with respect to interest shall accrue at the Weighted Average Net Mortgage Rate on each REMIC A Regular Interest. Any shortfalls of interest will be allocated, first, to the Class TA-4 Interest, second, to the Class TA-1 Interest, and third, to Class TA-2 Interest. Amounts in reduction of principal balance of the REMIC A Regular Interests shall be allocated to the Class TA-1 and Class TA-2 Interests in the aggregate in an amount equal to the Principal Remittance Amount less the lesser of Overcollateralization Release Amount and the Remaining Initial Overcollateralization Amount. Such aggregate amount shall be allocated first to Class TA-1, until such Class is reduced to zero, and second to Class TA-2 , until such Class is reduced to zero. Amounts in reduction of principal balance of the REMIC A Regular Interests shall be allocated to the Class TA-4 Interest such that (taking into consideration any Realized Losses allocated to the Class TA-4 Interest pursuant to the following sentence) the principal balance of the Class TA-4 Interest is equal to the Remaining Initial Overcollateralization Amount. Realized Losses shall be allocated first to the Class TA-4 Interest, until such Class is reduced to zero, second to Class TA-1, until such Class is reduced to zero, and third to Class TA-2 , until such Class is reduced to zero. Such amounts with respect to principal and any Realized Losses with respect to principal shall reduce the principal balances of the REMIC A Regular Interests so that, in the aggregate, such balances correspond to the Pool Balance of the Mortgage Loans as of the last day of the related Due Period. Amounts in the Distribution Account deemed distributed in respect of the REMIC A Regular Interests shall be treated as held by REMIC B for distribution in accordance with
            Section 4.08(e)(2). Any amounts remaining in REMIC A on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-A Interest.

                  (2) REMIC B. On each Distribution Date, the timing and amounts of principal distributions and allocations of Realized Losses on each Class of REMIC B Regular Interests shall be identical to the timing, amounts and allocations in respect of the corresponding Classes of REMIC A Regular Interests pursuant to Section 4.08(e)(1). For these purposes, the Class TB-1 Interest corresponds to the Class TA-1 Interest, the Class TB-2 and Class TB-AIO Interests correspond to the Class TA-2 Interest, and the Class TB-4 Interest corresponds to the Class TA-4 Interest. Interest will accrue on each of the Class TB-1 and Class TB-4 Interest at the Weighted Average Net Mortgage Rate. Interest will accrue on the Class TB-2 Interest at the excess, if any, of the Weighted Average Net Mortgage Rate over the Class A-IO Pass-Through Rate. Interest will accrue on the Class TB-AIO Interest at the Class A-IO Pass-Through Rate. Any shortfalls of interest will be allocated, first, to the Class TB-4 Interest to the extent that interest shortfalls are allocated to the Class TA-4 Interest; second, to the Class TB-1 Interest to the extent that interest shortfalls are allocated to the Class TA-1 Interest; and third, pro rata, to the Class TB-2 and Class TB-AIO Interests to the extent that interest shortfalls are allocated to the Class TA-2 Interest. Amounts in the Distribution Account deemed distributed in respect of the REMIC B Regular Interests shall be treated as held by REMIC 1 for distribution in accordance with Section 4.08(d). Any portion of Available Funds remaining in REMIC B on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-B Interest.

            (f) All prepayment penalties (including amounts deposited in connection with the full or partial waiver of such prepayment penalties pursuant to Section 3.01) shall be distributed from REMIC A to REMIC B in respect of the Class TA-4 Interest, from REMIC B to REMIC 1 in respect of the Class TB-4 Interest, from REMIC 1 to REMIC 2 in respect of the Class T1-4 Interest, from REMIC 2 to REMIC 3 in respect of the Class T2-4 Interest, from REMIC 3 to REMIC 4 in respect of the Class T3-4 Interest, from REMIC 4 to REMIC 6 in respect of the Class T4-4 Interest, and from REMIC 6 to the Class X/N Interest in respect of the REMIC 6 Regular Interest.

            (g) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            Each of the Class A-1A, Class A-2A, Class A-3A, Class A-IO, Class M-1, Class M-2, Class B-1, Class B-2, Class N, Class X and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Offered Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar (or notional amount) denomination of $25,000 and integral multiples of $1 in excess thereof. The Class N, Class X and Class R Certificates are issuable only in minimum Percentage Interests of 10%.

            The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates shall be Book-Entry Certificates. The Class N, Class X and Class R Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Certificate Administrator a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Administrator as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Administrator, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

            Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(i) registration of such Certificates may not be transferred by the Certificate Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Certificate Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and the Certificate Administrator and their agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

            (c) If (i)(x) the Depository or the Depositor advises the Certificate Administrator in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Administrator or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Certificate Administrator, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Certificate Administrator and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Seller's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and the Certificate Registrar shall authenticate the Definitive Certificates. None of the Depositor, the Certificate Administrator or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) Except with respect to the initial transfer of the Private Certificates by the Depositor, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar or the Depositor or
(ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of an ERISA-Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor, (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) (except in the case of a Class R, Class X or Class N Certificate) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) (except in the case of a Class R Certificate) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Certificate Registrar to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

            Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

            A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

            B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

            (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The Certificate Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Certificate Administrator shall be distributed and delivered by the Certificate Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Administrator to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Administrator determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Certificate Administrator and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

            (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Administrator will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Certificate Administrator shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

            (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners.

            The Servicer, the Depositor, the Trustee, the Certificate Administrator, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Certificate Administrator, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Certificate Administrator, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

            Section 5.05 Appointment of Paying Agent.

            The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Certificate Administrator. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.05 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Certificate Administrator. The Certificate Administrator may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies. The Certificate Administrator as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Paying Agent to the same extent as they apply to the Trustee. Any Paying Agent appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Administrator, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

                                   ARTICLE VI

                   THE SELLER, THE SERVICER AND THE DEPOSITOR

            Section 6.01 Liability of the Seller, the Servicer and the Depositor.

            The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

            Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer or the Depositor.

            Any entity into which the Seller, the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller, the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Servicer or the Depositor, shall be the successor of the Seller, the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

            Section 6.03 Limitation on Liability of the Servicer and Others.

            Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to pay such expenses from the proceeds of the Trust or to be reimbursed therefor pursuant to Section 3.05 upon presentation to the Trustee and the Certificate Administrator of documentation of such expenses, costs and liabilities. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to
Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

            Section 6.04 Servicer Not to Resign.

            Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Certificate Administrator in writing and such proposed successor servicer is reasonably acceptable to the Certificate Administrator; and (b) each Rating Agency shall have delivered a letter to the Certificate Administrator prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Certificate Administrator shall have assumed the Servicer's responsibilities and obligations hereunder or the Certificate Administrator shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Certificate Administrator. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Certificate Administrator.

            Section 6.05 Delegation of Duties.

            In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide the Certificate Administrator, the Trustee and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

            The Certificate Administrator, the Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Servicer Event of Termination exists, agree that upon delivery to the Trustee and the Certificate Administrator by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Certificate Administrator shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02(a) and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Servicer Events of Termination.

            (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

            (i) (A) The failure by the Servicer to make any Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Certificate Administrator or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

            (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Certificate Administrator or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or
      (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

            (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

            (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

            (v) The aggregate amount of cumulative Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

             DISTRIBUTION DATE OCCURRING IN          PERCENTAGE

             March 2005 through February 2006           3.00%
             March 2006 through February 2007           3.75%
             March 2007 through February 2008           4.25%
             March 2008 and thereafter                  4.75%

            (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Certificate Administrator, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii),
(iv) and (v) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer and the Certificate Administrator (and to the Trustee and the Certificate Administrator if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor and the Seller. On or after the receipt by the Servicer and the Certificate Administrator (and by the Trustee and the Certificate Administrator if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Certificate Administrator pursuant to and under this Section; and, without limitation, the Certificate Administrator is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Certificate Administrator (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Certificate Administrator of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Certificate Administrator (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Certificate Administrator, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

            Section 7.02 Certificate Administrator to Act; Appointment of Successor.

            (a) Within 90 days of the time the Servicer and the Certificate Administrator (and the Trustee and the Certificate Administrator, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Certificate Administrator (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Certificate Administrator (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Certificate Administrator is unwilling to act as successor Servicer or (ii) if the Certificate Administrator is legally unable so to act, the Certificate Administrator shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Certificate Administrator is prohibited by law from so acting, the Certificate Administrator shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Certificate Administrator and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the parties indicated in Section
3.26 pursuant to the terms thereof, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Certificate Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            In the event of a Servicer Event of Termination, notwithstanding anything to the contrary above, the Certificate Administrator, the Trustee and the Depositor hereby agree that upon delivery to the Certificate Administrator and the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Certificate Administrator and the Trustee, whereunder the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor Servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

            (b) Any successor, including the Certificate Administrator, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

            Section 7.03 Waiver of Defaults.

            The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Certificate Administrator to the Rating Agencies.

            Section 7.04 Notification to Certificateholders.

            (a) On any termination or appointment of a successor the Servicer pursuant to this Article VII or Section 6.04, the Certificate Administrator shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

            (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Certificate Administrator becomes aware of the occurrence of such an event, the Certificate Administrator shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

            Section 7.05 Survivability of Servicer Liabilities.

            Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                  THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

            Section 8.01 Duties of Trustee and Certificate Administrator.

            The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Certificate Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Trustee and Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or Certificate Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that that neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee or the Certificate Administrator, as applicable, shall notify the Certificateholders of such instrument in the event that the Trustee or the Certificate Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for their own negligent action, their own negligent failure to act or their own misconduct; provided, however, that:

            (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) neither the Trustee nor the Certificate Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining or investigating the facts related thereto;

            (iii) neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under this Agreement; and

            (iv) neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section
      7.01 or any Servicer Event of Termination unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable at the applicable Corporate Trust Office obtains actual knowledge of such failure or the Trustee or the Certificate Administrator, as applicable, receives written notice of such failure from the Servicer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee or the Certificate Administrator, as applicable, may conclusively assume that there is no Servicer Event of Termination.

            Neither the Trustee nor the Certificate Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except with respect to the Certificate Administrator during such time, if any, as the Certificate Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            Neither the Trustee nor the Certificate Administrator shall have any duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 8.02 Certain Matters Affecting the Trustee and the Certificate Administrator.

            (a) Except as otherwise provided in Section 8.01:

            (i) each of the Trustee and the Certificate Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) each of the Trustee and the Certificate Administrator may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Certificate Administrator, as applicable, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee or the Certificate Administrator, as applicable, shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

            (iv) neither the Trustee nor the Certificate Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee or the Certificate Administrator, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

            (vi) neither the Trustee nor the Certificate Administrator shall be accountable, shall have any liability or make any representation as to any acts or omissions hereunder of the Servicer until, in the case of the Certificate Administrator, such time as the Certificate Administrator may be required to act as Servicer pursuant to Section 7.02;

            (vii) the Trustee or the Certificate Administrator, as applicable, may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and neither the Trustee nor the Certificate Administrator shall be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

            (viii) the right of the Trustee or the Certificate Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Certificate Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act.

            Section 8.03 Trustee and the Certificate Administrator Not Liable for Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the authentication of the Certificate Administrator on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Certificate Administrator assumes any responsibility for the correctness of the same. Neither the Trustee nor the Certificate Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Administrator on the Certificates) or of any Mortgage Loan or Related Document. Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than, in the case of the Certificate Administrator, if the Certificate Administrator shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Certificate Administrator shall assume the duties of the Servicer pursuant to
Section 7.02); the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's or the Certificate Administrator's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee or the Certificate Administrator, as applicable, shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Certificate Administrator shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than if the Certificate Administrator shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trustee or the Certificate Administrator, as applicable; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Certificate Administrator shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator of its obligation to perform its duties under this Agreement. Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

            Section 8.04 Trustee and the Certificate Administrator May Own Certificates.

            Each of the Trustee or the Certificate Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee or Certificate Administrator and may transact any banking and trust business with the Seller, the Servicer, the Depositor or their Affiliates.

            Section 8.05 Seller to Pay Trustee Fees and Expenses.

            The Certificate Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself and the Trustee their fees in an aggregate amount equal to the Trustee Fee pursuant to Section 4.01(i) and, to the extent the Interest Remittance Amount is at any time insufficient for such purpose, the Seller shall pay such fees as reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Certificate Administrator, and the Seller will pay or reimburse the Trustee and the Certificate Administrator upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and the Certificate Administrator, respectively, in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from such party's negligence or bad faith or which is the responsibility of Certificateholders, the Trustee or the Certificate Administrator hereunder. Notwithstanding any other provision of this Agreement, including Section 2.03(a) and Section 2.04, to the contrary, the Seller covenants and agrees to indemnify the Trustee and the Certificate Administrator and their respective officers, directors, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement, the Certificates or incurred in connection with the administration of the Trust, other than with respect to a party, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of such party in the performance of their respective duties hereunder or by reason of such party's reckless disregard of obligations and duties hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Certificate Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee or the Certificate Administrator, as applicable, and any director, officer, employee or agent of the Trustee or the Certificate Administrator shall be indemnified, to the extent not paid by the Seller pursuant to this Section, by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Certificate Administrator, in the ordinary course of the Trustee's or the Certificate Administrator's performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Certificate Administrator, as applicable, or such party arising out of or in connection with the acceptance or administration of its duties under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee or the Certificate Administrator, as applicable, of its duties under this Agreement or by reason of the reckless disregard of the Trustee's or the Certificate Administrator's obligations and duties under this Agreement. This section shall survive termination of this Agreement or the resignation or removal of any Trustee or Certificate Administrator hereunder.

            Section 8.06 Eligibility Requirements for Trustee and the Certificate Administrator.

            The Trustee and the Certificate Administrator hereunder shall at all times be a Department of Housing and Urban Development and Federal Housing Administration approved mortgagee, an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by Fitch and S&P and a long term debt rating of at least A1 or better by Moody's, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Certificate Administrator shall resign immediately in the manner and with the effect specified in Section 8.07.

            Section 8.07 Resignation or Removal of Trustee or Certificate Administrator.

            The Trustee or the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Certificate Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Certificate Administrator and one copy to the successor Trustee or Certificate Administrator. If no successor Trustee or Certificate Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator.

            If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Certificate Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator or of their property shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Certificate Administrator. If the Depositor or the Servicer removes the Trustee or the Certificate Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Certificate Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Certificate Administrator so removed and one copy to the successor Trustee or Certificate Administrator.

            The Majority Certificateholders may at any time remove the Trustee or the Certificate Administrator by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee or the Certificate Administrator, as applicable; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or the Certificate Administrator in accordance with this Section.

            Any resignation or removal of the Trustee or the Certificate Administrator and appointment of a successor Trustee or Certificate Administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Certificate Administrator as provided in Section 8.08.

            Section 8.08 Successor Trustee or Certificate Administrator.

            Any successor Trustee or Certificate Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicer and to its predecessor Trustee or Certificate Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator shall become effective, and such successor Trustee or Certificate Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Certificate Administrator. The Depositor, the Servicer and the predecessor Trustee or Certificate Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

            No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Certificate Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Certificate Administrator shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

            Upon acceptance of appointment by a successor Trustee or Certificate Administrator as provided in this Section 8.08, the successor Trustee or Certificate Administrator shall mail notice of the appointment of a successor Trustee or Certificate Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

            Section 8.09 Merger or Consolidation of Trustee or Certificate Administrator.

            Any entity into which the Trustee or Certificate Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or Certificate Administrator shall be a party, or any entity succeeding to the business of the Trustee or Certificate Administrator, shall be the successor of the Trustee or Certificate Administrator hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agencies and the Servicer.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            Section 8.11 Limitation of Liability.

            The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 8.12 Trustee May Enforce Claims Without Possession of Certificates.

            (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            (b) The Trustee shall afford the Seller, the Depositor, the Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 8.13 Suits for Enforcement.

            In case a Servicer Event of Termination or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 8.14 Waiver of Bond Requirement.

            The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

            The Trustee and the Certificate Administrator shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

            Section 8.16 Compliance with National Housing Act of 1934.

            In performing its duties hereunder with respect to FHA Loans, the Trustee and the Certificate Administrator shall comply with all requirements of the National Housing Act of 1934, as amended.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

            Section 9.01 REMIC Administration.

            (a) The Certificate Administrator shall make or cause to be made REMIC elections for each of REMIC A, REMIC B, REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 as set forth in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

            (c) The Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Servicer in fulfilling its duties hereunder. The Servicer shall be entitled to reimbursement of expenses to the extent provided in clause
(i) above from the Collection Account.

            (d) The Certificate Administrator shall prepare or cause to be prepared, timely cause to be signed by the Trustee and the Certificate Administrator shall file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Certificate Administrator.

            (e) The Holder of the Residual Certificates with respect to each REMIC holding the largest Percentage Interest shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to the applicable REMIC or REMICs, and the Certificate Administrator is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC. The Certificate Administrator, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Certificate Administrator, as agent for the Tax Matters Person, shall provide
(i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (f) The Trustee, the Certificate Administrator, the Servicer, and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Certificate Administrator, the Servicer, nor the Holder of any Residual Certificate shall take any action or cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Certificate Administrator and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Certificate Administrator and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Certificate Administrator or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

            (g) Each Holder of a Residual Certificate shall pay when due its pro rata share of any and all taxes imposed on any REMIC by federal or state governmental authorities. To the extent that such REMIC taxes are not paid by Residual Certificateholders, the Certificate Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in each REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Certificates, as the case may be.

            (h) The Certificate Administrator, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC on a calendar year and on an accrual basis.

            (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

            (j) Neither the Trustee, the Certificate Administrator nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

            (k) On or before April 15 of each calendar year beginning in 2003, the Servicer shall deliver to the Trustee, the Certificate Administrator and each Rating Agency an Officer's Certificate stating the Servicer's compliance with the provisions of this Section 9.01.

            (l) The Certificate Administrator shall treat the rights of the Offered P&I Certificates to receive LIBOR Carryover Amounts as a right in interest rate cap contracts written by the Class X and Class N Certificateholders, as beneficial owners of the Class X/N Interest, in favor of the Holders of the Offered Certificates, and the Certificate Administrator shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each Distribution Date, to the extent the Offered Certificates receive interest in excess of the Class A-1A REMIC Pass-Through Rate, Class A-2A REMIC Pass-Through Rate, Class A-2B REMIC Pass-Through Rate, Class M-1 REMIC Pass-Through Rate, Class M-2 REMIC Pass-Through Rate, Class B-1 REMIC Pass-Through Rate and Class B-2 REMIC Pass-Through Rate, as applicable, such interest will be treated as distributed to REMIC 6 in respect of interest on the REMIC 4 Components, pro rata, then to the Class X/N Interest in respect of the REMIC 6 Regular Interest and then paid to the respective Class of Offered P&I Certificates pursuant to the related interest rate cap agreement.

            (m) [RESERVED]

            (n) In the event that the beneficial ownership of the Class N Certificates and the Class X Certificates is held by a single Person for federal income tax purposes, such Person shall be treated as the beneficial owner of the Class X/N Interest and the REMIC 6 Regular Interest represented thereby. In the event that beneficial ownership of the Class N and the Class X Certificates is held by two or more Persons for tax purposes, the Certificate Administrator shall treat the Class N Certificateholders and the Class X Certificateholders as partners in a partnership that owns the Class X/N Interest for federal income tax purposes and shall not treat the Class N and Class X Certificates as an interest in any REMIC created hereunder. By acquiring the Class N Certificates and the Class X Certificates, the respective Holders will agree to treat the Class N Certificates and the Class X Certificates in the manner described in the preceding sentence for federal income tax purposes in the event that the beneficial ownership of the Class N Certificates and the Class X Certificates is separated. In such event, (i) a separate capital account shall be established and maintained for each Holder of a Class N or Class X Certificate in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), which shall be credited with income or gain and debited by any expenses or losses and distributions allocable to such Certificates, (ii) the Class N Certificates shall be allocated income in an amount equal to interest at the Pass-Through Rate thereon and any original issue discount that would be reportable thereon if the Class N Certificate were a debt instrument issued on the date ownership of the Class N and Class X Certificates is separated, with a principal balance equal to its Notional Amount, (iii) the Class X and Class N Certificates shall be allocated income with respect to all prepayment penalties (including amounts in connection with the full or partial waiver of such prepayment penalties or premiums pursuant to Section 3.01) in accordance with the allocation of such amounts pursuant to Section 4.02(c), to the extent not allocated pursuant to Section 9.01(n)(ii) above, (iv) the Class X and Class N Certificates shall be allocated accruals (under any reasonable method) of any "cap premiums" deemed received on the date ownership of the Class X and Class N Certificates is separated in respect of the obligation of the Class X/N Interest to pay LIBOR Carryover Amounts, and shall be allocated expense in respect of any actual payment of such LIBOR Carryover Amounts based on which one of such Classes economically bears such expense, (v) the Class X Certificates shall be allocated all remaining income and any expenses and Realized Losses with respect to the Class X/N Interest, until the capital account of the Class X Certificates is reduced to zero, and any remaining expenses or losses shall be allocated to the Class N Certificates, (vi) neither the Class N Certificates nor the Class X Certificates shall be responsible for restoring any deficit to its capital account, (vii) upon termination of the Trust Fund pursuant to Article X, all amounts available for distribution to Holders of the Class N and Class X Certificates shall be distributed in accordance with their positive capital account balances, first to the Class N Certificates until their Notional Amount and any accrued but unpaid interest thereon are reduced to zero, and then to the Class X Certificates, and
(viii) the Certificate Administrator shall maintain books and records with respect to the partnership on a calendar year basis (unless a different taxable year shall be required by the Code) and shall prepare or cause to be prepared, and cause the Holder of the largest Percentage Interest of the Class X Certificates to sign and file or cause to be filed all federal and state tax and information returns for the partnership, and shall furnish or cause to be furnished Schedule K-1's to the Holders of the Class N and Class X Certificates at the time required by the Code. Unless otherwise directed by a majority of the Percentage Interests of the Class X and Class N Certificates, the Certificate Administrator shall not make an election under Section 754 of the Code. The Holder of the largest Percentage Interest of the Class X Certificates, by acceptance of its Class X Certificate, agrees to act as "tax matters partner" (within the meaning of Section 6231(a)(7) of the Code and to sign and timely file all federal and state partnership tax and information returns prepared by the Certificate Administrator pursuant to this Section 9.01(n).

            Section 9.02 Prohibited Transactions and Activities.

            Neither the Seller, the Depositor, the Servicer, the Trustee nor the Certificate Administrator shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

            Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

            In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Certificate Administrator, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

            Section 9.04 REO Property.

            (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised, or has caused the applicable Servicer to advise, the Trustee and the Certificate Administrator in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

            (b) The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the applicable period, (i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

            Section 9.05 Grantor Trust Administration.

            The parties intend that the portions of the Trust Fund consisting of the REMIC 4 Regular Interests (other than the Class T4-B2 Interest and the REMIC 4 Components), the REMIC 5 Regular Interest, the REMIC 6 Regular Interest, the right of the Offered P&I Certificates to receive LIBOR Carryover Amounts and the obligation of the Class X/N Interest to pay such LIBOR Carryover Amounts, shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Certificate Administrator shall furnish or cause to be furnished
(i) to the Holders of the Offered P&I Certificates and (ii) to the Holder of the Class X and Class N Certificates (if there is a single beneficial owner thereof) or to itself on behalf of the partnership comprised of the Holders of the Class X and Class N Certificates (if there are two or more beneficial owners thereof), and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination.

            (a) The respective obligations and responsibilities of the Seller, the Servicer, the Depositor, the Trustee, the Certificate Registrar and the Certificate Administrator created hereby (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Servicer may, at its option, terminate the Mortgage Loans in the Trust Fund and retire the Offered Certificates on the next succeeding Distribution Date upon which the aggregate current Pool Balance is less than 10% of the aggregate Pool Balance of the Mortgage Loans as of the Cut-off Date by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees and Special Servicing Fees allocable to such Mortgage Loans and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Servicer (the "Termination Price").

            In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

            Any such purchase shall be accomplished by delivery to the Certificate Administrator for deposit into the Distribution Account as part of Available Funds on the Determination Date before such Distribution Date of the Termination Price.

            (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Administrator for payment of the final distribution and cancellation, shall be given promptly by the Certificate Administrator upon the Certificate Administrator receiving notice of such date from the Servicer, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Administrator therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein specified.

            (c) Upon presentation and surrender of the Certificates, the Certificate Administrator shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections
4.01 and 4.02 for such Distribution Date.

            (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Certificate Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Certificate Administrator (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class B-2, Class N and Class X Certificates and the assets of REMIC 5 and REMIC 6) and the Certificate Administrator upon transfer of such funds shall be discharged of any responsibility for such funds, and such Certificateholders shall look to the Class R Certificateholders for payment. The Class R-5 and Class R-6 Certificateholders shall be entitled to all unclaimed funds and other assets with respect to REMIC 5 and REMIC 6, respectively. Holders of the Class B-2 Certificates (representing beneficial ownership of the REMIC 5 Regular Interest), and Class N and Class X Certificates (representing partners in a partnership which beneficially owns the REMIC 6 Regular Interest) shall be entitled to look only to the related Residual Certificateholder for payment.

            Section 10.02 Additional Termination Requirements.

            (a) In the event that the Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The Certificate Administrator shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC A, REMIC B, REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 and shall specify such date in the final federal income tax return of each REMIC;

            (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Certificate Administrator shall sell all of the assets of the Trust to the Servicer for cash; and

            (iii) At the time of the making of the final payment on the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited in the following order of priority (A)
      (i) to the Holders of each of the Class A-1A, Class A-2A and Class A-2B Certificates, pro rata and (ii) to the Class M-1, Class M-2 and Class B Certificates, the related Certificate Principal Balance, as applicable, plus one month's interest thereon at the applicable Pass-Through Rate, (B) to the Class N and Class X Certificates in respect of the Class X/N Interest, the amount of any remaining Monthly Excess Cash Flow Amounts not previously distributed thereon, (C) to the remaining REMIC Regular Interests the amounts allocable thereto pursuant to Section 4.08 and (D) to the Class R, Class R-5 and Class R-6 Certificateholders, all cash on hand in respect of the related REMIC or REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Certificate Administrator as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

            (c) Notwithstanding any other provision of this Agreement, REMIC 5 will terminate on the last Distribution Date on which the Class B-2 Certificates are entitled to distributions pursuant to this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            This Agreement may be amended from time to time by the Seller, the Depositor, the Servicer, the Certificate Administrator and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer, the Certificate Administrator and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer, the Certificate Administrator and the Trustee.

            In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Servicer, the Certificate Administrator and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee and the Certificate Administrator shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee or the Certificate Administrator, as applicable, may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Certificate Administrator's own rights, duties or immunities under this Agreement.

            Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

            Promptly after the execution of any such amendment the Certificate Administrator shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller or the Servicer (but in no event at the expense of the Trustee or the Certificate Administrator), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement; Counterparts.

            To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law; Jurisdiction.

            This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

            Section 11.05 Notices.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, Credit-Based Asset Servicing and Securitization LLC, 335 Madison Avenue, 19th Floor, New York, New York, Attention: Director - Mortgage Finance (telecopy number (212) 850-7760), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Trustee and the Certificate Administrator in writing by the Seller, (b) in the case of the Trustee, U.S. Bank National Association, 180 East Fifth, St. Paul, Minnesota 55101, Attention: Structured Finance, C-BASS 2002-CB1, or such other address as may hereafter be furnished to the Depositor, the Seller, the Certificate Administrator and the Servicer in writing by the Trustee, (c) in the case of the Certificate Administrator, JPMorgan Chase Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Institutional Trust Services, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1, or such other address as may hereafter be furnished to the Depositor, the Seller, the Trustee and the Servicer in writing by the Certificate Administrator, (d) in the case of the Depositor, Asset Backed Funding Corporation, 100 North Tryon Street, 11th Floor, Charlotte, N.C. 28255 Attention: C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1, or such other address as may be furnished to the Seller, the Servicer, the Trustee and the Certificate Administrator in writing by the Depositor, and (e) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Janice McClure, or such other address as may be furnished to the Seller, the Depositor, the Trustee and the Certificate Administrator in writing by the Servicer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Article and Section References.

            All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

            Section 11.08 Notice to the Rating Agencies.

            (a) Each of the Trustee, the Certificate Administrator and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee, the Certificate Administrator or the Servicer, as the case may be, has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

            (iii) the resignation or termination of the Servicer or the Trustee;

            (iv) the final payment to Holders of the Certificates of any Class;

            (v) any change in the location of any Account; and

            (vi) if the Certificate Administrator is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Certificate Administrator to make Advances.

            (vii) In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (A) each annual statement as to compliance described in
            Section 3.19 hereof;

                  (B) each annual independent public accountants' servicing
            report described in Section 3.20 hereof; and

                  (C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

            Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Managing Director, Residential Mortgage-Backed Securities; Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: Mortgage Surveillance Group.

            Section 11.09 Further Assurances.

            Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders, the Trustee nor the Certificate Administrator shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

            Section 11.10 Benefits of Agreement.

            Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Section 11.11 Acts of Certificateholders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Certificate Administrator, the Seller and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Certificate Administrator or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

            IN WITNESS WHEREOF, the Seller, the Depositor, the Servicer, the Trustee and the Certificate Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        ASSET BACKED FUNDING
                                           CORPORATION, as Depositor


                                        By:_____________________________________
                                           Name: Shahid Quraishi
                                           Title: President


                                        CREDIT-BASED ASSET SERVICING AND
                                           SECURITIZATION LLC, as Seller


                                        By:_____________________________________
                                           Name: Ivan Halpern
                                           Title: Vice President


                                        LITTON LOAN SERVICING LP, as Servicer


                                        By:_____________________________________
                                           Name: Janice McClure
                                           Title: Senior Vice President


                                        U.S. BANK NATIONAL ASSOCIATION, not
                                           in its individual capacity but solely
                                           as Trustee for the 2002-CB1 Trust,
                                           C-BASS Mortgage Loan Asset-Backed
                                           Certificates, Series 2002-CB1


                                        By:_____________________________________
                                           Name: Sheryl A Christopherson
                                           Title: Vice President


                                        JPMORGAN CHASE BANK, as Certificate
                                           Administrator


                                        By:_____________________________________
                                           Name: Karen Schluter
                                           Title: Assistant Vice President

STATE OF NORTH CAROLINA)
                       ) ss.:
COUNTY OF MECKLENBURG  )


            On the 28th day of February, 2002 before me, a notary public in and for said State, personally appeared Shahid Quraishi, known to me to be the President of Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)


            On the 28th day of February, 2002 before me, a notary public in and for said State, personally appeared Ivan Halpern known to me to be a Vice President of Credit-Based Asset Servicing and Securitization LLC, a limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

STATE OF MINNESOTA)
                  ) ss.:
COUNTY OF         )


            On the 28th day of February, 2002 before me, a notary public in and for said State, personally appeared Sheryl A. Christopherson, known to me to be a Vice President of U.S. Bank National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

STATE OF NEW YORK)
                 ) ss.:
COUNTY OF        )


            On the 28th day of February, 2002 before me, a notary public in and for said State, personally appeared Karen Schluter, known to me to be an Assistant Vice President of JPMorgan Chase Bank, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

STATE OF TEXAS)
              ) ss.:
COUNTY OF     )


            On the 28th day of February, 2002 before me, a notary public in and for said State, personally appeared Janice McClure, known to me to be a Senior Vice President of Litton Loan Servicing LP, a Delaware limited partnership, that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

                                   EXHIBIT A-1

                      [FORM OF THE CLASS A-1A CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS A-1A

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class A-1A             Original Class Certificate Principal
                                        Balance of the Class A-1A Certificates
Pass-Through Rate: Variable             as of the Closing Date: $[ ]

Date of Pooling and Servicing           Initial Certificate Principal Balance:
Agreement and Cut-off Date: February    $[ ]
1, 2002
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: March 25,
2002                                    Trustee: U.S. Bank National
                                        Association
No.
                                        Certificate Administrator: JPMorgan
CUSIP: 12489W EG 5                      Chase Bank

ISIN: US12489WEG50                      Closing Date: February 28, 2002

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-1A Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1A Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class A-1A Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1A Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            The Class A-1A Pass-Through Rate on each Distribution Date will be a rate per annum equal to the sum of one month LIBOR plus the Class A-1A Certificate Margin. Interest will accrue on the Class A-1A Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class A-1A Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1A Certificates.

            The Class A-1A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-2

                      [FORM OF THE CLASS A-2A CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS A-2A

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class A-2A              Original Class Certificate Principal
                                         Balance of the Class A-2A Certificates
Pass-Through Rate: Variable              as of the Closing Date: $[ ]

Date of Pooling and Servicing            Initial Certificate Principal Balance:
Agreement and Cut-off Date:              $[ ]
February 1, 2002
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
March 25, 2002                           Trustee: U.S. Bank National
                                         Association
No.
                                         Certificate Administrator: JPMorgan
CUSIP: 12489W EN 0                       Chase Bank

ISIN: US12489WEN02                       Closing Date: February 28, 2002

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2A Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2A Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class A-2A Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2A Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            The Class A-2A Pass-Through Rate on each Distribution Date will be a rate per annum equal to the sum of one month LIBOR plus the Class A-2A Certificate Margin. Interest will accrue on the Class A-2A Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class A-2A Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2A Certificates.

            The Class A-2A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2A Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-3

                      [FORM OF THE CLASS A-2B CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS A-2B

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class A-2B              Original Class Certificate Principal
                                         Balance of the Class A-2B Certificates
Pass-Through Rate: Variable              as of the Closing Date: $[ ]

Date of Pooling and Servicing            Initial Certificate Principal Balance:
Agreement and Cut-off Date:              $[ ]
February 1, 2002
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
March 25, 2002                           Trustee: U.S. Bank National
                                         Association
No.
                                         Certificate Administrator: JPMorgan
CUSIP: 12489W EP 5                       Chase Bank

ISIN: US12489WEP59                       Closing Date: February 28, 2002

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

      ON ANY DISTRIBUTION DATE AFTER THE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS B-2, CLASS B-1, CLASS M-2 AND CLASS M-1 CERTIFICATES HAVE BEEN REDUCED TO ZERO, ANY REALIZED LOSSES ALLOCATED TO THE CLASS A-2A CERTIFICATES WILL BE BORNE BY THE CLASS A-2B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2B Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2B Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class A-2B Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2B Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            The Class A-2B Pass-Through Rate on each Distribution Date will be a rate per annum equal to the sum of one month LIBOR plus the Class A-2B Certificate Margin. Interest will accrue on the Class A-2B Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class A-2B Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2B Certificates.

            The Class A-2B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2B Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-4

                        [FORM OF CLASS A-IO CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS A-IO

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class A-IO              Original Class A-IO Notional Amount as
                                         of the Closing Date: $[ ]
Pass-Through Rate: Variable
                                         Initial Notional Amount: $[ ]
Date of Pooling and Servicing
Agreement and Cut-off Date:              Servicer: Litton Loan Servicing LP
February 1, 2002
                                         Trustee: U.S. Bank National
First Distribution Date:                 Association
March 25, 2002
                                         Certificate Administrator: JPMorgan
No.                                      Chase Bank

CUSIP: 12489W EH 3                       Closing Date: February 28, 2002

ISIN: US12489WEH34

      THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Notional Amount of this Certificate by the Original Class A-IO Notional Amount) in that certain beneficial ownership interest evidenced by all the Class A-IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee, and the Certificate Administrator a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-IO Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-IO Certificates the aggregate Initial Notional Amount of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            The Class A-IO Pass-Through Rate on each Distribution Date will be
(i) on or prior to August 2002, 8.80% per annum, (ii) from and including the Distribution Date on September 2002 through and including the Distribution Date on February 2003, 4.20% per annum and (iii) after the Distribution Date in February 2003, 0%.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-IO Certificates.

            The Class A-IO Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-IO Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-1

                         [FORM OF CLASS B-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT." EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE TO THE CERTIFICATE REGISTRAR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS B-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class B-1               Original Class Certificate Principal
                                         Balance of the Class B-1 Certificates
Pass-Through Rate: Variable              as of the Closing Date: $[ ]

Date of Pooling and Servicing            Initial Certificate Principal Balance:
Agreement and Cut-off Date:              $[ ]
February 1, 2002
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
March 25, 2002                           Trustee: U.S. Bank National
                                         Association
No.
                                         Certificate Administrator: JPMorgan
CUSIP: 12489W EL 4                       Chase Bank

ISIN: US12489WEL46                       Closing Date: February 28, 2002

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that ______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-1 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class B-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-1 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            The Class B-1 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the sum of one month LIBOR plus the Class B-1 Certificate Margin. Interest will accrue on the Class B-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class B-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B-1 Certificates.

            The Class B-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1 and Class M-2 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B-1 Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-2

                         [FORM OF CLASS B-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2 AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT." EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE TO THE CERTIFICATE REGISTRAR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS B-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class B-2               Original Class Certificate Principal
                                         Balance of the Class B-2 Certificates
Pass-Through Rate: Variable              as of the Closing Date: $[ ]

Date of Pooling and Servicing            Initial Certificate Principal Balance:
Agreement and Cut-off Date:              $[ ]
February 1, 2002
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
March 25, 2002                           Trustee: U.S. Bank National
                                         Association
No.
                                         Certificate Administrator: JPMorgan
CUSIP: 12489W EM 2                       Chase Bank

ISIN: US12489WEM29                       Closing Date: February 28, 2002

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that ______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-2 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class B-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-2 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            The Class B-2 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the sum of one month LIBOR plus the Class B-2 Certificate Margin. Interest will accrue on the Class B-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class B-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B-2 Certificates.

            The Class B-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A, Class M-1, Class M-2 and Class B-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B-2 Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT C-1-1

                          [FORM OF CLASS R CERTIFICATE]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN SIX SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
      SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
      SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                            SERIES 2002-CB1, CLASS R

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class R                 Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing            Trustee: U.S. Bank National
Agreement and Cut-off Date:              Association
February 1, 2002
                                         Certificate Administrator: JPMorgan
First Distribution Date:                 Chase Bank
March 25, 2002
                                         Closing Date: February 28, 2002
No.

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar, the Certificate Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Administrator, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as eight separate REMICs or cause the imposition of a tax upon the Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Residual Certificates referred to in the within-mentioned Agreement.

Dated:


                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT C-1-2

                         [FORM OF CLASS R-5 CERTIFICATE]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CLASS R-5 CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R-5 CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R-5 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-5 CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-5 CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-5 CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF
      SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-5 CERTIFICATE.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS R-5

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class R-5               Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing            Trustee: U.S. Bank National
Agreement and Cut-off Date:              Association
February 1, 2002
                                         Certificate Administrator: JPMorgan
First Distribution Date:                 Chase Bank
March 25, 2002
                                         Closing Date: February 28, 2002
No.

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-5 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-5 Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R-5 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar, the Certificate Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Administrator, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as eight separate REMICs or cause the imposition of a tax upon the Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Residual Certificates referred to in the within-mentioned Agreement.

Dated:


                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT C-1-3

                         [FORM OF CLASS R-6 CERTIFICATE]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CLASS R-6 CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R-6 CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R-6 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-6 CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-6 CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-6 CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF
      SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-6 CERTIFICATE.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS R-6

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class R-6               Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing            Trustee: U.S. Bank National
Agreement and Cut-off Date:              Association
February 1, 2002
                                         Certificate Administrator: JPMorgan
First Distribution Date:                 Chase Bank
March 25, 2002
                                         Closing Date: February 28, 2002
No.

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-6 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-6 Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R-6 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar, the Certificate Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Administrator, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as eight separate REMICs or cause the imposition of a tax upon the Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Residual Certificates referred to in the within-mentioned Agreement.

Dated:


                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-2

                         [FORM OF CLASS M-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT." EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE TO THE CERTIFICATE REGISTRAR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS M-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class M-1               Original Class Certificate Principal
                                         Balance of the Class M-1 Certificates
Pass-Through Rate: Variable              as of the Closing Date: $[ ]

Date of Pooling and Servicing            Initial Certificate Principal Balance:
Agreement and Cut-off Date:              $[ ]
February 1, 2002
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
March 25, 2002                           Trustee: U.S. Bank National
                                         Association
No.
                                         Certificate Administrator: JPMorgan
CUSIP: 12489W EJ 9                       Chase Bank

ISIN: US12489WEJ99                       Closing Date: February 28, 2002

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class M-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            The Class M-1 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the sum of one month LIBOR plus the Class M-1 Certificate Margin. Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class M-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

            The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M-1 Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-3

                         [FORM OF CLASS M-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT." EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE TO THE CERTIFICATE REGISTRAR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-CB1, CLASS M-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class M-2               Original Class Certificate Principal
                                         Balance of the Class M-2 Certificates
Pass-Through Rate: 7.650%                as of the Closing Date: $[ ]

Date of Pooling and Servicing            Initial Certificate Principal Balance:
Agreement and Cut-off Date:              $[ ]
February 1, 2002
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
March 25, 2002                           Trustee: U.S. Bank National
                                         Association
No.
                                         Certificate Administrator: JPMorgan
CUSIP: 12489W EK 6                       Chase Bank

ISIN: US12489WEK62                       Closing Date: February 28, 2002

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class M-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            The Class M-2 Pass-Through Rate on each Distribution Date will be a rate per annum equal to the sum of one month LIBOR plus the Class M-2 Certificate Margin. Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) the Class M-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

            The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A and Class M-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M-2 Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-4

                         [FORM OF CLASS X CERTIFICATES]

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IN CERTAIN OTHER PROPERTY.

      THIS CLASS X CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS X CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS X CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                            SERIES 2002-CB1, CLASS X

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class X                 Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing            Trustee: U.S. Bank National
Agreement and Cut-off Date:              Association
February 1, 2002
                                         Certificate Administrator: JPMorgan
First Distribution Date:                 Chase Bank
March 25, 2002
                                         Closing Date: February 28, 2002
No.

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class X Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date in the case of the first Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class X Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class X Certificates the aggregate Initial Certificate Principal Balance of which is in excess of a 66% Percentage Interest of the Class X Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class X Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar, the Trustee nor the Certificate Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Administrator, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:


                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-5

                          [FORM OF CLASS N CERTIFICATE]

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IN CERTAIN OTHER PROPERTY.

      THIS CLASS N CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS N CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS N CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                            SERIES 2002-CB1, CLASS N

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-CB1, Class N                 Original Class N Notional Amount as of
                                         the Closing Date:
Date of Pooling and Servicing
Agreement and Cut-off Date:              Initial Notional Amount: $________
February 1, 2002
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
March 25, 2002                           Trustee: U.S. Bank National
                                         Association
No.
                                         Certificate Administrator: JPMorgan
                                         Chase Bank

                                         Closing Date: February 28, 2002

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that __________________________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Notional Amount of this Certificate by the Original Class N Notional Amount) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Certificate Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date in the case of the first Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class N Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class N Certificates the aggregate Initial Certificate Principal Balance of which is in excess of a 66% Percentage Interest of the Class N Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Certificate Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class N Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Certificate Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) that the Depositor and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar, the Trustee nor the Certificate Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Administrator, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Certificate Administrator assume no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee

                                        By:_____________________________________
                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class N Certificates referred to in the within-mentioned Agreement.

Dated:


                                        JPMORGAN CHASE BANK, as Certificate
                                           Registrar

                                        By:_____________________________________
                                           Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________ a
Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number ___________ , or, if mailed by check, to ___________________________________________________ .
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________ , the assignee named above, or ________________________________________, as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

Loan No.        City           State   ZIP Code   Property Type   Occupancy Status   Orginal Term   Date of Origination
--------        ----           -----   --------   -------------   ----------------   ------------   -------------------
8000374    Baltimore             MD     21217          SF                P                300             19990708
8001059    Chicago               IL     60643          SF                P                356             20011022
8001455    San Antonio           TX     78218          SF                P                360             19990702
8001935    Casa Grande           AZ     85222          SF                P                360             19990727
8002388    Southern Pines        NC     28387          SF                P                360             19990728
8002578    Kankakee              IL     60901          SF                P                360             19990719
8002776    Reseda                CA     91335          SF                P                360             19990727
8002784    Niagara Falls         NY     14305          SF                P                356             20011022
8003063    Los Angeles           CA     90047          SF                P                360             19990730
8004160    Garden City           MI     48135          SF                P                360             19990726
8004525    Houston               TX     77045          SF                P                360             19990706
8005175    San Antonio           TX     78244          SF                P                360             19990713
8005365    Crawfordville         FL     32327          SF                P                360             19990729
8005530    Thibodeaux            LA     70301          SF                P                356             20011022
8006553    Miami                 FL     33179          SF                P                360             19990628
8006702    Bryant                IN     47326          SF                P                356             20011022
8007379    East Cleveland        OH     44112          SF                I                360             19990716
8009052    Cedar Rapids          IA     52405          SF                P                334             20011114
8074288    Memphis               TN     38107          SF                P                360             19991006
8076606    Poway                 CA     92064          CO                P                360             19991022
8482267    LOVELAND              OH     45140          SF                P                360             20010822
8482275    FRESNO                CA     93726          SF                P                360             20010817
8482283    PHOENIX               AZ     85021          LR                P                180             20010924
8481905    CATASAUQUA            PA     18032          SF                P                360             20010825
8481913    VANCOUVER             WA     98682          SF                P                360             20010809
8481921    PORTLAND              OR     97206          SF                P                360             20010730
8482226    BRADLEY               IL     60915          SF                P                360             20010728
8482234    FEDERAL WAY           WA     98003          SF                P                360             20010809
8482242    ROCHESTER             MN     55901          SF                P                360             20010820
8482259    NEW BALTIMORE         MI     48047          SF                P                360             20010813
8175796    Saint Louis           MO     63137          SF                P                180             19951010
8176141    Gap                   PA     17527          SF                P                360             19990630
8176232    Nashville             TN     37218          SF                P                360             19990323
8177073    Laurinburg            NC     28352          SF                P                180             19980608
8177396    San Antonio           TX     78221          SF                I                120             19980520
3475092    Antioch               IL     60002          SF                P                361             19990720
8368623    Reseda                CA     91335          SF                P                360             19950913
8368565    Los Angeles           CA     90061          SF                P                360             19951019
8368151    Spring                TX     77373          SF                P                360             19951114
8447716    Oakland               CA     94602          SF                P                360             19960829
8456162    Los Angeles           CA     90002          SF                I                360             19960815
8454761    El Monte              CA     91732          SF                P                360             19960827
8455172    Gary                  IN     46404          SF                P                360             19960919
8453763    Phoenix               AZ     85041          SF                I                180             19961001
8445983    Los Angeles           CA     90047          SF                P                360             19960731
8445280    St Louis              MO     63120          SF                P                360             19960819
8449472    Gary                  IN     46402          SF                P                360             19961015
8444416    Gary                  IN     46403          SF                P                360             19961017
8453045    Fullerton             CA     92635          SF                P                360             19961015
8451007    Mappsville            VA     23407          SF                I                360             19961105
8446015    Danville              IL     61832          SF                P                360             19960911
8454753    Lombard               IL     60148          SF                I                360             19960910
8455099    E Cleveland           OH     44112          2F                I                360             19960912
8445520    Miami                 FL     33127          2F                I                360             19960920
8446742    Amity                 OR     97101          SF                P                360             19961009
8453888    Pompano Bea           FL     33060          SF                P                360             19961010
8444721    Miami                 FL     33135          4F                P                360             19960627
8447039    Tucson                AZ     85719          2F                I                360             19960702
8445124    Meridian              ID     83642          SF                P                360             19960801
8446346    Philadelphi           PA     19138          TH                P                360             19961031
8445330    Houston               TX     77044          PD                I                360             19961101
8444978    Washington            DC     20002          TH                I                360             19961031
8444614    Houston               TX     77078          2F                I                360             19961101
8452864    Olivenhurst           CA     95961          SF                I                360             19961121
8445546    Little Rock           AR     72204          SF                P                360             19961113
8445363    Laredo                TX     78046          SF                P                360             19961104
8444960    Baltimore             MD     21286          TH                P                360             19961004
8446072    Peoria                IL     61604          SF                P                180             19961119
8444622    San Antonio           TX     78213          SF                I                360             19961121
8452377    Cicero                IL     60650          SF                P                360             19961213
8453151    Baton Rouge           LA     70802          SF                P                360             19961115
8444630    Saint Petersburg      FL     33713          SF                P                180             19961212
8445439    Houston               TX     77033          SF                P                360             19961223
8445454    San Antonio           TX     78201          SF                P                360             19961216
8457236    Riverton              UT     84065          SF                P                360             19961223
8450256    Helen                 MD     20635          SF                P                180             19960621
8450835    Graham                NC     27253          SF                P                360             19960813
8449944    Gary                  IN     46404          SF                P                240             19960826
7967235    Detroit               MI     48238          SF                P                360             19990819
7967284    Coon Rapids           MN     55433          SF                P                360             19991018
7967375    Harrisburg            PA     17112          SF                P                360             19990120
7967433    Thousand Oaks         CA     91362          SF                P                360             19990504
7967540    Charlotte             NC     28205          SF                P                360             20000428
7968076    Jonesboro             GA     30236          SF                P                360             20000315
7968225    Smithfield            KY     40068          SF                P                360             20000609
7968340    Tucson                AZ     85710          SF                P                360             20000531
7968704    West Deptford         NJ      8096          SF                P                360             20000714
7969272    Pretty Prairie        KS     67570          SF                P                362             19990301
7969298    Omaha                 NE     68112          SF                P                360             19990805
7969330    Romeo                 MI     48065          SF                P                360             20000310
7969512    Elderton              PA     15736          SF                P                360             20000515
7969868    Gulfport              MS     39503          MA                P                180             19980407
7969934    Philadelphia          PA     19132          SF                P                180             20000523
7970049    Duck                  WV     25063          SF                P                360             19981209
7970767    Milwaukee             WI     53215          SF                P                360             19981008
7971062    Philadelphia          PA     19143          SF                P                360             19990623
7971179    Williamsport          PA     17701          SF                P                360             19991111
7971831    Saint Louis           MO     63136          SF                P                360             19981218
7971955    Rich Hill             MO     64779          SF                P                360             19990513
7972300    Pattonsburg           MO     64670          SF                P                240             19991116
7972466    Camden                NJ      8105          SF                P                180             19911218
7972680    Lawnside              NJ      8045          SF                P                180             19910625
7972730    East Point            GA     30344          SF                P                180             19930602
8103095    Marysville            OH     43040          SF                P                360             19950630
8103376    Detroit               MI     48223          SF                P                240             19960123
8105090    Lee'S Summit          MO     64086          SF                P                360             19940422
2006617    Corpus Christi        TX     78410          SF                P                270             19980301
8497042    WASHINGTON            DC     20011          SF                P                360             20010522
8497190    COLTON                CA     92354          SF                P                180             20010117
8497208    LAS CRUCES            NM     88011          SF                I                360             20010223
8497067    LINCOLN               MO     65338          SF                P                360             20010521
8497232    SAN JOSE              CA     95116          SF                P                180             20010601
8497240    WINNETKA              CA     91306          SF                P                180             20010622
8496887    MORENO VALLEY         CA     92551          SF                P                180             20010612
8496895    FONTANA               CA     92336          SF                P                180             20010713
8496945    PERRIS                CA     92571          SF                P                180             20010815
8496994    NEWBERG               OR     97132          SF                P                180             20010816
8497091    MACON                 GA     31206          SF                I                360             20010126
3059029    Brownsville           TN     38012          SF                P                180             19970604
3049905    Birmingham            AL     35204          SF                P                180             19970605
8462780    EGGERTSVILLE          NY     14226          MF                P                180             19910221
8462970    RICHMND HIL           NY     11418          2F                P                180             19910613
8462707    NEWARK                NJ      7017          TH                P                180             19920509
8463002    KEARNY                NJ      7032          MF                P                180             19920601
8463010    RANDOLPH              NJ      7869          SF                P                180             19890918
8463028    PHILADELPHIA          PA     19128          TH                P                180             19900424
8462764    ROOSEVELT             NY     11575          SF                P                180             19920430
8462863    ALLENTOWN             PA     18103          SF                P                180             19920701
8462889    BURLINGTON            NJ      8016          SF                P                180             19920706
8462897    PHILADELPHIA          PA     19135          TH                P                240             19920803
8462913    CAMDEN                NJ      8103          2F                P                180             19921020
8462921    LITHONIA              GA     30058          SF                I                180             19921027
8462947    KENNETT SQUARE        PA     19348          SF                P                180             19921021
8462954    DECATUR               GA     30032          SF                I                180             19921116
8462962    ATLANTA               GA     30331          SF                I                180             19921124
8462673    NEWPORT               RI      2840          SF                P                180             19921223
8462632    NORRISTOWN            PA     19401          TH                P                180             19921118
8462798    SHELBY                NC     28150          SF                P                120             19930428
8462822    BRIDGEPORT            NY     13030          SF                P                180             19930227
8462830    EASLEY                SC     29640          SF                P                180             19930305
8462558    FEDERAL WAY           WA     98003          SF                P                180             19930420
8462590    MORROW                GA     30260          SF                P                180             19930503
8462608    STATEN ISLAND         NY     10308          TH                P                180             19930422
8462475    MT AIRY               MD     21771          SF                P                240             19930709
8462483    LANCASTER             PA     17602          SF                P                180             19930714
8462491    PHILADELPHIA          PA     19135          TH                P                180             19930709
8462517    BROOKHAVEN            NY     11719          SF                P                180             19930624
8462715    SCHENECTADY           NY     12304          SF                P                240             19930806
8462723    W BRISTOL             PA     19007          SF                P                240             19930819
8462749    PARK FOREST           IL     60466          SF                P                180             19930726
8462434    WILLIAMSTOWN          PA     19138          TH                P                120             19930825
8430985    Ocoee                 FL     34761          PD                P                360             19980623
8430563    Plant City            FL     33587          SF                P                360             19980805
8430266    Sunrise               FL     33322          SF                P                240             19990413
8430332    Ft. Myers             FL     33912          PD                P                360             19990430
8430530    Winston Salem         NC     27105          SF                P                360             20000125
3434420    Airway Heights        WA     99001          SF                P                360             19971120
7136096    Clarksville           OH     45113          SF                P                360             19970731
7136278    Eatonville            WA     98328          SF                P                360             19990501
7136419    St Petersburg         FL     33713          SF                P                360             19970212
7137508    North Smithfield      RI      2896          SF                P                360             19960426
7137771    Lancaster             CA     93535          SF                P                360             19980112
7137995    Mashpee               MA      2649          SF                P                360             19980217
8011470    Oceanside             CA     92057          SF                P                360             19990816
8118580    Coatesville           PA     19320          PD                P                360             19970829
8118937    Orlando               FL     32808          SF                P                360             19970930
8117608    Salt Lake City        UT     84104          SF                P                360             19971222
8177784    Atlantic Beach        FL     32233          SF                P                360             19971231
8177941    Jacksonville          FL     32205          SF                P                360             19980612
8178345    Aiken                 SC     29801          SF                P                360             19990802
8178691    Memphis               TN     38125          SF                P                360             19990503
8293615    Apex                  NC     27502          PD                P                360             19980930
8293797    Nashville             TN     37208          SF                P                360             19990402
8293961    Los Angeles           CA     90037          SF                P                360             19991026
8294118    Tinley Park           IL     60477          SF                P                360             19970919
8294027    St. Simons Island     GA     31522          CO                P                360             19991210
8050452    Memphis               TN     38109          SF                P                180             19981106
8051401    Gary                  IN     46402          SF                P                180             19980811
8052102    Milwaukee             WI     53206          SF                P                360             19980724
8052607    Rockwood              TN     37854          SF                P                360             19990310
8052656    Alpharetta            GA     30005          SF                P                360             19990405
8053423    Casselberry           FL     32707          SF                P                180             19990528
8054025    Gastonia              NC     28054          SF                P                180             19981105
8054173    Rock Hill             SC     29732          SF                P                180             19981030
8054306    Waynesville           NC     28786          SF                P                180             19990106
3405065    High Point            NC     27260          SF                P                360             19930729
3197324    Mt Pleasant           TN     38474          MH                P                180             19970801
3196615    Reidsville            NC     27230          SF                P                180             19970825
3197175    Fountain Inn          SC     29644          SF                P                360             19971114
3196680    Pembroke              NC     28372          SF                P                180             19970319
3197241    Whiteville            NC     28470          MH                P                360             20011022
3197308    Orangeburg            SC     29115          MH                P                360             19971013
3196789    Johns Island          SC     29455          MH                P                360             20011022
3196771    Wallace               NC     28466          MH                P                240             19971028
3129988    Rockwell              NC     28138          SF                P                180             19971030
8497331    Indian Trail          NC     28079          PD                P                180             20010814
8497422    JOY                   IL     61260          4F                P                180             20010828
8497406    TEMPLE HILLS          MD     20748          SF                P                180             20010924
8497380    MEMPHIS               TN     38120          CO                P                180             20010925
8497398    Shelby                NC     28150          SF                P                360             20011022
8497414    Jacksonville          FL     32208          SF                P                300             20011024
8497315    DEFIANCE              OH     43512          SF                P                180             20011030
8497307    FOREST CITY           NC     28043          SF                P                180             20010518
8497273    ORANGE                VA     22960          SF                P                180             20010430
8463069    LEAGUE CITY           TX     77573          SF                P                240             20010525
8463085    THE WOODLANDS         TX     77381          SF                P                300             20010530
8434243    East St. Louis        IL     62205          SF                P                60              19991203
8434094    Webster               MA      1570          SF                P                60              20010227
8462178    CHICAGO               IL     60636          MF                P                120             20010430
8462186    CLINTON               MO     64735          SF                P                120             20010426
8462194    CHATTANOOGA           TN     37411          SF                P                360             20001109
8462061    VENICE                FL     34293          SF                P                360             20001130
8462087    MUSKEGON              MI     49441          SF                P                60              20010323
8462285    HEMPSTEAD             NY     11550          SF                P                120             20010320
8462343    NORFOLK               VA     23502          SF                P                360             20001220
8461188    CHICAGO               IL     60619          2F                P                360             20010709
8461162    OXFORD                NC     27565          MH                P                60              20010504
8460719    BRYCEVILLE            FL     32009          MA                P                360             20010426
8460727    NORFOLK               VA     23503          SF                P                120             20010503
8460743    PETERSBURG            IN     47567          SF                P                60              20010615
8461733    MIAMI                 FL     33055          SF                P                60              20010706
8461758    ROCKY MOUNT           NC     27804          SF                P                60              20010716
8460982    FORT MYERS            FL     33905          SF                P                180             20010718
8461048    LAHAINA               HI     96761          CO                I                360             20010418
8460891    OAKLAND               CA     94608          3F                P                360             20010628
8460933    FREEHOLD              NJ      7728          SF                P                360             20010718
8460974    CINCINNATI            OH     45213          SF                P                360             20010427
8461493    FARMERSVILLE          CA     93223          SF                P                60              20010514
8461717    PHOENIX               AZ     85008          SF                P                360             20010523
8461659    SPRINGFIELD           PA     19064          SF                P                360             20010221
8460750    DUARTE                CA     91010          SF                P                360             20010315
8461683    RESEDA                CA     91335          CO                P                180             20010305
8461691    LOS ANGELES           CA     90059          2F                I                360             20010313
8461311    MORENO VALLEY         CA     92553          SF                I                120             20010606
8461329    FAIRBURN              GA     30213          SF                P                60              20010427
8461337    ONTARIO               CA     91762          LR                P                120             20010406
8461345    STOCKTON              CA     95205          SF                P                360             20010413
8461386    LOS ANGELES           CA     90043          SF                P                120             20010425
8461410    BAYSIDE               NY     11361          SF                P                360             20010525
8460859    COLORADO SPRINGS      CO     80906          SF                I                60              20010525
8461204    ATLANTA               GA     30310          SF                P                360             20010724
8461212    TOPOCK                AZ     86436          SF                P                360             20010718
8461220    MIAMI                 FL     33181          SF                P                360             20010724
8461303    TOLEDO                OH     43609          SF                P                60              20010518
7827710    St Petersburg         FL     33702          SF                P                300             20011219
7844483    Monticello            AR     71655          SF                P                300             19980513
8486201    WEST FARMINGTON       OH     44491          SF                P                360             19961025
8486219    CORTLAND              OH     44410          SF                P                180             19971024
8486227    MASURY                OH     44438          SF                P                240             19971222
8486235    WARREN                OH     44483          SF                P                180             19980309
8486276    CAMPBELL              OH     44405          SF                P                360             19980914
8485880    WARREN                OH     44484          SF                P                360             19981023
8485898    YOUNGSTOWN            OH     44511          SF                P                240             19981218
8485914    CORTLAND              OH     44410          SF                P                360             19990225
8485948    NEWTON FALLS          OH     44444          SF                P                360             19990316
8485963    AUSTINTOWN            OH     44515          SF                P                180             19990423
8485971    YOUNGSTOWN            OH     44515          SF                P                360             19990604
8486003    HUBBARD               OH     44425          SF                P                360             19990811
8486011    STOW                  OH     44224          SF                P                360             19990902
8486045    WARREN                OH     44483          SF                P                360             19991001
8486052    WARREN                OH     44485          SF                P                360             19991019
8486110    WARREN                OH     44483          SF                P                240             20000329
8486185    RAVENNA               OH     44266          SF                P                360             19950630
8485575    WADWORTH              OH     44281          SF                P                312             20000721
8485781    YOUNGSTOWN            OH     44511          SF                P                300             19871230
8485856    CORTLAND              OH     44410          SF                P                300             19930608
8485286    YOUNGSTOWN            OH     44512          SF                P                180             19931026
8485294    YOUNGSTOWN            OH     44512          SF                P                240             19910722
8485336    YOUNGSTOWN            OH     44515          SF                P                180             19930226
8485393    STRUTHERS             OH     44471          SF                P                240             19940921
8485427    CANFIELD              OH     44406          SF                P                240             19950714
8485476    YOUNGSTOWN            OH     44514          SF                P                180             19960424
8485484    WARREN                OH     44484          SF                P                360             19960515
8485518    YOUNGSTOWN            OH     44512          SF                P                360             19960815
8484982    YOUNGSTOWN            OH     44515          SF                P                180             19970424
8485039    YOUNGSTOWN            OH     44515          SF                P                240             19980226
8485112    YOUNGSTOWN            OH     44511          SF                P                180             19980922
8485203    CAMPBELL              OH     44405          SF                P                180             19981118
8485252    YOUNGSTOWN            OH     44509          SF                P                360             19980717
8484727    CANFIELD              OH     44406          CO                P                360             19990405
8484941    WARREN                OH     44483          SF                P                180             19960906
7162324    Maryland Heights      MO     63043          SF                P                360             19990505
7162357    Tallahassee           FL     32303          SF                P                180             19990609
8434672    PEMBROKE PINES        FL     33026          PD                P                360             20001002
8434607    LEWISBURG             WV     24901          SF                P                240             20000331
3385515    Memphis               TN     38128          SF                P                360             19861001
3385648    Southaven             MS     38671          SF                P                360             19890310
3385887    Miami                 FL     33015          SF                P                360             19860820
3387123    Bridgeton             NJ      8302          SF                P                360             19960530
8291718    Tampa                 FL     33619          SF                P                360             19990326
8431264    NORTH WILKESBORO      NC     28659          SF                P                240             19970422
8431074    MIAMI BEACH           FL     33162          SF                P                360             19980707
8431579    ST PETERBURG          FL     33712          SF                I                360             19980724
8431538    ATLANTA               GA     30331          SF                I                360             19980730
8432288    SOUTH EUCLID          OH     44121          SF                P                180             19990408
8432734    CLEVELAND             OH     44128          SF                I                180             19990728
8432650    FRESNO                CA     93704          SF                P                360             19990623
8433203    MONTROSE              MI     48457          SF                P                180             19990716
8347007    Gray                  LA     70359          MH                P                360             20011022
8362923    Kenner                LA     70065          SF                P                360             19990421
8346702    Alamo                 TN     38001          SF                P                180             19990618
8340036    Holliston             MA      1746          SF                P                360             19990709
8363616    Salem                 OR     97301          SF                I                360             19990728
8363590    Mchenry               IL     60050          SF                P                360             19981223
8339640    Blaine                MN     55434          SF                P                360             19981124
8363764    Arlington             TX     76014          SF                P                240             19990716
8341406    Buffalo               NY     14215          SF                P                180             20000113
8350985    Garfield Heights      OH     44125          SF                P                360             19980629
8350860    Summerton             SC     29148          MA                P                360             19980831
8361941    Dekalb                IL     60115          SF                P                240             19980824
8350050    Snow Camp             NC     27349          MA                P                360             19981029
8350126    Wayne                 MI     48184          SF                P                360             19981112
8349888    Gulfport              MS     39503          SF                P                360             19981023
8340796    Memphis               TN     38109          SF                P                60              19980904
8346165    Rancho Cordova        CA     95670          SF                P                300             19990721
8362022    Americus              GA     31709          SF                P                180             19990625
8363228    Colton                CA     92324          SF                P                300             19991116
8344202    Peoria                AZ     85381          SF                P                300             20000527
8343923    Philadelphia          PA     19151          SF                P                240             19980806
8343048    Boise                 ID     83706          SF                P                240             20011219
8349672    Dayton                NY     14138          SF                P                360             20011022
8353716    Blairsville           GA     30512          MA                P                360             20011022
8353633    Rex                   GA     30273          SF                P                360             19990625
8348781    Hull                  GA     30646          SF                P                360             19991118
8342057    Miami                 FL     33196          PD                P                180             19981113
8361271    Winchester            TN     37398          SF                P                120             19991008
8353468    Dawson Springs        KY     42408          SF                P                360             20011022
8353047    Brownton              MN     55312          SF                P                360             20011022
8342115    Akron                 OH     44305          SF                P                120             19990414
8351884    Palestine             AR     72372          SF                P                180             19981119
8351470    Eatonton              GA     31024          MA                P                360             19990925
8351355    Houston               TX     77035          SF                P                360             19990525
8351249    Mebane                NC     27302          SF                P                180             19990723
8348203    Omaha                 NE     68111          SF                P                360             20011022
8347833    Kings Mount           NC     28086          MA                P                360             19981020
8347577    Virginia Beach        VA     23456          MA                P                360             19981118
8362824    Honea Path            SC     29654          SF                P                360             20011018
8347395    Laurinburg            NC     28352          SF                P                360             19981029
8404964    New Bedford           MA      2740          SF                P                120             19980925
8383697    Walker                LA     70785          MA                P                360             19981019
8407918    Hyattsville           MD     20784          SF                P                360             19980726
8385874    Mc Caysville          GA     30555          SF                P                360             20000219
8406183    Detroit               MI     48223          SF                P                240             19990222
8405375    Indianapolis          IN     46241          SF                P                240             19980710
8421265    Manteca               CA     95336          SF                P                180             20000112
8425266    Philadelphia          PA     19133          SF                P                180             19981022
8417958    Miami                 FL     33157          SF                P                300             19981102
8423147    Longview              WA     98632          SF                P                240             19981218
8412785    Arabi                 GA     31712          SF                P                120             19990611
8410516    Philadelphia          PA     19133          SF                P                180             19990818
8397705    Staten Island         NY     10304          SF                P                120             19990924
8383630    Laurelton             NY     11413          SF                P                240             19991024
8384109    Cambridge             OH     43725          SF                P                120             19991202
8384356    Sharpsville           PA     16150          SF                P                300             20011219
8407793    Corinth               NY     12822          SF                P                120             19961008
8383713    Minneapolis           MN     55407          SF                P                180             20011219
8428252    Urbana                IL     61801          SF                P                180             19970227
8383754    Laurel                NE     68745          SF                P                180             19990719
8405664    Ava                   IL     62907          SF                P                120             19990923
8372005    Bradenville           PA     15620          SF                P                360             20000929
8373599    Sumner                IA     50674          SF                P                360             20011022
8371577    Salisbury             NC     28144          SF                P                180             20001020
8371890    Atlanta               GA     30331          SF                P                180             20001031
8437006    Norfolk               VA     23509          SF                P                180             20001128
8437105    Quinton               AL     35130          MH                P                180             20010208
8443442    Minneapolis           MN     55411          SF                P                180             20010124
8443459    Mullins               SC     29574          SF                P                240             20010122
8443939    Saint Louis           MO     63135          SF                P                180             20010215
8442915    Granite City          IL     62040          SF                P                360             20010327
8441966    Cheektowaga           NY     14215          SF                P                360             20010418
8285389    Meeker                OK     74855          SF                P                360             19991015
8285959    Splendora             TX     77372          SF                P                360             20011029
8286122    Baltimore             MD     21215          SF                P                180             20000803
8458788    FREEPORT              NY     11520          2F                P                360             20010924
8458796    ELMONT                NY     11003          SF                P                360             20010914
8458804    BROOKLYN              NY     11216          4F                P                360             20010824
8458812    STATEN ISLAND         NY     10303          2F                P                360             20010917
8458705    BROOKLYN              NY     11236          2F                P                360             20010809
8458606    ELMONT                NY     11003          SF                P                360             20010810
8458614    UNION                 NJ      7083          SF                P                360             20010827
8458622    BOGOTA                NJ      7603          SF                P                360             20010824
8458630    SOUTH OZONE PARK      NY     11420          SF                P                360             20010907
8458648    SOUTH OZONE PARK      NY     11420          SF                P                360             20010830
8458655    VALLEY STREAM         NY     11581          SF                P                360             20010822
8458663    LAURELTON             NY     11413          SF                P                360             20010831
8458689    BRONX, NY 10468       NY     10468          2F                P                360             20010816
8458697    SPRINGFIELD GARDENS   NY     11432          2F                P                360             20010920
8458713    BROOKLYN              NY     11207          2F                P                360             20010810
8458721    BROOKLYN              NY     11208          2F                P                360             20010828
8458739    ELMONT                NY     11003          SF                P                360             20011011
8458754    GREAT NECK            NY     11023          SF                P                360             20010827
8458762    BROOKLYN              NY     11208          2F                P                360             20011012
8486698    QUEENS VILLAGE        NY     11429          3F                P                360             20011030
8486706    BROOKLYN              NY     11216          2F                P                360             20011101
8486771    JAMAICA               NY     11433          2F                P                360             20011116
8486664    STATEN ISLAND         NY     10306          2F                P                360             20011105
8486722    STATEN ISLAND         NY     10314          SF                P                360             20011019
8486730    GREAT NECK            NY     11021          SF                P                360             20011023
8486789    JAMAICA               NY     11420          SF                P                360             20011116
8486748    RICHMOND HILL         NY     11419          SF                P                360             20011031
8486763    ELMONT                NY     11003          SF                P                360             20011101
8486672    VALLEY STREAM         NY     11580          SF                P                360             20011107
8486797    LAURELTON             NY     11422          SF                P                360             20011119
8486755    HOLLIS                NY     11423          SF                P                360             20011030
8020802    Austin                TX     78734          SF                P                360             19991015
8486334    KOKOMO                IN     46901          SF                P                144             19950728
8486326    MECHANICSVILLE        MD     20659          SF                P                360             19951116
8486615    Indianapolis          IN     46205          SF                P                360             19960510
8486623    DUBUQUE               IA     52002          SF                P                360             19980321
8486557    Franklin              NJ      7416          SF                P                360             19960501
8373888    DENVER                NC     28037          SF                P                360             20011022
3122280    Stillwell             OK     74960          SF                P                240             19960918
8141251    Cincinnati            OH     45216          SF                P                356             20011022
8149494    Jacksonville          FL     32208          SF                P                300             20010422
3319282    North Las Vegas       NV     89030          SF                P                360             19971006
8459406    MAYVILLE              MI     48744          SF                P                360             20010928
8459414    ANAHEIM               CA     92806          SF                P                180             20010927
8459380    EDMOND                OK     73013          SF                P                360             20010928
8459448    ALLIANCE              OH     44601          SF                P                180             20011003
8459646    VERO BEACH            FL     32960          SF                P                180             20011002
8459422    MURRIETA              CA     92562          SF                P                180             20011004
8459653    MEMPHIS               TN     38109          SF                P                180             20011001
8459430    ROSEVILLE             CA     95747          PD                P                180             20011002
8459281    DETROIT               MI     48234          SF                P                180             20011002
8459091    STARR                 SC     29684          SF                P                180             20010910
8458929    COLUMBUS              OH     43224          SF                P                360             20011010
8459059    OLNEY                 MD     20832          SF                P                180             20010827
8459174    ATLANTIC              IA     50022          SF                P                360             20010928
8459117    LATTA                 SC     29565          SF                P                180             20010912
8459240    WHITTIER              CA     90605          SF                P                180             20011004
8459257    WHITTIER              CA     90605          SF                P                180             20011004
3317666    Greensboro            NC     27405          SF                P                360             19951115
8459661    Austin                TX     78725          PD                P                360             19961114
8459687    Wilkes Barre          PA     18705          2F                P                360             20000518
8459695    Sarasota              FL     34232          CO                P                360             20000801
8459703    Saint Cloud           FL     34772          SF                S                360             20000807
8459679    Kimmell               IN     46760          SF                P                360             20001030
8459711    Littleton             CO     80128          SF                P                360             20001215
8429946    El Mirage             AZ     85335          SF                P                360             20000517
8429953    Arlington             TX     76002          SF                P                360             20000420
8429920    Houston               TX     77053          PD                P                360             20000211
8429805    Houston               TX     77073          PD                P                360             20000203
8429995    Las Vegas             NV     89120          SF                P                360             20001019
8156010    Detroit               MI     48234          SF                P                360             19990924
8303414    Montgomery            AL     36105          SF                P                240             19981106
8304321    Norman                OK     73026          SF                P                360             20011022
8356941    Lima                  OH     45801          SF                P                360             20011022
8172736    Summerfield           NC     27358          SF                P                360             19981103
8045528    Saginaw               MI     48603          SF                P                360             19990818
8048464    Weslaco               TX     78596          SF                P                180             19990305
8049850    Chicago               IL     60644          SF                P                360             19980904
3107588    Olive Branch          MS     38654          SF                P                360             19910321
3107604    Memphis               TN     38109          SF                P                360             19901001
3107752    Memphis               TN     38127          SF                P                360             19910628
3113289    Albuquerque           NM     87120          SF                P                360             19860630
3113628    Tucson                AZ     85745          SF                P                360             19870706
3114279    Philadelphia          PA     19139          SF                P                240             19830110
3115441    Tucson                AZ     85705          SF                P                360             19910412
3115490    Baltimore             MD     21213          SF                P                360             19910809
3116209    St Paul               MN     55106          SF                P                360             19891215
3116613    Arlington             TX     76011          CO                P                360             19910319
3106556    Canton                OH     44705          SF                P                360             19950110
3117488    Sedley                VA     23878          SF                P                360             19791031
3118528    Los Angeles           CA     90044          SF                P                360             19841003
3118924    Temple Hills          MD     20748          SF                P                360             19861201
3186962    Jonesboro             GA     30236          SF                P                360             19950428
3185410    Grandview             MO     64040          SF                P                360             19911220
3185857    Detroit               MI     48205          SF                P                360             19951211
3186384    Victorville           CA     92392          SF                P                360             19870312
3393998    Broadview             IL     60153          SF                P                360             19950526
3395027    Memphis               TN     38127          SF                P                360             19951204
3395639    Grand Rapids          MI     49507          SF                P                360             19910628
8168189    Rochester             NY     14609          SF                P                360             19951102
8168361    Philadelphia          PA     19144          SF                P                360             19780320
8168460    Burlington Townshi    NJ      8016          SF                P                360             19950615
8185639    Indianapolis          IN     46225          SF                P                360             19940311
8186249    Hazel Crest           IL     60429          SF                P                360             19931204
8172157    Charleston            SC     29412          SF                P                360             19911101
8172397    Fort Worth            TX     76133          SF                P                360             19950712
8172421    Moline                IL     61265          SF                P                360             19950804
8172637    Chicago               IL     60652          SF                P                360             19870410
8173247    Sharon Hill           PA     19079          SF                P                360             19831101
8173437    Philadelphia          PA     19138          SF                P                356             20011022
8279267    West Chester          PA     19380          SF                P                360             19760729
8173734    Pittsburgh            PA     15236          SF                P                360             19870226
8174229    Philadelphia          PA     19145          SF                P                360             19950324
8174328    Philadelphia          PA     19134          SF                P                360             19951206
8174617    Williamsport          PA     17701          SF                P                360             19970101
8279374    New Carrolton         MD     20784          SF                P                360             19941017
8279382    Bowie                 MD     20716          SF                P                360             20010829
8279390    Deer Park             WA     99006          SF                P                360             19950601
3331295    Bardstown             KY     40004          SF                P                120             19980828
3334430    Butler                PA     16001          SF                P                360             20010806
3335874    (Compton Area) L.A.   CA     90222          SF                P                360             19980722
3348943    Ladson                SC     29456          SF                P                360             19940429
3404027    Paterson              NJ      7503          SF                P                360             19970930
3422060    Washington            DC     20020          MF                I                360             19980409
3473295    Lee                   MA      1238          SF                P                360             19951108
7130172    Stillwater            NY     12170          SF                P                360             19991001
8481343    WOODSTOCK             GA     30188          MH                I                360             19840425
8481350    NEWARK                NJ      7102          MX                I                180             19900813
8481368    MULLICA HILL          NJ      8062          SF                P                180             19930216
8481376    SOMERVILLE            MA      2413          CO                P                360             19890523
8481657    DALTON                GA     30721          SF                P                360             19940802
8481665    CLUTE                 TX     77531          SF                S                180             19940715
8481673    FAIR LAWN             NJ      7410          SF                P                360             19890407
8481608    MILLER PLACE          NY     11764          SF                P                320             19900808
8481681    IRVINGTON             NJ      7111          SF                P                360             19890922
8481699    STATEN ISLAND         NY     10312          2F                P                316             19930806
8481707    BROOKLYN              NY     11221          2F                I                360             19900307
8481715    BROOKLYN              NY     11215          CO                I                360             19891109
8481723    FREEHOLD              NJ      7728          SF                P                360             19891115
8481731    JAMAICA               NY     11434          TH                P                360             19891124
8481749    BRIDGEPORT            CT      6610          SF                P                360             19900308
8481491    HEMPSTEAD             NY     11550          SF                P                328             19930315
8481335    IRVINGTON             NJ      7111          2F                P                327             19921229
8481616    HARRINGTON            DE     19952          SF                P                360             19970423
8481624    BALTIMORE             MD     21206          SF                P                360             19971002
8481426    CENTER POINT          TX     78010          SF                P                360             19980615
8481467    STAFFORD              VA     22554          SF                P                181             19990222
8481640    COCOA                 FL     32927          MA                P                180             19990427
8481145    PHOENIX               AZ     85024          PD                P                180             19990326
8481517    PHILADELPHIA          PA     19111          SF                P                360             19990326
8481533    TYLER                 TX     75703          SF                I                360             19990405
8481566    EDINBURG              TX     78539          SF                I                360             19990421
8481574    PHILADELPHIA          PA     19149          TH                I                360             19990430
8481194    DETROIT               MI     48221          SF                I                360             19980618
8481236    PHOENIX               AZ     85020          SF                P                360             19980826
8481327    PHILADELPHIA          PA     19143          TH                I                360             19980925
8481251    BALTIMORE             MD     21239          TH                P                360             19981221
8481269    READING               PA     19601          TH                P                180             19990128
8481293    FRESNO                CA     93725          SF                P                360             19990310
8055386    Philadelphia          PA     19132          SF                P                120             19961018
8055899    Caledonia             MS     39740          MA                P                120             19980325
8055972    Nashville             TN     37207          SF                P                180             19920501
8056129    Mount Airy            NC     27030          SF                P                360             19980618
8056194    Eden                  NC     27288          SF                P                180             19971206
8056285    Franklinton           NC     27525          SF                P                331             20011022
8056335    Summerville           SC     29483          SF                P                360             19980527
8056350    Chinquipin            NC     28521          SF                P                360             19980602
8056491    Salemburg             NC     28385          SF                P                180             19980918
8057093    Columbus              GA     31906          SF                P                144             19970619
8057291    Rincon                GA     31326          SF                P                60              19980214
8057416    Atlanta               GA     30311          SF                P                360             19980321
8057531    Savannah              GA     31404          SF                P                360             19980526
8057630    Montgomery            AL     36116          SF                P                240             19980826
8057911    Detroit               MI     48223          SF                P                240             20000808
8058554    High Point            NC     27262          SF                P                309             19971030
8059255    Dolimite              AL     35061          SF                P                180             19980219
8059305    Memphis               TN     38115          SF                P                360             19980312
8059339    Nashville             TN     37214          SF                P                360             20000616
8059529    Memphis               TN     38108          SF                P                360             19980618
8059578    Memphis               TN     38114          SF                P                180             19980625
8059701    Leroy                 AL     36548          SF                P                120             19980910
8059719    Hixson                TN     37343          SF                P                240             19980918
8059735    Florence              AL     35634          SF                P                360             19980921
8059990    N Lauderdale          FL     33068          CO                P                96              19971218
8060113    Plantation            FL     33324          SF                P                360             19980214
8060956    Smyrna                GA     30082          TH                P                360             19981026
8061061    Athens                AL     35611          SF                P                180             19981023
8061384    Jackson               MS     39209          SF                P                180             19981124
8061517    Blue Ridge            GA     30513          SF                S                180             19981209
8062044    Athens                AL     35611          SF                P                120             19990115
8063588    Grovetown             GA     30813          SF                S                360             19990519
8064438    Pensacola             FL     32561          MF                P                180             19960725
8064453    Chicago               IL     60620          SF                P                240             19960719
8065799    Martinsville          IN     46151          SF                P                360             20011114
8068868    Plainfield            NJ      7061          SF                S                360             19990304
8493165    CARLTON               GA     30627          MH                P                240             20000525
8493181    NORCROSS              GA     30093          SF                P                180             20000616
8493421    Detroit               MI     48205          SF                P                180             20000810
8493645    EAST LANSING          MI     48823          SF                P                180             20000912
8493660    Carleton              MI     48117          SF                P                180             20000831
8493124    PHENIX CITY           AL     36867          SF                I                360             20001107
8493132    Knoxville             TN     37920          SF                P                180             20001130
8493413    Logansport            IN     46947          SF                I                180             20001122
8492829    Jenkinsburg           GA     30234          SF                P                360             20001117
8492837    Franklin              KY     42134          SF                P                360             20001115
8493553    Atlanta               GA     30314          SF                I                180             20001121
8493603    Belvidere             TN     37306          SF                P                360             20001214
8493272    Boynton Beach         FL     33437          PD                P                180             20001120
8493280    Detroit               MI     48234          2F                I                180             20001128
8493306    Saint Louis           MO     63136          SF                P                180             20001129
8493322    Florissant            MO     63033          CO                P                180             20001120
8491730    Port Saint Lucie      FL     34953          SF                P                360             20001207
8491698    Miami                 FL     33142          2F                I                180             20001207
8492894    Cumming               GA     30041          PD                P                180             20001130
8492902    Detroit               MI     48235          SF                P                180             20010131
8492910    Gallatin              TN     37066          4F                I                360             20001129
8492985    Milton                FL     32583          SF                P                240             20001211
8491672    Louisville            KY     40210          SF                I                240             20010130
8491680    Hamilton              OH     45011          SF                I                180             20001220
8492639    MILLWOOD              KY     42762          SF                P                180             20001215
8492662    Jackson               MI     49202          SF                I                360             20010116
8492670    Doyline               LA     71023          SF                P                360             20001221
8486938    CANAL WINCHESTER      OH     43110          SF                P                360             20001215
8493025    KETTERING             OH     45440          SF                I                180             20001229
8493033    FRANKFORT             KY     40601          SF                P                180             20001218
8493058    Chicago               IL     60626          CO                P                360             20010112
8493074    Tarpon Springs        FL     34689          SF                P                180             20010111
8492506    Lily                  KY     40740          SF                P                360             20001222
8492241    Gray                  KY     40734          SF                I                360             20001222
8492290    South Bend            IN     46628          3F                P                360             20010125
8492324    Middlesboro           KY     40965          SF                P                180             20010119
8492340    Louisville            KY     40223          SF                P                180             20010110
8492365    Flint                 MI     48505          SF                I                180             20010131
8491995    LA GRANGE             KY     40031          SF                P                180             20010118
8492779    Fort Mitchell         AL     36856          MA                P                240             20010202
8492787    Delray Beach          FL     33484          CO                P                180             20010131
8491334    Huntington            WV     25704          SF                I                180             20010119
8492456    Detroit               MI     48224          SF                P                180             20010330
8492464    Coconut Creek         FL     33073          PD                P                180             20010212
8492472    Albion                MI     49224          SF                P                180             20010118
8491912    Lithonia              GA     30058          SF                P                180             20010314
8491946    Collinsville          MS     39325          SF                P                180             20010223
8491318    Columbus              OH     43206          SF                I                180             20010216
8492027    Englewood             OH     45322          SF                P                180             20010209
8491276    Williston             FL     32696          3F                I                360             20010320
8492407    New Albany            MS     38652          SF                P                180             20010223
8492431    Grandview Heights     OH     43212          SF                P                180             20010223
8492134    Griffin               GA     30223          SF                P                180             20010315
8492159    Winslow               IN     47598          SF                P                180             20010228
8491573    Lehigh Acres          FL     33971          SF                P                180             20010228
8491144    Mesa                  AZ     85207          SF                P                360             20010306
8491268    Cincinnati            OH     45206          2F                P                240             20010213
8491193    DELTONA               FL     32738          SF                P                240             20010219
8491219    La Crosse             IN     46348          SF                P                180             20010228
8491227    East Tawas            MI     48730          SF                P                240             20010223
8490930    Dearborn Heights      MI     48127          SF                P                180             20010216
8490328    Lowell                IN     46356          SF                P                180             20010222
8490351    Waynesboro            GA     30830          SF                P                180             20010226
8491086    Clearwater            FL     33756          SF                P                180             20010228
8490807    Memphis               TN     38127          SF                P                180             20010521
8490823    Caro                  MI     48723          MA                P                180             20010327
8490849    Florence              MS     39073          MH                P                180             20010308
8491474    Millen                GA     30442          SF                P                180             20010402
8490880    Meridian              MS     39301          SF                I                180             20010326
8490427    Saint Johns           MI     48879          SF                P                180             20010313
8490468    Memphis               TN     38122          SF                P                180             20010228
8490476    Detroit               MI     48212          SF                I                240             20010228
8490492    Pearl                 MS     39208          SF                P                180             20010328
8491458    Barboursville         WV     25504          SF                P                360             20010301
8491466    Olive Hill            KY     41164          SF                P                180             20010329
8490526    Huntington            WV     25703          SF                P                360             20010313
8490534    Griffin               GA     30224          SF                P                240             20010405
8491045    Clinton               MS     39056          SF                P                180             20010305
8490054    Florissant            MO     63033          SF                P                180             20010417
8490088    Gary                  IN     46404          SF                P                180             20010326
8490575    Stone Mountain        GA     30083          SF                P                180             20010323
8490583    Navarre               FL     32566          MA                P                180             20010319
8490591    Gary                  IN     46409          SF                P                180             20010420
8490617    Thomson               GA     30824          MA                P                180             20010309
8490625    Salyersville          KY     41465          SF                P                180             20010328
8490021    Russellville          KY     42276          SF                P                180             20010320
8490245    Laurel                MS     39440          SF                P                360             20010328
8490989    Jacksonville          FL     32210          SF                P                240             20010321
8489700    GARY                  IN     46403          SF                P                360             20010517
8486946    HOLLYWOOD             FL     33020          CO                P                180             20010321
8486979    Rhodes                MI     48652          SF                P                180             20010326
8486987    Boca Raton            FL     33433          CO                P                180             20010323
8487027    Milwaukee             WI     53209          2F                I                180             20010504
8490955    East Cleveland        OH     44112          SF                P                180             20010331
8487068    Cleveland Heights     OH     44112          SF                I                180             20010330
8490195    Belton                SC     29627          SF                P                360             20010406
8486870    Westminster           CO     80031          CO                P                180             20010329
8487399    Kokomo                IN     46901          SF                P                180             20010330
8487407    Charlottesville       VA     22902          SF                P                180             20010423
8487415    Millen                GA     30442          SF                P                180             20010416
8487456    East Chicago          IN     46312          SF                P                180             20010424
8487480    Brighton              TN     38011          SF                P                180             20010402
8491425    Orlando               FL     32837          SF                P                180             20010330
8487498    Bowling Green         KY     42101          SF                P                180             20010329
8487514    Columbus              GA     31906          SF                P                240             20010409
8493843    Groveland             FL     34736          MA                P                240             20010523
8486862    Berea                 KY     40403          SF                P                180             20010423
8487357    Jacksonville          FL     32246          SF                I                360             20010427
8487365    Jacksonville          FL     32210          SF                P                180             20010427
8489668    Longwood              FL     32750          SF                P                180             20010420
8489924    Wayne                 MI     48184          SF                I                180             20010521
8489080    Jay                   FL     32565          SF                P                180             20010425
8487266    Caledonia             OH     43314          SF                P                180             20010424
8487274    Winter Springs        FL     32708          SF                P                180             20010412
8487308    Detroit               MI     48228          SF                I                180             20010416
8487316    Detroit               MI     48223          SF                P                180             20010416
8488785    Gainesville           FL     32653          MA                P                180             20010419
8489544    Monmouth              IL     61462          SF                P                180             20010417
8491516    Palmyra               TN     37142          MH                P                240             20010516
8489577    Sale Creek            TN     37373          SF                P                180             20010423
8489635    Indianapolis          IN     46226          SF                I                360             20010509
8489262    LOUISVILLE            KY     40219          SF                P                360             20010518
8491417    Rossville             GA     30741          SF                P                180             20010512
8489338    Chattanooga           TN     37404          SF                P                180             20010430
8489346    Stone Mountain        GA     30087          SF                P                180             20010504
8489387    Tupelo                MS     38801          SF                P                180             20010518
8489874    Chandlersville        OH     43701          MH                P                240             20010425
8489007    Milwaukee             WI     53208          SF                P                180             20010531
8489023    Decatur               GA     30032          SF                P                360             20010501
8491532    Cincinnati            OH     45236          SF                P                180             20010525
8489122    Oakland               KY     42159          MH                P                240             20010426
8489239    BURTON                MI     48529          SF                P                180             20010518
8488843    Columbus              OH     43222          2F                I                180             20010511
8488868    Stamping Ground       KY     40379          SF                P                180             20010509
8488892    Wildwood              GA     30757          SF                P                180             20010509
8489858    Macon                 GA     31201          SF                I                240             20010530
8488561    Gary                  IN     46408          SF                P                180             20010514
8488579    Maple Heights         OH     44137          SF                P                360             20010530
8489833    Memphis               TN     38115          SF                I                180             20010524
8488686    Syracuse              IN     46567          SF                P                180             20010621
8488702    Lexington             KY     40505          PD                P                180             20010626
8489072    Columbus              OH     43085          SF                P                180             20001106
8488488    Decatur               GA     30034          SF                P                180             20001211
8488496    Palm Bay              FL     32909          SF                P                180             20001127
8488520    Thornton              CO     80229          PD                P                180             20001117
8488553    Greeley               CO     80634          SF                P                180             20001120
8488355    Saint Peters          MO     63376          SF                P                180             20001130
8488363    Aurora                CO     80017          CO                P                240             20001128
8488371    Granite City          IL     62040          SF                P                360             20010122
8488199    PERU                  IN     46970          SF                P                360             20001215
8488231    Carbondale            IL     62901          2F                P                360             20010103
8488314    Youngstown            OH     44505          SF                P                180             20010112
8487548    Monterey              TN     38574          SF                P                180             20010302
8487134    Toledo                OH     43607          SF                I                180             20010316
8488181    Glasgow               KY     42141          SF                P                360             20010226
8487936    Detroit               MI     48227          SF                P                180             20010305
8487118    Florissant            MO     63033          SF                P                180             20010326
8487746    Belpre                OH     45714          SF                P                180             20010529
8487910    Fort Pierce           FL     34950          SF                P                180             20010518
8487654    STOCKBRIDGE           GA     30281          SF                P                180             20010517
8487704    MEMPHIS               TN     38125          SF                P                180             20010525
8487712    GARDEN CITY           KS     67846          SF                P                180             20010531
7769995    York                  PA     17404          SF                P                358             20011022
7776156    Muncie                IN     47302          SF                P                360             20010523
8495202    SAN ELIZARIO          TX     79849          SF                P                360             20010427
8494866    DECATUR               GA     30032          SF                P                360             20010529
8494874    EL CENTRO             CA     92243          SF                P                360             20010529
8494882    DETROIT               MI     48209          SF                I                360             20010628
8494916    ST JOSEPH             MO     64501          SF                P                180             20010606
8494924    STONE MOUNTAIN        GA     30087          SF                P                360             20010618
8494932    FRESNO                CA     93704          SF                P                360             20010605
8494981    CORPUS CHRISTI        TX     78410          SF                I                180             20010727
8495038    MANCHESTER            NH      3104          3F                I                360             20010605
8495046    PHENIX CITY           AL     36867          SF                P                360             20010608
8495152    MIAMI                 FL     33142          SF                P                360             20010628
8494577    GREEN BAY             WI     54311          2F                P                360             20010717
8494585    WEST NEWTON           PA     15089          SF                P                360             20010711
8494791    LATEXO                TX     75849          SF                P                360             20010914
8494833    RANCHO CUCAMONGA      CA     91737          SF                I                360             20010911
8494460    OROVILLE              CA     94566          SF                P                360             20011025
8494486    JACKSONVILLE          FL     32244          SF                P                360             20011024
8494536    BALTIMORE             MD     21215          TH                P                360             20011024
3242369    North Miami           FL     33168          TH                P                240             19970917
7141062    Bridgeport            OH     43912          SF                P                360             19981104
7142920    Evansville            IN     47711          SF                P                338             20011022
7143266    Decatur               GA     30030          SF                P                360             19980908
7139405    Brooklyn              NY     11221          SF                S                360             19981001
8016461    Brownsville           TN     38012          SF                P                180             19990129
8017535    Covington             GA     30209          SF                P                356             20011022
8016792    Los Angeles           CA     90037          SF                P                360             19950804
8016610    Layton                UT     84041          SF                P                360             19951016
8107112    Milwaukee             WI     53224          SF                P                360             19730504
8108912    Kansas City           MO     64134          SF                P                360             19950608
8125999    Egg Harbor Township   NJ      8234          SF                P                360             19970630
8126864    Bossier City          LA     71112          SF                P                360             19861027
8112419    Saint Louis           MO     63136          SF                P                228             19830630
8113953    Milford               MA      1757          2F                P                360             20010522
8128944    Clarkston             GA     30021          SF                P                360             19971111
8129017    York                  PA     17404          SF                P                360             19980619
8158388    Philadelphia          PA     19124          SF                P                360             19871228
8158511    Memphis               TN     38127          SF                P                360             19910601
8159543    Lagrange              GA     30240          SF                I                357             20011022
8160806    Kalamazoo             MI     49001          SF                P                180             19970130
8179723    Norristown            PA     19401          SF                P                360             19851115
8181398    Savannah              GA     31401          SF                P                84              19970924
8181588    Atlanta               GA     30314          SF                P                360             19981210
8181695    Little Rock           AR     72206          SF                P                360             19990219
8283830    Lafyette Hill         PA     19444          TH                P                360             19970613
8072282    Townsend              DE     19734          SF                P                240             19990817
8072092    Norfolk               VA     23513          SF                P                360             19991019
8459802    MIAMI                 FL     33175          SF                P                360             20010829
8494155    TOLEDO                OH     43605          SF                P                180             20010824
8494031    DETROIT               MI     48210          SF                P                180             20011001
8494163    DEPAUW                IN     47115          SF                P                360             20011011
8494049    MILESBURG             PA     16853          SF                I                360             20011010
8494056    PITTSBURGH            PA     15229          SF                P                360             20011019
8494106    ATLANTA               GA     30310          SF                I                360             20011012
8009334    Wildwood Crest        NJ      8260          CO                I                360             19990813
3195096    Convent Station       NJ      7960          CO                P                360             19880811
3192424    Stoughton             MA      2072          SF                P                360             19881123
3193042    Piscataway            NJ      8854          SF                P                360             19910124
8472219    ISLIP                 NY     11751          SF                P                360             19991202
8480105    DARLINGTON            SC     29532          SF                I                360             19990908
8480832    PANAMA CITY           FL     32401          SF                P                180             19980910
8480113    ELIZABETH C           NC     27909          SF                P                240             19990910
8480139    PITTSBURGH            PA     16216          SF                P                360             19990922
8475675    WARREN                MI     48093          SF                P                180             19990909
8474421    FRANKLIN              LA     70538          SF                P                360             20010403
8473498    NORTH AUGUS           SC     29841          SF                P                360             20001108
8472730    NEWTOWN SQUARE        PA     19073          SF                P                360             19990528
8471815    W PALM BCH            FL     33407          SF                P                180             20000509
8471229    MOUNT PLEAS           SC     29446          SF                P                360             20010228
8471294    OSCEOLA               WI     54020          SF                P                180             20010309
8466989    CLARKSVILLE           TN     37043          SF                P                360             19990930
8466864    EAST CLEVEL           OH     44112          2F                I                180             20010308
8472664    BROOKHAVEN            MS     39601          SF                P                240             19990517
8473779    LIMA                  OH     45804          SF                P                360             20000613
8480956    HENNING               IL     61848          SF                P                180             19960126
8474389    BATON ROUGE           LA     70802          SF                P                360             20000811
8472615    CLEVELAND             TN     37323          SF                P                360             19991213
8475634    MILWAUKEE             WI     53208          2F                P                360             20001011
8472094    SPARKS                GA     31647          MA                P                360             19990721
8480790    CHATTANOOGA           TN     37415          SF                I                120             19980528
8480634    RALEIGH               NC     27610          SF                I                240             19990730
8473217    CLEVELAND             MS     38732          SF                P                240             19990323
8480964    RICHMOND              VA     23222          SF                P                360             19960927
8480121    WELLSVILLE            OH     43968          SF                P                360             19990918
8473118    CHICAGO               IL     60620          SF                P                180             19981121
8479057    JACKSON               MS     39209          SF                P                360             19990428
8468399    LAFAYETTE             LA     70507          SF                P                360             20000817
8480881    COLUMBIA              SC     29204          SF                P                240             19980622
8473084    MARTINSVILL           VA     24112          SF                P                360             19981105
8478299    JACKSONVILLE          FL     32226          SF                P                180             20000714
8470858    ATTICA                IN     47918          SF                P                180             19981214
8474629    O'FALLON              MO     63366          SF                P                360             20001006
8473241    GULF BREEZE           FL     32561          SF                P                360             19990127
8480337    PERRY                 FL     32347          SF                P                360             19981211
8472417    LINWOOD               NC     27292          SF                P                180             19990903
8471823    GREEN SPRIN           OH     44836          MA                P                180             20000508
8475261    DETROIT               MI     48238          SF                P                360             20000415
8477093    MANASSAS              VA     20109          TH                P                360             19991123
8472755    BRUNSWICK             OH     44212          SF                P                180             19990615
8472797    CONNEAUT              OH     44030          SF                I                360             19990128
8477325    BEN AVON              PA     15202          SF                I                360             20001213
8473233    FARMINGTON            MI     48336          SF                P                180             19990420
8473092    ROBERTSDALE           AL     36567          SF                P                180             19981123
8472896    ENGLEWOOD             CO     80110          SF                I                180             19990708
8477689    CHICAGO               IL     60619          SF                P                360             20001005
8474306    DENHAM SPRI           LA     70726          SF                P                180             19990803
8480568    PRINCEVILLE           IL     61559          SF                P                360             19990820
8480782    MEMPHIS               TN     38114          SF                P                180             19980211
8479719    BAKERSFIELD           CA     93309          3F                P                360             20000229
8472185    BRONX                 NY     10456          SF                P                360             19991118
8472748    RAVENNA               OH     44266          SF                P                180             19990608
8470890    MILWAUKEE             WI     53221          SF                P                180             19981224
8476301    SOUTH LEBANON         OH     45065          SF                P                360             20000204
8480485    CONWAY                SC     29256          SF                P                360             19981130
8475469    TWIN LAKES            MI     49457          SF                P                360             20000814
8474884    DORCHESTER            MA      2124          2F                S                360             20000615
8472276    BROOKLYN              NY     11233          4F                P                360             19991227
8479479    ROXBURY               MA      2118          CO                S                240             19981124
8467045    KINGSPORT             TN     37660          SF                P                360             20000705
8470585    BATAVIA               OH     45103          SF                P                180             19990903
8469488    SAN DIEGO             CA     92114          SF                P                360             19991124
8478604    TUCSON                AZ     85710          SF                P                360             19990719
8474504    NEW ORLEANS           LA     70117          SF                P                360             20000114
8474561    MISSOURI CITY         TX     77459          SF                P                360             19991215
8473159    CHARLOTTE             NC     28226          CO                P                360             19990511
8472631    JONESBORO             GA     30236          SF                P                180             19991101
8471104    CHARLOTTE             NC     28213          SF                P                360             20001215
8469868    ATLANTA               GA     30316          SF                P                360             19991116
8467805    NASHVILLE             TN     37208          SF                P                360             20010118
8472532    SILVER SPGS           FL     34488          SF                P                180             19991029
8470056    DETROIT               MI     48234          SF                P                360             19991108
8476541    HOMESTEAD             FL     33030          2F                P                360             20000320
8478307    JACKSONVILL           FL     32254          SF                P                360             20000727
8470510    LEWISPORT             KY     42351          SF                P                360             19990719
8480774    ATHENS                AL     35611          SF                P                240             19970723
8470338    CROOKED RIVER         OR     97760          SF                P                360             19991006
8471005    NASHVILLE             TN     37211          SF                P                360             19981113
8477184    PHILADELPHIA          PA     19143          SF                P                360             20000316
8473522    SHINNSTON             WV     26431          SF                P                360             19991129
8470619    MIRAMAR               FL     33023          SF                P                360             19990917
8474488    MARERO                LA     70072          2F                P                360             19990811
8478166    PHOENIX               AZ     85051          SF                P                360             20000814
8470635    GREENSBORO            NC     27401          SF                P                360             19990908
8470916    DOWNEY                CA     90242          2F                P                180             19981216
8472342    WESTON                FL     33326          SF                P                180             19990730
8477168    WINSLOW TWP           NJ      8081          SF                P                360             19991015
8478083    BEL AIR               MD     21014          SF                P                360             19990816
8466971    NASHVILLE             TN     37211          SF                P                84              19990823
8479941    RATHDRUM              ID     83858          SF                P                360             19981012
8478117    LAKE FOREST           CA     92630          SF                P                360             20000410
8478943    ARNOLD                MD     21012          SF                P                360             19990817
8469496    SANTA BARBA           CA     93110          SF                P                360             19991122
8471732    NEW KENSINGTON        PA     15068          SF                P                180             20000121
8477994    CHICAGO               IL     60649          CO                I                180             20001222
8470528    MOSS POINT            MS     39563          SF                P                180             19990824
8469926    CINCINNATI            OH     45223          SF                P                180             19991129
8469850    DETROIT               MI     48224          SF                P                180             19991029
8478653    PHILADELPHIA          PA     19151          SF                P                360             20000111
8478984    PHILADELPHI           PA     19119          SF                P                360             19990917
8471898    TONAWANDA             NY     14150          SF                P                360             20000714
8474330    GREENWELL S           LA     70739          SF                P                240             20000131
8476756    FAIRBORN              OH     45324          SF                P                360             19991123
8480550    MIAMI                 FL     33150          2F                P                363             19990710
8470924    PORT RICHEY           FL     34668          SF                P                180             19981204
8479388    PEMBROKE PI           FL     33023          SF                S                180             19981030
8477390    DECATUR               GA     30032          SF                P                360             20000719
8472201    FLORENCE              SC     29506          SF                P                360             20000217
8473266    LINCOLNTON            NC     28092          SF                P                360             19990503
8473183    HATTIESBURG           MS     39401          SF                P                240             19990325
8477473    BALTIMORE             MD     21217          TH                P                120             20000328
8480873    NORFOLK               VA     23513          SF                S                360             19980514
8480907    WINSTON SALEM         NC     27107          SF                P                180             19981006
8478018    MINNEAPOLIS           MN     55407          SF                P                360             20000801
8470288    GIRARD                OH     44420          SF                P                180             19990827
8476962    TAMPA                 FL     33615          SF                P                120             19990826
8473845    GIFFITH               IN     46319          SF                P                360             20000724
8480600    SMYRNA                TN     37167          SF                P                244             19990726
8477283    LOYALHANNA            PA     15661          SF                P                360             19991021
8472490    CARTESVILLE           GA     30121          SF                P                360             19991006
8470270    SARANAC               MI     48881          SF                P                360             19991103
8478133    GOODYEAR              AZ     85338          SF                P                360             19991208
8477796    MEMPHIS  TN           TN     38125          SF                P                360             19991217
8474496    BREAUX BRIDGE         LA     70517          SF                P                240             19990830
8474025    SAN ANTONIO           TX     78225          SF                P                180             19980812
8467136    MADISON               IL     62060          SF                P                180             20000821
8479792    PALM BAY              FL     32909          SF                P                360             20000405
8467524    DYERSBURG             TN     38024          SF                I                360             20010228
8470171    BUFFALO               NY     14215          SF                P                360             19990929
8475162    FLORISSANT            MO     63031          SF                P                360             19991019
8477010    PALMETTO              FL     34221          SF                P                360             20001103
8470882    CONCORD               VA     24538          SF                P                360             19981217
8480410    JACKSONVILL           FL     32208          SF                S                240             19990223
8477705    PHILADELPHI           PA     19143          SF                P                120             19990928
8477135    PHILADELPHI           PA     19111          SF                P                360             20010130
8473928    MOORE                 OK     73160          SF                P                180             20000630
8474595    ST PETERS             MO     63376          SF                P                360             20000307
8480055    BIRMINGHAM            AL     35214          SF                I                360             19990818
8470569    JACKSONVILLE          FL     32277          SF                P                360             19990629
8477077    LAUDERHILL            FL     33313          SF                P                360             20000509
8473068    SCANDIA               MN     55073          SF                P                360             19980526
8472987    CLEVELAND             OH     44118          SF                P                180             19970809
8478075    WASHINGTON            DC     20002          4F                P                180             19991129
8474314    STERLINGTON           LA     71280          SF                I                360             19991220
8467292    WESTMINSTER           CA     92683          SF                P                360             20010226
8480493    MISSION               TX     78572          SF                P                240             19990111
8480238    JACKSON               MI     49201          SF                P                120             19991124
8479149    GREENSBORO            NC     27455          SF                S                180             19990223
8470379    BALTIMORE             MD     21211          SF                I                180             19990928
8478919    CHINO                 CA     91710          SF                P                360             19990430
7645195    Troy                  NY     12180          3F                I                180             19970610
7645203    Albany                NY     12202          3F                I                358             20011022
7645286    Troy                  PA     16947          SF                P                360             19970620
7646425    New Haven             CT      6513          2F                I                360             19970521
7645831    Ferguson              MO     63134          SF                I                360             19970701
3449543    Riverside             NJ      8075          SF                P                360             19880622
3451036    Erie                  PA     16502          SF                P                360             19940706
3451200    Milan                 TN     38358          SF                P                360             19920331
3451382    Jacksonville          FL     32208          SF                P                360             19861113
7132178    Baker                 LA     70714          SF                P                360             19960807
3454006    Rochester             NY     14624          SF                P                360             19970106
3454626    Earle                 AR     72331          SF                P                360             19970228
3454758    Irondequoit           NY     14609          SF                P                180             19970228
3455094    Balch Springs         TX     75180          SF                P                360             19970505
3456225    Baltimore             MD     21217          SF                P                360             19970728
3456282    San Antonio           TX     78223          SF                P                360             19970811
3457504    Woodbridge Twp        NJ      7077          SF                P                360             19971223
3458619    Canyon Country        CA     91351          SF                P                360             19971209
3458973    Cherry Hill           NJ      8002          SF                P                360             19971231
3460573    Red Oak               TX     75154          SF                P                360             19960828
3460813    Grizzly Flats         CA     95636          SF                P                360             19971029
3463429    Pomona                CA     91766          SF                P                360             19980422
3464559    Memphis               TN     38109          SF                P                360             19980619
7132954    Inglewood             CA     90303          SF                P                360             19980708
3465952    Moreno Valley         CA     92557          SF                P                360             19980804
5037965    Santa Rosa Beach      FL     32459          SF                S                120             20000918
5038310    San Antonio           TX     78245          SF                P                300             19990413
5037619    Flint                 MI     48503          SF                I                189             20001102
5037874    Clarendon             NY     14470          SF                P                300             20010601
5038161    San Antonio           TX     78202          SF                P                280             20011128
5038260    San Antonio           TX     78202          SF                P                180             20000821
5037734    Warren                MI     48089          SF                I                249             20010713
5037833    Jacksonville          FL     32244          TH                P                120             20000501
5038062    Corpus Christi        TX     78415          SF                I                360             19991115
5037973    Gonzales              TX     78629          SF                P                360             20011101
5038179    Baytown               TX     77521          MH                P                216             20010725
5037981    Alstead               NH      3602          2F                P                199             20010921
5038070    Bedford               WY     83112          SF                P                348             19990412
5037866    Little Rock           AR     72204          SF                P                360             20011012
5039227    Federal Way           WA     98003          CO                I                180             19970917
5038120    Independence          MO     64052          SF                P                159             20001212
5037890    Rome                  NY     13440          SF                P                360             20011109
5038153    St Paul               MN     55117          SF                I                239             20001222
5038112    Copeville             TX     75121          SF                P                122             20001015
5038146    Utica                 NY     13501          SF                P                360             20011119
5038237    Utica                 NY     13502          SF                P                360             20011127
5031307    South Bend            IN     46613          SF                I                360             20011022
5037924    Copperas Cove         TX     76522          SF                P                300             19960701
5037486    San Antonio           TX     78209          CO                P                361             19940803
5037460    Buda                  TX     78610          MA                P                84              20010111
5032172    Orange Grove          TX     78384          MH                P                359             20010412
5037304    Tilden                TX     78072          SF                P                240             19981015
5037437    Pascagoula            MS     39581          SF                P                240             19990824
5037676    Black Creek           NC     27813          SF                P                178             19990427
5038088    Caldwell              TX     77830          MH                P                360             20010515
5037726    Hobbs                 NM     88240          SF                I                241             19990824
5037502    San Antonio           TX     78233          SF                P                109             20010801
5037775    Salton City           CA     92275          SF                P                130             20010322
5037288    Memphis               TN     38115          SF                I                360             19980706
5037916    San Saba              TX     76877          SF                P                165             20011105
5037163    San Antonio           TX     78227          SF                P                180             19970223
5037494    San Antonio           TX     78220          SF                P                180             19960209
5037742    El Paso               TX     79927          3F                P                120             20010118
5037387    San Antonio           TX     78242          SF                P                180             19960701
5038195    Sand Springs          OK     74063          SF                P                240             19990423
5037445    Del Rio               TX     78840          SF                P                360             20010803
5037791    Hillsboro             OR     97124          SF                P                114             19980213
5037536    Yelm                  WA     98597          MH                P                109             20000614
5039201    California City       CA     93505          SF                P                181             19971014
5039177    Arcata                CA     95521          SF                I                243             19841105
5037841    Laredo                TX     78040          SF                P                174             20010901
5037635    La Joya               TX     78560          SF                P                359             20010222
5037189    Grand Haven           MI     49417          SF                P                181             19980713
5037338    Addison               TX     75244          SF                P                360             19980701
5037122    Kansas City           MO     64134          CO                S                207             20010929
5037593    Forth Worth           TX     76105          SF                P                180             20010731
5037783    Rochester             NY     14606          SF                I                180             20000921
5037809    Odessa                TX     79763          SF                P                360             20011010
5037098    Jacksonville          FL     32210          SF                P                371             19991104
5037544    Detroit               MI     48223          SF                P                233             20000803
5037825    Rochester             NY     14619          SF                P                180             19980901
5037718    Columbus              OH     43222          2F                I                360             20010430
5037478    Tamppa                FL     33619          SF                P                225             19960718
5037361    Conroe                TX     77303          SF                P                180             19980519
5038013    Tampa                 FL     33619          2F                I                194             19971023
5037395    Tampa                 FL     33619          SF                P                254             19960717
5037858    Tampa                 FL     33607          SF                I                240             19941130
5038203    Jacksonville          FL     32219          SF                P                176             20011101
5037817    Victoria              TX     77901          SF                P                300             20000611
5037320    Belpre                OH     45714          SF                P                180             19990331
5039102    Pahrump               NV     89060          SF                P                205             20010226
5037403    Utica                 NY     13501          2F                P                360             20011009
5037585    Unitah                UT     84403          SF                P                360             20011001
5038021    San Antonio           TX     78242          SF                P                180             19960313
5039169    Lancaster             CA     93534          CO                I                240             19960903
5037767    Mcallen               TX     78501          SF                P                360             20000601
5037171    Lake Havasu           AZ     86404          MH                I                180             19980121
5037346    Phoenix               AZ     85007          SF                P                120             20010510
5037452    Detroit               MI     48223          SF                P                360             20000601
5039094    Bakersfiled           CA     93301          SF                P                181             19970709
5038229    Dallas                TX     75217          SF                I                240             20010801
5038054    San Antonio           TX     78240          SF                P                360             20010323
5037353    Baton Rouge           LA     70815          SF                P                360             19900417
5039185    San Diego             CA     92114          SF                I                480             19780901
5038187    Jackson               MI     49203          SF                P                261             20010216
5037668    Detroit               MI     48228          SF                P                358             20001108
5037957    Floydada              TX     79235          SF                P                303             19970509
5037650    San Antonio           TX     78202          SF                P                360             20001016
5037551    San Antonio           TX     78214          SF                P                360             20010423
5037411    San Antonio           TX     78218          SF                I                360             20010509
5037627    San Antonio           TX     78210          SF                P                360             20011002
5037759    Montgomery            AL     36108          SF                I                360             20010328
5039144    Bakersfield           CA     93306          SF                P                180             19950630
5037999    North Miami Beach     FL     33162          SF                P                240             19940427
5038211    Memphis               TN     38114          SF                P                361             20010701
5037510    Grosse Pointe         MI     48236          SF                P                360             19980504
5037577    Fresno                CA     93704          SF                I                360             19950327
5037569    Pasadena              TX     77506          SF                P                360             20010907
5037700    San Antonio           TX     78220          SF                P                360             20001122
5038047    Memphis               TN     38127          SF                P                360             20011106
5037601    Mission               TX     78572          SF                P                120             20010223
5039243    Castaic               CA     91384          SF                I                120             19950522
5038005    Waco                  TX     76707          SF                P                180             20010901
5038138    St Louis              MO     63112          SF                P                360             20010306
5037528    Clarksville           TN     37042          SF                P                275             20000626
5008420    Lubbock               TX     79403          SF                P                120             19970530
5011564    Kemper                TX     76539          MH                P                120             19970123
5038039    Kingman               AZ     86401          MH                P                148             20010703
5039151    Pontiac               MI     48342          SF                P                98              19971202
5037940    Fort Worth            TX     76114          SF                P                180             20010718
5037908    San Antonio           TX     78228          SF                P                180             20010720
5037882    Fort Worth            TX     76109          SF                P                180             20010625
5037692    Port Arthur           TX     77642          SF                P                120             20010525
5016571    Rocky Mount           NC     27801          SF                P                180             19970619
5016894    Ft Worth              TX     76104          SF                P                132             19991205
5017223    Selma                 AL     36701          SF                P                184             19960103
5037643    San Antonio           TX     78250          SF                P                360             20010215
5039219    Centerville           ID     83631          SF                I                180             19940808
3199411    Tuskegee              AL     36083          SF                P                360             19920310
3191673    Missouri City         TX     77489          SF                P                360             20011022
3196466    Detroit               MI     48219          2F                P                180             19970611
8466740    OXNARD                CA     93035          CO                P                180             20010920
8466757    CANTON                OH     44705          SF                P                360             20010917
8075327    St. Augustine         FL     32084          SF                P                360             19991109
8358756    Burnsville            MN     55337          PD                P                360             20010226
8357808    Germantown            OH     45327          SF                P                360             20010319
8436669    Auburn                WA     98001          SF                P                360             20010515
8482069    CARSON                CA     90746          SF                P                360             20010607
8481756    RIVERSIDE             CA     92507          4F                P                360             20010509
8481822    RENTON                WA     98056          SF                P                360             20010530
8482077    FEDERAL WAY           WA     98003          SF                P                360             20010726
8481830    KENT                  WA     98031          SF                P                360             20010227
8482093    LAS VEGAS             NV     89123          SF                P                360             20010321
8482101    NAPLES                FL     34110          SF                P                360             20010123
8482119    LEHIGH ACRES          FL     33936          SF                P                360             20010323
8482127    MERCER ISLAND         WA     98040          SF                P                360             20010322
8482135    DIX HILLS             NY     11746          SF                P                360             20010406
8482143    MANCHESTER            CT      6040          SF                P                360             20010825
8482150    BELLFLOWER            CA     90706          SF                P                360             20010824
8482176    WEIRTON               WV     26062          SF                P                360             20010904
8482184    ANTIOCH               CA     94509          SF                P                360             20010831
8482192    PARAMOUNT             CA     90723          CO                P                360             20010907
8482218    ROCHESTER             NY     14616          SF                P                360             20010919
8482309    CANTON                MI     48188          SF                P                360             20010920
8482291    REDONDO BEACH         CA     90277          LR                P                360             20011009
8482325    INGLEWOOD             CA     90305          SF                P                360             20011026
8482333    NAPERVILLE            IL     60563          SF                P                360             20010516
8482341    LAHAINA               HI     96761          SF                P                360             20010518
8482358    SAN PEDRO             CA     90731          SF                P                360             20010622
8482374    HERNDON               VA     20171          SF                P                360             20010615
8481939    NEW HAVEN             CT      6511          2F                I                360             20010611
8481772    VALLEJO               CA     94589          SF                P                360             20010615
8481780    LAS VEGAS             NV     89108          SF                I                360             20010622
8481806    PHOENIX               AZ     85033          SF                P                360             20010625
8481947    FORT LAUDERDALE       FL     33304          SF                P                360             20010629
8481954    BABYLON               NY     11702          SF                P                360             20010712
8481962    ALISO VIEJO           CA     92656          CO                P                360             20010709
8481970    MINNEAPOLIS           MN     55413          SF                P                360             20010718
8481988    EFFINGHAM             SC     29541          SF                P                360             20010723
8481996    MORENO VALLEY         CA     92557          SF                P                360             20010723
8482002    TRACY                 CA     95376          SF                P                360             20010725
8482010    BATON ROUGE           LA     70810          SF                I                360             20010727
8482028    SYLMAR AREA  CITY OF  CA     91342          SF                P                360             20010726
8482036    WRIGHTWOOD            CA     92397          SF                P                360             20010727
8482044    DETROIT               MI     48228          SF                P                360             20010731
8482051    WABASHA               MN     55981          SF                P                360             20010727
8481848    DORCHESTER            MA      2121          SF                P                360             20010802
8481855    KAILUA-KONA           HI     96740          SF                P                360             20010813
8481863    RICHMOND              VA     23228          SF                P                360             20010816
8481871    FALMOUTH              MA      2536          SF                P                360             20010818
8481897    SPENCERPORT           NY     14559          SF                P                360             20010821
8368334    Mcdonough             GA     30253          SF                P                360             19960522
8368060    West Islip            NY     11795          SF                P                360             19960521
8368136    Cleveland             OH     44105          SF                P                360             19960521
8368318    Atlanta               GA     30310          SF                P                360             19960523
8367765    Fresno                CA     93725          SF                P                360             19960531
8368185    Hamilton              NJ      8342          SF                P                360             19960628
8456311    Lake Elsino           CA     92330          SF                P                360             19960723
8446254    Cleveland             OH     44108          2F                P                180             19960802
8445181    Miami                 FL     33175          CO                P                360             19960815
8455479    Albany                OR     97321          SF                P                360             19960813
8446668    Mt Gilead             OH     43338          SF                P                360             19961024
8445017    Rowland Heights       CA     91748          SF                P                360             19961026
8446387    Los Angeles           CA     90059          SF                P                360             19961023
8445611    Lexington             NC     27292          SF                P                360             19960822
8453672    Coeur D'Ale           ID     83814          SF                P                360             19960821
8446056    Clifton Heights       PA     19018          SF                P                360             19960905
8444895    Sagamore Hi           OH     44067          SF                P                360             19960918
8446643    Mooresville           NC     28115          SF                P                360             19960926
8453383    Houston               TX     77053          SF                I                360             19961009
8456519    Aiea                  HI     96701          CO                P                360             19960717
8444747    Blythe Area           CA     92225          SF                P                360             19960827
8456279    Montgomery            TX     77356          CO                I                360             19960705
8444663    Brooklyn              NY     11238          TH                P                360             19951025
8444473    Lenoir                NC     28645          MF                P                360             19961105
8457160    Keaau                 HI     96749          SF                P                360             19961025
8445025    Dallas                TX     75216          SF                I                360             19961028
8450918    Stoneham              MA      2180          CO                I                360             19960703
8450926    Stoneham              MA      2180          CO                I                360             19960703
8446148    Chicago               IL     60617          SF                P                360             19960812
8453680    Little Rock           AR     72204          SF                P                360             19960830
8451395    Mckeesport            PA     15132          SF                P                360             19960822
8453516    Cumming               GA     30130          SF                P                360             19961004
8445009    Staten Island         NY     10306          2F                P                360             19960930
8449449    Herber                CA     92249          SF                P                360             19960919
8446312    Riverside             CA     92508          SF                P                360             19961010
8444606    San Antonio           TX     78212          SF                P                360             19961010
8445041    Madera                CA     93638          SF                P                360             19961021
8452088    Saint Louis           MO     63121          SF                P                360             19961127
8452260    Coloma                MI     49058          SF                P                360             19961218
8451577    Atlanta               GA     30310          SF                I                360             19961218
8451163    Charlotte             NC     28213          SF                P                360             19970108
8451528    Keller                TX     76248          SF                P                360             19961211
8444507    W Greenwich           RI      2817          SF                I                360             19970117
8449654    Detroit               MI     48234          SF                P                360             19960715
8450462    Seattle               WA     98178          SF                P                360             19960719
8450538    Chicago               IL     60617          SF                P                360             19960724
8450413    Ulysses               PA     16948          SF                P                360             19960806
8450447    Tamarac               FL     33319          CO                P                360             19960814
8449332    Red Oak               TX     75154          SF                P                360             19960814
8450488    Magna                 UT     84044          SF                P                360             19960824
8450496    Vacaville             CA     95687          SF                P                360             19960913
8447823    Coral Springs         FL     33065          SF                P                360             19960826
8449365    Las Vegas             NV     89128          PD                P                360             19960827
8448730    El Cajon              CA     92021          SF                I                360             19960716
8447567    Atlanta               GA     30311          SF                P                360             19960906
8450520    Miami                 FL     33055          SF                P                360             19960917
7967821    Toledo                OH     43623          SF                P                360             20001020
7968175    Goldsboro             NC     27530          MA                P                360             20000630
7968183    Cass City             MI     48726          SF                P                360             20000630
7968332    Norfolk               VA     23504          SF                P                360             20000630
2006682    San Diego             CA     92102          CO                P                360             19880712
2013258    Maywood               IL     60153          2F                P                360             19930701
8497026    KINGMAN               AZ     86401          SF                P                360             20001115
8497059    GERMANTOWN            MD     20876          SF                P                360             20010517
8497133    SIKESTON              MO     63801          SF                P                360             20001117
8497174    NEODESHA              KS     66757          SF                P                360             20010117
8497216    EL CAJON              CA     92019          SF                P                360             20010423
8497224    TAYLORSVILLE          UT     84123          CO                P                360             20010525
8497257    RENO                  NV     89509          SF                P                360             20010612
8497265    WATERBURY             CT      6710          SF                P                360             20010629
8497075    MILWAUKEE             WI     53209          SF                P                360             20001114
8496903    LAKESIDE              CA     92040          SF                P                360             20010726
8496929    LONG BEACH            CA     90803          CO                P                360             20010813
8496952    ANTIOCH               CA     94509          SF                P                360             20010815
8496960    SALEM                 OR     97305          SF                P                360             20010825
8496978    CARY                  IL     60013          SF                P                360             20010827
8497109    SAN JOSE              CA     95121          SF                P                360             20010705
8497018    PROVIDENCE            RI      2909          2F                P                360             20001120
7137755    Vacaville             CA     95687          SF                P                360             19971226
7139017    Las Vegas             NV     89131          PD                P                360             19970227
8009482    Chandler              AZ     85225          SF                P                360             19960702
8052391    Newnan                GA     30263          SF                P                360             19981204
8054678    Tulsa                 OK     74105          SF                P                360             19990123
8055063    Washington Park       IL     62204          SF                P                360             19990719
3284460    Riverside             CA     92505          SF                I                360             19890426
3284957    S Kingtown            RI      2881          SF                I                360             19930716
8497323    LAUREL                MD     20708          SF                P                360             20010831
8497299    PROVIDENCE            RI      2905          2F                P                360             20011012
8497281    Richton Park          IL     60471          SF                P                360             20010402
8497349    GAINESVILLE           FL     32601          SF                P                360             20010425
8497356    Kannapolis            NC     28081          SF                P                360             20010614
8463119    HOUSTON               TX     77071          SF                P                360             20010524
8463101    HOUSTON               TX     77049          SF                P                360             20010710
8463127    CEDAR PARK            TX     78613          SF                P                360             20010524
8463036    HOUSTON               TX     77068          SF                P                360             20010521
8463044    PEARLAND              TX     77584          SF                P                360             20010523
8463051    LEAGUE CITY           TX     77573          SF                P                360             20010525
8463077    THE WOODLANDS         TX     77381          SF                P                360             20010530
8463093    HOUSTON               TX     77045          SF                P                360             20010531
8434185    Southern Pines        NC     28387          SF                P                360             20000728
8434276    Atoka                 TN     38004          SF                P                360             19991215
8462160    BUTTE                 MT     59701          SF                P                360             20001130
8462202    ELGIN                 IL     60120          SF                P                360             19980603
8462210    HOLLISTER             CA     95023          SF                P                360             19981120
8462038    EAST ST LOUIS         IL     62207          SF                P                360             20001101
8462079    CHICAGO               IL     60644          CO                P                360             20010212
8462095    TUCSON                AZ     85713          PD                P                360             20010529
8462137    NORTH BRANCH          MN     55056          SF                P                360             20000925
8461881    DIAMOND BAR           CA     91765          SF                P                360             19990902
8461899    PLEASANTVILLE         NJ      8232          SF                P                360             20001115
8461907    SEATTLE               WA     98112          SF                I                360             19961120
8461915    SAN DIEGO             CA     92114          SF                P                360             19950525
8461964    RACINE                WI     53405          MF                P                360             20010126
8461972    BLAIRSTOWN/HARDWICK   NJ      7825          SF                P                360             20001031
8461980    NORTH HOLLYWOOD       CA     91606          SF                P                360             20010622
8462392    KANNAPOLIS            NC     28083          SF                P                360             19990728
8462400    PHOENIX               AZ     85027          SF                P                360             20010104
8462418    CHINO HILLS           CA     91709          SF                P                360             20010420
8461832    BORREGO SPRINGS       CA     92004          SF                P                360             20000525
8461840    LOUISVILLE            KY     40216          SF                P                360             20001113
8461857    ADAMS                 TN     37010          SF                P                360             20001208
8462236    THONOTOSASSA          FL     33592          SF                P                360             20010220
8462244    PACE                  FL     32571          SF                P                360             20010426
8462269    AURORA                CO     80013          SF                P                360             20010321
8462293    VISTA                 CA     92083          SF                P                360             20010119
8462301    COLDWATER             MI     49036          SF                P                360             20000901
8462319    DETROIT               MI     48219          SF                P                360             20010313
8462327    JACKSONVILLE          FL     32207          SF                P                360             20010425
8462368    FAIRFIELD             CA     94533          SF                P                360             20000921
8462228    OAK LAWN              IL     60453          SF                S                360             20001026
8460826    LAGUNA HILLS          CA     92653          SF                P                360             20010719
8461196    WAUWATOSA             WI     53213          2F                P                360             20010713
8461766    CHICAGO               IL     60647          SF                P                360             20010718
8461170    MEMPHIS               TN     38127          SF                P                360             20010406
8460735    BOYKINS               VA     23827          MA                P                360             20010515
8460834    TAYLOR                MI     48180          SF                P                360             20010329
8461741    OLDSMAR               FL     34677          SF                P                360             20010719
8461154    N. FT. MYERS          FL     33917          SF                P                360             20010725
8460990    CRYSTAL BEACH         FL     34681          SF                P                360             20010726
8461006    JUPITER               FL     33478          SF                P                360             20010731
8461014    HOLLYWOOD             FL     33019          SF                P                360             20010726
8461022    CONCORD               CA     94520          SF                I                360             20001227
8461030    STATEN ISLAND         NY     10314          SF                P                360             20010426
8461055    PENSACOLA             FL     32505          SF                P                360             20010430
8461063    NEWCASTLE             CA     95658          SF                P                360             20010414
8461071    ENGELWOOD             NJ      7631          CO                S                360             20010430
8461089    WAIKOLOA              HI     96738          CO                S                360             20010418
8461097    DORRINGTON            CA     95223          SF                P                360             20010503
8461105    SOUTH ORANGE          NJ      7079          SF                P                360             20010523
8461113    WAILUKU               HI     96793          SF                P                360             20010426
8461121    SAN FRANCISCO         CA     94134          SF                P                360             20010524
8461139    SARASOTA              FL     34235          SF                P                360             20010615
8461147    MILFORD               CT      6460          SF                P                360             20010530
8460867    JOHNSTOWN             NY     12095          SF                P                360             20010611
8460875    EUEQUEHANNA TOWNSHIP  PA     17109          SF                P                360             20010622
8460883    BRIDGEPORT            CT      6606          2F                P                360             20010724
8460909    GARFIELD              NJ      7026          SF                P                360             20010629
8460917    AUBURN                WA     98002          CO                P                360             20010608
8460925    CERES                 CA     95307          SF                P                360             20010613
8460941    GLOVERSVILLE          NY     12078          2F                P                360             20010720
8460958    MENLO PARK            CA     94025          SF                P                360             20010725
8460966    CHICAGO               IL     60629          SF                P                360             20010627
8461485    CHICAGO               IL     60619          TH                P                360             20010424
8461436    MIAMI                 FL     33176          SF                P                360             20010711
8461444    CLOVER                SC     29710          SF                P                360             20010719
8461451    SPRING HILL           FL     34609          SF                P                360             20010727
8461469    WAIPAHU               HI     96797          CO                P                360             20001227
8461477    WEST LONG BRANCH      NJ      7764          SF                P                360             20010525
8461618    CEDAR GROVE           NJ      7009          2F                P                360             20010725
8461626    BRONX                 NY     10472          SF                P                360             20010726
8461634    LOS ANGELES           CA     90026          SF                P                360             20010607
8461642    SAN DIEGO             CA     92127          CO                P                360             20001017
8461667    LONG BEACH            CA     90805          SF                P                360             20010207
8461675    CRESTLINE             CA     92325          SF                P                360             20010307
8460768    LOS ANGELES           CA     90011          4F                I                360             20010322
8461352    INDEPENDENCE          MO     64050          SF                P                360             20010425
8461360    HIALEAH               FL     33010          SF                P                360             20010427
8461394    ROCHESTER             NY     14609          CO                P                360             20010618
8461402    QUAIL VALLEY          CA     92587          SF                P                360             20010425
8461428    LOS ANGELES           CA     90041          SF                P                360             20010501
8461824    OROVILLE              CA     95965          SF                P                360             20010614
8461501    CORONA                CA     92882          SF                P                360             20010601
8461527    KINGMAN               IN     47952          SF                P                360             20010627
8460784    LONG BEACH            CA     90804          4F                P                360             20010525
8461543    YUKON                 OK     73099          SF                P                360             20010713
8461550    BURIEN                WA     98168          SF                P                360             20010629
8461568    LAS VEGAS             NV     89123          SF                P                360             20010711
8461576    BALDWIN               MD     21013          SF                P                360             20010710
8461584    MURRIETA              CA     92562          SF                P                360             20010711
8461592    SNOW MASS VILLAGE     CO     81615          CO                S                360             20010714
8461600    LONG BEACH            CA     90806          SF                P                360             20010713
8460792    SAN DIMAS             CA     91773          SF                P                360             20010521
8461238    LITTLETON             CO     80123          CO                P                360             20010726
8461246    LEHI                  UT     84043          SF                P                360             20010730
8461253    BLUE ISLAND           IL     60406          SF                P                360             20010227
8461261    ST LOUIS              MO     63114          SF                P                360             20010525
8461279    CONROE                TX     77302          SF                P                360             20010501
8460800    PLACENTIA             CA     92870          SF                P                360             20010601
8461287    MILWAUKEE             WI     53216          SF                P                360             20010509
8461295    SAN ANTONIO           TX     78212          SF                I                360             20010508
8461774    HARSENS ISLAND        MI     48028          SF                P                360             20010607
8460818    SHAKER HEIGHTS        OH     44120          SF                P                360             20010719
8461782    MORGAN HILL           CA     95037          SF                P                360             20010622
8461790    MENDOTA HEIGHTS       MN     55120          SF                P                360             20010712
8461816    EAST ST LOUIS         IL     62207          SF                P                360             20010716
8486029    GIRARD                OH     44420          SF                P                360             19990907
8486060    NILES                 OH     44446          SF                P                360             19991104
8486128    AKRON                 OH     44333          SF                P                360             20000612
8486151    WARREN                OH     44481          SF                P                360             20000807
8485716    CAMPBELL              OH     44405          SF                P                360             19860404
8485872    WARREN                OH     44483          SF                P                300             19880222
8485328    NEW SPRINGFIELD       OH     44443          SF                P                360             19920207
8485526    YOUNGSTOWN            OH     44512          SF                P                360             19961025
8484974    CANFIELD              OH     44406          SF                P                360             19970423
8484990    CANFIELD              OH     44406          SF                P                360             19980218
8485021    CORTLAND              OH     44410          SF                P                360             19980303
8485047    YOUNGSTOWN            OH     44502          SF                P                240             19980226
8485054    CANFIELD              OH     44406          SF                P                180             19980330
8485070    YOUNGSTOWN            OH     44512          SF                P                360             19980427
8485104    SALEM                 OH     44460          SF                P                360             19980511
8485138    POLAND                OH     44514          SF                P                360             19980901
8485161    NEW MIDDLETOWN        OH     44442          MH                P                180             19990201
8485179    STRUTHERS             OH     44471          SF                P                360             19990223
8484669    BOARDMAN              OH     44511          SF                P                360             19980918
8484685    WARREN                OH     44484          SF                P                360             19990701
8484693    CAMPBELL              OH     44405          SF                P                360             19980925
8484719    YOUNGSTOWN            OH     44509          SF                P                360             19981221
8484750    COLUMBIANA            OH     44408          SF                P                360             19990413
8484768    COLUMBIANA            OH     44408          CO                P                360             19990910
8484784    YOUNGSTOWN            OH     44509          SF                P                360             19990609
8484800    POLAND                OH     44514          CO                P                360             19991019
8484818    YOUNGSTOWN            OH     44512          SF                P                360             20000525
8484834    KINSMAN               OH     44428          SF                P                360             20000106
8484859    POLAND                OH     44514          SF                P                360             19991123
8484867    CANFIELD              OH     44406          SF                P                360             19991217
8484875    POLAND                OH     44514          SF                P                360             20000207
8484883    YOUNGSTOWN            OH     44512          SF                P                360             19991208
8484891    POLAND                OH     44514          SF                P                360             20000905
8484917    YOUNGSTOWN            OH     44511          SF                P                360             20010208
3384708    Raleigh               NC     27610          SF                P                360             19950630
8347189    Mt. Olive             MS     39119          SF                P                360             19981021
8362915    Saint Francisville    LA     70775          SF                P                360             19990421
8346843    Reynolds              GA     31076          SF                P                360             19981012
8346769    Lakewood Village      TX     75068          SF                P                360             19980919
8346637    Austin                TX     78717          SF                P                360             19990913
8346561    Elm Mott              TX     76640          SF                P                360             19991123
8339426    El Paso               TX     79905          SF                P                360             19991222
8339673    De Soto               TX     75115          SF                P                360             20000218
8339491    Jefferson             GA     30549          MA                P                360             20000623
8339335    Forest City           NC     28043          SF                P                360             19981124
8338949    Ladoga                IN     47954          SF                P                360             19981106
8350902    Winder                GA     30680          MA                P                360             19980223
8361750    Brookeville           MD     20833          PD                P                360             19980831
8361776    Salt Lake City        UT     84120          SF                P                360             19980901
8350449    Laurel Hill           NC     28351          MA                P                360             19980317
8350514    Mcrae                 GA     31055          SF                P                360             19980727
8350530    Seattle               WA     98122          2F                P                360             19980807
8348898    South Ozone Park      NY     11420          SF                P                360             20000515
8352932    Stockwell             IN     47983          SF                P                360             19991026
8353039    St. Paul              MN     55107          SF                P                360             19990825
8352528    Palmyra               WI     53156          SF                P                360             19981102
8352429    Suisun City           CA     94585          SF                P                360             19991026
8351967    Salt Lake City        UT     84102          2F                P                360             19981224
8351678    Harrison              MI     48625          SF                P                360             19990909
8351181    Midland               MI     48642          SF                P                360             20000418
8399099    Reading               PA     19601          SF                P                360             20000327
8357196    Las Vegas             NV     89101          SF                P                360             19980202
8486565    Ogden                 UT     84401          SF                P                360             19990323
8486581    Middleboro            MA      2346          SF                P                360             19990525
8486540    ROYAL PALM BEACH      FL     33411          24                P                360             19991222
8486631    Port Richey           FL     34668          SF                P                360             20000204
8486573    OAKLAND               CA     94603          SF                I                360             19961026
8486599    Apple Valley          CA     92308          SF                P                360             19990820
8486656    Palatka               FL     32117          MH                P                360             19980507
8040735    Decatur               GA     30034          SF                P                360             19980930
8146961    Spokane               WA     99205          SF                P                360             19981201
8436099    Oak Harbor            OH     43449          SF                P                360             20010416
8459299    MIAMISBURG            OH     45432          SF                P                360             20011005
8459463    COLUMBUS              OH     43213          SF                P                360             20011002
8459471    ANAHEIM               CA     92806          SF                P                360             20010927
8459489    DETROIT               MI     48235          SF                P                360             20011004
8459497    LOVELAND              CO     80537          SF                P                360             20011001
8459505    JACKSON               MI     49203          SF                P                360             20011012
8459513    ELLICOTT CITY         MD     21043          SF                P                360             20011003
8459521    HARPER WOODS          MI     48225          SF                P                360             20010928
8459307    DOWAGIAC              MI     49047          SF                P                360             20011003
8459539    SALT LAKE CITY        UT     84106          2F                P                360             20010928
8459547    APOPKA                FL     32703          PD                P                360             20011005
8459315    COMMERCE              GA     30529          SF                P                360             20011004
8459554    MURRIETA              CA     92562          SF                P                360             20011004
8459323    GILCREST              CO     80623          SF                P                360             20011001
8493892    BENNETT               CO     80102          SF                P                360             20011005
8459562    JOHNSTON              RI      2919          2F                P                360             20010928
8459570    ROSEVILLE             CA     95747          PD                P                360             20011002
8459331    DEARBORN HEIGHTS      MI     48127          SF                P                360             20011002
8459588    SALT LAKE CITY        UT     84103          SF                P                360             20011003
8459596    OKLAHOMA CITY         OK     73122          SF                P                360             20011009
8459349    BAKERSFIELD           CA     93309          SF                P                360             20011004
8459604    WARREN                MI     48091          SF                P                360             20011012
8459356    ROWLAND HEIGHTS       CA     91748          PD                P                360             20011004
8459612    WAYNE                 MI     48184          SF                P                360             20010928
8459364    GROVETOWN             GA     30813          SF                P                360             20011012
8459372    ROWLAND HEIGHTS       CA     91748          SF                I                360             20011004
8459620    YUCAIPA               CA     92399          SF                P                360             20011005
8459638    LAS CRUCES            NM     88005          SF                P                360             20011005
8459455    ROCK HILL             SC     29730          SF                P                360             20011005
8458879    ANTIOCH               CA     94509          SF                S                360             20010910
8459083    NORTH HOLLYWOOD       CA     91606          2F                P                360             20010905
8459067    DETROIT               MI     48228          SF                P                360             20010824
8459232    DETROIT               MI     48206          SF                P                360             20011012
8458986    POMONA                CA     91766          SF                P                360             20011010
8459075    ANDERSON              SC     29621          SF                P                360             20010905
8458994    WESTPORT              MA      2791          SF                P                360             20011009
8458952    DETROIT               MI     48234          SF                P                360             20011009
8459133    AKRON                 OH     44306          SF                P                360             20010914
8459166    TACOMA                WA     98405          SF                P                360             20010921
8458895    HILLIARD              OH     43026          SF                P                360             20010926
8458903    NAMPA                 ID     83651          SF                P                360             20010927
8458960    LAKE ELSINORE         CA     92532          SF                P                360             20011009
8458820    AUSTIN                TX     78746          SF                P                360             20011015
8459141    ECORSE                MI     48229          SF                P                360             20010921
8458911    DUBLIN                OH     43017          SF                P                360             20010926
8459109    MELBOURNE             FL     32901          PD                P                360             20010914
8459182    EDISON                OH     44833          SF                P                360             20010928
8458846    PHOENIX               OR     97535          SF                P                360             20011015
8459026    BOISE                 ID     83709          PD                P                360             20011011
8458853    RIVERSIDE             CA     92506          SF                P                360             20011011
8459034    MACON                 GA     31206          SF                P                360             20011017
8458978    ELK GROVE             CA     95624          SF                P                360             20011008
8459190    LAURENS               SC     29360          SF                P                360             20011017
8459265    MOUNT PLEASANT        SC     29464          SF                P                360             20011012
8459273    MURRIETA              CA     92562          SF                P                360             20011017
8458937    FRANKFORT             OH     45628          MA                P                360             20011009
8459216    NAMPA                 ID     83686          PD                P                360             20011012
8459224    OWOSSO                MI     48867          SF                P                360             20011017
8458945    CLARKSTON             MI     48348          SF                P                360             20011015
8301608    Mammoth Lakes         CA     93546          CO                P                360             20000811
8376444    DOWNERS GROVE         IL     60516          SF                P                360             19990414
8376006    HAZEL GREEN           AL     35750          SF                P                360             19990910
8376063    TAYLOR                MI     48180          SF                P                360             19990925
8376105    NASHVILLE             TN     37211          SF                P                360             19991221
8376170    DALLAS                TX     75238          SF                P                360             20000413
8375586    PITTSBURGH            PA     15212          SF                P                360             20000428
8430084    Oakland               CA     94603          2F                P                360             20001016
8375305    FONTANA               CA     92335          CO                P                360             20001109
8375438    WALPOLE               MA      2081          SF                P                360             20001115
8356123    Cahokia               IL     62206          SF                P                360             20000908
8465312    Lake Villa            IL     60046          SF                P                343             20000126
8466484    Atlanta               GA     30311          SF                P                342             20000309
8465320    Barnstable            MA      2630          SF                P                267             19990714
8465296    Islandia              NY     11722          CO                P                254             19990121
8465726    Canton                OH     44708          SF                P                339             20000424
8465734    West Carrollton       OH     45449          CO                P                335             20000629
8466104    Broomfield            CO     80020          CO                I                360             20001220
8466112    Winter Park           CO     80482          SF                P                360             20001212
8466138    Denver                CO     80202          CO                I                360             19990430
8466146    Denver                CO     80211          SF                I                344             20010110
8466161    New Philadelphia      OH     44663          SF                P                360             19990210
8466179    New Port Richey       FL     34653          SF                I                360             19990129
8466187    Lancaster             OH     43130          SF                P                341             20000208
8464752    Wilmington            OH     45177          SF                P                360             19990330
8465742    Columbus              OH     43206          3F                I                180             19990420
8466195    Osprey                FL     34229          SF                P                360             19990301
8466229    Alliance              OH     44601          SF                P                360             19990305
8465759    Akron                 OH     44301          2F                P                360             20000913
8465767    East Bernstadt        KY     40729          MA                P                360             20001031
8465775    New London            OH     44851          SF                P                360             20000930
8466237    Lorain                OH     44052          2F                P                360             19980904
8465783    Littleton             CO     80127          SF                P                360             20000124
8465809    Granby                CO     80442          MH                P                360             19990930
8465817    Hot Sulphur Springs   CO     80451          SF                P                360             20000519
8466534    Denver                CO     80220          SF                P                360             19990928
8465825    Trotwood              OH     45427          SF                P                360             19990723
8465833    Canton                OH     44707          3F                I                360             19990830
8465841    Toledo                OH     43613          2F                I                360             19990901
8465858    New Port Richey       FL     34652          3F                I                360             19990805
8465866    Sidney                OH     45365          2F                I                360             19991028
8465874    Hudson                FL     34667          SF                P                360             19990728
8465882    Toledo                OH     43605          SF                I                360             19990726
8465908    Canton                OH     44706          MF                I                360             19990726
8464638    Euclid                OH     44143          CO                P                360             19990827
8464646    Urbana                OH     43078          SF                P                360             19990806
8464653    Barberton             OH     44203          SF                I                360             19980205
8464679    Sarasota              FL     34232          PD                S                360             19980325
8464687    Canton                OH     44714          4F                I                360             19981117
8466344    Bridgeport            CT      6606          SF                P                207             19990420
8466070    Sewaren               NJ      7077          SF                P                293             19940909
8466492    Glen                  NY     12072          SF                P                257             20010815
8466088    Newark                NJ      7107          SF                P                224             19990512
8464695    Youngstown            OH     44512          CO                P                360             20010515
8464703    Cocoran               MN     55374          SF                P                338             20000427
8464711    Cincinnati            OH     45237          4F                I                360             20000503
8464729    Columbiana            OH     44408          SF                P                360             20000525
8464737    Middletown            OH     45044          PD                P                360             20000602
8464745    North Benton          OH     44449          SF                P                360             20000516
8464323    Medina                OH     44256          SF                P                360             20000615
8464331    Bellevue              OH     44811          SF                P                360             20000609
8464349    Dayton                OH     45419          SF                I                360             20000623
8464547    Xenia                 OH     45385          2F                I                360             20000629
8464554    Dayton                OH     45406          2F                I                360             20000912
8464562    Brookfield            OH     44403          SF                P                360             20000614
8464570    Cuyahoga Falls        OH     44223          SF                P                360             20000621
8464588    Dover                 OH     44622          SF                P                360             20000630
8464604    New Orleans           LA     70128          SF                P                201             19991027
8464612    Hartville             OH     44632          SF                P                360             19980925
8464166    Dayton                OH     45406          SF                P                360             19990630
8464174    Centerville           OH     45459          SF                I                360             19990526
8464182    Toledo                OH     43613          SF                P                360             19990521
8464190    Germantown            OH     45327          SF                P                360             19990608
8464208    Dayton                OH     45406          4F                I                360             19991018
8464216    Salineville           OH     43945          SF                I                360             19990624
8464224    Toledo                OH     43605          SF                I                360             19990618
8464232    Lorain                OH     44052          2F                I                360             19990825
8464240    Salineville           OH     43945          SF                P                360             19990624
8464273    Urbana                OH     43078          SF                P                360             19990917
8464281    St Louis              MO     63139          SF                I                360             19990514
8464299    Old Bridge            NJ      8857          TH                P                264             19970523
8466542    Avon Lake             OH     44012          SF                P                320             20010823
8464307    Cincinnati            OH     45247          SF                I                360             19990913
8464315    Louisville            OH     44641          SF                P                360             19990902
8463861    Holiday               FL     34691          SF                I                360             19990813
8463879    New Port Richey       FL     34653          SF                P                360             19990823
8463887    Centerville           OH     45458          CO                P                360             19990830
8466427    Maple Heights         OH     44137          TH                I                360             19990902
8463895    Cincinnati            OH     45241          SF                P                360             19990827
8463903    Youngtown             OH     44505          SF                P                360             19990909
8463911    New Albany            OH     43054          SF                P                360             19991011
8463929    Cincinnati            OH     45215          SF                P                360             19990831
8463937    Kettering             OH     45440          SF                I                360             19991012
8463945    Uhrichsville          OH     44683          SF                P                360             19990909
8463952    Louisville            OH     44641          SF                P                360             19990916
8463960    Cincinnati            OH     45211          4F                I                360             19990830
8463978    Cleveland             OH     44135          SF                P                360             19991028
8463986    Quaker City           OH     43773          SF                P                360             19990915
8464778    Cincinnati            OH     45237          4F                I                360             19990920
8464158    Columbus              OH     43229          CO                P                360             19990827
8464034    Cleveland             OH     44102          2F                P                360             19990922
8464042    Alliance              OH     44601          SF                P                360             19990831
8466047    Cincinnati            OH     45229          SF                P                360             19990917
8464059    Lorain                OH     44052          4F                I                360             19990908
8464356    Lorain                OH     44052          4F                I                360             19990908
8464364    Luna Pier             MI     48157          SF                P                360             19990917
8464372    Cleveland             OH     44102          4F                I                360             19990930
8464380    Columbus              OH     43201          SF                I                360             19990922
8464398    Strongsville          OH     44136          SF                P                360             19990907
8464406    Canton                OH     44710          2F                I                360             19990922
8464414    Columbus              OH     43201          SF                I                360             19990922
8464422    Cleveland             OH     44109          3F                I                360             19990930
8464430    Columbus              OH     43203          2F                I                360             19991108
8464448    Warren                OH     44484          SF                P                360             19991021
8464455    Trenton               OH     45067          2F                I                360             19990929
8463994    Cleveland             OH     44104          2F                P                360             19991006
8463838    Canton                OH     44703          2F                I                360             19990929
8463846    Youngstown            OH     44512          CO                P                360             19990922
8463853    Dover                 OH     44622          SF                P                360             19990930
8466419    Toledo                OH     43612          SF                P                360             19991014
8464075    Dennison              OH     44621          SF                P                360             19991006
8464083    Wauseon               OH     43567          SF                I                360             19991007
8464091    Dayton                OH     45407          2F                P                360             19991026
8464109    Warren                OH     44483          4F                I                360             19990922
8464117    Cleveland             OH     44109          2F                I                360             19990924
8466385    Akron                 OH     44310          2F                I                360             19991008
8464125    North Lewisburg       OH     43060          SF                P                360             19991005
8464133    Cleveland             OH     44102          SF                I                360             19991021
8464141    Cleveland Heights     OH     44118          3F                I                360             19991027
8466393    Cincinnati            OH     45211          2F                I                360             19990929
8463523    Cleveland             OH     44102          2F                I                360             19991008
8463531    Cleveland             OH     44102          2F                I                360             19991011
8464000    Alliance              OH     44601          2F                I                360             19991011
8464018    Cincinnati            OH     45215          4F                I                360             19990917
8464026    Georgetown            KY     40324          SF                P                360             19990922
8464992    Akron                 OH     44307          SF                I                360             19991005
8466351    Canton                OH     44703          SF                P                360             20000428
8463549    Columbus              OH     43219          SF                I                360             20000424
8463556    Cleveland             OH     44105          2F                I                360             20000406
8463564    Columbus              OH     43204          SF                P                360             20000307
8463572    Toledo                OH     43613          2F                P                360             20000330
8463598    Columbus              OH     43211          4F                P                360             20000320
8463606    Youngstown            OH     44515          2F                P                360             20000306
8463614    Canton                OH     44708          SF                I                360             19991021
8463622    Columbus              OH     43204          2F                I                360             19991029
8463630    Cleveland             OH     44112          2F                I                360             19991115
8466369    Canton                OH     44708          SF                I                360             19991021
8466377    Columbus              OH     43206          2F                I                360             19991026
8464067    Parma                 OH     44134          CO                P                360             19991021
8464851    Thornton              CO     80229          PD                P                360             20000714
8464885    Granby                CO     80446          SF                P                360             20000721
8464893    Denver                CO     80218          CO                P                360             20000331
8464919    Denver                CO     80231          CO                I                360             20000225
8464935    Aurora                CO     80013          SF                P                360             20000602
8464943    Cortland              OH     44410          MA                P                360             20000308
8464950    Toledo                OH     43612          SF                P                360             20000302
8464968    Toledo                OH     43612          BL                I                360             20000313
8464976    Dalton                OH     44618          SF                P                360             20000427
8464984    Taylor                MI     48180          SF                P                360             20000414
8465031    Toledo                OH     43615          SF                P                360             20000421
8465338    Columbus              OH     43211          SF                I                360             20000323
8466500    Amityville            NY     11701          SF                P                326             19940201
8465346    Canton                OH     44706          3F                I                360             19980227
8465361    Kirtland              OH     44094          SF                P                360             20001214
8466062    Canton                OH     44706          SF                P                360             19980709
8465379    Cincinnati            OH     45211          SF                P                360             19980629
8465387    Cleveland             OH     44102          BL                I                360             19980529
8465395    Sarasota              FL     34235          PD                P                360             19990728
8465403    Sandusky              OH     44870          SF                P                360             20010208
8464786    Troy                  OH     45373          SF                I                360             19991026
8464794    Cleveland             OH     44108          2F                P                360             19991130
8464802    Dayton                OH     45405          2F                I                360             19991104
8464810    Piqua                 OH     45356          SF                I                360             19991117
8464828    Cleveland             OH     44102          2F                I                360             19991014
8464836    Akron                 OH     44311          SF                I                360             19990930
8464505    Akron                 OH     44311          SF                I                360             19990930
8465072    Akron                 OH     44311          SF                I                360             19990930
8465080    Uniontown             OH     44685          SF                P                360             19991001
8464620    Middletown            OH     45044          SF                P                360             19990920
8464463    Louisville            OH     44641          SF                P                360             19991104
8464471    Galena                OH     43021          SF                P                360             19990929
8464489    Kent                  OH     44240          CO                P                360             19991007
8464497    Cincinnati            OH     45237          4F                P                360             19990920
8464513    Columbus              OH     43205          4F                I                360             19990916
8464521    Columbus              OH     43211          4F                I                360             19990929
8464539    Aurora                OH     44202          SF                I                360             19991022
8465015    Cleveland             OH     44109          2F                I                360             19991022
8465437    Cleveland             OH     44110          2F                I                360             19991014
8465452    Springhill            FL     34609          SF                P                360             19991022
8465460    Cleveland             OH     44105          3F                I                360             19991014
8465478    Vermilion             OH     44089          SF                P                360             19991012
8465486    University Heights    OH     44118          2F                I                360             19991103
8465494    Columbus              OH     43211          3F                P                360             19991020
8465502    Columbus              OH     43206          2F                P                360             19991102
8465510    Port Clinton          OH     43452          SF                P                360             19991115
8465528    Akron                 OH     44319          SF                P                360             19991008
8465536    Galloway              OH     43119          SF                P                360             19991015
8465049    Columbus              OH     43211          3F                I                360             19991115
8465056    Columbus              OH     43232          2F                I                360             19991015
8465064    Columbus              OH     43204          2F                I                360             19991012
8465932    Canton                OH     44703          3F                I                360             19991021
8465940    Columbus              OH     43211          2F                I                360             19990930
8465957    Columbus              OH     43206          2F                I                360             19991026
8465965    Columbus              OH     43223          2F                I                360             19991026
8465973    Cincinnati            OH     45219          SF                I                360             19991101
8465981    Cleveland             OH     44135          SF                P                360             19991026
8465999    Cleveland             OH     44111          SF                I                360             19991015
8466005    Troy                  OH     45373          SF                I                360             20000121
8466013    Dayton                OH     45405          4F                I                360             20000128
8466021    Tipp City             OH     45371          SF                I                360             20000225
8466096    St. Petersburg        FL     33711          SF                P                316             20010216
8466518    Waterbury             CT      6706          3F                P                329             20000302
8466435    Dayton                OH     45404          4F                I                360             19970411
8466039    Greenville            OH     45331          SF                P                360             19991212
8465411    Tipp City             OH     45371          3F                I                360             19990622
8465429    Lakewood              OH     44107          4F                I                360             19990514
8465569    Elyria                OH     44035          4F                I                360             19990430
8465577    Alliance              OH     44601          SF                P                360             19990604
8465585    Grove City            OH     43123          4F                I                360             19991022
8465593    Cincinnati            OH     45220          SF                P                360             19991018
8465601    Cleveland             OH     44108          2F                I                360             19991112
8465643    Toledo                OH     43608          SF                I                360             19990115
8465650    Bolivar               OH     44612          SF                P                360             19991020
8465668    Delaware              OH     43015          SF                P                360             19981209
8465205    Portland              IN     47371          2F                P                360             19981231
8465213    Cleveland             OH     44105          4F                I                360             19990930
8465221    Canton                OH     44708          2F                I                360             19991012
8465239    Toledo                OH     43608          2F                I                360             19991110
8465247    Toledo                OH     43609          2F                I                360             19991110
8465262    Dayton                OH     45419          4F                I                360             19991029
8465270    Dayton                OH     45419          4F                I                360             19991021
8465288    Middletown            OH     45044          4F                I                360             19991012
8465544    Ft Myers              FL     33905          SF                P                339             20000322
8465551    Cleveland             OH     44111          2F                I                360             19990826
8465700    Stow                  OH     44224          SF                P                360             19990730
8465718    Malvern               OH     44644          SF                P                360             19990831
8465254    Sherrodsville         OH     44675          SF                P                360             19990820
8465098    Toledo                OH     43606          SF                P                360             19990901
8465106    Perry Village         OH     44081          SF                I                360             19990825
8465114    Toledo                OH     43607          SF                P                360             19990907
8465122    Hamilton              OH     45013          2F                P                360             19990820
8465130    Cincinnati            OH     45219          3F                I                360             19990827
8465148    Port Richey           FL     34668          2F                I                360             19990823
8465155    Holiday               FL     34691          SF                I                360             19990823
8465163    Toledo                OH     43614          SF                P                360             19990910
8465171    Dayton                OH     45403          SF                I                360             19991001
8465189    Cleveland             OH     44102          2F                I                360             19991015
8465197    Alliance              OH     44601          SF                P                360             19990922
8463663    Cleveland Heights     OH     44112          2F                P                360             19991015
8463747    Portsmouth            OH     45662          SF                P                360             19990916
8463754    Holland               OH     43528          SF                P                360             19990924
8463762    Little Hocking        OH     45742          SF                P                360             19990927
8463770    Fairport Harbor       OH     44077          4F                I                360             19990831
8463788    Mason                 OH     45040          SF                P                360             19990902
8463796    Cincinnati            OH     45244          SF                P                360             19990929
8463804    Jacksonville          FL     32216          SF                I                360             19991019
8463812    Columbus              OH     43214          SF                P                360             19990827
8463820    Marion                OH     43302          2F                P                360             19990909
8463648    Garfield Heights      OH     44125          2F                P                360             19990929
8463655    Columbus              OH     43068          SF                P                360             19990827
8463671    Toledo                OH     43614          4F                I                360             19990820
8465676    New Philadelphia      OH     44663          4F                I                360             19990826
8465684    Cleveland             OH     44118          SF                P                360             19990909
8465692    Sadieville            KY     40370          SF                P                360             19990813
8463234    Dayton                OH     45406          SF                I                360             19990813
8463242    Trotwood              OH     45427          2F                I                360             19990913
8463259    Dayton                OH     45420          SF                I                360             19990907
8463267    Cleveland             OH     44108          2F                I                360             19990826
8463275    Dayton                OH     45405          4F                I                360             19990818
8463689    Euclid                OH     44117          SF                I                360             19990830
8463697    Highland              OH     45132          SF                P                360             19991104
8463705    Winchester            OH     45697          MA                P                360             20000426
8465304    Rancho Palos Verdes   CA     90274          SF                P                242             19990420
8463713    Blanchester           OH     45107          SF                P                360             19981230
8463721    Toledo                OH     43609          SF                I                360             19981204
8463739    Middletown            OH     45044          SF                P                360             19980417
8463473    Dayton                OH     45403          SF                I                360             19980417
8466443    Georgetown            KY     40324          PD                P                360             20000816
8466450    Urbana                OH     43078          2F                P                360             19980918
8463481    Massillon             OH     44646          SF                P                360             19980908
8466468    Dayton                OH     45405          SF                P                324             20010807
8463507    Canton                OH     44710          SF                P                360             19980824
8463135    Hilton Head Island    SC     29926          PD                P                360             19990930
8463143    Columbus              OH     43211          SF                I                360             19990407
8463150    West Milton           OH     45383          3F                I                360             20000508
8463168    Riverside             OH     45424          SF                I                360             20000411
8463176    Sarasota              FL     34240          PD                P                360             20010119
8463184    Columbus              OH     43223          2F                I                360             20000602
8463192    Massillon             OH     44647          SF                P                360             20000608
8463366    Cincinnati            OH     45227          SF                I                360             20000601
8463200    Cincinnati            OH     45214          SF                I                360             20000616
8463218    Cincinnati            OH     45227          SF                I                360             20000616
8463341    Cincinnati            OH     45227          SF                I                360             20000616
8463358    Hamilton              OH     45011          2F                I                360             20000425
8463382    Uniontown             OH     44685          SF                P                360             20000706
8463390    Toledo                OH     43608          4F                I                360             19990330
8463408    Xenia                 OH     45385          SF                I                360             19990129
8463424    Toledo                OH     43607          2F                P                360             19990310
8466476    Kinsman               OH     44428          SF                P                360             19990325
8463432    Youngstown            OH     44515          SF                P                360             19990419
8463440    New Port Richey       FL     34652          TH                I                360             19990427
8463457    Lakewood              CO     80232          SF                P                360             19990326
8463465    Cincinnati            OH     45251          CO                P                360             19990111
8466526    Lancaster             TX     75146          SF                P                180             19990809
8466245    Florissant            MO     63031          SF                I                360             20000713
8466252    Akron                 OH     44306          SF                P                360             20000731
8466260    Akron                 OH     44319          SF                P                360             20000720
8466286    Newark                OH     43055          SF                P                360             20000719
8466294    Perrysburg            OH     43551          SF                P                360             20000808
8466302    Paris Township        OH     44266          MA                P                360             20000721
8466310    Toledo                OH     43612          SF                P                360             20000930
8466328    Dayton                OH     45414          SF                I                360             20001023
8466336    Dayton                OH     45405          SF                I                360             20001115
8465916    Scio                  OH     43988          4F                I                360             19990113
8463309    Canton                OH     44703          SF                P                360             20010406
8463317    Spring Valley         NY     10977          CO                I                360             20000302
8463325    Maryland Heights      MO     63043          SF                P                360             20000324
8463333    Scio                  OH     43988          SF                P                360             20000410
8304974    Oakland               CA     94609          SF                I                360             20000828
8433286    Livermore             CA     94550          CO                P                360             20010425
8046732    Kahuku                HI     96731          SF                P                360             19991011
8048753    Lynn                  MA      1902          SF                P                360             19990430
8171670    Westland              MI     48185          SF                P                360             19960426
3314135    Schaumburg            IL     60193          SF                P                360             19980527
3316155    Salt Lake C           UT     84119          SF                P                360             19980616
3314689    Las Vegas             NV     89129          SF                P                360             19980622
3330842    Bardstown             KY     40004          SF                P                360             19980827
3339207    Durham                NC     27712          SF                P                360             19980709
3340015    Royal Palm Beach      FL     33411          SF                P                360             19980730
3340635    Chicago               IL     60617          SF                P                360             19980729
3346848    Tucson                AZ     85714          2F                P                360             19980831
3383221    Hewitt                NJ      7421          SF                P                360             19961122
3316163    Chicago               IL     60623          SF                P                360             19980624
3382629    Rancho Cordova        CA     95670          SF                P                360             19970916
3305158    Goshen                IN     46528          SF                P                360             19980601
3301520    Fontana               CA     92336          SF                P                360             19980526
3310778    Peoria                AZ     85345          SF                P                360             19980622
3288404    Denver                CO     80211          SF                P                360             19971126
3294766    Indianapolis          IN     46268          CO                P                360             19980416
3300571    Burbank               CA     91504          SF                P                360             19980501
3301892    Hurricane             UT     84737          SF                I                360             19980527
3303310    Chicago               IL     60643          SF                P                360             19980528
3303344    Osh Kosh              WI     54901          SF                P                360             19980528
3304649    Trona                 CA     93562          SF                P                360             19980529
3307246    Harvey                IL     60426          SF                P                360             19980610
3309721    St. George            UT     84770          SF                P                360             19980618
8481392    BEAR LAKE             MI     49614          MA                P                360             19980211
8481400    CHICAGO               IL     60607          LR                P                360             19980223
8481632    DALLAS                TX     75216          SF                P                360             19980304
8481418    PAYETTE               ID     83661          SF                P                360             19980311
8481434    PORTLAND              OR     97233          SF                P                360             19980701
8481442    SEBASTAPOL            CA     95472          SF                P                360             19980730
8481459    FT WAYNE              IN     46825          SF                P                360             19990224
8481475    BALTIMORE             MD     21210          SF                P                360             19990511
8481483    HANFORD               CA     93230          SF                P                360             19990413
8481509    MYRTLE BEACH          SC     29575          LR                P                360             19990331
8481525    WICHITA FALLS         TX     76308          SF                P                360             19990329
8481541    SACRAMENTO            CA     95820          SF                P                360             19990429
8481152    WASHINGTON            DC     20002          TH                P                360             19990505
8481160    VANCOUVER             WA     98686          SF                P                360             19980508
8481582    MIDLOTHIAN            IL     60445          SF                P                360             19980522
8481178    BOSSIER CITY          LA     71112          SF                P                360             19980611
8481186    PORTLAND              OR     97266          SF                P                360             19980617
8481202    EVANSTON              IL     60201          2F                I                360             19980617
8481210    CHANDLER              AZ     85249          SF                P                360             19980804
8481228    HILO                  HI     96720          SF                I                360             19980810
8481244    WEST CHICAGO          IL     60185          SF                P                360             19980922
8481277    RAMONA                CA     92065          SF                P                360             19990119
8481285    DUMFRIES              VA     22026          SF                P                360             19990426
8481301    YERINGTON             NV     89447          SF                P                360             19990224
8481319    LANCASTER             TX     75146          SF                P                360             19990317
8481384    YUCAIPA               CA     92399          SF                I                360             19990315
8481590    PHILADELPHIA          PA     19120          TH                P                360             19990413
8064776    Riverview             FL     33569          SF                P                360             19950308
8065062    Fort Smith            AR     72903          SF                P                360             19970627
8065153    Grand Rapids          MI     49507          SF                P                360             19970626
8068769    Chicago               IL     60620          SF                P                360             19990326
8493538    RADCLIFF              KY     40160          SF                P                360             20000510
8493173    Big Rapids            MI     49307          SF                P                360             20001011
8493199    EASTPOINTE            MI     48021          SF                P                360             20000816
8493215    NEW BOSTON            MI     48164          SF                P                360             20000828
8489999    Jackson               MS     39212          SF                P                360             20010426
8493439    Mount Morris          MI     48458          SF                P                360             20001108
8493447    DEARBORN              MI     48126          SF                P                360             20000821
8493454    Lansing               MI     48910          SF                P                360             20000925
8493637    DETROIT               MI     48219          SF                P                360             20000825
8491771    SAINT PAUL            MN     55113          SF                P                360             20000824
8493652    JACKSON               MI     49202          SF                P                360             20000908
8491789    Sand Lake             MI     49343          SF                P                360             20000927
8493702    Flint                 MI     48503          SF                P                360             20001002
8493710    Holland               MI     49423          SF                P                360             20001201
8491748    Davison               MI     48423          SF                P                360             20001023
8493736    ATLANTA               GA     30349          CO                P                360             20001103
8493140    Columbia              SC     29223          SF                P                360             20001030
8492803    Oxford                MI     48371          SF                P                360             20001030
8492845    Newton                MS     39345          SF                P                360             20001127
8492860    Mendon                MI     49072          SF                P                360             20001204
8492878    Lexington             KY     40505          SF                P                360             20001031
8493546    Fort Washington       MD     20744          SF                P                360             20001130
8493561    North Augusta         SC     29841          MH                P                360             20001103
8493579    Dolton                IL     60419          SF                P                360             20001121
8491615    Lawrenceville         GA     30043          SF                P                360             20001130
8491722    Bedford               KY     40006          MA                P                360             20001121
8493298    Boca Raton            FL     33432          SF                P                360             20001122
8493330    Barberton             OH     44203          SF                P                360             20001213
8489452    Elkhart               IN     46517          SF                P                360             20001122
8493348    Chicago               IL     60609          SF                P                360             20001122
8493355    Cleveland             OH     44120          2F                P                360             20010103
8493405    Hammond               LA     70403          SF                P                360             20010123
8492936    Cincinnati            OH     45244          SF                P                360             20010129
8492944    Chicago               IL     60636          SF                P                360             20001227
8492951    Kennesaw              GA     30152          PD                P                360             20001130
8492977    Orlando               FL     32806          SF                I                360             20001229
8492993    Columbus              OH     43227          SF                P                360             20001214
8492522    Lithonia              GA     30038          CO                P                360             20010331
8492548    Chicago               IL     60628          SF                P                360             20010105
8492555    Manitou               KY     42436          SF                P                360             20001212
8492571    Woodlawn              TN     37191          SF                P                360             20001227
8492589    Cleveland             OH     44105          2F                P                360             20001219
8492597    Westville             IN     46391          MA                P                180             20001215
8492605    Lexington             KY     40505          SF                P                360             20001218
8492621    Lincoln Park          MI     48146          SF                P                360             20001215
8492647    Detroit               MI     48224          SF                P                360             20001211
8492654    Calumete Park         IL     60827          SF                P                360             20001219
8492688    COLUMBIA              SC     29203          SF                P                360             20010105
8491656    EATON RAPIDS          MI     48827          SF                P                360             20001218
8493017    Stone Mountain        GA     30087          SF                P                360             20001229
8491664    SCOTTSVILLE           KY     42164          SF                P                360             20010111
8493066    LITHONIA              GA     30058          SF                P                360             20010109
8493082    Boca Raton            FL     33428          CO                P                360             20001228
8493090    Lansing               MI     48911          SF                P                360             20001219
8492498    Detroit               MI     48205          SF                P                360             20010117
8491649    Lexington             KY     40505          SF                P                360             20010105
8492274    Miami                 FL     33169          SF                P                360             20010323
8492282    Osceola               IN     46561          SF                P                360             20001229
8492316    Albion                MI     49224          SF                P                360             20010103
8492332    Lake City             MI     49651          MA                P                360             20001229
8491375    MILTON                WV     25541          SF                P                360             20010105
8492357    FRANKFORT             KY     40601          SF                P                360             20010214
8492373    COLUMBUS              OH     43204          CO                P                360             20010221
8492696    Lima                  OH     45801          SF                P                360             20010131
8492704    TOLEDO                OH     43615          SF                P                360             20010312
8492720    CLEVELAND             OH     44128          SF                P                360             20010131
8491383    DETROIT               MI     48205          SF                I                360             20010123
8492738    Oak Park              MI     48237          SF                P                360             20010125
8491805    COLUMBUS              OH     43201          2F                P                360             20010308
8492183    Plaquemine            LA     70764          SF                P                360             20010215
8492191    Thomson               GA     30824          SF                P                360             20010330
8492217    Talladega             AL     35160          SF                P                360             20010130
8492225    Akron                 OH     44301          SF                P                360             20010321
8491342    Chicago               IL     60651          2F                P                360             20010125
8492233    Flint                 MI     48507          TH                P                360             20010206
8491359    Detroit               MI     48206          SF                I                360             20010201
8492449    Irvine                KY     40336          SF                P                360             20010131
8492480    Saginaw               MI     48601          SF                P                360             20010430
8491870    Flint                 MI     48506          SF                P                360             20010124
8491888    Livonia               MI     48154          SF                P                360             20010122
8491896    Memphis               TN     38115          SF                P                360             20010222
8491367    Cottageville          SC     29435          MH                P                360             20010327
8491904    Rochester Hills       MI     48307          CO                I                360             20010131
8491938    Warrensville Heights  OH     44128          CO                P                360             20010411
8491284    White House           TN     37188          SF                I                360             20010126
8491953    University Park       IL     60466          SF                P                360             20010228
8491961    Detroit               MI     48235          SF                P                360             20010215
8491979    Roseville             MI     48066          SF                P                360             20010126
8492019    Nashville             TN     37218          SF                P                360             20010208
8492050    Darlington            SC     29532          SF                P                360             20010130
8492068    Atlanta               GA     30318          SF                P                360             20010221
8492076    Milwaukee             WI     53212          SF                P                360             20010219
8492381    Winchester            KY     40391          SF                P                360             20010525
8492399    Camden                SC     29020          SF                P                360             20010517
8492415    Detroit               MI     48238          SF                P                360             20010206
8492423    Phyllis               KY     41554          SF                P                360             20010309
8490666    Mount Vernon          KY     40456          SF                P                360             20010212
8490674    Livonia               MI     48150          SF                P                360             20010507
8490682    North Miami Beach     FL     33179          CO                P                360             20010319
8490690    Dayton                OH     45414          SF                P                360             20010308
8490708    Orlando               FL     32818          SF                P                360             20010326
8490716    Columbia              SC     29209          SF                P                360             20010209
8492084    Hazlehurst            MS     39083          SF                P                360             20010321
8492092    Olive Branch          MS     38654          PD                P                360             20010214
8492100    Fort Wayne            IN     46808          SF                P                360             20010209
8492126    Lexington             KY     40505          SF                P                360             20010214
8492142    Fort Lauderdale       FL     33312          SF                P                360             20010216
8492175    Plant City            FL     33565          SF                P                360             20010323
8491565    Mount Washington      KY     40047          SF                P                360             20010223
8491102    Orlando               FL     32835          PD                P                360             20010223
8491250    Atlanta               GA     30311          SF                P                360             20010426
8491136    Waldorf               MD     20602          SF                P                360             20010216
8491151    Boca Raton            FL     33428          LR                P                360             20010220
8491169    Gray                  TN     37615          SF                P                360             20010403
8491177    Cleveland             OH     44128          SF                P                360             20010216
8491839    WHITE LAKE            MI     48383          SF                P                360             20010330
8491235    Red Banks             MS     38661          SF                P                360             20010315
8491243    Lonoke                AR     72086          SF                P                360             20010228
8490633    CINCINNATI            OH     45223          SF                I                360             20010516
8490658    Clearwater            FL     33755          SF                P                360             20010223
8490906    Leslie                MI     49251          SF                P                360             20010222
8491847    Shelbyville           KY     40065          SF                P                360             20010302
8490914    Inkster               MI     48141          SF                P                360             20010309
8490922    Meridian              MS     39307          SF                P                360             20010328
8491854    Washington            GA     30673          MA                P                360             20010216
8491391    Leachville            AR     72438          SF                P                360             20010403
8490344    Chicago               IL     60639          SF                P                360             20010320
8491813    Cleveland Heights     OH     44118          SF                P                360             20010503
8490377    Olive Hill            KY     41164          MH                P                360             20010320
8490393    Mason                 MI     48854          SF                P                360             20010223
8491821    Detroit               MI     48238          SF                P                360             20010219
8491060    Russellville          KY     42276          SF                P                360             20010221
8491078    Detroit               MI     48238          SF                I                360             20010221
8487092    Mayfield              KY     42066          SF                P                360             20010223
8490732    Chicago               IL     60619          SF                P                360             20010313
8490740    Girdletree            MD     21829          SF                P                360             20010409
8490757    Fort Pierce           FL     34950          SF                P                360             20010226
8490765    Franklin              KY     42134          SF                P                360             20010313
8490773    Bolton                MS     39041          MA                P                360             20010316
8490799    Columbus              OH     43224          SF                P                360             20010404
8490815    Bluffton              IN     46714          SF                P                360             20010309
8490831    Lawrenceburg          KY     40342          SF                P                360             20010223
8490856    Olive Branch          MS     38654          SF                P                360             20010227
8490872    Goodspring            TN     38460          SF                P                360             20010228
8490898    Hagerhill             KY     41222          SF                P                360             20010326
8490435    Portage               IN     46368          SF                P                360             20010308
8490443    BLUE ISLAND           IL     60406          SF                P                360             20010329
8490450    Plain City            OH     43064          SF                P                360             20010307
8490484    Wright City           MO     63390          SF                P                360             20010406
8490518    Lansing               MI     48911          SF                P                360             20010228
8490542    Acworth               GA     30102          SF                P                360             20010301
8490039    Vassar                MI     48768          SF                P                360             20010322
8490047    Chicago               IL     60660          CO                P                360             20010326
8490062    Solon                 OH     44139          SF                P                360             20010315
8490096    Pompano Beach         FL     33064          SF                P                360             20010306
8490104    Cincinnati            OH     45246          SF                P                360             20010330
8491029    Portage               IN     46368          SF                P                360             20010405
8490120    Montevallo            AL     35115          SF                P                360             20010402
8490161    Nashville             TN     37211          SF                P                360             20010308
8490187    East Bernstadt        KY     40729          MA                P                360             20010323
8490401    Henderson             KY     42420          SF                P                360             20010309
8490419    Austell               GA     30168          SF                P                360             20010328
8489775    Belpre                OH     45714          SF                P                360             20010321
8489783    Denver                CO     80241          SF                P                360             20010309
8489791    Berea                 KY     40403          SF                P                360             20010309
8489817    Milwaukee             WI     53218          2F                I                360             20010320
8490559    Cleveland             OH     44111          SF                P                360             20010410
8490567    Waco                  KY     40385          SF                P                360             20010409
8491441    Saint Louis           MO     63115          4F                I                360             20010323
8490609    Winchester            KY     40391          SF                P                360             20010316
8491003    Memphis               TN     38116          SF                P                360             20010416
8490013    Ellenwood             GA     30294          SF                P                360             20010326
8490211    Knoxville             TN     37919          SF                P                360             20010525
8490229    West Palm Beach       FL     33412          SF                P                360             20010323
8490971    Chicago               IL     60636          2F                I                360             20010517
8490252    Chicago               IL     60636          2F                I                360             20010502
8490278    RINEYVILLE            KY     40162          SF                P                360             20010413
8490286    Winchester            KY     40391          SF                P                360             20010319
8490302    HAMILTON              OH     45011          SF                P                360             20010406
8490310    Griffin               GA     30223          MH                P                360             20010412
8489718    Saint Charles         MO     63303          PD                P                360             20010427
8489726    Martinsville          VA     24112          SF                P                360             20010406
8489734    MURRAY                KY     42071          SF                P                360             20010330
8489742    Atlanta               GA     30311          SF                P                360             20010327
8489759    Gurnee                IL     60031          SF                P                360             20010503
8487522    Warrenton             GA     30828          SF                P                360             20010425
8486953    Saint Louis           MO     63143          SF                P                360             20010328
8486888    Jonesborough          TN     37659          SF                P                360             20010420
8489957    Chesterton            IN     46304          SF                P                360             20010329
8486995    Louisville            KY     40216          SF                P                360             20010330
8487001    Berea                 KY     40403          SF                P                360             20010404
8487035    Cynthiana             KY     41031          SF                P                360             20010323
8489965    Decatur               GA     30032          SF                P                360             20010327
8487050    Irvine                KY     40336          SF                P                360             20010420
8487076    Borden                IN     47106          SF                P                360             20010330
8490203    Thorton               CO     80241          SF                P                360             20010329
8491540    Saint Louis           MO     63136          SF                P                360             20010412
8489940    Frankfort             KY     40601          SF                P                360             20010410
8487423    Broadview Heights     OH     44147          SF                P                360             20010414
8491557    Woodbury              MN     55125          SF                P                360             20010330
8490948    Decatur               GA     30032          SF                I                360             20010330
8487464    Merrillville          IN     46410          SF                P                360             20010411
8487472    Richmond Heights      OH     44143          SF                P                360             20010330
8487506    Palm Harbor           FL     34684          PD                P                360             20010330
8491433    Perry                 MI     48872          MA                P                360             20010420
8493751    Ferndale              MI     48220          SF                P                360             20010420
8493769    Florissant            MO     63031          SF                P                360             20010502
8493777    Richmond              VA     23234          SF                P                360             20010516
8493793    Bronston              KY     42518          MA                P                360             20010504
8493819    Perry                 GA     31069          SF                P                360             20010522
8493827    Butler                IN     46721          SF                P                360             20010418
8493850    Portage               IN     46368          SF                P                360             20010426
8493868    Cuyahoga Falls        OH     44221          SF                P                360             20010410
8487373    Brentwood             TN     37027          SF                P                360             20010424
8487381    Lexington             KY     40504          SF                P                360             20010425
8489643    Chicago               IL     60623          2F                P                360             20010525
8489650    Detroit               MI     48205          SF                P                360             20010409
8489932    Columbus              OH     43222          2F                I                360             20010416
8489676    Lexington             KY     40509          SF                P                360             20010425
8489692    Mansfield             OH     44905          SF                P                360             20010427
8489106    London                OH     43140          SF                P                360             20010427
8489114    Memphis               TN     38122          SF                P                360             20010423
8487282    Chicago               IL     60612          2F                I                360             20010420
8487290    Broomfield            CO     80021          SF                P                360             20010419
8489460    Chicago               IL     60647          4F                I                360             20010511
8489486    Berea                 KY     40403          SF                P                360             20010426
8489494    Euclid                OH     44123          SF                P                360             20010419
8489916    Canton                MS     39046          SF                P                360             20010420
8489502    Atlanta               GA     30315          SF                P                360             20010425
8489510    Canal Winchester      OH     43110          SF                P                360             20010430
8489528    Columbus              OH     43223          SF                P                360             20010425
8489536    Nicholson             GA     30565          MH                P                360             20010522
8489551    Chicago               IL     60605          LR                P                360             20010522
8489569    Detroit               MI     48203          SF                I                360             20010418
8489585    Saint Louis           MO     63117          SF                P                360             20010502
8489593    Akron                 OH     44313          SF                P                360             20010521
8489619    Franklin              TN     37067          PD                P                360             20010420
8489882    Detroit               MI     48234          SF                I                360             20010425
8489627    DETROIT               MI     48206          2F                I                360             20010501
8489254    Columbus              OH     43219          SF                P                360             20010509
8489270    Stanford              KY     40484          SF                P                360             20010511
8489288    DETROIT               MI     48227          SF                I                360             20010525
8489304    Pickerington          OH     43147          SF                P                360             20010426
8489908    Lawrenceville         GA     30044          SF                P                360             20010504
8489361    Winchester            KY     40391          SF                P                360             20010430
8489379    Cleveland             OH     44108          SF                P                360             20010510
8489866    Chicago               IL     60638          SF                P                360             20010501
8488975    Cincinnati            OH     45211          SF                P                360             20010502
8488983    Chicago               IL     60641          SF                P                360             20010508
8488991    Louisville            KY     40215          SF                P                360             20010425
8489015    Ooltewah              TN     37363          SF                P                360             20010509
8489130    Thornton              CO     80233          PD                P                360             20010508
8489155    West Chester          OH     45069          SF                P                360             20010521
8489163    Wheatfield            IN     46392          SF                P                360             20010518
8489171    Colorado Springs      CO     80909          SF                P                360             20010511
8489197    Lexington             KY     40517          SF                P                360             20010516
8489841    Lansing               MI     48910          SF                I                360             20010504
8489221    Mount Morris          MI     48458          SF                P                360             20010515
8489247    Knoxville             TN     37909          SF                P                360             20010518
8488801    Morgantown            WV     26507          SF                I                360             20010525
8488827    Dayton                OH     45406          SF                I                360             20010518
8488835    Denver                CO     80205          SF                P                360             20010524
8488876    Mount Sterling        KY     40353          SF                P                360             20010504
8488884    Barberton             OH     44203          SF                P                360             20010522
8488918    Idledale              CO     80453          SF                P                360             20010516
8488934    Eaton Rapids          MI     48827          SF                P                360             20010517
8488942    Vandalia              OH     45414          SF                P                360             20010530
8488959    Flint                 MI     48503          SF                P                360             20010522
8488967    Lima                  OH     45804          SF                P                360             20010521
8488587    Bluffton              IN     46714          SF                P                360             20010524
8488595    Cleveland             TN     37323          SF                P                360             20010518
8488603    Denver                CO     80219          SF                P                360             20010518
8488611    Cleveland             TN     37312          SF                I                360             20010525
8488637    Shelbyville           KY     40065          SF                P                360             20010522
8486821    Detroit               MI     48228          SF                P                360             20010530
8488645    Fort Wayne            IN     46835          SF                P                360             20010525
8488652    Memphis               TN     38109          SF                P                360             20010531
8486896    Hampton               GA     30228          SF                P                360             20010523
8488694    Oakland Park          FL     33334          CO                P                360             20010607
8488793    Smithfield            KY     40068          SF                P                360             20010627
8488744    Ottawa                KS     66067          SF                P                360             20000707
8489031    Osceola               IN     46561          SF                P                360             20000630
8489403    Topeka                KS     66605          SF                P                360             20000615
8489049    Fridley               MN     55304          2F                P                360             20000616
8489056    Grand Rapids          MI     49508          SF                P                360             20000807
8486805    Royal Oak             MI     48073          SF                I                360             20000925
8486813    Boca Raton            FL     33486          SF                P                360             20001229
8488462    Putnam                CT      6260          CO                P                360             20001101
8488470    Vero Beach            FL     32962          PD                P                360             20001212
8488504    Woodbury              MN     55125          CO                P                360             20001102
8488512    Rineyville            KY     40162          SF                P                360             20001128
8488538    Saint Louis           MO     63136          SF                P                360             20001213
8488546    Floyds Knobs          IN     47119          SF                P                360             20001117
8488389    Niles                 OH     44446          SF                P                360             20001121
8488397    Farmington            MI     48336          SF                P                360             20001127
8488413    Savage                MN     55378          SF                P                360             20001124
8487233    Morrison              CO     80465          MA                P                360             20001212
8488439    Belleville            MI     48111          CO                P                360             20001206
8486847    Palisade              CO     81526          MA                P                360             20010427
8488736    LITTLETON             CO     80127          SF                P                360             20001221
8488223    Saint Louis           MO     63134          SF                P                360             20010112
8488256    Dayton                OH     45424          SF                P                360             20001229
8488298    Colorado Springs      CO     80919          SF                P                360             20010131
8488306    Cincinnati            OH     45231          SF                P                360             20001226
8488322    Saint Peters          MO     63376          SF                P                360             20010115
8488330    Golden                CO     80403          SF                P                360             20010314
8488066    Craig                 CO     81625          SF                P                360             20010522
8488074    Boca Raton            FL     33486          SF                P                360             20010129
8488082    Saint Louis           MO     63114          SF                P                360             20010316
8488090    Aurora                CO     80015          SF                P                360             20010302
8488116    Gahanna               OH     43230          SF                P                360             20010126
8488124    Saint Louis           MO     63136          SF                P                360             20010216
8488132    Saint Louis           MO     63116          2F                I                360             20010212
8487530    Portage               MI     49024          SF                P                360             20010226
8487126    Tampa                 FL     33626          PD                P                360             20010223
8486839    Thornton              CO     80233          PD                P                360             20010222
8488751    Boca Raton            FL     33428          PD                P                360             20010214
8488157    Naples                FL     34112          PD                P                360             20010226
8488173    Denver                CO     80249          PD                P                360             20010406
8487944    Columbus              OH     43227          SF                P                360             20010302
8487142    Port Saint Lucie      FL     34983          SF                P                360             20010228
8487951    Anderson              SC     29627          SF                P                360             20010409
8487977    Dacono                CO     80514          MH                P                360             20010313
8487985    Columbus              OH     43206          SF                I                360             20010330
8487993    North Port            FL     34287          SF                P                360             20010424
8488017    Parker                CO     80134          SF                P                360             20010315
8488025    Munroe Falls          OH     44262          SF                P                360             20010326
8488033    Capitol Heights       MD     20743          SF                P                360             20010411
8488041    Aurora                CO     80011          SF                P                360             20010329
8488058    Garden City           KS     67846          SF                P                360             20010427
8490005    Sunrise               FL     33323          SF                P                360             20010531
8487720    Scottsburg            IN     47170          MA                P                360             20010330
8487738    Aurora                CO     80013          PD                P                360             20010424
8487761    Columbus              OH     43227          SF                P                360             20010511
8487779    Cleveland             OH     44106          SF                P                360             20010419
8487787    Underwood             IN     47177          SF                P                360             20010413
8487795    Aurora                CO     80012          SF                I                360             20010417
8487811    Arvada                CO     80005          TH                P                360             20010413
8487829    Cordele               GA     31015          SF                P                360             20010425
8487852    Cincinnati            OH     45224          SF                P                360             20010507
8487860    Mcminnville           TN     37110          SF                P                360             20010425
8487878    Eagle                 MI     48822          MH                P                360             20010430
8487886    Wright City           MO     63390          SF                P                360             20010511
8486912    Aurora                CO     80012          CO                P                360             20010425
8487563    Palm Beach            FL     33480          CO                P                360             20010503
8487571    Phenix City           AL     36869          SF                P                360             20010504
8487597    Scottsburg            IN     47170          MH                P                360             20010507
8487605    CINCINNATI            OH     45251          SF                P                360             20010511
8487613    BAYFIELD              CO     81122          SF                P                360             20010516
8487639    LITHONIA              GA     30038          SF                P                360             20010515
8487647    JASPER                IN     47546          MH                P                360             20010523
8487662    Austin                IN     47102          MA                P                360             20010523
8487670    BORDEN                IN     47106          SF                P                360             20010517
8487688    Irvington             KY     40146          SF                P                360             20010530
8487696    KENTON                OH     43326          MH                P                360             20010524
7766587    Hayward               CA     94562          SF                P                360             19980508
7767148    Mill City             OR     97360          SF                P                360             19980529
7771561    Oak Park              MI     48237          SF                P                360             19980612
7773054    Tacoma                WA     98498          SF                P                360             19980630
7775380    Coos Bay              OR     97420          SF                P                360             19980812
7777170    Salt Lake City        UT     84105          SF                S                360             19980825
7778368    Spokane               WA     99202          SF                S                360             19980828
7779861    Delaware              OH     43015          SF                P                360             19981006
7785876    Philadelphia          PA     19143          SF                P                360             19981104
8376659    ROCKFORD              IL     61107          SF                P                360             19970120
8484321    BAKERSFIELD           CA     93305          SF                I                360             19970221
8484347    MINERAL WELLS         TX     76068          SF                I                360             19970225
8484354    ALVARADO              TX     76009          SF                P                360             19970424
8484370    LOS ANGELES AREA      CA     90047          SF                P                360             19970213
8484396    ST LOUIS PARK         MN     55426          SF                P                360             19970210
8484404    DECATUR               IL     62521          SF                P                360             19970212
8484412    DALLAS                TX     75232          SF                P                360             19970218
8484420    MIDVALE               UT     84047          SF                P                360             19970221
8484438    COLORADO SPRINGS      CO     80916          SF                P                360             19970211
8484453    EAST PEORIA           IL     61611          SF                P                360             19970214
8484479    PORTLAND              OR     97206          SF                P                360             19970224
8484487    DOLTON                IL     60419          SF                P                360             19970421
8484511    ST LOUIS              MO     63115          SF                P                360             19970711
8484529    BOUNTIFUL             UT     84010          SF                P                360             19970226
8484537    VANCOUVER             WA     98663          SF                P                360             19970307
8484545    CHICAGO               IL     60628          SF                I                360             19970303
8484552    LONG BEACH            CA     90807          SF                P                360             19970226
8484560    INDIANAPOLIS          IN     46236          SF                P                360             19970305
8484578    HARVEY                IL     60426          SF                P                360             19970321
8484586    FORT WORTH            TX     76110          SF                P                360             19970625
8484610    DES PLAINES           IL     60016          CO                P                360             19970619
8484149    HENDERSON             NV     89014          PD                P                360             19970605
8484024    KANSAS CITY           MO     64110          SF                P                360             19970715
8484032    INDEPENDENCE          MO     64055          SF                P                360             19970620
8484040    AURORA                CO     80013          SF                P                360             19970602
8484057    EAST PEORIA           IL     61611          SF                P                180             19970521
8484065    CHILLICOTHE           IL     61523          SF                P                360             19970522
8484073    CONWAY                PA     15027          SF                P                360             19970717
8484081    ST LOUIS              MO     63112          4F                I                360             19970814
8484107    ELGIN                 TX     78621          SF                P                360             19970606
8484115    PEKIN                 IL     61554          SF                P                360             19970418
8484123    LITTLE ELM            TX     75068          SF                P                360             19970620
8484131    LAMAR                 CO     81052          SF                P                360             19970725
8484156    GREEN BAY             WI     54313          SF                P                360             19970606
8496275    COMMERCE CITY         CO     80022          SF                P                360             19970702
8484164    COLUMBUS              OH     43213          SF                P                360             19970627
8484172    CHANDLER              AZ     85248          PD                P                360             19970724
8484180    OREGON CITY           OR     97045          SF                P                360             19970715
8484198    LOCKPORT              IL     60441          SF                P                360             19970725
8484206    DALLAS                TX     75206          SF                P                360             19970612
8484230    CHICAGO               IL     60647          2F                P                360             19970612
8484248    NORTH CHICAGO         IL     60064          SF                P                360             19970610
8484263    LOS ANGELES           CA     90007          2F                P                360             19970625
8496325    FRANKLIN TOWNSHIP     OH     44216          SF                P                360             19970731
8483703    FICHBURG              MA      1420          2F                P                360             19970603
8483711    GARDEN GROVE          CA     92643          SF                P                360             19970721
8483729    LOUISVILLE            CO     80027          SF                P                360             19970804
8483745    LOS ANGELES           CA     90047          SF                P                360             19970714
8483752    DENVER                CO     80236          SF                P                360             19970725
8483760    RALEIGH               NC     27615          SF                P                360             19970724
8483778    MILWAUKEE             WI     53218          SF                I                360             19970723
8483794    PEORIA                IL     61603          SF                P                180             19970225
8483802    MOHAVE VALLEY         AZ     86440          SF                P                360             19970813
8483810    GRESHAM               OR     97080          SF                P                360             19970714
8483828    FRESNO                CA     93706          SF                I                360             19970626
8483836    SAN DIEGO             CA     92126          SF                P                360             19970624
8483844    VALLEY CENTER AREA    CA     92082          SF                P                360             19970724
8483851    GREELEY               CO     80631          SF                P                360             19970708
8483869    ALBUQUERQUE           NM     87124          SF                P                360             19970717
8483877    PITTSBURGH            PA     15208          SF                I                360             19970715
8483885    PITTSBURGH            PA     15208          SF                I                360             19970715
8483893    PITTSBURGH            PA     15208          SF                I                360             19970715
8483901    PITTSBURGH            PA     15208          SF                I                360             19970715
8483919    PITTSBURGH            PA     15208          SF                I                360             19970715
8483927    PITTSBURGH            PA     15208          SF                I                360             19970715
8483935    WHITTIER              CA     90604          SF                P                360             19970723
8483943    MIAMI                 FL     33054          SF                P                360             19970508
8483968    SUMMIT                NJ      7901          SF                P                360             19970404
8483976    KANSAS CITY           MO     64112          SF                P                360             19970701
8483513    TUCSON                AZ     85730          SF                P                360             19970722
8483364    ROSELLE               IL     60172          SF                P                360             19970711
8483372    PUEBLO                CO     81004          SF                P                360             19970624
8483380    LAS VEGAS             NV     89128          SF                P                360             19970722
8483406    PHILADELPHIA          PA     19141          SF                P                360             19970723
8483430    SAN DIEGO             CA     92113          SF                I                360             19970714
8483455    CHULA VISTA           CA     91911          SF                P                360             19970627
8483497    PHOENIX               AZ     85023          SF                P                360             19970711
8483505    ZION                  IL     60099          SF                P                360             19970709
8483539    CALIFORNIA CITY       CA     93505          SF                P                360             19970710
8483547    ELKHART               IN     46514          SF                P                360             19970716
8483554    ELGIN                 SC     29045          SF                P                360             19970613
8483588    RANDLEMAN             NC     27317          SF                P                180             19970818
8483596    WAUKEGAN              IL     60085          SF                P                360             19970723
8483612    AVONDALE              AZ     85323          SF                P                360             19970718
8483620    LOS LUNAS             NM     87002          SF                P                360             19970702
8483638    MILWAUKEE             WI     53212          3F                I                360             19970820
8483646    PIEDMONT              CA     94611          SF                I                360             19970714
8483653    KANSAS CITY           MO     64130          SF                P                180             19970708
8483679    MURRIETA              CA     92563          SF                P                360             19970804
8483059    UNIVERSITY CITY       MO     63130          SF                I                360             19970811
8483067    ST LOUIS              MO     63107          4F                I                360             19970811
8483075    BALLWIN               MO     63011          PD                P                360             19970811
8483083    OAKLAND               CA     94612          SF                P                360             19970710
8483091    OAKDALE               MN     55128          SF                P                360             19970726
8483109    CINCINNATI            OH     45223          SF                P                360             19970721
8483117    MIAMI BEACH           FL     33140          CO                P                360             19970721
8483125    PINION HILLS          CA     92372          SF                P                360             19970723
8484628    HAZEL CREST           IL     60429          SF                P                180             19960815
8483133    WINFIELD              MO     63389          SF                P                360             19970721
8483141    RED WING              MN     55066          SF                P                360             19970711
8483158    PORTLAND              OR     97236          SF                P                360             19970730
8483166    WEBSTER               TX     77598          LR                P                360             19970717
8483182    SALEM                 OR     97301          SF                I                360             19970723
8483190    COLUMBUS              OH     43205          SF                I                360             19970723
8483216    LOS ANGELES           CA     90011          2F                P                360             19970731
8483224    CALIFORNIA CITY       CA     93505          SF                S                360             19970728
8483257    COLUMBUS              OH     43205          SF                I                360             19970724
8483265    LOS ANGELES           CA     90043          2F                P                360             19970825
8483273    YUMA                  AZ     85364          SF                P                360             19970731
8483281    WAUKEGAN              IL     60087          SF                P                360             19970805
8483299    LAS VEGAS             NV     89104          SF                P                360             19970723
8483307    OGDEN                 UT     84401          SF                P                360             19970722
8483323    RIO RANCHO            NM     87124          SF                P                360             19970721
8483331    ELK GROVE VILLAGE     IL     60007          SF                P                360             19970828
8483349    CLEVELAND             OH     44135          SF                P                360             19970815
8483356    BEECH CREEK           PA     16822          3F                I                360             19970730
8482739    CHICAGO               IL     60621          2F                P                360             19970804
8482747    GALVESTON             TX     77550          SF                P                360             19970728
8482762    YUMA                  AZ     85365          SF                P                360             19970822
8482770    AIRPORT GARDENS       TX     77061          2F                I                360             19970806
8482796    JURUPA AREA           CA     92509          SF                P                360             19970729
8482804    BOISE                 ID     83709          SF                P                360             19970725
8482812    CHICAGO               IL     60633          SF                P                360             19970728
8482838    ST PAUL               MN     55104          SF                P                360             19970725
8482846    RICHTON PARK          IL     60471          SF                P                360             19970818
8482861    WEST VALLEY CITY      UT     84123          SF                P                360             19970828
8482879    CHICAGO               IL     60615          2F                I                360             19970731
8482887    VERONA                PA     15147          SF                P                180             19970812
8482903    TACOMA                WA     98466          SF                P                360             19970801
8482929    BALTIMORE             MD     21218          SF                P                360             19970711
8482937    DETROIT               MI     48235          SF                P                360             19970811
8482978    EAST ST LOUIS         IL     62203          SF                P                360             19970813
8482986    BLACKFOOT             ID     83221          SF                P                360             19970623
8482994    ALTOONA               PA     16602          SF                P                360             19970816
8483026    CINCINNATI            OH     45230          SF                P                360             19970723
8483042    ALBUQUERQUE           NM     87112          SF                P                360             19970819
8482424    OAKLAND               CA     94621          SF                I                360             19970806
8482432    OAKLAND               CA     94605          SF                I                360             19970806
8482440    HICKORY HILLS         IL     60457          SF                P                360             19970813
8482465    LAS VEGAS             NV     89121          SF                I                360             19970814
8482473    ARLINGTON HEIGHTS     IL     60004          SF                P                360             19970814
8482499    CHCIAGO               IL     60609          SF                I                360             19970811
8482507    KANSAS CITY           KS     66104          SF                P                360             19970813
8482515    SANDY                 UT     84093          PD                P                360             19970821
8482523    APACHE JUNCTION       AZ     85219          SF                P                360             19970820
8482564    PALM SPRINGS          CA     92264          SF                P                360             19970825
8482572    ST ANNE               IL     60964          SF                P                360             19970825
8482580    CHICAGO               IL     60609          2F                I                360             19970820
8482598    PHOENIX               AZ     85041          SF                I                360             19970815
8482606    MERRILLVILLE          IN     46410          SF                P                360             19970814
8482622    LA PUENTE AREA        CA     91744          SF                P                360             19970819
8482648    PLEASANT VIEW         UT     84414          SF                P                360             19970822
8482655    HARVEY                IL     60426          SF                P                360             19970815
8482663    MESA                  AZ     85205          LR                S                360             19970820
8482689    LANCASTER             OH     43130          SF                P                360             19970826
8482697    KANSAS CITY           MO     64128          SF                I                360             19970828
8482705    SEDONA                AZ     86336          SF                P                360             19970821
8482713    MOUNTAIN VIEW         CA     94518          CO                P                360             19970825
8482416    ST LOUIS              MO     63107          2F                I                360             19970826
8482382    LOS ANGELES AREA      CA     90022          3F                I                360             19970825
8482390    HEMET                 CA     92544          SF                P                360             19970825
8484644    SPRING GROVE          IL     60081          SF                P                360             19970307
8484651    ACTON AREA            CA     93551          SF                P                360             19970613
8495186    HAWKINSVILLE          GA     31036          SF                I                360             20010531
8495210    DETROIT               MI     48223          SF                P                360             20010425
8495228    SAN DIMAS             CA     91773          PD                P                360             20010523
8494890    DETROIT               MI     48221          SF                P                360             20010531
8494908    GREAT FALLS           MT     59405          SF                P                360             20010529
8494940    LOS ANGELES           CA     91342          SF                P                360             20010524
8494957    HEREFORD              TX     79045          SF                P                360             20010612
8494965    CHICAGO               IL     60637          SF                P                360             20010525
8494973    AUGUSTA               GA     30909          SF                P                360             20010607
8494999    TOPEKA                KS     66612          SF                P                360             20010717
8495004    LOS GATOS             CA     95033          SF                I                360             20010611
8495020    LARGO                 FL     33770          SF                P                360             20010531
8495053    CARNELIAN BAY         CA     96140          SF                P                360             20010613
8495061    VANCOUVER             WA     98682          SF                P                360             20010717
8495079    ROWLAND HEIGHTS       CA     91748          PD                P                360             20010611
8495087    DUBLIN                CA     94568          PD                P                360             20010621
8495095    NEWARK                CA     94560          SF                P                360             20010618
8495103    WEST SACRAMENTO       CA     95691          SF                P                360             20010629
8495111    CROMWELL              CT      6416          CO                P                360             20010622
8495129    ORANGE                NJ      7050          SF                P                360             20010720
8495137    ROCKLIN               CA     95765          SF                P                360             20010625
8495160    HOLLISTER             CA     95023          SF                P                360             20010627
8495178    SAN DIEGO             CA     92114          2F                P                360             20010709
8494569    BLOOMFIELD            NM     87413          SF                P                360             20010720
8494668    BURLINGTON            WI     53105          SF                P                360             20010718
8494676    PORTLAND              OR     97266          SF                P                360             20010718
8494684    FLINT                 MI     48503          SF                P                360             20010720
8494692    TUCSON                AZ     85706          SF                P                360             20010718
8494718    JACKSONVILLE          FL     32223          SF                P                360             20010717
8494726    HANOVER               MA      2339          SF                P                360             20010718
8494734    BURBANK               CA     91506          SF                P                360             20010814
8494742    FRASER                MI     48026          SF                P                360             20011023
8494759    VALLEJO               CA     94589          2F                P                360             20010905
8494775    DETROIT               MI     48219          SF                I                360             20011030
8494825    SAN JOSE              CA     95111          SF                P                360             20010824
8494841    DUXBURY               MA      2332          SF                P                360             20011002
8494858    DES PLAINES           IL     60016          CO                P                360             20010928
8494544    MIDLOTHIAN            TX     76065          SF                P                360             20011026
8494411    OTTAWA                KS     66067          SF                P                360             20011026
8494429    PLEASANT HILL         CA     94523          SF                P                360             20011010
8494437    COLUSA                CA     95932          SF                P                360             20011018
8494445    PALMDALE              CA     93552          SF                P                360             20011015
8494452    WAUKESHA              WI     53186          SF                P                360             20011022
8494478    DENVER                CO     80221          SF                P                360             20011025
8494494    WARREN                MI     48089          SF                P                360             20011025
8494502    WICHITA               KS     67235          PD                P                360             20011024
8494510    BOCA RATON            FL     33487          CO                P                360             20011030
8494528    ALBUQUERQUE           NM     87111          SF                P                360             20011026
7143357    Marshall              MI     49068          SF                P                360             19980522
7143332    Lincolnton            NC     28092          MA                P                360             19980930
8017949    Detroit               MI     48224          SF                P                360             19970826
8016545    West Valley City      UT     84128          SF                P                360             19990107
8018178    Jersey City           NJ      7306          2F                P                360             19990310
8017626    Punta Gorda           FL     33983          SF                P                360             19990226
8017246    Oak Bluffs            MA      2557          SF                P                360             19990416
8018079    Cicero                IL     60804          2F                P                360             19990129
8016388    Highland Park         MI     48203          SF                P                360             19970722
8108995    Cincinnati            OH     45224          SF                I                360             19970326
8125908    Exmore                VA     23350          SF                P                360             19971113
8159923    Lima                  OH     45801          SF                P                360             19990115
8180051    Newark                OH     43055          SF                P                360             19980311
8180069    Whitmore Lake         MI     48189          SF                P                360             19980211
8181604    Scottsdale            AZ     85260          SF                P                360             19990205
8164121    Minneapolis           MN     55406          SF                P                360             20000117
8012361    Virginia Beach        VA     23451          SF                P                360             19990330
8459745    LOTUS                 CA     95651          SF                P                360             20010809
8459737    BALDWIN PARK          CA     91706          SF                P                360             20010726
8459752    OAKLEY                CA     94561          SF                P                360             20010822
8459786    ROSAMOND              CA     93560          4F                I                360             20010918
8459760    LAKE FOREST           CA     92630          SF                P                360             20010905
8459778    MISSOULA              MT     59808          SF                P                360             20010905
8459794    FERNANDINA BEACH      FL     32034          SF                P                360             20010919
8459869    CHICAGO               IL     60632          3F                P                360             20010928
8459828    KALAMAZOO             MI     49007          2F                I                360             20010926
8459836    KALAMAZOO             MI     49006          SF                I                360             20010926
8459844    DELRAY BEACH          FL     33446          PD                P                360             20010924
8459851    DUBLIN                CA     94568          SF                P                360             20010921
8494122    DUBLIN                CA     94568          SF                P                360             20011002
8494015    LOS ANGELES           CA     90043          3F                I                360             20010921
8494064    CRETE                 IL     60417          SF                P                360             20011001
8494130    ATLANTA               GA     30314          3F                P                360             20011010
8494114    JEROME                ID     83338          MH                P                360             20011012
8494171    DECATUR               GA     30032          SF                I                360             20011003
8494189    DECATUR               GA     30032          SF                I                360             20011019
8494148    CHICAGO               IL     60628          SF                I                360             20011009
8494197    COVINGTON             GA     30014          SF                P                360             20011005
8494098    TAMPA                 FL     33617          4F                I                360             20011012
8494072    OSSEO                 MN     55369          SF                P                360             20011011
8494205    SAN JOSE              CA     95123          SF                I                360             20011008
8494213    MACON                 GA     31204          SF                P                360             20011016
8494023    TAMPA                 FL     33617          4F                I                360             20011012
8494080    STRONGSVILLE          OH     44136          SF                I                360             20011018
8435224    St Louis              MO     63118          SF                P                360             19980202
8435000    Carlisle              IA     50047          SF                P                360             19970701
8469348    SAINT LOUIS           MO     63135          SF                P                360             20000310
8471583    PHILADELPHIA          PA     19138          TH                P                360             20001030
8471799    E PALESTINE           OH     44413          SF                P                360             20000323
8468621    AUSTELL               GA     30168          SF                P                360             20000705
8471922    MAPLE HEIGH           OH     44137          SF                I                360             20000705
8472870    BEACH PARK            IL     60099          SF                P                360             19990707
8472060    PARMA HEIGHTS         OH     44130          SF                P                360             20000121
8468324    ST LOUIS              MO     63130          SF                P                360             20000915
8469371    SHERWOOD              OR     97140          SF                P                360             19991120
8478034    MINNEAPOLIS           MN     55412          SF                P                360             20001229
8476566    MIAMI                 FL     33199          SF                P                360             20000421
8476699    SUNRISE               FL     33323          SF                P                360             20010309
8476723    VIRGINIA BE           VA     23462          SF                S                360             20010214
8474991    COLUMBUS              GA     31903          SF                P                360             20000320
8473795    ELKHART               IN     46516          SF                P                360             20001018
8468936    COVINGTON             WA     98042          SF                P                360             20000420
8469017    CHICAGO               IL     60617          SF                P                360             20000209
8469066    INGLEWOOD             CA     90303          4F                P                360             20000419
8467938    SILVERTON             OR     97381          SF                P                360             20001030
8468134    STONE MOUNT           GA     30083          SF                P                360             20001204
8467573    NORWALK               CA     90650          SF                P                360             20001220
8467599    CHICAGO               IL     60608          SF                P                360             20010102
8467730    MESA                  AZ     85201          SF                P                360             20001223
8467441    PHOENIX               AZ     85015          SF                P                360             20010319
8474843    CLEVELAND             OH     44120          SF                P                360             19990308
8473936    HOUSTON               TX     77075          SF                P                360             20001004
8467029    MEMPHIS               TN     38122          SF                P                360             20000331
8479354    SUGAR LAND            TX     77478          SF                P                360             19990323
8470403    NEW BEDFORD           MA      2740          SF                P                360             19990928
8468886    CLEVELAND             OH     44105          4F                I                360             20000414
8468084    LA FAYETTE            GA     30728          SF                P                360             20001024
8478422    NASHVILLE             TN     37207          SF                P                360             19990528
8479958    SPOKANE               WA     99210          SF                P                360             19981009
8469843    HOUSTON               TX     77096          SF                P                360             19990825
8468738    JOLIET                IL     60436          SF                P                360             20000809
8470023    NEW BEDFORD           MA      2740          SF                P                360             19991231
8479016    LAKE MONROE           FL     32771          SF                P                360             19990528
8473902    NEENAH                WI     54956          SF                P                360             20001031
8474231    BRISTOL               VT      5443          SF                P                360             20000914
8470254    EL CAJON              CA     92020          SF                P                360             19990819
8469959    WEST CHICAG           IL     60185          SF                P                360             19991130
8468274    NASHVILLE             TN     37220          SF                P                360             20000830
8471849    LAWRENCEVIL           GA     30043          SF                P                360             20000526
8469413    FORT WASHIN           MD     20744          SF                P                360             20000321
8470981    CROSS PLAINS          WI     53528          SF                P                360             19981114
8476384    FARMINGDALE           NY     11735          SF                P                360             19990428
8474876    OKLAHOMA CI           OK     73111          SF                P                360             19990826
8479438    SPOKANE               WA     99207          SF                P                360             19981203
8466948    BLOOMFIELD            CT      6002          CO                P                360             19990407
8468696    GLOUCESTER            NJ      8030          SF                P                360             20000724
8473605    FAYETTEVILLE          WV     25840          SF                P                360             19980518
8478182    PHOENIX               AZ     85033          SF                P                360             20001006
8467904    COMMERCE CI           CO     80022          SF                P                360             20001031
8477929    CHICAGO               IL     60643          SF                P                360             20001222
8472482    MOUNT POCON           PA     18344          SF                P                360             19991030
8468506    PLANO                 TX     75025          SF                P                360             20000505
8479008    DENTON                NC     27239          SF                P                360             19990528
8471997    NAVARRE               OH     44662          SF                P                360             20000720
8479222    KIRKLAND              AZ     86332          SF                P                360             19990218
8478026    MINNEAPOLIS           MN     55407          SF                P                360             20001201
8467227    FLOVILLA              GA     30216          SF                P                360             20010110
8479198    YAKIMA                WA     98903          SF                P                360             19990226
8473761    INDIANAPOLIS          IN     46254          SF                P                360             20000131
8467300    DENVER                CO     80239          SF                P                360             20010222
8473175    BROOKLYN              NY     11207          4F                P                360             19990302
8468308    CHICAGO               IL     60649          3F                P                360             20000822
8479446    MARTINSVILLE          IN     46151          SF                P                360             19981214
8467185    ROSEMOUNT             MN     55068          SF                P                360             20001020
8472383    NEWNAN                GA     30263          SF                P                360             19990831
8472979    KALAMAZOO             MI     49007          SF                P                360             19980805
8473860    MTN GROVE             MO     65711          SF                P                360             20001024
8467862    LEESBURG              FL     34748          SF                S                360             20010108
8470684    PALMDALE              CA     93591          SF                P                360             19990730
8479636    FAYETTEVILL           NC     28300          SF                P                360             19981228
8471401    HENDERSON             TN     38340          SF                P                360             20000918
8471112    POINCIANA             FL     34758          SF                P                360             20001226
8472243    NEW BRITAIN           CT      6053          SF                P                360             20000228
8468969    MINNEAPOLIS           MN     55412          SF                P                360             20000503
8471690    CHARLESTON            SC     29403          SF                P                360             20000221
8476137    ALEXANDRIA            IN     46001          SF                P                360             20000207
8478596    SALT LAKE C           UT     84106          SF                P                360             19990721
8474470    WESTFORD              MA      1886          SF                P                360             20000706
8479560    MENLO PARK            CA     94025          SF                P                360             19990222
8466922    EAST GREENW           RI      2818          SF                P                360             19981203
8469603    PHOENIX               AZ     85050          SF                P                360             19991215
8476343    CINCINNATI            OH     45215          SF                P                360             20000524
7644842    Hayward               CA     94541          CO                I                360             19970620
7645138    Oregon City           OR     97045          SF                I                360             19970804
7646102    Ballston Spa          NY     12020          SF                P                360             19970529
7646367    Chicago               IL     60628          SF                I                360             19970529
7132160    Garden City           MI     48135          SF                P                360             19951229
3460235    Bong Beach            CA     90806          SF                P                360             19980304
3279114    Waterford             MI     48327          SF                P                360             19970703
3134988    Detroit               MI     48227          SF                P                360             19970227
8466575    STATESVILLE           NC     28677          SF                P                360             20001215
8466609    SHERMAN OAKS          CA     91423          SF                P                360             20010508
8466625    CALUMET CITY          IL     60409          2F                P                360             20010713
8466658    STOCKBRIDGE           GA     30281          SF                P                360             20010629
8466674    FORT EDWARD           NY     12828          2F                P                360             20010815
8466690    FORT ATKINSON         WI     53538          SF                P                360             20010731
8466716    OXNARD                CA     93035          CO                P                360             20010920
8466724    LAS VEGAS             NV     89113          PD                P                360             20010807
8466732    ROSEVILLE             CA     95678          SF                P                360             20010816
8466765    INDIAN HARB           FL     32937          SF                P                360             20010925

Loan No.   First Payment Date   Maturity Date   Months to Maturity   Original Balance   Cut-off Balance   Cut-off Rate
--------   ------------------   -------------   ------------------   ----------------   ---------------   ------------
8000374         19990901          20240801             270                 50000            49035.46         11.75
8001059         20011201          20310701             353               21439.37           21394.03           8
8001455         19990901          20290801             330                 40000            39494.86         10.85
8001935         19990901          20290801             330                 62000            60675.03          8.2
8002388         19990901          20290801             330                 39000            38650.65          12.5
8002578         19990901          20290801             330                 35000            34605.4           11.4
8002776         19990901          20290801             330                 55000            53752.54           8
8002784         20011201          20310701             353               43443.91           43353.27           8
8003063         19990901          20290801             330                117000           114402.53           8
8004160         19990901          20290801             330                 86200            85100.09          10.8
8004525         19990801          20290701             329                 48450            47816.59         10.91
8005175         19990901          20290801             330                 22000            21691.24         10.37
8005365         19990901          20290801             330                 35000            34412.59          9.44
8005530         20011201          20310701             353               37069.97           36992.6            8
8006553         19990801          20290701             329                 72250            71374.91         11.26
8006702         20011201          20310701             353               23423.46           23374.59           8
8007379         19990901          20290801             330                 49500            48945.25         11.43
8009052         20011101          20290801             330               55203.76           55053.27           9
8074288         19991201          20291101             333                 28350            28150.44         13.06
8076606         19991201          20291101             333                148500           147057.87          12.5
8482267         20011001          20310901             355                 80910            80756.28         10.79
8482275         20011001          20310901             355                128000           127678.82          9.48
8482283         20011101          20161001             176                 35000            34455.48         11.125
8481905         20011001          20310901             355                 72000            71823.75         9.599
8481913         20011001          20310901             355                193600           192940.44          7.99
8481921         20010901          20310801             354                 68000            67721.06          7.99
8482226         20010901          20310801             354                 45000            44864.22          9.49
8482234         20011001          20310901             355                123000           122580.93          7.99
8482242         20011001          20310901             355                128000           127537.74         7.699
8482259         20011001          20310901             355                141000           140443.34          7.25
8175796         19951110          20101010             104               54487.47           54487.47          13.6
8176141         19990808          20290708             329               208795.97         203945.45         10.49
8176232         19990501          20290401             326                90519.4           89906.84         13.81
8177073         19980708          20130608             136                 57280            55629.53          9.39
8177396         19980701          20080601              76               19478.55           19256.53         13.49
3475092         19990801          20290801             330               71931.87           70566.35           9
8368623         19951101          20251001             284                 80500            75613.27          8.5
8368565         19951201          20251101             285                 86450            82480.67          9.99
8368151         19960101          20251201             286                 46400            44477.01         10.95
8447716         19961101          20261001             296                101500            99035.87         12.25
8456162         19961001          20260901             295                 36500            35454.15          11.5
8454761         19961101          20261001             296                100000            95887.27          9.45
8455172         19961101          20261001             296                 51000            49638.92         11.75
8453763         19961201          20111101             117                 36000            29699.62         12.25
8445983         19961001          20260901             295                 80000            76524.12          9.45
8445280         19961001          20260901             295                 22500            18792.58         13.75
8449472         19961201          20261101             297                 28000            27223.81         11.45
8444416         19961201          20261101             297                 29000            28054.54         10.75
8453045         19961201          20261101             297                163000           155768.57           9
8451007         19970101          20261201             298                 16500            15766.61         15.85
8446015         19961101          20261001             296                 21000            20460.95           12
8454753         19961101          20261001             296                 97500            93731.29         10.89
8455099         19961101          20261001             296                 25800            25378.05         14.24
8445520         19961101          20261001             296                 45500            43911.1          10.34
8446742         19961201          20261101             297                 66750            64806.5          11.29
8453888         19961201          20261101             297                 48750            46957.84         10.42
8444721         19960901          20260801             294                 87750            55404.89         12.75
8447039         19960901          20260801             294                 60000            58772.51          13.5
8445124         19961001          20260901             295                 59150            57044.11          14.1
8446346         19970101          20261201             298                 32250            30535.66         12.22
8445330         19970101          20261201             298                 25350            24653.11         11.415
8444978         19961201          20261101             297                 82500            80220.89         11.47
8444614         19970101          20261201             298                 31850            30974.75         11.415
8452864         19970101          20261201             298                 66750            64927.84          11.5
8445546         19970101          20261201             298                 26000            25535.03         13.59
8445363         19970101          20261201             298                 54000            52324.31         10.75
8444960         19961201          20261101             297                 46900            45411.05         12.875
8446072         19970101          20111201             118                 30000            25293.68         13.25
8444622         19970101          20261201             298                 40950            39984.45         12.22
8452377         19970201          20270101             299                 96000            93079.41         10.75
8453151         19970101          20261201             298                 27950            27444.45          13.7
8444630         19970201          20120101             119                 20800            17229.79         11.78
8445439         19970201          20270101             299                 25000            24162.39         12.65
8445454         19970201          20270101             299                 35000            34345.01         13.24
8457236         19970201          20270101             299                 65400            63983.18          12.5
8450256         19960801          20110701             113                 80000            77871.73          12.1
8450835         19961001          20260901             295                 76000            74423.52         13.163
8449944         19961001          20160901             175                 35625            32568.08         12.65
7967235         19991001          20290901             331                 38500            38362.62          11.3
7967284         19991122          20291022             333                 85000            84871.37         10.79
7967375         19990225          20290105             323                108900           107336.61          9.65
7967433         19990701          20290601             328                 89250            88251.21         11.25
7967540         20000603          20300503             339                 89200            87850.78          9.45
7968076         20000415          20300315             337               135580.61         135308.38         10.75
7968225         20000715          20300615             340                 51197            50704.48          12.8
7968340         20000715          20300615             340                65301.5           64507.43         12.86
7968704         20000819          20300719             342                 84193            81777.18         10.59
7969272         19990301          20290401             326               40180.95           40122.29          9.55
7969298         19990930          20290830             331                 36705            36604.21           9
7969330         20000401          20300301             337                215839            215657.4         10.25
7969512         20000527          20300427             339                 32005            31736.48         10.29
7969868         19980601          20130501             135                 73600            71946.44         11.49
7969934         20000601          20150501             159                 8000             9317.34            9
7970049         19990114          20281214             322                 85000            84176.79         10.99
7970767         19981114          20281014             320                 55250            54573.44         10.99
7971062         19990728          20290628             329                 34850            34337.69          9.4
7971179         19991216          20291116             334                 70469            69926.75         11.85
7971831         19990123          20281223             323                 53100            52388.14         10.89
7971955         19990618          20290518             328                 21700            21651.33          11.4
7972300         19991216          20191116             214                 27000            25600.72          9.99
7972466         19920124          20061224              59                 18000            13279.2          16.99
7972680         19910729          20060629              53                 65000            45241.66         15.99
7972730         19930707          20080607              76                 16000            12994.72         15.25
8103095         19950801          20250701             281                 90951            84119.88          8.5
8103376         19960301          20160201             168                 73875            61986.5            8
8105090         19940601          20240501             267                 86700            79237.44           8
2006617         19980401          20200901             223                 69129            64228.3           8.25
8497042         20010701          20310601             352                181900            181384.6          12.9
8497190         20010301          20160201             168                 44600            43740.34         13.99
8497208         20010401          20310301             349                 49800            49610.73          9.8
8497067         20010701          20310601             352                 68800            68673.4           11.8
8497232         20010801          20160701             173                 73000            72916.59          13.1
8497240         20010801          20160701             173                 48000            47461.2          12.99
8496887         20010801          20160701             173                 22800            22631.21         12.99
8496895         20010901          20160801             174                 39800            39455.6          13.75
8496945         20011001          20160901             175                 23600            23538.43           14
8496994         20011001          20160901             175                 34600            34534.91         14.55
8497091         20010301          20310201             348                 46500            46350.46          12.7
3059029         19970709          20120609             124                 37400            36700.86         12.55
3049905         19970801          20120701             125                 42000            41071.3           11.7
8462780         19910326          20060226              49                 40200            18915.13         11.85
8462970         19910718          20060618              53                 80000            38033.69         10.99
8462707         19920614          20070514              63                 10000            5863.41           13.5
8463002         19920709          20070609              64                107000            99882.06          11.5
8463010         19891018          20040918              32                 45000            15246.78         11.49
8463028         19900528          20050428              39                 12211             4727.8          11.75
8462764         19920605          20070505              63                 20960            11480.14          10.9
8462863         19920807          20070707              65                150000           140613.09         12.05
8462889         19920813          20070713              65                 99000            89025.63          10.5
8462897         19920907          20120807             126                 40000            28790.36         10.95
8462913         19921124          20071024              69                 41000            25050.91          13.1
8462921         19921202          20071102              69                 30000            18917.6          13.95
8462947         19921126          20071026              69                 22500            14807.4          15.99
8462954         19921220          20071120              70                 23000            22126.72          14.3
8462962         19921230          20071130              70                 22500            14222.95         13.99
8462673         19930130          20071230              71                102000            96081.29          11.6
8462632         19921224          20071124              70                 50000            31730.05         13.99
8462798         19930603          20030503              15                 23183            5021.08          12.85
8462822         19930404          20080304              73                 51600            49271.43         12.99
8462830         19930410          20080310              73                 60265            55717.22          9.95
8462558         19930601          20080501              75                112000           102796.37          9.95
8462590         19930607          20080507              75                 38400            23106.61         10.05
8462608         19930527          20080427              75                 85000            80500.56         11.99
8462475         19930814          20130714             137                124000            98735.18         10.39
8462483         19930819          20080719              78                120700           111129.28          9.3
8462491         19930814          20080714              77                 46400            42835.36          9.55
8462517         19930730          20080630              77                 48500            30196.89         10.99
8462715         19930911          20130811             138                 64000            50244.81          9.6
8462723         19930924          20130824             139                 40000            30773.53          10.2
8462749         19930830          20080730              78                 84000            53176.63          11.1
8462434         19930930          20030830              19                 40000            6236.93           8.65
8430985         19980723          20280623             317                137200           133574.89          9.25
8430563         19990201          20290101             323                 80000            75587.31          8.99
8430266         19990519          20190419             207                 33000            31164.42         11.99
8430332         19990602          20290502             327                154456           151696.15          9.49
8430530         20000302          20300202             336                 67200            66410.44          9.75
3434420         19980101          20271201             310                127050            122858.3           9
7136096         19970901          20270801             306                 72420            69412.59          8.25
7136278         19990701          20290601             328                142759           138841.25          7.25
7136419         19970401          20270301             301                 40800            37326.53          8.5
7137508         19960601          20260501             291                153000           144044.13           8
7137771         19980301          20280201             312                 67320            64544.18           8
7137995         19980401          20280301             313                127619           122462.82          7.5
8011470         19990801          20290701             329                203152           197766.79          7.25
8118580         19971001          20270901             307                117000           112460.28          8.5
8118937         19971101          20271001             308                 74460            71366.45           8
8117608         19980201          20280101             311                135992           130151.71          7.5
8177784         19980201          20280101             311                 67320            64940.51          8.5
8177941         19980801          20280701             317                 49131            47418.47          7.75
8178345         19990901          20290801             330                 59509            58187.65           8
8178691         19990701          20290601             328                103685           100838.83          7.25
8293615         19981101          20281001             320                153693           147758.93          6.75
8293797         19990601          20290501             327                 39173            38189.32          8.25
8293961         19991201          20291101             333                143715           141257.33          8.75
8294118         19971101          20271001             308                112200           107443.87           8
8294027         20000201          20300101             335                 89919            88080.22           8
8050452         19981215          20131115             141                 31500            28715.02          12.5
8051401         19981001          20130901             139                 47500            42426.52          11.3
8052102         19980829          20280729             318                 25900            25541.21         13.79
8052607         19990415          20290315             325                 54400            53628.29         10.99
8052656         19990501          20290401             326                189500           186226.12         10.374
8053423         19990701          20140601             148                 80700            79825.02         11.95
8054025         19981212          20131112             141                 48800            47644.54          9.25
8054173         19981203          20131103             141                 47450            46619.34         10.59
8054306         19990211          20140111             143                 62100            61118.92         10.95
3405065         19930901          20230801             258                 72900            65480.68          7.75
3197324         19970906          20120806             126                 39000            37820.35          9.84
3196615         19971001          20120901             127                 51200            49792.37         10.34
3197175         19971219          20271119             310                 56000            55260.85         13.79
3196680         19970424          20120324             122                 44800            43933.74         12.99
3197241         20011201          20311101             357               54147.77           54026.45          7.5
3197308         19971117          20271017             309                 54400            52800.07          9.74
3196789         20011201          20311101             357               54052.92           53931.81          7.5
3196771         19971203          20171103             189                 50250            46095.06          9.84
3129988         19971201          20121101             129                 57600            56229.63         10.84
8497331         20010914          20160814             174                149211           148990.51          10.9
8497422         20011002          20160902             175                 47200            47056.23          9.95
8497406         20011103          20161003             176                150000           149887.76          10.8
8497380         20011030          20160930             176                121500           120683.46          10.9
8497398         20011201          20311101             357                 62050            62002.29         10.75
8497414         20011203          20261103             297                 80750            80563.83          7.45
8497315         20011210          20161110             177                158400           158025.58          6.8
8497307         20010623          20160523             172                 57440            57269.17         10.99
8497273         20010530          20160430             171                179000           178064.56          8.25
8463069         20010701          20210601             232                 17800            17700.46         14.99
8463085         20010701          20260601             292                 25500            25434.2          14.99
8434243         20000201          20050101              35                 2600             1728.62          13.99
8434094         20010401          20060301              49                 8495             7345.12          13.99
8462178         20010601          20110501             111                 6700             6454.69          13.99
8462186         20010601          20110501             111                 11450            11032.83         13.99
8462194         20010101          20301201             346                 44000            43865.7           13.7
8462061         20010101          20301201             346                 53250            52982.31         11.25
8462087         20010501          20060401              50                 2500             2194.17          13.99
8462285         20010501          20110401             110                 8600             8249.83          13.99
8462343         20010201          20310101             347                 33000            27946.85          14.5
8461188         20010901          20310801             354                162000           161537.15          9.75
8461162         20010701          20060601              52                 4950              4471.2          13.99
8460719         20010701          20310601             352                 51915            51626.8          10.75
8460727         20010701          20110601             112                 7750              7500.2          14.49
8460743         20010801          20060701              53                 3600              3297.1          13.99
8461733         20010901          20060801              54                 6100             5662.66          13.99
8461758         20010901          20060801              54                 4900             4548.71          13.99
8460982         20010901          20160801             174                 53500            52634.85          8.99
8461048         20010601          20310501             351                108000           107577.27         10.24
8460891         20010901          20310801             354                212500           211788.88          8.99
8460933         20010901          20310801             354                395250           394382.86         10.99
8460974         20010601          20310501             351                 84600            84232.73          10.5
8461493         20010701          20060601              52                 3650             3301.23          14.49
8461717         20010701          20310601             352                109060           108618.73          9.5
8461659         20010401          20310301             349                424000           421958.45         10.25
8460750         20010501          20310401             350                158400           157358.07          8.25
8461683         20010501          20160401             170                 28600            28000.46         11.99
8461691         20010501          20310401             350                135000           134155.55          8.5
8461311         20010801          20110701             113                 6500             6317.95          13.99
8461329         20010601          20060501              51                 4900             4363.68          13.99
8461337         20010601          20110501             111                 6400             6072.77          14.49
8461345         20010601          20310501             351                 93500            91888.07          7.99
8461386         20010601          20110501             111                 7250             6985.85          13.99
8461410         20010701          20310601             352                450000           447522.36          7.99
8460859         20010701          20060601              52                 6500             5871.34          13.99
8461204         20010901          20310801             354                 87975            87696.03          9.25
8461212         20010901          20310801             354                 76000            75674.99          8.75
8461220         20010901          20310801             354                408000           406490.47          8.5
8461303         20010701          20060601              52                 3600             3253.95          14.25
7827710         20020201          20270101             299               14664.69           14646.58           7
7844483         19980629          20230529             256                 30000            29126.25         11.99
8486201         19961101          20261001             296                 77600            73337.61          8.25
8486219         19971101          20121001             128                 72250            59061.07          7.25
8486227         19980101          20171201             190                 24100            20621.25         7.625
8486235         19980401          20130301             133                 48000            39386.86          7.25
8486276         19981001          20280901             319                 28130            27147.24          7.5
8485880         19981201          20281101             321                55925.7           54429.68         6.875
8485898         19990201          20190101             203                 57000            52409.28         6.875
8485914         19990401          20290301             325                 84900            82233.16         7.125
8485948         19990501          20290401             326                 42500            41247.07         7.125
8485963         19990601          20140501             147                 60000            52946.09          6.75
8485971         19990619          20221217             251                 79800            77468.24         7.125
8486003         19991001          20290901             331                 84550            82119.89          7.75
8486011         19991101          20291001             332                 96400            94366.03         7.875
8486045         19991201          20291101             333                 45423            44502.84         7.875
8486052         19991201          20291101             333                 50800            49770.84         7.875
8486110         20000501          20200401             218                 32000            30792.2          8.625
8486185         19950801          20250701             281                 78850            73734.83         8.375
8485575         20000901          20260801             294               199155.88         195538.56          8.75
8485781         19880201          20130101             131                 49000            35096.83          9.5
8485856         19930703          20180619             197                 53000            39716.74          7.5
8485286         19931201          20081101              81               77569.71           44297.76          6.95
8485294         19940501          20140401             146                 72000            55225.01          7.25
8485336         19930501          20080401              74                125000            68502.81          7.75
8485393         19941101          20141001             152                 50800            40841.59          8.5
8485427         19950901          20150801             162                 71000            58962.55          8.25
8485476         19960601          20110501             111                 35600            26872.63          8.5
8485484         19960701          20260601             292                 85850            80355.22          8.5
8485518         19961001          20260901             295                 72250            69108.73          9.25
8484982         19970601          20120501             123                 57800            46608.6           8.5
8485039         19980501          20180401             194                 51500            46922.7           8.25
8485112         19981101          20131001             140                 55000            47666.61           8
8485203         19990101          20131201             142                 57000            49784.03           9
8485252         19980901          20280801             318                 42300            41048.54          8.5
8484727         19990601          20290501             327               78858.75           76710.49          7.5
8484941         19961001          20110901             115                 27000             20654            7.95
7162324         19990701          20290601             328                 50900            50565.37          14.3
7162357         19990801          20140701             149                 70100            69336.36         11.75
8434672         20001201          20301101             345                 84000            83685.47         12.95
8434607         20000501          20200401             218                 68000            66106.64         11.05
3385515         19861201          20161101             177                 91050            72745.51          9.5
3385648         19890501          20190401             206                 44600            38863.74          10.5
3385887         19861001          20160901             175                 80650            64109.3           9.5
3387123         19960701          20260601             292                 41240            39421.84          9.5
8291718         19990501          20290401             326                 67500            66297.36          9.99
8431264         19970528          20170428             183                 56000            51409.78         11.02
8431074         19980901          20280801             318                126000           123925.41         11.49
8431579         19980901          20280801             318                 38400            37425.52           9
8431538         19980830          20280730             318                 57800            56465.77          9.49
8432288         19990601          20140501             147                102000           100016.85          9.25
8432734         19990901          20140801             150                 48000            47251.78         10.24
8432650         19990801          20290701             329                131750           130085.57         10.75
8433203         19990901          20140801             150                 85000            83894.35         10.375
8347007         20011201          20311101             357               57612.85           57483.76          7.5
8362923         19990601          20290501             327                 74600            69843.9           9.6
8346702         19990801          20140701             149                 38000            33936.22          6.99
8340036         19990815          20290715             329                245500           241006.51          8.85
8363616         19990901          20290801             330                 77250            75956.39          9.45
8363590         19990201          20290101             323                159750           156906.59         10.35
8339640         19990101          20281201             322                 62100            60713.66          9.6
8363764         19990901          20190801             210                 13000            12588.25         12.85
8341406         20000220          20150120             156                 13000            12391.11         13.99
8350985         19980801          20280701             317                 53100            51634.31          9.05
8350860         19981004          20280904             319                 38400            37955.48         13.24
8361941         19981001          20180901             199                 42000            39612.22         11.05
8350050         19981203          20281103             321                 73350            72523.13         12.85
8350126         19981218          20281118             322                 68000            66967.72          11.5
8349888         19981201          20281101             321                 63900            62762.05         11.49
8340796         19981106          20031006              20                 5496             2622.27          15.36
8346165         19990902          20240802             270                 35000            34791.41         14.99
8362022         19990808          20140708             149                 13882            13093.01         13.99
8363228         20000103          20241203             274                 50000            45943.09          15.5
8344202         20000723          20250623             281                 30000            29707.16         14.15
8343923         19981116          20181016             201                 14987            14088.67         11.49
8343048         20020201          20220101             239               14231.62           14204.3            7
8349672         20011201          20311101             357               31692.82           31621.82          7.5
8353716         20011201          20311101             357               47289.21           47181.57          7.5
8353633         19990801          20290701             329                 80100            79062.7          10.95
8348781         20000101          20291201             334                 29400            27315.26         11.05
8342057         19990101          20131201             142                 22800            21912.27         12.85
8361271         19991201          20091101              93                 10800            9200.21           10.9
8353468         20011201          20311101             357               31808.86           31737.61          7.5
8353047         20011201          20311101             357               51455.57           51351.32           8
8342115         19990520          20090420              87                 31000            26777.21         11.65
8351884         19990101          20131201             142                 15000            13543.89         11.45
8351470         19991101          20291001             332                 58000            57499.6           12.3
8351355         19990701          20290601             328                 43000            42408.95         11.65
8351249         19990901          20140801             150                 51400            47820.64         11.99
8348203         20011201          20311101             357               47043.88           46938.48          7.5
8347833         19981201          20281101             321                 66150            65135.42          11.4
8347577         19990101          20281201             322                 64600            63750.41           12
8362824         20011015          20310915             355               77270.58           77116.62          9.5
8347395         19981215          20281115             321                 42250            41752.24         12.54
8404964         19981101          20081001              80                 30000            24141.1           14.4
8383697         19981123          20281023             321                 58500            57284.81          9.88
8407918         19980901          20280801             318                118800           116219.33          9.99
8385874         20000401          20300301             337                 44100            43723.84          11.3
8406183         19990326          20190226             205                 8500             7647.82          14.42
8405375         19980816          20180716             198                 35000            34037.3          14.75
8421265         20000329          20150228             157                 20000            19308.12         14.49
8425266         19990107          20131207             142                 12569            11372.98         11.49
8417958         19990122          20231222             263                 22236            21636.76         11.49
8423147         19990123          20181223             203               35442.96           34195.35         10.99
8412785         19990724          20090624              89                 12565            10554.85         11.49
8410516         19990926          20140826             151                 15000            13935.85          12.3
8397705         19991101          20091001              92               15031.74           13362.91         10.99
8383630         19991229          20191129             214                 12804            12553.73         12.99
8384109         20000114          20091214              94                 9629             8955.57          13.49
8384356         20020201          20270101             299               30550.16           30512.45           7
8407793         19961115          20061015              56                 16000            10359.66         13.15
8383713         20020201          20170101             179               19670.09           19589.94           7
8428252         19970415          20120315             121                 59850            50893.22         12.75
8383754         19990901          20140801             150                 34000            31272.32         10.85
8405664         19991101          20091001              92                 21200            17671.67         10.49
8372005         20001104          20301004             344                 52500            52036.72         11.95
8373599         20011201          20311101             357               56757.12           56592.7           7.5
8371577         20001125          20151025             165                135000           134307.63          11.5
8371890         20001201          20151101             165                 90900            90386.77         11.05
8437006         20010104          20151204             166                 74000            73659.39          11.3
8437105         20010313          20160213             168                 27000            26408.13          12.6
8443442         20010301          20160201             168                 86000            85621.11          11.1
8443459         20010226          20210126             228                 35700            35258.02         12.59
8443939         20010321          20160221             169                 72000            71684.8           10.7
8442915         20010427          20310327             350                 40050            39928.78         11.95
8441966         20010518          20310418             351                 73350            73118.57         11.25
8285389         19991201          20291101             333                 74375            73814.48         12.74
8285959         20011001          20310901             355               133410.63         133077.08          9.5
8286122         20000908          20150808             162                 61200            60939.66         12.99
8458788         20011101          20311001             356                218800           218364.37          9.5
8458796         20011101          20311001             356                232100           231672.96         9.875
8458804         20011001          20310901             355                336750           335992.58           10
8458812         20011101          20311001             356                216000           215569.93          9.5
8458705         20011001          20310901             355                305550           304745.65          9.25
8458606         20011001          20310901             355                252200           251602.04          9.75
8458614         20011001          20310901             355                156482           156090.99          9.5
8458622         20011001          20310901             355                280125           279425.05          9.5
8458630         20011101          20311001             356                154280           154003.56           10
8458648         20011001          20310901             355                126100           125768.03          9.25
8458655         20011001          20310901             355                320008            319120.8           9
8458663         20011001          20310901             355                184000           183563.72          9.75
8458689         20011001          20310901             355                237573           237066.26         10.25
8458697         20011101          20311001             356                337187           336550.03          9.75
8458713         20011001          20310901             355                252200           251632.76           10
8458721         20011001          20310901             355                272570           271852.47          9.25
8458739         20011201          20311101             357                190026           189757.85          9.75
8458754         20011001          20310901             355                548100           546694.26         9.375
8458762         20011201          20311101             357                255110           254671.86          9.25
8486698         20011201          20311101             357                314768           314335.43         9.875
8486706         20011201          20311101             357                190740           190456.29          9.5
8486771         20020101          20311201             358                212837           212637.59          9.75
8486664         20020101          20311201             358                236342           236108.56          9.5
8486722         20011201          20311101             357                247935           247383.51          9.75
8486730         20011201          20311101             357                445000           444338.11          9.5
8486789         20020101          20311201             358                184300           184117.96          9.5
8486748         20011201          20311101             357                201275           200990.98          9.75
8486763         20011201          20311101             357                121125           120944.83          9.5
8486672         20020101          20311201             358                271600           271331.74          9.5
8486797         20020101          20311201             358                223100           222890.97          9.75
8486755         20011201          20311101             357                208550           208255.72          9.75
8020802         19991201          20291101             333                255595           251433.75           9
8486334         19950902          20070802              66               22733.91           16876.69           17
8486326         19960101          20251201             286                 85400            79459.78          7.5
8486615         19960701          20260601             292                 52000            50234.5          10.95
8486623         19980501          20280401             314                228750           221217.93          8.5
8486557         19960601          20260501             291               110263.02         104367.95         8.625
8373888         20011201          20311101             357               76516.81           76355.13           8
3122280         19961023          20160923             176                 55800            51282.33         12.99
8141251         20011201          20310701             353                90794.9           90605.45           8
8149494         20010301          20260201             288               55325.41           54756.41          9.5
3319282         19971201          20271101             309                 51350            50514.27         12.99
8459406         20011105          20311005             356                 45000            44936.5           9.75
8459414         20011105          20161005             176                 57100            57054.45         12.375
8459380         20011105          20311005             356                150400           150170.37         9.375
8459448         20011115          20161015             176                 26500            26467.27         10.375
8459646         20011115          20161015             176                 91800            91683.53         10.25
8459422         20011201          20161101             177                 44400            44364.58         12.375
8459653         20011110          20161010             176                 65700            65614.38         10.125
8459430         20011105          20161005             176                 67500            67446.15         12.375
8459281         20011110          20161010             176                 49600            49444.48         10.99
8459091         20011015          20160915             175                 63750            63119.15         9.875
8458929         20011201          20311101             357                 71500            71416.29         10.625
8459059         20011001          20160901             175                155000            154445.9          7.75
8459174         20011101          20311001             356                 28000            27980.97         14.375
8459117         20011101          20161001             176                 30000            29775.48         12.875
8459240         20011115          20161015             176                146150           145413.09         7.375
8459257         20011115          20161015             176                 38850            38617.97         12.375
3317666         19960101          20251201             286                 67229            62213.15         7.125
8459661         19970101          20261201             298                 95150            90442.36          8.25
8459687         20000701          20300601             340                 58900            57751.54           10
8459695         20000901          20300801             342                 55950            55244.52          9.75
8459703         20001001          20300901             343                121500           120471.15          9.75
8459679         20001201          20301101             345                 60302            59725.87          8.5
8459711         20010201          20310101             347                205307           198618.37          7.5
8429946         20000701          20300601             340                129039           127365.71          8.5
8429953         20000601          20300501             339                129564           127793.46          8.5
8429920         20000401          20300301             337                 86901            85653.7           8.75
8429805         20000401          20300301             337                116922           114789.48          8.75
8429995         20001201          20301101             345                 80777            79882.01          7.75
8156010         19991101          20291001             332                 56000            55332.43         10.75
8303414         19990101          20181201             202                 39000            37293.31          12.5
8304321         20011201          20311101             357               19016.04           18973.36          7.5
8356941         20011201          20311101             357               35167.04           35095.79           8
8172736         19981203          20281103             321                 98712            96235.48          8.75
8045528         19991001          20290901             331                 58000            57164.02         10.25
8048464         19990501          20140401             146                129100           116420.77          9.5
8049850         19981101          20281001             320                106250           104399.81          11.5
3107588         19910501          20210401             230                 57326            50472.04           9
3107604         19901101          20201001             224                 40585            36379.94          10.5
3107752         19910801          20210701             233                 41512            37022.34          9.5
3113289         19860801          20160701             173                 93420            73862.07          9.5
3113628         19870901          20170801             186                 74334            61555.89           10
3114279         19830301          20030201              12                 10500            1203.51            12
3115441         19910601          20210501             231                 41312            36083.37          9.5
3115490         19911001          20210901             235                 61034            54598.66          9.5
3116209         19900201          20200101             215                 52159            45229.81          9.5
3116613         19910501          20210401             230                 30600            26942.66           9
3106556         19950301          20250201             276                 40300            37946.9           9.5
3117488         19791201          20091101              93                 35000            20873.02          11.5
3118528         19841101          20141001             152                 58100            48192.51          13.5
3118924         19870201          20170101             179                 71206            55914.83           9
3186962         19950601          20250501             279                 61050            57001.94          8.5
3185410         19920201          20220101             239                 50446            44092.3           8.5
3185857         19960201          20260101             287                 59918            56337.51          8.5
3186384         19870501          20170401             182                 75955            59631.69          8.5
3393998         19950701          20250601             280                123700           115611.78          8.5
3395027         19960101          20251201             286                 62189            58213.99           8
3395639         19910801          20210701             233                 36797            33119.4            10
8168189         19960101          20251201             286                 64928            61117.25          8.5
8168361         19780501          20080401              74                 14050            6061.92           8.75
8168460         19950801          20250701             281                111248           103518.47           8
8185639         19940501          20240401             266                 61542            55843.08           8
8186249         19940201          20240101             263                 76950            69939.3            8
8172157         19920101          20211201             238                 81483            71965.65          8.5
8172397         19950901          20250801             282                 60838            55769.37           8
8172421         19951001          20250901             283                 57950            54053.49           8
8172637         19870601          20170501             183                 69390            54603.21          8.5
8173247         19831201          20131101             141                 30850            24913.71          13.5
8173437         20011201          20310701             353               41132.99           41047.16           8
8279267         19760901          20060801              54                 66750            23447.54           9
8173734         19870401          20170301             181                 51800            40068.94         8.125
8174229         19950501          20250401             278                 46550            43150.9            8
8174328         19960201          20260101             287                 20900            19179.18         6.375
8174617         19970201          20270101             299                 45000            42363.52         7.125
8279374         19941201          20241101             273                131650           120401.25          7.5
8279382         20010801          20310701             353               127875.54         127198.67          7.5
8279390         19950701          20250601             280                103050            96777.14         8.875
3331295         19981001          20080901              79                 25500            19913.22         11.99
3334430         20010501          20310401             350               92120.93           91651.05          9.5
3335874         19980901          20280801             318                103500           100742.03          9.04
3348943         19940601          20240501             267                 54450            44362.46          9.5
3404027         19971101          20271001             308                 73050            69907.74          8.5
3422060         19980601          20280501             315                136750            131296.8           8
3473295         19960101          20251201             286                144000            134795.7           8
7130172         19991001          20290901             331                109223           107102.16          8.5
8481343         19840601          20140501             147                 65700            47969.68           8
8481350         19900913          20050813              42                 77000            38266.82          16.5
8481368         19930316          20080216              73               127510.95         119539.98          13.5
8481376         19890701          20190601             208                 60600            51050.01          8.75
8481657         19940901          20240801             270                 58900            54377.79          8.5
8481665         19940815          20090715              89               144964.18          94195.53          8.5
8481673         19890601          20190501             207                144000           126282.49         11.125
8481608         19900901          20170401             182               184462.25         157537.61         8.125
8481681         19891101          20191001             212                104000            92206.16         10.875
8481699         19930901          20191201             214               176637.07         152948.43          7.25
8481707         19900501          20200401             218                 81200            71120.57         10.875
8481715         19900101          20191201             214                 59600            51893.4           10.5
8481723         19900101          20191201             214                120000           105939.67         10.75
8481731         19900101          20191201             214                 65000            57445.38         10.625
8481749         19900501          20200401             218                100000            89591.93         11.125
8481491         19930401          20200701             221               114407.23          98562.57           8
8481335         19930201          20200401             218               144442.34         132288.81         11.625
8481616         19970601          20270501             303                 60745            59268.91          12.1
8481624         19971101          20271001             308                 75961            71778.05          6.4
8481426         19980801          20280701             317                 47700            46316.19         11.25
8481467         19990401          20140401             146                192950           189873.47         10.625
8481640         19990601          20140501             147                 32100            31733.56         11.875
8481145         19990501          20140401             146                180000           176115.36         8.875
8481517         19990501          20290401             326                 59300            57331.1          11.125
8481533         19990601          20290501             327                 22400            22116.51         11.375
8481566         19990601          20290501             327                 33000            32405.32         9.625
8481574         19990601          20290501             327                 20000            19794.48         12.375
8481194         19980801          20280701             317                 48000            47247.75         11.875
8481236         19981001          20280901             319                 62500            61340.28         10.75
8481327         19981101          20281001             320                 37500            36772.09         10.375
8481251         19990201          20290101             323                 79200            77962.76           11
8481269         19990301          20140201             144                 47900            47262.31         11.625
8481293         19990501          20290401             326                 45900            45190.64         10.875
8055386         19961118          20061018              57                 17998            15247.16         14.98
8055899         19980425          20080325              74                 11463            9552.23          10.098
8055972         19920601          20070501              63                 52521            44920.35         15.75
8056129         19980718          20280618             317               38936.98           38936.98         14.25
8056194         19980111          20121211             130               43234.74           43180.91         13.09
8056285         20011201          20290601             328               82830.56           82805.72           8
8056335         19980627          20280527             316                 71398            68943.66         12.509
8056350         19980706          20280606             316               78293.34           78293.34         12.839
8056491         19981023          20130923             140               28447.74           27840.06         12.449
8057093         19970801          20090701              89               40046.37           35204.33         14.639
8057291         19980314          20030214              12                 35152            12085.75         7.955
8057416         19980426          20280326             314               87376.45           84898.6          11.019
8057531         19980626          20280526             316                 66350            64667.03         13.414
8057630         19980926          20180826             199               62087.43           60750.12         11.29
8057911         20000801          20200701             221               110380.92         110380.92         9.639
8058554         19971130          20230730             258               38426.98           38233.66         11.899
8059255         19980324          20130224             133               53828.87           51226.8          8.744
8059305         19980412          20280312             313               58656.46           58656.46         10.23
8059339         20000501          20300401             338               123881.41         123881.41          9.5
8059529         19980720          20280620             317               40556.89           34090.37         11.399
8059578         19980810          20130710             137                31975.6           30239.05         10.429
8059701         19981010          20080910              79               22393.93           20577.16         10.24
8059719         19981023          20180923             200               84363.04           82631.85         11.08
8059735         19981025          20280925             320               73091.73           64403.21         12.709
8059990         19980130          20051230              47                 39177            34665.53         11.055
8060113         19980320          20280220             313               167583.88         167010.98         10.619
8060956         19981130          20281030             321               115334.52           114779          13.955
8061061         19981201          20131101             141               35811.35           35761.51         12.781
8061384         19981230          20131130             142               61997.74           58442.26         10.349
8061517         19990109          20131209             142               41081.49           38238.31         10.509
8062044         19990220          20090120              84               16539.96           16320.37         12.294
8063588         19990620          20290520             328               131078.11         130680.77         10.04
8064438         19960830          20110730             114                132600           129013.71          9.99
8064453         19960824          20160724             174                 64800            57771.67          10.5
8065799         20010901          20310801             354               85037.33           84722.74          8.5
8068868         19990415          20290315             325                 60000            59496.04          13.5
8493165         20000630          20200530             220                 77600            75629.86         10.95
8493181         20000721          20150621             161                 20871            20179.28          14.6
8493421         20000910          20150810             162                 76000            75529.47         11.25
8493645         20001018          20150918             164                124000           123209.08          10.8
8493660         20001006          20150906             163                 71000            70282.97          11.9
8493124         20001207          20301107             345                 57000            56728.41          11.5
8493132         20001230          20151130             166                 51000            50714.15         10.75
8493413         20001222          20151122             166                 54400            54130.22         11.95
8492829         20001222          20301122             346                137700           137177.55         12.55
8492837         20001220          20301120             346                 44500            44259.12          10.9
8493553         20001221          20151121             166                 59500            59195.2           11.7
8493603         20010114          20301214             346                 49725            49389.29         11.75
8493272         20001227          20151127             166                 34503            34407.02         13.95
8493280         20001228          20151128             166                 37500            36451.27         12.75
8493306         20001229          20151129             166                 27120            26361.59         12.75
8493322         20001220          20151120             166                 45050            44844.48          11.7
8491730         20010126          20301226             347                 61900            61435.38          8.95
8491698         20010112          20151212             166                 36628            35756.73         13.65
8492894         20010105          20151205             166                164900           164219.57          11.8
8492902         20010301          20160201             168                 65600            65349.2           11.8
8492910         20001229          20301129             346                 89600            89066.9           10.5
8492985         20010115          20201215             226                 54300            53568.37          12.5
8491672         20010301          20210201             228                 31500            31080.6          11.65
8491680         20010120          20151220             167                 39900            39711.48         11.25
8492639         20010120          20151220             167                 70200            69843.23          11.3
8492662         20010216          20310116             348                 41600            41304.87          10.9
8492670         20010127          20301227             347                 54375            54094.11         10.75
8486938         20010120          20301220             347                195500           194267.56          9.8
8493025         20010129          20151229             167                131750            130919.4          9.8
8493033         20010122          20151222             167                 20000            19558.35         14.45
8493058         20010212          20310112             347                115000           114430.11           12
8493074         20010217          20160117             168                 73950            73707.89          12.5
8492506         20010128          20301228             347                 85500            85098.69          11.2
8492241         20010122          20301222             347                 57800            57528.61          11.2
8492290         20010225          20310125             348                 63750            63420.67         10.35
8492324         20010307          20160207             168                 80000            79613.44          10.3
8492340         20010216          20160116             168                 87500            87235.61         12.05
8492365         20010301          20160201             168                 36000            35849.59          12.2
8491995         20010223          20160123             168                 28505            27913.81          14.2
8492779         20010307          20210207             228                 76500            75344.5            10
8492787         20010301          20160201             168                 40000            39825.64         11.15
8491334         20010219          20160119             168                 40800            40604.23          10.7
8492456         20010430          20160330             170                 39200            39078.71         11.85
8492464         20010316          20160216             169                215000           214007.48         10.45
8492472         20010218          20160118             168                 56950            56722.23         11.55
8491912         20010414          20160314             169                214200           213662.29          12.8
8491946         20010328          20160228             169                147000           143276.16           11
8491318         20010316          20160216             169                 60000            59723.04         10.45
8492027         20010314          20160214             168                215000            214072.5         10.99
8491276         20010420          20310320             350                 60000            59828.07          12.2
8492407         20010323          20160223             169                 39600            39439.05         11.05
8492431         20010328          20160228             169                216000           213796.37          9.25
8492134         20010420          20160320             170                 37400            36457.88          10.2
8492159         20010405          20160305             169                 36000            35587.47         10.15
8491573         20010405          20160305             169                 72000            71708.59          10.6
8491144         20010412          20310312             349                143850           143337.86          11.2
8491268         20010313          20210213             228                 27900            27331.65         12.05
8491193         20010323          20210223             229                 22000            21803.1          13.85
8491219         20010405          20160305             169                 57060            56916.76          12.8
8491227         20010328          20210228             229                 52875            52162.33          10.9
8490930         20010322          20160222             169                127500           126886.09         10.25
8490328         20010322          20160222             169                138000           137305.92         10.05
8490351         20010402          20160302             169                 73500            73101.34          9.2
8491086         20010405          20160305             169                102000           101601.79         11.45
8490807         20010621          20160521             172                119760           119304.91          9.8
8490823         20010502          20160402             170                 56000            55716.63         10.15
8490849         20010413          20160313             169                 68000            66311.24          10.1
8491474         20010506          20160406             170                 68000            67669.35          9.2
8490880         20010426          20160326             170                 29750            29127.43          12.1
8490427         20010419          20160319             170                 24600            24169.93         13.95
8490468         20010405          20160305             169                 62100            61868.66           11
8490476         20010328          20210228             229                 30000            29690.51         12.95
8490492         20010428          20160328             170                 62700            62531.84          12.5
8491458         20010406          20310306             349                 62400             62128           10.25
8491466         20010503          20160403             170                 52000            50868.19         10.35
8490526         20010419          20310319             350                 66000            65757.32         11.05
8490534         20010510          20210410             230                 38250            37801.62         10.35
8491045         20010409          20160309             169                 52700            52524.17          11.5
8490054         20010517          20160417             171                 99365            99066.23         11.99
8490088         20010430          20160330             170                103500           103161.96          11.6
8490575         20010428          20160328             170                102850            102432.1          10.6
8490583         20010423          20160323             170                 51000            49387.37          10.8
8490591         20010520          20160420             171                 35200            35104.24          11.8
8490617         20010414          20160314             169                 74800            74445.42          9.85
8490625         20010502          20160402             170                 67000            66767.84         11.25
8490021         20010426          20160326             170                 56250            54796.87          9.65
8490245         20010428          20310328             350                 60000            59790.89          11.3
8490989         20010426          20210326             230                 57800            56974.15          9.65
8489700         20010622          20310522             352                 36000            35914.66           12
8486946         20010421          20160321             170                 25903            25343.01         11.65
8486979         20010430          20160330             170                110700           109237.56          9.9
8486987         20010428          20160328             170                 87975            85331.03          9.85
8487027         20010604          20160504             171                 35910            35358.78         12.85
8490955         20010505          20160405             170                 76500            76108.21          8.95
8487068         20010430          20160330             170                102680           102200.68          9.95
8490195         20010511          20310411             350                 48000            47857.88         11.55
8486870         20010429          20160329             170                127075           126332.58          10.5
8487399         20010504          20160404             170                 42000            41795.87          12.1
8487407         20010527          20160427             171                 41000            40396.99          14.6
8487415         20010520          20160420             171                 59075            58799.38          9.4
8487456         20010530          20160430             171                 55250            54929.69         11.15
8487480         20010502          20160402             170                106110           105840.78         12.25
8491425         20010504          20160404             170                102000            99942.86          11.2
8487498         20010503          20160403             170                 64800            64569.98          10.7
8487514         20010513          20210413             230                 78200            77240.58           10
8493843         20010629          20210529             232                 88800            87842.61         10.85
8486862         20010527          20160427             171                 88200            86088.61         10.45
8487357         20010527          20310427             351                 63750            63423.67          8.95
8487365         20010602          20160502             171                 22277            21958.69          13.6
8489668         20010525          20160425             171                 85500            83572.34         10.35
8489924         20010621          20160521             172                 59500            59315.09         10.75
8489080         20010530          20160430             171                 72000            71807.36         12.05
8487266         20010530          20160430             171                 63800            63388.19          7.8
8487274         20010517          20160417             171                279000           278218.71          11.8
8487308         20010516          20160416             171                 33150            32575.2          12.85
8487316         20010516          20160416             171                 34000            33410.47         12.85
8488785         20010519          20160419             171                 37500            37392.71          11.7
8489544         20010523          20160423             171                 78200            77939.06         10.99
8491516         20010621          20210521             232                 69700            68967.54         10.25
8489577         20010527          20160427             171                174150           173354.18          9.5
8489635         20010609          20310509             351                 60000            59792.61         10.25
8489262         20010623          20310523             352                 93600             93233            9.65
8491417         20010617          20160517             172                103700           103374.28          10.7
8489338         20010604          20160504             171                 45900            45790.72         11.99
8489346         20010609          20160509             171                 90100            89880.11         11.99
8489387         20010623          20160523             172                 55250            55037.85          9.75
8489874         20010530          20210430             231                100800            99339.39          9.75
8489007         20010630          20160530             172                 35550            35470.22         12.25
8489023         20010607          20310507             351                 69600            69148.77          10.4
8491532         20010630          20160530             172                212500           211882.19         11.99
8489122         20010601          20210501             231                 53550            52969.65         11.05
8489239         20010618          20160518             172                 49200            49040.44         10.55
8488843         20010611          20160511             171                 72250            71994.88         10.15
8488868         20010614          20160514             171                127500            125673.3          9.55
8488892         20010614          20160514             171                 43600            42786.01          10.7
8489858         20010630          20210530             232                 34000            33671.31          10.9
8488561         20010618          20160518             172                 28000            27354.19          9.25
8488579         20010630          20310530             352                 95000            94719.54         10.99
8489833         20010624          20160524             172                 55250            55090.68          11.1
8488686         20010726          20160626             173                 51000            50847.16         10.95
8488702         20010801          20160701             173                 73000            72809.77         10.99
8489072         20001210          20151110             165                168000           161744.23          9.5
8488488         20010115          20151215             166                 36000            35163.29          13.9
8488496         20010101          20151201             166                 20000            19504.9            14
8488520         20001222          20151122             166                 36814            35913.08          14.5
8488553         20001220          20151120             166                 35000            34902.63         13.95
8488355         20010105          20151205             166                 34185            33260.4           12.4
8488363         20010104          20201204             226                 24000            23731.5           13.8
8488371         20010222          20310122             348                 66150            65802.97         12.75
8488199         20010120          20301220             347                 38000            37904.52         14.05
8488231         20010208          20310108             347                 94125            93801.59         12.25
8488314         20010218          20160118             168                 28800            27957.37          10.4
8487548         20010402          20160302             169                 41850            41735.26          12.4
8487134         20010416          20160316             170                 30000            29297.44         10.85
8488181         20010402          20310302             349                 27000            26909.88          11.5
8487936         20010405          20160305             169                 22500            22033.68          12.1
8487118         20010430          20160330             170                 23512            23037.34          12.4
8487746         20010629          20160529             172                 60800            60548.85          9.4
8487910         20010618          20160518             172                 20300            19974.5           12.8
8487654         20010622          20160522             172                221000           220297.17         10.99
8487704         20010630          20160530             172                 97750            97504.68         11.74
8487712         20010630          20160530             172                 55800            55401.98         10.75
7769995         20011201          20310901             355               35891.15           35817.35           8
7776156         20010601          20310501             351               26204.08           26056.42          8.5
8495202         20010701          20310601             352                 40000            39844.43         10.75
8494866         20010701          20310601             352                 72000            71764.11         10.49
8494874         20010701          20310601             352                123500           123278.06         13.25
8494882         20010801          20310701             353                 30400            30322.19         10.99
8494916         20010801          20160701             173                280000           275821.12         11.64
8494924         20010801          20310701             353                474500            472222.3          7.99
8494932         20010801          20310701             353                 87300            86976.3           9.25
8494981         20010901          20160801             174                 40000            39538.84          12.7
8495038         20010701          20310601             352                136125           135545.34          9.25
8495046         20010801          20310701             353                 61200            61071.47          11.9
8495152         20010801          20310701             353                 56900            56689.61          9.25
8494577         20010901          20310801             354                256000           255305.66          9.99
8494585         20010901          20310801             354                 48450            48326.46         10.25
8494791         20011101          20311001             356                176000           175650.37          9.5
8494833         20011101          20311001             356                221000           220511.15          8.99
8494460         20011201          20311101             357                104000           103800.04          8.25
8494486         20011201          20311101             357                 36000            35946.48          9.45
8494536         20011201          20311101             357                 48450            48389.52         10.25
3242369         19971025          20170925             188                 50000            47601.78          15.5
7141062         19981210          20281110             321                100800            98926.7          10.29
7142920         20011201          20300101             335               141740.61         141402.84           8
7143266         19981008          20280908             319                131250           128501.73          9.99
7139405         19981106          20281006             320                 78000            75545.28         10.39
8016461         19990301          20140201             144                 24500            22684.04         13.875
8017535         20011201          20310701             353               117871.18         117625.22           8
8016792         19951001          20250901             283                 94500            90391.79         10.49
8016610         19951201          20251101             285                 68000            65738.42         11.75
8107112         19730601          20030501              15                 22050            5086.68            7
8108912         19950801          20250701             281                 32413            30157.12          7.99
8125999         19970801          20270701             305                 85583            81653.95           8
8126864         19861201          20161101             177                 73850            68499.58          9.5
8112419         19830801          20020701              5                  47800            23758.25          9.75
8113953         20010601          20310501             351               185799.69         184939.39          9.5
8128944         19980101          20271201             310                118770           113136.96           7
8129017         19980719          20280619             317                 80250            78735.06         10.95
8158388         19880201          20180101             191                 44000            37285.12          10.5
8158511         19910701          20210601             232                 46125            41124.55         5.125
8159543         20011201          20310801             354               36813.76           36682.33          7.5
8160806         19970304          20120204             120               57610.31           56824.03         13.75
8179723         19860101          20151201             166                 39963            32516.31          11.5
8181398         19971101          20041001              32                 45500            44743.14         12.75
8181588         19990201          20290101             323                 50400            49688.61          11.5
8181695         19990401          20290301             325                 71600            70889.17         12.875
8283830         19970801          20270701             305                112100           107031.11          8.25
8072282         19991001          20190901             211                 71500            68753.63         10.95
8072092         19991201          20291101             333                 33750            33405.12          11.3
8459802         20011101          20311001             356                180500           180034.83          8.25
8494155         20011001          20160901             175                 30000            29686.48         11.75
8494031         20011201          20161101             177                 72000            71329.19          7.25
8494163         20011201          20311101             357                 52200            52088.88          9.5
8494049         20011201          20311101             357                 62400            62332.49         10.99
8494056         20011201          20311101             357                 94500            94304.22          8.95
8494106         20011201          20311101             357                 66000            65891.03           9
8009334         19991001          20290901             331                128000           126491.81           11
3195096         19881001          20180901             199                 32900            28102.01          10.5
3192424         19890101          20181201             202                110000            94952.89         10.375
3193042         19910301          20210201             228                149800           134553.16         10.25
8472219         20000102          20291202             334                112000           111378.91         13.75
8480105         19991008          20290908             331                 36708            36283.34         11.43
8480832         19981015          20130915             139               18229.97           16505.55         9.889
8480113         19991015          20190915             211               45079.14           43210.39         10.33
8480139         19991022          20290922             332                 54307            53768.63         12.28
8475675         19991015          20140915             151                 80000            74721.83          9.65
8474421         20010505          20310405             350                 75000            74645.75          9.34
8473498         20001210          20301110             345                 58650            58478.96         13.76
8472730         19990703          20290603             328                350000           346027.89         10.79
8471815         20000609          20150509             159                 80550            80159.8          12.09
8471229         20010328          20310228             349                199500           198252.77          8.99
8471294         20010409          20160309             169                102000           101328.95          8.25
8466989         19991030          20290930             332                 76500            75325.81          9.5
8466864         20010408          20160308             169                 73100            72880.62         11.99
8472664         19990621          20190521             208                 54000            51884.2          12.99
8473779         20000715          20300615             340                 25500            25355.1          12.65
8480956         19960222          20110122             108                 29750            22409.63         9.349
8474389         20000915          20300815             342                 30100            29992.15         12.45
8472615         20000117          20291217             335                 37500            37166.47         11.55
8475634         20001115          20301015             344                 36000            35902.81         14.43
8472094         19990826          20290726             330                 45000            44434.55          11.5
8480790         19980628          20080528              76                 33878            24978.55         10.119
8480634         19990830          20190730             210                 52577            48509.85          9.31
8473217         19990422          20190322             206                 44800            43326.72         13.75
8480964         19961102          20261002             296                 59400             57460           10.75
8480121         19991018          20290918             332                 58805            58220.98         11.01
8473118         19981230          20131130             142                 56000            55191.5           11.9
8479057         19990528          20290428             327                 59156            58641.32         11.249
8468399         20000922          20300822             343                 56000            55725.56         12.475
8480881         19980726          20180626             197               59160.96           54988.5          10.889
8473084         19981210          20281110             321                 63440            62606.62         11.69
8478299         20000815          20150715             161                 56000            53612.02         11.05
8470858         19990115          20131215             142                 72000            70666.34         10.15
8474629         20001105          20301005             344                 70000            69599.05         10.99
8473241         19990227          20290127             324                 76500            74439.09          10.5
8480337         19990116          20281216             323               77307.19           76086.36         10.37
8472417         19991009          20140909             151                 78500            77492.71          10.4
8471823         20000612          20150512             159                 72000            71516.33          11.7
8475261         20000515          20300415             338                 71100             70378            11.9
8477093         19991223          20291123             334                 90950            89333.83          8.55
8472755         19990721          20140621             149                 92000            90458.17          9.8
8472797         19990228          20290128             324                 84800            82581.01         10.49
8477325         20010115          20301215             346                 88400            88016.55          9.75
8473233         19990520          20140420             147                 79500            72800.12          9.7
8473092         19981224          20131124             142                 93050            91385.15          10.5
8472896         19990823          20140723             150                100000            98419.68          9.99
8477689         20001110          20301010             344                 90000            89576.43          11.9
8474306         19990910          20140810             150                 40000            37494.69          12.8
8480568         19990920          20290820             331               54417.85           53587.65         10.77
8480782         19980311          20130211             132                 45103            42220.92         11.835
8479719         20000329          20300228             337                121293           120113.21         10.67
8472185         19991218          20291118             334                148500           147106.42          11.5
8472748         19990714          20140614             148                 77600            76795.94         11.99
8470890         19990130          20131230             143                 91000            89211.27         10.125
8476301         20000310          20300210             336                 90950            90244.23         10.75
8480485         19981230          20281130             322                215587           213675.22          8.99
8475469         20000915          20300815             342                188000           186926.84          11.6
8474884         20000715          20300615             340                238000           236093.72          12.2
8472276         20000127          20291227             335                291600           288646.97          9.99
8479479         19990115          20181215             202                145500            136249.8           9
8467045         20000801          20300701             341                 70200             69897            12.3
8470585         19991001          20140901             151                 68000            61914.09         8.375
8469488         20000101          20291201             334                155000           152633.29          9.25
8478604         19990901          20290801             330                 35550            34693.07         7.625
8474504         20000301          20300201             336                 20000            19879.7           13.5
8474561         20000201          20300101             335                 63000            61405.14         9.625
8473159         19990701          20290601             328                135000           132744.45          9.87
8472631         19991201          20141101             153                120000           118661.78         10.875
8471104         20010201          20310101             347                 73600            73353.1          12.75
8469868         20000101          20291201             334                 88000            87070.22         10.88
8467805         20010301          20310201             348                 52700            52528.13         12.49
8472532         19991201          20141101             153                 41250            40886.14           12
8470056         20000101          20291201             334                 49500            49047.07         11.625
8476541         20000501          20300401             338                 61750            61122.11          10.5
8478307         20000901          20300801             342                 58400            58087.29          11.3
8470510         19990901          20290801             330                 74000            72677.44         9.125
8480774         19970901          20170801             186                 56405            54718.3          13.199
8470338         19991201          20291101             333                 40000            39507.14         10.52
8471005         19990101          20281201             322                 94410            92514.82          9.9
8477184         20000501          20300401             338                 36183            36004.97         13.75
8473522         20000101          20291201             334                 51750            51194.04         10.85
8470619         19991101          20291001             332                 64000            63047.19          9.25
8474488         19991001          20290901             331                 53000            52366.26          11.6
8478166         20001001          20300901             343                112100           111480.92         11.86
8470635         19991001          20290901             331                 70000            68903.29         9.875
8470916         19990201          20140101             143                153750           150449.55          9.4
8472342         19990901          20140801             150                141700           139766.51         10.625
8477168         19991201          20291101             333                112500           112026.48          15.7
8478083         19991001          20290901             331                196000           193832.27          11.6
8466971         19991001          20060901              55                 94400            93615.7          12.45
8479941         19981201          20281101             321                112500           110375.63         10.75
8478117         20000601          20300501             339                332000           329306.31         10.75
8478943         19991001          20290901             331                171920           169175.32          9.5
8469496         20000101          20291201             334                208000           204307.12          7.99
8471732         20000301          20150201             156                 20000            19573.42          9.9
8477994         20010201          20160101             167                 22500            22397.88         14.01
8470528         19991001          20140901             151                 34800            32726.09         11.375
8469926         20000101          20141201             154                 41250            40990.33         13.375
8469850         19991201          20141101             153                 46200            45858.24         12.95
8478653         20000301          20300201             336                 50500            50199.73         12.27
8478984         19991101          20291001             332                 51538            50898.54          9.75
8471898         20000814          20300714             341                 60000            59680.61         10.99
8474330         20000305          20200205             216                 61100            59093.8           10.1
8476756         20000101          20291201             334                 61000            59853.84          7.55
8480550         19990810          20291010             332                 65156            64274.28         11.25
8470924         19990101          20131201             142                 72000            68842.79          9.8
8479388         19981201          20131101             141                 90000            80783.15          9.76
8477390         20000901          20300801             342                 90250            89262.71         11.35
8472201         20000323          20300223             337                101000           100266.93         10.79
8473266         19990603          20290503             327                114200           111874.07          8.45
8473183         19990425          20190325             206                 23250            22397.73         12.99
8477473         20000501          20100401              98                 30100            27108.49          13.4
8480873         19980614          20280514             315                 46639            46098.3          10.456
8480907         19981106          20131006             140                 62729            57811.92         12.336
8478018         20000910          20300810             342                 60001            59561.46         10.45
8470288         19991001          20140901             151                 66400            65665.22         11.375
8476962         19991001          20090901              91                 67500            66798.69          10.8
8473845         20000901          20300801             342                 70000            69578.88          10.4
8480600         19990826          20191126             214               78274.13           75061.29          9.36
8477283         19991201          20291101             333                 85730            84686.99         10.45
8472490         19991201          20291101             333                 90000            89335.37         11.75
8470270         19991201          20291101             333                 98400            97214.68          10.5
8478133         20000201          20300101             335                111937           110697.29         10.49
8477796         20000201          20300101             335                126000           124411.47          9.4
8474496         19991001          20190901             211                 19500            19097.7           14.9
8474025         19981001          20130901             139               25472.87           21896.7           10.8
8467136         20000921          20150821             163                 33600            33473.52         13.55
8479792         20000510          20300410             338                 37773            37570.4          11.92
8467524         20010401          20310301             349                 39550            39418.84         11.99
8470171         19991101          20291001             332                 42000            41633.64         12.25
8475162         19991201          20291101             333                 51000            50620.75         11.95
8477010         20001205          20301105             345                 53600            53200.84          9.37
8470882         19990122          20281222             323                 54400            53334.48         11.35
8480410         19990323          20190223             205                 56097            54205.24         10.259
8477705         19991105          20091005              92                 61200            52913.74          8.99
8477135         20010301          20310201             348                 57000            56814.51          12.5
8473928         20000801          20150701             161                 76000            75648.31          12.3
8474595         20000410          20300310             337                 84100            83532.96         11.65
8480055         19991001          20290901             331                 87555            86145.13         10.89
8470569         19990801          20290701             329                 94500            93349.95         10.65
8477077         20000615          20300515             339                100000            99651.22          13.6
8473068         19980701          20280601             316                104000           102952.06          13.5
8472987         19971001          20120901             127                116025           111522.61          8.5
8478075         20000101          20141201             154                124115           122737.21           10
8474314         20000201          20300101             335                136000            135056.3          11.8
8467292         20010401          20310301             349                172000           170922.48          8.98
8480493         19990301          20190201             204                 65000            61407.28          9.96
8480238         19991230          20091130              94               38534.09           32739.42          8.76
8479149         19990401          20140301             145                 38000            34747.89          8.97
8470379         19991101          20141001             152                 46200            45733.69           11
8478919         19990601          20290501             327                161600           157808.83          8.5
7645195         19970801          20120701             125                 46800            46121.16         13.95
7645203         20011201          20310901             355               58687.71           58554.39          7.5
7645286         19970801          20270701             305                 41930            40913.05         11.825
7646425         19970701          20270601             304                 39200            37703.6          11.725
7645831         19970901          20270801             306                 40000            39069.57         11.325
3449543         19880801          20180701             197                 70168            60817.38           11
3451036         19940801          20240701             269                 40287            37375.77          9.5
3451200         19920501          20220401             242                 32489             29388            9.5
3451382         19870101          20161201             178                 34000            27235.49          9.5
7132178         19961001          20260901             295                 76738            72565.7            8
3454006         19970301          20270201             300                 91953            87211.53          8.25
3454626         19970401          20270301             301                 35787            33478.84          8.5
3454758         19970501          20120401             122                 85351            67955.33           8
3455094         19970701          20270601             304                 49642            47763.52           9
3456225         19970901          20270801             306                 38808            37122.14           8
3456282         19971001          20270901             307                 42893            41070.84           8
3457504         19980201          20280101             311                134770           129056.52          7.5
3458619         19980201          20280101             311                125920           121469.78          8.5
3458973         19980201          20280101             311                 89800            86321.26           8
3460573         19961001          20260901             295                 99642            94680.95          8.5
3460813         19971201          20271101             309                 88109            84691.16          8.25
3463429         19980601          20280501             315                141514           136435.13         7.875
3464559         19980801          20280701             317                 62500            60531.11          8.5
7132954         19980901          20280801             318                141923           137533.76          8.25
3465952         19981001          20280901             319                117232           113705.59          8.25
5037965         20001001          20100901             103                 50000            49427.17          8.25
5038310         19990513          20240413             266                 46800            45243.73           9
5037619         20001202          20160802             174                 47500            44836.78           10
5037874         20010701          20260601             292                 54900            54529.58          9.5
5038161         20011201          20250301             277               23608.07           23543.05           10
5038260         20001115          20151015             164               37391.75           37197.44           10
5037734         20010813          20220413             242                 46000            45212.15           11
5037833         20000601          20100501              99                 50000            43257.14           6
5038062         19991215          20291115             333                 45500            45073.06          11.5
5037973         20011201          20311101             357                 71100            70994.25          9.5
5038179         20010901          20190801             210                 26000            25704.52           9
5037981         20011020          20180420             195                 46000            45571.95         10.25
5038070         19990501          20280401             314                 67500            65627.45           8
5037866         20011101          20311001             356                 36125            35956.61          11.5
5039227         19971101          20121001             128                 32500            26876.15          8.5
5038120         20020103          20150203             156                46326.2           46173.65           9
5037890         20011209          20311109             357                 37400            37361.07          9.25
5038153         20010101          20201101             225                 90000            87345.5           9.5
5038112         20001101          20101201             106                 35000            32007.88           10
5038146         20011219          20311119             358                 56250            56178.01          8.25
5038237         20011227          20311127             358                 45000            44937.86         7.875
5031307         20011201          20311101             357               41505.02           41420.91           8
5037924         19960801          20210701             233                120000           109734.93          8.25
5037486         19940901          20240901             271                 36000            32791.54          7.5
5037460         20010301          20080201              72                 50000            44715.69          8.5
5032172         20010512          20310312             349               71946.02           71644.61           10
5037304         19981115          20181015             200                 30000            27211.21           6
5037437         19990901          20190801             210                 47000            44961.22         10.25
5037676         20000501          20150201             156               59390.52           55334.93           9
5038088         20010615          20310515             351                 84375            84126.43           11
5037726         19991001          20191001             212                 37500            36084.96          9.5
5037502         20010901          20100901             103               35592.15           34346.05           10
5037775         20010611          20120311             121                 38000            36877.11           10
5037288         19980801          20280701             317                 60500            59122.81           10
5037916         20011205          20150805             162                40766.9           40475.67           12
5037163         19970323          20120223             121                 40000            32922.38          10.5
5037494         19960309          20110209             108                 40000            30981.66          10.5
5037742         20010212          20110112             107                 46000            43026.83           9
5037387         19960801          20110701             113                 40000            32303.83         11.875
5038195         19990520          20190420             207                 40000            37045.25           8
5037445         20010903          20310803             354                 44175            44106.87         11.75
5037791         19980317          20070817              67                 86000            82825.44           8
5037536         20000906          20090906              91               50180.25           44311.21           8
5039201         19971212          20121212             130                 54000            45403.99           7
5039177         19850119          20050319              38               22560.29           9424.53            11
5037841         20011001          20160301             169               42990.43           42323.46           8
5037635         20010322          20310122             348                 64500            64167.43          10.5
5037189         19980813          20130813             138                 50000            24229.6           7.25
5037338         19980801          20280701             317                135000           131093.61          8.75
5037122         20011029          20181229             203               28506.37           28295.92           10
5037593         20010901          20160801             174                 34000            33540.96           11
5037783         20001101          20151001             164                 35000            33560.21           10
5037809         20011110          20311010             356                 31000            30948.83           9
5037098         19991201          20301001             344               60314.55           59579.81           10
5037544         20000803          20191203             214                 44100            42468.49           10
5037825         19981001          20130901             139                 35000            29902.07           7
5037718         20010601          20310501             351                 39000            38889.33           12
5037478         19960901          20150501             159                 38000            32894.84           10
5037361         19980522          20130422             135                108321            90317.68           7
5038013         19980101          20140201             144                 36000            31371.49           10
5037395         19960901          20171001             188                 39500            35488.84           10
5037858         19950101          20141201             154                 35000            28413.51          8.5
5038203         20011201          20160701             173               40526.78           40176.91          9.75
5037817         20000711          20250611             280                 41400            40760.57           10
5037320         19990501          20140401             146                 37000            32780.85          7.5
5039102         20010401          20180401             194                 97000            94525.57          8.5
5037403         20011109          20311009             356                 43900            43838.05          9.75
5037585         20011001          20310901             355                 70000            69762.09          8.75
5038021         19960413          20110313             109                 40000            31151.25          10.5
5039169         19961024          20160924             176                 32400            21738.58           8
5037767         20000701          20300601             340                 53000            52628.65          11.5
5037171         19980305          20130205             132                 31000            26415.2            9
5037346         20010611          20110511             111                 40000            38302.33           9
5037452         20000601          20300501             339                 42500            41603.19           9
5039094         19970828          20120828             127                 35000             30190             10
5038229         20010901          20210801             234                 64000            64042.57           11
5038054         20010501          20310401             350                 87000            86565.59          9.6
5037353         19900601          20200501             219                 60000            52570.34          9.5
5039185         19781217          20181117             202                 46000            20480.26          9.5
5038187         20010315          20221115             249                111500           110119.05           10
5037668         20001108          20300808             342                 48600            47797.39           10
5037957         19970701          20220901             247                 36000            34019.38           10
5037650         20001116          20301016             345                 24650            24536.52           12
5037551         20010523          20310423             351                 61500            61335.12           12
5037411         20010609          20310509             351                 50000            49519.68          10.6
5037627         20011101          20311031             357                 48500            48428.12         11.25
5037759         20010515          20310415             350                 49000            48818.51          10.5
5039144         19950813          20100713             101                 45250            32221.02          8.5
5037999         19940601          20140501             147                 46750            35779.35           7
5038211         20010701          20310701             353                 63000            62218.02          9.5
5037510         19980601          20280501             315                101400            98354.95           9
5037577         19950501          20250401             278                143910           135049.44           9
5037569         20011015          20310915             355                 53100            53018.64         10.75
5037700         20001222          20301122             346                 50000            49555.82          8.5
5038047         20011201          20311101             357                 53105            52959.4            11
5037601         20010401          20110301             109                 60000            56073.66           7
5039243         19950801          20050701              41                 76000            35703.26           9
5038005         20011001          20160901             175                 45900             45374           10.75
5038138         20010501          20310401             350                 98000            97500.39          9.5
5037528         20000801          20230601             256                 70000            68640.85           10
5008420         19970601          20070501              63                 38000            23407.75          8.25
5011564         19970223          20070123              60                 36000            25257.95           8
5038039         20010812          20131112             141                 34900            34169.93           10
5039151         19980102          20060202              48                 22500            13103.94          8.5
5037940         20010818          20160718             174                 37800            37334.48           12
5037908         20010820          20160720             174                 48600            48001.53           12
5037882         20010725          20160625             173                 45000            44271.54         10.75
5037692         20010630          20110531             112                 40000            38209.41           8
5016571         19970701          20120601             124                 27000            22678.92           11
5016894         20000105          20101205             106               22981.63           20331.83           11
5017223         19960203          20110503             111                 47000            34325.14          7.25
5037643         20010305          20310205             348                 50000            49687.96           9
5039219         19940908          20090808              90                 27000            18556.51           10
3199411         19920501          20220401             242                136000            121441.1          8.75
3191673         20011201          20311101             357               64135.83           63992.13          7.5
3196466         19970801          20120701             125                 24000            23374.09           11
8466740         20011101          20161001             176                 67000            66951.43          14.1
8466757         20011101          20311001             356                 48500            48412.88          9.99
8075327         20000101          20291201             334                 35700            35196.24          9.54
8358756         20010501          20310401             350                116800           116377.41         11.125
8357808         20010501          20310401             350                 59500            59222.66          9.93
8436669         20010701          20310601             352                132000           131451.91         9.375
8482069         20010801          20310701             353                211250           210881.91         12.766
8481756         20010701          20310601             352                138750           138325.35         10.825
8481822         20010801          20310701             353                230000           229189.06          9.5
8482077         20010901          20310801             354                122400           122015.82          9.3
8481830         20010401          20310301             349                132750            132174.9         10.75
8482093         20010501          20310401             350                191920             191015          9.875
8482101         20010301          20310201             348                206100           204853.69         10.525
8482119         20010501          20310401             350                 61500            61056.41          7.85
8482127         20010501          20310401             350                460000           457159.31          8.9
8482135         20010601          20310501             351                640000           633683.93          7.99
8482143         20011001          20310901             355                107550           107421.47          12.9
8482150         20011001          20310901             355                108000           107632.79           8
8482176         20011101          20311001             356                 40000            39932.54          10.3
8482184         20011101          20311001             356                195000           194695.89         10.65
8482192         20011101          20311001             356                131707           131426.64          9.18
8482218         20011101          20311001             356                 62800            62687.49           10
8482309         20011201          20311101             357                160000           159675.12          7.99
8482291         20011201          20311101             357                245000            244338.9          8.55
8482325         20011201          20311101             357                196500           196144.02          8.55
8482333         20010801          20310701             353                259200           258183.96          8.99
8482341         20010701          20310601             352                204000           203365.99         10.75
8482358         20010801          20310701             353                245000           244196.15          11.5
8482374         20010801          20310701             353                405000           403055.44          7.99
8481939         20010801          20310701             353                 32500            32444.14         12.825
8481772         20010801          20310701             353                225000           224172.97          9.3
8481780         20010801          20310701             353                 86300            86087.96          11.2
8481806         20010801          20310701             353                 31000            30962.63          14.4
8481947         20010801          20310701             353                123750           123599.17         14.35
8481954         20010901          20310801             354                140000           139367.02          8.75
8481962         20010901          20310801             354                239000           238317.25          9.75
8481970         20010901          20310801             354                142800           142144.08          9.28
8481988         20010901          20310801             354                 35000            34949.45           14
8481996         20010901          20310801             354                153000           152529.71          9.4
8482002         20010901          20310801             354                288000           286945.29          8.55
8482010         20010901          20310801             354                 38350            38296.28         13.03
8482028         20010901          20310801             354                 85000            84448.12         9.575
8482036         20010901          20310801             354                102400           102150.45          10.5
8482044         20010901          20310801             354                 32000            31967.11         14.45
8482051         20010901          20310801             354                 87750            87633.04         13.25
8481848         20011001          20310901             355                127400           127209.92          11.9
8481855         20011001          20310901             355                562500           560644.53          8.15
8481863         20011001          20310901             355                 94500            94368.74         12.225
8481871         20011001          20310901             355                140250           139345.25          8.99
8481897         20011001          20310901             355                131200           130880.63         9.625
8368334         19960701          20260601             292                 66400            64589.29         12.25
8368060         19960701          20260601             292               219072.2          212062.26          9.5
8368136         19960701          20260601             292                 24200            23745.45           14
8368318         19960701          20260601             292                 39000            38047.62         12.25
8367765         19960701          20260601             292                 59200            57311.5           9.5
8368185         19960801          20260701             293                 78750            76492.38         12.75
8456311         19960901          20260801             294                 49000            47477.21         11.875
8446254         19961001          20110901             115                 20000            16348.71         12.125
8445181         19961001          20260901             295                 63920            61753.36         10.625
8455479         19961001          20260901             295                 96375            93096.59         10.875
8446668         19961201          20261101             297                 59250            58187.33         14.375
8445017         19961201          20261101             297                344000           331701.56          8.75
8446387         19961201          20261101             297                127500           123504.03         13.75
8445611         19961001          20260901             295                 90375            88137.3          12.625
8453672         19961101          20261001             296                259000           250750.01         10.625
8446056         19961101          20261001             296                 65100            63756.85         12.875
8444895         19961101          20261001             296                 65000            62683.33         9.875
8446643         19961101          20261001             296                 42000            40887.66         12.625
8453383         19961201          20261101             297                 22000            21199.24         11.75
8456519         19960901          20260801             294                203000           196772.91         11.625
8444747         19961101          20261001             296                 80000            77711.67         11.125
8456279         19960901          20260801             294                 35000            32824.48         8.125
8444663         19951201          20251101             285                 97500            94953.92         12.49
8444473         19970101          20261201             298                 37000            35510.45         11.46
8457160         19970101          20261201             298                 60750            58906.91           10
8445025         19961201          20261101             297                 22100            20355.75         11.75
8450918         19960801          20260701             293                 52200            50577.52         11.25
8450926         19960801          20260701             293                 52200            50543.51         11.125
8446148         19961001          20260901             295                 71500            69997.05         13.25
8453680         19961101          20261001             296                 25350            24861.49         13.25
8451395         19961001          20260901             295                 34000            33212.98          12.5
8453516         19961201          20261101             297                123750           120016.09           11
8445009         19961201          20261101             297                 85000            83193.42         12.75
8449449         19961101          20261001             296                 81560            78959.7            11
8446312         19961201          20261101             297                118400           113574.47         11.125
8444606         19961201          20261101             297                 28910            28085.8            12
8445041         19961201          20261101             297                 69000            66795.23         10.875
8452088         19970201          20270101             299                 31850            31378.57         14.405
8452260         19970201          20270101             299                 61750            59068.19         12.125
8451577         19970201          20270101             299                 37450            35676.64         12.25
8451163         19970301          20270201             300                 51000            49950.65         12.75
8451528         19970201          20270101             299                106000           101746.56          10.5
8444507         19970301          20270201             300                 78000            76090.77         13.125
8449654         19960901          20260801             294                 33150            32328.57         12.45
8450462         19960901          20260801             294                 75000            72115.77          9.9
8450538         19960901          20260801             294                 51750            50368.46          11.5
8450413         19961001          20260901             295                 38200            36899.2            10
8450447         19961001          20260901             295                 31000            29916.2          11.475
8449332         19961001          20260901             295                 56000            54547.99          11.7
8450488         19961001          20260901             295                 51350            50060.52         12.35
8450496         19961001          20260901             295                112000           108568.19         11.75
8447823         19961001          20260901             295                119700           115681.58         10.99
8449365         19961001          20260901             295                100000            96198.96          9.75
8448730         19960901          20260801             294                 90000            87695.67         12.75
8447567         19961101          20261001             296                 84000            81759.1          11.49
8450520         19961101          20261001             296                 71250            69203.48         11.625
7967821         20001125          20031025              21                 75998            75653.69          11.8
7968175         20000730          20300630             341                 77008            76555.1          12.05
7968183         20000805          20300705             341                 63960            63603.04         11.24
7968332         20000730          20300630             341                 60720            60349.03         11.85
2006682         19880901          20180801             198                 34650            28365.25         6.649
2013258         19930801          20230701             257                126562           113771.19          8.75
8497026         20010101          20301201             346                165000           164413.93         12.85
8497059         20010701          20310601             352                191250           190890.54         10.84
8497133         20010101          20301201             346                 41250            41128.84         13.35
8497174         20010301          20310201             348                 40950            40779.04         10.99
8497216         20010601          20310501             351                364000           362019.83          8.05
8497224         20010801          20310701             353                 88800            88566.82         10.15
8497257         20010801          20310701             353                241300           240451.69          8.75
8497265         20010801          20310701             353                 87768            87613.44          10.1
8497075         20010101          20301201             346                 60000            59577.97         10.75
8496903         20010901          20310801             354                350000           349185.65          8.75
8496929         20011001          20310901             355                408000           406882.72          7.95
8496952         20011001          20310901             355                170000           169612.49          8.85
8496960         20011001          20310901             355                144000           143713.25          9.5
8496978         20011001          20310901             355                156000           155773.91         10.99
8497109         20010901          20310801             354                408000           406892.02          9.1
8497018         20010101          20301201             346                 63450            63242.88         13.45
7137755         19980201          20280101             311                 99655            94957.9          7.625
7139017         19970401          20270301             301                118252           111823.73         7.625
8009482         19960901          20260801             294                109305           102740.83           8
8052391         19990201          20290101             323                144500           141683.66         11.875
8054678         19990301          20290201             324                122500           120185.82           10
8055063         19990901          20290801             330                 58833            57886.13          9.65
3284460         19890601          20190501             207                130900           102549.23         8.507
3284957         19930901          20230801             258                127000           113934.14         7.875
8497323         20011005          20310905             355                118990           118849.93          10.6
8497299         20011117          20311017             357                 72450            72368.88          8.9
8497281         20010502          20310402             350                380000            378478.5          9.55
8497349         20010530          20310430             351                 52250            52085.8           10.7
8497356         20010714          20310614             352                 58500            58289.37          9.4
8463119         20010701          20310601             352                 73250            72982.52          9.99
8463101         20010901          20310801             354                 60800            60665.83          11.5
8463127         20010701          20310601             352                108000           107585.24          9.75
8463036         20010701          20310601             352                135150           134792.65          11.5
8463044         20010701          20310601             352                155000           154518.22         10.75
8463051         20010701          20310601             352                 71200            70940.04          9.99
8463077         20010701          20310601             352                229500           228747.66          10.5
8463093         20010701          20310601             352                 70000            69777.44         10.75
8434185         20001001          20300901             343                330000           327904.91         11.12
8434276         20000201          20300101             335                102560           101728.01         11.99
8462160         20010101          20301201             346                 38625            38428.35          11.2
8462202         19980701          20280601             316                236000           231354.78         11.25
8462210         19990101          20281201             322                133020           129520.16          8.5
8462038         20001201          20301101             345                 76400            75668.77          8.49
8462079         20010401          20310301             349                 63750            63527.22         11.75
8462095         20010701          20310601             352                 47600            47452.04         10.75
8462137         20001101          20301001             344                 95550            94927.19         12.45
8461881         19991101          20291001             332                223920           175393.28          9.4
8461899         20010101          20301201             346                 60800            60579.21         12.75
8461907         19970101          20261201             298                 96000            92775.11          11.5
8461915         19950701          20250601             280                128000           122050.78          9.99
8461964         20010301          20310201             348                 76400            76114.44          11.7
8461972         20001201          20301101             345                129500           128959.02         12.45
8461980         20010801          20310701             353                177200           176496.07          8.99
8462392         19991001          20290901             331                 65700            64749.02          9.99
8462400         20010301          20310201             348                144000           143350.41         10.99
8462418         20010601          20310501             351                256000           254700.43          8.99
8461832         20000701          20300601             340                 56000            55623.17         11.75
8461840         20010101          20301201             346                 57200            56980.48          12.5
8461857         20010201          20310101             347                 57400            57118.2          10.99
8462236         20010401          20310301             349                 73500            73162.54          10.5
8462244         20010601          20310501             351                258750           257697.32         10.25
8462269         20010501          20310401             350                160000           159225.62          9.75
8462293         20010301          20310201             348                154800           154101.46         10.99
8462301         20001101          20301001             344                 68850            68147.32         12.325
8462319         20010501          20310401             350                 56225            55991.56         10.49
8462327         20010601          20310501             351                 75600            75397.27           12
8462368         20001101          20301001             344                172900           172172.72         12.85
8462228         20001201          20301101             345                168000           165525.37         11.825
8460826         20010901          20310801             354                357500           356715.69         10.99
8461196         20010901          20310801             354                167450           166865.39         9.375
8461766         20010901          20310801             354                128800           128391.54          9.25
8461170         20010601          20310501             351                 64800            64572.37         10.75
8460735         20010701          20310601             352                 52650            52518.13         11.75
8460834         20010501          20310401             350                 81000            80587.02          9.5
8461741         20010901          20310801             354                160000           159464.56          8.99
8461154         20010901          20310801             354                 49000            47703.89          13.5
8460990         20010901          20310801             354                 84000            83834.99          11.5
8461006         20010901          20310801             354                 70200            69988.67          9.5
8461014         20010901          20310801             354                255000           254074.63          9.99
8461022         20010201          20310101             347                240000           238471.13          9.75
8461030         20010601          20310501             351                 60000            59788.8          10.74
8461055         20010601          20310501             351                 49500            49318.6          11.75
8461063         20010601          20310501             351                326000           314823.08          9.75
8461071         20010601          20310501             351                 92000            91542.95           11
8461089         20010601          20310501             351                 77000            76609.9            9
8461097         20010701          20310601             352                186400           185820.19         10.75
8461105         20010701          20310601             352                345000           344087.76          11.5
8461113         20010601          20310501             351                194225           192650.87          8.74
8461121         20010701          20310601             352                309000           307461.63          8.49
8461139         20010801          20310701             353                 73500            73371.16         12.74
8461147         20010701          20310601             352                199100           198708.77         12.85
8460867         20010801          20310701             353                 55250            55152.76         12.74
8460875         20010801          20310701             353                 82000            81839.8          12.25
8460883         20010901          20310801             354                126000           125730.06          11.1
8460909         20010801          20310701             353                110500            110271.9           12
8460917         20010801          20310701             353                 60000            59804.4          9.875
8460925         20010801          20310701             353                172000           171558.68           11
8460941         20010901          20310801             354                 48000            47839.34          8.99
8460958         20010901          20310801             354                315000            314051.7          9.5
8460966         20010801          20310701             353                 87500            87346.54         12.75
8461485         20010601          20310501             351                 40000            39913.81         12.99
8461436         20010901          20310801             354                 81000            80700.31          8.5
8461444         20010901          20310801             354                185500           185070.54         10.74
8461451         20010901          20310801             354                 70000            69820.02         10.25
8461469         20010201          20310101             347                 43300            43091.44         11.45
8461477         20010701          20310601             352                169000           168160.31          8.5
8461618         20010901          20310801             354                189000           188702.12          12.5
8461626         20010901          20310801             354                156000           155528.79          9.5
8461634         20010801          20310701             353                114000           113425.76          7.75
8461642         20001201          20301101             345                156000           154301.73         10.75
8461667         20010401          20310301             349                134400           133846.81         10.99
8461675         20010501          20310401             350                150000           149525.88         11.75
8460768         20010501          20310401             350                210000           209131.75          10.5
8461352         20010601          20310501             351                 52500            52274.72         10.25
8461360         20010601          20310501             351                112000           111427.11         10.74
8461394         20010801          20310701             353                 74400            74208.71         10.99
8461402         20010601          20310501             351                 88000            87636.89          9.99
8461428         20010701          20310601             352                234000           233135.23          9.99
8461824         20010801          20310701             353                 76075            75837.48         10.74
8461501         20010801          20310701             353                 72600            70734.21         11.99
8461527         20010901          20310801             354                 43800            41384.81         12.74
8460784         20010701          20310601             352                117000           116673.39         11.25
8461543         20010901          20310801             354                143250           142925.99         11.25
8461550         20010901          20310801             354                187500           186990.71          9.99
8461568         20010901          20310801             354                189700           189283.66         10.99
8461576         20010901          20310801             354                201600           201134.27         10.75
8461584         20010901          20310801             354                 93750            93466.71          9.5
8461592         20010901          20310801             354                248500           248062.53           12
8461600         20010901          20310801             354                155250           154421.45          8.99
8460792         20010701          20310601             352                244000           243108.92          9.99
8461238         20010901          20310801             354                198000           197403.91          9.5
8461246         20010901          20310801             354                144500           144064.99          9.5
8461253         20010401          20310301             349                109800           109394.91          11.5
8461261         20010701          20310601             352                 43200            43113.15         12.75
8461279         20010701          20310601             352                157500            157104.7         11.74
8460800         20010801          20310701             353                215000           214299.23         9.125
8461287         20010701          20310601             352                 58000            57838.04         11.25
8461295         20010701          20310601             352                162500            161731.1          8.74
8461774         20010801          20310701             353                128000           127418.35           9
8460818         20010901          20310801             354                101575           101234.62          8.99
8461782         20010801          20310701             353                366000           364058.75          7.49
8461790         20010901          20310801             354                369000           367702.71          8.75
8461816         20010901          20310801             354                 69750            69539.7           9.5
8486029         19991101          20291001             332                 80000            77983.85         7.125
8486060         20000101          20291201             334                 54000            52820.81          7.5
8486128         20000801          20300701             341                 97750            96310.64          8.75
8486151         20001001          20300901             343                 62000            61382.53          9.25
8485716         19860501          20160501             171                 25200            19076.91          7.36
8485872         19880401          20130301             133                 34500            22553.26          6.2
8485328         19920401          20220301             241                137000            77124.6           7.37
8485526         19961201          20261101             297                 97750            92385.8           8.71
8484974         19970601          20270501             303                142000           134690.31           9
8484990         19980401          20280301             313                 72250            69344.21         7.625
8485021         19980501          20280401             314                145000           138627.01          6.95
8485047         19980401          20180301             193                 28900            25842.1           8.5
8485054         19980601          20130501             135                300000           250247.66         7.125
8485070         19980601          20280501             315                 49300            47136.62          7.32
8485104         19980701          20280601             316                144500           138284.43          7.18
8485138         19981101          20281001             320                 53125            50702.75           7
8485161         19990401          20140301             145                 50000            44003.9           7.25
8485179         19990401          20290301             325                 41650            40583.03          8.25
8484669         19981101          20281001             320                 53000            50852.17           7
8484685         19990901          20290801             330                 85000            83020.78          7.75
8484693         19981101          20281001             320                 49725            48173.79          7.76
8484719         19990201          20290101             323                 37825            36810.35          8.25
8484750         19990601          20290501             327                 98000            99069.07          7.5
8484768         19991101          20291001             332                139343           135779.54         6.875
8484784         19990801          20290701             329                 31000            30351.25          8.5
8484800         19991201          20291101             333                 95000            93508.3           9.25
8484818         20000701          20300601             340                 52250            51578.82         8.625
8484834         20000301          20300201             336                 72250             70975           8.625
8484859         20000101          20291201             334                112625           110777.12          8.75
8484867         20000201          20300101             335                 97500            96141.98         9.375
8484875         20000401          20300301             337                144400           141892.42           8
8484883         20000201          20300101             335                114750           112855.98          8.5
8484891         20001101          20301001             344                159800           158321.99           9
8484917         20010401          20310301             349                 63750            63251.15         7.875
3384708         19950801          20250701             281                 83626            77539.94          9.25
8347189         19981201          20281101             321                 94400            92699.5           10.6
8362915         19990601          20290501             327                105000           103190.84          9.85
8346843         19981201          20281101             321                 40800            39838.92          10.6
8346769         19981101          20281001             320                 57300            56090.78          9.95
8346637         19991101          20291001             332                116800           115821.29         12.45
8346561         20000101          20291201             334                 48800            48286.48         10.95
8339426         20000201          20300101             335                 35000            33022.05          8.95
8339673         20000401          20300301             337                 99600            98606.62         10.55
8339491         20000801          20300701             341                 57400            57096.53         12.55
8339335         19990101          20281201             322                134100           131478.28         10.75
8338949         19990101          20281201             322                 64600            63189.97         10.05
8350902         19980401          20280301             313                 63900            62682.1          11.375
8361750         19981001          20280901             319                300000           294532.36         11.25
8361776         19981101          20281001             320                144500           141882.31         11.125
8350449         19980501          20280401             314                 69381            68048.04         11.75
8350514         19980901          20280801             318                 57750            56424.91         11.75
8350530         19981001          20280901             319                188000           184251.47         10.25
8348898         20000701          20300601             340                100100            99420.51         11.65
8352932         19991201          20291101             333                 66500            65529.28          9.55
8353039         19991001          20290901             331                 99400            97817.19          9.7
8352528         19990101          20281201             322                 60000            58664.35          9.5
8352429         19991201          20291101             333                147000           145451.43         11.15
8351967         19990201          20290101             323                110000           108156.02         10.65
8351678         19991101          20291001             332                 81000            79805.41          9.7
8351181         20000601          20300501             339                 75600            74991.87          11.1
8399099         20000501          20300401             338                 25200            24999.67          11.4
8357196         19980401          20280301             313                 67425            66365.58         12.625
8486565         19990501          20290401             326                 63000            62055.32         10.75
8486581         19990701          20290601             328                150400           147040.93          8.5
8486540         20000201          20300101             335                 97500            96929.01          13.5
8486631         20000401          20300301             337                 53200            52604.99          9.99
8486573         19961201          20261101             297                 57000            55118.38         10.625
8486599         19991001          20290901             331                 70875            69790.33          10.5
8486656         19980601          20280501             315                 42900            42170.53          11.5
8040735         19981101          20281001             320                117000           115009.88         11.25
8146961         19990201          20290101             323                 69000            67971.62         13.375
8436099         20010601          20310501             351                113200           112548.81         8.375
8459299         20011201          20311101             357                121500           121341.16         10.125
8459463         20011115          20311015             356                161250           161025.54           10
8459471         20011105          20311005             356                227900           227426.39         7.875
8459489         20011201          20311101             357                 86400            86304.15         10.875
8459497         20011110          20311010             356                105000           104822.09         8.875
8459505         20011101          20311001             356                 59310            59234.74         10.25
8459513         20011110          20311010             356                241500           241090.82         8.875
8459521         20011105          20311005             356                 64125            64019.14           9
8459307         20011110          20311010             356                 89250            89133.67         10.125
8459539         20011101          20311001             356                153900           153601.54         9.625
8459547         20011201          20311101             357                 94950            94819.51         9.875
8459315         20011115          20311015             356                 74800            74699.69          9.99
8459554         20011201          20311101             357                177000           176593.44         7.375
8459323         20011110          20311010             356                108800            108650.5         9.875
8493892         20011115          20311015             356                238500           238197.39         10.25
8459562         20011105          20311005             356                128000           127765.72          8.5
8459570         20011105          20311005             356                267500           266944.09         7.875
8459331         20011115          20311015             356                102650           102459.01          8.6
8459588         20011110          20311010             356                135000           134818.92         9.999
8459596         20011110          20311010             356                 69840            69741.47          9.75
8459349         20011120          20311020             357                105950           105847.45          11.5
8459604         20011201          20311101             357                 54000            53923.82          9.75
8459356         20011201          20311101             357                337500           336984.71         9.375
8459612         20011105          20311005             356                 71000            70882.54          8.99
8459364         20011201          20311101             357                133600           133406.43         9.625
8459372         20011201          20311101             357                285000           284529.48           9
8459620         20011201          20311101             357                220500           220106.63         8.625
8459638         20011115          20311015             356                 92625            91443.8           9.75
8459455         20011201          20311101             357                 82500            82374.05         9.375
8458879         20011101          20311001             356                164000           163530.95          7.75
8459083         20011015          20310915             355                218500           218128.73         10.25
8459067         20011001          20310901             355                 56000            55902.33         11.375
8459232         20011201          20311101             357                 55300            55249.35         11.75
8458986         20011201          20311101             357                133000           132802.18          9.5
8459075         20011015          20310915             355                 75300            75161.83         10.125
8458994         20011201          20311101             357                120000           119830.67          9.75
8458952         20011201          20311101             357                 41650            41589.91          10.5
8459133         20011101          20311001             356                 58500            58415.41           11
8459166         20011101          20311001             356                118750            118578.3           11
8458895         20011105          20311005             356                 67500            67427.13           11
8458903         20011105          20311005             356                107550           107409.84         10.125
8458960         20011201          20311101             357                245250           244885.25          9.5
8458820         20011201          20311101             357                314000           313330.86          7.75
8459141         20011110          20311010             356                113999           113838.13          9.75
8458911         20011105          20311005             356                165000           164674.01         8.125
8459109         20011101          20311001             356                 59200            59118.9          11.25
8459182         20011101          20311001             356                 68000            67850.43         10.125
8458846         20011201          20311101             357                112000           111810.24         8.875
8459026         20011201          20311101             357                107175           106988.64          8.75
8458853         20011201          20311101             357                460000           459067.66         7.999
8459034         20011205          20311105             357                 52700            52643.99         10.875
8458978         20011201          20311101             357                259250           258864.43          9.5
8459190         20011120          20311020             357                 25000            24977.58         12.125
8459265         20011205          20311105             357                218500           218295.29          9.75
8459273         20011201          20311101             357                178300           178041.69         9.625
8458937         20011205          20311105             357                 68600            68505.27         7.875
8459216         20011201          20311101             357                 92750            92619.11          9.75
8459224         20011201          20311101             357                110000           109825.51         9.152
8458945         20011201          20311101             357                340000            339493.2          9.5
8301608         20001001          20300901             343                 79500            78826.75          9.75
8376444         19990601          20290501             327                244000           241555.83          12.5
8376006         19991101          20291001             332                 55600            54969.17         10.99
8376063         19991101          20291001             332                 95000            93415.52         9.625
8376105         20000201          20300101             335                133500            132466.1          12.2
8376170         20000601          20300501             339                 85680            85374.69         14.85
8375586         20000601          20300501             339               47086.53           46991.13           8
8430084         20001201          20301101             345                171000           169386.81         11.05
8375305         20010101          20301201             346               40269.63           40188.03           8
8375438         20010101          20301201             346                161000           159944.84          9.99
8356123         20001101          20301001             344                 28210            28116.5          13.82
8465312         20000301          20280901             319                163115           161422.04         11.75
8466484         20000401          20280901             319               51262.19           50747.22         13.25
8465320         19990801          20211001             236               143045.12         136426.69         6.875
8465296         19990201          20200301             217               150416.22         141707.38         8.125
8465726         20000501          20280701             317                46522.3           45727.51          7.5
8465734         20000801          20280601             316               58281.93           57409.9          8.125
8466104         20010201          20310101             347                229700           227904.79          8.75
8466112         20010201          20310101             347                220000           218099.08          8.25
8466138         19990601          20290501             327                139500           136609.51          9.5
8466146         20010201          20290901             331               144046.64         142715.64         8.125
8466161         19990401          20290301             325                105600           103264.21         8.875
8466179         19990301          20290201             324                 35120            34508.7          10.75
8466187         20000401          20280801             318               50465.18           49709.04          8.25
8464752         19990501          20290401             326                139500           136262.43          9.25
8465742         19990601          20140501             147                 52000            46657.13           9
8466195         19990501          20290401             326                196000           191172.51          8.75
8466229         19990501          20290401             326                165750           162176.34          8.75
8465759         20001101          20301001             344                 48800            48275.56          8.25
8465767         20010101          20301201             346                 71000            70303.39           8
8465775         20001101          20301001             344                 78000            77202.31          8.5
8466237         19981101          20281001             320                 47200            45991.51          8.75
8465783         20000301          20300201             336                103000           101431.13          9.75
8465809         19991101          20291001             332                118748           116127.33          7.5
8465817         20000701          20300601             340                 86850            85632.23         8.625
8466534         19991101          20291001             332                 85500            83594.52           7
8465825         19990901          20290801             330                103500           101648.65          8.5
8465833         19991001          20290901             331                 43920            43298.42          9.75
8465841         19991001          20290901             331                 42400            41736.54          9.25
8465858         19991001          20290901             331                 74400            73448.66         10.25
8465866         19991201          20291101             333                 41600            41008.64          9.25
8465874         19990901          20290801             330                 75600            74292.43          8.75
8465882         19990901          20290801             330                 42300            41703.6           9.75
8465908         19990901          20290801             330                 85500            84294.65          9.75
8464638         19991001          20290901             331                 39920            39244.1           8.5
8464646         19991001          20290901             331                 72000            70907.86           9
8464653         19980401          20280301             313                 42300            41251.49         9.875
8464679         19980501          20280401             314                 77250            71460.57          8.75
8464687         19990101          20281201             322                 71920            70524.5           10.5
8466344         19990601          20160801             174               94160.77           83782.43           7
8466070         19941001          20190201             204               143755.04         124553.36          8.5
8466492         20010901          20230101             251               70699.03           70103.92         8.875
8466088         19990601          20180101             191               37656.11           34953.56         8.875
8464695         20010701          20310601             352                 50000            49704.21          8.5
8464703         20000601          20280701             317               103353.85         101878.39         9.925
8464711         20000601          20300501             339                206800            204709.9           10
8464729         20000701          20300601             340                 70000            68898.03          7.75
8464737         20000801          20300701             341                124450           122680.38          7.75
8464745         20000701          20300601             340                 94800            93376.42          7.75
8464323         20000801          20300701             341                114000           112246.51          7.75
8464331         20000801          20300701             341                 59925            59117.78          8.25
8464349         20000801          20300701             341                104850           103581.72         8.875
8464547         20000801          20300701             341                 53550            52910.55         8.875
8464554         20001101          20301001             344                 32000            31672.78          8.5
8464562         20000801          20300701             341                 34220            33733.35          7.75
8464570         20000801          20300701             341                 82800            81622.68          7.75
8464588         20000801          20300701             341                 42800            42191.33          7.75
8464604         19991201          20160801             174               63548.49           58584.69          7.25
8464612         19981101          20281001             320                 95200            92799.8           8.25
8464166         19990801          20290701             329                 63000            61593.89         8.375
8464174         19990701          20290601             328                 61500            59861.94         8.625
8464182         19990701          20290601             328                 51000            49928.68         8.625
8464190         19990801          20290701             329                 65500            64304.68          8.5
8464208         19991201          20291101             333                 88800            87544.62          9.75
8464216         19990801          20290701             329                 30000            29419.8          9.125
8464224         19990801          20290701             329                 38400            37720.36          9.25
8464232         19991001          20290901             331                 36000            35455.97          9.75
8464240         19990801          20290701             329                 65600            64132.98           8
8464273         19991101          20291001             332                 70400            69268.55          8.5
8464281         19990701          20290601             328                189000            186387.5         10.25
8464299         19970601          20190501             207               123720.3           112255.4          7.5
8466542         20011001          20280501             315               88299.11           87960.43           9
8464307         19991101          20291001             332                 59200            58320.7           9.25
8464315         19991001          20290901             331                 99200            97145.86          7.5
8463861         19991001          20290901             331                 40000            39374.19          9.25
8463879         19991001          20290901             331                 50400            49611.45          9.25
8463887         19991001          20290901             331                 36800            36183.52          8.5
8466427         19991001          20290901             331                 36800            36344.41         10.75
8463895         19991001          20290901             331                164800           161754.94           8
8463903         19991101          20291001             332                 61600            60419.74           8
8463911         19991201          20291101             333                140000           137861.05          8.5
8463929         19991001          20290901             331                119200           116980.23           8
8463937         19991201          20291101             333                140000           138009.97          9.25
8463945         19991101          20291001             332                 49440            48566.17           8
8463952         19991101          20291001             332                119000           117094.58          8.5
8463960         19991001          20290901             331                 50774            50055.44          9.75
8463978         19991201          20291101             333                106400           104605.81           8
8463986         19991101          20291001             332                 56700            55596.15          7.5
8464778         19991101          20291001             332                101600           100235.42          9.75
8464158         19991001          20290901             331                 68000            66860.86          8.5
8464034         19991101          20291001             332                 49520            48517.32          7.5
8464042         19991001          20290901             331                 50400            49468.62           8
8466047         19991101          20291001             332                160000           156796.39           8
8464059         19991101          20291001             332                 72000            71033.01          9.75
8464356         19991101          20291001             332                 72000            70998.02          9.75
8464364         19991101          20291001             332                 51360            50161.89           8
8464372         19991101          20291001             332                 70800            69748.22          9.25
8464380         19991101          20291001             332                 49600            48911.95          9.75
8464398         19991101          20291001             332                131920           129351.55          7.5
8464406         19991101          20291001             332                 60000             59194            9.75
8464414         19991101          20291001             332                 67200            66267.84          9.75
8464422         19991101          20291001             332                 47200            46089.28          9.75
8464430         20000101          20291201             334                 54400            53715.24          9.75
8464448         19991201          20291101             333                 97600            95954.28           8
8464455         19991101          20291001             332                 97200            62966.75          9.75
8463994         19991201          20291101             333                 59600            58555.18           8
8463838         19991101          20291001             332                 55920            55168.89          9.75
8463846         19991101          20291001             332                 85200            83680.29           8
8463853         19991101          20291001             332                 41600            40758.63           8
8466419         19991201          20291101             333                 56400            54538.18           6
8464075         19991201          20291101             333                 36320            35707.47           8
8464083         19991201          20291101             333                 43200            42644.92          9.75
8464091         19991201          20291101             333                 52000            51049.34           8
8464109         19991101          20291001             332                 46000            45382.11          9.75
8464117         19991101          20291001             332                 46400            45776.7           9.75
8466385         19991201          20291101             333                 48000            47295.14          9.25
8464125         19991101          20291001             332                 66800            65619.79           8
8464133         19991201          20291101             333                 37600            37116.9           9.75
8464141         19991201          20291101             333                 89840            88685.54          9.75
8466393         19991101          20291001             332                 56000            54984.97           8
8463523         19991201          20291101             333                 86400            84192.74          9.25
8463531         19991201          20291101             333                 65600            64667.41          9.25
8464000         19991201          20291101             333                 42080            41539.08          9.75
8464018         19991101          20291001             332                 39920            39383.78          9.75
8464026         19991101          20291001             332                 76500            75243.96          8.5
8464992         19991101          20291001             332                 54800            53862.95          9.75
8466351         20000601          20300501             339                 63920            62929.74           8
8463549         20000601          20300501             339                 63000            62425.49          10.5
8463556         20000601          20300501             339                 72000            71343.36          10.5
8463564         20000501          20300401             338                 42400            41607.23          8.25
8463572         20000501          20300401             338                 91200            89708.74          8.25
8463598         20000501          20300401             338                 54000            53116.95          8.25
8463606         20000501          20300401             338                 54400            53362.16          8.25
8463614         19991201          20291101             333                 42320            41776.17          9.75
8463622         19991201          20291101             333                 50400            49580.92          9.25
8463630         20000101          20291201             334                 60000            59167.13          9.25
8466369         19991201          20291101             333                 42320            41776.12          9.75
8466377         19991201          20291101             333                 53600            52907.31          9.75
8464067         19991201          20291101             333                 68000            66960.63          8.5
8464851         20000901          20300801             342                 64000            62845.09           8
8464885         20000901          20300801             342                134400           132681.41           8
8464893         20000501          20300401             338                106400           104928.87          9.25
8464919         20000401          20300301             337                 71550            70469.39         9.375
8464935         20000801          20300701             341                122000             120392          8.375
8464943         20000501          20300401             338                 56000            55084.29          8.25
8464950         20000501          20300401             338                 72000            70822.7           8.25
8464968         20000501          20300401             338                183200           181150.11          9.75
8464976         20000601          20300501             339                 76000            74597.17           8
8464984         20000601          20300501             339                103360            101758.7           8
8465031         20000601          20300501             339                 52000            51194.34           8
8465338         20000501          20300401             338                 58500            57908.07         10.25
8466500         19940301          20210401             230               380638.07         334340.41          8.5
8465346         19980401          20280301             313                 61200            59640.29          9.75
8465361         20010201          20310101             347                154400           153131.03          8.5
8466062         19980901          20280801             318                 96000            93761.12         9.625
8465379         19980801          20280701             317                 73760            71961.98          9.5
8465387         19980701          20280601             316                 84950            82817.73          9.25
8465395         19990901          20290801             330                137840           135196.64         7.625
8465403         20010401          20310301             349                108500           107750.83          8.5
8464786         19991201          20291101             333                 55200            54332.78          9.75
8464794         20000101          20291201             334                 72000            70661.18          7.25
8464802         20000101          20291201             334                 52110            51313.21          8.25
8464810         20000101          20291201             334                 45000            44277.11          8.25
8464828         19991201          20291101             333                 41600            41117.3          10.25
8464836         19991101          20291001             332                 48400            47641.5           9.25
8464505         19991101          20291001             332                 48400            47641.64          9.25
8465072         19991101          20291001             332                 44400            43704.18          9.25
8465080         19991101          20291001             332                102800           100708.22          7.5
8464620         19991101          20291001             332                 44000            43153.36           8
8464463         20000101          20291201             334                 95920            92227.72           8
8464471         19991101          20291001             332                 69600            68215.41           8
8464489         19991201          20291101             333                 79160            77623.6           8.5
8464497         19991101          20291001             332                 83200            81867.29          8.5
8464513         19991101          20291001             332                 69056            68128.47          9.75
8464521         19991101          20291001             332                 96000            94669.62          9.75
8464539         19991201          20291101             333                 50000            49355.36          9.75
8465015         19991201          20291101             333                 67500            66540.5           9.25
8465437         19991201          20291101             333                 60720            59939.82          9.75
8465452         19991201          20291101             333                 64000            62814.7            8
8465460         19991201          20291101             333                 54400            53701.02          9.75
8465478         19991201          20291101             333                 63600            62527.5            8
8465486         20000101          20291201             334                159200           156990.12          9.25
8465494         19991201          20291101             333                 68320            67348.77          9.25
8465502         19991201          20291101             333                 74400            73259.34          8.5
8465510         20000101          20291201             334                 52000            51323.46          9.75
8465528         19991201          20291101             333                 84800            83370.16           8
8465536         19991201          20291101             333                 64800            63707.35           8
8465049         20000101          20291201             334                 57200            56481.54          10.5
8465056         19991201          20291101             333                 69920            68976.73          9.75
8465064         19991201          20291101             333                 51584            50912.45          9.75
8465932         19991201          20291101             333                 53400            52713.77          9.75
8465940         19991101          20291001             332                 50400            49720.67          9.75
8465957         19991201          20291101             333                 53600            52904.84          9.75
8465965         19991201          20291101             333                 35600            35092.34          9.75
8465973         19991201          20291101             333                 34400            33784.28          9.25
8465981         19991201          20291101             333                 54000            53062.62           8
8465999         19991201          20291101             333                 38320            37644.63          9.75
8466005         20000301          20300201             336                 67950            66731.37          8.25
8466013         20000301          20300201             336                 94027            92731.77         10.25
8466021         20000401          20300301             337                 67500            66436.9          9.875
8466096         20010401          20270701             305               55220.05           54838.74           11
8466518         20000301          20270701             305               96187.51           94931.91         10.625
8466435         19970601          20270501             303                110250           106470.39          9.5
8466039         20000201          20300101             335                119700           117672.09          8.25
8465411         19990801          20290701             329                 70700            68885.73         7.875
8465429         19990701          20290601             328                176000           172927.52          9.25
8465569         19990601          20290501             327                 86400            84806.83          9.25
8465577         19990801          20290701             329                 85000            83290.25           8
8465585         19991201          20291101             333                184000           181384.58          9.25
8465593         19991201          20291101             333                 62880            61721.14           8
8465601         20000101          20291201             334                 55200            54497.69          9.75
8465643         19990301          20290201             324                 51000            49863.4          10.25
8465650         19991201          20291101             333                180800            176341.1          8.5
8465668         19990201          20290101             323                 70640            69050.77         10.25
8465205         19990201          20290101             323                 39680            38946.26          9.75
8465213         19991101          20291001             332                 75600            74476.99          9.25
8465221         19991201          20291101             333                 39920            39402.01          9.75
8465239         20000101          20291201             334                 37440            36970.18          9.75
8465247         20000101          20291201             334                 35800            35350.79          9.75
8465262         19991201          20291101             333                120000           118294.32          9.25
8465270         19991201          20291101             333                120000           118294.32          9.25
8465288         19991201          20291101             333                137600           135690.12          9.25
8465544         20000501          20280701             317               62568.24           62024.48           12
8465551         19991001          20290901             331                 47200            46532.02          9.75
8465700         19990901          20290801             330                121500           117142.41           9
8465718         19991001          20290901             331                 68320            67172.2           8.5
8465254         19991001          20290901             331                 79100            77774.73          8.5
8465098         19991001          20290901             331                 75600            73820.4            8
8465106         19991001          20290901             331                 82400            81346.39         10.25
8465114         19991101          20291001             332                 41600            40721.4           7.5
8465122         19991001          20290901             331                 60800            59616.41           8
8465130         19991001          20290901             331                140400            138486.4          9.75
8465148         19991001          20290901             331                 50400            49589.89          9.25
8465155         19991001          20290901             331                 41600            40949.03          9.25
8465163         19991101          20291001             332                120000           118078.58          8.5
8465171         19991101          20291001             332                 80000            78859.83          9.75
8465189         19991201          20291101             333                 40800            40238.94          9.25
8465197         19991101          20291001             332                 73800            72730.48           9
8463663         19991201          20291101             333                 69200            68018.05           8
8463747         19991101          20291001             332                 54000             53046             8
8463754         19991101          20291001             332                187200           183141.41           8
8463762         19991101          20291001             332                 48000            47151.84           8
8463770         19991001          20290901             331                163200           160069.66          9.25
8463788         19991001          20290901             331                100400            98544.45           8
8463796         19991101          20291001             332                 66400            65226.97           8
8463804         19991201          20291101             333                 48000            47383.22          9.75
8463812         19991001          20290901             331                 62400            61058.72          7.5
8463820         19991101          20291001             332                 98000            96430.72          8.5
8463648         19991101          20291001             332                 75920            74682.66          8.5
8463655         19991001          20290901             331                 83760            82195.88           8
8463671         19991001          20290901             331                183200           180607.55          9.75
8465676         19991001          20290901             331                 56400            55517.62          9.25
8465684         19991101          20291001             332                 79040            77774.4           8.5
8465692         19991001          20290901             331                126000           124088.75           9
8463234         19991001          20290901             331                 20000            19586.37         8.125
8463242         19991101          20291001             332                 45600            44328.58           8
8463259         19991101          20291001             332                 45600            44689.98           8
8463267         19991001          20290901             331                 52000            50924.47         8.125
8463275         19991001          20290901             331                 71200            69727.95         8.125
8463689         19991001          20290901             331                103200           101739.52          9.75
8463697         20000101          20291201             334                 35000            33178.09          6.75
8463705         20000601          20300501             339                 51930            50942.42          9.5
8465304         19990501          20190601             208               362426.99         337924.58          7.25
8463713         19990301          20290201             324                 82000            80126.09          9.75
8463721         19990201          20290101             323                 36500            35554.37         10.75
8463739         19980601          20280501             315                 76800            74399.61          8.5
8463473         19980601          20280501             315                 58950            57382.53          9.5
8466443         20001001          20300901             343                116500           115128.63          8.25
8466450         19981101          20281001             320                 64000            62420.68          8.5
8463481         19981101          20281001             320                 54400            53233.71          9.75
8466468         20010901          20280801             318               81142.31           80762.8           8.75
8463507         19981001          20280901             319                 59920            58333.25         8.125
8463135         19991101          20291001             332                195600           191305.54          7.5
8463143         19990601          20290501             327                 71200            70031.74          9.75
8463150         20000701          20300601             340                 72000            71111.18         9.125
8463168         20000601          20300501             339                 60750            59962.53          9.5
8463176         20010301          20310201             348                161100           159608.72          7.5
8463184         20000801          20300701             341                 51750            51233.18          9.75
8463192         20000801          20300701             341                 51200            49981.7           7.75
8463366         20000801          20300701             341                 52800            52321.23           10
8463200         20000801          20300701             341                 61200            60644.99           10
8463218         20000801          20300701             341                 52000            51528.48           10
8463341         20000801          20300701             341                 60800            60248.64           10
8463358         20000601          20300501             339                 57510            56928.58           10
8463382         20000901          20300801             342                135040           133185.24          7.75
8463390         19990501          20290401             326                 46800            45946.43          9.25
8463408         19990301          20290201             324                 35000            14445.06         10.25
8463424         19990501          20290401             326                 60300            59120.35          9.25
8466476         19990501          20290401             326                121500           119011.69          8.75
8463432         19990601          20290501             327                 61000            59710.8           8.5
8463440         19990601          20290501             327                 24800            24467.5          10.75
8463457         19990501          20290401             326                107200           104529.35          9.25
8463465         19990301          20290201             324                 44400            43428.31          9.75
8466526         19990901          20140801             150               76505.31           69155.34         6.875
8466245         20000901          20300801             342                 54000            53583.59          10.5
8466252         20000901          20300801             342                 52800            52146.72          8.25
8466260         20000901          20300801             342                 92000            90843.31          8.25
8466286         20000901          20300801             342                 30000            27737.01          7.75
8466294         20001001          20300901             343                126400           124756.11          7.75
8466302         20000901          20300801             342                145700           143813.48          8.25
8466310         20001101          20301001             344                 64800            64068.42           8
8466328         20001201          20301101             345                 47700            47266.58          8.75
8466336         20010101          20301201             346                 25200            24979.32          8.75
8465916         19990301          20290201             324                 48000            47128.11         10.25
8463309         20010601          20310501             351                 58500            58137.08           8
8463317         20000401          20300301             337                130200           128607.16         9.875
8463325         20000501          20300401             338                 88200            86821.25          9.25
8463333         20000601          20300501             339                 42200            41572.19          8.5
8304974         20001001          20300901             343                140000           139415.49         13.075
8433286         20010701          20310601             352                191250           190551.64          9.99
8046732         19991201          20291101             333                131750           130207.71          8.5
8048753         19990601          20290501             327                109450           107803.21         10.625
8171670         19960601          20260501             291                 93558            87787.54           9
3314135         19980701          20280601             316                 40500            39999.91         15.375
3316155         19980801          20280701             317                 94500            92443.6          12.75
3314689         19980801          20280701             317                149600           145441.47         10.25
3330842         19981001          20280901             319                 36750            36235.66           14
3339207         19980801          20280701             317                 90000            88819.39         15.25
3340015         19980901          20280801             318                 76050            75453.83         14.64
3340635         19980901          20280801             318                 75000            74273.49         13.65
3346848         19981001          20280901             319                 46200            45152.37          9.45
3383221         19970101          20261201             298                134500           130610.29         12.375
3316163         19980801          20280701             317                120000           117286.71          9.85
3382629         19971101          20271001             308                 71200            69418.9          10.75
3305158         19980701          20280601             316                102600           100764.92           13
3301520         19980701          20280601             316                126360           122706.72         11.375
3310778         19980801          20280701             317                 84800            82652.44         11.125
3288404         19980101          20271201             310                 30000            28920.92          9.75
3294766         19980601          20280501             315                 38250            37540.74         11.75
3300571         19980601          20280501             315                124000           121661.37         10.875
3301892         19980701          20280601             316                 54000            52753.41           10
3303310         19980701          20280601             316                133600           131010.48         11.75
3303344         19980701          20280601             316                 70500            69276.13           12
3304649         19980701          20280601             316                 51850            50465.52         11.125
3307246         19980801          20280701             317                 86400            85171.64         12.625
3309721         19980801          20280701             317                120800            118113.1         10.375
8481392         19980401          20280301             313                 52000            50932.76          12.5
8481400         19980401          20280301             313                 98000            96492.27         11.375
8481632         19980501          20280401             314                 63300            62065.74         11.355
8481418         19980501          20280401             314                 97500            95195.64          11.5
8481434         19980901          20280801             318                102400           100019.13          10.5
8481442         19980901          20280801             318                199000           193987.15         9.875
8481459         19990401          20290301             325                 78300            77025.63         10.25
8481475         19990701          20290601             328                442000           434682.74         9.875
8481483         19990601          20290501             327                121050           119019.07          9.75
8481509         19990601          20290501             327                 25000            24520.22         10.25
8481525         19990501          20290401             326                 53900            53189.83         11.25
8481541         19990701          20290601             328                 71250            70327.05         9.625
8481152         19990701          20290601             328                100000            98731.8          11.75
8481160         19980701          20280601             316                122400           119625.74           11
8481582         19980701          20280601             316                 92000            89828.23         9.875
8481178         19980801          20280701             317                 53900            53002.01         10.625
8481186         19980801          20280701             317                100000            97282.21         9.875
8481202         19980801          20280701             317                224000           220022.96          11.5
8481210         19981001          20280901             319                171900           168348.36         10.625
8481228         19981001          20280901             319                178750           174513.57         9.125
8481244         19981101          20281001             320                100000            98085.94         10.25
8481277         19990301          20290201             324                208000           203715.38         9.625
8481285         19990601          20290501             327                158950           157044.18          11.5
8481301         19990401          20290301             325                 95400            93881.75          10.5
8481319         19990501          20290401             326                 74350            73262.12         10.625
8481384         19990501          20290401             326                120000           117394.37          9.5
8481590         19990601          20290501             327                 59400            58390.38         11.375
8064776         19950501          20250401             278                 39200            37426.31           10
8065062         19970802          20270702             305                 33200            32783.57         15.74
8065153         19970801          20270701             305                 30000            29607.56          16.5
8068769         19990501          20290401             326                 60450            59928.41         13.375
8493538         20000615          20300515             339                 45000            44694.45         11.65
8493173         20001111          20301011             344                 90155            89583.05          10.5
8493199         20000916          20300816             343                135000           134099.96          10.9
8493215         20000928          20300828             343                250750           249289.79          11.6
8489999         20010601          20310501             351                113600           113249.23         11.35
8493439         20001208          20301108             345                 90450            89985.67         11.15
8493447         20000921          20300821             343                225000           223519.84         11.35
8493454         20001025          20300925             344                 50350            50106.69          12.1
8493637         20000930          20300830             343                131250           129942.16          8.95
8491771         20000924          20300824             343                215910           214601.47         11.35
8493652         20001008          20300908             343                 62500            62062.65         10.85
8491789         20001027          20300927             344                121950           120683.05          10.4
8493702         20001102          20301002             344                 79900            79527.95         11.95
8493710         20010106          20301206             346                 91600            90824.67          9.5
8491748         20001127          20301027             345                 48165            47920.62         11.55
8493736         20001203          20301103             345                 44550            44245.55         10.25
8493140         20001130          20301030             345                 72500            72090.78         11.05
8492803         20001130          20301030             345                179550           178390.03          10.8
8492845         20010101          20301201             346                121500           120522.25          8.99
8492860         20010108          20301208             346                 61600            61250.08          10.3
8492878         20001206          20301106             345                 85500            85101.33          11.6
8493546         20010105          20301205             346                204300           203283.91         11.05
8493561         20001203          20301103             345                 53625            53312.45         10.55
8493579         20001227          20301127             346                 89250            88718.65         10.45
8491615         20010101          20301201             346                105200           104511.03           10
8491722         20001227          20301127             346                 65450            65052.95          10.3
8493298         20001228          20301128             346                200000           199135.33         11.95
8493330         20010118          20301218             347                114300           113657.55         10.35
8489452         20001228          20301128             346                 77350            76940.21           11
8493348         20001222          20301122             346                 68850            68564.96         12.15
8493355         20010208          20310108             347                 69750            69491.37          11.9
8493405         20010228          20310128             348                 58000            57697.99         10.55
8492936         20010301          20310201             348                200000           199528.67         13.95
8492944         20010127          20301227             347                 74000            73687.96          11.7
8492951         20010105          20301205             346                171000           170097.75         10.65
8492977         20010129          20301229             347                 60000            59673.27          10.5
8492993         20010114          20301214             346                 76050            75700.71         11.45
8492522         20010505          20310405             350                 62400            62005.51          8.8
8492548         20010210          20310110             347                 53250            53053.09         13.05
8492555         20010118          20301218             347                 48100            47871.23         11.15
8492571         20010202          20310102             347                 85000             84579           10.55
8492589         20010119          20301219             347                 68400            68015.59         10.35
8492597         20010120          20151220             167                 90500            90118.43          11.7
8492605         20010118          20301218             347                 96900            96464.6           11.4
8492621         20010120          20301220             347                 77250            76883.44         11.15
8492647         20010115          20301215             346                117000           116331.86          10.3
8492654         20010119          20301219             347                121000            120444.9          11.3
8492688         20010205          20310105             347                 47920            47692.2           12.2
8491656         20010122          20301205             346                144000           142928.15          8.7
8493017         20010129          20301229             347                170000           169320.98         11.95
8491664         20010217          20310117             348                135850           135140.77          10.3
8493066         20010216          20310116             348                 99000            98514.64          10.8
8493082         20010203          20310103             347                 72900            72585.71          11.2
8493090         20010126          20301226             347                 85500            85058.01         10.95
8492498         20010222          20310122             348                 76500            76013.44          9.35
8491649         20010210          20310110             347                 61200            60939.18         11.65
8492274         20010423          20310323             350                 92900            92562.03          11.1
8492282         20010204          20310104             347                 71910            71612.87          11.4
8492316         20010208          20310108             347                 68000            67621.15          9.99
8492332         20010204          20310104             347                110500            109852.9          9.75
8491375         20010210          20310110             347                 64600            64290.16          11.1
8492357         20010314          20310214             348                 51300            51017.63         10.65
8492373         20010321          20310221             349                 30500            30296.78           9
8492696         20010301          20310201             348                 49300            49037.13          10.2
8492704         20010412          20310312             349                113905           113467.91         10.85
8492720         20010301          20310201             348                 80000            79639.87           11
8491383         20010223          20310123             348                 48000            47752.07         10.35
8492738         20010225          20310125             348                 72000            71708.86          11.5
8491805         20010408          20310308             349                 67150            66883.94          10.7
8492183         20010315          20310215             348                 42400            42269.24          12.3
8492191         20010504          20310404             350                 54000            53861.76         11.65
8492217         20010305          20310205             348                 56800            56456.34          9.15
8492225         20010421          20310321             350                 45900            45693.56          10.1
8491342         20010301          20310201             348                192600           191854.06          11.7
8492233         20010306          20310206             348                101000           100658.38          11.9
8491359         20010301          20310201             348                 44800            44712.15          14.8
8492449         20010301          20310201             348                 48000            47769.69          10.7
8492480         20010530          20310430             351                 46230            46063.06          10.8
8491870         20010228          20310128             348                163350            161603.7         10.05
8491888         20010226          20310126             348                192100           191331.56         11.55
8491896         20010322          20310222             349                101700           101336.84         11.65
8491367         20010502          20310402             350                 87620            87270.46         10.15
8491904         20010301          20310201             348                116000           115327.96          9.8
8491938         20010516          20310416             351                 41650            41538.33           12
8491284         20010226          20310126             348                101150           100732.07          11.4
8491953         20010405          20310305             349                 94500            94186.51           12
8491961         20010322          20310222             349                108800            108187.3          9.5
8491979         20010301          20310201             348                100800            100072.6         10.95
8492019         20010308          20310208             348                151900           151473.54         12.75
8492050         20010305          20310205             348                140250            139383.5          9.8
8492068         20010326          20310226             349                 57600            57438.25         12.75
8492076         20010323          20310223             349                 62100            61839.58          11.5
8492381         20010630          20310530             352                 67150            66934.53          10.6
8492399         20010622          20310522             352                 55350            55139.63          9.8
8492415         20010312          20310212             348                 51850            51498.44          9.25
8492423         20010414          20310314             349                 88125            87647.1           9.2
8490666         20010316          20310216             349                 55000            54788.22          11.3
8490674         20010607          20310507             351                134000           133404.97          9.05
8490682         20010419          20310319             350                 39600            39427.53          10.4
8490690         20010413          20310313             349                 64600            64315.49          10.2
8490708         20010430          20310330             350                 86400            85279.02         12.85
8490716         20010314          20310214             348                 89000            88698.97          11.9
8492084         20010426          20310326             350                 56800            56574.94         10.95
8492092         20010320          20310220             349                160500           159587.01          9.45
8492100         20010314          20310214             348                 65000            64677.02          10.1
8492126         20010320          20310220             349                 59400            59134.38          10.6
8492142         20010322          20310222             349                 76000            75744.12          11.9
8492175         20010428          20310328             350                113050           112684.83         11.65
8491565         20010328          20310228             349                 60350             60053           10.15
8491102         20010328          20310228             349                250000           248905.49          10.7
8491250         20010526          20310426             351                 90900            90448.85          9.1
8491136         20010322          20310222             349                112200           111559.77          9.45
8491151         20010320          20310220             349                 49500            49307.36         11.25
8491169         20010509          20310409             350                140400           139879.95          10.5
8491177         20010316          20310216             349                 85000            84627.83          10.7
8491839         20010430          20310330             350                240000           238049.71           9
8491235         20010420          20310320             350                 90000            89743.44          12.2
8491243         20010328          20310228             349                103500           103172.15          12.2
8490633         20010616          20310516             352                 60000            59784.06          10.3
8490658         20010323          20310223             349                166500           165729.22         10.85
8490906         20010327          20310227             349                156900           156152.41          10.3
8491847         20010407          20310307             349                 99000            98669.6           11.5
8490914         20010409          20310309             349                 53550            53308.46         10.05
8490922         20010428          20310328             350                 45000            44857.76          11.9
8491854         20010322          20310222             349                 60400            60138.38         10.75
8491391         20010503          20310403             350                 72000            71760.33           11
8490344         20010426          20310326             350                127000           126352.63          9.5
8491813         20010603          20310503             351                103500           103178.36         10.75
8490377         20010426          20310326             350                 55250            54971.24          9.55
8490393         20010328          20310228             349                156000           155311.83         11.05
8491821         20010323          20310223             349                 51200            50890.27          9.15
8491060         20010326          20310226             349                 51000            50709.85          9.45
8491078         20010321          20310221             349                 48000            47758.97         10.05
8487092         20010328          20310228             349                 83250            82918.87         11.15
8490732         20010413          20310313             349                 92000            91635.45          10.7
8490740         20010513          20310413             350                135000           134438.34          9.95
8490757         20010326          20310226             349                 56525            56355.43         12.45
8490765         20010419          20310319             350                 59250            58947.91          9.5
8490773         20010421          20310321             350                 51660            51496.12         11.75
8490799         20010504          20310404             350                 92500            92202.76         11.25
8490815         20010414          20310314             349                 63000            62785.17          11.4
8490831         20010328          20310228             349                110500           109877.93          9.5
8490856         20010327          20310227             349                100000            99481.88          9.9
8490872         20010405          20310305             349                 76500            76170.11          10.3
8490898         20010430          20310330             350                221000           219849.92          9.4
8490435         20010413          20310313             349                123675           122976.15           9
8490443         20010503          20310403             350                 80750            80523.91          11.8
8490450         20010412          20310312             349                113050           112535.06          10.8
8490484         20010506          20310406             350                106200           105838.77          10.9
8490518         20010415          20310315             349                 63900            63667.54          11.1
8490542         20010401          20310301             349                185300           184426.33         10.35
8490039         20010427          20310327             350                 89250            88813.54          9.7
8490047         20010430          20310330             350                135000           134311.83          9.5
8490062         20010415          20310315             349                287100           284425.61         10.95
8490096         20010412          20310312             349                 82800            82485.67          10.9
8490104         20010430          20310330             350                106250           105893.72          11.5
8491029         20010510          20310410             350                126000           125393.66          9.25
8490120         20010502          20310402             350                114300           113793.72          9.65
8490161         20010413          20310313             349                155000           154398.85          10.8
8490187         20010428          20310328             350                 59500            59209.05          9.7
8490401         20010409          20310309             349                 57200            56982.83          10.9
8490419         20010502          20310402             350                120000           119541.41         10.35
8489775         20010426          20310326             350                 59500            59112.61          9.65
8489783         20010414          20310314             349                199000           196707.53          8.65
8489791         20010409          20310309             349                149000           148396.98          10.6
8489817         20010420          20310320             350                 62815            62607.04         11.55
8490559         20010510          20310410             350                 59400            59136.37         10.25
8490567         20010513          20310413             350                 93600            93124.87          8.99
8491441         20010423          20310323             350                 45000             44812           10.45
8490609         20010430          20310330             350                119250           118727.28         10.25
8491003         20010520          20310420             351                 88200            87889.65          11.5
8490013         20010430          20310330             350                114400           113730.63          9.1
8490211         20010630          20310530             352                169200           168633.43          10.4
8490229         20010423          20310323             350                179920           179168.23         10.45
8490971         20010617          20310517             352                 80000            79737.53          10.5
8490252         20010602          20310502             351                 80000            79737.74          10.5
8490278         20010513          20310413             350                 52500            52377.72          12.7
8490286         20010423          20310323             350                192100           191170.22          9.75
8490302         20010511          20310411             350                 77400            77111.15          10.5
8490310         20010517          20310417             351                 69300            69006.75          9.9
8489718         20010602          20310502             351                199350            198805.5         11.35
8489726         20010506          20310406             350                 68000            67753.43          10.6
8489734         20010504          20310404             350                139500           139117.76          11.9
8489742         20010427          20310327             350                 97750            97341.03         10.45
8489759         20010608          20310508             351                388800           387291.19          9.7
8487522         20010530          20310430             351                 46400            46275.58           12
8486953         20010428          20310328             350                 89100            88195.48          10.5
8486888         20010525          20310425             351                106750           106275.24         11.45
8489957         20010503          20310403             350                172000           171376.22          10.6
8486995         20010504          20310404             350                 68000            67776.03         11.05
8487001         20010504          20310404             350                111900           110973.58          10.6
8487035         20010428          20310328             350                127500           126827.74          9.75
8489965         20010502          20310402             350                121500           120938.98          9.45
8487050         20010525          20310425             351                 53000            52801.59         10.45
8487076         20010504          20310404             350                106000           105615.58          10.6
8490203         20010503          20310403             350                163800           163027.31          9.5
8491540         20010512          20310412             350                 72000            71772.83         11.25
8489940         20010510          20310410             350                 61200            60895.07          9.1
8487423         20010519          20310419             351                153000           152427.24         10.45
8491557         20010504          20310404             350                176000           175290.48          10.1
8490948         20010430          20310330             350                 97750            97235.3           9.75
8487464         20010511          20310411             350                126000            125619.3         11.45
8487472         20010430          20310330             350                225000           223977.29         10.05
8487506         20010430          20310330             350                185400           184774.57         11.45
8491433         20010525          20310425             351                110500           110128.18         10.95
8493751         20010525          20310425             351                 80000            79782.01         11.95
8493769         20010607          20310507             351                 52200            52055.87          11.3
8493777         20010616          20310516             352                 40410            40295.53          11.5
8493793         20010609          20310509             351                 51000            50819.16         10.15
8493819         20010622          20310522             352                 52155            52012.52         11.35
8493827         20010523          20310423             351                 75500            75165.63          9.65
8493850         20010526          20310426             351                 99000            98700.91         11.45
8493868         20010516          20310416             351                112500           112163.71          11.5
8487373         20010530          20310430             351                174250           173437.07          9.4
8487381         20010530          20310430             351                 63200            62931.55          9.85
8489643         20010630          20310530             352                131750            131327.2          10.6
8489650         20010513          20310413             350                 99000            98691.19          11.3
8489932         20010516          20310416             351                 52000            51788.68          10.1
8489676         20010530          20310430             351                112500           111576.13          10.9
8489692         20010602          20310502             351                 80100            79861.45         10.95
8489106         20010602          20310502             351                111150            110780.9         10.45
8489114         20010527          20310427             351                 58500            58273.97          10.3
8487282         20010520          20310420             351                170000           169215.06          10.2
8487290         20010524          20310424             351                134400           133833.08          10.6
8489460         20010611          20310511             351                258000           257057.86          9.99
8489486         20010601          20310501             351                 61200            60937.3           9.8
8489494         20010524          20310424             351                111150           110729.46          10.4
8489916         20010520          20310420             351                 55350            55180.67          11.4
8489502         20010530          20310430             351                 80750            80496.51         11.35
8489510         20010604          20310504             351                337500           336148.72          9.55
8489528         20010525          20310425             351                 76500            76245.28           11
8489536         20010629          20310529             352                 68000            67738.82          9.75
8489551         20010622          20310522             352                237500           236745.95         10.65
8489569         20010518          20310418             351                 47250            47099.3           11.2
8489585         20010701          20310601             352                 71000            70712.72          9.5
8489593         20010625          20310525             352                135000           134598.01         10.95
8489619         20010525          20310425             351                202500           201811.19          10.9
8489882         20010525          20310425             351                 48800            48609.36         10.25
8489627         20010601          20310501             351                 64000            63736.49           10
8489254         20010609          20310509             351                 63000            62794.29         10.65
8489270         20010611          20310511             351                 47250            47156.15          12.8
8489288         20010625          20310525             352                 49600            49403.45          9.6
8489304         20010601          20310501             351                298000           296328.45          8.5
8489908         20010604          20310504             351                189000           188412.71          10.8
8489361         20010530          20310430             351                 94500            94085.38         10.85
8489379         20010615          20310515             351                 72250            72025.45         10.75
8489866         20010601          20310501             351                143100           142466.14          9.65
8488975         20010602          20310502             351                113200           112812.36          10.3
8488983         20010614          20310514             351                198900           197998.51          8.95
8488991         20010530          20310430             351                 54000            53717.12          9.2
8489015         20010701          20310601             352                166345           165571.84           10
8489130         20010614          20310514             351                219000           217911.94          8.5
8489155         20010621          20310521             352                 99000            98729.62         11.35
8489163         20010623          20310523             352                 87500            87051.87          8.35
8489171         20010611          20310511             351                108000           107580.93          9.7
8489197         20010621          20310521             352                 55000            54549.43           10
8489841         20010604          20310504             351                 45000            44827.18          9.75
8489221         20010615          20310515             351                180000           179308.75          9.75
8489247         20010623          20310523             352                102000           101587.33          9.5
8488801         20010625          20310525             352                 63750            63515.23          9.95
8488827         20010618          20310518             352                 59500            59296.52          10.3
8488835         20010624          20310524             352                144000           143380.08          9.75
8488876         20010609          20310509             351                 66500            66216.63          9.25
8488884         20010629          20310529             352                 80000            79776.67         11.25
8488918         20010621          20310521             352                139500           139088.16         10.99
8488934         20010622          20310522             352                 90000            89650.97          10.3
8488942         20010630          20310530             352                 83920            83647.79         10.55
8488959         20010622          20310522             352                102000           101699.53           11
8488967         20010625          20310525             352                 53550            53327.4           10.6
8488587         20010630          20310530             352                 63750            63555.6          10.85
8488595         20010623          20310523             352                 77400            77086.68          9.5
8488603         20010623          20310523             352                 77000            76546.34          7.65
8488611         20010625          20310525             352                 51850            51636.06          9.4
8488637         20010622          20310522             352                110250           109938.94          11.2
8486821         20010630          20310530             352                 69480            69262.57         10.75
8488645         20010625          20310525             352                126650           126197.29         10.75
8488652         20010705          20310605             352                 55800            55661.41         11.15
8486896         20010629          20310529             352                167200           166721.06         11.13
8488694         20010707          20310607             352                 45900            45753.53         10.75
8488793         20010801          20310701             353                 85000            84746.27          10.6
8488744         20000807          20300707             341                 86850            86233.35         11.95
8489031         20000730          20300630             341                 45000            44717.42         11.75
8489403         20000715          20300615             340                 53000            52677.1           12.3
8489049         20000716          20300616             341                142200            75220.68         10.55
8489056         20000907          20300807             342                124000           123137.83          10.7
8486805         20001025          20300925             344                 90100            89554.85         11.05
8486813         20010204          20310104             347                191250           190282.67         10.45
8488462         20001201          20301101             345                 90100            89402.87          9.6
8488470         20010112          20301212             346                 93750            93390.37          13.5
8488504         20001202          20301102             345                102960           102343.61          10.5
8488512         20001228          20301128             346                 63000            62644.11          10.7
8488538         20010118          20301218             347                 46800            46626.85          12.3
8488546         20001222          20301122             346                250750           248874.83          9.35
8488389         20001227          20301127             346                103500           103047.59         11.95
8488397         20001227          20301127             346                149600           148373.06          10.3
8488413         20001224          20301124             346                355500           353246.65         10.45
8487233         20010118          20301218             347                172900           171987.63         10.65
8488439         20010111          20301211             346                195000           194150.87          11.6
8486847         20010602          20310502             351                176800           176195.28          10.3
8488736         20010121          20301221             347                246358           244037.53         10.25
8488223         20010212          20310112             347                 71910            71585.88         11.55
8488256         20010129          20301229             347                144000           142977.06          11.4
8488298         20010305          20310205             348                187000           186374.34         11.95
8488306         20010126          20301226             347                158950           158265.17          11.6
8488322         20010222          20310122             348                 90400            90024.96         11.55
8488330         20010414          20310314             349                205000           204315.84          11.5
8488066         20010629          20310529             352                108070           107730.54          10.7
8488074         20010302          20310202             348                225000           224178.99         11.55
8488082         20010421          20310321             350                 56700            56493.71          11.1
8488090         20010407          20310307             349                121550           121003.28          10.1
8488116         20010301          20310201             348                140400           139615.52         10.39
8488124         20010322          20310222             349                 61625            61363.62         10.85
8488132         20010312          20310212             348                 85200            84846.34         10.95
8487530         20010326          20310226             349                154000           153221.41         11.15
8487126         20010323          20310223             349                169389           168607.05         10.45
8486839         20010327          20310227             349                161100           160324.32         10.25
8488751         20010320          20310220             349                 93000            92579.62         10.55
8488157         20010402          20310302             349                201000           200291.99         11.25
8488173         20010506          20310406             350                233500           232705.75          10.9
8487944         20010402          20310302             349                 66400            66078.62          9.75
8487142         20010328          20310228             349                 84900            84597.53          11.7
8487951         20010509          20310409             350                 77200            76886.21         10.05
8487977         20010419          20310319             350                 86000            85621.23          10.2
8487985         20010430          20310330             350                 47600            47413.37         10.75
8487993         20010524          20310424             351                 70000             69791            11.5
8488017         20010420          20310320             350                184500           183634.61          9.9
8488025         20010430          20310330             350                143650           143043.39          10.4
8488033         20010516          20310416             351                129600           129182.23         11.15
8488041         20010429          20310329             350                143920           143349.79          10.7
8488058         20010527          20310427             351                 90500            90429.34         11.75
8490005         20010630          20310530             352                118800           118434.73          10.8
8487720         20010504          20310404             350               66395.52           66001.35          8.25
8487738         20010530          20310430             351                189000           188220.34          9.99
8487761         20010611          20310511             351                 53600            53405.76         10.05
8487779         20010524          20310424             351                 72000            71687.89          9.75
8487787         20010518          20310418             351                127800           127373.64         10.99
8487795         20010517          20310417             351                144500           143987.04          10.7
8487811         20010518          20310418             351                120800            120264.9          9.65
8487829         20010530          20310430             351                 88650            88321.58          10.5
8487852         20010611          20310511             351                 73500            73140.88          9.55
8487860         20010530          20310430             351                 74700            74420.32         10.45
8487878         20010604          20310504             351                 97600            97293.41          10.7
8487886         20010611          20310511             351                 47920            47631.9           10.1
8486912         20010530          20310430             351                 98600            98154.09          9.55
8487563         20010603          20310503             351                 62100            61856.49          9.65
8487571         20010604          20310504             351                 92500            92124.2           10.3
8487597         20010607          20310507             351                 63600            63355.77          9.75
8487605         20010611          20310511             351                117900           117521.66          10.6
8487613         20010616          20310516             352                102425           101993.06          9.3
8487639         20010615          20310515             351                297000           295786.37          9.45
8487647         20010629          20310529             352                 72900            72634.34           10
8487662         20010623          20310523             352                 62400            62157.83          9.7
8487670         20010622          20310522             352                 50400            50173.88           9
8487688         20010704          20310604             352                 62100            61940.66           11
8487696         20010630          20310530             352                110500           110066.69          9.65
7766587         19980701          20280601             316                420000            412696.4          11.5
7767148         19980701          20280601             316                 44000            43097.28           12
7771561         19980801          20280701             317                 93750            91917.63         11.45
7773054         19980801          20280701             317                 94500            93129.74         13.625
7775380         19981001          20280901             319                161000           157418.88           10
7777170         19981001          20280901             319                 72000            70554.73           10
7778368         19981001          20280901             319                 52000            50715.19         10.55
7779861         19981201          20281101             321                144800           141602.28         11.25
7785876         19990101          20281201             322                 35000            34486.97         11.25
8376659         19970301          20270201             300                 40875            40058.57         12.25
8484321         19970401          20270301             301                 48750            47059.89         10.875
8484347         19970401          20270301             301                 15400            14828.53         9.875
8484354         19970601          20270501             303                120800           114246.77          11.5
8484370         19970401          20270301             301                 85150            83013.48         11.875
8484396         19970401          20270301             301                 82000            79357.06         9.625
8484404         19970401          20270301             301                 21700            21147.78         11.125
8484412         19970401          20270301             301                 53600            52043.75         11.95
8484420         19970401          20270301             301                120000           116562.96         11.625
8484438         19970401          20270301             301                 66000            64178.75         11.625
8484453         19970401          20270301             301                 61200            59109.75         11.125
8484479         19970401          20270301             301                 71000            67697.86          6.99
8484487         19970601          20270501             303                 55000            53585.27           11
8484511         19970901          20270801             306                 44000            42890.25         11.625
8484529         19970501          20270401             302                100800            97992.78         11.375
8484537         19970501          20270401             302                 72000            70219.64           11
8484545         19970501          20270401             302                 39200            38305.55         12.35
8484552         19970401          20270301             301                162000           158011.32         10.875
8484560         19970501          20270401             302                 60000            58598.83         11.375
8484578         19970501          20270401             302                 68800            67366.48         11.75
8484586         19970801          20270701             305                 30650            29604.53         11.625
8484610         19970801          20270701             305                 46800            45974.42         11.25
8484149         19970801          20270701             305                212000           206546.43         10.625
8484024         19970901          20270801             306                 24750            24022.66         12.25
8484032         19970801          20270701             305                102000           100449.98         13.125
8484040         19970801          20270701             305                 87840            86100.43         12.625
8484057         19970701          20120601             124                 42500            35822.47          9.75
8484065         19970701          20270601             304                 35750            35077.58           11
8484073         19970901          20270801             306                 60200            58621.25         10.25
8484081         19971001          20270901             307                 29960            29383.45         11.875
8484107         19970801          20270701             305                 92600            89284.66         10.625
8484115         19970601          20270501             303                 45050            43846.63         9.375
8484123         19970801          20270701             305                 44392            43337.59         10.875
8484131         19970901          20270801             306                 19200            18680.99          11.5
8484156         19970801          20270701             305                100000            97178.18         10.25
8496275         19970901          20270801             306                 60000            58782.51         12.125
8484164         19970801          20270701             305                 75200            73547.17         12.375
8484172         19970901          20270801             306                127200             123704           9.75
8484180         19970901          20270801             306                 98350            94971.06         11.625
8484198         19970901          20270801             306                 67500            65788.49         11.25
8484206         19970801          20270701             305                 59400            57401.39          11.5
8484230         19970801          20270701             305                108750           106176.39         9.625
8484248         19970801          20270701             305                101700            99270.07          10.5
8484263         19970801          20270701             305                135000           130720.79         10.375
8496325         19970901          20270801             306                 82500            80794.01         14.125
8483703         19970801          20270701             305                 52500            51521.69         10.875
8483711         19970901          20270801             306                135000           130828.42           12
8483729         19971001          20270901             307                129500            125016.4          11.5
8483745         19970901          20270801             306                136000           132609.16         12.25
8483752         19970901          20270801             306                 78000            76270.16         12.25
8483760         19970901          20270801             306                112000           108887.86         12.625
8483778         19970901          20270801             306                 39000            38108.07         10.75
8483794         19970401          20120301             121                 30000            25274.39         11.45
8483802         19971001          20270901             307                 52000            50411.51         11.625
8483810         19970901          20270801             306                131400           126611.48          10.5
8483828         19970801          20270701             305                 59500            57582.04         9.125
8483836         19970801          20270701             305                153000           146931.28          8.9
8483844         19970901          20270801             306                155250           151186.82          9.99
8483851         19970901          20270801             306                 48000            42696.21         11.375
8483869         19970901          20270801             306                115600           112593.59         12.625
8483877         19970901          20270801             306                 24000            23528.12         12.625
8483885         19970901          20270801             306                 24000            23527.55         12.625
8483893         19970901          20270801             306                 24000            23528.12         12.625
8483901         19970901          20270801             306                 24000            23528.12         12.625
8483919         19970901          20270801             306                 24000            23528.12         12.625
8483927         19970901          20270801             306                 24000            23528.12         12.625
8483935         19970901          20270801             306                131750             127890          11.75
8483943         19970801          20270701             305                 43550            42831.93         13.75
8483968         19970701          20270601             304                357500           350629.15         12.625
8483976         19970801          20270701             305                 84000            82328.63         12.875
8483513         19970901          20270801             306                 56550            55234.98         12.625
8483364         19970901          20270801             306                138400            2473.16          11.25
8483372         19970801          20270701             305                 88000            85663.75          12.5
8483380         19970901          20270801             306                 33500            25685.9          12.625
8483406         19970901          20270801             306                 48000            46625.24         12.25
8483430         19970901          20270801             306                 30000            29503.95         12.625
8483455         19970901          20270801             306                 95000            91657.83         10.25
8483497         19970901          20270801             306                105600           102367.72           12
8483505         19970901          20270801             306                 38700            37004.5          9.875
8483539         19970901          20270801             306                 30000            29287.21         12.625
8483547         19970901          20270801             306                 65450            64015.48         11.25
8483554         19970801          20270701             305                124950           122203.02         11.125
8483588         19971001          20120901             127                 43240            37024.79         11.75
8483596         19970901          20270801             306                 93750            91220.9           12.5
8483612         19970901          20270801             306                 52500            51417.19         12.625
8483620         19970901          20270801             306                 67000            65735.74         12.625
8483638         19971001          20270901             307                 26250            24974.94         9.875
8483646         19970901          20270801             306                 85600            82789.89         11.625
8483653         19970901          20120801             126                 40800            34972.27         11.625
8483679         19971001          20270901             307                 92750            90877.02         11.625
8483059         19971001          20270901             307                 31200            30678.22           12
8483067         19971001          20270901             307                 63750            62718.57         12.25
8483075         19971001          20270901             307                188000           184751.35         11.875
8483083         19970901          20270801             306                 71500            69511.18         11.875
8483091         19970901          20270801             306                 88000            85094.66         10.95
8483109         19970901          20270801             306                 52200            50676.8            11
8483117         19970901          20270801             306                 35000            1874.68          9.625
8483125         19970901          20270801             306                 84750            82889.84         12.375
8484628         19961001          20110901             115                 28000            21839.72         12.875
8483133         19970901          20270801             306                 38400            37666.89         12.125
8483141         19970901          20270801             306                120000           117595.16         12.625
8483158         19971001          20270901             307                105000            102203.7         12.625
8483166         19970901          20270801             306                 20625            19975.69         10.625
8483182         19970901          20270801             306                119200           116044.94          9.5
8483190         19970901          20270801             306                 30000            29309.7          12.625
8483216         19970901          20270801             306                152000           145094.75         10.25
8483224         19970901          20270801             306                 33750            32816.34         11.875
8483257         19970901          20270801             306                 28000            27134.44         10.75
8483265         19971001          20270901             307                120000           116203.92          11.5
8483273         19970901          20270801             306                 40000            35171.57           12
8483281         19971001          20270901             307                102000            98949.33         10.25
8483299         19970901          20270801             306                112000           105681.93         11.625
8483307         19970901          20270801             306                 64000            62017.42         11.875
8483323         19970901          20270801             306                 88000            85815.35         12.625
8483331         19971001          20270901             307                140000           136236.14         11.25
8483349         19971001          20270901             307                 61750            60377.63         11.75
8483356         19970901          20270801             306                 63750            62227.71          12.5
8482739         19971001          20270901             307                 37000            34704.26         12.25
8482747         19970901          20270801             306                 66000            64006.99         10.75
8482762         19971001          20270901             307                 62000            48783.06         11.625
8482770         19971001          20270901             307                 39000            38091.32         10.375
8482796         19970901          20270801             306                 82000            79198.09           10
8482804         19970901          20270801             306                100000            97271.25         12.125
8482812         19970901          20270801             306                 80000            55798.17         11.625
8482838         19970901          20270801             306                 62400            60725.49           12
8482846         19971001          20270901             307                126200           122826.71         10.125
8482861         19971001          20270901             307                 92400            89246.45         7.875
8482879         19970901          20270801             306                 63000            61712.91         12.625
8482887         19971001          20120901             127                 31200            26903.1          11.99
8482903         19971001          20270901             307                108000           105352.74         11.125
8482929         19971001          20270901             307                 15000            14687.49          15.5
8482937         19971001          20270901             307                 40600             39537           11.625
8482978         19971001          20270901             307                119000           115938.37         10.125
8482986         19970801          20270701             305                 56800            55046.8           8.92
8482994         19971001          20270901             307                 47950            44887.61         11.875
8483026         19970901          20270801             306                 76000            73836.32         10.875
8483042         19971001          20270901             307                112000           109136.73         11.75
8482424         19971001          20270901             307                 68000            65895.32         10.125
8482432         19971001          20270901             307                 92000            89480.8           11.5
8482440         19971001          20270901             307                134400           131424.21         10.625
8482465         19971001          20270901             307                133000           129878.89         11.75
8482473         19971001          20270901             307                192750           186843.94         10.375
8482499         19971001          20270901             307                 55200            54211.22         12.45
8482507         19971001          20270901             307                 29500            28491.96         11.125
8482515         19971001          20270901             307                 99000            95794.97          11.5
8482523         19971001          20270901             307                 48500            46615.19         10.625
8482564         19971001          20270901             307                122400           119665.75         10.75
8482572         19971001          20270901             307                 35700            35020.99         11.875
8482580         19971001          20270901             307                 42400            40471.14         11.75
8482598         19971001          20270901             307                 39900            38951.52         10.75
8482606         19971001          20270901             307                 53000            51768.29         11.375
8482622         19971001          20270901             307                 87750            84972.5           11.5
8482648         19971001          20270901             307                144000           140485.89         11.75
8482655         19971001          20270901             307                 51200            50147.76         11.625
8482663         19971001          20270901             307                 30000            29178.42         10.375
8482689         19971001          20270901             307                 73950            71932.11         9.625
8482697         19971001          20270901             307                 33750            33020.28          11.5
8482705         19971001          20270901             307                136000           132646.23         11.75
8482713         19971001          20270901             307                152000            147799.8         11.75
8482416         19971001          20270901             307                 33000            32546.08          13.6
8482382         19971001          20270901             307                 85000            82595.37         11.75
8482390         19971001          20270901             307                 37440            32023.86         11.625
8484644         19970501          20270401             302                 60750            58729.17           12
8484651         19970801          20270701             305                272000           263397.95         12.125
8495186         20010701          20310601             352                 55000            54820.07          10.5
8495210         20010601          20310501             351                129500            128696.2          7.99
8495228         20010701          20310601             352                156000           155430.45          9.99
8494890         20010701          20310601             352                 74800            74513.04          9.75
8494908         20010701          20310601             352                 61950            61712.54          9.75
8494940         20010701          20310601             352                140000           139434.08          9.5
8494957         20010801          20310701             353                 68000            67777.73          9.85
8494965         20010701          20310601             352                 55000            54883.98          12.5
8494973         20010801          20310701             353                270000           269411.71         11.75
8494999         20010901          20310801             354                 67900            67809.45         13.25
8495004         20010801          20310701             353                415000           413109.41          8.25
8495020         20010701          20310601             352                 67500            67266.85         10.25
8495053         20010801          20310701             353                428000           426638.85          9.99
8495061         20010901          20310801             354                145800           145373.98          9.99
8495079         20010801          20310701             353                385050           383130.82          7.8
8495087         20010801          20310701             353                467500             465849           9.49
8495095         20010801          20310701             353                382500           381260.75          9.9
8495103         20010901          20310801             354                367000           365639.36          8.49
8495111         20010801          20310701             353                387000           385324.22          8.5
8495129         20010901          20310801             354                209950            209515.3         11.25
8495137         20010801          20310701             353                315000            313830.4          9.25
8495160         20010801          20310701             353                460000           457792.57          7.99
8495178         20010901          20310801             354                185400           184813.26          9.25
8494569         20010901          20310801             354                 68000            67880.7          11.99
8494668         20010901          20310801             354                104000           103634.58          8.75
8494676         20010901          20310801             354                161500           161039.29          9.75
8494684         20010901          20310801             354                 73600            73220.55         10.25
8494692         20010901          20310801             354                 67500            67268.65          8.85
8494718         20010901          20310801             354                114300           113987.66          9.95
8494726         20010901          20310801             354                280000           279063.16          8.99
8494734         20011001          20310901             355                467500           466447.14          9.99
8494742         20011201          20311101             357                170000           169787.19          10.3
8494759         20011101          20311001             356                289800           289280.65          9.99
8494775         20011201          20311101             357                120800           120611.65          9.25
8494825         20011001          20310901             355                444000            443149.4         10.75
8494841         20011201          20311101             357                301000           300326.26          7.5
8494858         20011101          20311001             356                 58200            58120.9          11.25
8494544         20011201          20311101             357                129600           129321.53          7.7
8494411         20011201          20311101             357                149600            149252.1          7.3
8494429         20011201          20311101             357                360000           358947.27          8.75
8494437         20011201          20311101             357                120000           119821.19          9.49
8494445         20011201          20311101             357                107865           107713.16          9.75
8494452         20011201          20311101             357                126000           125439.01          9.99
8494478         20011201          20311101             357                104300           104088.29          7.99
8494494         20011201          20311101             357                 61625             61555           10.75
8494502         20011201          20311101             357                125300           125165.02         10.99
8494510         20011201          20311101             357                 54400            54327.39          9.99
8494528         20011201          20311101             357                 86500            86396.53         10.49
7143357         19980701          20280601             316                 68400            67666.88          14.5
7143332         19981101          20281001             320                 76000            73541.69           11
8017949         19971001          20270901             307                 58100            57257.29          13.5
8016545         19990301          20290201             324                 79100            78269.09         12.75
8018178         19990501          20290401             326                 84000            83158.83         12.875
8017626         19990401          20290301             325                106400           105343.71         12.875
8017246         19990601          20290501             327                130000           129355.94         15.875
8018079         19990301          20290201             324                 77700            76858.72         12.375
8016388         19970828          20270728             306                 32000            31057.18         12.25
8108995         19970501          20270401             302                 52500            51568.43         14.25
8125908         19980101          20271201             310                 32200            31674.22          12.4
8159923         19990301          20290201             324                 82500            81116.95         10.25
8180051         19980501          20280401             314                 52500            51473.94           12
8180069         19980401          20280301             313                 88000            86660.95         13.75
8181604         19990401          20290301             325                254150           249728.96          9.5
8164121         20000301          20300201             336                 62500            61438.81          12.6
8012361         19990501          20290401             326                304150           298573.77         10.75
8459745         20011001          20310901             355                138000            137165.3          8.75
8459737         20010901          20310801             354                117000           116552.79          8.34
8459752         20011001          20310901             355                238500           237758.77          9.15
8459786         20011101          20311001             356                 71250            70648.68           11
8459760         20011101          20311001             356                280000           279380.03          8.99
8459778         20011101          20311001             356                231000           230654.99         10.85
8459794         20011101          20311001             356                110000           109822.84          10.5
8459869         20011101          20311001             356                210800           210513.82         11.29
8459828         20011101          20311001             356                 58500            58353.05         10.55
8459836         20011101          20311001             356                 56250            56160.39         10.55
8459844         20011101          20311001             356                238550           238022.89           9
8459851         20011201          20311101             357                415000           414022.91          7.25
8494122         20011201          20311101             357                480000           479025.38          7.99
8494015         20011101          20311001             356                200000           199580.43          9.25
8494064         20011201          20311101             357                152100           151858.61          9.19
8494130         20011201          20311101             357                 90000            89912.89          11.5
8494114         20011201          20311101             357                 45000            44965.86          12.6
8494171         20011101          20311001             356                 96800            96416.85           8
8494189         20011201          20311101             357                 95200            94800.57           8
8494148         20011201          20311101             357                108000           107855.46           10
8494197         20011201          20311101             357                 65750            65586.02          9.25
8494098         20011201          20311101             357                100500           100361.16           12
8494072         20011201          20311101             357                228000           227660.88          9.5
8494205         20011201          20311101             357                375000           374470.86          9.75
8494213         20011201          20311101             357                308000           307587.83           10
8494023         20011201          20311101             357                100500           100352.97          11.5
8494080         20011201          20311101             357                 91700            91561.73          9.5
8435224         19980401          20280301             313                 36700            35189.13          7.5
8435000         19970801          20270701             305                 50869            48478.92           8
8469348         20000410          20300310             337                 46400            46081.24          12.1
8471583         20001130          20301030             345                 54400            53978.6           9.99
8471799         20000428          20300328             338                 52000            51686.07         12.45
8468621         20000803          20300703             341                 60750            60448.35         11.65
8471922         20000805          20300705             341                 85500            84910.54         11.04
8472870         19990807          20290707             329                 87550            86492.98         11.375
8472060         20000226          20300126             336                112000           110858.15         10.99
8468324         20001015          20300915             343                 58900            58623.41         12.25
8469371         20000101          20291201             334                155540           153651.86          10.5
8478034         20010301          20310201             348                 69300            69016.73         11.45
8476566         20000601          20300501             339                100612            99806.48         10.15
8476699         20010501          20310401             350                151681           145352.94          8.55
8476723         20010401          20310301             349                 76500            76334.32         12.41
8474991         20000501          20300401             338                 37700            37326.17          10.6
8473795         20001201          20301101             345                 96000            95705.66         12.35
8468936         20000601          20300501             339                108000           106821.72         9.625
8469017         20000401          20300301             337                 80750            79933.88           10
8469066         20000601          20300501             339                197100           195348.85         10.625
8467938         20001201          20301101             345                234000           233036.87         10.99
8468134         20010101          20301201             346                106250           105863.62         11.99
8467573         20010201          20310101             347                166500           165866.32         10.374
8467599         20010301          20310201             348                 78400            78150.99         11.24
8467730         20010201          20310101             347                 84800            84554.62         11.65
8467441         20010501          20310401             350                 88000            87615.6          10.24
8474843         19990501          20290401             326                 48750            47722.54         9.125
8473936         20001201          20301101             345                 44000            43831.41         11.75
8467029         20000501          20300401             338                 52250            51897.96         12.18
8479354         19990501          20290401             326                 49500            48553.4          11.125
8470403         19991101          20291001             332                 68000            67124.72         10.375
8468886         20000601          20300501             339                 71250            70744.88          11.7
8468084         20001201          20301101             345                 80800            80302.56         10.64
8478422         19990701          20290601             328                 77350            76418.22          11.5
8479958         19981101          20281001             320                 86400            84836.71         10.99
8469843         19991001          20290901             331                 97200            95878.12         10.29
8468738         20001001          20300901             343                 80750            80478.53         12.74
8470023         20000201          20300101             335                 97100            95982.53         10.688
8479016         19990701          20290601             328                 53250            52432.52         9.875
8473902         20001201          20301101             345                104400           103798.03         10.95
8474231         20001101          20301001             344                149000           148023.02          9.61
8470254         19991001          20290901             331                156000           153838.06         9.625
8469959         20000101          20291201             334                142500           141279.56         11.99
8468274         20001001          20300901             343                165600           164539.31         11.089
8471849         20000701          20300601             340                161500            160397.6         11.625
8469413         20000501          20300401             338                241350           239207.43           10
8470981         19990101          20281201             322                222500           217549.51         10.65
8476384         19990601          20290501             327                180000           175998.77         8.875
8474876         19991001          20290901             331                 38250            37763.04          10.7
8479438         19990201          20290101             323                 39650            38998.7          12.125
8466948         19990601          20290501             327                 41600            41213.65         12.25
8468696         20000901          20300801             342                 55000            54387.38         11.25
8473605         19980601          20280501             315                 98100            96334.11         11.09
8478182         20001201          20301101             345                112410           111650.93          10.2
8467904         20001201          20301101             345                124500           123875.61          10.5
8477929         20010201          20310101             347                133600           132828.36         10.22
8472482         19991201          20291101             333                184000           182947.98         10.99
8468506         20000601          20300501             339                239200           237554.23         10.75
8479008         19990701          20290601             328                 69275            67969.89         9.625
8471997         20000825          20300725             342                 72000            71613.32         10.94
8479222         19990401          20290301             325                 85000            83276.4          9.875
8478026         20010101          20301201             346                100000            99342.16          8.74
8467227         20010301          20310201             348                109500           109001.83         10.95
8479198         19990401          20290301             325                124000           120810.07          8.75
8473761         20000301          20300201             336                147250            145763.9         10.75
8467300         20010401          20310301             349                153000           152442.36         9.999
8473175         19990402          20290302             325                161850           159179.03         10.625
8468308         20001001          20300901             343                164350           163615.96          11.8
8479446         19990201          20290101             323                232500           228456.94         11.75
8467185         20001201          20301101             345                318250           316871.44         10.75
8472383         19991007          20290907             331                 36000            35497.45         9.875
8472979         19980901          20280801             318                 45000            44006.06         10.375
8473860         20001201          20301101             345                 51000            50823.36         11.79
8467862         20010301          20310201             348                 52000            51802.88          11.8
8470684         19991001          20290901             331                 52800            51839.54         8.875
8479636         19990201          20290101             323                 70975            69848.93         12.125
8471401         20001101          20301001             344                102710           102246.63         10.99
8471112         20010201          20310101             347                104900           104332.24         11.125
8472243         20000401          20300301             337                106250           105254.25         10.85
8468969         20000701          20300601             340                107100           106277.94         11.89
8471690         20000401          20300301             337                110000           109100.03          11.5
8476137         20000401          20300301             337               126141.57         125218.28         10.75
8478596         19990901          20290801             330                162000           159140.24         8.375
8474470         20000901          20300801             342                168300           167042.32         10.65
8479560         19990401          20290301             325                176000           172844.55          9.99
8466922         19990201          20290101             323                187500           183382.61         10.375
8469603         20000201          20300101             335                188500           187032.41          11.5
8476343         20000701          20300601             340                 83700            83113.25         10.35
7644842         19970801          20270701             305                111200           108576.05         12.125
7645138         19971001          20270901             307                 82000            79820.51           10
7646102         19970701          20270601             304                 78000            76488.85          12.5
7646367         19970701          20270601             304                 42700            40051.92           10
7132160         19960201          20260101             287                 61350            57237.95         7.625
3460235         19980501          20280401             314                153813           147080.81           7
3279114         19970901          20270801             306                136000           133916.63         14.25
3134988         19970401          20270301             301                 47250            46202.97         12.125
8466575         20010201          20310101             347                120000           119363.42         10.625
8466609         20010701          20310601             352                494000           492001.36          9.5
8466625         20010901          20310801             354                109900           109686.46         11.55
8466658         20010801          20310701             353                117000            116696.8         10.99
8466674         20011001          20310901             355                 83500            83336.49         10.65
8466690         20010901          20310801             354                204000           203552.46         10.99
8466716         20011101          20311001             356                268000           267518.75          9.99
8466724         20011001          20310901             355                390000           389236.31         10.65
8466732         20011001          20310901             355                196000           195547.35         9.875
8466765         20011101          20311001             356                134999           134651.07          8.25

Loan No.   Current Payment   Combined LTV   Status    Simple/Actuarial   Bankruptcy   Forebearance   Loan Type     Index
--------   ---------------   ------------   ------    ----------------   ----------   ------------   ---------     -----
8000374         517.4         56.818182     REPERF         Amort             Y              N          CONV        FIXED
8001059        157.74         30.627671     CURRENT        Amort             N              N          CONV        FIXED
8001455         376.4         59.701493     REPERF         Amort             N              N          CONV        FIXED
8001935        463.61         73.809524     CURRENT        Amort             N              N          CONV        FIXED
8002388        416.23             65        REPERF         Amort             Y              N          CONV        FIXED
8002578        343.93         63.636364     REPERF         Amort             Y              N          CONV        FIXED
8002776        403.57             44        CURRENT        Amort             N              N          CONV        FIXED
8002784        319.64         90.508146     CURRENT        Amort             N              N          PMI         FIXED
8003063         858.5         66.101695     REPERF         Amort             Y              N          CONV        FIXED
8004160         807.9         74.310345     30 DPD         Amort             Y              N          CONV        FIXED
8004525        458.11             85        REPERF         Amort             Y              N          PMI         FIXED
8005175        199.11         61.111111     CURRENT        Amort             N              N          CONV        FIXED
8005365        292.77             70        REPERF         Amort             Y              N          CONV        FIXED
8005530        272.75          74.13994     CURRENT        Amort             N              N          CONV        FIXED
8006553        702.29             85        REPERF         Amort             N              Y          PMI         FIXED
8006702        172.34         45.928353     CURRENT        Amort             N              N          CONV        FIXED
8007379        487.55             75        30 DPD         Amort             N              Y          CONV        FIXED
8009052        451.23         86.255875     CURRENT        Amort             N              N          CONV        FIXED
8074288        314.94             70        REPERF         Amort             Y              N          CONV        FIXED
8076606        1584.88            90        30 DPD         Amort             N              N          CONV        FIXED
8482267        757.71             90        CURRENT        Amort             N              N          PMI         FIXED
8482275        1074.43            80        CURRENT        Amort             N              N          CONV        FIXED
8482283        400.56         67.307692     CURRENT        Amort             N              N          CONV        FIXED
8481905        610.63             80        CURRENT        Amort             N              N          CONV        FIXED
8481913        1419.22            80        CURRENT        Amort             N              N          CONV        FIXED
8481921        498.49             80        CURRENT        Amort             N              N          CONV        FIXED
8482226        378.06         68.181818     CURRENT        Amort             N              N          CONV        FIXED
8482234        901.68         78.846154     CURRENT        Amort             N              N          CONV        FIXED
8482242         912.5             80        CURRENT        Amort             N              N          CONV        FIXED
8482259        961.87             75        CURRENT        Amort             N              N          CONV        FIXED
8175796        629.22         83.186977     REPERF         Simple            Y              N          CONV        FIXED
8176141        1908.37        79.998456     REPERF       BackTrack           Y              N          CONV        FIXED
8176232        1058.94        86.208952     REPERF         Amort             Y              N          CONV        FIXED
8177073        477.06             80        REPERF         Amort             Y              N          CONV        FIXED
8177396        296.48         73.227632     REPERF         Simple            Y              N          CONV        FIXED
3475092        578.78         89.914837     REPERF         Amort             Y              N          CONV        FIXED
8368623        618.98         58.333333     REPERF         Amort             Y              N          CONV        FIXED
8368565        758.02             65        REPERF         Amort             Y              N          CONV        FIXED
8368151        440.13             80        CURRENT        Amort             N              N          CONV        FIXED
8447716        1063.62            70        CURRENT        Amort             N              N          CONV        FIXED
8456162        361.46         41.954023     CURRENT        Amort             N              N          CONV        FIXED
8454761        837.21         72.463768     CURRENT        Amort             N              N          CONV        FIXED
8455172         514.8             75        CURRENT        Amort             N              N          CONV        FIXED
8453763        437.87             75        CURRENT        Amort             N              N          CONV        FIXED
8445983        669.77         43.243243     REPERF         Amort             Y              N          CONV        FIXED
8445280        262.15             75        CURRENT        Amort             N              N          CONV        FIXED
8449472        276.21         57.731959     30 DPD         Amort             N              N          CONV        FIXED
8444416        270.71         69.879518     REPERF         Amort             Y              N          CONV        FIXED
8453045        1311.54        69.957082     CURRENT        Amort             N              N          CONV        FIXED
8451007        219.89             50        30 DPD         Amort             N              N          CONV        FIXED
8446015        216.01             70        30 DPD         Amort             Y              N          CONV        FIXED
8454753        920.42             65        CURRENT        Amort             N              N          CONV        FIXED
8455099         310.6             43        CURRENT        Amort             N              N          CONV        FIXED
8445520        410.77             70        CURRENT        Amort             N              N          CONV        FIXED
8446742        650.35             75        REPERF         Amort             Y              N          CONV        FIXED
8453888        443.02             75        CURRENT        Amort             N              N          CONV        FIXED
8444721        953.57             65        CURRENT        Amort             N              N          CONV        FIXED
8447039        687.25             60        REPERF         Amort             Y              N          CONV        FIXED
8445124        705.54             70        CURRENT        Amort             N              N          CONV        FIXED
8446346         337.2             75        REPERF         Amort             Y              N          CONV        FIXED
8445330         249.4             65        CURRENT        Amort             N              N          CONV        FIXED
8444978         815.1             75        CURRENT        Amort             N              N          CONV        FIXED
8444614        313.34             65        CURRENT        Amort             N              N          CONV        FIXED
8452864        661.02         75.852273     CURRENT        Amort             N              N          CONV        FIXED
8445546        299.65             65        REPERF         Amort             Y              N          CONV        FIXED
8445363        504.08          45.56962     CURRENT        Amort             N              N          CONV        FIXED
8444960        514.23             70        30 DPD         Amort             Y              N          CONV        FIXED
8446072        384.52         51.724138     30 DPD         Amort             N              N          CONV        FIXED
8444622        428.16             65        REPERF         Amort             Y              N          CONV        FIXED
8452377        896.15             80        30 DPD         Amort             N              N          CONV        FIXED
8453151        324.55             65        CURRENT        Amort             N              N          CONV        FIXED
8444630         246.7         56.216216     CURRENT        Amort             N              N          CONV        FIXED
8445439        269.73          47.84689     CURRENT        Amort             N              N          CONV        FIXED
8445454        393.75             70        REPERF         Amort             N              Y          CONV        FIXED
8457236        697.99           68.125      CURRENT        Amort             N              N          CONV        FIXED
8450256        829.05             80        REPERF         Amort             Y              N          CONV        FIXED
8450835        850.41         79.581152     REPERF         Amort             Y              N          CONV        FIXED
8449944        408.52           71.25       REPERF         Amort             Y              N          CONV        FIXED
7967235         375.4             70        30 DPD         Amort             Y              N          CONV        FIXED
7967284        796.02             85        CURRENT        Amort             N              N          CONV        FIXED
7967375        927.63         77.785714     CURRENT        Amort             N              N          CONV        FIXED
7967433        866.85             75        CURRENT        Amort             N              N          CONV        FIXED
7967540        746.79         68.615385     CURRENT        Amort             N              N          CONV        FIXED
7968076        1265.62         79.98856     30 DPD         Amort             N              N          CONV        FIXED
7968225        558.35         75.289706     30 DPD         Amort             N              N          CONV        FIXED
7968340        715.23         66.634184     CURRENT        Amort             N              N          CONV        FIXED
7968704        775.82         82.948768     30 DPD         Amort             N              N          CONV        FIXED
7969272        339.33         75.104579     30 DPD         Amort             N              N          CONV        FIXED
7969298        295.34         82.483146     CURRENT        Amort             N              N          CONV        FIXED
7969330        1934.14        89.932917     CURRENT        Amort             N              N          CONV        FIXED
7969512        287.51         71.122222     30 DPD         Amort             N              N          CONV        FIXED
7969868         728.3             80        CURRENT        Amort             N              N          CONV        FIXED
7969934         81.14         26.666667     CURRENT        Amort             Y              N          CONV        FIXED
7970049        808.84         61.151079     CURRENT        Amort             N              N          CONV        FIXED
7970767        525.75             85        30 DPD         Amort             N              N          CONV        FIXED
7971062         290.5             85        CURRENT        Amort             N              N          CONV        FIXED
7971179        717.04         81.940698     CURRENT        Amort             N              N          CONV        FIXED
7971831        501.28             90        CURRENT        Amort             Y              N          CONV        FIXED
7971955        213.24          80.37037     CURRENT        Amort             N              N          CONV        FIXED
7972300        260.38             60        CURRENT        Amort             N              N          CONV        FIXED
7972466        276.89         54.545455     30 DPD         Amort             N              N          CONV        FIXED
7972680         954.2         68.421053     CURRENT        Amort             N              N          CONV        FIXED
7972730        226.68         26.666667     30 DPD         Amort             N              N          CONV        FIXED
8103095        699.34            99.4       REPERF         Amort             N              N          FHA         FIXED
8103376        617.92         99.831081     REPERF         Amort             Y              N          FHA         FIXED
8105090        636.18         96.440489     30 DPD         Amort             Y              N          FHA         FIXED
2006617        563.95         108.014063    REPERF         Amort             Y              N          CONV        FIXED
8497042        1997.97            85        CURRENT        Amort             N              N          CONV        FIXED
8497190        593.66             95        CURRENT        Amort             N              N          CONV        FIXED
8497208        429.69             60        30 DPD         Amort             N              N          CONV        FIXED
8497067        697.12             80        CURRENT        Amort             N              N          CONV        FIXED
8497232        813.24            100        CURRENT        Amort             N              N          CONV        FIXED
8497240          607             100        CURRENT        Amort             N              N          CONV        FIXED
8496887        288.33            100        30 DPD         Amort             N              N          CONV        FIXED
8496895        523.36            100        CURRENT        Amort             N              N          CONV        FIXED
8496945        279.63         90.769231     CURRENT        Amort             N              N          CONV        FIXED
8496994        425.07            100        CURRENT        Amort             N              N          CONV        FIXED
8497091         503.5             75        CURRENT        Amort             N              N          CONV        FIXED
3059029        400.61             85        REPERF         Amort             Y              N          CONV        FIXED
3049905        422.34            100        REPERF         Amort             N              N          CONV        FIXED
8462780        478.59         79.157895     30 DPD         Amort             N              N          CONV        FIXED
8462970        908.78         59.259259     30 DPD         Amort             N              N          CONV        FIXED
8462707        129.83         69.565217     30 DPD         Amort             N              N          CONV        FIXED
8463002        1059.61        69.480519     30 DPD         Amort             Y              N          CONV        FIXED
8463010         525.4         62.033333     CURRENT        Amort             N              N          CONV        FIXED
8463028        144.59         69.216514     CURRENT        Amort             N              N          CONV        FIXED
8462764        236.92          69.50979     CURRENT        Amort             N              N          CONV        FIXED
8462863        1548.7         70.028011     CURRENT        Amort             N              N          CONV        FIXED
8462889        905.59             75        CURRENT        Amort             N              N          CONV        FIXED
8462897        411.52         61.538462     CURRENT        Amort             N              N          CONV        FIXED
8462913        521.45         74.681239     30 DPD         Amort             N              N          CONV        FIXED
8462921        398.52         65.217391     CURRENT        Amort             N              N          CONV        FIXED
8462947         330.3             25        CURRENT        Amort             N              N          CONV        FIXED
8462954        277.99          35.9375      CURRENT        Amort             N              N          CONV        FIXED
8462962        299.49         74.939024     30 DPD         Amort             N              N          CONV        FIXED
8462673        1017.89        78.461538     30 DPD         Amort             N              N          CONV        FIXED
8462632        665.53         44.642857     CURRENT        Amort             N              N          CONV        FIXED
8462798         344.1         37.391935     CURRENT        Amort             N              N          CONV        FIXED
8462822         570.4             80        CURRENT        Amort             N              N          CONV        FIXED
8462830        526.64             85        30 DPD         Amort             Y              N          CONV        FIXED
8462558        978.74             80        CURRENT        Amort             N              N          CONV        FIXED
8462590        413.82             60        CURRENT        Amort             N              N          CONV        FIXED
8462608        873.67         73.678161     30 DPD         Amort             N              N          CONV        FIXED
8462475        1228.85            80        30 DPD         Amort             N              N          CONV        FIXED
8462483        997.35             85        30 DPD         Amort             N              N          CONV        FIXED
8462491        391.85             80        CURRENT        Amort             N              N          CONV        FIXED
8462517        550.95         30.696203     CURRENT        Amort             N              N          CONV        FIXED
8462715        600.75             80        CURRENT        Amort             N              N          CONV        FIXED
8462723        391.32         42.553191     CURRENT        Amort             N              N          CONV        FIXED
8462749        960.02             80        30 DPD         Amort             N              N          CONV        FIXED
8462434        499.16         71.428571     30 DPD         Amort             N              N          CONV        FIXED
8430985        1128.71         84.97987     CURRENT        Amort             N              N          CONV        FIXED
8430563        643.12         69.264069     30 DPD         Amort             N              N          CONV        FIXED
8430266        363.12         78.515625     CURRENT        Amort             N              N          CONV        FIXED
8430332        1297.62        79.931689     CURRENT        Amort             N              N          CONV        FIXED
8430530        577.35             80        CURRENT        Amort             N              N          CONV        FIXED
3434420        1022.28        102.91616     REPERF         Amort             Y              N          VA          FIXED
7136096        544.07            102        REPERF         Amort             Y              N          VA          FIXED
7136278        973.87         99.138194     REPERF         Amort             Y              N          FHA         FIXED
7136419        313.72            102        REPERF         Amort             Y              N          VA          FIXED
7137508        1122.66        98.709677     REPERF         Amort             N              Y          VA          FIXED
7137771        493.98         100.477612    REPERF         Amort             Y              N          VA          FIXED
7137995        892.34         88.013103     REPERF         Amort             Y              N          VA          FIXED
8011470        1385.86        108.637433    REPERF         Amort             N              Y          VA          FIXED
8118580        899.63         98.319328     REPERF         Amort             Y              N          FHA         FIXED
8118937        546.37            102        REPERF         Amort             Y              N          VA          FIXED
8117608        950.88          94.24255     REPERF         Amort             Y              N          FHA         FIXED
8177784        517.64            102        REPERF         Amort             Y              N          VA          FIXED
8177941        351.98         102.569937    REPERF         Amort             Y              N          FHA         FIXED
8178345        436.66         99.181667     REPERF         Amort             Y              N          FHA         FIXED
8178691        707.32         98.794664     REPERF         Amort             Y              N          FHA         FIXED
8293615        996.85         93.147273     REPERF         Amort             N              Y          FHA         FIXED
8293797         294.3         100.44359     REPERF         Amort             Y              N          FHA         FIXED
8293961        1130.61        99.182195     REPERF         Amort             Y              N          FHA         FIXED
8294118        823.29            102        REPERF         Amort             Y              N          VA          FIXED
8294027        659.79             97        REPERF         Amort             Y              N          FHA         FIXED
8050452        388.24             70        REPERF         Amort             Y              N          CONV        FIXED
8051401        548.87         73.076923     REPERF         Amort             Y              N          PMI         FIXED
8052102        302.59             70        REPERF         Amort             Y              N          CONV        FIXED
8052607        517.65             85        REPERF         Amort             Y              N          CONV        FIXED
8052656        1715.75        94.963668     CURRENT        Amort             N              N          CONV        FIXED
8053423        826.99         94.941176     REPERF         Amort             Y              N          CONV        FIXED
8054025        401.47             80        30 DPD         Amort             N              Y          CONV        FIXED
8054173        437.24             65        REPERF         Amort             Y              N          CONV        FIXED
8054306        589.05             90        REPERF         Amort             Y              N          CONV        FIXED
3405065        522.27            100        REPERF         Amort             Y              N          VA          FIXED
3197324        337.66             75        REPERF         Amort             Y              N          CONV        FIXED
3196615        462.24             80        REPERF         Amort             Y              N          CONV        FIXED
3197175        654.23             80        REPERF         Amort             Y              N          CONV        FIXED
3196680        495.23         77.241379     REPERF         Amort             Y              N          CONV        FIXED
3197241        378.61         80.817567     CURRENT        Amort             N              N          CONV        FIXED
3197308        466.98             80        REPERF         Amort             Y              N          CONV        FIXED
3196789        377.95         107.247857    CURRENT        Amort             N              N          CONV        FIXED
3196771        479.61             75        REPERF         Amort             Y              N          CONV        FIXED
3129988        541.59             80        REPERF         Amort             Y              N          CONV        FIXED
8497331        1409.71            90        CURRENT        Amort             N              N          CONV        FIXED
8497422        412.48             80        CURRENT        Amort             Y              N          CONV        FIXED
8497406        1405.87           100        CURRENT        Amort             N              N          CONV        FIXED
8497380        1373.35            90        CURRENT        Amort             N              N          CONV        FIXED
8497398        579.23             85        CURRENT        Amort             N              N          CONV        FIXED
8497414        594.12             85        CURRENT        Amort             N              N          CONV        FIXED
8497315        1032.65            80        CURRENT        Amort             N              N          CONV        FIXED
8497307        546.59         78.684932     CURRENT        Amort             N              N          CONV        FIXED
8497273        1344.77        106.547619    CURRENT        Amort             N              N          CONV        FIXED
8463069        234.26            100        CURRENT        Amort             N              N          CONV        FIXED
8463085        326.41            100        CURRENT        Amort             N              N          CONV        FIXED
8434243         60.49         84.936538     REPERF         Amort             Y              N          CONV        FIXED
8434094        197.62         89.755739     CURRENT        Amort             N              N          CONV        FIXED
8462178        103.99         91.363636     CURRENT        Amort             N              N          CONV        FIXED
8462186        177.72         94.519651     CURRENT        Amort             N              N          CONV        FIXED
8462194        510.92             80        30 DPD         Amort             N              N          CONV        FIXED
8462061         517.2             75        CURRENT        Amort             N              N          CONV        FIXED
8462087         58.16             90        CURRENT        Amort             N              N          CONV        FIXED
8462285        133.48             85        CURRENT        Amort             N              N          CONV        FIXED
8462343        404.11         47.826087     30 DPD         Amort             N              N          CONV        FIXED
8461188        1391.84        89.010989     CURRENT        Amort             N              N          CONV        FIXED
8461162        115.16         74.018692     CURRENT        Amort             N              N          CONV        FIXED
8460719        484.62          64.89375     CURRENT        Amort             N              N          CONV        FIXED
8460727        122.63             90        CURRENT        Amort             N              N          CONV        FIXED
8460743         83.75         59.166667     CURRENT        Amort             N              N          CONV        FIXED
8461733        141.91             95        CURRENT        Amort             N              N          CONV        FIXED
8461758        113.99             90        CURRENT        Amort             N              N          CONV        FIXED
8460982        542.32         72.297297     CURRENT        Amort             N              N          CONV        FIXED
8461048        966.99             60        CURRENT        Amort             N              N          CONV        FIXED
8460891        1708.3         52.469136     CURRENT        Amort             N              N          CONV        FIXED
8460933        3761.08        79.848485     CURRENT        Amort             N              N          CONV        FIXED
8460974        773.87             90        CURRENT        Amort             N              N          CONV        FIXED
8461493         85.86             90        CURRENT        Amort             N              N          CONV        FIXED
8461717        917.04             82        CURRENT        Amort             N              N          CONV        FIXED
8461659        3799.47            80        30 DPD         Amort             N              N          CONV        FIXED
8460750        1190.01            80        CURRENT        Amort             N              N          CONV        FIXED
8461683        343.07            100        CURRENT        Amort             N              N          CONV        FIXED
8461691        1038.04            75        30 DPD         Amort             N              N          CONV        FIXED
8461311        100.89             85        CURRENT        Amort             N              N          CONV        FIXED
8461329        113.99             95        CURRENT        Amort             N              N          CONV        FIXED
8461337        101.27             95        CURRENT        Amort             N              N          CONV        FIXED
8461345        685.42             85        CURRENT        Amort             N              N          CONV        FIXED
8461386        112.53             95        CURRENT        Amort             N              N          CONV        FIXED
8461410        3298.81        51.136364     CURRENT        Amort             N              N          CONV        FIXED
8460859        151.21             80        CURRENT        Amort             N              N          CONV        FIXED
8461204        723.75             85        CURRENT        Amort             N              N          CONV        FIXED
8461212         597.9             80        CURRENT        Amort             N              N          CONV        FIXED
8461220        3137.17            80        CURRENT        Amort             N              N          CONV        FIXED
8461303         84.24             95        CURRENT        Amort             N              N          CONV        FIXED
7827710        103.65         99.495203     CURRENT        Amort             N              N          CONV        FIXED
7844483        315.75          95.90625     REPERF         Amort             N              N          CONV        FIXED
8486201        582.98             80        REPERF         Amort             Y              N          CONV        FIXED
8486219        659.54             85        30 DPD         Amort             N              N          CONV        FIXED
8486227        195.99         70.882353     CURRENT        Amort             N              N          CONV        FIXED
8486235        438.17         50.526316     CURRENT        Amort             N              N          CONV        FIXED
8486276        196.69             97        CURRENT        Amort             N              N          PMI         FIXED
8485880        367.88         79.893857     CURRENT        Amort             N              N          CONV        FIXED
8485898        437.65         63.333333     CURRENT        Amort             N              N          CONV        FIXED
8485914        571.99         62.935508     30 DPD         Amort             N              N          CONV        FIXED
8485948        286.33             85        CURRENT        Amort             N              N          CONV        FIXED
8485963        530.95         70.588235     CURRENT        Amort             N              N          CONV        FIXED
8485971        268.82             95        REPERF         Amort             N              N          CONV        FIXED
8486003        605.73             95        CURRENT        Amort             N              N          PMI         FIXED
8486011        698.97         91.809524     CURRENT        Amort             N              N          PMI         FIXED
8486045        329.35         91.028056     30 DPD         Amort             N              N          CONV        FIXED
8486052        368.34             80        CURRENT        Amort             N              N          CONV        FIXED
8486110        280.24         96.969697     CURRENT        Amort             N              N          CONV        FIXED
8486185        599.32             95        30 DPD         Amort             N              N          PMI         FIXED
8485575        1620.1         73.761437     CURRENT        Amort             N              N          CONV        FIXED
8485781        428.11         96.078431     CURRENT        Amort             Y              N          CONV        FIXED
8485856        195.83          80.30303     30 DPD         Amort             N              N          CONV        FIXED
8485286        695.05             75        CURRENT        Amort             N              N          CONV        FIXED
8485294        568.33          89.84726     30 DPD         Amort             N              N          CONV        FIXED
8485336        1176.59        79.872204     CURRENT        Amort             N              N          CONV        FIXED
8485393        440.85             80        CURRENT        Amort             N              N          CONV        FIXED
8485427        604.97         67.619048     CURRENT        Amort             N              N          CONV        FIXED
8485476        350.57         79.111111     30 DPD         Amort             N              N          CONV        FIXED
8485484        660.11             85        CURRENT        Amort             N              N          CONV        FIXED
8485518        594.38             85        30 DPD         Amort             N              N          CONV        FIXED
8484982        569.18             85        30 DPD         Amort             N              N          CONV        FIXED
8485039        438.82         72.535211     CURRENT        Amort             N              N          CONV        FIXED
8485112        525.61             55        30 DPD         Amort             N              N          CONV        FIXED
8485203        578.14         81.428571     CURRENT        Amort             N              N          CONV        FIXED
8485252        325.26             90        CURRENT        Amort             N              N          CONV        FIXED
8484727         551.4             85        CURRENT        Amort             N              N          CONV        FIXED
8484941        257.25         62.068966     30 DPD         Amort             N              N          CONV        FIXED
7162324        615.21         54.148936     REPERF         Amort             Y              N          CONV        FIXED
7162357         707.6         84.969697     REPERF         Amort             Y              N          CONV        FIXED
8434672        925.93             80        30 DPD         Amort             N              N          CONV        FIXED
8434607         704.2         83.950617     CURRENT        Amort             N              N          CONV        FIXED
3385515         765.6         95.842105     REPERF         Amort             Y              N          FHA         FIXED
3385648        407.98         102.059497    REPERF         Amort             Y              N          FHA         FIXED
3385887        678.15            100        REPERF         Amort             Y              N          FHA         FIXED
3387123        346.77         103.358396    REPERF         Amort             Y              N          FHA         FIXED
8291718        591.86             90        REPERF         Amort             Y              N          CONV        FIXED
8431264        578.79             80        30 DPD         Amort             N              N          CONV        FIXED
8431074        1246.81            90        CURRENT        Amort             N              N          CONV        FIXED
8431579        308.98             80        CURRENT        Amort             N              N          CONV        FIXED
8431538        485.59             85        30 DPD         Amort             N              Y          CONV        FIXED
8432288        839.13         83.606557     CURRENT        Amort             N              N          CONV        FIXED
8432734        429.77             60        CURRENT        Amort             N              N          CONV        FIXED
8432650        1229.86            85        CURRENT        Amort             N              N          CONV        FIXED
8433203         769.6             85        30 DPD         Amort             N              N          CONV        FIXED
8347007        402.84         80.017847     CURRENT        Amort             N              N          CONV        FIXED
8362923        632.73           93.25       CURRENT        Amort             N              N          CONV        FIXED
8346702        341.34         84.821429     REPERF         Amort             Y              N          CONV        FIXED
8340036        1948.91        76.242236     CURRENT        Amort             N              Y          CONV        FIXED
8363616        646.74             75        REPERF         Amort             Y              N          CONV        FIXED
8363590        1443.41          79.875      CURRENT        Amort             N              N          CONV        FIXED
8339640        526.71             90        CURRENT        Amort             N              N          CONV        FIXED
8363764        150.92         27.659574     REPERF       BackTrack           N              Y          CONV        FIXED
8341406        173.04         104.040573    REPERF         Amort             N              N          CONV        FIXED
8350985        429.17             90        REPERF         Amort             Y              N          CONV        FIXED
8350860          432              80        REPERF         Amort             Y              N          CONV        FIXED
8361941        434.95             75        REPERF         Amort             Y              N          CONV        FIXED
8350050        802.81             90        REPERF         Amort             Y              N          CONV        FIXED
8350126         673.4             80        30 DPD         Amort             N              Y          CONV        FIXED
8349888        632.31             90        REPERF         Amort             Y              N          CONV        FIXED
8340796        131.78         65.826943     30 DPD         Simple            N              N          CONV        FIXED
8346165        448.02         91.196748     REPERF         Simple            Y              N          CONV        FIXED
8362022        184.78         25.378428     REPERF         Amort             Y              N          CONV        FIXED
8363228        659.87         100.176911    CURRENT        Simple            N              N          CONV        FIXED
8344202        364.58         102.026467    30 DPD         Simple            N              N          CONV        FIXED
8343923        159.72         27.676797     CURRENT        Simple            N              N          CONV        FIXED
8343048        110.34          80.06362     CURRENT        Amort             N              N          CONV        FIXED
8349672         221.6         67.431532     CURRENT        Amort             N              N          CONV        FIXED
8353716        330.65         87.572611     CURRENT        Amort             N              N          CONV        FIXED
8353633        759.79             90        CURRENT        Amort             N              N          CONV        FIXED
8348781        281.09         32.666667     REPERF         Amort             Y              N          CONV        FIXED
8342057        286.23         82.331886     REPERF       BackTrack           Y              N          CONV        FIXED
8361271        148.16         39.272727     REPERF       BackTrack           Y              N          CONV        FIXED
8353468        222.41         85.278445     CURRENT        Amort             N              N          CONV        FIXED
8353047        377.56          90.27293     CURRENT        Amort             N              N          CONV        FIXED
8342115        438.51         91.815571     REPERF         Simple            N              N          CONV        FIXED
8351884        174.75         74.074074     REPERF       BackTrack           Y              N          CONV        FIXED
8351470        610.02             80        REPERF       BackTrack           Y              N          CONV        FIXED
8351355        430.75         57.104914     30 DPD       BackTrack           N              N          CONV        FIXED
8351249        616.56         81.587302     REPERF       BackTrack           Y              N          CONV        FIXED
8348203        328.94         95.038141     CURRENT        Amort             N              N          CONV        FIXED
8347833        650.04             90        CURRENT        Amort             Y              N          CONV        FIXED
8347577        664.48          72.58427     REPERF         Amort             Y              N          CONV        FIXED
8362824        649.76          98.43386     CURRENT        Amort             N              N          CONV        FIXED
8347395        452.23             65        REPERF         Amort             Y              N          CONV        FIXED
8404964        473.04         112.593333    CURRENT        Simple            N              N          CONV        FIXED
8383697         508.2             90        CURRENT        Amort             Y              N          CONV        FIXED
8407918        1041.68            90        30 DPD         Amort             N              Y          CONV        FIXED
8385874          430              90        REPERF         Amort             N              Y          CONV        FIXED
8406183         108.3         24.530181     CURRENT        Simple            Y              N          FHAUN       FIXED
8405375        454.42         65.031323     30 DPD         Simple            Y              N          CONV        FIXED
8421265        272.97         117.380355    CURRENT        Simple            N              N          CONV        FIXED
8425266        146.75         48.670134     REPERF         Amort             Y              N          CONV        FIXED
8417958        225.86         81.492683     CURRENT        Amort             N              N          CONV        FIXED
8423147         365.6         54.424672     30 DPD         Simple            N              N          CONV        FIXED
8412785        176.59          46.20328     30 DPD         Amort             Y              N          CONV        FIXED
8410516        182.93            37.5       30 DPD         Amort             N              N          CONV        FIXED
8397705        206.98         90.539644     30 DPD         Simple            N              N          CONV        FIXED
8383630        149.92         112.025216    CURRENT        Simple            N              N          CONV        FIXED
8384109        146.57         97.131999     CURRENT        Simple            N              N          CONV        FIXED
8384356        215.92         85.622107     CURRENT        Amort             N              N          CONV        FIXED
8407793        240.31         30.595789     CURRENT        Simple            N              N          CONV        FIXED
8383713         176.8         79.211222     CURRENT        Amort             N              N          CONV        FIXED
8428252        747.43             90        30 DPD         Amort             N              N          CONV        FIXED
8383754        383.25             85        CURRENT        Amort             N              N          CONV        FIXED
8405664        285.94         70.666667     30 DPD         Amort             N              N          CONV        FIXED
8372005          538              75        CURRENT        Amort             N              N          CONV        FIXED
8373599        396.85           88.683      CURRENT        Amort             N              N          CONV        FIXED
8371577        1336.89            90        30 DPD         Amort             N              N          CONV        FIXED
8371890         869.1             90        REPERF         Amort             N              Y          CONV        FIXED
8437006        721.54         89.156627     CURRENT        Amort             N              N          CONV        FIXED
8437105        334.54             45        CURRENT        Amort             N              N          CONV        FIXED
8443442         825.5            100        CURRENT        Amort             N              N          CONV        FIXED
8443459        407.87             70        30 DPD         Amort             N              N          CONV        FIXED
8443939         669.4         69.902913     CURRENT        Amort             N              N          CONV        FIXED
8442915        410.42             89        CURRENT        Amort             N              N          CONV        FIXED
8441966        712.42             90        30 DPD         Amort             N              N          CONV        FIXED
8285389        807.65             85        REPERF         Amort             Y              N          CONV        FIXED
8285959        1121.83        102.623562    CURRENT        Amort             N              N          CONV        FIXED
8286122        676.52             90        REPERF         Amort             Y              N          CONV        FIXED
8458788        1839.79        96.998714     CURRENT        Amort             N              N          CONV        FIXED
8458796        2015.44        93.212851     CURRENT        Amort             N              N          CONV        FIXED
8458804        2955.23            75        CURRENT        Amort             N              N          CONV        FIXED
8458812        1816.25            80        CURRENT        Amort             N              N          CONV        FIXED
8458705        2513.69            97        CURRENT        Amort             N              N          CONV        FIXED
8458606        2166.79            97        CURRENT        Amort             N              N          CONV        FIXED
8458614        1315.79        89.469411     CURRENT        Amort             N              N          CONV        FIXED
8458622        2355.45          93.375      30 DPD         Amort             N              N          CONV        FIXED
8458630        1353.92          96.425      CURRENT        Amort             N              N          CONV        FIXED
8458648        1037.4             97        CURRENT        Amort             N              N          CONV        FIXED
8458655        2574.86           88.4       CURRENT        Amort             N              N          CONV        FIXED
8458663        1580.85        72.440945     CURRENT        Amort             N              N          CONV        FIXED
8458689        2128.9           94.275      CURRENT        Amort             N              N          CONV        FIXED
8458697        2896.96         93.14558     CURRENT        Amort             N              N          CONV        FIXED
8458713        2213.24            97        CURRENT        Amort             N              N          CONV        FIXED
8458721        2242.37            97        CURRENT        Amort             N              N          CONV        FIXED
8458739        1632.62           91.8       CURRENT        Amort             N              N          CONV        FIXED
8458754        4558.82           75.6       CURRENT        Amort             N              N          CONV        FIXED
8458762        2098.73            97        CURRENT        Amort             N              N          CONV        FIXED
8486698        2733.29        93.960597     CURRENT        Amort             N              N          CONV        FIXED
8486706        1603.85           86.7       CURRENT        Amort             N              N          CONV        FIXED
8486771        1828.6         96.999818     CURRENT        Amort             N              N          CONV        FIXED
8486664        1987.3         90.900769     CURRENT        Amort             N              N          CONV        FIXED
8486722        2130.15        92.461309     CURRENT        Amort             N              N          CONV        FIXED
8486730        3741.81        74.789916     CURRENT        Amort             N              N          CONV        FIXED
8486789        1549.7             97        CURRENT        Amort             N              N          CONV        FIXED
8486748        1729.27            97        CURRENT        Amort             N              N          CONV        FIXED
8486763        1018.49           96.9       CURRENT        Amort             N              N          CONV        FIXED
8486672        2283.77            97        CURRENT        Amort             N              N          CONV        FIXED
8486797        1916.78            97        CURRENT        Amort             N              N          CONV        FIXED
8486755        1791.77            97        CURRENT        Amort             N              N          CONV        FIXED
8020802        2056.58        96.269303     CURRENT        Amort             N              N          CONV        FIXED
8486334          371          87.438115     CURRENT        Amort             N              N          CONV        FIXED
8486326        597.13          74.26087     CURRENT        Amort             N              N          CONV        FIXED
8486615        493.24         69.333333     CURRENT        Amort             Y              N          CONV        FIXED
8486623        1758.89            75        CURRENT        Amort             N              N          CONV        FIXED
8486557        857.61         88.210416     CURRENT        Amort             N              Y          CONV        FIXED
8373888        561.45         98.098474     CURRENT        Amort             N              N          CONV        FIXED
3122280        653.34         58.736842     REPERF         Amort             Y              N          CONV        FIXED
8141251        668.03         95.573579     CURRENT        Amort             N              N          CONV        FIXED
8149494        483.38         93.771881     CURRENT        Amort             N              N          PMI         FIXED
3319282        567.64          61.86747     REPERF         Amort             Y              N          CONV        FIXED
8459406        386.62         71.428571     CURRENT        Amort             N              N          CONV        FIXED
8459414        603.87            100        CURRENT        Amort             N              N          CONV        FIXED
8459380        1250.95            80        CURRENT        Amort             N              N          CONV        FIXED
8459448        239.93         44.166667     CURRENT        Amort             N              N          CONV        FIXED
8459646        822.62             90        CURRENT        Amort             N              N          CONV        FIXED
8459422        469.56            100        CURRENT        Amort             N              N          CONV        FIXED
8459653        582.64             90        CURRENT        Amort             N              N          CONV        FIXED
8459430        713.86            100        CURRENT        Amort             N              N          CONV        FIXED
8459281        471.98             80        CURRENT        Amort             N              N          CONV        FIXED
8459091        680.19             85        CURRENT        Amort             N              N          CONV        FIXED
8458929        660.73           89.375      CURRENT        Amort             N              N          CONV        FIXED
8459059        1110.44        67.099567     CURRENT        Amort             N              N          CONV        FIXED
8459174        340.09             70        CURRENT        Amort             N              N          CONV        FIXED
8459117        377.11         69.767442     CURRENT        Amort             N              N          CONV        FIXED
8459240        1009.42            79        CURRENT        Amort             N              N          CONV        FIXED
8459257        410.87            100        CURRENT        Amort             N              N          CONV        FIXED
3317666        452.94         97.574746     CURRENT        Amort             N              N          FHAUN       FIXED
8459661        714.84         99.973733     CURRENT        Amort             N              N          CONV        FIXED
8459687        516.89             95        CURRENT        Amort             N              N          PMI         FIXED
8459695         480.7         94.991511     CURRENT        Amort             N              N          PMI         FIXED
8459703        1043.87            90        CURRENT        Amort             N              N          PMI         FIXED
8459679        463.68         99.180921     CURRENT        Amort             N              N          FHAUN       FIXED
8459711        1435.54        99.182126     CURRENT        Amort             N              N          FHAUN       FIXED
8429946         992.2         99.118192     CURRENT        Amort             N              N          FHAUN       FIXED
8429953        996.24         99.949086     30 DPD         Amort             N              N          FHAUN       FIXED
8429920        683.66         99.948244     30 DPD         Amort             Y              N          FHAUN       FIXED
8429805        919.83         99.941875     CURRENT        Amort             N              N          FHAUN       FIXED
8429995         578.7         74.793519     30 DPD         Amort             N              N          FHAUN       FIXED
8156010        522.75             80        REPERF         Amort             Y              N          CONV        FIXED
8303414        443.09             60        30 DPD         Amort             N              N          CONV        FIXED
8304321        132.96         57.624364     CURRENT        Amort             N              N          CONV        FIXED
8356941        258.04         78.148978     CURRENT        Amort             N              N          CONV        FIXED
8172736        776.57             80        REPERF         Amort             Y              N          CONV        FIXED
8045528        519.74             50        CURRENT        Amort             N              N          CONV        FIXED
8048464        1348.1         79.987608     CURRENT        Amort             N              N          CONV        FIXED
8049850        1052.19        83.661417     CURRENT        Amort             N              N          PMI         FIXED
3107588        461.26         101.461947    REPERF         Amort             Y              N          FHA         FIXED
3107604        371.25         104.33162     REPERF         Amort             Y              N          FHA         FIXED
3107752        349.06         102.498765    REPERF         Amort             Y              N          FHA         FIXED
3113289        785.53            100        REPERF         Amort             Y              N          FHA         FIXED
3113628        652.34            100        REPERF         Amort             Y              N          VA          FIXED
3114279        115.71            100        REPERF         Amort             N              N          VA          FIXED
3115441        347.37         100.760976    REPERF         Amort             Y              N          FHA         FIXED
3115490        513.21         101.723333    REPERF         Amort             Y              N          FHA         FIXED
3116209        438.59         95.704587     REPERF         Amort             N              N          FHA         FIXED
3116613        246.21         98.709677     CURRENT        Amort             N              N          FHA         FIXED
3106556        338.87         102.025316    REPERF         Amort             N              N          FHA         FIXED
3117488        346.85            100        REPERF         Amort             Y              N          VA          FIXED
3118528        665.83         80.694444     CURRENT        Amort             N              N          FHA         FIXED
3118924        573.21         103.197101    REPERF         Amort             Y              N          FHA         FIXED
3186962        469.43         101.919866    REPERF         Amort             Y              N          VA          FIXED
3185410        387.89          100.892      CURRENT        Amort             N              N          FHA         FIXED
3185857        460.72         100.197324    REPERF         Amort             Y              N          FHA         FIXED
3186384        584.03         92.628049     REPERF         Amort             Y              N          FHAUN       FIXED
3393998        951.15         93.007519     REPERF         Amort             Y              N          FHA         FIXED
3395027        456.32         105.405085    REPERF         Amort             Y              N          VA          FIXED
3395639        322.92         102.498607    REPERF         Amort             Y              N          FHA         FIXED
8168189        499.25         99.889231     REPERF         Amort             Y              N          FHA         FIXED
8168361        110.57            100        REPERF         Amort             Y              N          FHA         FIXED
8168460         816.3         97.585965     REPERF         Amort             Y              N          FHA         FIXED
8185639        451.58         100.888525    REPERF         Amort             Y              N          FHA         FIXED
8186249        564.64         99.935065     REPERF         Amort             Y              N          FHA         FIXED
8172157        626.53         98.172289     REPERF         Amort             Y              N          FHA         FIXED
8172397        446.41         101.396667    REPERF         Amort             Y              N          FHA         FIXED
8172421        425.22         99.913793     REPERF         Amort             Y              N          FHA         FIXED
8172637        533.61         101.29927     REPERF         Amort             N              Y          FHA         FIXED
8173247        353.37            100        REPERF         Amort             Y              N          CONV        FIXED
8173437        302.64         95.658116     CURRENT        Amort             N              N          CONV        FIXED
8279267        537.34             75        30 DPD         Amort             N              N          CONV        FIXED
8173734        384.58         78.484848     REPERF         Amort             N              N          CONV        FIXED
8174229        341.57             95        REPERF         Amort             Y              N          PMI         FIXED
8174328        130.39             95        REPERF         Amort             Y              N          PMI         FIXED
8174617        303.18            100        REPERF         Amort             Y              N          CONV        FIXED
8279374        920.52         101.269231    REPERF         Amort             Y              N          CONV        FIXED
8279382        894.12         122.018645    CURRENT        Amort             N              N          CONV        FIXED
8279390        819.91         94.976959     REPERF         Amort             Y              N          PMI         FIXED
3331295        365.71           21.25       REPERF         Amort             Y              N          CONV        FIXED
3334430        774.63          83.7463      REPERF         Amort             N              N          CONV        FIXED
3335874        835.77             90        REPERF         Amort             Y              N          CONV        FIXED
3348943        457.84         100.833333    REPERF         Amort             Y              N          FHA         FIXED
3404027        561.69         104.877033    REPERF         Amort             Y              N          FHA         FIXED
3422060        1003.42        114.819479    CURRENT        Amort             N              N          FHA         FIXED
3473295        1056.62           100        REPERF         Amort             Y              N          VA          FIXED
7130172         839.8         99.383985     REPERF         Amort             N              Y          FHA         FIXED
8481343        513.81         85.324675     CURRENT        Amort             N              N          CONV        FIXED
8481350        1157.86            77        CURRENT        Amort             N              N          CONV        FIXED
8481368        1460.52        75.006441     30 DPD         Amort             N              N          CONV        FIXED
8481376        479.49            100        CURRENT        Amort             N              N          CONV        FIXED
8481657         452.9             95        CURRENT        Amort             N              N          CONV        FIXED
8481665        1427.52        92.925756     CURRENT        Amort             N              N          CONV        FIXED
8481673        1384.97        88.343558     CURRENT        Amort             N              N          CONV        FIXED
8481608        1411.9         78.494574     CURRENT        Amort             N              N          CONV        FIXED
8481681        980.61             80        CURRENT        Amort             N              N          CONV        FIXED
8481699        1254.74        88.318535     CURRENT        Amort             N              N          CONV        FIXED
8481707        765.63         79.413203     CURRENT        Amort             N              N          CONV        FIXED
8481715        545.19             80        CURRENT        Amort             N              N          CONV        FIXED
8481723        1120.18        88.235294     CURRENT        Amort             N              N          CONV        FIXED
8481731        600.67         78.313253     CURRENT        Amort             N              N          CONV        FIXED
8481749        961.79             80        CURRENT        Amort             N              N          CONV        FIXED
8481491        860.69         78.901538     CURRENT        Amort             N              N          CONV        FIXED
8481335        1461.77        83.978105     CURRENT        Amort             N              N          CONV        FIXED
8481616        629.51         114.613208    CURRENT        Amort             N              N          CONV        FIXED
8481624        475.14         99.948684     CURRENT        Amort             N              N          FHA         FIXED
8481426        463.29             90        CURRENT        Amort             N              N          CONV        FIXED
8481467        1783.05            85        CURRENT        Amort             N              N          CONV        FIXED
8481640         327.1         69.934641     CURRENT        Amort             N              N          CONV        FIXED
8481145        1432.16            80        CURRENT        Amort             N              N          CONV        FIXED
8481517        570.34         89.984825     CURRENT        Amort             N              N          CONV        FIXED
8481533        219.69             70        CURRENT        Amort             N              N          CONV        FIXED
8481566         280.5         79.903148     CURRENT        Amort             N              N          CONV        FIXED
8481574        211.51         33.898305     CURRENT        Amort             N              N          CONV        FIXED
8481194        489.12             60        CURRENT        Amort             N              N          CONV        FIXED
8481236        583.43         73.529412     CURRENT        Amort             N              N          CONV        FIXED
8481327        339.53         71.428571     CURRENT        Amort             N              N          CONV        FIXED
8481251        754.24             90        CURRENT        Amort             N              N          CONV        FIXED
8481269        478.92         79.966611     CURRENT        Amort             N              N          CONV        FIXED
8481293        432.79             85        CURRENT        Amort             N              N          CONV        FIXED
8055386        290.16         64.278571     REPERF         Simple            Y              N          CONV        FIXED
8055899        152.11         79.055172     REPERF         Simple            Y              N          CONV        FIXED
8055972        762.25         70.974324     REPERF         Simple            Y              N          CONV        FIXED
8056129        469.05         102.465737    REPERF         Simple            Y              N          CONV        FIXED
8056194        549.61         104.180096    REPERF         Simple            Y              N          CONV        FIXED
8056285        621.06         94.663497     CURRENT        Simple            N              N          CONV        FIXED
8056335        762.56         83.506433     REPERF         Simple            Y              N          CONV        FIXED
8056350         856.3         89.992345     REPERF         Simple            Y              N          CONV        FIXED
8056491         349.7         99.816632     REPERF         Simple            Y              N          CONV        FIXED
8057093         591.8         98.879926     REPERF         Simple            Y              N          CONV        FIXED
8057291        712.01         62.771429     REPERF         Simple            Y              N          CONV        FIXED
8057416        833.48         97.084944     REPERF         Simple            Y              N          CONV        FIXED
8057531        755.54         93.582511     REPERF         Simple            N              N          CONV        FIXED
8057630        652.43         89.981783     REPERF         Simple            Y              N          CONV        FIXED
8057911        1037.94         91.9841      REPERF         Simple            Y              N          CONV        FIXED
8058554          400          65.130475     CURRENT        Simple            N              Y          CONV        FIXED
8059255        537.32         99.683093     REPERF         Simple            Y              N          CONV        FIXED
8059305        524.75         109.638243    REPERF         Simple            Y              N          CONV        FIXED
8059339        1041.7         102.381331    REPERF         Simple            Y              N          CONV        FIXED
8059529        398.54         88.167152     30 DPD         Simple            N              Y          CONV        FIXED
8059578        352.08         71.056889     REPERF         Simple            Y              N          CONV        FIXED
8059701        298.33         79.693701     REPERF         Simple            Y              N          CONV        FIXED
8059719        875.43          105.4538     REPERF         Simple            Y              N          CONV        FIXED
8059735        791.06          97.45564     30 DPD         Simple            Y              N          CONV        FIXED
8059990         616.6         105.883784    REPERF         Simple            Y              N          CONV        FIXED
8060113        1548.01        94.148247     REPERF         Simple            Y              N          CONV        FIXED
8060956        1362.55        100.728838    REPERF         Simple            Y              N          CONV        FIXED
8061061        446.87         85.265119     REPERF         Simple            N              N          CONV        FIXED
8061384        679.57          88.5682      REPERF         Simple            N              N          CONV        FIXED
8061517        454.39         63.202292     REPERF         Simple            N              Y          CONV        FIXED
8062044        239.39          55.1332      REPERF         Simple            N              Y          CONV        FIXED
8063588        1154.22        99.301598     REPERF         Simple            Y              N          CONV        FIXED
8064438        1162.68        60.272727     REPERF         Amort             Y              N          CONV        FIXED
8064453        646.96             90        REPERF         Amort             Y              N          CONV        FIXED
8065799        653.86          85.03733     CURRENT        Amort             N              N          CONV        FIXED
8068868        687.25         51.282051     REPERF         Amort             Y              N          CONV        FIXED
8493165        798.34             80        30 DPD         Amort             N              N          CONV        FIXED
8493181        286.41          79.93913     CURRENT        Amort             N              N          CONV        FIXED
8493421        738.16             95        CURRENT        Amort             N              N          CONV        FIXED
8493645        1162.18            80        CURRENT        Amort             N              N          CONV        FIXED
8493660        724.85         48.965517     CURRENT        Amort             N              N          CONV        FIXED
8493124        564.47             75        CURRENT        Amort             N              N          CONV        FIXED
8493132        476.08             85        CURRENT        Amort             N              N          CONV        FIXED
8493413        557.47             80        CURRENT        Amort             N              N          CONV        FIXED
8492829        1474.96            90        CURRENT        Amort             N              N          CONV        FIXED
8492837        420.42         70.634921     CURRENT        Amort             N              N          CONV        FIXED
8493553        598.32           74.375      CURRENT        Amort             N              N          CONV        FIXED
8493603        501.93             85        CURRENT        Amort             N              N          CONV        FIXED
8493272        407.45            100        CURRENT        Amort             N              N          CONV        FIXED
8493280        468.31             75        CURRENT        Amort             N              N          CONV        FIXED
8493306        338.68             80        30 DPD         Amort             N              N          CONV        FIXED
8493322        453.01             85        CURRENT        Amort             N              N          CONV        FIXED
8491730        495.84         76.419753     CURRENT        Amort             N              N          CONV        FIXED
8491698        479.21             85        CURRENT        Amort             N              N          CONV        FIXED
8492894        1670.84            85        CURRENT        Amort             N              N          CONV        FIXED
8492902        664.69             80        CURRENT        Amort             N              N          CONV        FIXED
8492910        819.61             80        CURRENT        Amort             N              N          CONV        FIXED
8492985        616.92         89.996875     30 DPD         Amort             N              N          CONV        FIXED
8491672        339.19             75        30 DPD         Amort             N              N          CONV        FIXED
8491680        387.53         60.454545     CURRENT        Amort             N              N          CONV        FIXED
8492639        684.49            97.5       CURRENT        Amort             N              N          CONV        FIXED
8492662        393.03             80        CURRENT        Amort             N              N          CONV        FIXED
8492670        507.58         78.804348     CURRENT        Amort             N              N          CONV        FIXED
8486938        1686.83            85        30 DPD         Amort             N              N          CONV        FIXED
8493025        1136.78            85        CURRENT        Amort             N              N          CONV        FIXED
8493033        272.42            100        CURRENT        Amort             N              N          CONV        FIXED
8493058        1182.9            100        CURRENT        Amort             N              N          CONV        FIXED
8493074        789.24             85        CURRENT        Amort             N              N          CONV        FIXED
8492506        827.18             90        CURRENT        Amort             N              N          CONV        FIXED
8492241         559.2         77.066667     CURRENT        Amort             N              N          CONV        FIXED
8492290        576.01             85        CURRENT        Amort             N              N          CONV        FIXED
8492324        719.86             80        30 DPD         Amort             N              N          CONV        FIXED
8492340        903.92         84.951456     CURRENT        Amort             N              N          CONV        FIXED
8492365        375.85             80        CURRENT        Amort             N              N          CONV        FIXED
8491995        383.45             90        CURRENT        Amort             N              N          CONV        FIXED
8492779        738.24             85        CURRENT        Amort             N              N          CONV        FIXED
8492787        385.47             80        CURRENT        Amort             N              N          CONV        FIXED
8491334        379.33             80        CURRENT        Amort             N              N          CONV        FIXED
8492456         398.7         80.163599     CURRENT        Amort             N              N          CONV        FIXED
8492464        1958.66        81.132075     CURRENT        Amort             N              N          CONV        FIXED
8492472        566.14             85        CURRENT        Amort             N              N          CONV        FIXED
8491912        2336.04            85        CURRENT        Amort             N              N          CONV        FIXED
8491946        1670.8             70        30 DPD         Amort             N              N          CONV        FIXED
8491318         546.6             75        CURRENT        Amort             N              N          CONV        FIXED
8492027        2045.87           100        CURRENT        Amort             N              N          CONV        FIXED
8491276        626.42             80        CURRENT        Amort             N              N          CONV        FIXED
8492407        378.62             90        CURRENT        Amort             N              N          CONV        FIXED
8492431        1776.98            90        CURRENT        Amort             N              N          CONV        FIXED
8492134        406.49          36.31068     CURRENT        Amort             N              N          CONV        FIXED
8492159        319.92             72        CURRENT        Amort             N              N          CONV        FIXED
8491573          664          84.705882     CURRENT        Amort             N              N          CONV        FIXED
8491144        1391.7         87.181818     CURRENT        Amort             N              N          CONV        FIXED
8491268        308.18             90        CURRENT        Amort             N              N          CONV        FIXED
8491193        271.18         85.903614     CURRENT        Amort             N              N          CONV        FIXED
8491219        622.29             90        CURRENT        Amort             N              N          CONV        FIXED
8491227        542.18             75        CURRENT        Amort             N              N          CONV        FIXED
8490930        1142.53            85        CURRENT        Amort             N              N          CONV        FIXED
8490328        1216.25        84.146341     CURRENT        Amort             N              N          CONV        FIXED
8490351        602.01             70        CURRENT        Amort             N              N          CONV        FIXED
8491086        1006.21            85        30 DPD         Amort             N              N          CONV        FIXED
8490807        1033.32          79.84       CURRENT        Amort             N              N          CONV        FIXED
8490823        497.66             80        CURRENT        Amort             N              N          CONV        FIXED
8490849         734.9             85        CURRENT        Amort             N              N          CONV        FIXED
8491474        556.96             85        CURRENT        Amort             N              N          CONV        FIXED
8490880        358.97             85        CURRENT        Amort             N              N          CONV        FIXED
8490427        326.78            90.1       CURRENT        Amort             N              N          CONV        FIXED
8490468        591.39             90        CURRENT        Amort             N              N          CONV        FIXED
8490476         350.4             60        30 DPD         Amort             N              N          CONV        FIXED
8490492        669.17             95        CURRENT        Amort             N              N          CONV        FIXED
8491458        559.17             80        CURRENT        Amort             N              N          CONV        FIXED
8491466        569.98             80        CURRENT        Amort             N              N          CONV        FIXED
8490526        631.03         78.571429     30 DPD         Amort             N              N          CONV        FIXED
8490534        378.03             85        CURRENT        Amort             N              N          CONV        FIXED
8491045        521.88             85        CURRENT        Amort             N              N          CONV        FIXED
8490054        1021.32            85        CURRENT        Amort             N              N          CONV        FIXED
8490088        1032.86            90        CURRENT        Amort             N              N          CONV        FIXED
8490575        948.51             85        CURRENT        Amort             N              N          CONV        FIXED
8490583        477.99             85        CURRENT        Amort             N              N          CONV        FIXED
8490591        356.66             80        CURRENT        Amort             N              N          CONV        FIXED
8490617        648.15             80        CURRENT        Amort             N              N          CONV        FIXED
8490625        650.75          84.27673     CURRENT        Amort             N              N          CONV        FIXED
8490021        592.48             75        CURRENT        Amort             N              N          CONV        FIXED
8490245        585.04             80        30 DPD         Amort             N              N          CONV        FIXED
8490989        544.45             85        CURRENT        Amort             N              N          CONV        FIXED
8489700         370.3         73.469388     CURRENT        Amort             N              N          CONV        FIXED
8486946        305.07         84.997539     CURRENT        Amort             N              N          CONV        FIXED
8486979         963.3             90        CURRENT        Amort             N              N          CONV        FIXED
8486987        762.31             85        CURRENT        Amort             N              N          CONV        FIXED
8487027        450.81             90        CURRENT        Amort             N              N          CONV        FIXED
8490955        612.79             90        CURRENT        Amort             N              N          CONV        FIXED
8487068         897.3         77.203008     CURRENT        Amort             N              N          CONV        FIXED
8490195        477.17             75        CURRENT        Amort             N              N          CONV        FIXED
8486870        1162.4             85        CURRENT        Amort             N              N          CONV        FIXED
8487399        435.25             75        CURRENT        Amort             N              N          CONV        FIXED
8487407        562.64          99.7488      CURRENT        Amort             N              N          CONV        FIXED
8487415        492.43             85        CURRENT        Amort             N              N          CONV        FIXED
8487456        532.43             85        30 DPD         Amort             N              N          CONV        FIXED
8487480        1111.92            90        CURRENT        Amort             N              N          CONV        FIXED
8491425        1172.17            85        CURRENT        Amort             N              N          CONV        FIXED
8487498        602.46             90        CURRENT        Amort             N              N          CONV        FIXED
8487514        754.65             85        CURRENT        Amort             N              N          CONV        FIXED
8493843        907.54             80        CURRENT        Amort             N              N          CONV        FIXED
8486862        972.23             90        CURRENT        Amort             N              N          CONV        FIXED
8487357        510.66             85        CURRENT        Amort             N              N          CONV        FIXED
8487365        290.71         99.622059     CURRENT        Amort             N              N          CONV        FIXED
8489668        937.18         74.347826     CURRENT        Amort             N              N          CONV        FIXED
8489924        555.42             85        CURRENT        Amort             N              N          CONV        FIXED
8489080        743.37             90        CURRENT        Amort             N              N          CONV        FIXED
8487266        459.28          76.86747     CURRENT        Amort             N              N          CONV        FIXED
8487274        2826.95            90        CURRENT        Amort             N              N          CONV        FIXED
8487308        416.16             85        CURRENT        Amort             N              N          CONV        FIXED
8487316        426.83             85        CURRENT        Amort             N              N          CONV        FIXED
8488785        377.09             75        CURRENT        Amort             N              N          CONV        FIXED
8489544        744.13             85        CURRENT        Amort             N              N          CONV        FIXED
8491516        684.21             82        30 DPD         Amort             N              N          CONV        FIXED
8489577        1464.35        90.233161     CURRENT        Amort             N              N          CONV        FIXED
8489635        537.66             80        CURRENT        Amort             N              N          CONV        FIXED
8489262         797.3             80        CURRENT        Amort             N              N          CONV        FIXED
8491417        964.12             85        CURRENT        Amort             N              N          CONV        FIXED
8489338        471.78             85        CURRENT        Amort             N              N          CONV        FIXED
8489346        926.09             85        CURRENT        Amort             N              N          CONV        FIXED
8489387        474.68             85        CURRENT        Amort             N              N          CONV        FIXED
8489874         956.1             90        CURRENT        Amort             N              N          CONV        FIXED
8489007        372.53             90        CURRENT        Amort             N              N          CONV        FIXED
8489023        631.46             80        CURRENT        Amort             N              N          CONV        FIXED
8491532        2184.17            85        CURRENT        Amort             N              N          CONV        FIXED
8489122        554.56         82.384615     CURRENT        Amort             N              N          CONV        FIXED
8489239        451.89         79.935012     CURRENT        Amort             N              N          CONV        FIXED
8488843        642.07             85        CURRENT        Amort             N              N          CONV        FIXED
8488868        1076.74            85        CURRENT        Amort             N              N          CONV        FIXED
8488892        487.37         77.442274     CURRENT        Amort             N              N          CONV        FIXED
8489858        348.63             85        CURRENT        Amort             N              N          CONV        FIXED
8488561        288.17         63.636364     CURRENT        Amort             N              N          CONV        FIXED
8488579        903.99            100        CURRENT        Amort             N              N          CONV        FIXED
8489833        530.34             85        30 DPD         Amort             N              N          CONV        FIXED
8488686        483.76         68.918919     CURRENT        Amort             N              N          CONV        FIXED
8488702        694.64         84.883721     CURRENT        Amort             N              N          CONV        FIXED
8489072        1754.3             70        CURRENT        Amort             N              N          CONV        FIXED
8488488        477.01            100        CURRENT        Amort             N              N          CONV        FIXED
8488496        266.35         84.168687     CURRENT        Amort             N              N          CONV        FIXED
8488520         502.7         99.838454     CURRENT        Amort             N              N          CONV        FIXED
8488553        413.32            100        CURRENT        Amort             N              N          CONV        FIXED
8488355        419.12             85        CURRENT        Amort             N              N          CONV        FIXED
8488363        294.97            100        CURRENT        Amort             N              N          CONV        FIXED
8488371        718.85             90        CURRENT        Amort             N              N          CONV        FIXED
8488199        451.76         82.122581     CURRENT        Amort             N              N          CONV        FIXED
8488231        986.33             75        CURRENT        Amort             N              N          CONV        FIXED
8488314        316.57             64        CURRENT        Amort             N              N          CONV        FIXED
8487548         443.4             90        CURRENT        Amort             N              N          CONV        FIXED
8487134        338.16             80        30 DPD         Amort             N              N          CONV        FIXED
8488181        267.38             75        CURRENT        Amort             N              N          CONV        FIXED
8487936        271.49             90        CURRENT        Amort             N              N          CONV        FIXED
8487118        288.26             85        CURRENT        Amort             N              N          CONV        FIXED
8487746        506.81             80        30 DPD         Amort             N              N          CONV        FIXED
8487910        254.18             70        CURRENT        Amort             N              N          CONV        FIXED
8487654        2102.96            85        CURRENT        Amort             N              N          CONV        FIXED
8487704        985.95             85        CURRENT        Amort             N              N          CONV        FIXED
8487712        520.88             90        CURRENT        Simple            N              N          CONV        FIXED
7769995        263.71         89.727875     CURRENT        Amort             N              N          CONV        FIXED
7776156        201.56          73.81431     CURRENT        Amort             N              N          CONV        FIXED
8495202         373.4          67.79661     CURRENT        Amort             N              N          CONV        FIXED
8494866        658.08         61.016949     CURRENT        Amort             N              N          CONV        FIXED
8494874        1390.33            65        CURRENT        Amort             N              N          CONV        FIXED
8494882        289.28         63.333333     CURRENT        Amort             N              N          CONV        FIXED
8494916        3295.9             70        CURRENT        Amort             N              N          CONV        FIXED
8494924        3478.41            65        CURRENT        Amort             N              N          CONV        FIXED
8494932         718.2             90        CURRENT        Amort             N              N          CONV        FIXED
8494981        498.23         63.492063     CURRENT        Amort             N              N          CONV        FIXED
8495038        1119.87            75        CURRENT        Amort             N              N          CONV        FIXED
8495046        624.81             85        CURRENT        Amort             N              N          CONV        FIXED
8495152        468.11         72.025316     CURRENT        Amort             N              N          CONV        FIXED
8494577        2244.7             80        CURRENT        Amort             N              N          CONV        FIXED
8494585        434.17             85        CURRENT        Amort             N              N          CONV        FIXED
8494791        1479.91            80        CURRENT        Amort             N              N          CONV        FIXED
8494833        1776.63            85        CURRENT        Amort             N              N          CONV        FIXED
8494460        781.32             80        CURRENT        Amort             N              N          CONV        FIXED
8494486         301.4         57.142857     CURRENT        Amort             N              N          CONV        FIXED
8494536        434.17         74.538462     CURRENT        Amort             N              N          CONV        FIXED
3242369        676.94         65.523958     REPERF         Amort             Y              N          CONV        FIXED
7141062        906.27             80        REPERF         Amort             Y              N          CONV        FIXED
7142920        1056.78        97.752145     CURRENT        Amort             N              N          CONV        FIXED
7143266        1150.84            75        REPERF         Amort             N              N          CONV        FIXED
7139405        707.09         53.793103     REPERF         Amort             Y              N          CONV        FIXED
8016461        324.22             70        REPERF         Amort             Y              N          CONV        FIXED
8017535        867.25         104.403171    CURRENT        Amort             N              N          CONV        FIXED
8016792        863.72             70        REPERF         Amort             Y              N          CONV        FIXED
8016610         686.4             80        REPERF         Amort             Y              N          CONV        FIXED
8107112        146.85            100        REPERF         Amort             Y              N          FHAUN       FIXED
8108912        237.61            100        REPERF         Amort             Y              N          FHAUN       FIXED
8125999        627.98         103.112048    REPERF         Amort             Y              N          FHAUN       FIXED
8126864        620.98            100        REPERF         Amort             Y              N          FHAUN       FIXED
8112419        461.27            100        REPERF         Amort             N              N          FHAUN       FIXED
8113953        1562.36        97.277325     30 DPD         Amort             N              N          FHAUN       FIXED
8128944        790.18         93.519685     REPERF         Amort             Y              N          FHAUN       FIXED
8129017        761.21             75        REPERF         Amort             Y              N          FHAUN       FIXED
8158388        402.49            100        REPERF         Amort             Y              N          FHAUN       FIXED
8158511        251.15           102.5       REPERF         Amort             Y              N          FHAUN       FIXED
8159543        257.99          92.0344      CURRENT        Amort             N              N          CONV        FIXED
8160806        680.92          96.82405     REPERF         Amort             Y              N          CONV        FIXED
8179723        395.75            100        REPERF         Amort             Y              N          CONV        FIXED
8181398        494.44             70        REPERF         Amort             Y              N          CONV        FIXED
8181588        499.11             80        REPERF         Amort             Y              N          CONV        FIXED
8181695        785.05             80        REPERF         Amort             Y              N          CONV        FIXED
8283830        842.17             95        CURRENT        Amort             N              N          PMI         FIXED
8072282        735.59         62.173913     30 DPD         Amort             N              Y          CONV        FIXED
8072092        329.09             75        REPERF         Amort             Y              N          CONV        FIXED
8459802        1356.04        68.631179     CURRENT        Amort             N              N          CONV        FIXED
8494155        355.24         52.631579     CURRENT        Amort             N              N          CONV        FIXED
8494031        657.26          78.26087     CURRENT        Amort             N              N          CONV        FIXED
8494163        438.93         79.090909     CURRENT        Amort             N              N          CONV        FIXED
8494049        593.78          72.55814     CURRENT        Amort             N              N          CONV        FIXED
8494056        756.97             90        CURRENT        Amort             N              N          CONV        FIXED
8494106        531.05             66        CURRENT        Amort             N              N          CONV        FIXED
8009334        1218.97        75.739645     REPERF         Amort             Y              N          CONV        FIXED
3195096        300.95            100        REPERF         Amort             Y              N          CONV        FIXED
3192424        995.95            100        REPERF         Amort             Y              N          CONV        FIXED
3193042        1342.36           100        REPERF         Amort             N              N          CONV        FIXED
8472219        1304.93        72.258065     CURRENT        Amort             N              N          CONV        FIXED
8480105        361.56         83.427273     CURRENT        Amort             N              N          CONV        FIXED
8480832        194.68         52.085629     30 DPD         Simple            N              N          CONV        FIXED
8480113        444.93         94.903453     30 DPD         Amort             N              N          CONV        FIXED
8480139        570.35          65.43012     30 DPD         Amort             N              N          CONV        FIXED
8475675        842.64         66.115702     30 DPD         Amort             N              N          CONV        FIXED
8474421         621.9         56.646526     CURRENT        Amort             N              N          CONV        FIXED
8473498         683.8             85        CURRENT        Amort             N              N          CONV        FIXED
8472730        3277.72         45.39559     CURRENT        Amort             N              N          CONV        FIXED
8471815        834.14            89.5       30 DPD         Amort             N              N          CONV        FIXED
8471229        1603.79            95        CURRENT        Amort             N              N          CONV        FIXED
8471294         766.3             85        CURRENT        Amort             N              N          CONV        FIXED
8466989        643.25         83.152174     30 DPD         Amort             N              N          CONV        FIXED
8466864        751.36             85        30 DPD         Amort             N              N          CONV        FIXED
8472664        632.27             75        30 DPD         Amort             N              N          CONV        FIXED
8473779        275.12             60        30 DPD         Amort             N              N          CONV        FIXED
8480956        307.97             85        CURRENT        Amort             N              N          CONV        FIXED
8474389        320.08         67.640449     CURRENT        Amort             N              N          CONV        FIXED
8472615         372.8         53.571429     CURRENT        Amort             N              N          CONV        FIXED
8475634        438.84             90        CURRENT        Amort             N              N          CONV        FIXED
8472094        445.63             75        30 DPD         Amort             N              N          CONV        FIXED
8480790        449.95         72.080851     CURRENT        Simple            N              N          CONV        FIXED
8480634        483.59         80.887692     CURRENT        Amort             N              N          CONV        FIXED
8473217        548.98             80        CURRENT        Amort             N              N          CONV        FIXED
8480964        554.49             90        30 DPD         Amort             N              N          CONV        FIXED
8480121        560.47         108.898148    30 DPD         Amort             N              N          CONV        FIXED
8473118        571.72             80        30 DPD         Amort             N              N          CONV        FIXED
8479057        574.56         86.359124     30 DPD         Simple            N              N          CONV        FIXED
8468399        596.58             80        CURRENT        Amort             N              N          CONV        FIXED
8480881        606.23         107.565382    CURRENT        Simple            N              N          CONV        FIXED
8473084        637.45             80        30 DPD         Amort             N              N          CONV        FIXED
8478299        638.25             80        CURRENT        Amort             N              N          CONV        FIXED
8470858        639.85             90        CURRENT        Amort             N              N          CONV        FIXED
8474629         666.1         51.851852     CURRENT        Amort             N              N          CONV        FIXED
8473241        699.78             90        CURRENT        Amort             N              N          CONV        FIXED
8480337        699.68         90.949635     30 DPD         Simple            N              N          CONV        FIXED
8472417        712.21            62.8       30 DPD         Amort             N              N          CONV        FIXED
8471823        724.02             75        CURRENT        Amort             N              N          CONV        FIXED
8475261        725.88           88.875      CURRENT        Amort             N              N          CONV        FIXED
8477093        702.55         63.159722     CURRENT        Amort             N              N          CONV        FIXED
8472755        793.81             80        CURRENT        Amort             N              N          CONV        FIXED
8472797        775.07             80        CURRENT        Amort             N              N          CONV        FIXED
8477325        759.49             85        CURRENT        Amort             N              N          CONV        FIXED
8473233        839.78            63.6       30 DPD         Amort             N              N          CONV        FIXED
8473092        851.16         84.590909     CURRENT        Amort             N              N          CONV        FIXED
8472896        876.84         76.923077     CURRENT        Amort             N              N          CONV        FIXED
8477689        918.83             90        CURRENT        Amort             N              N          CONV        FIXED
8474306        500.84         50.632911     30 DPD         Amort             N              N          CONV        FIXED
8480568         508.8          108.8357     30 DPD         Amort             N              N          CONV        FIXED
8480782        536.56         104.890698    30 DPD         Simple            N              N          CONV        FIXED
8479719        1124.96         97.0344      30 DPD         Amort             N              N          CONV        FIXED
8472185        1470.58        87.352941     CURRENT        Amort             N              N          CONV        FIXED
8472748        797.61             80        30 DPD         Amort             N              N          CONV        FIXED
8470890        807.01         84.259259     CURRENT        Amort             N              N          CONV        FIXED
8476301          849              85        CURRENT        Amort             Y              N          CONV        FIXED
8480485        1733.18        93.733478     30 DPD         Simple            N              N          CONV        FIXED
8475469        1876.11            80        30 DPD         Amort             N              N          CONV        FIXED
8474884        2484.8         109.677419    CURRENT        Amort             N              N          CONV        FIXED
8472276        2556.84            90        30 DPD         Amort             N              N          CONV        FIXED
8479479        1309.1             75        30 DPD         Amort             N              N          CONV        FIXED
8467045        738.34             90        CURRENT        Amort             N              N          CONV        FIXED
8470585        664.65         74.725275     30 DPD         Amort             N              N          CONV        FIXED
8469488        1275.15        86.111111     CURRENT        Amort             N              N          CONV        FIXED
8478604        251.63             45        30 DPD         Amort             N              N          CONV        FIXED
8474504        229.08         64.516129     CURRENT        Amort             N              N          CONV        FIXED
8474561        535.49             70        CURRENT        Amort             N              N          CONV        FIXED
8473159        1172.28            90        CURRENT        Amort             N              N          CONV        FIXED
8472631        1131.47            80        30 DPD         Amort             N              N          CONV        FIXED
8471104        799.81             80        CURRENT        Amort             N              N          CONV        FIXED
8469868        829.74             80        30 DPD         Amort             N              N          CONV        FIXED
8467805        562.04             85        30 DPD         Amort             N              N          CONV        FIXED
8472532         424.3             75        CURRENT        Amort             N              N          CONV        FIXED
8470056        494.93             90        30 DPD         Amort             N              N          CONV        FIXED
8476541        564.85         66.397849     CURRENT        Amort             N              N          CONV        FIXED
8478307        569.44             80        CURRENT        Amort             N              N          CONV        FIXED
8470510        602.09         84.571429     30 DPD         Amort             N              N          CONV        FIXED
8480774        668.88         104.453704    30 DPD         Simple            N              N          CONV        FIXED
8470338        366.49         38.461538     CURRENT        Simple            N              N          CONV        FIXED
8471005        821.55         90.778846     30 DPD         Amort             N              N          CONV        FIXED
8477184        421.57         80.406667     CURRENT        Amort             N              N          CONV        FIXED
8473522        486.97             75        30 DPD         Amort             N              N          CONV        FIXED
8470619        526.52         79.012346     30 DPD         Amort             N              N          CONV        FIXED
8474488         528.9         73.611111     CURRENT        Amort             N              N          CONV        FIXED
8478166        1141.01            95        30 DPD         Amort             N              N          CONV        FIXED
8470635        607.85             80        30 DPD         Amort             N              N          CONV        FIXED
8470916        1281.62            75        30 DPD         Amort             N              N          CONV        FIXED
8472342        1309.45        89.968254     CURRENT        Amort             N              N          CONV        FIXED
8477168        1485.67        95.338983     CURRENT        Amort             N              N          CONV        FIXED
8478083        1955.94            80        CURRENT        Amort             N              N          CONV        FIXED
8466971        1003.84            80        CURRENT        Amort             N              N          CONV        FIXED
8479941        1050.17            90        CURRENT        Amort             N              N          CONV        FIXED
8478117        3099.16        94.857143     30 DPD         Amort             N              N          CONV        FIXED
8478943        1445.6         90.484211     CURRENT        Amort             N              N          CONV        FIXED
8469496        1524.78         79.60199     CURRENT        Amort             N              N          CONV        FIXED
8471732        174.04         42.553191     30 DPD         Amort             N              N          CONV        FIXED
8477994        266.77             75        30 DPD         Amort             N              N          CONV        FIXED
8470528        403.77            69.6       CURRENT        Amort             N              N          CONV        FIXED
8469926        468.43             75        30 DPD         Amort             N              N          CONV        FIXED
8469850        509.26             70        CURRENT        Amort             N              N          CONV        FIXED
8478653        529.97         84.166667     CURRENT        Amort             N              N          CONV        FIXED
8478984        442.79         46.016071     CURRENT        Amort             N              N          CONV        FIXED
8471898        570.95             75        30 DPD         Amort             N              N          CONV        FIXED
8474330        593.68         64.315789     30 DPD         Amort             N              N          CONV        FIXED
8476756        428.61         66.304348     CURRENT        Amort             N              N          CONV        FIXED
8480550        632.84         85.731579     CURRENT        Amort             N              N          CONV        FIXED
8470924        621.24             90        CURRENT        Amort             N              N          CONV        FIXED
8479388        953.97             75        30 DPD         Amort             N              N          CONV        FIXED
8477390        883.42             95        CURRENT        Amort             N              N          CONV        FIXED
8472201        945.86         87.826087     30 DPD         Amort             N              N          CONV        FIXED
8473266        874.06         60.105263     CURRENT        Amort             N              N          CONV        FIXED
8473183        272.23             75        30 DPD         Amort             N              N          CONV        FIXED
8477473        456.56         65.434783     30 DPD         Amort             N              N          CONV        FIXED
8480873        425.12         101.38913     CURRENT        Simple            N              N          CONV        FIXED
8480907        766.47         106.320339    CURRENT        Simple            N              N          CONV        FIXED
8478018        546.61          61.22551     CURRENT        Amort             N              N          CONV        FIXED
8470288        651.23             80        30 DPD         Amort             N              N          CONV        FIXED
8476962        632.64             75        30 DPD         Amort             N              N          CONV        FIXED
8473845        635.09         63.636364     CURRENT        Amort             N              N          CONV        FIXED
8480600        722.48         99.081177     30 DPD         Amort             N              N          CONV        FIXED
8477283          781          56.401316     30 DPD         Amort             Y              N          CONV        FIXED
8472490        908.47             90        30 DPD         Amort             N              N          CONV        FIXED
8470270        900.11             80        CURRENT        Amort             N              N          CONV        FIXED
8478133        1023.1         84.999734     30 DPD         Amort             N              N          CONV        FIXED
8477796        1050.3             90        CURRENT        Amort             N              N          CONV        FIXED
8474496        255.33             65        30 DPD         Amort             N              N          CONV        FIXED
8474025        286.33         66.163299     CURRENT        Amort             N              N          CONV        FIXED
8467136        386.19             80        30 DPD         Amort             N              N          CONV        FIXED
8479792        386.21           83.94       30 DPD         Amort             N              N          CONV        FIXED
8467524        406.51             70        30 DPD         Amort             N              N          CONV        FIXED
8470171        440.12             70        30 DPD         Amort             N              N          CONV        FIXED
8475162        522.63             75        CURRENT        Amort             N              N          CONV        FIXED
8477010        445.62             80        CURRENT        Amort             N              N          CONV        FIXED
8470882         532.5             80        30 DPD         Amort             N              N          CONV        FIXED
8480410        551.05         83.726866     30 DPD         Simple            N              N          CONV        FIXED
8477705        774.93             85        30 DPD         Amort             N              N          CONV        FIXED
8477135        608.34             95        CURRENT        Amort             N              N          CONV        FIXED
8473928        799.34         74.509804     CURRENT        Amort             N              N          CONV        FIXED
8474595        842.47         74.424779     CURRENT        Amort             N              N          CONV        FIXED
8480055        826.54         78.524664     30 DPD         Amort             N              N          CONV        FIXED
8470569        875.05             90        30 DPD         Amort             Y              N          CONV        FIXED
8477077        1153.29            80        30 DPD         Amort             N              N          CONV        FIXED
8473068        1191.23            65        CURRENT        Amort             N              N          CONV        FIXED
8472987        892.14             85        CURRENT        Amort             N              N          CONV        FIXED
8478075        1089.2         91.937037     30 DPD         Amort             N              N          CONV        FIXED
8474314        1378.01        77.714286     30 DPD         Amort             N              N          CONV        FIXED
8467292        1381.48        73.191489     30 DPD         Amort             N              N          CONV        FIXED
8480493        625.54         41.935484     CURRENT        Amort             N              N          CONV        FIXED
8480238        483.14          27.52435     30 DPD         Amort             N              N          CONV        FIXED
8479149        384.74             50        CURRENT        Amort             N              N          CONV        FIXED
8470379        439.98             70        CURRENT        Amort             N              N          CONV        FIXED
8478919        1242.56            80        CURRENT        Amort             N              N          CONV        FIXED
7645195        552.67             65        REPERF         Amort             Y              N          CONV        FIXED
7645203        410.96         88.252195     CURRENT        Amort             N              N          CONV        FIXED
7645286        425.66             70        30 DPD         Amort             N              N          CONV        FIXED
7646425        394.94             70        CURRENT        Amort             N              N          CONV        FIXED
7645831        390.79             80        REPERF         Amort             N              Y          CONV        FIXED
3449543        668.23            100        CURRENT        Amort             Y              N          FHA         FIXED
3451036        338.76         100.969925    REPERF         Amort             Y              N          FHA         FIXED
3451200        273.19         101.528125    CURRENT        Amort             Y              N          FHA         FIXED
3451382         285.9            100        REPERF         Amort             Y              N          VA          FIXED
7132178        563.08         100.971053    REPERF         Amort             Y              N          FHA         FIXED
3454006        690.81         101.047253    REPERF         Amort             Y              N          FHA         FIXED
3454626        275.17         99.408333     30 DPD         Amort             Y              N          FHA         FIXED
3454758        815.66         100.412941    REPERF         Amort             Y              N          VA          FIXED
3455094        399.43         101.310204    REPERF         Amort             Y              N          FHA         FIXED
3456225        284.76            100        CURRENT        Amort             Y              N          VA          FIXED
3456282        314.73         100.924706    REPERF         Amort             Y              N          FHA         FIXED
3457504        942.33         98.732601     30 DPD         Amort             N              N          FHA         FIXED
3458619        968.22         99.149606     REPERF         Amort             Y              N          FHA         FIXED
3458973        658.93         99.888765     REPERF         Amort             Y              N          FHA         FIXED
3460573        766.16         100.648485    REPERF         Amort             N              N          FHA         FIXED
3460813        661.93         100.123864    REPERF         Amort             Y              N          FHA         FIXED
3463429        1026.07        91.594822     REPERF         Amort             Y              N          FHA         FIXED
3464559        480.58            100        REPERF         Amort             Y              N          FHA         FIXED
7132954        1066.22        98.557639     REPERF         Amort             Y              N          FHA         FIXED
3465952        880.72         99.349153     REPERF         Amort             Y              N          FHA         FIXED
5037965        375.63             20        CURRENT        Amort             N              N          SFM         FIXED
5038310        392.74             90        CURRENT        Amort             N              N          SFM         FIXED
5037619          500              95        CURRENT        Amort             N              N          SFM         FIXED
5037874        479.66             90        CURRENT        Amort             N              N          SFM         FIXED
5038161        218.09          94.43228     CURRENT        Amort             N              N          SFM         FIXED
5038260        408.35         89.027976     CURRENT        Amort             N              N          SFM         FIXED
5037734          550          93.877551     CURRENT        Amort             N              N          SFM         FIXED
5037833         555.1            62.5       CURRENT        Amort             N              N          SFM         FIXED
5038062        450.58         96.808511     CURRENT        Amort             N              N          SFM         FIXED
5037973        597.85             90        CURRENT        Amort             N              N          SFM         FIXED
5038179        243.33         86.666667     CURRENT        Amort             N              N          SFM         FIXED
5037981        481.71         79.310345     CURRENT        Amort             N              N          SFM         FIXED
5038070          500             100        CURRENT        Amort             N              N          SFM         FIXED
5037866        357.74             85        CURRENT        Amort             N              N          SFM         FIXED
5039227        320.04         92.857143     CURRENT        Amort             N              N          SFM         FIXED
5038120          500          87.407925     CURRENT        Amort             N              N          SFM         FIXED
5037890        307.68         93.734336     CURRENT        Amort             N              N          SFM         FIXED
5038153          839          85.714286     CURRENT        Amort             N              N          SFM         FIXED
5038112        458.71            100        CURRENT        Amort             N              N          SFM         FIXED
5038146        422.59             90        CURRENT        Amort             N              N          SFM         FIXED
5038237        326.28             90        CURRENT        Amort             N              N          SFM         FIXED
5031307        304.55         85.577361     CURRENT        Amort             N              N          SFM         FIXED
5037924        946.14         103.004292    CURRENT        Amort             N              N          SFM         FIXED
5037486        251.72             90        CURRENT        Amort             N              N          SFM         FIXED
5037460         795.7         94.339623     CURRENT        Amort             N              N          SFM         FIXED
5032172        631.94         87.739049     CURRENT        Amort             N              N          SFM         FIXED
5037304        214.94         45.112782     CURRENT        Amort             N              N          SFM         FIXED
5037437        461.37            100        CURRENT        Amort             N              N          SFM         FIXED
5037676        599.64          98.9842      CURRENT        Amort             N              N          SFM         FIXED
5038088        803.53         93.360996     CURRENT        Amort             N              N          SFM         FIXED
5037726          350          94.936709     CURRENT        Amort             N              N          SFM         FIXED
5037502          500          79.093667     CURRENT        Amort             N              N          SFM         FIXED
5037775          480          92.682927     CURRENT        Amort             N              N          SFM         FIXED
5037288        530.93         88.321168     CURRENT        Amort             N              N          SFM         FIXED
5037916         506.5         84.931042     CURRENT        Amort             N              N          SFM         FIXED
5037163        442.16         94.117647     CURRENT        Amort             N              N          SFM         FIXED
5037494        442.16         93.023256     CURRENT        Amort             N              N          SFM         FIXED
5037742        582.71             92        CURRENT        Amort             N              N          SFM         FIXED
5037387        476.86         88.888889     CURRENT        Amort             N              N          SFM         FIXED
5038195        334.58         66.666667     CURRENT        Amort             N              N          SFM         FIXED
5037445        445.91             95        CURRENT        Amort             N              N          SFM         FIXED
5037791        631.07         88.659794     CURRENT        Amort             N              N          SFM         FIXED
5037536          650          91.236818     CURRENT        Amort             N              N          SFM         FIXED
5039201        485.34         98.181818     CURRENT        Amort             N              N          SFM         FIXED
5039177        232.25          90.24116     CURRENT        Amort             N              N          SFM         FIXED
5037841        418.23         81.886533     CURRENT        Amort             N              N          SFM         FIXED
5037635        590.02         98.473282     CURRENT        Amort             N              N          SFM         FIXED
5037189          400          83.333333     CURRENT        Amort             N              N          SFM         FIXED
5037338        1062.05        96.428571     CURRENT        Amort             N              N          SFM         FIXED
5037122        289.51         95.021233     CURRENT        Amort             N              N          SFM         FIXED
5037593        386.44             85        CURRENT        Amort             N              N          SFM         FIXED
5037783        376.11         95.890411     CURRENT        Amort             N              N          SFM         FIXED
5037809        249.43         89.855072     CURRENT        Amort             N              N          SFM         FIXED
5037098          527          94.931219     CURRENT        Amort             N              N          SFM         FIXED
5037544          430              90        30 DPD         Amort             N              N          SFM         FIXED
5037825        314.59            100        CURRENT        Amort             N              N          SFM         FIXED
5037718        401.16         79.591837     CURRENT        Amort             N              N          SFM         FIXED
5037478          375             100        CURRENT        Amort             N              N          SFM         FIXED
5037361        968.53         94.192174     CURRENT        Amort             N              N          SFM         FIXED
5038013          375             100        CURRENT        Amort             N              N          SFM         FIXED
5037395          375             100        CURRENT        Amort             N              N          SFM         FIXED
5037858        303.74         77.777778     CURRENT        Amort             N              N          SFM         FIXED
5038203          435           72.36925     CURRENT        Amort             N              N          SFM         FIXED
5037817         376.2             90        CURRENT        Amort             N              N          SFM         FIXED
5037320        343.01            92.5       CURRENT        Amort             N              N          SFM         FIXED
5039102          900          76.377953     CURRENT        Amort             N              N          SFM         FIXED
5037403        377.17         94.408602     CURRENT        Amort             N              N          SFM         FIXED
5037585        550.69             50        CURRENT        Amort             N              N          SFM         FIXED
5038021        442.16         88.888889     CURRENT        Amort             N              N          SFM         FIXED
5039169        271.01             90        CURRENT        Amort             N              N          SFM         FIXED
5037767        524.85         94.642857     CURRENT        Amort             N              N          SFM         FIXED
5037171        314.42         88.571429     CURRENT        Amort             N              N          SFM         FIXED
5037346         506.7             80        CURRENT        Amort             N              N          SFM         FIXED
5037452          342          92.391304     30 DPD         Amort             N              N          SFM         FIXED
5039094        376.12            87.5       CURRENT        Amort             N              N          SFM         FIXED
5038229        665.76         94.117647     CURRENT        Amort             N              N          SFM         FIXED
5038054         737.9         94.257855     CURRENT        Amort             N              N          SFM         FIXED
5037353        504.52         92.307692     CURRENT        Amort             N              N          SFM         FIXED
5039185        372.63            100        CURRENT        Amort             N              N          SFM         FIXED
5038187         1050          94.893617     CURRENT        Amort             N              N          SFM         FIXED
5037668          427              90        CURRENT        Amort             N              N          SFM         FIXED
5037957         325.1            100        CURRENT        Amort             N              N          SFM         FIXED
5037650        253.55             85        30 DPD         Amort             N              N          SFM         FIXED
5037551         632.6         90.441176     CURRENT        Amort             N              N          SFM         FIXED
5037411        461.11         87.719298     CURRENT        Amort             N              N          SFM         FIXED
5037627        471.06         85.087719     CURRENT        Amort             N              N          SFM         FIXED
5037759        448.22         89.908257     CURRENT        Amort             N              N          SFM         FIXED
5039144          446             90.5       CURRENT        Amort             N              N          SFM         FIXED
5037999        362.46            93.5       CURRENT        Amort             N              N          SFM         FIXED
5038211        529.74             90        CURRENT        Amort             N              N          SFM         FIXED
5037510        815.91            100        CURRENT        Amort             N              N          SFM         FIXED
5037577        1157.93            90        CURRENT        Amort             N              N          SFM         FIXED
5037569        495.68         85.645161     CURRENT        Amort             N              N          SFM         FIXED
5037700        384.46         92.592593     CURRENT        Amort             N              N          SFM         FIXED
5038047        505.73             95        CURRENT        Amort             N              N          SFM         FIXED
5037601        696.65         67.315891     CURRENT        Amort             N              N          SFM         FIXED
5039243        962.74         82.608696     CURRENT        Amort             N              N          SFM         FIXED
5038005        514.52         93.673469     CURRENT        Amort             N              N          SFM         FIXED
5038138        824.04         81.666667     CURRENT        Amort             N              N          SFM         FIXED
5037528          650          93.333333     CURRENT        Amort             N              N          SFM         FIXED
5008420        466.08         84.444444     REPERF         Amort             Y              N          SFM         FIXED
5011564        436.78         102.857143    REPERF         Simple            Y              N          SFM         FIXED
5038039          410          87.468672     CURRENT        Amort             N              N          SFM         FIXED
5039151          320              90        CURRENT        Amort             N              N          SFM         FIXED
5037940        453.67             90        CURRENT        Amort             N              N          SFM         FIXED
5037908        583.28         88.363636     CURRENT        Amort             N              N          SFM         FIXED
5037882        504.43             90        CURRENT        Amort             N              N          SFM         FIXED
5037692        485.32             80        CURRENT        Amort             N              N          SFM         FIXED
5016571        306.89         98.181818     REPERF         Amort             Y              N          SFM         FIXED
5016894         301.2         95.756792     REPERF         Amort             Y              N          SFM         FIXED
5017223          425          91.262136     REPERF         Amort             N              Y          SFM         FIXED
5037643        402.32         83.333333     CURRENT        Amort             N              N          SFM         FIXED
5039219        290.15             60        CURRENT        Amort             N              N          SFM         FIXED
3199411        1069.91        63.255814     CURRENT        Amort             N              N          CONV        FIXED
3191673        448.45         83.293286     CURRENT        Amort             N              N          CONV        FIXED
3196466        228.56             75        REPERF         Amort             Y              N          CONV        FIXED
8466740        799.18            100        CURRENT        Amort             N              N          CONV        FIXED
8466757        425.27            100        CURRENT        Amort             N              N          CONV        FIXED
8075327        301.23             85        REPERF         Amort             N              Y          PMI       LIBOR-6M
8358756        1123.36            80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8357808        519.08         62.962963     30 DPD         Amort             N              Y          CONV      LIBOR-6M
8436669        1097.91            80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8482069        2298.28        70.416667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481756        1303.03            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481822        1933.96        53.488372     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482077        1011.4             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481830        1239.2         78.088235     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482093        1666.54            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482101        1889.13            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482119        444.85             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482127        3668.21            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482135        4691.63            64        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482143        1181.32        64.401198     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482150        792.47         62.068966     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482176        359.93             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482184        1805.65            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482192        1076.85         99.77803     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482218        551.11             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482309        1172.91            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482291        1892.53          61.25       CURRENT        Amort             N              N          CONV      LIBOR-6M
8482325        1517.88           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482333        2083.72            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482341        1904.3             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482358        2426.21            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482374        2968.92            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481939        355.07           40.625      30 DPD         Amort             N              N          CONV      LIBOR-6M
8481772        1859.18            60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481780        834.92           69.04       CURRENT        Amort             N              N          CONV      LIBOR-6M
8481806        377.15         35.227273     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481947        1500.63            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481954        1101.38        84.848485     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481962        2053.38        79.666667     30 DPD         Amort             N              N          CONV      LIBOR-6M
8481970        1177.89            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8481988        414.71         66.037736     30 DPD         Amort             N              N          CONV      LIBOR-6M
8481996        1275.36            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8482002        2224.68            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482010        425.13             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482028        719.38         51.515152     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482036        936.69             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482044        390.58             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482051        987.87             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481848        1300.65            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481855        4186.4             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481863        988.44             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481871        1127.47            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481897        1115.19        72.888889     CURRENT        Amort             N              N          CONV      LIBOR-6M
8368334        695.39             80        REPERF         Amort             Y              N          CONV      LIBOR-6M
8368060        1865.37            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8368136        286.72          42.45614     REPERF         Amort             Y              N          CONV      LIBOR-6M
8368318        409.52         61.904762     30 DPD         Amort             Y              N          CONV      LIBOR-6M
8367765        504.13             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8368185        852.14            105        REPERF         Amort             Y              N          CONV      LIBOR-6M
8456311        497.33             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8446254        241.59             50        REPERF         Amort             Y              N          CONV      LIBOR-6M
8445181        591.56         79.909989     CURRENT        Amort             N              N          CONV      LIBOR-6M
8455479        907.05             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8446668         718.1             75        REPERF         Amort             Y              N          CONV      LIBOR-6M
8445017        2734.75        84.938272     CURRENT        Amort             N              Y          CONV      LIBOR-6M
8446387        1467.09            85        REPERF         Amort             N              Y          CONV      LIBOR-6M
8445611        973.15             75        REPERF         Amort             Y              N          CONV      LIBOR-6M
8453672         2399              70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8446056        714.45             70        REPERF         Amort             N              Y          CONV      LIBOR-6M
8444895        565.85             50        30 DPD         Amort             N              N          CONV      LIBOR-6M
8446643        450.59         69.941715     REPERF         Amort             Y              N          CONV      LIBOR-6M
8453383        219.74             55        CURRENT        Amort             N              N          CONV      LIBOR-6M
8456519        2030.54            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8444747        770.67         63.492063     30 DPD         Amort             Y              N          CONV      LIBOR-6M
8456279        257.69         67.307692     CURRENT        Amort             N              N          CONV      LIBOR-6M
8444663        1042.84            65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8444473        360.34         64.912281     CURRENT        Amort             N              N          CONV      LIBOR-6M
8457160         536.1         68.258427     CURRENT        Amort             N              N          CONV      LIBOR-6M
8445025          211              65        30 DPD         Amort             N              N          CONV      LIBOR-6M
8450918        446.67             60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8450926        502.58             60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8446148        804.77             65        REPERF         Amort             Y              N          CONV      LIBOR-6M
8453680        285.58            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8451395        363.04             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8453516        1178.56            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8445009        925.21         41.463415     CURRENT        Amort             N              N          CONV      LIBOR-6M
8449449        775.89             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8446312        1125.55            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8444606        296.44             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
8445041        649.92         56.557377     CURRENT        Amort             N              N          CONV      LIBOR-6M
8452088        387.62             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8452260        627.91             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8451577        383.37         62.416667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8451163        553.98             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8451528        961.34         51.331719     CURRENT        Amort             N              N          CONV      LIBOR-6M
8444507        869.89             60        30 DPD         Amort             N              N          CONV      LIBOR-6M
8449654        352.36             65        REPERF         Amort             N              Y          CONV      LIBOR-6M
8450462        653.31          58.59375     REPERF         Amort             Y              N          CONV      LIBOR-6M
8450538        513.82             75        REPERF         Amort             Y              N          CONV      LIBOR-6M
8450413        336.59         78.762887     CURRENT        Amort             N              N          CONV      LIBOR-6M
8450447        304.95         75.609756     CURRENT        Amort             N              N          CONV      LIBOR-6M
8449332        564.07             70        30 DPD         Amort             N              Y          CONV      LIBOR-6M
8450488        541.63             65        REPERF         Amort             Y              N          CONV      LIBOR-6M
8450496        1127.26            80        REPERF         Amort             Y              N          CONV      LIBOR-6M
8447823        1136.65            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8449365         860.7          59.52381     30 DPD         Amort             N              N          CONV      LIBOR-6M
8448730        975.39             60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8447567        832.72             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8450520        711.72             75        REPERF         Amort             Y              N          CONV      LIBOR-6M
7967821        770.04         79.997895     CURRENT        Amort             N              N          CONV      LIBOR-6M
7968175        795.08         80.216667     CURRENT        Amort             Y              N          CONV      LIBOR-6M
7968183        620.73             82        30 DPD         Amort             N              N          CONV      LIBOR-6M
7968332        617.57             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
2006682        247.84            100        30 DPD         Amort             N              N          CONV       COFI-1M
2013258          982           101.2496     REPERF         Amort             Y              N          VA        TREAS-1Y
8497026        1805.9             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497059        1798.23            75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8497133        467.62             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497174        389.67             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497216        2683.6             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497224        789.15             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497257        1898.31            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497265        776.72             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8497075        560.09             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8496903        2753.46        83.333333     CURRENT        Amort             N              N          CONV      LIBOR-6M
8496929        2979.56            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8496952        1349.56            68        CURRENT        Amort             N              N          CONV      LIBOR-6M
8496960        1210.84            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8496978        1484.45            65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497109        3312.26        86.808511     CURRENT        Amort             N              N          CONV      LIBOR-6M
8497018        724.27             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
7137755        700.06          97.70098     REPERF         Amort             Y              N          FHA       TREAS-1Y
7139017        834.55         98.790309     30 DPD         Amort             N              Y          FHA       TREAS-1Y
8009482        798.09         99.368182     30 DPD         Amort             N              Y          FHA       TREAS-1Y
8052391        1463.94        74.102564     REPERF         Amort             Y              N          CONV      LIBOR-6M
8054678        1074.58        68.820225     CURRENT        Amort             N              N          CONV      LIBOR-6M
8055063        501.15         64.999503     REPERF         Amort             Y              N          CONV      LIBOR-6M
3284460        907.88         89.965636     REPERF         Amort             Y              N          CONV       COFI-1M
3284957        916.15         57.727273     REPERF         Amort             Y              N          CONV      TREAS-1Y
8497323        1097.36           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497299        577.75             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497281        3209.12           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497349        485.79             95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8497356        487.64            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8463119        642.28         82.303371     CURRENT        Amort             N              N          CONV      LIBOR-6M
8463101         602.1             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8463127        927.89             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8463036        1338.38            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8463044        1446.9            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8463051         624.3             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8463077        2099.33            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8463093        653.44            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8434185        3172.63        46.153846     REPERF         Amort             Y              N          CONV      LIBOR-6M
8434276        1054.16            80        30 DPD         Amort             Y              N          CONV      LIBOR-6M
8462160        373.69         74.278846     30 DPD         Amort             N              N          CONV      LIBOR-6M
8462202        2289.66            80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8462210        1022.81        60.463636     30 DPD         Amort             N              N          CONV      LIBOR-6M
8462038        586.91         79.253112     CURRENT        Amort             N              N          CONV      LIBOR-6M
8462079         643.5             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8462095        444.34         79.333333     CURRENT        Amort             N              N          CONV      LIBOR-6M
8462137        1016.06            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461881        1866.53            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461899        660.71             80        30 DPD         Amort             N              Y          CONV      LIBOR-6M
8461907        944.46         58.181818     30 DPD         Amort             N              N          CONV      LIBOR-6M
8461915        1126.64            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461964        768.27          76.78392     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461972        1377.08            70        30 DPD         Amort             N              N          CONV      LIBOR-6M
8461980        1424.52            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8462392        576.08             90        30 DPD         Amort             Y              N          CONV      LIBOR-6M
8462400        1370.26            80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8462418        2057.99        78.769231     30 DPD         Amort             N              N          CONV      LIBOR-6M
8461832        565.27         77.241379     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461840        610.48             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461857         546.2             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8462236        672.34             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8462244        2318.66        67.207792     30 DPD         Amort             N              N          CONV      LIBOR-6M
8462269        1374.65            80        30 DPD         Amort             Y              N          CONV      LIBOR-6M
8462293        1473.03            80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8462301        725.48             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8462319         513.9             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8462327        777.64             70        30 DPD         Amort             N              N          CONV      LIBOR-6M
8462368        1892.37            65        CURRENT        Amort             Y              N          CONV      LIBOR-6M
8462228        1705.48        61.090909     CURRENT        Amort             N              N          CONV      LIBOR-6M
8460826        3401.86         66.82243     30 DPD         Amort             N              N          CONV      LIBOR-6M
8461196        1392.77          83.725      CURRENT        Amort             N              N          CONV      LIBOR-6M
8461766        1059.61            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461170         604.9             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460735        531.46             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460834         681.1             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461741        1286.25            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461154        561.26             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460990        831.85             60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461006        590.28             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461014        2235.93            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461022        2061.98            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461030        559.64         29.268293     30 DPD         Amort             N              N          CONV      LIBOR-6M
8461055        499.66             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461063        2800.85        79.512195     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461071        876.14             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461089        619.56         26.101695     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461097        1740.01            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461105        3416.51            60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461113        1526.59            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461121        2373.76        74.457831     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461139        798.15             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461147        2179.13        69.131944     CURRENT        Amort             N              N          CONV      LIBOR-6M
8460867        599.97         63.505747     CURRENT        Amort             N              N          CONV      LIBOR-6M
8460875        859.28         67.768595     CURRENT        Amort             N              N          CONV      LIBOR-6M
8460883        1209.46            60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460909        1136.62            65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460917        521.01             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460925         1638          76.444444     CURRENT        Amort             N              N          CONV      LIBOR-6M
8460941        385.88             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460958        2648.7             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460966        950.86             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461485        442.17         63.492063     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461436        622.82             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461444        1730.22            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461451        627.28             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461469        427.15         74.978355     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461477        1299.47        70.416667     30 DPD         Amort             N              N          CONV      LIBOR-6M
8461618        2017.12            70        30 DPD         Amort             N              N          CONV      LIBOR-6M
8461626        1311.74            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461634        816.71         40.714286     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461642        1456.24         94.60279     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461667        1278.91            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461675        1514.11            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460768        1920.96            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461352        470.46             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461360        1044.66            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461394        707.97             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461402        771.62             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461428        2051.79            65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461824        709.58             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8461501        746.22             60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461527        475.64             60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460784        1136.38            65        30 DPD         Amort             N              N          CONV      LIBOR-6M
8461543        1391.34            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461550        1644.07            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461568        1805.13            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461576        1881.9             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461584        788.31             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461592        2556.11            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461600        1248.06            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460792        2139.48            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461238        1664.9             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461246        1215.04        78.108108     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461253        1087.34            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461261        469.46             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461279        1588.62            75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8460800        1749.31        74.137931     CURRENT        Amort             N              N          CONV      LIBOR-6M
8461287        563.34            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461295        1277.23            65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461774        1029.92            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8460818        816.57             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461782        2556.62          76.25       CURRENT        Amort             N              N          CONV      LIBOR-6M
8461790        2902.93            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8461816         586.5         69.919905     CURRENT        Amort             N              N          CONV      LIBOR-6M
8486029        538.97         84.210526     30 DPD         Amort             N              N          CONV      TREAS-1Y
8486060        377.58           84.375      30 DPD         Amort             N              N          CONV      TREAS-1Y
8486128          769              85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8486151        510.06         70.454545     CURRENT        Amort             N              N          CONV      TREAS-1Y
8485716        180.41         91.636364     CURRENT        Amort             N              N          CONV        FHLBB
8485872        234.81         79.310345     CURRENT        Amort             N              N          CONV      TREAS-1Y
8485328        614.06            137        30 DPD         Amort             N              N          CONV      TREAS-3Y
8485526        762.48             85        REPERF         Amort             N              N          CONV      TREAS-3Y
8484974        1129.25        67.619048     CURRENT        Amort             N              N          CONV      TREAS-3Y
8484990        511.39             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8485021        959.83         77.956989     CURRENT        Amort             N              N          CONV      TREAS-1Y
8485047        250.81             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8485054        2717.5         83.333333     CURRENT        Amort             N              N          CONV      TREAS-1Y
8485070        337.18             85        CURRENT        Amort             N              N          CONV      TREAS-3Y
8485104        975.49         83.045977     30 DPD         Amort             N              N          CONV      TREAS-3Y
8485138        353.45             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8485161        456.44         76.923077     30 DPD         Amort             N              N          CONV      TREAS-1Y
8485179        312.91             70        CURRENT        Amort             N              N          CONV      TREAS-1Y
8484669        352.62          95.66787     30 DPD         Amort             N              N          CONV      TREAS-1Y
8484685        608.96         80.952381     CURRENT        Amort             N              N          CONV      TREAS-1Y
8484693        356.88             85        30 DPD         Amort             N              N          CONV      TREAS-3Y
8484719        284.17             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8484750        685.24         59.393939     CURRENT        Amort             N              N          CONV      TREAS-1Y
8484768        915.39         84.999451     CURRENT        Amort             N              N          CONV      TREAS-3Y
8484784        238.37         81.578947     CURRENT        Amort             N              N          CONV      TREAS-1Y
8484800        781.55         85.003579     CURRENT        Amort             N              N          CONV      TREAS-1Y
8484818         406.4             95        CURRENT        Amort             N              N          PMI       TREAS-1Y
8484834        561.96             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8484859        886.03             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8484867        810.96         78.629032     CURRENT        Amort             N              N          CONV      TREAS-1Y
8484875        1059.56            95        CURRENT        Amort             N              N          PMI       TREAS-1Y
8484883        882.33             85        30 DPD         Amort             N              N          CONV      TREAS-1Y
8484891        1285.79        95.688623     30 DPD         Amort             N              N          CONV      TREAS-1Y
8484917        462.24             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
3384708        676.27         98.383529     REPERF         Amort             Y              N          FHA       TREAS-1Y
8347189        870.58             80        30 DPD         Amort             N              Y          CONV      LIBOR-6M
8362915        909.83         61.764706     CURRENT        Amort             N              N          CONV      LIBOR-6M
8346843        376.27             80        REPERF         Amort             Y              N          CONV      LIBOR-6M
8346769        500.73           71.625      CURRENT        Amort             N              N          CONV      LIBOR-6M
8346637        1242.03            80        REPERF         Amort             Y              N          CONV      LIBOR-6M
8346561        462.89             80        REPERF         Amort             N              Y          CONV      LIBOR-6M
8339426        280.36          54.33264     REPERF         Amort             Y              N          CONV      LIBOR-6M
8339673        914.81             80        REPERF         Amort             N              Y          CONV      LIBOR-6M
8339491        614.83             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
8339335        1248.76        95.922747     REPERF         Amort             N              Y          CONV      LIBOR-6M
8338949        570.17             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8350902        626.89             90        REPERF         Amort             Y              N          CONV      LIBOR-6M
8361750        2909.51        89.986322     CURRENT        Amort             N              N          CONV      LIBOR-6M
8361776        1387.79            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8350449        699.37         126.147273    REPERF         Amort             Y              N          CONV      LIBOR-6M
8350514         578.6          79.98615     30 DPD         Amort             N              N          CONV      LIBOR-6M
8350530        1685.61            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8348898        1002.75        64.580645     30 DPD         Amort             N              Y          CONV      LIBOR-6M
8352932         561.6            87.5       REPERF         Amort             Y              N          CONV      LIBOR-6M
8353039        850.35          89.54955     CURRENT        Amort             N              N          CONV      LIBOR-6M
8352528        504.51         57.142857     30 DPD         Amort             N              N          CONV      LIBOR-6M
8352429        1416.6         84.971098     REPERF         Amort             Y              N          CONV      LIBOR-6M
8351967        1018.57        73.333333     REPERF         Amort             Y              N          CONV      LIBOR-6M
8351678        692.94             90        REPERF         Amort             Y              N          CONV      LIBOR-6M
8351181        725.67            94.5       REPERF         Amort             N              Y          CONV      LIBOR-6M
8399099        247.63         74.117647     CURRENT        Amort             N              N          CONV      LIBOR-6M
8357196        725.64             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8486565        588.09             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486581        1156.45            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486540        1116.78            65        30 DPD         Simple            N              Y          CONV      LIBOR-6M
8486631        466.47             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486573        526.45         73.548387     CURRENT        Amort             N              N          CONV      LIBOR-6M
8486599        646.84             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486656        457.08             65        CURRENT        Amort             N              Y          CONV      LIBOR-6M
8040735        1135.55            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8146961        779.99             75        REPERF         Amort             Y              N          CONV      LIBOR-6M
8436099         860.4             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459299        1077.49            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459463        1415.08            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459471        1652.43        79.964912     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459489        814.66             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459497        835.43           65.625      CURRENT        Amort             N              N          CONV      LIBOR-6M
8459505        531.48             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459513        1921.48            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459521        515.96             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459307        791.49             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459539        1308.13        88.499137     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459547         824.5             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459315        655.87             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459554        1222.5         79.945799     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459323        944.76             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493892        2137.2            79.5       CURRENT        Amort             N              N          CONV      LIBOR-6M
8459562        984.21             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459570        1939.56        79.850746     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459331        796.58         64.968354     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459588        1184.62            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459596        600.03             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459349        1049.21            65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459604        463.94             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459356        2807.15            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459612        570.77          66.35514     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459364        1135.59            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459372        2293.17            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459620        1715.03            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459638        795.79             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459455         93.75          64.96063     CURRENT        Amort             N              N          CONV      LIBOR-6M
8458879        1174.92            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459083        1957.98            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459067        549.23         74.666667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459232         558.2             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8458986        1118.34          83.125      CURRENT        Amort             N              N          CONV      LIBOR-6M
8459075        667.78         88.588235     CURRENT        Amort             N              N          CONV      LIBOR-6M
8458994        1030.99            50        CURRENT        Amort             N              N          CONV      LIBOR-6M
8458952        380.99             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459133        557.11             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459166        1130.88        92.773438     CURRENT        Amort             N              N          CONV      LIBOR-6M
8458895        642.82             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8458903        953.78             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8458960        2062.19        94.984876     CURRENT        Amort             N              N          CONV      LIBOR-6M
8458820        2249.53        29.904762     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459141        979.43         94.999958     CURRENT        Amort             N              N          CONV      LIBOR-6M
8458911        1225.12        57.894737     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459109        574.99             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459182        603.04             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8458846        891.12         72.258065     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459026        843.15             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8458853         3375              80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459034         496.9             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8458978        2179.91            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459190        259.56         53.475936     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459265        1877.25            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459273        1515.53        79.991027     CURRENT        Amort             N              N          CONV      LIBOR-6M
8458937         497.4             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459216        796.87         84.318182     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459224          895          64.705882     CURRENT        Amort             N              N          CONV      LIBOR-6M
8458945        2858.9             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8301608        683.03         37.857143     CURRENT        Amort             N              N          CONV      LIBOR-6M
8376444        2604.11        68.732394     30 DPD         Amort             N              N          CONV      LIBOR-6M
8376006        529.07             80        REPERF         Amort             Y              N          CONV      LIBOR-6M
8376063        806.09         79.166667     REPERF         Amort             Y              N          CONV      LIBOR-6M
8376105        1393.78            75        REPERF         Amort             Y              N          CONV      LIBOR-6M
8376170        1073.11            68        30 DPD         Amort             N              N          CONV      LIBOR-6M
8375586         345.5         85.611873     CURRENT        Amort             N              N          CONV      LIBOR-6M
8430084        1634.94            95        30 DPD         Amort             N              N          CONV      LIBOR-6M
8375305        295.48         87.542674     CURRENT        Amort             N              N          CONV      LIBOR-6M
8375438        1411.7         80.099502     REPERF         Amort             N              Y          CONV      LIBOR-6M
8356123        330.24             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8465312        1654.51            85        30 DPD         Amort             N              N          CONV      TREAS-1Y
8466484        577.73         85.436983     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465320        1055.81        92.287174     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465296        1248.08        83.564567     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465726        331.85         78.985229     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465734          441          78.759365     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466104        1807.05         89.99902     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466112        1652.79        44.897959     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466138        1170.3             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466146        1082.74        82.312366     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466161        840.36             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466179        327.61             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466187        385.37         81.395452     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464752        1143.95            90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465742        524.96             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466195        1541.65            80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466229        1304.69            85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465759        366.62         84.283247     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465767        520.98         79.775281     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465775        599.76         89.655172     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466237        371.71             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465783        882.31           64.375      CURRENT        Amort             N              N          CONV      TREAS-1Y
8465809        830.79             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465817        674.85             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466534        570.34             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465825         797.7             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465833        377.74             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465841        349.22             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465858        667.34             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465866        342.68             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465874        595.91             90        CURRENT        Amort             N              N          PMI       TREAS-1Y
8465882        364.05             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465908        735.84             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464638        307.74             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464646        580.78             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464653        367.75             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464679        580.38             75        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464687        656.83             80        30 DPD         Amort             N              N          CONV      TREAS-1Y
8466344        769.43         117.700962    CURRENT        Amort             N              N          CONV      TREAS-1Y
8466070        1156.22         84.61156     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466492        615.52         94.265373     CURRENT        Amort             N              N          PMI       TREAS-1Y
8466088        342.68         96.554128     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464695        384.46             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464703        909.43          84.02752     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464711        1814.82        79.994739     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464729        501.49             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464737        891.58         79.991001     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464745        679.16             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464323        815.75         79.442509     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464331         450.2             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464349        833.77             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464547        425.84             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464554        246.06         88.888889     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464562        245.16             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464570        593.19             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464588        306.63             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464604        545.05          80.54308     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464612        718.18             80        30 DPD         Amort             N              N          CONV      TREAS-1Y
8464166        478.42         88.732394     30 DPD         Amort             N              N          CONV      TREAS-1Y
8464174        477.51             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464182        397.14             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464190        505.02         75.287356     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464208         763.8             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464216        244.24           46.875      30 DPD         Amort             N              N          CONV      TREAS-1Y
8464224        316.03             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464232        309.48             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464240        481.99             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464273        542.79             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464281        1696.28            90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464299        968.19         76.892666     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466542        728.97         90.193166     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464307        487.66             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464315        695.87             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463861        329.45             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463879        415.11             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463887        283.74             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466427        343.73             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463895        1212.85            80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463903        452.66             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463911        1079.42        84.848485     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463929        877.12             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463937        1153.25            80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463945        363.85             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463952        917.51             85        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463960        436.69          79.99937     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463978        783.05             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463986        397.74             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464778        873.94             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464158        524.29             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464034         347.1             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464042        370.92             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466047        1175.5             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464059        619.33             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464356        619.33             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464364        376.07             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464372        583.22             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464380        426.46             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464398        925.39             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464406        516.11             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464414        577.79             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464422        406.01             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464430        467.81             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464448        718.29             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464455          549              80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463994        438.62             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463838        481.01             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463846        627.03             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463853        305.36             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466419        410.33             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464075         267.3             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464083         371.6             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464091        382.69             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464109        395.69             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464117        399.13             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466385        395.21             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464125        491.62             80        30 DPD         Amort             N              N          CONV      TREAS-1Y
8464133        323.43             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464141        772.79             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466393        411.94             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463523        704.68             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463531        540.38             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464000        361.97             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464018        343.39             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464026        589.58             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464992        471.34             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466351        468.83             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463549        576.29             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463556        658.62             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463564        318.13             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463572        684.28             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463598        405.17             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463606        407.16             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463614        364.03             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463622        414.31             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463630         494.1             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466369        364.03             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466377        461.02             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464067        523.52             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464851        467.19             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464885        986.18             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464893        874.05         78.851028     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464919        593.65             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464935        926.73         85.870139     CURRENT        Amort             N              N          CONV      TREAS-1Y
8464943        420.18             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464950        540.22             90        CURRENT        Amort             N              N          PMI       TREAS-1Y
8464968        1573.98            80        30 DPD         Amort             N              N          CONV      TREAS-1Y
8464976        556.38             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464984         758.1             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465031         381.4             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465338        524.22             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466500        2950.07        89.561899     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465346        526.39             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465361        1187.2             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466062         816.4             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465379        620.67         80.436205     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465387        700.26         89.989407     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465395        980.29             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465403        834.27             70        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464786        473.45             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464794        492.83             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464802         392.6             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464810        338.77            100        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464828        373.19             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464836        398.37             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464505        398.37             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465072        365.44             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465080        720.48             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464620         323.3             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464463        692.24             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464471        512.16             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464489        608.52             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464497        641.48             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464513        594.01             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464521        825.73             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8464539        430.07             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465015        556.03             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465437         522.3             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465452        470.63             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465460        467.94             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465478        468.07             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465486        1311.01            80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465494        562.79             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465502        573.61             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465510        446.96             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465528        624.09             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465536         476.9             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465049        522.79             80        30 DPD         Amort             N              N          CONV      TREAS-1Y
8465056        601.05             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465064        443.64             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465932        459.34             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465940        433.53             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465957          461              80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465965        305.79             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465973        282.62             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465981        397.28             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465999        328.59             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466005        510.75             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466013        840.32         89.999521     30 DPD         Amort             N              N          CONV      TREAS-1Y
8466021        583.95             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466096        536.18         80.029058     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466518        903.13         79.166675     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466435        928.02             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466039        899.63             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465411        511.53         89.493671     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465429        1449.8             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465569        711.49             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465577        625.56         61.594203     30 DPD         Amort             N              N          CONV      TREAS-1Y
8465585        1515.7             80        30 DPD         Amort             N              N          CONV      TREAS-1Y
8465593        461.28             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465601        474.61             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465643        455.27             60        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465650        1389.27        86.095238     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465668        630.21             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465205        341.46         79.951642     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465213        622.76             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465221        343.39             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465239        321.96         76.721311     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465247        307.86             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465262         988.5             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465270         988.5             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465288        1133.13            80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465544         647.9         89.511073     CURRENT        Amort             N              N          CONV      LIBOR-6M
8465551        405.95             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465700        963.16             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465718        526.73             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465254        609.87         89.988623     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465098        554.64             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465106         739.1             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465114        291.69             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465122        447.01             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465130        1208.17            90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465148        414.93             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465155        342.63             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465163        925.22         85.714286     CURRENT        Amort             N              N          CONV      TREAS-1Y
8465171        687.57             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465189        336.27             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465197         595.3             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463663        509.17             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463747        397.42             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463754        1376.63            80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463762        353.26             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463770        1343.19            80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463788         738.9             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463796        488.67            100        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463804        412.89             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463812        437.22             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463820         755.6         79.193839     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463648        585.19             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463655        616.31             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463671        1575.63            80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465676        464.53             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465684        609.41             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465692        1016.36            90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463234        148.54             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463242        333.56             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463259        334.82             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463267        386.18             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463275        528.78             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463689        887.59             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463697         220.5         76.086957     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463705        433.74             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465304        2861.12        63.030781     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463713        702.05         73.873874     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463721        337.97          89.02439     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463739        591.32             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463473        495.63             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466443        874.95         89.615385     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466450        493.94         118.518519    CURRENT        Amort             N              N          CONV      TREAS-1Y
8463481        467.98             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466468        653.77         88.198163     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463507        446.89             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463135        1368.62        79.836735     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463143        612.45             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463150        585.29             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463168        509.91             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463176        1127.31        79.975774     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463184        444.62         73.144876     30 DPD         Amort             N              N          CONV      TREAS-1Y
8463192        364.92             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463366        463.36             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463200        537.08             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463218        456.34             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463341        533.57             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463358         504.7             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463382        967.15             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463390        385.74             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463408        313.34             50        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463424        496.33             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466476        957.44             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463432        469.67         88.405797     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463440        231.74             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463457        877.55             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463465        380.51             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466526         688.7         77.473732     30 DPD         Amort             N              N          CONV      TREAS-1Y
8466245        493.96             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466252        396.67             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466260        690.89             80        30 DPD         Amort             N              N          CONV      TREAS-1Y
8466286        212.57             75        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466294        905.21             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466302        1094.46        89.993823     CURRENT        Amort             N              N          CONV      TREAS-1Y
8466310        475.48             90        CURRENT        Amort             N              N          PMI       TREAS-1Y
8466328        375.26             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8466336        198.19             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8465916        429.88             80        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463309        429.26             90        CURRENT        Amort             N              N          PMI       TREAS-1Y
8463317        1129.7         70.378378     CURRENT        Amort             N              N          CONV      TREAS-1Y
8463325        723.27             90        CURRENT        Amort             N              N          CONV      TREAS-1Y
8463333        324.09         76.727273     CURRENT        Amort             N              N          CONV      TREAS-1Y
8304974        1556.9             70        CURRENT        Amort             N              Y          CONV      LIBOR-6M
8433286        1676.94            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8046732        1019.49            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8048753        1011.12        84.844961     30 DPD         Amort             N              N          PMI       LIBOR-6M
8171670        743.34         99.529787     REPERF         Amort             Y              N          FHA       TREAS-1Y
3314135        521.84             50        REPERF         Amort             Y              N          CONV      LIBOR-6M
3316155        1018.57            90        REPERF         Amort             Y              N          CONV      LIBOR-6M
3314689        1332.35            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
3330842        433.46             75        REPERF         Amort             Y              N          CONV      LIBOR-6M
3339207        1150.5             90        REPERF         Amort             Y              N          CONV      LIBOR-6M
3340015        940.43             65        30 DPD         Amort             N              Y          CONV      LIBOR-6M
3340635        868.67          50.33557     REPERF         Amort             N              N          CONV      LIBOR-6M
3346848         386.8             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
3383221        1414.75        89.666667     REPERF         Amort             Y              N          CONV      LIBOR-6M
3316163        1039.81        82.758621     REPERF         Amort             Y              N          CONV      LIBOR-6M
3382629        664.49             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
3305158        1130.01            90        REPERF         Amort             Y              N          CONV      LIBOR-6M
3301520        1226.59        79.999494     REPERF         Amort             Y              N          CONV      LIBOR-6M
3310778        810.39             80        REPERF         Amort             Y              N          CONV      LIBOR-6M
3288404         255.8         14.423077     CURRENT        Amort             N              N          CONV      LIBOR-6M
3294766        385.49             85        CURRENT        Amort             N              Y          CONV      LIBOR-6M
3300571        1170.84            80        30 DPD         Amort             N              Y          CONV      LIBOR-6M
3301892        474.04             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
3303310        1344.92            80        REPERF         Amort             Y              N          CONV      LIBOR-6M
3303344        724.09             75        30 DPD         Amort             N              Y          CONV      LIBOR-6M
3304649        494.75         84.930385     REPERF         Amort             N              Y          CONV      LIBOR-6M
3307246        929.84             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
3309721        1092.65            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481392        552.09             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481400        965.02             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481632        619.49            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481418        960.35             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481434        933.65             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481442        1723.58        83.966245     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481459        702.18          74.92823     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481475        3838.1             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481483        1040.85        89.666667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481509        223.28          59.52381     CURRENT        Amort             Y              N          CONV      LIBOR-6M
8481525        523.66         89.983306     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481541        684.91             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481152         1008              80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481160        1161.94            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8481582         799.5             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8481178        499.85         89.983306     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481186        864.92         86.956522     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481202        2220.19            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481210        1585.87            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8481228        1457.04            65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481244        896.79             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481277        1766.72            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481285        1574.62            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481301        872.91             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481319        687.51         84.971429     CURRENT        Amort             N              N          CONV      LIBOR-6M
8481384        1006.34            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8481590        582.57         84.857143     30 DPD         Amort             N              N          CONV      LIBOR-6M
8064776        346.37            78.4       CURRENT        Amort             Y              N          CONV      LIBOR-6M
8065062        438.43         65.098039     REPERF         Amort             Y              N          CONV      LIBOR-6M
8065153        413.68         49.180328     REPERF         Amort             Y              N          CONV      LIBOR-6M
8068769        686.47             65        REPERF         Amort             Y              N          CONV      LIBOR-6M
8493538        450.79         78.947368     CURRENT        Amort             N              N          CONV      LIBOR-6M
8493173        824.68             95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493199        1275.45           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493215        2502.31            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489999        1111.99            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493439        871.64            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493447        2202.44            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493454        521.79             95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493637        1051.35            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491771        2113.46            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493652        588.13            100        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491789        1106.42            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493702        818.79            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493710        770.22         109.047619    CURRENT        Amort             N              N          CONV      LIBOR-6M
8491748        478.81            50.7       CURRENT        Amort             N              N          CONV      LIBOR-6M
8493736        399.21             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8493140        693.17            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492803        1682.82            95        30 DPD         Amort             N              N          CONV      LIBOR-6M
8492845        976.74             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492860        554.29             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492878        853.23             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493546        1953.32            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493561        492.53             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493579        813.07             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491615        923.21             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491722        588.93             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8493298        2049.53        64.516129     30 DPD         Amort             N              N          CONV      LIBOR-6M
8493330        1032.75            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489452        736.62             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493348        716.16             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493355        712.09             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493405        532.72         89.230769     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492936        2361.83            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492944        744.13            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492951        1583.41            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492977        548.84             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492993        750.22             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492522        493.13             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492548        591.13             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492555        463.53         84.982332     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492571        780.71         88.541667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492589        618.02             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492597        910.05         63.508772     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492605        952.21            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492621        744.44             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8492647        1052.79            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492654        1179.82           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492688         500.3             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491656        1127.71            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493017        1742.1             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491664        1222.41            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493066        927.87             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8493082        705.28            97.2       CURRENT        Amort             N              N          CONV      LIBOR-6M
8493090        811.01         89.528796     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492498         634.9             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491649        613.07             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8492274        891.74            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492282        706.64             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492316        596.25         91.891892     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492332        949.37             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491375        620.09             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492357        475.02             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492373        245.41             50        30 DPD         Amort             N              N          CONV      LIBOR-6M
8492696        439.95             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492704        1071.85            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492720        761.86            100        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491383         433.7             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492738        713.01             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491805        624.31             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492183        445.95             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8492191        540.95             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492217        463.17             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492225         406.2             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491342        1936.75            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8492233        1031.13           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491359        559.31         78.596491     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492449        446.27             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492480        433.29         84.984742     CURRENT        Amort             N              N          CONV      LIBOR-6M
8491870        1439.55            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491888        1909.68            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491896        1018.78            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491367        778.66         79.654545     CURRENT        Amort             N              N          CONV      LIBOR-6M
8491904        1000.88            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491938        428.42             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491284        993.97             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491953        972.04             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491961        914.85             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491979        956.14             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492019        1650.69        79.989468     30 DPD         Amort             N              N          CONV      LIBOR-6M
8492050        1210.12            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492068        625.94             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492076        614.97             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492381        619.27             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8492399        477.58             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492415        426.56             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492423        721.79             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490666        536.28          66.26506     CURRENT        Amort             N              N          CONV      LIBOR-6M
8490674        1083.02            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490682        359.28             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490690        576.48             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490708        945.64             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490716        908.62            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492084        538.77             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492092        1343.72        84.473684     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492100        575.23            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8492126         547.8             90        30 DPD         Amort             N              Y          CONV      LIBOR-6M
8492142         775.9         79.166667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8492175        1132.48            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491565        536.32             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491102        2324.31        96.153846     30 DPD         Amort             N              N          CONV      LIBOR-6M
8491250        737.95             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491136        939.35             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491151        480.77             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491169        1284.29            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491177        790.27            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491839        1931.09        61.538462     CURRENT        Amort             N              N          CONV      LIBOR-6M
8491235        939.63             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491243        1080.57            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490633        539.89             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490658        1566.78            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490906        1411.82        82.578947     CURRENT        Amort             N              N          CONV      LIBOR-6M
8491847        980.39             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490914        471.92             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490922        459.41             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491854        563.82             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491391        685.67             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490344        1067.88           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491813        966.15             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490377        466.59             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490393        1491.52            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491821         417.5             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491060        426.98             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491078        423.01             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487092        802.26             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490732        855.35             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490740        1179.74            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8490757        601.08             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490765        498.21             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490773        521.46             82        30 DPD         Amort             N              N          CONV      LIBOR-6M
8490799        898.42            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490815        619.08             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490831        929.14         84.351145     CURRENT        Amort             N              N          CONV      LIBOR-6M
8490856        870.19         66.711141     CURRENT        Amort             N              N          CONV      LIBOR-6M
8490872        688.36             90        CURRENT        Amort             Y              N          CONV      LIBOR-6M
8490898        1842.18        82.156134     30 DPD         Amort             N              N          CONV      LIBOR-6M
8490435        995.12             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490443        818.19             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8490450        1059.55            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490484        1003.35            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490518        613.37             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490542        1674.27            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490039        763.52             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490047        1135.15            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490062        2723.28            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490096        782.27             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8490104        1052.18            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491029        1036.57        83.832335     CURRENT        Amort             N              N          CONV      LIBOR-6M
8490120        973.63             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490161        1452.72        87.570621     CURRENT        Amort             N              N          CONV      LIBOR-6M
8490187        509.01         80.405405     CURRENT        Amort             N              N          CONV      LIBOR-6M
8490401        540.41             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490419        1084.25           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489775        506.83             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489783        1551.34        84.680851     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489791        1374.11           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489817        624.45             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490559        532.28             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8490567        752.45         82.105263     CURRENT        Amort             N              N          CONV      LIBOR-6M
8491441        409.95         78.947368     CURRENT        Amort             N              N          CONV      LIBOR-6M
8490609        1068.6             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491003        873.44             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490013        928.73             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490211        1535.1             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490229        1639.08            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490971        731.79             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8490252        731.79             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490278        568.47             75        CURRENT        Amort             Y              N          CONV      LIBOR-6M
8490286        1650.44            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8490302        708.01             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490310        603.04         71.813472     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489718        1951.36            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489726        627.11             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489734        1424.19            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489742        890.51             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489759        3326.13            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487522        477.28          66.76259     CURRENT        Amort             N              N          CONV      LIBOR-6M
8486953        815.03             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486888        1053.07        88.958333     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489957        1586.23        79.007809     CURRENT        Amort             N              N          CONV      LIBOR-6M
8486995        650.15             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487001        1031.97           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487035        1095.42            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489965        1017.21            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487050        482.83         89.830508     CURRENT        Amort             N              N          CONV      LIBOR-6M
8487076        977.56            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490203        1377.32            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491540        699.31             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489940        496.84             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487423        1393.83            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8491557        1557.55            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8490948        839.82             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487464        1242.96            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487472        1982.85            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487506        1828.93            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8491433        1048.14            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493751        819.81             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493769        508.98             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493777        400.18             90        CURRENT        Amort             Y              N          CONV      LIBOR-6M
8493793        453.22             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493819        510.53          89.96119     CURRENT        Amort             N              N          CONV      LIBOR-6M
8493827        643.12         65.938865     CURRENT        Amort             N              N          CONV      LIBOR-6M
8493850        976.61             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8493868        1114.08            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487373        1452.49            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487381        547.63             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489643        1215.03            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489650        965.31             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489932        460.18             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489676        1062.87            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489692        759.79             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489106        1012.58            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489114        526.39         83.571429     CURRENT        Amort             Y              N          CONV      LIBOR-6M
8487282        1517.06            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487290        1239.47            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489460        2262.23            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489486        528.05             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489494        1008.43          88.92       CURRENT        Amort             N              N          CONV      LIBOR-6M
8489916        543.91             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489502        790.43             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489510        2850.2             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489528        728.53             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489536        584.23         76.404494     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489551        2199.18           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489569        457.13             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489585        597.01           88.75       CURRENT        Amort             N              N          CONV      LIBOR-6M
8489593        1280.54            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489619        1913.17            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489882         437.3             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489627        561.65             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489254        583.36         82.894737     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489270         515.3             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489288        420.69             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489304        2291.36        89.489489     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489908        1771.39            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489361        889.25             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489379        674.44             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489866        1218.95            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488975        1018.6            100        CURRENT        Amort             Y              N          CONV      LIBOR-6M
8488983        1593.24            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488991        442.29             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489015        1459.8             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489130        1683.92        89.387755     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489155        969.07             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489163        663.52             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489171        923.92             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489197        482.66         69.620253     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489841        386.62         69.230769     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489221        1546.48            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489247        857.67         82.926829     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488801         557.1             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488827        535.39             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488835        1237.18            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8488876        547.08         84.984026     30 DPD         Amort             N              N          CONV      LIBOR-6M
8488884        777.01             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488918        1327.44            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488934        809.84            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488942        770.79             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488959        971.37             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8488967        493.85             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488587        599.89             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488595        650.82             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488603        546.33         49.677419     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488611         432.2             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488637        1066.63            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486821        648.58             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488645        1182.25            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488652        537.73             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486896        1608.73            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488694        428.47             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488793        783.89         77.272727     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488744        890.01          90.84728     CURRENT        Amort             N              N          CONV      LIBOR-6M
8489031        454.23             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489403        557.43            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8489049        1306.08            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8489056        1152.86           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486805        861.45             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486813        1742.29            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488462        764.19             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488470        1073.82            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488504        941.82             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488512        585.73             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488538        492.22             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8488546        2081.05        69.459834     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488389        1060.63            75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8488397        1346.13            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488413        3238.62            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487233        1601.01            95        30 DPD         Amort             N              N          CONV      LIBOR-6M
8488439        1945.96           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486847        1590.88        84.190476     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488736        2207.62        84.999983     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488223        714.86             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488256        1415.04           100        30 DPD         Amort             N              N          CONV      LIBOR-6M
8488298        1916.31        83.111111     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488306        1586.21            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488322        898.67             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488330        2030.1            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488066        1004.75        85.094488     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488074        2236.74           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488082        544.26             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488090        1075.68            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488116        1272.76            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488124         579.9             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8488132        808.16             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487530        1484.06           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487126        1543.14        89.999522     30 DPD         Amort             N              N          CONV      LIBOR-6M
8486839        1443.62        83.041237     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488751        854.19         84.545455     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488157        1952.24        89.732143     CURRENT        Amort             N              N          CONV      LIBOR-6M
8488173        2206.05        89.980732     CURRENT        Amort             N              N          CONV      LIBOR-6M
8487944        570.48             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487142        853.74            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487951        680.34             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487977        767.45         114.666667    30 DPD         Amort             N              N          CONV      LIBOR-6M
8487985        444.34             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487993         693.2            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488017        1605.5             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488025        1303.3             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488033        1248.92            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8488041        1338.06            80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8488058        913.52            100        CURRENT        Simple            N              N          CONV      LIBOR-6M
8490005        1113.44            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487720        498.81         74.601708     CURRENT        Amort             N              N          CONV      LIBOR-6M
8487738        1657.21            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487761        472.36             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487779        618.59         84.705882     CURRENT        Amort             N              N          CONV      LIBOR-6M
8487787        1216.1             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487795        1343.45        72.979798     CURRENT        Amort             N              N          CONV      LIBOR-6M
8487811         1029              80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487829        810.92             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487852        620.71         83.522727     CURRENT        Amort             N              N          CONV      LIBOR-6M
8487860        680.52             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487878        907.41         79.349593     30 DPD         Amort             N              N          CONV      LIBOR-6M
8487886        424.08             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8486912        832.68             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487563        528.98             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487571        832.33            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487597        546.42             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487605        1087.3             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487613        846.34             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487639        2486.51            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487647        639.75             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487662        533.82            83.2       CURRENT        Amort             N              N          CONV      LIBOR-6M
8487670        405.53             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8487688        591.39             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8487696        941.26             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
7766587        4159.22            75        REPERF         Amort             Y              N          CONV      LIBOR-6M
7767148        450.91             80        REPERF         Amort             Y              N          CONV      LIBOR-6M
7771561        922.65             75        REPERF         Amort             N              Y          CONV      LIBOR-6M
7773054        1088.61            70        REPERF         Amort             Y              N          CONV      LIBOR-6M
7775380        1412.9             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
7777170        632.78             80        CURRENT        Amort             Y              N          CONV      LIBOR-6M
7778368        474.98             80        REPERF         Amort             N              Y          CONV      LIBOR-6M
7779861        1398.08            80        REPERF         Amort             Y              N          CONV      LIBOR-6M
7785876        339.95             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
8376659        429.32             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484321         456.7             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484347        133.34             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484354        1161.68        79.473684     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484370        866.19             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484396        702.02         75.229358     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484404        209.06             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484412        545.93         64.578313     30 DPD         Amort             N              N          CONV      LIBOR-6M
8484420        1194.82            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484438        658.49         72.527473     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484453        590.22             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484479        478.17             71        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484487        524.22         69.620253     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484511         438.8             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484529        985.97             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8484537        687.37             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484545        412.98             70        30 DPD         Amort             N              N          CONV      LIBOR-6M
8484552        1533.45            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484560        589.61             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484578        696.36             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484586        302.79         43.785714     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484610        457.58             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484149        1962.55            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484024        257.66             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484032        1139.97        59.302326     30 DPD         Amort             N              N          CONV      LIBOR-6M
8484040        944.79             72        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484057        459.53         53.797468     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484065        342.95             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484073        540.78             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484081        305.64             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484107         856.4         77.815126     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484115        378.35             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484123        420.21             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484131        189.25             60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484156        897.08             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8496275        544.37         72.289157     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484164        793.27             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484172        1099.03            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484180        972.46             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484198        654.42             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484206          582          73.333333     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484230        933.24             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484248        937.31             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484263        1218.39            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8496325        723.39             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8483703        498.75             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483711        1373.68            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483729        1268.82            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483745        1418.29            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483752        815.46         61.904762     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483760        1196.54         71.33758     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483778        365.23             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483794        348.51             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483802        515.07             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483810        1190.65            73        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483828          487              70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483836        1224.52            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483844        1366.76            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483851        431.76             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483869        1234.78            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483877        258.03             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483885        258.02             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483893        258.03             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483901        258.03             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483919        258.03             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483927        258.03             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483935        1319.14            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483943        506.46             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483968        3848.7             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483976        918.89             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8483513        605.75             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483364        1339.17            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483372        931.89         61.971831     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483380        281.69          60.36036     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483406        498.23         68.085106     30 DPD         Amort             N              N          CONV      LIBOR-6M
8483430        323.67             60        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483455        845.55            62.5       CURRENT        Amort             N              N          CONV      LIBOR-6M
8483497        1076.13            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483505        333.82         47.777778     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483539        322.17         43.478261     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483547        637.55             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483554        1205.16            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483588        511.04             47        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483596        991.84             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483612        563.88             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483620        720.91         79.952267     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483638        223.58             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8483646        846.32         26.918239     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483653        482.27             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483679         928.5             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483059        321.96             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8483067        669.89             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8483075        1921.76            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483083          725              65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483091        828.91         83.018868     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483109        494.87         71.506849     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483117         20.45             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483125         893.5         68.902439     CURRENT        Amort             N              N          CONV      LIBOR-6M
8484628        336.52         46.666667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483133          399              80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8483141        1289.63            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483158        1121.69         7.394366     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483166        190.49             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483182        1009.05            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483190        321.43             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483216        1340.13            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483224        341.52             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483257        261.01             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483265        1176.57            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483273         369.3         63.492063     CURRENT        Amort             N              N          CONV      LIBOR-6M
8483281        912.19             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483299        1080.6             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483307        645.43             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483323        941.17             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483331        1356.91            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483349        622.45             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483356         676.6         98.076923     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482739        376.72             50        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482747        613.41             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482762        498.42         57.943925     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482770        354.56             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482796        716.53         66.666667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482804        1030.37            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482812        574.49             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482838        639.27             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482846        1122.28        77.423313     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482861        676.49             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482879        677.87             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482887        374.85             60        30 DPD         Amort             N              N          CONV      LIBOR-6M
8482903        1038.74            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482929        194.03         32.258065     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482937        405.43             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482978        1059.99            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482986        456.92             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482994        469.78             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483026        714.32             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8483042        1125.13            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482424        603.25             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482432        901.15             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482440        1247.44            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482465        1339.48            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482473        1739.97            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482499         588.4             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482507        280.66         60.204082     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482515        969.93             60        30 DPD         Amort             N              N          CONV      LIBOR-6M
8482523        442.96         53.888889     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482564        1146.17            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482572        364.28             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482580        417.23         69.508197     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482598        373.12             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482606         519.4         62.352941     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482622        863.79         66.477273     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482648        1448.32            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482655        512.36             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482663         271.6         40.540541     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482689        631.29             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482697        334.33             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482705        1368.09            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8482713        1523.72        70.697674     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482416        380.83             60        30 DPD         Amort             N              N          CONV      LIBOR-6M
8482382        851.51         42.288557     CURRENT        Amort             N              N          CONV      LIBOR-6M
8482390        327.19             64        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484644        618.29             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8484651        2822.1             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495186        503.11         58.510638     CURRENT        Amort             N              N          CONV      LIBOR-6M
8495210        949.33             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495228        1367.86            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494890        642.65         75.555556     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494908        532.25         84.979424     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494940        1177.2             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494957        589.23             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494965          587          64.705882     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494973        2725.41            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494999        764.41             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495004        3117.76        59.285714     CURRENT        Amort             N              N          CONV      LIBOR-6M
8495020        604.87             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495053        3752.85            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495061        1278.43            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495079        2771.87            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495087        3927.59            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495095        3328.49            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495103        2819.32        78.924731     CURRENT        Amort             N              N          CONV      LIBOR-6M
8495111        2975.7         76.633663     CURRENT        Amort             N              N          CONV      LIBOR-6M
8495129        2039.17            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495137        2591.43            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8495160        3372.12        89.905209     CURRENT        Amort             N              N          CONV      LIBOR-6M
8495178        1525.25            90        CURRENT        Amort             Y              N          CONV      LIBOR-6M
8494569        698.94             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494668        818.17             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494676        1387.54            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494684        659.54             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494692        535.86             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494718        998.85             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494726        2250.93        78.873239     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494734        4099.2             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494742        1529.7             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494759        2541.07            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494775         993.8             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494825        4144.66        84.571429     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494841        2104.64            70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494858        565.28         45.116279     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494544          924              80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494411        1025.62            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494429        2832.13            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494437        1008.15            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494445        926.73             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494452        1104.81            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494478        764.59         56.994536     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494494        575.26             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494502        1192.32        89.996265     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494510          477              85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494528        790.61         58.053691     CURRENT        Amort             N              N          CONV      LIBOR-6M
7143357        836.81             60        REPERF         Amort             Y              N          CONV      LIBOR-6M
7143332        713.04         104.266703    REPERF         Amort             Y              N          CONV      LIBOR-6M
8017949        665.61             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
8016545        859.57             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
8018178        921.01             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
8017626        1166.61            70        REPERF         Amort             Y              N          CONV      LIBOR-6M
8017246        1735.09            65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8018079        821.73             70        REPERF         Amort             Y              N          CONV      LIBOR-6M
8016388        331.88             80        REPERF         Amort             Y              N          CONV      LIBOR-6M
8108995        630.84             70        REPERF         Amort             N              N          FHAUN     LIBOR-6M
8125908        341.16             70        REPERF         Amort             N              N          FHAUN     LIBOR-6M
8159923        739.28             75        REPERF         Amort             Y              N          CONV      LIBOR-6M
8180051        538.47             75        REPERF         Amort             Y              N          CONV      LIBOR-6M
8180069        1022.45        67.692308     REPERF         Amort             Y              N          CONV      LIBOR-6M
8181604        2137.03            85        REPERF         Amort             Y              N          CONV      LIBOR-6M
8164121        671.89         54.347826     REPERF         Amort             N              N          CONV      LIBOR-6M
8012361        2830.79            77        REPERF         Amort             Y              N          CONV      LIBOR-6M
8459745        1085.65        61.333333     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459737         886.4           73.125      CURRENT        Amort             N              N          CONV      LIBOR-6M
8459752        1944.82            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459786        678.53             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459760        2250.93            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459778        2173.72            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459794        1006.21        64.705882     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459869        2053.82            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459828        537.31             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8459836        516.64         71.656051     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459844        1919.43        51.301075     CURRENT        Amort             N              N          CONV      LIBOR-6M
8459851        2831.03        56.081081     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494122        3518.73            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494015        1645.36            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494064        1244.69            90        CURRENT        Amort             N              N          PMI       LIBOR-6M
8494130        891.27             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494114        483.77         60.810811     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494171        710.29             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494189        698.55             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494148        947.78             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494197        540.91         87.666667     CURRENT        Amort             N              N          CONV      LIBOR-6M
8494098        1033.76            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494072        1917.15            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494205        3221.83            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494213        2702.93            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494023        995.25             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8494080        771.07             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
8435224        256.41         101.944444    CURRENT        Amort             N              N          FHA       TREAS-1Y
8435000        372.25         101.941884    CURRENT        Amort             N              N          FHA       TREAS-1Y
8469348        480.86             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8471583          477              85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8471799        552.96             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8468621        608.56             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8471922        816.83             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8472870        858.02             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8472060        1065.76            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8468324        617.22             95        30 DPD         Amort             N              N          CONV      LIBOR-6M
8469371        1422.79            77        30 DPD         Amort             N              N          CONV      LIBOR-6M
8478034        683.63             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8476566        894.12         97.681553     CURRENT        Amort             N              N          CONV      LIBOR-6M
8476699        1129.81        98.494156     CURRENT        Amort             N              N          CONV      LIBOR-6M
8476723        811.11             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8474991        347.68             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8473795        1013.41            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8468936        917.99             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8469017        708.64             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8469066        1821.4         94.987952     CURRENT        Amort             N              N          CONV      LIBOR-6M
8467938        2226.67            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8468134        1092.08            85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8467573        1507.38            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8467599        760.88             70        30 DPD         Amort             N              N          CONV      LIBOR-6M
8467730        849.49             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8467441        787.92             88        30 DPD         Amort             N              N          CONV      LIBOR-6M
8474843        396.16             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8473936        444.14             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8467029         544.7             95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8479354        473.51             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8470403        615.68             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8468886        716.48             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8468084        747.58             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8478422          766             100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8479958        820.34             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8469843        873.46             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8468738        876.88             95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8470023        901.89         89.907407     CURRENT        Amort             N              N          CONV      LIBOR-6M
8479016         462.4             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8473902        990.28          94.99545     CURRENT        Amort             N              N          CONV      LIBOR-6M
8474231        1264.85        86.376812     CURRENT        Amort             N              N          CONV      LIBOR-6M
8470254        1325.89            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8469959        1464.68            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8468274        1588.19            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8471849        1614.75        95.055915     30 DPD         Amort             N              N          CONV      LIBOR-6M
8469413        2118.02        89.996532     CURRENT        Amort             N              N          CONV      LIBOR-6M
8470981        2049.9             89        CURRENT        Amort             N              N          CONV      LIBOR-6M
8476384        1429.13            80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8474876         355.6             75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8479438        410.02             65        CURRENT        Amort             N              N          CONV      LIBOR-6M
8466948        435.68             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8468696        534.19         56.701031     CURRENT        Amort             N              N          CONV      LIBOR-6M
8473605        940.27             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8478182        1003.13            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8467904        1138.85        83.557047     30 DPD         Amort             N              N          CONV      LIBOR-6M
8477929        1194.21            80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8472482        1750.88            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8468506        2232.89            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8479008        588.84             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8471997        682.42             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8479222        735.31             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8478026        785.99             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8467227        1038.66            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8479198        975.51             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8473761        1374.47            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8467300        1342.57        88.953488     CURRENT        Amort             N              N          CONV      LIBOR-6M
8473175        1493.78            83        30 DPD         Amort             N              N          CONV      LIBOR-6M
8468308        1665.27            95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8479446        2337.54            75        CURRENT        Amort             N              N          CONV      LIBOR-6M
8467185        2970.8             95        CURRENT        Amort             N              N          CONV      LIBOR-6M
8472383        312.04             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8472979        405.56             90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8473860        516.36             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8467862        526.89             80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8470684        420.04             80        30 DPD         Amort             N              N          CONV      LIBOR-6M
8479636        734.38             85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8471401        977.36         87.042373     30 DPD         Amort             N              N          CONV      LIBOR-6M
8471112        1008.91         78.87218     CURRENT        Amort             N              N          CONV      LIBOR-6M
8472243        999.82             85        CURRENT        Amort             N              N          CONV      LIBOR-6M
8468969        1092.59            90        30 DPD         Amort             N              N          CONV      LIBOR-6M
8471690        1089.33            50        CURRENT        Amort             N              N          CONV      LIBOR-6M
8476137        1177.51        88.832092     CURRENT        Amort             N              N          CONV      LIBOR-6M
8478596        1231.32            90        CURRENT        Amort             N              N          CONV      LIBOR-6M
8474470        1558.41            85        30 DPD         Amort             N              N          CONV      LIBOR-6M
8479560        1543.23        76.521739     CURRENT        Amort             N              N          CONV      LIBOR-6M
8466922        1695.5             75        30 DPD         Amort             N              N          CONV      LIBOR-6M
8469603        1866.7         78.870293     CURRENT        Amort             N              N          CONV      LIBOR-6M
8476343        756.27             90        CURRENT        Amort             N              N          CONV      LIBOR-6M
7644842        1150.86            80        30 DPD         Amort             N              Y          CONV      LIBOR-6M
7645138        721.72            65.6       CURRENT        Amort             N              N          CONV      LIBOR-6M
7646102        832.66             65        30 DPD         Amort             N              N          CONV      LIBOR-6M
7646367        362.88             70        CURRENT        Amort             N              N          CONV      LIBOR-6M
7132160         434.2         74.817073     REPERF         Amort             Y              N          CONV      TREAS-1Y
3460235        1022.61        97.970064     REPERF         Amort             Y              N          FHA       TREAS-1Y
3279114        1635.29            85        REPERF         Amort             Y              N          CONV      LIBOR-6M
3134988        490.64             75        30 DPD         Amort             Y              N          CONV      LIBOR-6M
8466575        1108.92        72.948328     CURRENT        Amort             N              N          CONV      LIBOR-6M
8466609        4153.82            95        30 DPD         Amort             N              N          CONV      LIBOR-6M
8466625        1092.53           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8466658        1113.34           100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8466674        773.19            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8466690        1941.2            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8466716        2349.92            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8466724        3611.3            100        CURRENT        Amort             N              N          CONV      LIBOR-6M
8466732        1701.97            80        CURRENT        Amort             N              N          CONV      LIBOR-6M
8466765        1014.21           100        CURRENT        Amort             N              N          CONV      LIBOR-6M

Loan No.   Gross Margin   Periodic Cap   Minimum Rate   Maximum Rate   Penalty   Prepayment Term   First Adjustement Date
--------   ------------   ------------   ------------   ------------   -------   ---------------   ----------------------
8000374          0             0              0              0            N             0                     0
8001059          0             0              0              0            N             0                     0
8001455          0             0              0              0            N             0                     0
8001935          0             0              0              0            Y             60                    0
8002388          0             0              0              0            N             0                     0
8002578          0             0              0              0            N             0                     0
8002776          0             0              0              0            Y             60                    0
8002784          0             0              0              0            N             0                     0
8003063          0             0              0              0            Y             60                    0
8004160          0             0              0              0            Y             60                    0
8004525          0             0              0              0            Y             60                    0
8005175          0             0              0              0            Y             60                    0
8005365          0             0              0              0            Y             60                    0
8005530          0             0              0              0            Y             60                    0
8006553          0             0              0              0            Y             60                    0
8006702          0             0              0              0            Y             60                    0
8007379          0             0              0              0            Y             60                    0
8009052          0             0              0              0            N             0                     0
8074288          0             0              0              0            N             0                     0
8076606          0             0              0              0            Y             60                    0
8482267          0             0              0              0            Y             36                    0
8482275          0             0              0              0            Y             60                    0
8482283          0             0              0              0            Y             36                    0
8481905          0             0              0              0            Y             60                    0
8481913          0             0              0              0            Y             60                    0
8481921          0             0              0              0            Y             60                    0
8482226          0             0              0              0            N             0                     0
8482234          0             0              0              0            Y             60                    0
8482242          0             0              0              0            Y             42                    0
8482259          0             0              0              0            Y             36                    0
8175796          0             0              0              0            N             0                     0
8176141          0             0              0              0            N             0                     0
8176232          0             0              0              0            Y             36                    0
8177073          0             0              0              0            N             0                     0
8177396          0             0              0              0            N             0                     0
3475092          0             0              0              0            N             0                     0
8368623          0             0              0              0            N             0                     0
8368565          0             0              0              0            N             0                     0
8368151          0             0              0              0            N             0                     0
8447716          0             0              0              0            N             0                     0
8456162          0             0              0              0            N             0                     0
8454761          0             0              0              0            Y             60                    0
8455172          0             0              0              0            N             0                     0
8453763          0             0              0              0            Y             60                    0
8445983          0             0              0              0            N             0                     0
8445280          0             0              0              0            N             0                     0
8449472          0             0              0              0            N             0                     0
8444416          0             0              0              0            N             0                     0
8453045          0             0              0              0            Y             60                    0
8451007          0             0              0              0            N             0                     0
8446015          0             0              0              0            N             0                     0
8454753          0             0              0              0            N             0                     0
8455099          0             0              0              0            N             0                     0
8445520          0             0              0              0            Y             60                    0
8446742          0             0              0              0            N             0                     0
8453888          0             0              0              0            Y             60                    0
8444721          0             0              0              0            N             0                     0
8447039          0             0              0              0            N             0                     0
8445124          0             0              0              0            N             0                     0
8446346          0             0              0              0            N             0                     0
8445330          0             0              0              0            Y             60                    0
8444978          0             0              0              0            N             0                     0
8444614          0             0              0              0            N             0                     0
8452864          0             0              0              0            Y             60                    0
8445546          0             0              0              0            N             0                     0
8445363          0             0              0              0            Y             60                    0
8444960          0             0              0              0            N             0                     0
8446072          0             0              0              0            N             0                     0
8444622          0             0              0              0            N             0                     0
8452377          0             0              0              0            N             0                     0
8453151          0             0              0              0            Y             60                    0
8444630          0             0              0              0            N             0                     0
8445439          0             0              0              0            N             0                     0
8445454          0             0              0              0            N             0                     0
8457236          0             0              0              0            N             0                     0
8450256          0             0              0              0            N             0                     0
8450835          0             0              0              0            N             0                     0
8449944          0             0              0              0            N             0                     0
7967235          0             0              0              0            N             0                     0
7967284          0             0              0              0            N             0                     0
7967375          0             0              0              0            N             0                     0
7967433          0             0              0              0            N             0                     0
7967540          0             0              0              0            N             0                     0
7968076          0             0              0              0            Y             36                    0
7968225          0             0              0              0            Y             36                    0
7968340          0             0              0              0            Y             36                    0
7968704          0             0              0              0            N             0                     0
7969272          0             0              0              0            N             0                     0
7969298          0             0              0              0            N             0                     0
7969330          0             0              0              0            Y             36                    0
7969512          0             0              0              0            N             0                     0
7969868          0             0              0              0            N             0                     0
7969934          0             0              0              0            Y             12                    0
7970049          0             0              0              0            N             0                     0
7970767          0             0              0              0            N             0                     0
7971062          0             0              0              0            Y             60                    0
7971179          0             0              0              0            Y             36                    0
7971831          0             0              0              0            Y             60                    0
7971955          0             0              0              0            N             0                     0
7972300          0             0              0              0            N             0                     0
7972466          0             0              0              0            N             0                     0
7972680          0             0              0              0            N             0                     0
7972730          0             0              0              0            N             0                     0
8103095          0             0              0              0            N             0                     0
8103376          0             0              0              0            N             0                     0
8105090          0             0              0              0            N             0                     0
2006617          0             0              0              0            N             0                     0
8497042          0             0              0              0            Y             36                    0
8497190          0             0              0              0            Y             36                    0
8497208          0             0              0              0            N             0                     0
8497067          0             0              0              0            Y             48                    0
8497232          0             0              0              0            Y             36                    0
8497240          0             0              0              0            Y             36                    0
8496887          0             0              0              0            Y             36                    0
8496895          0             0              0              0            Y             36                    0
8496945          0             0              0              0            Y             36                    0
8496994          0             0              0              0            Y             12                    0
8497091          0             0              0              0            Y             36                    0
3059029          0             0              0              0            N             0                     0
3049905          0             0              0              0            N             0                     0
8462780          0             0              0              0            N             0                     0
8462970          0             0              0              0            N             0                     0
8462707          0             0              0              0            N             0                     0
8463002          0             0              0              0            N             0                     0
8463010          0             0              0              0            N             0                     0
8463028          0             0              0              0            N             0                     0
8462764          0             0              0              0            N             0                     0
8462863          0             0              0              0            N             0                     0
8462889          0             0              0              0            N             0                     0
8462897          0             0              0              0            N             0                     0
8462913          0             0              0              0            N             0                     0
8462921          0             0              0              0            N             0                     0
8462947          0             0              0              0            N             0                     0
8462954          0             0              0              0            N             0                     0
8462962          0             0              0              0            N             0                     0
8462673          0             0              0              0            N             0                     0
8462632          0             0              0              0            N             0                     0
8462798          0             0              0              0            N             0                     0
8462822          0             0              0              0            N             0                     0
8462830          0             0              0              0            N             0                     0
8462558          0             0              0              0            N             0                     0
8462590          0             0              0              0            N             0                     0
8462608          0             0              0              0            N             0                     0
8462475          0             0              0              0            N             0                     0
8462483          0             0              0              0            N             0                     0
8462491          0             0              0              0            N             0                     0
8462517          0             0              0              0            N             0                     0
8462715          0             0              0              0            N             0                     0
8462723          0             0              0              0            N             0                     0
8462749          0             0              0              0            N             0                     0
8462434          0             0              0              0            N             0                     0
8430985          0             0              0              0            N             0                     0
8430563          0             0              0              0            N             0                     0
8430266          0             0              0              0            N             0                     0
8430332          0             0              0              0            Y             36                    0
8430530          0             0              0              0            N             0                     0
3434420          0             0              0              0            N             0                     0
7136096          0             0              0              0            N             0                     0
7136278          0             0              0              0            N             0                     0
7136419          0             0              0              0            N             0                     0
7137508          0             0              0              0            N             0                     0
7137771          0             0              0              0            N             0                     0
7137995          0             0              0              0            N             0                     0
8011470          0             0              0              0            N             0                     0
8118580          0             0              0              0            N             0                     0
8118937          0             0              0              0            N             0                     0
8117608          0             0              0              0            N             0                     0
8177784          0             0              0              0            N             0                     0
8177941          0             0              0              0            N             0                     0
8178345          0             0              0              0            N             0                     0
8178691          0             0              0              0            N             0                     0
8293615          0             0              0              0            N             0                     0
8293797          0             0              0              0            N             0                     0
8293961          0             0              0              0            N             0                     0
8294118          0             0              0              0            N             0                     0
8294027          0             0              0              0            N             0                     0
8050452          0             0              0              0            N             0                     0
8051401          0             0              0              0            N             0                     0
8052102          0             0              0              0            N             0                     0
8052607          0             0              0              0            Y             60                    0
8052656          0             0              0              0            Y             36                    0
8053423          0             0              0              0            Y             36                    0
8054025          0             0              0              0            N             0                     0
8054173          0             0              0              0            N             0                     0
8054306          0             0              0              0            Y             36                    0
3405065          0             0              0              0            N             0                     0
3197324          0             0              0              0            N             0                     0
3196615          0             0              0              0            N             0                     0
3197175          0             0              0              0            N             0                     0
3196680          0             0              0              0            N             0                     0
3197241          0             0              0              0            N             0                     0
3197308          0             0              0              0            N             0                     0
3196789          0             0              0              0            N             0                     0
3196771          0             0              0              0            N             0                     0
3129988          0             0              0              0            N             0                     0
8497331          0             0              0              0            Y             30                    0
8497422          0             0              0              0            Y             36                    0
8497406          0             0              0              0            Y             36                    0
8497380          0             0              0              0            Y             36                    0
8497398          0             0              0              0            N             0                     0
8497414          0             0              0              0            Y             36                    0
8497315          0             0              0              0            Y             36                    0
8497307          0             0              0              0            Y             30                    0
8497273          0             0              0              0            Y             36                    0
8463069          0             0              0              0            N             0                     0
8463085          0             0              0              0            N             0                     0
8434243          0             0              0              0            N             0                     0
8434094          0             0              0              0            Y             36                    0
8462178          0             0              0              0            Y             36                    0
8462186          0             0              0              0            Y             60                    0
8462194          0             0              0              0            Y             60                    0
8462061          0             0              0              0            Y             60                    0
8462087          0             0              0              0            Y             60                    0
8462285          0             0              0              0            Y             60                    0
8462343          0             0              0              0            Y             60                    0
8461188          0             0              0              0            Y             60                    0
8461162          0             0              0              0            N             0                     0
8460719          0             0              0              0            Y             60                    0
8460727          0             0              0              0            Y             60                    0
8460743          0             0              0              0            N             0                     0
8461733          0             0              0              0            Y             60                    0
8461758          0             0              0              0            N             0                     0
8460982          0             0              0              0            Y             60                    0
8461048          0             0              0              0            Y             60                    0
8460891          0             0              0              0            Y             60                    0
8460933          0             0              0              0            N             0                     0
8460974          0             0              0              0            Y             60                    0
8461493          0             0              0              0            N             0                     0
8461717          0             0              0              0            Y             60                    0
8461659          0             0              0              0            N             0                     0
8460750          0             0              0              0            Y             60                    0
8461683          0             0              0              0            Y             60                    0
8461691          0             0              0              0            Y             60                    0
8461311          0             0              0              0            Y             60                    0
8461329          0             0              0              0            N             0                     0
8461337          0             0              0              0            Y             60                    0
8461345          0             0              0              0            Y             60                    0
8461386          0             0              0              0            Y             60                    0
8461410          0             0              0              0            Y             60                    0
8460859          0             0              0              0            Y             60                    0
8461204          0             0              0              0            Y             60                    0
8461212          0             0              0              0            Y             60                    0
8461220          0             0              0              0            Y             60                    0
8461303          0             0              0              0            N             0                     0
7827710          0             0              0              0            N             0                     0
7844483          0             0              0              0            Y             36                    0
8486201          0             0              0              0            N             0                     0
8486219          0             0              0              0            N             0                     0
8486227          0             0              0              0            N             0                     0
8486235          0             0              0              0            N             0                     0
8486276          0             0              0              0            N             0                     0
8485880          0             0              0              0            Y             60                    0
8485898          0             0              0              0            N             0                     0
8485914          0             0              0              0            Y             60                    0
8485948          0             0              0              0            Y             60                    0
8485963          0             0              0              0            N             0                     0
8485971          0             0              0              0            Y             60                    0
8486003          0             0              0              0            N             0                     0
8486011          0             0              0              0            N             0                     0
8486045          0             0              0              0            N             0                     0
8486052          0             0              0              0            N             0                     0
8486110          0             0              0              0            N             0                     0
8486185          0             0              0              0            N             0                     0
8485575          0             0              0              0            N             0                     0
8485781          0             0              0              0            N             0                     0
8485856          0             0              0              0            N             0                     0
8485286          0             0              0              0            N             0                     0
8485294          0             0              0              0            N             0                     0
8485336          0             0              0              0            N             0                     0
8485393          0             0              0              0            N             0                     0
8485427          0             0              0              0            N             0                     0
8485476          0             0              0              0            N             0                     0
8485484          0             0              0              0            N             0                     0
8485518          0             0              0              0            N             0                     0
8484982          0             0              0              0            N             0                     0
8485039          0             0              0              0            N             0                     0
8485112          0             0              0              0            N             0                     0
8485203          0             0              0              0            N             0                     0
8485252          0             0              0              0            N             0                     0
8484727          0             0              0              0            N             0                     0
8484941          0             0              0              0            N             0                     0
7162324          0             0              0              0            Y             60                    0
7162357          0             0              0              0            Y             60                    0
8434672          0             0              0              0            Y             60                    0
8434607          0             0              0              0            N             0                     0
3385515          0             0              0              0            N             0                     0
3385648          0             0              0              0            N             0                     0
3385887          0             0              0              0            N             0                     0
3387123          0             0              0              0            N             0                     0
8291718          0             0              0              0            Y             36                    0
8431264          0             0              0              0            N             0                     0
8431074          0             0              0              0            N             0                     0
8431579          0             0              0              0            N             0                     0
8431538          0             0              0              0            N             0                     0
8432288          0             0              0              0            Y             60                    0
8432734          0             0              0              0            Y             60                    0
8432650          0             0              0              0            Y             60                    0
8433203          0             0              0              0            Y             36                    0
8347007          0             0              0              0            Y             60                    0
8362923          0             0              0              0            Y             60                    0
8346702          0             0              0              0            N             0                     0
8340036          0             0              0              0            Y             36                    0
8363616          0             0              0              0            Y             60                    0
8363590          0             0              0              0            N             0                     0
8339640          0             0              0              0            N             0                     0
8363764          0             0              0              0            N             0                     0
8341406          0             0              0              0            N             0                     0
8350985          0             0              0              0            N             0                     0
8350860          0             0              0              0            N             0                     0
8361941          0             0              0              0            N             0                     0
8350050          0             0              0              0            N             0                     0
8350126          0             0              0              0            N             0                     0
8349888          0             0              0              0            N             0                     0
8340796          0             0              0              0            N             0                     0
8346165          0             0              0              0            N             0                     0
8362022          0             0              0              0            N             0                     0
8363228          0             0              0              0            N             0                     0
8344202          0             0              0              0            N             0                     0
8343923          0             0              0              0            N             0                     0
8343048          0             0              0              0            N             0                     0
8349672          0             0              0              0            N             0                     0
8353716          0             0              0              0            Y             60                    0
8353633          0             0              0              0            N             0                     0
8348781          0             0              0              0            Y             60                    0
8342057          0             0              0              0            N             0                     0
8361271          0             0              0              0            N             0                     0
8353468          0             0              0              0            N             0                     0
8353047          0             0              0              0            N             0                     0
8342115          0             0              0              0            Y             60                    0
8351884          0             0              0              0            Y             60                    0
8351470          0             0              0              0            Y             60                    0
8351355          0             0              0              0            N             0                     0
8351249          0             0              0              0            N             0                     0
8348203          0             0              0              0            Y             60                    0
8347833          0             0              0              0            N             0                     0
8347577          0             0              0              0            Y             60                    0
8362824          0             0              0              0            N             0                     0
8347395          0             0              0              0            N             0                     0
8404964          0             0              0              0            Y             60                    0
8383697          0             0              0              0            N             0                     0
8407918          0             0              0              0            N             0                     0
8385874          0             0              0              0            Y             60                    0
8406183          0             0              0              0            N             0                     0
8405375          0             0              0              0            N             0                     0
8421265          0             0              0              0            Y             36                    0
8425266          0             0              0              0            N             0                     0
8417958          0             0              0              0            N             0                     0
8423147          0             0              0              0            N             0                     0
8412785          0             0              0              0            N             0                     0
8410516          0             0              0              0            N             0                     0
8397705          0             0              0              0            N             0                     0
8383630          0             0              0              0            N             0                     0
8384109          0             0              0              0            N             0                     0
8384356          0             0              0              0            N             0                     0
8407793          0             0              0              0            N             0                     0
8383713          0             0              0              0            N             0                     0
8428252          0             0              0              0            N             0                     0
8383754          0             0              0              0            Y             60                    0
8405664          0             0              0              0            N             0                     0
8372005          0             0              0              0            Y             24                    0
8373599          0             0              0              0            N             0                     0
8371577          0             0              0              0            N             0                     0
8371890          0             0              0              0            Y             24                    0
8437006          0             0              0              0            Y             24                    0
8437105          0             0              0              0            Y             24                    0
8443442          0             0              0              0            Y             24                    0
8443459          0             0              0              0            Y             24                    0
8443939          0             0              0              0            Y             24                    0
8442915          0             0              0              0            Y             24                    0
8441966          0             0              0              0            Y             24                    0
8285389          0             0              0              0            N             0                     0
8285959          0             0              0              0            N             0                     0
8286122          0             0              0              0            Y             12                    0
8458788          0             0              0              0            N             0                     0
8458796          0             0              0              0            N             0                     0
8458804          0             0              0              0            N             0                     0
8458812          0             0              0              0            N             0                     0
8458705          0             0              0              0            N             0                     0
8458606          0             0              0              0            N             0                     0
8458614          0             0              0              0            N             0                     0
8458622          0             0              0              0            N             0                     0
8458630          0             0              0              0            N             0                     0
8458648          0             0              0              0            N             0                     0
8458655          0             0              0              0            N             0                     0
8458663          0             0              0              0            N             0                     0
8458689          0             0              0              0            N             0                     0
8458697          0             0              0              0            N             0                     0
8458713          0             0              0              0            N             0                     0
8458721          0             0              0              0            N             0                     0
8458739          0             0              0              0            N             0                     0
8458754          0             0              0              0            N             0                     0
8458762          0             0              0              0            N             0                     0
8486698          0             0              0              0            N             0                     0
8486706          0             0              0              0            N             0                     0
8486771          0             0              0              0            N             0                     0
8486664          0             0              0              0            N             0                     0
8486722          0             0              0              0            N             0                     0
8486730          0             0              0              0            N             0                     0
8486789          0             0              0              0            N             0                     0
8486748          0             0              0              0            N             0                     0
8486763          0             0              0              0            N             0                     0
8486672          0             0              0              0            N             0                     0
8486797          0             0              0              0            N             0                     0
8486755          0             0              0              0            N             0                     0
8020802          0             0              0              0            N             0                     0
8486334          0             0              0              0            N             0                     0
8486326          0             0              0              0            N             0                     0
8486615          0             0              0              0            N             0                     0
8486623          0             0              0              0            N             0                     0
8486557          0             0              0              0            N             0                     0
8373888          0             0              0              0            N             0                     0
3122280          0             0              0              0            N             0                     0
8141251          0             0              0              0            Y             60                    0
8149494          0             0              0              0            Y             60                    0
3319282          0             0              0              0            N             0                     0
8459406          0             0              0              0            Y             24                    0
8459414          0             0              0              0            Y             24                    0
8459380          0             0              0              0            Y             36                    0
8459448          0             0              0              0            N             0                     0
8459646          0             0              0              0            Y             36                    0
8459422          0             0              0              0            Y             24                    0
8459653          0             0              0              0            Y             36                    0
8459430          0             0              0              0            N             0                     0
8459281          0             0              0              0            Y             36                    0
8459091          0             0              0              0            N             0                     0
8458929          0             0              0              0            Y             36                    0
8459059          0             0              0              0            Y             60                    0
8459174          0             0              0              0            N             0                     0
8459117          0             0              0              0            N             0                     0
8459240          0             0              0              0            Y             24                    0
8459257          0             0              0              0            Y             24                    0
3317666          0             0              0              0            N             0                     0
8459661          0             0              0              0            N             0                     0
8459687          0             0              0              0            N             0                     0
8459695          0             0              0              0            N             0                     0
8459703          0             0              0              0            N             0                     0
8459679          0             0              0              0            N             0                     0
8459711          0             0              0              0            N             0                     0
8429946          0             0              0              0            N             0                     0
8429953          0             0              0              0            N             0                     0
8429920          0             0              0              0            N             0                     0
8429805          0             0              0              0            N             0                     0
8429995          0             0              0              0            N             0                     0
8156010          0             0              0              0            Y             36                    0
8303414          0             0              0              0            N             0                     0
8304321          0             0              0              0            Y             60                    0
8356941          0             0              0              0            Y             36                    0
8172736          0             0              0              0            Y             36                    0
8045528          0             0              0              0            N             0                     0
8048464          0             0              0              0            N             0                     0
8049850          0             0              0              0            N             0                     0
3107588          0             0              0              0            N             0                     0
3107604          0             0              0              0            N             0                     0
3107752          0             0              0              0            N             0                     0
3113289          0             0              0              0            N             0                     0
3113628          0             0              0              0            N             0                     0
3114279          0             0              0              0            N             0                     0
3115441          0             0              0              0            N             0                     0
3115490          0             0              0              0            N             0                     0
3116209          0             0              0              0            N             0                     0
3116613          0             0              0              0            N             0                     0
3106556          0             0              0              0            N             0                     0
3117488          0             0              0              0            N             0                     0
3118528          0             0              0              0            N             0                     0
3118924          0             0              0              0            N             0                     0
3186962          0             0              0              0            N             0                     0
3185410          0             0              0              0            N             0                     0
3185857          0             0              0              0            N             0                     0
3186384          0             0              0              0            N             0                     0
3393998          0             0              0              0            N             0                     0
3395027          0             0              0              0            N             0                     0
3395639          0             0              0              0            N             0                     0
8168189          0             0              0              0            N             0                     0
8168361          0             0              0              0            N             0                     0
8168460          0             0              0              0            N             0                     0
8185639          0             0              0              0            N             0                     0
8186249          0             0              0              0            N             0                     0
8172157          0             0              0              0            N             0                     0
8172397          0             0              0              0            N             0                     0
8172421          0             0              0              0            N             0                     0
8172637          0             0              0              0            N             0                     0
8173247          0             0              0              0            N             0                     0
8173437          0             0              0              0            N             0                     0
8279267          0             0              0              0            N             0                     0
8173734          0             0              0              0            N             0                     0
8174229          0             0              0              0            N             0                     0
8174328          0             0              0              0            N             0                     0
8174617          0             0              0              0            N             0                     0
8279374          0             0              0              0            N             0                     0
8279382          0             0              0              0            N             0                     0
8279390          0             0              0              0            N             0                     0
3331295          0             0              0              0            Y             60                    0
3334430          0             0              0              0            N             0                     0
3335874          0             0              0              0            Y             60                    0
3348943          0             0              0              0            N             0                     0
3404027          0             0              0              0            N             0                     0
3422060          0             0              0              0            N             0                     0
3473295          0             0              0              0            N             0                     0
7130172          0             0              0              0            N             0                     0
8481343          0             0              0              0            N             0                     0
8481350          0             0              0              0            N             0                     0
8481368          0             0              0              0            N             0                     0
8481376          0             0              0              0            N             0                     0
8481657          0             0              0              0            N             0                     0
8481665          0             0              0              0            N             0                     0
8481673          0             0              0              0            N             0                     0
8481608          0             0              0              0            N             0                     0
8481681          0             0              0              0            N             0                     0
8481699          0             0              0              0            N             0                     0
8481707          0             0              0              0            N             0                     0
8481715          0             0              0              0            N             0                     0
8481723          0             0              0              0            N             0                     0
8481731          0             0              0              0            N             0                     0
8481749          0             0              0              0            N             0                     0
8481491          0             0              0              0            N             0                     0
8481335          0             0              0              0            N             0                     0
8481616          0             0              0              0            Y             60                    0
8481624          0             0              0              0            N             0                     0
8481426          0             0              0              0            N             0                     0
8481467          0             0              0              0            Y             36                    0
8481640          0             0              0              0            Y             36                    0
8481145          0             0              0              0            Y             36                    0
8481517          0             0              0              0            Y             36                    0
8481533          0             0              0              0            N             0                     0
8481566          0             0              0              0            Y             36                    0
8481574          0             0              0              0            N             0                     0
8481194          0             0              0              0            N             0                     0
8481236          0             0              0              0            Y             36                    0
8481327          0             0              0              0            N             0                     0
8481251          0             0              0              0            N             0                     0
8481269          0             0              0              0            N             0                     0
8481293          0             0              0              0            Y             36                    0
8055386          0             0              0              0            Y             60                    0
8055899          0             0              0              0            N             0                     0
8055972          0             0              0              0            N             0                     0
8056129          0             0              0              0            N             0                     0
8056194          0             0              0              0            N             0                     0
8056285          0             0              0              0            N             0                     0
8056335          0             0              0              0            N             0                     0
8056350          0             0              0              0            N             0                     0
8056491          0             0              0              0            N             0                     0
8057093          0             0              0              0            Y             60                    0
8057291          0             0              0              0            Y             60                    0
8057416          0             0              0              0            Y             60                    0
8057531          0             0              0              0            Y             60                    0
8057630          0             0              0              0            N             0                     0
8057911          0             0              0              0            N             0                     0
8058554          0             0              0              0            N             0                     0
8059255          0             0              0              0            N             0                     0
8059305          0             0              0              0            N             0                     0
8059339          0             0              0              0            N             0                     0
8059529          0             0              0              0            N             0                     0
8059578          0             0              0              0            N             0                     0
8059701          0             0              0              0            N             0                     0
8059719          0             0              0              0            N             0                     0
8059735          0             0              0              0            N             0                     0
8059990          0             0              0              0            Y             60                    0
8060113          0             0              0              0            Y             60                    0
8060956          0             0              0              0            Y             60                    0
8061061          0             0              0              0            N             0                     0
8061384          0             0              0              0            N             0                     0
8061517          0             0              0              0            Y             60                    0
8062044          0             0              0              0            N             0                     0
8063588          0             0              0              0            Y             60                    0
8064438          0             0              0              0            N             0                     0
8064453          0             0              0              0            N             0                     0
8065799          0             0              0              0            N             0                     0
8068868          0             0              0              0            N             0                     0
8493165          0             0              0              0            Y             36                    0
8493181          0             0              0              0            Y             36                    0
8493421          0             0              0              0            Y             48                    0
8493645          0             0              0              0            Y             36                    0
8493660          0             0              0              0            Y             36                    0
8493124          0             0              0              0            N             0                     0
8493132          0             0              0              0            Y             36                    0
8493413          0             0              0              0            Y             36                    0
8492829          0             0              0              0            Y             36                    0
8492837          0             0              0              0            Y             60                    0
8493553          0             0              0              0            Y             36                    0
8493603          0             0              0              0            Y             36                    0
8493272          0             0              0              0            Y             36                    0
8493280          0             0              0              0            Y             36                    0
8493306          0             0              0              0            Y             36                    0
8493322          0             0              0              0            Y             36                    0
8491730          0             0              0              0            Y             60                    0
8491698          0             0              0              0            Y             36                    0
8492894          0             0              0              0            Y             36                    0
8492902          0             0              0              0            Y             36                    0
8492910          0             0              0              0            Y             36                    0
8492985          0             0              0              0            Y             36                    0
8491672          0             0              0              0            Y             36                    0
8491680          0             0              0              0            Y             36                    0
8492639          0             0              0              0            Y             36                    0
8492662          0             0              0              0            Y             36                    0
8492670          0             0              0              0            Y             60                    0
8486938          0             1             9.8             0            Y             36                    0
8493025          0             0              0              0            Y             60                    0
8493033          0             0              0              0            Y             36                    0
8493058          0             0              0              0            N             0                     0
8493074          0             0              0              0            Y             36                    0
8492506          0             0              0              0            Y             60                    0
8492241          0             0              0              0            Y             60                    0
8492290          0             0              0              0            Y             36                    0
8492324          0             0              0              0            Y             60                    0
8492340          0             0              0              0            Y             36                    0
8492365          0             0              0              0            Y             24                    0
8491995          0             0              0              0            Y             36                    0
8492779          0             0              0              0            N             0                     0
8492787          0             0              0              0            Y             36                    0
8491334          0             0              0              0            N             0                     0
8492456          0             0              0              0            Y             36                    0
8492464          0             0              0              0            Y             60                    0
8492472          0             0              0              0            Y             36                    0
8491912          0             0              0              0            Y             36                    0
8491946          0             0              0              0            Y             36                    0
8491318          0             0              0              0            Y             36                    0
8492027          0             0              0              0            Y             36                    0
8491276          0             0              0              0            Y             36                    0
8492407          0             0              0              0            Y             36                    0
8492431          0             0              0              0            Y             60                    0
8492134          0             0              0              0            Y             36                    0
8492159          0             0              0              0            Y             24                    0
8491573          0             0              0              0            Y             60                    0
8491144          0             0              0              0            Y             36                    0
8491268          0             0              0              0            Y             36                    0
8491193          0             0              0              0            Y             24                    0
8491219          0             0              0              0            Y             36                    0
8491227          0             0              0              0            Y             36                    0
8490930          0             0              0              0            Y             36                    0
8490328          0             0              0              0            Y             36                    0
8490351          0             0              0              0            Y             36                    0
8491086          0             0              0              0            Y             36                    0
8490807          0             0              0              0            Y             36                    0
8490823          0             0              0              0            Y             36                    0
8490849          0             0              0              0            Y             36                    0
8491474          0             0              0              0            Y             60                    0
8490880          0             0              0              0            Y             36                    0
8490427          0             0              0              0            Y             36                    0
8490468          0             0              0              0            Y             36                    0
8490476          0             0              0              0            Y             36                    0
8490492          0             0              0              0            N             0                     0
8491458          0             0              0              0            N             0                     0
8491466          0             0              0              0            Y             36                    0
8490526          0             0              0              0            N             0                     0
8490534          0             0              0              0            Y             36                    0
8491045          0             0              0              0            Y             36                    0
8490054          0             0              0              0            Y             36                    0
8490088          0             0              0              0            Y             36                    0
8490575          0             0              0              0            Y             36                    0
8490583          0             0              0              0            Y             36                    0
8490591          0             0              0              0            Y             36                    0
8490617          0             0              0              0            Y             36                    0
8490625          0             0              0              0            Y             36                    0
8490021          0             0              0              0            Y             36                    0
8490245          0             0              0              0            Y             36                    0
8490989          0             0              0              0            Y             36                    0
8489700          0             0              0              0            Y             36                    0
8486946          0             0              0              0            Y             36                    0
8486979          0             0              0              0            Y             60                    0
8486987          0             0              0              0            Y             36                    0
8487027          0             0              0              0            Y             36                    0
8490955          0             0              0              0            Y             36                    0
8487068          0             0              0              0            Y             36                    0
8490195          0             0              0              0            N             0                     0
8486870          0             0              0              0            N             0                     0
8487399          0             0              0              0            Y             60                    0
8487407          0             0              0              0            N             0                     0
8487415          0             0              0              0            Y             60                    0
8487456          0             0              0              0            Y             36                    0
8487480          0             0              0              0            Y             36                    0
8491425          0             0              0              0            Y             36                    0
8487498          0             0              0              0            Y             36                    0
8487514          0             0              0              0            Y             24                    0
8493843          0             0              0              0            Y             36                    0
8486862          0             0              0              0            Y             60                    0
8487357          0             0              0              0            Y             36                    0
8487365          0             0              0              0            Y             36                    0
8489668          0             0              0              0            Y             36                    0
8489924          0             0              0              0            Y             36                    0
8489080          0             0              0              0            Y             36                    0
8487266          0             0              0              0            Y             60                    0
8487274          0             0              0              0            Y             36                    0
8487308          0             0              0              0            Y             24                    0
8487316          0             0              0              0            N             0                     0
8488785          0             0              0              0            Y             36                    0
8489544          0             0              0              0            Y             36                    0
8491516          0             0              0              0            Y             60                    0
8489577          0             0              0              0            Y             60                    0
8489635          0             0              0              0            Y             36                    0
8489262          0             0              0              0            Y             60                    0
8491417          0             0              0              0            Y             36                    0
8489338          0             0              0              0            Y             36                    0
8489346          0             0              0              0            Y             36                    0
8489387          0             0              0              0            Y             36                    0
8489874          0             0              0              0            Y             36                    0
8489007          0             0              0              0            Y             36                    0
8489023          0             0              0              0            Y             36                    0
8491532          0             0              0              0            Y             36                    0
8489122          0             0              0              0            Y             36                    0
8489239          0             0              0              0            Y             36                    0
8488843          0             0              0              0            Y             36                    0
8488868          0             0              0              0            Y             60                    0
8488892          0             0              0              0            Y             36                    0
8489858          0             0              0              0            Y             36                    0
8488561          0             0              0              0            Y             36                    0
8488579          0             0              0              0            Y             36                    0
8489833          0             0              0              0            Y             36                    0
8488686          0             0              0              0            Y             36                    0
8488702          0             0              0              0            Y             36                    0
8489072          0             0              0              0            Y             36                    0
8488488          0             0              0              0            Y             36                    0
8488496          0             0              0              0            Y             36                    0
8488520          0             0              0              0            N             0                     0
8488553          0             0              0              0            N             0                     0
8488355          0             0              0              0            Y             36                    0
8488363          0             0              0              0            N             0                     0
8488371          0             0              0              0            N             0                     0
8488199          0             0              0              0            N             0                     0
8488231          0             0              0              0            N             0                     0
8488314          0             0              0              0            Y             60                    0
8487548          0             0              0              0            Y             36                    0
8487134          0             0              0              0            Y             36                    0
8488181          0             0              0              0            Y             36                    0
8487936          0             0              0              0            Y             36                    0
8487118          0             0              0              0            Y             36                    0
8487746          0             0              0              0            Y             36                    0
8487910          0             0              0              0            Y             36                    0
8487654          0             0              0              0            Y             36                    0
8487704          0             0              0              0            Y             36                    0
8487712          0             0              0              0            Y             36                    0
7769995          0             0              0              0            N             0                     0
7776156          0             0              0              0            N             0                     0
8495202          0             0              0              0            N             0                     0
8494866          0             0              0              0            Y             24                    0
8494874          0             0              0              0            Y             60                    0
8494882          0             0              0              0            N             0                     0
8494916          0             0              0              0            Y             12                    0
8494924          0             0              0              0            N             0                     0
8494932          0             0              0              0            N             0                     0
8494981          0             0              0              0            Y             60                    0
8495038          0             0              0              0            Y             36                    0
8495046          0             0              0              0            N             0                     0
8495152          0             0              0              0            Y             60                    0
8494577          0             0              0              0            Y             60                    0
8494585          0             0              0              0            N             0                     0
8494791          0             0              0              0            N             0                     0
8494833          0             0              0              0            Y             60                    0
8494460          0             0              0              0            Y             60                    0
8494486          0             0              0              0            Y             60                    0
8494536          0             0              0              0            Y             36                    0
3242369          0             0              0              0            N             0                     0
7141062          0             0              0              0            Y             60                    0
7142920          0             0              0              0            N             0                     0
7143266          0             0              0              0            N             0                     0
7139405          0             0              0              0            N             0                     0
8016461          0             0              0              0            Y             36                    0
8017535          0             0              0              0            N             0                     0
8016792          0             0              0              0            N             0                     0
8016610          0             0              0              0            N             0                     0
8107112          0             0              0              0            N             0                     0
8108912          0             0              0              0            N             0                     0
8125999          0             0              0              0            N             0                     0
8126864          0             0              0              0            N             0                     0
8112419          0             0              0              0            N             0                     0
8113953          0             0              0              0            N             0                     0
8128944          0             0              0              0            N             0                     0
8129017          0             0              0              0            N             0                     0
8158388          0             0              0              0            N             0                     0
8158511          0             0              0              0            N             0                     0
8159543          0             0              0              0            N             0                     0
8160806          0             0              0              0            N             0                     0
8179723          0             0              0              0            N             0                     0
8181398          0             0              0              0            N             0                     0
8181588          0             0              0              0            Y             36                    0
8181695          0             0              0              0            N             0                     0
8283830          0             0              0              0            N             0                     0
8072282          0             0              0              0            Y             60                    0
8072092          0             0              0              0            Y             60                    0
8459802          0             0              0              0            Y             60                    0
8494155          0             0              0              0            Y             60                    0
8494031          0             0              0              0            Y             36                    0
8494163          0             0              0              0            Y             60                    0
8494049          0             0              0              0            Y             60                    0
8494056          0             0              0              0            Y             60                    0
8494106          0             0              0              0            Y             60                    0
8009334          0             0              0              0            N             0                     0
3195096          0             0              0              0            N             0                     0
3192424          0             0              0              0            N             0                     0
3193042          0             0              0              0            N             0                     0
8472219          0             0              0              0            N             0                     0
8480105          0             0              0              0            N             0                     0
8480832          0             0              0              0            Y             60                    0
8480113          0             0              0              0            N             0                     0
8480139          0             0              0              0            Y             60                    0
8475675          0             0              0              0            Y             36                    0
8474421          0             0              0              0            Y             36                    0
8473498          0             0              0              0            N             0                     0
8472730          0             0              0              0            N             0                     0
8471815          0             0              0              0            N             0                     0
8471229          0             0              0              0            Y             36                    0
8471294          0             0              0              0            Y             60                    0
8466989          0             0              0              0            Y             60                    0
8466864          0             0              0              0            Y             36                    0
8472664          0             0              0              0            Y             60                    0
8473779          0             0              0              0            Y             60                    0
8480956          0             0              0              0            N             0                     0
8474389          0             0              0              0            Y             36                    0
8472615          0             0              0              0            Y             60                    0
8475634          0             0              0              0            Y             60                    0
8472094          0             0              0              0            Y             36                    0
8480790          0             0              0              0            N             0                     0
8480634          0             0              0              0            N             0                     0
8473217          0             0              0              0            Y             60                    0
8480964          0             0              0              0            N             0                     0
8480121          0             0              0              0            Y             60                    0
8473118          0             0              0              0            N             0                     0
8479057          0             0              0              0            Y             60                    0
8468399          0             0              0              0            Y             60                    0
8480881          0             0              0              0            N             0                     0
8473084          0             0              0              0            Y             36                    0
8478299          0             0              0              0            Y             36                    0
8470858          0             0              0              0            Y             36                    0
8474629          0             0              0              0            Y             60                    0
8473241          0             0              0              0            Y             60                    0
8480337          0             0              0              0            Y             60                    0
8472417          0             0              0              0            Y             36                    0
8471823          0             0              0              0            Y             60                    0
8475261          0             0              0              0            Y             36                    0
8477093          0             0              0              0            Y             36                    0
8472755          0             0              0              0            Y             60                    0
8472797          0             0              0              0            N             0                     0
8477325          0             0              0              0            Y             36                    0
8473233          0             0              0              0            Y             36                    0
8473092          0             0              0              0            N             0                     0
8472896          0             0              0              0            Y             36                    0
8477689          0             0              0              0            N             0                     0
8474306          0             0              0              0            Y             36                    0
8480568          0             0              0              0            N             0                     0
8480782          0             0              0              0            N             0                     0
8479719          0             0              0              0            Y             60                    0
8472185          0             0              0              0            N             0                     0
8472748          0             0              0              0            Y             60                    0
8470890          0             0              0              0            Y             36                    0
8476301          0             0              0              0            Y             60                    0
8480485          0             0              0              0            N             0                     0
8475469          0             0              0              0            Y             36                    0
8474884          0             0              0              0            Y             36                    0
8472276          0             0              0              0            N             0                     0
8479479          0             0              0              0            Y             36                    0
8467045          0             0              0              0            Y             36                    0
8470585          0             0              0              0            Y             36                    0
8469488          0             0              0              0            Y             60                    0
8478604          0             0              0              0            N             0                     0
8474504          0             0              0              0            Y             36                    0
8474561          0             0              0              0            Y             36                    0
8473159          0             0              0              0            Y             36                    0
8472631          0             0              0              0            Y             36                    0
8471104          0             0              0              0            N             0                     0
8469868          0             0              0              0            Y             36                    0
8467805          0             0              0              0            Y             60                    0
8472532          0             0              0              0            Y             60                    0
8470056          0             0              0              0            Y             36                    0
8476541          0             0              0              0            Y             36                    0
8478307          0             0              0              0            Y             36                    0
8470510          0             0              0              0            N             0                     0
8480774          0             0              0              0            N             0                     0
8470338          0             0              0              0            N             0                     0
8471005          0             0              0              0            N             0                     0
8477184          0             0              0              0            N             0                     0
8473522          0             0              0              0            Y             36                    0
8470619          0             0              0              0            N             0                     0
8474488          0             0              0              0            Y             36                    0
8478166          0             0              0              0            Y             36                    0
8470635          0             0              0              0            Y             36                    0
8470916          0             0              0              0            Y             60                    0
8472342          0             0              0              0            Y             36                    0
8477168          0             0              0              0            N             0                     0
8478083          0             0              0              0            N             0                     0
8466971          0             0              0              0            N             0                     0
8479941          0             0              0              0            Y             36                    0
8478117          0             0              0              0            Y             36                    0
8478943          0             0              0              0            Y             36                    0
8469496          0             0              0              0            Y             60                    0
8471732          0             0              0              0            N             0                     0
8477994          0             0              0              0            Y             36                    0
8470528          0             0              0              0            Y             60                    0
8469926          0             0              0              0            Y             36                    0
8469850          0             0              0              0            Y             36                    0
8478653          0             0              0              0            N             0                     0
8478984          0             0              0              0            Y             60                    0
8471898          0             0              0              0            Y             36                    0
8474330          0             0              0              0            Y             36                    0
8476756          0             0              0              0            Y             60                    0
8480550          0             0              0              0            Y             60                    0
8470924          0             0              0              0            Y             36                    0
8479388          0             0              0              0            N             0                     0
8477390          0             0              0              0            Y             36                    0
8472201          0             0              0              0            Y             60                    0
8473266          0             0              0              0            N             0                     0
8473183          0             0              0              0            Y             60                    0
8477473          0             0              0              0            N             0                     0
8480873          0             0              0              0            Y             60                    0
8480907          0             0              0              0            N             0                     0
8478018          0             0              0              0            Y             36                    0
8470288          0             0              0              0            Y             36                    0
8476962          0             0              0              0            Y             36                    0
8473845          0             0              0              0            Y             36                    0
8480600          0             0              0              0            N             0                     0
8477283          0             0              0              0            Y             36                    0
8472490          0             0              0              0            Y             36                    0
8470270          0             0              0              0            N             0                     0
8478133          0             0              0              0            Y             36                    0
8477796          0             0              0              0            Y             36                    0
8474496          0             0              0              0            Y             36                    0
8474025          0             0              0              0            N             0                     0
8467136          0             0              0              0            Y             36                    0
8479792          0             0              0              0            N             0                     0
8467524          0             0              0              0            Y             36                    0
8470171          0             0              0              0            Y             12                    0
8475162          0             0              0              0            Y             60                    0
8477010          0             0              0              0            Y             36                    0
8470882          0             0              0              0            Y             36                    0
8480410          0             0              0              0            Y             60                    0
8477705          0             0              0              0            Y             36                    0
8477135          0             0              0              0            Y             36                    0
8473928          0             0              0              0            N             0                     0
8474595          0             0              0              0            Y             60                    0
8480055          0             0              0              0            N             0                     0
8470569          0             0              0              0            Y             60                    0
8477077          0             0              0              0            Y             36                    0
8473068          0             0              0              0            N             0                     0
8472987          0             0              0              0            Y             36                    0
8478075          0             0              0              0            N             0                     0
8474314          0             0              0              0            Y             36                    0
8467292          0             0              0              0            Y             60                    0
8480493          0             0              0              0            N             0                     0
8480238          0             0              0              0            Y             36                    0
8479149          0             0              0              0            N             0                     0
8470379          0             0              0              0            Y             36                    0
8478919          0             0              0              0            N             0                     0
7645195          0             0              0              0            N             0                     0
7645203          0             0              0              0            N             0                     0
7645286          0             0              0              0            N             0                     0
7646425          0             0              0              0            N             0                     0
7645831          0             0              0              0            N             0                     0
3449543          0             0              0              0            N             0                     0
3451036          0             0              0              0            N             0                     0
3451200          0             0              0              0            N             0                     0
3451382          0             0              0              0            N             0                     0
7132178          0             0              0              0            N             0                     0
3454006          0             0              0              0            N             0                     0
3454626          0             0              0              0            N             0                     0
3454758          0             0              0              0            N             0                     0
3455094          0             0              0              0            N             0                     0
3456225          0             0              0              0            N             0                     0
3456282          0             0              0              0            N             0                     0
3457504          0             0              0              0            N             0                     0
3458619          0             0              0              0            N             0                     0
3458973          0             0              0              0            N             0                     0
3460573          0             0              0              0            N             0                     0
3460813          0             0              0              0            N             0                     0
3463429          0             0              0              0            N             0                     0
3464559          0             0              0              0            N             0                     0
7132954          0             0              0              0            N             0                     0
3465952          0             0              0              0            N             0                     0
5037965          0             0              0              0            N             0                     0
5038310          0             0              0              0            N             0                     0
5037619          0             0              0              0            N             0                     0
5037874          0             0              0              0            N             0                     0
5038161          0             0              0              0            N             0                     0
5038260          0             0              0              0            N             0                     0
5037734          0             0              0              0            N             0                     0
5037833          0             0              0              0            N             0                     0
5038062          0             0              0              0            N             0                     0
5037973          0             0              0              0            N             0                     0
5038179          0             0              0              0            N             0                     0
5037981          0             0              0              0            N             0                     0
5038070          0             0              0              0            N             0                     0
5037866          0             0              0              0            N             0                     0
5039227          0             0              0              0            N             0                     0
5038120          0             0              0              0            N             0                     0
5037890          0             0              0              0            Y             12                    0
5038153          0             0              0              0            N             0                     0
5038112          0             0              0              0            N             0                     0
5038146          0             0              0              0            Y             12                    0
5038237          0             0              0              0            N             0                     0
5031307          0             0              0              0            N             0                     0
5037924          0             0              0              0            N             0                     0
5037486          0             0              0              0            N             0                     0
5037460          0             0              0              0            N             0                     0
5032172          0             0              0              0            N             0                     0
5037304          0             0              0              0            N             0                     0
5037437          0             0              0              0            N             0                     0
5037676          0             0              0              0            N             0                     0
5038088          0             0              0              0            N             0                     0
5037726          0             0              0              0            N             0                     0
5037502          0             0              0              0            N             0                     0
5037775          0             0              0              0            N             0                     0
5037288          0             0              0              0            N             0                     0
5037916          0             0              0              0            N             0                     0
5037163          0             0              0              0            N             0                     0
5037494          0             0              0              0            N             0                     0
5037742          0             0              0              0            N             0                     0
5037387          0             0              0              0            N             0                     0
5038195          0             0              0              0            N             0                     0
5037445          0             0              0              0            N             0                     0
5037791          0             0              0              0            N             0                     0
5037536          0             0              0              0            N             0                     0
5039201          0             0              0              0            N             0                     0
5039177          0             0              0              0            N             0                     0
5037841          0             0              0              0            N             0                     0
5037635          0             0              0              0            N             0                     0
5037189          0             0              0              0            N             0                     0
5037338          0             0              0              0            N             0                     0
5037122          0             0              0              0            N             0                     0
5037593          0             0              0              0            N             0                     0
5037783          0             0              0              0            N             0                     0
5037809          0             0              0              0            N             0                     0
5037098          0             0              0              0            N             0                     0
5037544          0             0              0              0            N             0                     0
5037825          0             0              0              0            N             0                     0
5037718          0             0              0              0            Y             12                    0
5037478          0             0              0              0            N             0                     0
5037361          0             0              0              0            N             0                     0
5038013          0             0              0              0            N             0                     0
5037395          0             0              0              0            N             0                     0
5037858          0             0              0              0            N             0                     0
5038203          0             0              0              0            N             0                     0
5037817          0             0              0              0            N             0                     0
5037320          0             0              0              0            N             0                     0
5039102          0             0              0              0            N             0                     0
5037403          0             0              0              0            N             0                     0
5037585          0             0              0              0            N             0                     0
5038021          0             0              0              0            N             0                     0
5039169          0             0              0              0            N             0                     0
5037767          0             0              0              0            N             0                     0
5037171          0             0              0              0            N             0                     0
5037346          0             0              0              0            N             0                     0
5037452          0             0              0              0            N             0                     0
5039094          0             0              0              0            N             0                     0
5038229          0             0              0              0            N             0                     0
5038054          0             0              0              0            N             0                     0
5037353          0             0              0              0            N             0                     0
5039185          0             0              0              0            N             0                     0
5038187          0             0              0              0            N             0                     0
5037668          0             0              0              0            N             0                     0
5037957          0             0              0              0            N             0                     0
5037650          0             0              0              0            N             0                     0
5037551          0             0              0              0            Y             12                    0
5037411          0             0              0              0            N             0                     0
5037627          0             0              0              0            N             0                     0
5037759          0             0              0              0            Y             12                    0
5039144          0             0              0              0            N             0                     0
5037999          0             0              0              0            N             0                     0
5038211          0             0              0              0            N             0                     0
5037510          0             0              0              0            N             0                     0
5037577          0             0              0              0            N             0                     0
5037569          0             0              0              0            N             0                     0
5037700          0             0              0              0            N             0                     0
5038047          0             0              0              0            N             0                     0
5037601          0             0              0              0            N             0                     0
5039243          0             0              0              0            N             0                     0
5038005          0             0              0              0            N             0                     0
5038138          0             0              0              0            N             0                     0
5037528          0             0              0              0            N             0                     0
5008420          0             0              0              0            N             0                     0
5011564          0             0              0              0            N             0                     0
5038039          0             0              0              0            N             0                     0
5039151          0             0              0              0            N             0                     0
5037940          0             0              0              0            N             0                     0
5037908          0             0              0              0            N             0                     0
5037882          0             0              0              0            N             0                     0
5037692          0             0              0              0            N             0                     0
5016571          0             0              0              0            N             0                     0
5016894          0             0              0              0            N             0                     0
5017223          0             0              0              0            N             0                     0
5037643          0             0              0              0            N             0                     0
5039219          0             0              0              0            N             0                     0
3199411          0             0              0              0            N             0                     0
3191673          0             0              0              0            N             0                     0
3196466          0             0              0              0            N             0                     0
8466740          0             0              0              0            N             0                     0
8466757          0             0              0              0            Y             36                    0
8075327         5.5            1             9.54          15.54          N             0                 20021201
8358756        6.141           1            11.125         17.125         Y             36                20040401
8357808        5.63            1             9.93          15.93          Y             36                20040401
8436669        5.75            1            9.375          15.375         Y             24                20030601
8482069        8.986           1            12.766         18.766         Y             36                20040701
8481756        6.375           1            10.825         16.825         N             0                 20030601
8481822          6             1             9.5            15.5          N             0                 20030701
8482077        5.125           1             9.3            15.3          Y             24                20030801
8481830        7.375           1            10.75          16.75          Y             60                20040301
8482093         5.4            1            9.875          15.875         Y             36                20040401
8482101        6.625           1            10.525         16.525         Y             36                20040201
8482119        6.13            1             7.85          13.85          Y             24                20030401
8482127        6.13            1             8.9            14.9          Y             24                20030401
8482135        5.25            1             7.99          13.99          N             0                 20030501
8482143        8.63            1             12.9           18.9          Y             24                20030901
8482150        5.88            1              8              14           Y             24                20030901
8482176        6.88            1             10.3           16.3          Y             60                20031001
8482184        7.88            1            10.65          16.65          Y             24                20031001
8482192        6.18            1             9.18          15.18          Y             24                20031001
8482218         6.5            1              10             16           N             0                 20031001
8482309        5.88            1             7.99          13.99          Y             24                20031101
8482291        5.25            1             8.55          14.55          Y             24                20031101
8482325         6.2            1             8.55          14.55          Y             24                20031101
8482333        6.88            1             8.99          14.99          Y             24                20030701
8482341        6.88            1            10.75          16.75          Y             24                20030601
8482358        6.625           1             11.5           17.5          Y             12                20030701
8482374        6.25            1             7.99          13.99          Y             60                20030701
8481939        6.25            1            12.825         18.825         Y             60                20030701
8481772        6.38            1             9.3            15.3          Y             24                20030701
8481780        5.75            1             11.2           17.2          Y             24                20030701
8481806        9.13            1             14.4           20.4          Y             24                20030701
8481947        7.875           1            14.35          20.35          Y             36                20040701
8481954        6.38            1             8.75          14.75          N             0                 20030801
8481962        6.88            1             9.75          15.75          Y             24                20030801
8481970        6.38            1             9.28          15.28          Y             42                20030801
8481988        7.875           1              14             20           N             0                 20030801
8481996        7.38            1             9.4            15.4          Y             60                20030801
8482002        6.63            1             8.55          14.55          Y             24                20030801
8482010        7.13            1            13.03          19.03          Y             36                20040801
8482028        5.25            1            9.575          15.575         Y             60                20030801
8482036        6.88            1             10.5           16.5          Y             24                20030801
8482044        7.75            1            14.45          20.45          Y             60                20040801
8482051        8.63            1            13.25          19.25          Y             42                20030801
8481848        8.38            1             11.9           17.9          Y             12                20030901
8481855        5.88            1             8.15          14.15          Y             24                20030901
8481863        6.875           1            12.225         18.225         Y             60                20030901
8481871        7.875           1             8.99          14.99          Y             36                20030901
8481897        6.25            1            9.625          15.625         N             0                 20030901
8368334          7            1.5             9              16           Y             60                20020601
8368060        5.75           1.5            9.5            16.5          N             0                 20020601
8368136          7            1.5             14             21           Y             60                20020601
8368318          7            1.5           11.99          18.99          N             0                 20020601
8367765        5.75           1.5            9.5            16.5          Y             60                20020601
8368185          6            1.5            10.5           17.5          N             0                 20020701
8456311         6.5            1             10.5            17           N             0                 20020801
8446254        6.25            1            11.85          18.35          N             0                 20020901
8445181        5.75            1             9.7            16.2          N             0                 20020901
8455479          6             1             7.4            13.9          N             0                 20020901
8446668        7.95           1.5           13.25          20.25          N             0                 20020501
8445017        4.95           1.5            7.5            14.5          Y             60                20020501
8446387        6.95           1.5            8.95          15.95          N             0                 20020501
8445611        7.135          1.5           10.45          17.45          N             0                 20020901
8453672        5.75            1              10            16.5          N             0                 20020401
8446056         7.5           1.5           12.65          19.65          N             0                 20020401
8444895         0.6           1.5            8.49          15.49          Y             60                20020401
8446643        6.75           1.5           10.71          17.71          N             0                 20020401
8453383          8            1.5            9.33          16.33          Y             60                20020501
8456519        6.25            1            10.95          17.45          N             0                 20020801
8444747        6.25            1            10.35          16.85          N             0                 20020401
8456279         4.7           1.5            7.7            14.7          N             0                 20020801
8444663         7.5            1            12.49          18.49          N             0                 20020501
8444473         7.5           1.5           11.46          18.46          N             0                 20020601
8457160        6.325          1.5           9.655          16.655         N             0                 20020601
8445025          8            1.5           11.75          18.75          N             0                 20020501
8450918         6.5            1            10.875         17.375         N             0                 20020701
8450926         6.5            1            10.875         17.375         N             0                 20020701
8446148        7.25            1            13.25          19.25          N             0                 20020301
8453680        7.75            1            13.25          19.25          N             0                 20020401
8451395        7.25            1            11.625         18.125         N             0                 20020901
8453516        6.125           1             9.49          15.99          N             0                 20020501
8445009        7.25            1            12.75          19.25          N             0                 20020501
8449449        6.125           1             7.75          14.25          N             0                 20020401
8446312        6.25            1             9.99          16.49          N             0                 20020501
8444606        6.75           1.5           11.96          18.71          N             0                 20020501
8445041         6.1            1            9.413          16.413         N             0                 20020501
8452088        7.375           1            14.405         21.405         N             0                 20020701
8452260        7.375           1             9.47          16.47          N             0                 20020701
8451577        6.51            1            10.01          17.01          N             0                 20020701
8451163        7.38            1            11.68          18.68          N             0                 20020801
8451528        5.875           1            10.665         17.665         N             0                 20020701
8444507        7.76            1            10.46          17.46          N             0                 20020801
8449654          6             1            12.45          18.45          N             0                 20020801
8450462        4.65            1             9.9            15.9          N             0                 20020801
8450538        6.25            1            11.35          17.35          N             0                 20020801
8450413          5             1             9.45          15.45          N             0                 20020301
8450447         5.5            1            11.475         17.475         N             0                 20020301
8449332        6.25            1             11.7           17.7          Y             60                20020301
8450488        4.95            1            12.35          18.35          N             0                 20020301
8450496        5.75            1             9.05          15.05          N             0                 20020301
8447823         5.5            1            10.99          16.99          N             0                 20020301
8449365        4.85            1             9.49          15.49          N             0                 20020301
8448730         6.7            1            12.75          18.75          Y             60                20020801
8447567        6.15            1            11.49          17.49          Y             60                20020401
8450520        5.75            1             9.95          15.95          N             0                 20020401
7967821        6.95            3             6.9            17.4          N             0                 20021025
7968175        6.25            3            12.05           17.3          N             0                 20030630
7968183         6.5            1            11.24          16.24          Y             36                20020705
7968332        6.55            3            11.85          17.35          Y             36                20020630
2006682        2.375           1             1.75          13.75          N             0                 20020401
2013258         2.5            1              2              12           N             0                 20021001
8497026         6.5            1            12.85          19.85          Y             36                20031201
8497059         7.3            1            10.84          17.84          Y             24                20030601
8497133         6.5            1            13.35          20.35          Y             36                20031201
8497174        5.95            1            10.99          17.99          Y             36                20040201
8497216        4.95            1             8.05          15.05          Y             24                20030501
8497224         6.5            1            10.15          17.15          Y             24                20030701
8497257        5.95            1             8.75          15.75          Y             36                20040701
8497265         6.5            1             10.1           17.1          Y             36                20040701
8497075         6.2            1            10.75          17.75          Y             36                20031201
8496903          6             1             8.75          15.75          Y             24                20030801
8496929        5.75            1             7.95          14.95          Y             24                20030901
8496952         6.2            1             8.85          15.85          Y             24                20030901
8496960        5.95            1             9.5            16.5          Y             24                20030901
8496978        7.225           1            10.99          17.99          Y             12                20030901
8497109        5.95            1             9.1            16.1          Y             24                20030801
8497018         6.5            1            13.45          20.45          Y             24                20021201
7137755        2.75            1              2              12           N             0                 20020401
7139017        2.75            1             1.25          11.25          N             0                 20020701
8009482        2.75            1              1              11           N             0                 20021001
8052391         5.5            1            7.625          13.625         N             0                 20020701
8054678        5.25           1.5            6.55          13.55          Y             60                20020801
8055063        6.25           1.5            9.65          16.65          N             0                 20020801
3284460         2.9            1              7              15           N             0                 20020401
3284957        2.75            2             4.75          10.75          N             0                 20020801
8497323         8.7            1             10.6           16.6          Y             12                20040905
8497299         7.9            1             8.9            14.9          Y             36                20031017
8497281         6.2            1             9.55          15.55          Y             36                20040402
8497349        6.35            1             10.7           16.7          Y             36                20030430
8497356         7.4            1             9.4            15.4          Y             30                20030614
8463119         6.5            1             9.99          15.99          Y             36                20030601
8463101        8.25            1             11.5           17.5          N             0                 20030801
8463127        6.25            1             9.75          15.75          N             0                 20030601
8463036          8             1             11.5           17.5          Y             36                20040601
8463044        7.25            1            10.75          16.75          Y             36                20040601
8463051         6.5            1             9.99          15.99          Y             36                20030601
8463077          7             1             10.5           16.5          Y             36                20030601
8463093         7.5            1            10.75          16.75          Y             36                20030601
8434185        6.97           1.5           11.12          18.12          N             0                 20020901
8434276        6.25           1.5           11.99          18.99          Y             60                20030101
8462160        7.05           1.5            11.2           18.2          Y             60                20021201
8462202          6            1.5            8.25          15.25          N             0                 20020601
8462210        5.65           1.5            8.5            15.5          N             0                 20020601
8462038        4.84           1.5            8.49          15.49          Y             60                20021101
8462079        7.99           1.5           11.75          18.75          Y             60                20030301
8462095        6.99           1.5           10.75          17.75          Y             60                20030601
8462137        7.99           1.5           12.45          19.45          Y             60                20021001
8461881         5.9           1.5            9.4            16.4          Y             60                20021001
8461899        7.99           1.5           12.75          19.75          N             0                 20021201
8461907        6.25           1.5            8.25          15.25          Y             60                20020601
8461915         5.1            1             9.99          16.99          Y             60                20020601
8461964        7.99           1.5            11.7           18.7          Y             60                20030201
8461972        7.99           1.5           12.45          19.45          Y             60                20021101
8461980        6.99           1.5            8.99          15.99          Y             60                20030701
8462392        5.95           1.5            9.99          16.99          Y             60                20040901
8462400        7.39           1.5           10.99          17.99          Y             60                20030201
8462418        6.82           1.5            8.99          15.99          Y             60                20030501
8461832        6.25           1.5           11.75          18.75          N             0                 20030601
8461840        7.99           1.5            12.5           19.5          Y             60                20021201
8461857        6.99           1.5           10.99          17.99          Y             60                20030101
8462236         6.9           1.5            10.5           17.5          Y             60                20030301
8462244        7.99           1.5           10.25          17.25          Y             60                20040501
8462269        7.32           1.5            9.75          16.75          Y             60                20030401
8462293        7.39           1.5           10.99          17.99          Y             60                20030201
8462301        8.175          1.5           12.325         19.325         Y             36                20021001
8462319        7.99           1.5           10.49          17.49          Y             60                20030401
8462327        7.99           1.5             12             19           Y             60                20030501
8462368        7.99           1.5           12.85          19.85          Y             60                20021001
8462228        7.99           1.5           11.285         14.825         Y             36                20021101
8460826        6.99           1.5           10.99          17.99          Y             60                20030801
8461196        6.99           1.5           9.375          16.375         Y             60                20040801
8461766        6.99           1.5            9.25          16.25          Y             60                20030801
8461170        7.99           1.5           10.75          17.75          Y             60                20030501
8460735        7.99           1.5           11.75          18.75          Y             60                20030601
8460834        7.58           1.5            9.5            16.5          Y             60                20030401
8461741         6.9           1.5            8.99          15.99          Y             60                20030801
8461154        6.99           1.5            13.5           20.5          Y             60                20030801
8460990        6.99           1.5            11.5           18.5          Y             60                20030801
8461006        6.99           1.5            9.5            16.5          Y             60                20030801
8461014        6.99           1.5            9.99          16.99          Y             60                20040801
8461022        5.75           1.5            9.75          16.75          Y             60                20030101
8461030        7.99           1.5           10.74          17.74          Y             60                20040501
8461055        7.99           1.5           11.75          18.75          Y             60                20040501
8461063        7.83           1.5            9.75          16.75          Y             60                20030501
8461071        7.99           1.5             11             18           Y             60                20030501
8461089        7.08           1.5             9              16           N             0                 20040501
8461097        7.99           1.5           10.75          17.75          Y             60                20030601
8461105        7.99           1.5            11.5           18.5          Y             60                20030601
8461113        7.25           1.5            8.74          15.74          Y             60                20030501
8461121        6.99           1.5            8.48          15.49          Y             60                20040601
8461139        6.99           1.5           12.74          19.74          Y             60                20040701
8461147        6.99           1.5           12.85          19.85          Y             60                20030601
8460867        6.99           1.5           12.74          19.74          Y             60                20030701
8460875        6.99           1.5           12.25          19.25          Y             60                20030701
8460883        6.99           1.5            11.1           18.1          Y             12                20030801
8460909        6.99           1.5             12             19           Y             60                20030701
8460917        6.99           1.5           9.875          16.875         Y             36                20040701
8460925        6.99           1.5             11             18           Y             60                20030701
8460941        6.99           1.5            8.99          15.99          Y             60                20030801
8460958        6.99           1.5            9.5            16.5          Y             60                20030801
8460966        6.99           1.5           12.75          19.75          Y             60                20030701
8461485        7.99           1.5           12.99          19.99          Y             60                20030501
8461436        6.99           1.5            8.5            15.5          Y             60                20030801
8461444        6.99           1.5           10.74          17.74          Y             60                20030801
8461451        6.99           1.5           10.25          17.25          Y             60                20030801
8461469        7.45           1.5           11.45          18.45          Y             60                20030101
8461477        6.99           1.5            8.5            15.5          N             0                 20030601
8461618        6.99           1.5            12.5           19.5          Y             60                20030801
8461626        6.99           1.5            9.5            16.5          Y             60                20030801
8461634        6.26           1.5            7.75          14.75          Y             60                20030701
8461642        7.09           1.5           10.75          17.75          Y             60                20021101
8461667        7.39           1.5           10.99          17.99          Y             60                20030301
8461675        7.99           1.5           11.75          18.75          Y             60                20030401
8460768        0.99           1.5            10.5           17.5          Y             60                20030401
8461352        7.99           1.5           10.25          17.25          Y             60                20040501
8461360        7.99           1.5           10.74          17.74          Y             60                20030501
8461394        6.99           1.5           10.99          17.99          Y             60                20030701
8461402        7.99           1.5            9.99          16.99          Y             60                20030501
8461428        6.75           1.5            9.99          16.99          Y             60                20030601
8461824        6.99           1.5           10.74          17.74          Y             60                20030701
8461501        6.99           1.5           11.99          18.99          Y             60                20030701
8461527        6.99           1.5           12.74          19.74          Y             60                20030801
8460784        6.99           1.5           11.25          18.25          Y             60                20030601
8461543        6.99           1.5           11.25          18.25          Y             60                20030801
8461550        6.99           1.5            9.99          16.99          Y             60                20030801
8461568        6.99           1.5           10.99          17.99          Y             60                20030801
8461576        6.99           1.5           10.75          17.75          Y             60                20030801
8461584        6.99           1.5            9.5            16.5          Y             60                20030801
8461592        6.99           1.5             12             19           Y             60                20030801
8461600        6.99           1.5            8.99          15.99          Y             60                20030801
8460792        6.99           1.5            9.99          16.99          Y             60                20030601
8461238        6.99           1.5            9.5            16.5          Y             60                20030801
8461246        6.99           1.5            9.5            16.5          Y             60                20030801
8461253         7.9           1.5            11.5           18.5          Y             60                20030301
8461261        7.99           1.5           12.75          19.75          Y             60                20030601
8461279        7.99           1.5           11.74          18.74          N             0                 20030601
8460800        5.95           1.5           9.125          16.125         Y             60                20030701
8461287        7.99           1.5           11.25          18.25          Y             36                20030601
8461295        6.82           1.5            8.74          15.74          Y             60                20040601
8461774        6.99           1.5             9              16           Y             60                20030701
8460818        6.99           1.5            8.99          15.99          Y             60                20030801
8461782          6            1.5            7.49          14.49          Y             60                20030701
8461790        6.99           1.5            8.75          15.75          Y             60                20030801
8461816        6.99           1.5            9.5            16.5          Y             60                20030801
8486029        2.75            2            7.125          13.125         N             0                 20061001
8486060        2.75            2             7.5            13.5          N             0                 20061201
8486128        2.75            2             8.75          14.75          N             0                 20050701
8486151        3.875           2             9.25          14.25          N             0                 20050901
8485716        0.04           1.5            5.5            15.5          N             0                 20040501
8485872        1.48            1             8.25          13.25          N             0                 20020401
8485328        2.63            2             2.75          12.75          N             0                 20040401
8485526          3             2             2.75          12.75          N             0                 20021101
8484974        2.75            2             2.75            12           N             0                 20030501
8484990         3.5            2            2.625          12.625         N             0                 20050301
8485021          3             2              3            11.95          N             0                 20050401
8485047        4.25            2             4.5            13.5          N             0                 20050401
8485054          3             2            2.125          12.125         N             0                 20050501
8485070          3             2            1.625          11.625         N             0                 20040501
8485104        2.75            2            1.625          11.625         N             0                 20040601
8485138          3             2              2              12           N             0                 20051001
8485161        3.25            2             2.25          12.25          N             0                 20060301
8485179        3.25            2             8.25          13.25          N             0                 20060401
8484669          3             2              2              12           N             0                 20051001
8484685        3.25            2             2.75          12.75          N             0                 20060801
8484693        3.75            2              3              13           N             0                 20041001
8484719        3.25            2             3.25          13.25          N             0                 20060101
8484750        3.25            2             7.5            12.5          N             0                 20060401
8484768        2.75            2            1.875          11.875         N             0                 20021001
8484784        3.75            2             8.5            13.5          N             0                 20060701
8484800          4             2             4.25          14.25          N             0                 20061101
8484818        3.25            2            8.625          13.625         N             0                 20070601
8484834        3.25            2            3.625          13.625         N             0                 20070201
8484859        3.75            2             8.75          13.75          N             0                 20061201
8484867        4.625           2            9.375          15.375         N             0                 20030101
8484875        3.25            2              3              13           N             0                 20070301
8484883        3.75            2             3.5            13.5          N             0                 20070101
8484891        3.75            2              9              14           N             0                 20071001
8484917        3.25            2            7.875          12.875         N             0                 20080301
3384708          3             1              1              11           N             0                 20021001
8347189         6.4            1             10.6           16.6          N             0                 20021101
8362915         6.1            1             9.85          15.85          Y             60                20030501
8346843         6.4            1             10.6           16.6          Y             60                20021101
8346769        6.55            1             9.95          15.95          N             0                 20021001
8346637         6.1            1            12.45          18.45          N             0                 20031001
8346561        6.55            1            10.95          16.95          N             0                 20031201
8339426        6.25            1             8.95          14.95          N             0                 20040101
8339673         6.1            1            10.55          16.55          N             0                 20040301
8339491        6.55            1            12.55          18.55          Y             60                20040701
8339335          5             1             9.5            15.5          Y             60                20020601
8338949        5.05            1              10             16           Y             60                20020601
8350902         6.5            1             10.5           16.5          N             0                 20020301
8361750        6.01            1             9.99          15.99          N             0                 20020901
8361776        6.35            1            10.25          16.25          Y             36                20020401
8350449        5.925           1            10.675         16.675         N             0                 20020401
8350514         6.6           1.5            8.7            15.7          N             0                 20020801
8350530        5.35            1             9.99          15.99          N             0                 20020301
8348898         6.4            1            11.65          17.65          N             0                 20040601
8352932         6.1            1             9.55          15.55          Y             60                20031101
8353039         6.1            1             9.7            15.7          N             0                 20030901
8352528        5.95            1             9.5            15.5          N             0                 20021201
8352429        6.65            1            11.15          17.15          Y             60                20031101
8351967         6.4            1            10.65          16.65          Y             60                20030101
8351678        5.95            1             9.7            15.7          Y             36                20031001
8351181        6.25            1             11.1           17.1          N             0                 20040501
8399099        6.65            1             11.4           17.4          Y             60                20040401
8357196         6.7            1             11.6           18.6          N             0                 20020301
8486565         6.5            3            10.75          16.75          Y             60                20020401
8486581         6.5            3             8.5            14.5          Y             36                20020601
8486540         6.5            1             6.5            19.5          N             0                 20030201
8486631         6.5            2             9.99          15.99          Y             60                20020301
8486573        4.845           1            10.47          16.47          N             0                 20011101
8486599        6.75           1.5            9.55          16.55          N             0                 20020301
8486656        5.782           1             11.5           17.5          Y             60                20020501
8040735         6.5            1            10.25          16.25          N             0                 20020401
8146961        6.75           1.5           10.64          17.64          N             0                 20020701
8436099        4.375           1            8.375          14.375         Y             24                20030501
8459299         5.5            1            10.125         16.125         Y             24                20031101
8459463         5.5            1              10             16           Y             24                20031015
8459471        3.875           1            7.875          13.875         Y             24                20031005
8459489        6.875           1            10.875         16.875         Y             24                20031101
8459497          5             1            8.875          14.875         Y             24                20031010
8459505        6.375           1            10.25          16.25          Y             24                20031101
8459513        5.25            1            8.875          14.875         Y             24                20031010
8459521        5.25            1              9              15           Y             24                20031005
8459307        5.875           1            10.125         16.125         Y             24                20031010
8459539         4.5            1            9.625          15.625         Y             24                20031001
8459547        4.75            1            9.875          15.875         Y             24                20031101
8459315          6             1             9.99          15.99          Y             24                20031015
8459554        4.25            1            7.375          13.375         Y             24                20031101
8459323          6             1            9.875          15.875         N             0                 20031010
8493892          6             1            10.25          16.25          Y             24                20031015
8459562        4.875           1             8.5            14.5          Y             24                20031005
8459570        4.75            1            7.875          13.875         N             0                 20031005
8459331        4.625           1             8.6            14.6          Y             24                20031015
8459588          7             1            9.999          15.999         Y             24                20031010
8459596        9.75            1             9.75          15.75          Y             24                20031010
8459349        7.25            1             11.5           17.5          Y             24                20031020
8459604        6.75            1             9.75          15.75          Y             24                20031101
8459356        4.625           1            9.375          15.375         Y             24                20031101
8459612         5.5            1             8.99          14.99          Y             24                20031005
8459364         5.5            1            9.625          15.625         N             0                 20031101
8459372        4.625           1              9              15           Y             24                20031101
8459620        5.625           1            8.625          14.625         Y             24                20031101
8459638        5.75            1             9.75          15.75          Y             24                20031015
8459455        5.75            1            9.375          15.375         N             0                 20031101
8458879        4.65            1             7.75          13.75          Y             24                20031001
8459083         6.5            1            10.25          16.25          Y             24                20030915
8459067        6.75            1            11.375         17.375         Y             24                20030901
8459232        6.875           1            11.75          17.75          Y             24                20031101
8458986         5.5            1             9.5            15.5          Y             24                20031101
8459075        6.25            1            10.125         16.125         N             0                 20030915
8458994         5.5            1             9.75          15.75          Y             12                20031101
8458952        6.25            1             10.5           16.5          Y             24                20031101
8459133        7.125           1              11             17           Y             24                20031001
8459166          8             1              11             17           Y             24                20031001
8458895        6.75            1              11             17           Y             24                20031005
8458903         5.5            1            10.125         16.125         Y             24                20031005
8458960        6.25            1             9.5            15.5          Y             24                20031101
8458820        4.375           1             7.75          13.75          Y             24                20031101
8459141        6.875           1             9.75          15.75          Y             24                20031010
8458911         4.5            1            8.125          14.125         Y             24                20031005
8459109          7             1            11.25          17.25          Y             24                20031001
8459182          6             1            10.125         16.125         Y             24                20031001
8458846        5.25            1            8.875          14.875         Y             24                20031101
8459026        4.875           1             8.75          14.75          Y             24                20031101
8458853        4.625           1            7.999          13.999         Y             24                20031101
8459034        6.75            1            10.875         13.875         Y             24                20031105
8458978        5.25            1             9.5            15.5          Y             24                20031101
8459190        6.75            1            12.125         18.125         N             0                 20031020
8459265        6.75            1             9.75          15.75          Y             24                20031105
8459273        5.75            1            9.625          15.625         Y             24                20031101
8458937        4.375           1            7.875          13.875         Y             24                20031105
8459216         5.5            1             9.75          15.75          Y             24                20031101
8459224          5             1            9.125          15.125         Y             24                20031101
8458945        5.625           1             9.5            15.5          Y             24                20031101
8301608        6.25            1             9.75          15.75          N             0                 20020901
8376444        6.99            1             12.5           18.5          N             0                 20020501
8376006         6.5            1            10.99          16.99          N             0                 20020401
8376063        5.99            1             8.99          14.99          Y             36                20020401
8376105        6.75            1             12.2           18.2          Y             36                20020701
8376170        6.75            1            14.85          20.85          N             0                 20020501
8375586        6.25            1            11.99          17.99          Y             60                    0
8430084        5.75            1            11.05          17.05          Y             24                20021101
8375305        6.75            1            10.95          16.95          Y             36                    0
8375438        6.25            1             9.99          15.99          Y             24                20021201
8356123        6.25            1            13.82          20.82          Y             24                20021001
8465312          4             2            11.75          18.75          N             0                 20020901
8466484          4             2              10           20.25          N             0                 20030301
8465320        2.75            2              8              14           N             0                 20021001
8465296        3.325           3            8.625          15.75          N             0                 20030301
8465726          3             2             7.25          13.875         Y             60                20020701
8465734          4             2              8              14           Y             60                20020601
8466104          5             2             8.75          14.75          N             0                 20030101
8466112          4             2             8.25          14.25          N             0                 20030101
8466138          5             2             7.75          13.75          N             0                 20020501
8466146         4.5            2             7.25          13.25          N             0                 20020901
8466161          4             2              8              14           Y             60                20030301
8466179          5             2            10.25          16.25          Y             60                20030201
8466187          4             2            9.125            14           Y             60                20020801
8464752         4.5            2             7.25          13.25          N             0                 20020401
8465742         4.5            2             7.25          13.25          N             0                 20020501
8466195          4             2             7.75          13.75          N             0                 20020401
8466229          4             2              8              14           Y             60                20020401
8465759         3.5            2             8.25          14.25          Y             60                20021001
8465767         3.5            2              8              14           Y             60                20021201
8465775          4             2             8.5            14.5          Y             60                20021001
8466237         4.5            2              8              14           Y             60                20021001
8465783          4             2             7.75          13.75          N             0                 20030201
8465809          4             2             6.75          12.75          N             0                 20021001
8465817         4.5            2              8              14           N             0                 20020601
8466534         3.5            2             6.75          12.75          N             0                 20021001
8465825         4.5            2             8.5            14.5          Y             60                20020801
8465833         4.5            2             9.75          15.75          Y             60                20020901
8465841          4             2             9.25          15.25          Y             60                20020901
8465858          5             2            10.25          16.25          Y             60                20020901
8465866          4             2             9.25          15.25          Y             60                20021101
8465874        5.01            2             8.5            14.5          Y             60                20020801
8465882          5             2             9.75          15.75          Y             60                20020801
8465908          5             2             9.75          15.75          Y             60                20020801
8464638         4.5            2             8.5            14.5          Y             60                20020901
8464646          5             2              9              15           Y             60                20020901
8464653          5             2             9.75          15.75          Y             60                20030301
8464679          4             2             6.75          12.75          N             0                 20020401
8464687         4.5            2             9.75          15.75          Y             60                20021201
8466344        2.75            2            8.125          15.125         N             0                 20020801
8466070        2.75            2            8.625          14.625         N             0                 20030201
8466492        2.75            2            8.875          10.95          N             0                 20030101
8466088        2.75            2             7.25          14.75          N             0                 20030101
8464695         3.5            2             8.5            14.5          Y             36                20020601
8464703          4             2              8            16.925         Y             42                20021101
8464711          4             2              10             16           Y             60                20020501
8464729         3.5            2             7.75          13.75          Y             60                20020601
8464737         3.5            2             7.75          13.75          N             0                 20020701
8464745         3.5            2             7.75          13.75          Y             60                20020601
8464323         3.5            2             7.75          13.75          Y             60                20020701
8464331          4             2             8.25          14.25          Y             60                20020701
8464349          5             2             8.5            14.5          N             0                 20020701
8464547          5             2             8.5            14.5          N             0                 20020601
8464554          5             2             8.5            14.5          N             0                 20021001
8464562         3.5            2             7.75          13.75          Y             60                20020701
8464570         3.5            2             7.75          13.75          Y             60                20020701
8464588         3.5            2             7.75          13.75          Y             60                20020701
8464604         2.5            2             7.25           14.5          N             0                 20020401
8464612          4             2              8              14           Y             60                20021001
8464166         4.5            2             7.25          13.25          N             0                 20020701
8464174         4.5            2             7.25          13.25          N             0                 20020601
8464182         4.5            2             8.5            14.5          Y             60                20020601
8464190         4.5            2             8.5            14.5          Y             60                20020701
8464208         4.5            2             9.75          15.75          Y             60                20021101
8464216         4.5            2             9.25          15.25          Y             60                20020701
8464224          4             2             9.25          15.25          Y             60                20020701
8464232         4.5            2             9.75          15.75          Y             60                20020901
8464240          4             2              8              14           Y             60                20020701
8464273         4.5            2             8.5            14.5          Y             60                20021001
8464281         5.5            2            10.25          16.25          Y             36                20020601
8464299        2.95            2             8.75          15.875         N             0                 20020601
8466542          4            2.5            8.5             11           Y             60                20020501
8464307          4             2             9.25          15.25          Y             60                20021001
8464315         3.5            2             7.5            13.5          N             0                 20020901
8463861          4             2             9.25          15.25          Y             60                20020901
8463879          4             2             9.25          15.25          Y             60                20020901
8463887         4.5            2             8.5            14.5          Y             60                20020901
8466427         5.5            2            10.75          16.75          Y             60                20020901
8463895          4             2              8              14           Y             60                20020901
8463903          4             2              8              14           Y             60                20021001
8463911         4.5            2             8.5            14.5          Y             60                20021101
8463929          4             2              8              14           Y             60                20020901
8463937          4             2             9.25          15.25          Y             60                20021101
8463945          4             2              8              14           Y             60                20021001
8463952         4.5            2             8.5            14.5          Y             60                20021001
8463960         4.5            2             9.75          15.75          Y             60                20020901
8463978          4             2              8              14           Y             60                20021101
8463986         3.5            2             7.5            13.5          Y             60                20021001
8464778         4.5            2             9.75          15.75          Y             60                20021001
8464158         4.5            2             8.5            14.5          Y             60                20020901
8464034         3.5            2             7.5            13.5          Y             60                20021001
8464042          4             2              8              14           Y             60                20020901
8466047          4             2              8              14           Y             60                20021001
8464059         4.5            2             9.75          15.75          Y             60                20021001
8464356         4.5            2             9.75          15.75          Y             60                20021001
8464364          4             2              8              14           Y             60                20021001
8464372          4             2             9.25          15.25          Y             60                20021001
8464380         4.5            2             9.75          15.75          Y             60                20021001
8464398         3.5            2             7.5            13.5          Y             60                20021001
8464406         4.5            2             9.75          15.75          Y             60                20021001
8464414         4.5            2             9.75          15.75          Y             60                20021001
8464422         4.5            2             9.75          15.75          Y             60                20021001
8464430         4.5            2             9.75          15.75          Y             60                20021201
8464448          4             2              8              14           Y             60                20021101
8464455         4.5            2             9.75          15.75          Y             60                20021001
8463994          4             2              8              14           Y             60                20021101
8463838         4.5            2             9.75          15.75          Y             60                20021001
8463846          4             2              8              14           Y             60                20021001
8463853          4             2              8              14           Y             60                20021001
8466419          4             2              8              14           Y             60                20021101
8464075          4             2              8              14           Y             60                20021101
8464083         4.5            2             9.75          15.75          Y             60                20021101
8464091          4             2              8              14           Y             60                20021101
8464109         4.5            2             9.75          15.75          Y             60                20021001
8464117         4.5            2             9.75          15.75          Y             60                20021001
8466385          4             2             9.25          15.25          Y             60                20021101
8464125          4             2              8              14           Y             60                20021001
8464133         4.5            2             9.75          15.75          Y             60                20021101
8464141         4.5            2             9.75          15.75          Y             60                20021101
8466393          4             2              8              14           Y             60                20021101
8463523          4             2             9.25          15.25          Y             60                20021101
8463531          4             2             9.25          15.25          Y             60                20021101
8464000         4.5            2             9.75          15.75          Y             60                20021101
8464018         4.5            2             9.75          15.75          Y             60                20021001
8464026         4.5            2             8.5            14.5          Y             60                20021001
8464992         4.5            2             9.75          15.75          Y             60                20021001
8466351         3.5            2             7.75          13.75          Y             60                20020501
8463549         4.5            2             10.5           16.5          Y             60                20020501
8463556         4.5            2             10.5           16.5          Y             60                20020501
8463564         3.5            2             7.5            13.5          Y             60                20020401
8463572         3.5            2             7.5            13.5          Y             60                20020401
8463598         3.5            2             7.5            13.5          Y             60                20020401
8463606         3.5            2             7.5            13.5          Y             60                20020401
8463614         4.5            2             9.75          15.75          Y             60                20021101
8463622          4             2             9.25          15.25          Y             60                20021101
8463630          4             2             9.25          15.25          Y             60                20021201
8466369         4.5            2             9.75          15.75          Y             60                20021101
8466377         4.5            2             9.75          15.75          Y             60                20021101
8464067         4.5            2             8.5            14.5          Y             60                20021101
8464851          4             2              8              14           N             0                 20020801
8464885          4             2              8              14           N             0                 20020801
8464893         4.5            2             8.25          14.25          N             0                 20020401
8464919         4.5            2             7.75          13.75          N             0                 20030301
8464935         4.5            2              8              14           N             0                 20020701
8464943         3.5            2             7.5            13.5          Y             60                20020401
8464950         3.5            2             7.5            13.5          Y             60                20020401
8464968          4             2             9.75          15.75          Y             60                20020401
8464976         3.5            2             7.75          13.75          Y             60                20020501
8464984         3.5            2             7.75          13.75          Y             60                20020501
8465031         3.5            2             7.75          13.75          Y             60                20020501
8465338         4.5            2            10.25          16.25          Y             60                20020401
8466500        2.75            2             6.5            12.5          N             0                 20030201
8465346         4.5            2             9.75          15.75          Y             60                20030301
8465361         3.5            2             8.5            14.5          Y             60                20030101
8466062        5.34            2              8              14           Y             60                20020801
8465379          5             2              8              14           Y             60                20020701
8465387         4.5            2             9.25          15.25          Y             60                20020601
8465395         3.5            2             7.25          13.25          N             0                 20020901
8465403         3.5            2             8.5            14.5          Y             60                20030301
8464786         4.5            2             9.75          15.75          N             0                 20021101
8464794         4.5            2             7.25          12.25          N             0                 20021201
8464802          5             2             8.25          14.25          N             0                 20021201
8464810         4.5            2             8.25          14.25          N             0                 20021201
8464828          5             2            10.25          16.25          Y             60                20021101
8464836          4             2             9.25          15.25          Y             60                20021001
8464505          4             2             9.25          15.25          Y             60                20021001
8465072          4             2             9.25          15.25          Y             60                20021001
8465080         3.5            2             7.5            13.5          Y             60                20021001
8464620          4             2              8              14           Y             60                20021001
8464463          4             2              8              14           Y             60                20021201
8464471          4             2              8              14           Y             60                20021001
8464489         4.5            2             8.5            14.5          Y             60                20021101
8464497         4.5            2             8.5            14.5          Y             60                20021001
8464513         4.5            2             9.75          15.75          Y             60                20021001
8464521         4.5            2             9.75          15.75          Y             60                20021001
8464539         4.5            2             9.75          15.75          Y             60                20021101
8465015          4             2             9.25          15.25          Y             60                20021101
8465437         4.5            2             9.75          15.75          Y             60                20021101
8465452          4             2              8              14           Y             60                20021101
8465460         4.5            2             9.75          15.75          Y             60                20021101
8465478          4             2              8              14           Y             60                20021101
8465486          4             2             9.25          15.25          N             0                 20021201
8465494          4             2             9.25          15.25          Y             60                20021101
8465502         4.5            2             8.5            14.5          Y             60                20021101
8465510         4.5            2             9.75          15.75          Y             60                20021201
8465528          4             2              8              14           Y             60                20021101
8465536          4             2              8              14           Y             60                20021101
8465049         4.5            2             9.75          15.75          Y             60                20021201
8465056         4.5            2             9.75          15.75          Y             60                20021101
8465064         4.5            2             9.75          15.75          Y             60                20021101
8465932         4.5            2             9.75          15.75          Y             60                20021101
8465940         4.5            2             9.75          15.75          Y             60                20021001
8465957         4.5            2             9.75          15.75          Y             60                20021101
8465965         4.5            2             9.75          15.75          Y             60                20021101
8465973          4             2             9.25          15.25          Y             60                20021101
8465981          4             2              8              14           Y             60                20021101
8465999         4.5            2             9.75          15.75          Y             60                20021101
8466005          5             2             8.25          14.25          N             0                 20030201
8466013          5             2             8.25          14.25          N             0                 20030201
8466021          5             2             8.25          14.25          N             0                 20030301
8466096         3.5            2              11           15.875         N             0                 20030301
8466518         3.5            2            11.75          18.25          N             0                 20030201
8466435         4.5            2             9.5            15.5          Y             60                20020501
8466039         4.5            2             7.25          13.25          N             0                 20020801
8465411          4             2             6.75          12.75          N             0                 20020701
8465429          4             2             9.25          15.25          Y             60                20020601
8465569          4             2             9.25          15.25          Y             60                20020501
8465577         3.5            2              8              14           Y             60                20020701
8465585          4             2             9.25          15.25          Y             60                20021101
8465593          4             2              8              14           Y             60                20021101
8465601         4.5            2             9.75          15.75          Y             60                20021201
8465643         4.5            2             9.75          15.75          Y             60                20030201
8465650          4             2             8.5            14.5          Y             60                20021101
8465668          4             2              8              14           Y             60                20030101
8465205         4.5            2             9.75          15.75          Y             60                20030101
8465213          4             2             9.25          15.25          Y             60                20021001
8465221         4.5            2             9.75          15.75          Y             60                20021101
8465239         4.5            2             9.75          15.75          Y             60                20021201
8465247         4.5            2             9.75          15.75          Y             60                20021201
8465262          4             2             9.25          15.25          Y             60                20021101
8465270          4             2             9.25          15.25          Y             60                20021101
8465288          4             2             9.25          15.25          Y             60                20021201
8465544        5.25           1.5             12             19           N             0                 20020701
8465551         4.5            2             9.75          15.75          Y             60                20020901
8465700          5             2              9              15           Y             60                20020801
8465718         4.5            2             8.5            14.5          Y             60                20020901
8465254         4.5            2             8.5            14.5          Y             60                20020901
8465098          4             2              8              14           Y             60                20021001
8465106          5             2            10.25          16.25          Y             60                20020901
8465114         3.5            2             7.5            13.5          Y             60                20021001
8465122          4             2              8              14           Y             60                20020901
8465130          5             2             9.75          15.75          Y             60                20020901
8465148          4             2             9.25          15.25          Y             60                20020901
8465155          4             2             9.25          15.25          Y             60                20020901
8465163         4.5            2             8.5            14.5          Y             60                20021001
8465171         4.5            2             9.75          15.75          Y             60                20021001
8465189         4.5            2             9.25          15.25          Y             60                20021101
8465197          5             2              9              15           Y             60                20021001
8463663          4             2              8              14           Y             60                20021101
8463747          4             2              8              14           Y             60                20021001
8463754          4             2              8              14           Y             60                20021001
8463762          4             2              8              14           Y             60                20021001
8463770          4             2             9.25          15.25          Y             60                20020901
8463788          4             2              8              14           Y             60                20020901
8463796          4             2              8              14           Y             60                20021001
8463804         4.5            2             9.75          15.75          Y             60                20021101
8463812         3.5            2             7.5            13.5          Y             60                20020901
8463820         4.5            2             8.5            14.5          Y             60                20021001
8463648          4             2             8.5            14.5          Y             60                20021001
8463655          4             2              8              14           Y             60                20020901
8463671         4.5            2             9.75          15.75          Y             60                20020901
8465676          4             2             9.25          15.25          Y             60                20020901
8465684         4.5            2             8.5            14.5          Y             60                20021001
8465692          5             2              9              15           Y             60                20020901
8463234         4.5            2             7.25          13.25          N             0                 20020901
8463242         4.5            2             7.25          13.25          N             0                 20021001
8463259         4.5            2             7.25          13.25          N             0                 20021001
8463267         4.5            2             7.25          13.25          N             0                 20020901
8463275         4.5            2             7.25          13.25          N             0                 20020901
8463689         4.5            2             9.75          15.75          N             0                 20020901
8463697          4             2             6.75          12.75          N             0                 20021201
8463705          5             2              8              14           N             0                 20020501
8465304        2.75            2            7.375          14.125         N             0                 20020501
8463713          4             2              8              14           Y             60                20030301
8463721         4.5            2             9.25          15.25          Y             60                20030101
8463739          4             2              8              14           Y             60                20020501
8463473          5             2             7.75          13.75          N             0                 20020501
8466443          4             2             8.25          14.25          Y             60                20020901
8466450          4             2             8.5            14.5          Y             60                20021001
8463481         4.5            2             9.75          15.75          Y             60                20021001
8466468         4.5            2             8.5            14.5          Y             60                20020801
8463507          4             2              8              14           Y             60                20020901
8463135          4             2             6.75          12.75          N             0                 20021001
8463143         4.5            2             9.75          15.75          Y             60                20020501
8463150          5             2             8.5            14.5          N             0                 20020601
8463168          5             2             8.25          14.25          N             0                 20020501
8463176         3.5            2             7.5            13.5          N             0                 20020701
8463184         3.5            2             9.75          15.75          Y             60                20020701
8463192         3.5            2             9.75          13.75          Y             60                20020701
8463366          4             2              10             16           Y             60                20020601
8463200          4             2              10             16           Y             60                20020701
8463218          4             2              10             16           Y             60                20020701
8463341          4             2              10             16           Y             60                20020701
8463358          4             2              10             16           N             0                 20020501
8463382         3.5            2             7.75          13.75          Y             60                20020801
8463390         4.5            2             9.25          15.25          Y             60                20020401
8463408         4.5            2             9.75          15.75          Y             60                20030201
8463424         4.5            2             8.5            14.5          Y             60                20020401
8466476          4             2             8.5            14.5          Y             60                20020401
8463432          4             2              8              14           Y             60                20020501
8463440         5.5            2            10.75          16.75          Y             60                20020501
8463457          4             2             6.75          12.75          N             0                 20020401
8463465          4             2              8              14           Y             60                20030201
8466526        2.63            2             7.75          16.125         N             0                 20020801
8466245         4.5            2             10.5           16.5          Y             60                20020801
8466252         3.5            2             8.25          14.25          Y             60                20020801
8466260         3.5            2             8.25          14.25          Y             60                20020801
8466286         3.5            2             7.75          13.75          Y             60                20020801
8466294         3.5            2             7.75          13.75          Y             60                20020901
8466302          4             2             8.25          14.25          Y             60                20020801
8466310         3.5            2              8              14           Y             60                20021001
8466328          5             2             8.75          14.75          N             0                 20021101
8466336          5             2             8.75          14.75          N             0                 20021201
8465916         4.5            2             9.75          15.75          Y             60                20030201
8463309         3.5            2              8              14           Y             60                20020501
8463317          5             2             9.25          15.25          Y             60                20030301
8463325         4.5            2             7.25          13.25          N             0                 20020401
8463333          4             2             7.75          13.75          N             0                 20020501
8304974        7.125          1.5           13.075         20.075         Y             24                20020901
8433286        5.75            1             9.99          16.99          Y             36                20030601
8046732          6             1              11             17           N             0                 20020501
8048753        6.875           1            10.25          16.25          N             0                 20020501
8171670        2.75            1             1.5            11.5          N             0                 20021001
3314135         8.6            1            11.75          17.75          N             0                 20020601
3316155        6.05            1             8.99          14.99          N             0                 20020701
3314689         4.6            1             7.8            13.8          N             0                 20020701
3330842        7.53           1.5             11            17.5          N             0                 20020301
3339207         8.6           1.5           11.61          18.11          N             0                 20020701
3340015         9.5           1.5           14.64          21.14          N             0                 20020801
3340635         8.5           1.5           13.65          20.15          N             0                 20020801
3346848        8.35           1.5            9.45          15.95          N             0                 20020301
3383221        5.625           1            9.375          15.875         N             0                 20020601
3316163         7.1            1             9.85          15.85          N             0                 20020701
3382629        6.95           1.5             9              16           N             0                 20020401
3305158        6.25            1             10.5           16.5          N             0                 20020601
3301520        4.625           1             8.25          14.25          N             0                 20020601
3310778         4.5            1             8.5            14.5          N             0                 20020701
3288404         5.5            1             9.75          15.75          Y             36                20020601
3294766          7             1            10.875         16.875         Y             24                20020501
3300571        6.125           1            10.75          16.75          Y             24                20020501
3301892        5.25            1             9.25          15.25          Y             24                20020601
3303310          6             1              10             16           N             0                 20020601
3303344        6.25            1            10.75          16.75          Y             36                20020601
3304649        5.375           1             9.75          15.75          Y             24                20020601
3307246          7             1            11.625         17.625         N             0                 20020701
3309721        4.75            1             8.5            14.5          Y             12                20020701
8481392        7.75           1.5           10.75          17.75          N             0                 20020301
8481400         7.5           1.5           11.125         18.125         N             0                 20020301
8481632        7.875          1.5           10.75          17.75          N             0                 20020401
8481418          8            1.5             8             11.5          N             0                 20020401
8481434        5.75           1.5           8.875          15.875         N             0                 20020801
8481442        6.625          1.5           9.375          16.375         Y             24                20020801
8481459        6.375          1.5           10.25          17.25          Y             36                20020301
8481475         6.5           1.5           9.875          16.875         Y             36                20020601
8481483        6.75           1.5            9.75          16.75          Y             36                20020501
8481509        6.75           1.5           10.25          17.25          N             0                 20020501
8481525         7.5           1.5           11.125         18.125         Y             36                20020401
8481541        6.875          1.5           10.875         17.875         Y             36                20020101
8481152         7.5           1.5             11             18           Y             36                20020601
8481160        5.75           1.5           9.125          16.125         N             0                 20020601
8481582        4.625          1.5           8.125          15.125         N             0                 20020601
8481178          7            1.5           10.625         17.625         N             0                 20020701
8481186        6.25           1.5            9.5            16.5          N             0                 20020701
8481202        7.875          1.5             11             18           N             0                 20020701
8481210        6.75           1.5            9.5            16.5          N             0                 20020301
8481228          5            1.5           9.125          16.125         N             0                 20020301
8481244         6.5           1.5             10             17           N             0                 20020401
8481277        5.75            1            9.125          16.125         Y             36                20020801
8481285         7.5           1.5            11.5           18.5          Y             60                20020501
8481301        6.813          1.5           10.313         17.313         Y             36                20020301
8481319          7            1.5           10.625         17.625         Y             36                20020401
8481384        5.75           1.5           8.625          15.625         Y             36                20020401
8481590         7.5           1.5           11.375         18.375         Y             36                20020501
8064776        5.125           1             9.25          15.25          N             0                 20020401
8065062        9.052           1            12.74          18.74          N             0                 20020702
8065153        9.875           1            12.825         18.825         N             0                 20020701
8068769        7.875           1            13.375         19.375         N             0                 20020401
8493538          6             1            11.65          17.65          Y             36                20030515
8493173         5.2            1             10.5           16.5          Y             24                20021001
8493199         4.4            1             10.9           16.9          Y             36                20030816
8493215          7             1             11.6           17.6          Y             36                20030828
8489999         7.6            1            11.35          17.35          Y             24                20030501
8493439         6.2            1            11.15          17.15          Y             60                20031108
8493447         6.5            1            11.35          17.35          Y             36                20030821
8493454         6.1            1             12.1           18.1          Y             24                20020925
8493637         5.3            1             8.95          14.95          Y             36                20030830
8491771         6.2            1            11.35          17.35          Y             36                20030824
8493652         4.3            1            10.85          16.85          Y             36                20030908
8491789         4.7            1             10.4           16.4          Y             36                20030927
8493702         5.5            1            11.95          17.95          Y             36                20031002
8493710         5.9            1             9.5            15.5          Y             24                20021206
8491748          7             1            11.55          17.55          Y             36                20031027
8493736         5.5            1            10.25          16.25          Y             24                20021103
8493140         4.8            1            11.05          17.05          N             0                 20031030
8492803         5.1            1             10.8           16.8          Y             24                20021030
8492845          4             1             8.99          14.99          Y             24                20021201
8492860         9.5            1             10.3           16.3          Y             24                20021208
8492878         6.4            1             11.6           17.6          Y             36                20031106
8493546         6.1            1            11.05          17.05          Y             24                20021205
8493561         6.4            1            10.55          16.55          N             0                 20031103
8493579         6.3            1            10.45          16.45          Y             24                20021127
8491615         6.1            1              10             16           Y             24                20021201
8491722         5.8            1             10.3           16.3          Y             24                20021127
8493298         6.9            1            11.95          17.95          Y             24                20021128
8493330         5.1            1            10.35          16.35          Y             24                20021218
8489452         5.8            1              11             17           Y             24                20021128
8493348         6.4            1            12.15          18.15          Y             36                20021122
8493355        7.45            1             11.9           17.9          Y             60                20030108
8493405         6.1            1            10.55          16.55          Y             24                20031208
8492936          8             1            13.95          19.95          Y             24                20030201
8492944         4.7            1             11.7           17.7          Y             36                20031227
8492951         5.3            1            10.65          16.65          Y             24                20021205
8492977        6.35            1             10.5           16.5          Y             24                20021229
8492993         6.6            1            11.45          17.45          Y             24                20021214
8492522         5.7            1             8.8            14.8          Y             24                20030405
8492548         6.6            1            13.05          19.05          Y             36                20040110
8492555          3             1            11.15          17.15          Y             24                20021218
8492571         6.2            1            10.55          16.55          Y             24                20031002
8492589         4.8            1            10.35          16.35          Y             24                20021219
8492597        6.75            1             11.7           17.7          Y             24                20021220
8492605         4.3            1             11.4           17.4          Y             36                    0
8492621         6.1            1            11.15          17.15          N             0                 20021220
8492647         5.3            1             10.3           16.3          Y             24                20021215
8492654         5.2            1             11.3           17.3          N             0                 20021219
8492688        7.65            1             12.2           18.2          N             0                 20031005
8491656         4.5            1             8.7            14.7          Y             24                20021222
8493017          8             1            11.95          17.95          Y             24                20021229
8491664         4.9            1             10.3           16.3          Y             36                20040117
8493066         5.8            1             10.8           16.8          Y             24                20030116
8493082        5.95            1             11.2           17.2          Y             36                20040103
8493090         6.1            1            10.95          16.95          Y             24                20021226
8492498         4.5            1             9.35          15.35          Y             24                20031222
8491649         5.9            1            11.65          17.65          Y             24                20030110
8492274        6.55            1             11.1           17.1          Y             24                20030323
8492282         6.8            1             11.4           17.4          Y             24                20030104
8492316          5             1             9.9            15.9          Y             36                20040108
8492332         5.3            1             9.75          15.75          Y             36                20040104
8491375        6.15            1             11.1           17.1          Y             24                20030110
8492357         5.6            1            10.65          16.65          Y             24                20030214
8492373         5.3            1              9              15           Y             24                20030221
8492696        6.35            1             10.2           16.2          Y             24                20030201
8492704         6.4            1            10.85          16.85          Y             24                20030312
8492720         4.7            1              11             17           Y             36                20040201
8491383        6.05            1            10.35          16.35          Y             24                20030123
8492738         6.8            1             11.5           17.5          Y             24                20030125
8491805         6.7            1             10.7           16.7          Y             24                20030308
8492183        7.75            1             12.3           18.3          Y             24                20030215
8492191         5.9            1            11.65          17.65          Y             24                20030404
8492217         4.9            1             9.15          15.15          Y             24                20030205
8492225         5.6            1             10.1           16.1          Y             24                20030321
8491342         7.1            1             11.7           17.7          Y             24                20030101
8492233         5.5            1             11.9           17.9          Y             36                20040206
8491359        7.05            1             14.8           20.8          Y             24                20030201
8492449         7.1            1             10.7           16.7          Y             24                20030201
8492480         7.2            1             10.8           16.8          Y             24                20030430
8491870         5.3            1            10.05          16.05          Y             24                20030128
8491888         6.7            1            11.55          17.55          Y             24                20030126
8491896         6.1            1            11.65          17.65          Y             24                20030222
8491367         5.9            1            10.15          16.15          N             0                 20030402
8491904        5.05            1             9.8            15.8          N             0                 20040201
8491938         7.4            1              12             18           Y             24                20030416
8491284        7.25            1             11.4           17.4          Y             24                20030126
8491953         6.3            1              12             18           Y             24                20030305
8491961         6.5            1             9.5            15.5          Y             24                20030221
8491979         6.2            1            10.95          16.95          Y             24                20030201
8492019         7.6            1            12.75          18.75          Y             24                20030208
8492050         5.8            1             9.8            15.8          N             0                 20030205
8492068         6.4            1            12.75          18.75          Y             24                20030226
8492076         5.7            1             11.5           17.5          Y             36                20040223
8492381         6.4            1             10.6           16.6          Y             24                20030530
8492399         5.4            1             9.8            15.8          N             0                 20030522
8492415         5.3            1             9.25          15.25          Y             24                20030212
8492423         4.9            1             9.2            15.2          Y             24                20030314
8490666        7.55            1             11.3           17.3          Y             24                20030216
8490674         5.5            1             9.05          15.05          Y             24                20030507
8490682          6             1             10.4           16.4          Y             24                20030319
8490690         6.2            1             10.2           16.2          Y             24                20030313
8490708        7.25            1            12.85          18.85          Y             24                20030330
8490716         5.8            1             11.9           17.9          N             0                 20030214
8492084         9.5            1            10.95          16.95          Y             24                20030326
8492092         5.6            1             9.45          15.45          Y             24                20030220
8492100         4.9            1             10.1           16.1          Y             36                20040214
8492126         5.9            1             10.6           16.6          Y             24                20030220
8492142         7.6            1             11.9           17.9          Y             24                20030222
8492175         6.6            1            11.65          17.65          Y             24                20030328
8491565          6             1            10.15          16.15          Y             24                20030228
8491102         6.8            1             10.7           16.7          Y             24                20030228
8491250         4.1            1             9.1            15.1          Y             12                20030426
8491136         5.1            1             9.45          15.45          Y             24                20030222
8491151         6.3            1            11.25          17.25          Y             24                20030220
8491169         5.8            1             10.5           16.5          Y             24                20030409
8491177         4.3            1             10.7           16.7          Y             36                20040216
8491839         5.3            1              9              15           Y             24                20030330
8491235         6.8            1             12.2           18.2          Y             24                20030320
8491243          6             1             12.2           18.2          Y             24                20030228
8490633        6.25            1             10.3           16.3          Y             24                20030516
8490658         6.4            1            10.85          16.85          N             0                 20030226
8490906         5.9            1             10.3           16.3          Y             24                20030227
8491847         7.1            1             11.5           17.5          Y             24                20030307
8490914         6.1            1            10.05          16.05          Y             24                20030307
8490922         7.1            1             11.9           17.9          Y             24                20030328
8491854         6.5            1            10.75          16.75          Y             24                20030222
8491391         6.7            1              11             17           Y             36                20040403
8490344        6.05            1             9.5            15.5          Y             24                20030228
8491813         6.2            1            10.75          16.75          Y             36                20040503
8490377        5.55            1             9.55          15.55          Y             24                20030326
8490393         7.4            1            11.05          17.05          Y             24                20030228
8491821         5.9            1             9.15          15.15          Y             24                20030223
8491060         4.8            1             9.45          15.45          Y             24                20030226
8491078        6.65            1            10.05          16.05          Y             24                20030221
8487092         6.1            1            11.15          17.15          Y             24                20030228
8490732         6.6            1             10.7           16.7          Y             36                20040313
8490740         5.2            1             9.95          15.95          Y             24                20030513
8490757         6.1            1            12.45          18.45          Y             24                20030226
8490765         5.5            1             9.5            15.5          Y             36                20040319
8490773         6.3            1            11.75          17.75          Y             24                20040321
8490799        6.75            1            11.25          17.25          Y             36                20040404
8490815         6.4            1             11.4           17.4          Y             24                20030314
8490831         5.3            1             9.5            15.5          Y             24                20030228
8490856        6.05            1             9.9            15.9          Y             24                20030227
8490872         5.3            1             10.3           16.3          Y             24                20030305
8490898         5.5            1             9.4            15.4          Y             24                20030330
8490435         5.4            1              9              15           Y             24                20030313
8490443         7.2            1             11.8           17.8          Y             24                20030403
8490450         5.4            1             10.8           16.8          Y             36                20040312
8490484         6.5            1             10.9           16.9          Y             24                20030406
8490518         5.5            1             11.1           17.1          Y             24                20030315
8490542         6.4            1            10.35          16.35          Y             24                20030301
8490039         5.2            1             9.7            15.7          Y             24                20030327
8490047         6.3            1             9.5            15.5          Y             24                20030330
8490062          6             1            10.95          16.95          Y             24                20030315
8490096         5.6            1             10.9           16.9          Y             24                20030312
8490104         7.1            1             11.5           17.5          Y             12                20030330
8491029         4.9            1             9.25          15.25          Y             12                20030410
8490120        4.95            1             9.65          15.65          Y             36                20040402
8490161         6.4            1             10.8           16.8          Y             24                20030313
8490187         5.6            1             9.7            15.7          Y             24                20030328
8490401         6.3            1             10.9           16.9          Y             24                20030309
8490419        6.05            1            10.35          16.35          Y             36                20030402
8489775         5.6            1             9.65          15.65          Y             24                20030326
8489783         5.2            1             8.65          14.65          Y             24                20030326
8489791        6.05            1             10.6           16.6          Y             24                20030309
8489817        6.95            1            11.55          17.55          Y             24                20030320
8490559        5.409           1            10.25          16.25          Y             24                20030410
8490567         4.9            1             8.99          14.99          Y             24                20030413
8491441        7.15            1            10.45          16.45          Y             24                20030323
8490609        5.55            1            10.25          16.25          Y             24                20030330
8491003          7             1             11.5           17.5          Y             24                20030420
8490013         5.7            1             9.1            15.1          Y             24                20030330
8490211         6.3            1             10.4           16.4          Y             24                20030530
8490229         5.6            1            10.45          16.45          Y             36                20040323
8490971        6.55            1             10.5           16.5          Y             24                20030517
8490252        6.55            1             10.5           16.5          Y             24                20030502
8490278        7.95            1             12.7           18.7          Y             24                20030413
8490286         5.6            1             9.75          15.75          Y             24                20030323
8490302         6.1            1             10.5           16.5          Y             24                20030411
8490310        0.75            1             9.9            15.9          Y             24                20030417
8489718         6.6            1            11.35          17.35          Y             24                20030502
8489726        6.15            1             10.6           16.6          Y             24                20030406
8489734         6.6            1             11.9           17.9          Y             24                20030404
8489742         6.2            1            10.45          16.45          N             0                 20030327
8489759         5.6            1             9.7            15.7          Y             24                20030508
8487522         5.7            1              12             18           Y             60                20030430
8486953         5.8            1             10.5           16.5          N             0                 20030328
8486888         6.3            1            11.45          17.45          Y             24                20030425
8489957         5.9            1             10.6           16.6          Y             24                20030403
8486995         5.9            1            11.05          17.05          Y             24                20030404
8487001        6.05            1             10.6           16.6          Y             24                20030404
8487035         9.5            1             9.75          17.75          Y             24                20030328
8489965         4.8            1             9.45          15.45          N             0                 20030402
8487050         5.6            1            10.45          16.45          Y             24                20030425
8487076        6.05            1             10.6           16.6          Y             24                20030404
8490203         5.6            1             9.5            15.5          Y             24                20030403
8491540         6.5            1            11.25          17.25          Y             24                20030412
8489940         9.5            1             9.1            15.1          Y             24                20030410
8487423         5.9            1            10.45          16.45          Y             24                20030419
8491557         6.7            1             10.1           16.1          Y             24                20030404
8490948        5.65            1             9.75          15.75          N             0                 20030330
8487464         6.6            1            11.45          17.45          Y             24                20030411
8487472         5.6            1            10.05          16.05          Y             24                20030330
8487506         6.9            1            11.45          17.45          Y             24                20030330
8491433         6.8            1             10.9          16.95          Y             24                20030425
8493751         6.8            1            11.95          17.95          Y             24                20030425
8493769         7.5            1             11.3           17.3          Y             24                20030507
8493777        6.95            1             11.5           17.5          Y             24                20030516
8493793          6             1            10.15          16.15          Y             24                20030509
8493819        4.89            1            11.35          17.35          Y             24                20030522
8493827         6.5            1             9.65          15.65          Y             36                20040423
8493850         6.6            1            11.45          17.45          Y             24                20030426
8493868          7             1             11.5           17.5          Y             24                20030516
8487373         4.9            1             9.4            15.4          Y             36                20040430
8487381        6.15            1             9.85          15.85          Y             24                20030430
8489643         5.6            1             10.6           16.6          Y             24                20030530
8489650         6.3            1             11.3           17.3          Y             24                20030413
8489932        6.05            1             10.1           16.1          Y             24                20030416
8489676         6.1            1             10.9           16.9          Y             24                20030430
8489692         6.1            1            10.95          16.95          Y             24                20030502
8489106         4.8            1            10.45          16.45          Y             24                20030502
8489114         5.6            1             10.3           16.3          Y             24                20030427
8487282        6.15            1             10.2           16.2          Y             36                20040420
8487290          6             1             10.6           16.6          Y             24                20030424
8489460          4             1             9.99          15.99          Y             24                20030511
8489486         5.4            1             9.8            15.8          Y             24                20030501
8489494         5.8            1             10.4           16.4          Y             24                20030424
8489916         6.8            1             11.4           17.4          Y             24                20030420
8489502         6.6            1            11.35          17.35          Y             24                20030430
8489510         5.1            1             9.55          15.55          Y             24                20030504
8489528         6.5            1              11             17           Y             24                20030425
8489536          6             1             9.75          15.75          Y             24                20030529
8489551         6.1            1            10.65          16.65          Y             12                20030522
8489569         7.3            1             11.2           17.2          Y             24                20030418
8489585         5.1            1             9.5            15.5          Y             24                20030601
8489593        7.35            1            10.95          16.95          N             0                 20030525
8489619        6.45            1             10.9           16.9          Y             24                20030425
8489882        6.65            1            10.25          16.25          Y             24                20030425
8489627         6.3            1              10             16           Y             24                20030501
8489254         5.7            1            10.65          16.65          Y             24                20030509
8489270         6.5            1             12.8           18.8          Y             24                20030511
8489288        6.45            1             9.6            15.6          Y             24                20030525
8489304         4.5            1             8.5            14.5          Y             24                20030501
8489908        6.05            1             10.8           16.8          Y             24                20030504
8489361          6             1            10.85          16.85          Y             24                20030430
8489379          7             1            10.75          16.75          Y             24                20030515
8489866        5.45            1             9.65          15.65          Y             12                20030501
8488975        5.75            1             10.3           16.3          Y             24                20030502
8488983         4.8            1             8.95          14.95          Y             24                20030514
8488991         5.1            1             9.2            15.2          Y             24                20030430
8489015         5.5            1              10             16           Y             12                20030601
8489130         5.7            1             8.5            14.5          Y             24                20030514
8489155        5.75            1            11.35          17.35          Y             24                20030521
8489163         5.1            1             8.35          14.35          Y             24                20030523
8489171         6.1            1             9.7            15.7          Y             60                20030511
8489197         5.3            1              10             16           Y             24                20030521
8489841         5.9            1             9.75          15.75          Y             24                20030504
8489221         4.6            1             9.75          15.75          Y             24                20030515
8489247         5.6            1             9.5            15.5          Y             24                20030523
8488801        6.25            1             9.95          15.95          Y             24                20030525
8488827        6.35            1             10.3           16.3          Y             24                20030518
8488835          5             1             9.75          15.75          Y             24                20030524
8488876         5.1            1             9.25          15.25          Y             24                20030509
8488884         6.3            1            11.25          17.25          Y             24                20030529
8488918         4.9            1            10.99          16.99          Y             24                20030521
8488934        5.75            1             10.3           16.3          Y             24                20030522
8488942         6.8            1            10.55          16.55          Y             24                20030530
8488959         7.1            1              11             17           Y             24                20030522
8488967         6.4            1             10.6           16.6          Y             24                20030525
8488587         6.8            1            10.85          16.85          Y             24                20030530
8488595         5.4            1             9.5            15.5          Y             12                20030523
8488603         4.6            1             7.65          13.65          Y             24                20030523
8488611        5.45            1             9.4            15.4          Y             24                20030525
8488637         6.6            1             11.2           17.2          Y             24                20030522
8486821         6.1            1            10.75          16.75          N             0                 20030530
8488645         6.9            1            10.75          16.75          Y             24                20030525
8488652         6.1            1            11.15          17.15          Y             24                20030605
8486896        5.75            1            11.13          17.13          Y             24                20030529
8488694         6.6            1            10.75          16.75          Y             24                20030607
8488793        4.95            1             10.6           16.6          Y             36                20040701
8488744          6             1            11.95          17.95          Y             36                20030707
8489031         6.3            1            11.75          17.75          Y             36                20030630
8489403         5.3            1             12.3           18.3          Y             36                20030615
8489049         4.1            1            10.55          16.55          Y             36                20030616
8489056         4.7            1             10.7           16.7          Y             24                20030807
8486805        6.05            1            11.05          17.05          Y             36                20030925
8486813         6.6            1            10.45          16.45          Y             24                20030104
8488462         5.7            1             9.6            15.6          Y             24                20021101
8488470         7.6            1             13.5           16.5          Y             36                20021212
8488504         5.1            1             10.5           16.5          Y             24                20021102
8488512         5.6            1             10.7           16.7          Y             24                20021128
8488538         7.4            1             12.3           15.3          Y             36                20031218
8488546         5.5            1             9.35          15.35          Y             24                20021122
8488389         6.8            1            11.95          17.95          Y             24                20021127
8488397         4.8            1             10.3           16.3          Y             24                20021127
8488413        4.95            1            10.45          16.45          Y             36                20031124
8487233         5.7            1            10.65          16.65          Y             24                20021218
8488439         5.9            1             11.6           17.6          Y             36                20031211
8486847         6.3            1             10.3           16.3          Y             24                20030502
8488736         5.5            1            10.25          16.25          Y             12                20021221
8488223         6.4            1            11.55          17.55          Y             36                20040112
8488256         5.5            1             11.4           17.4          Y             36                20031229
8488298         4.9            1            11.95          17.95          Y             36                20040205
8488306        7.25            1             11.6           17.6          Y             24                20021226
8488322         7.3            1            11.55          17.55          Y             24                20030122
8488330          6             1             11.5           17.5          Y             36                20040314
8488066         6.6            1             10.7           16.7          Y             24                20030529
8488074        5.65            1            11.55          14.55          Y             36                20040202
8488082         6.2            1             11.1           17.1          Y             36                20040321
8488090         5.9            1             10.1           16.1          Y             24                20030307
8488116        6.35            1            10.39          16.39          Y             24                20030201
8488124         6.9            1            10.85          16.85          Y             24                20030222
8488132          7             1            10.95          16.95          Y             24                20030212
8487530         5.5            1            11.15          17.15          Y             36                20040226
8487126         6.3            1            10.45          16.45          Y             24                20030223
8486839         5.5            1            10.25          16.25          Y             12                20030227
8488751         6.3            1            10.55          16.55          Y             24                20030220
8488157         6.6            1            11.25          17.25          Y             24                20030302
8488173         5.8            1             10.9           16.9          Y             24                20030406
8487944         4.8            1             9.75          15.75          Y             24                20030302
8487142         5.7            1             11.7           17.7          Y             36                20040228
8487951         6.2            1            10.05          16.05          N             0                 20030409
8487977         6.3            1             10.2           16.2          Y             36                20040319
8487985        6.15            1            10.75          16.75          Y             24                20030330
8487993        6.95            1             11.5           17.5          N             0                     0
8488017        5.25            1             9.9            15.9          Y             36                20040320
8488025         6.3            1             10.4           16.4          Y             24                20030330
8488033         6.3            1            11.15          17.15          Y             24                20030416
8488041          7             1             10.7           16.7          Y             24                20030329
8488058        6.75            1            11.75          17.75          Y             36                20040427
8490005          6             1             10.8           16.8          Y             24                20030530
8487720         4.9            1             8.25          14.25          Y             60                20030404
8487738         5.8            1             9.99          15.99          Y             24                20030430
8487761        6.65            1            10.05          13.05          Y             24                20030511
8487779          7             1             9.75          15.75          Y             24                20030424
8487787         6.7            1            10.99          16.99          Y             24                20030418
8487795         6.7            1             10.7           16.7          Y             24                    0
8487811        5.55            1             9.65          15.65          Y             12                20030418
8487829        5.85            1             10.5           16.5          Y             24                20030430
8487852         5.4            1             9.55          15.55          Y             24                20030511
8487860         5.6            1            10.45          16.45          Y             24                20030430
8487878          7             1             10.7           16.7          Y             24                20030504
8487886        6.25            1             10.1           16.1          Y             24                20030511
8486912         5.2            1             9.55          15.55          Y             24                20030430
8487563         5.4            1             9.65          15.65          Y             24                20030503
8487571        5.75            1             10.3           16.3          Y             24                20030504
8487597         6.1            1             9.75          15.75          Y             36                20040507
8487605        5.95            1             10.6           16.6          Y             24                20030511
8487613         5.5            1             9.3            15.3          Y             36                20040516
8487639          6             1             9.45          15.45          Y             24                20030515
8487647         5.6            1              10             16           Y             24                20030529
8487662         5.5            1             9.7            15.7          Y             36                20040523
8487670        5.45            1              9              15           Y             24                20030522
8487688         5.6            1              11             17           Y             24                20030604
8487696         5.5            1             9.65          15.65          Y             24                20030530
7766587         6.5           1.5            11.5           18.5          Y             60                20020601
7767148        5.25           1.5           10.35          17.35          N             0                 20020601
7771561        6.75           1.5            9.95          16.95          N             0                 20020701
7773054        6.95           1.5           11.75          18.75          N             0                 20020701
7775380        6.75           1.5             10             17           N             0                 20020301
7777170        5.75           1.5             10             17           N             0                 20020301
7778368        5.75           1.5           10.55          17.55          N             0                 20020301
7779861         6.5           1.5            8.95          15.95          N             0                 20020501
7785876        6.75           1.5           11.25          18.25          N             0                 20020601
8376659         7.5           1.5           10.25          17.25          N             0                 20020801
8484321        6.99           1.5            7.99          14.99          Y             24                20020301
8484347        5.95           1.5            8.25          15.25          N             0                 20020301
8484354        7.75           1.5           10.75          17.75          N             0                 20020501
8484370        7.95           1.5           10.99          17.99          N             0                 20020301
8484396        5.75           1.5            8.95          15.95          N             0                 20020301
8484404         6.2           1.5           10.55          17.55          N             0                 20020901
8484412        7.95           1.5           11.95          17.95          N             0                 20020301
8484420        6.75           1.5            8.99          15.99          N             0                 20020901
8484438        6.75           1.5            9.95          16.95          N             0                 20020901
8484453        6.15           1.5            9.7            16.7          N             0                 20020901
8484479          3            1.5            6.99          13.99          N             0                 20020301
8484487        7.25           1.5             10             17           N             0                 20020501
8484511        6.95           1.5           10.25          17.25          Y             60                20020801
8484529         7.5           1.5            8.99          15.99          N             0                 20020401
8484537        7.12           1.5            8.12          15.12          N             0                 20020401
8484545        7.95           1.5           12.35          19.35          N             0                 20020401
8484552        6.95           1.5            8.99          15.99          N             0                 20020301
8484560         7.5           1.5           10.95          17.95          N             0                 20020401
8484578        7.95           1.5           10.95          17.95          N             0                 20020401
8484586        7.95           1.5           10.75          17.75          N             0                 20020701
8484610        7.55           1.5           11.15          18.15          N             0                 20020701
8484149         5.5           1.5            8.95          15.95          Y             60                20020701
8484024         7.5           1.5             10             17           Y             60                20020801
8484032        7.95           1.5             12             19           N             0                 20020701
8484040         7.5           1.5            8.99          15.99          N             0                 20020701
8484057          6            1.5             9              16           N             0                 20020601
8484065         7.3           1.5            10.9           17.9          N             0                 20020601
8484073         7.7           1.5           10.25          17.25          N             0                 20020801
8484081        7.95           1.5           10.95          17.95          Y             60                20020301
8484107        6.95           1.5           9.625          16.625         N             0                 20020701
8484115        5.65           1.5            9.2            16.2          N             0                 20020501
8484123         7.2           1.5            10.2           17.2          N             0                 20020701
8484131        6.75           1.5           11.25          18.25          N             0                 20020801
8484156        6.55           1.5            9.8            16.8          Y             60                20020701
8496275         7.4           1.5            10.4           17.4          Y             60                20020201
8484164        7.25           1.5           10.25          17.25          Y             60                20020701
8484172        6.25           1.5            9.75          16.75          N             0                 20020801
8484180        7.75           1.5            9.5            16.5          N             0                 20020801
8484198         6.5           1.5            9.75          16.75          N             0                 20020801
8484206        7.75           1.5            11.5           18.5          N             0                 20020701
8484230        5.95           1.5            9.25          16.25          N             0                 20020701
8484248         6.5           1.5            10.5           17.5          N             0                 20020701
8484263        7.95           1.5           9.125          16.125         N             0                 20020701
8496325        7.95           1.5            9.99          16.99          Y             24                    0
8483703        7.225          1.5           10.275         17.275         N             0                 20020701
8483711        7.25           1.5            8.99          15.99          N             0                 20020801
8483729        7.75           1.5            8.85          15.85          N             0                 20020301
8483745         7.5           1.5            9.5            16.5          N             0                 20020801
8483752         7.5           1.5           10.25          17.25          N             0                 20020801
8483760        7.95           1.5            8.99          15.99          N             0                 20020801
8483778        5.99           1.5            9.5            16.5          N             0                 20020801
8483794         7.4           1.5           11.45          18.45          N             0                 20020601
8483802        7.95           1.5            9.5            16.5          N             0                 20020301
8483810        6.59           1.5            8.25          15.25          N             0                 20020801
8483828         5.5           1.5            6.5            13.5          Y             60                20020701
8483836         3.6           1.5            8.9            15.9          Y             60                20020701
8483844        4.99           1.5            9.99          16.99          Y             60                20020801
8483851         6.7           1.5            9.7            16.7          N             0                 20020801
8483869        7.95           1.5            8.95          15.95          N             0                 20020801
8483877        7.95           1.5            10.7           17.7          N             0                 20020801
8483885        7.95           1.5            10.7           17.7          N             0                 20020801
8483893        7.95           1.5            10.7           17.7          N             0                 20020801
8483901        7.95           1.5            10.7           17.7          N             0                 20020801
8483919        7.95           1.5            10.7           17.7          N             0                 20020801
8483927        7.95           1.5            10.7           17.7          N             0                 20020801
8483935          7            1.5            8.5            15.5          Y             60                20020801
8483943        9.05            1            13.05          20.05          N             0                 20020701
8483968        7.875           1            11.75          18.75          N             0                 20020601
8483976        7.75           1.5           10.75          17.75          Y             60                20020701
8483513        7.95           1.5             10             17           N             0                 20020801
8483364         6.5           1.5            8.95          15.95          N             0                 20020801
8483372        7.25           1.5            8.99          15.99          N             0                 20020701
8483380        7.95           1.5            9.5            16.5          N             0                 20020201
8483406         7.5           1.5            8.5            15.5          N             0                 20020801
8483430        7.95           1.5           12.25          19.25          Y             60                20020801
8483455         5.6           1.5            7.64          14.64          N             0                 20020801
8483497        7.25           1.5            8.4            15.4          N             0                 20020801
8483505         4.9           1.5            7.4            14.4          N             0                 20020801
8483539        7.95           1.5           11.95          18.95          N             0                 20020801
8483547         6.5           1.5            9.95          16.95          N             0                 20020801
8483554        5.968          1.5             11             18           Y             60                20020701
8483588        7.95           1.5            9.99          16.99          N             0                 20020301
8483596        7.75           1.5            8.75          15.75          N             0                 20020801
8483612        7.95           1.5            10.5           17.5          N             0                 20020801
8483620        7.95           1.5           10.99          17.99          N             0                 20020801
8483638        5.99           1.5            8.75          15.75          N             0                 20020301
8483646        7.75           1.5            8.75          15.75          N             0                 20020801
8483653        6.95           1.5           10.25          17.25          N             0                 20020801
8483679         7.7           1.5            10.7           17.7          N             0                 20020301
8483059        7.95           1.5             12             19           Y             60                20020301
8483067        7.95           1.5           12.25          19.25          Y             60                20020301
8483075        7.95           1.5           11.75          18.75          Y             60                20020301
8483083        7.95           1.5           10.25          17.25          N             0                 20020801
8483091          7            1.5            9.45          16.45          N             0                 20020801
8483109        6.25           1.5             9              16           N             0                 20020801
8483117         6.4           1.5            8.9            15.9          Y             60                20020801
8483125         7.7           1.5           10.99          17.99          N             0                 20020801
8484628        7.95           1.5            10.5           17.5          N             0                 20020901
8483133         7.4           1.5           11.25          18.25          Y             60                20020801
8483141        7.95           1.5            10.7           17.7          N             0                 20020801
8483158        7.75           1.5            8.99          15.99          N             0                 20020901
8483166        5.95           1.5             10             17           Y             60                20020801
8483182        6.25           1.5            9.25          16.25          N             0                 20020801
8483190        7.95           1.5            9.7            16.7          Y             60                20020801
8483216        6.35           1.5            7.35          14.35          Y             60                20020801
8483224        7.95           1.5            9.75          16.75          N             0                 20020801
8483257        5.99           1.5            6.95          13.95          N             0                 20020801
8483265        7.75           1.5            8.99          15.99          N             0                 20020301
8483273        7.25            1             8.25          14.25          Y             24                20020801
8483281         6.5           1.5            9.5            16.5          N             0                 20020301
8483299        6.95           1.5            9.25          16.25          N             0                 20020801
8483307        7.95           1.5             9              16           N             0                 20020801
8483323        7.95           1.5            9.25          16.25          N             0                 20020801
8483331         7.5           1.5            10.5           17.5          N             0                 20020301
8483349        7.95           1.5            9.99          16.99          N             0                 20020301
8483356        7.75           1.5            9.5            16.5          N             0                 20020801
8482739        7.95           1.5           12.25          19.25          N             0                 20020301
8482747          6            1.5            8.75          15.75          N             0                 20020801
8482762        7.95           1.5            8.99          15.99          N             0                 20020301
8482770         6.5           1.5           10.25          17.25          Y             60                20020301
8482796        4.75            1             6.5            12.5          Y             60                20020801
8482804        7.25           1.5            8.75          15.75          N             0                 20020801
8482812         6.2            1             9.4            15.4          N             0                 20020801
8482838        7.25           1.5            9.5            16.5          N             0                 20020801
8482846         5.2            1              9              15           N             0                 20020901
8482861          4             1             7.5            13.5          Y             12                20020301
8482879        7.95           1.5           11.25          18.25          N             0                 20020801
8482887         7.5           1.5           11.99          18.99          N             0                 20020301
8482903         7.2           1.5            9.99          16.99          N             0                 20020301
8482929        10.55           1            13.55          20.55          N             0                 20020301
8482937        7.75           1.5           10.25          17.25          N             0                 20020301
8482978        6.25           1.5            9.75          16.75          N             0                 20020301
8482986         4.9           1.5            8.92          15.92          N             0                 20020701
8482994        7.95           1.5           11.75          18.75          N             0                 20020301
8483026        5.25            1             10.6           16.6          Y             60                20020801
8483042        7.95           1.5            9.25          16.25          N             0                 20020301
8482424        6.25           1.5            8.99          15.99          N             0                 20020301
8482432        7.75           1.5            8.99          15.99          N             0                 20020301
8482440        6.75           1.5            9.95          16.95          N             0                 20020301
8482465        7.95           1.5            9.75          16.75          N             0                 20020301
8482473         6.6           1.5            9.3            16.3          N             0                 20020301
8482499        7.95           1.5           12.45          19.45          N             0                 20020301
8482507        7.25           1.5            9.95          16.95          N             0                 20020301
8482515        7.75           1.5            8.75          15.75          N             0                 20020301
8482523        6.99           1.5            7.99          14.99          N             0                 20020301
8482564         6.5            1            10.75          16.75          Y             24                20020301
8482572        7.95           1.5             11             18           N             0                 20020301
8482580        7.95           1.5            9.25          16.25          N             0                 20020301
8482598         5.5           1.5           10.75          17.75          N             0                 20020301
8482606         7.5           1.5            9.95          16.95          N             0                 20020301
8482622        7.75           1.5            8.99          15.99          N             0                 20020301
8482648        7.95           1.5            9.45          16.45          Y             60                20020301
8482655        7.75           1.5           10.75          17.75          N             0                 20020301
8482663         6.5           1.5            9.25          16.25          N             0                 20020301
8482689        5.75           1.5            9.45          16.45          N             0                 20020301
8482697         7.6           1.5           10.25          17.25          N             0                 20020301
8482705        7.95           1.5            9.5            16.5          N             0                 20020301
8482713        7.95           1.5            9.5            16.5          N             0                 20020301
8482416        7.95           1.5            13.6           20.6          N             0                 20020301
8482382        7.95           1.5            9.99          16.99          N             0                 20020301
8482390        7.95           1.5            9.95          16.95          N             0                 20020301
8484644        7.95           1.5             12             19           N             0                 20020401
8484651          7            1.5            8.99          15.99          N             0                 20020701
8495186         7.1           1.5            10.5           17.5          Y             36                20030601
8495210        6.25           1.5            7.99          14.99          Y             12                20030501
8495228        6.25           1.5            9.99          16.99          Y             12                20030701
8494890          7            1.5            9.75          16.75          N             0                 20030601
8494908          7            1.5            9.75          16.75          Y             24                20030601
8494940         6.8           1.5            9.5            16.5          Y             24                20030601
8494957        6.45           1.5            9.85          16.85          N             0                 20030701
8494965        7.334          1.5            12.5           19.5          Y             24                20030601
8494973          7             1            11.75          18.75          Y             24                20030701
8494999          7            1.5           13.25          20.25          Y             24                20030801
8495004         6.8           1.5            8.25          15.25          Y             24                20030701
8495020         7.1           1.5           10.25          17.25          N             0                 20030601
8495053         6.8           1.5            9.99          16.99          Y             24                20030701
8495061         6.8           1.5            9.99          16.99          Y             24                20030801
8495079        6.35           1.5            7.8            14.8          Y             36                20040701
8495087         7.1           1.5            9.49          16.49          Y             24                20030701
8495095        6.25           1.5            9.9            16.9          Y             36                20030701
8495103        6.35           1.5            8.49          15.49          Y             24                20030801
8495111        6.35           1.5            8.5            15.5          Y             24                20030701
8495129         7.1           1.5           11.25          18.25          Y             24                20030801
8495137        6.35           1.5            9.25          16.25          Y             24                20030701
8495160        6.35           1.5            7.99          14.99          N             0                 20030701
8495178        6.35           1.5            9.25          16.25          Y             24                20030801
8494569         7.1           1.5           11.99          18.99          Y             24                20030801
8494668        6.35           1.5            8.75          15.75          Y             24                20030801
8494676        6.25           1.5            9.75          16.75          Y             24                20030801
8494684        6.35           1.5           10.25          17.25          N             0                 20030801
8494692         6.7           1.5            8.85          15.85          Y             36                20030801
8494718          6            1.5            9.95          16.95          Y             36                20030801
8494726        6.45           1.5            8.99          15.99          Y             24                20030801
8494734         7.1           1.5            9.99          16.99          Y             24                20030901
8494742        6.75           1.5            10.3           17.3          Y             24                20031101
8494759        6.35           1.5            9.99          16.99          Y             24                20031001
8494775        6.35           1.5            9.25          16.25          N             0                 20031101
8494825        6.35           1.5           10.75          17.75          Y             24                20030901
8494841        6.35           1.5            7.5            14.5          Y             24                20031101
8494858        7.35           1.5           11.25          18.25          Y             24                20031003
8494544        6.25           1.5            7.7            14.7          N             0                 20031101
8494411        6.25           1.5            7.3            14.3          Y             36                20031101
8494429        6.35           1.5            8.75          15.75          Y             24                20031101
8494437         6.8           1.5            9.49          16.49          Y             24                20031101
8494445         7.1           1.5            9.75          16.75          Y             24                20031101
8494452        6.65           1.5            9.99           16.9          Y             24                20031101
8494478        6.35           1.5            7.99          14.99          Y             24                20031101
8494494         6.8           1.5           10.75          17.75          N             0                 20031101
8494502        6.65           1.5           10.99          17.99          Y             12                20031101
8494510        6.35           1.5            9.99          16.99          Y             24                20031101
8494528        7.25           1.5           10.49          17.49          Y             36                20031101
7143357         7.8            1            13.55          19.55          N             0                 20020601
7143332        5.75           1.5           8.875          15.875         N             0                 20020401
8017949        6.95            1             13.5            20           N             0                 20020901
8016545        6.95            1            12.75          19.25          N             0                 20020801
8018178        6.95            1            12.875         19.375         N             0                 20020401
8017626        6.95            1            12.875         19.375         Y             36                20020901
8017246        6.75            1            15.875         22.375         Y             36                20020501
8018079        6.95            1            12.375         18.875         N             0                 20020801
8016388        6.65            1             10.8           16.8          N             0                 20020728
8108995        7.95           1.5            12.6           19.6          N             0                 20020401
8125908         6.7           1.5            12.4           19.4          N             0                 20020601
8159923        5.25            1            10.25          17.25          Y             60                20020801
8180051         6.5           1.5            10.5           17.5          N             0                 20020401
8180069         7.4            1             11.8           18.8          N             0                 20020301
8181604        7.35            3             9.5            15.5          N             0                 20020301
8164121        7.75           1.5            12.6           19.6          N             0                 20020801
8012361         5.9           1.5            9.5             16           Y             60                20020401
8459745        6.25            1             8.75          14.75          Y             24                20030901
8459737          6             1             8.34          14.34          Y             24                20030801
8459752        6.25            1             9.15          15.15          Y             24                20030901
8459786         6.5            1              11             17           Y             24                20031001
8459760         6.5            1             8.99          14.99          Y             24                20031001
8459778         6.5            1            10.85          16.85          Y             24                20031001
8459794        6.75            1             10.5           16.5          Y             24                20031001
8459869          5             1            11.29          17.29          Y             12                20031001
8459828          6             1            10.55          16.55          Y             24                20031001
8459836          6             1            10.55          16.55          Y             24                20031001
8459844         6.5            1              9              15           Y             24                20031001
8459851          6             1             7.25          13.25          Y             24                20031101
8494122        6.25            1             7.99          13.99          Y             24                20031101
8494015          6             1             9.25          15.05          Y             24                20031001
8494064        6.55            1             9.19          15.19          Y             24                20031101
8494130        6.75            1             11.5           17.5          Y             24                20031101
8494114        6.75            1             12.6           18.6          Y             12                20031101
8494171          6             1              8              14           Y             36                20041001
8494189          6             1              8              14           Y             36                20041101
8494148        6.25            1              10             16           Y             24                20031101
8494197         6.5            1             9.25          15.25          Y             24                20031101
8494098          6             1              12             18           Y             36                20041101
8494072          6             1             9.5            15.5          Y             24                20031101
8494205          6             1             9.75          15.75          Y             24                20031101
8494213        6.25            1              10             16           Y             36                20041101
8494023          6             1              12             18           Y             24                20041101
8494080         6.5            1             9.5            15.5          Y             24                20031101
8435224        2.75            1             2.75           11.5          N             0                 20020701
8435000        2.75            1             1.5            11.5          N             0                 20021001
8469348        8.25            1             12.1           18.1          Y             36                20030301
8471583        3.25            1             9.99          15.99          Y             36                20021130
8471799        7.26            1            12.45          18.45          Y             36                20030328
8468621        8.15            1            11.65          18.65          Y             36                20030801
8471922        6.97            1            11.04          17.04          Y             36                20020805
8472870         7.4            1            10.99          16.99          N             0                 20020207
8472060         6.4            1            10.99          16.99          Y             36                20030126
8468324        7.97            1            12.25          18.25          Y             36                20021015
8469371         6.5            1             10.5           16.5          Y             60                20021201
8478034         6.9            1            11.45          20.375         Y             36                20030301
8476566         5.6            1            10.15          19.125         Y             36                20020601
8476699         4.3            1             8.55           16.5          Y             36                20030501
8476723        7.66            1            12.41          20.25          Y             36                20030401
8474991        6.05            1             10.6          19.375         Y             36                20020501
8473795         7.8            1            12.35          21.625         Y             36                20021201
8468936        5.125           1            9.625          15.625         Y             24                20020601
8469017        6.75            1              10             17           N             0                 20020401
8469066        7.25            1            10.625         17.625         N             0                 20020601
8467938        7.375           1            10.99          17.99          Y             36                20031101
8468134         6.9            1            11.99          17.99          Y             36                20040101
8467573        6.375           1            10.374         16.374         Y             36                20040201
8467599        8.95            1            11.24          18.24          N             0                 20030301
8467730        7.74            1            11.65           21.5          Y             24                20030201
8467441        7.74            1            10.24            20           Y             24                20030401
8474843        4.85            1             8.7           16.875         Y             60                20011101
8473936         7.2            1            11.75            21           N             0                 20021201
8467029        7.63            1            12.18          18.57          Y             36                20020401
8479354        6.25            1             9.66          16.66          N             0                 20020501
8470403        5.875           1            10.375         16.375         Y             36                20021101
8468886        7.689           1             11.7           17.7          Y             36                20030601
8468084        6.44            1            10.64          16.64          Y             36                20021101
8478422          7             1             11.5            18           Y             36                20020601
8479958        7.25            1             9.99          16.49          N             0                 20011101
8469843        5.75            1            10.29          17.29          Y             36                20020401
8468738        8.25            1            12.74          18.74          N             0                 20030901
8470023        7.063           1            10.688         16.688         Y             36                20030201
8479016         6.5            1            9.875          16.375         N             0                 20020701
8473902         6.4            1            10.95          20.125         N             0                 20021201
8474231        4.86            1             9.61          18.75          N             0                 20021101
8470254        5.375           1            9.625          15.625         N             0                 20020401
8469959        6.875           1            11.99          17.99          N             0                 20030101
8468274        6.349           1            9.089          17.089         Y             36                20031001
8471849        7.125           1            11.625         17.625         N             0                 20020601
8469413        5.75            1              10             16           Y             36                20020501
8470981        6.65            1             9.65          16.65          N             0                 20020601
8476384        5.05            1             8.25          17.125         N             0                 20011201
8474876         6.8            1             10.7          19.625         N             0                 20020401
8479438         6.5            1             10.5           16.5          N             0                 20020701
8466948         8.1            1            11.25          18.625         Y             36                20011201
8468696          7             1            11.25          18.25          Y             36                20030801
8473605        5.34            1            11.09          17.09          N             0                 20011201
8478182        5.65            1             10.2          19.375         Y             36                20021201
8467904          7             1             10.5           16.5          Y             36                20031101
8477929        5.67            1            10.22          19.375         Y             36                20030201
8472482        7.49            1            10.99          17.99          N             0                 20020501
8468506        7.125          1.5           10.75          17.875         Y             36                20020601
8479008          7             1            9.625          16.125         N             0                 20020601
8471997        6.91            1            10.94          16.94          Y             36                20030725
8479222        6.25            1             8.5             15           N             0                 20020401
8478026        4.19            1             8.74          17.875         Y             36                20030101
8467227         6.4            1            10.95          19.875         Y             36                20030201
8479198        6.25            1             8.75          15.25          N             0                 20020301
8473761        5.45            1             9.75          17.625         Y             36                20020301
8467300        7.125           1            9.999          16.999         Y             36                20040401
8473175         6.4            1             9.85          15.85          N             0                 20020402
8468308        7.45            1             11.8           17.8          Y             36                20021001
8479446        6.125           1            11.125         17.125         Y             36                20020201
8467185         6.2            1            10.75          20.03          Y             24                20021201
8472383        6.25            1             9.35          16.35          N             0                 20020307
8472979        5.75           1.5           8.875          15.875         N             0                 20020301
8473860        7.24            1            11.79            21           Y             60                20021201
8467862        6.75            1             11.8           17.8          Y             36                20030301
8470684        4.625           1            8.875          14.875         N             0                 20020401
8479636         6.5            1            10.74          17.24          N             0                 20020201
8471401        8.45            1            10.99          16.99          Y             36                20031101
8471112        5.875           1            11.125         17.125         Y             12                20030101
8472243        7.13            1            10.85          17.85          N             0                 20020301
8468969        7.606           1            11.89          17.89          Y             36                20030701
8471690        6.375           1             11.5           17.5          Y             36                20020301
8476137        6.35            1            10.75          19.625         Y             36                20020401
8478596        6.75            1            8.375          14.875         N             0                 20020801
8474470         6.1            1            10.65            20           Y             36                20020901
8479560          7             1             9.99          15.99          Y             60                20020401
8466922         6.5            1             9.95          15.95          N             0                 20020201
8469603        7.25           1.5            11.5           18.5          N             0                 20030201
8476343         5.8            1            10.35          19.75          Y             60                20020701
7644842        6.875          1.5            9.75          16.75          N             0                 20020701
7645138        5.875          1.5           9.375          16.375         N             0                 20020901
7646102        7.25           1.5           10.75          17.75          N             0                 20020601
7646367        6.25           1.5            9.75          16.75          N             0                 20020601
7132160        2.75            1             1.5            11.5          N             0                 20020401
3460235        2.75            1              1              11           N             0                 20020701
3279114        7.875          1.5           12.875         19.375         N             0                 20020801
3134988         6.5           1.5           12.125         18.625         N             0                 20020901
8466575        5.875           1            10.625         17.125         N             0                 20030101
8466609          7             1             9.5             16           Y             24                20030601
8466625        6.45            1            11.55          18.05          Y             36                20030801
8466658        6.95            1            10.99          17.49          Y             36                20030701
8466674         6.2            1            10.65          17.15          N             0                 20030901
8466690         6.4            1            10.99          17.49          N             0                 20040801
8466716          6             1             9.99          16.49          Y             24                20031001
8466724         6.7            1            10.65          17.15          Y             36                20030901
8466732        5.75            1            9.875          16.375         Y             36                20030901
8466765        5.95            1             8.25          14.75          Y             24                20031001

Loan No.   Adjustment Frequency   Adjustment Frequency   Owner Financed   Negative Amortization   Lien   Arrearage
--------   --------------------   --------------------   --------------   ---------------------   ----   ---------
8000374              0                     12                  N                    N               1     6367.70
8001059              0                     12                  N                    N               1     1874.28
8001455              0                     12                  N                    N               1     6998.23
8001935              0                     12                  N                    N               1      81.02
8002388              0                     12                  N                    N               1     6701.72
8002578              0                     12                  N                    N               1     10437.17
8002776              0                     12                  N                    N               1      154.92
8002784              0                     12                  N                    N               1     1396.07
8003063              0                     12                  N                    N               1     8170.82
8004160              0                     12                  N                    N               1     3102.76
8004525              0                     12                  N                    N               1     5891.92
8005175              0                     12                  N                    N               1     1118.11
8005365              0                     12                  N                    N               1     5478.03
8005530              0                     12                  N                    N               1     3997.74
8006553              0                     12                  N                    N               1     8302.85
8006702              0                     12                  N                    N               1     4229.02
8007379              0                     12                  N                    N               1     1613.94
8009052              0                     12                  N                    N               1      812.89
8074288              0                     12                  N                    N               1     3956.91
8076606              0                     12                  N                    N               1     3431.27
8482267              0                     12                  N                    N               1      31.30
8482275              0                     12                  N                    N               1      65.25
8482283              0                     12                  N                    N               1       0.00
8481905              0                     12                  N                    N               1      35.81
8481913              0                     12                  N                    N               1      133.67
8481921              0                     12                  N                    N               1       0.00
8482226              0                     12                  N                    N               1      23.08
8482234              0                     12                  N                    N               1      84.93
8482242              0                     12                  N                    N               1      93.64
8482259              0                     12                  N                    N               1      112.68
8175796              0                     12                  N                    N               1     1817.32
8176141              0                     12                  N                    N               1     16357.76
8176232              0                     12                  N                    N               1     16934.74
8177073              0                     12                  N                    N               1     5650.81
8177396              0                     12                  N                    N               1     5080.18
3475092              0                     12                  N                    N               1     13679.18
8368623              0                     12                  N                    N               1     2049.97
8368565              0                     12                  N                    N               1     7310.06
8368151              0                     12                  N                    N               1     9579.54
8447716              0                     12                  N                    N               1     1124.72
8456162              0                     12                  N                    N               1     1356.35
8454761              0                     12                  N                    N               1      122.86
8455172              0                     12                  N                    N               1      187.66
8453763              0                     12                  N                    N               1      365.83
8445983              0                     12                  N                    N               1     4089.00
8445280              0                     12                  N                    N               1      575.30
8449472              0                     12                  N                    N               1     1059.85
8444416              0                     12                  N                    N               1     2810.05
8453045              0                     12                  N                    N               1      142.21
8451007              0                     12                  N                    N               1      451.42
8446015              0                     12                  N                    N               1     2787.11
8454753              0                     12                  N                    N               1     1734.37
8455099              0                     12                  N                    N               1     1095.00
8445520              0                     12                  N                    N               1     6777.34
8446742              0                     12                  N                    N               1     10071.40
8453888              0                     12                  N                    N               1     1379.79
8444721              0                     12                  N                    N               1      361.06
8447039              0                     12                  N                    N               1     15374.79
8445124              0                     12                  N                    N               1     1019.86
8446346              0                     12                  N                    N               1     3878.02
8445330              0                     12                  N                    N               1     3655.19
8444978              0                     12                  N                    N               1     1885.19
8444614              0                     12                  N                    N               1     4950.54
8452864              0                     12                  N                    N               1      444.13
8445546              0                     12                  N                    N               1     2746.96
8445363              0                     12                  N                    N               1     1870.74
8444960              0                     12                  N                    N               1     9304.37
8446072              0                     12                  N                    N               1     1463.43
8444622              0                     12                  N                    N               1     4546.42
8452377              0                     12                  N                    N               1     2143.89
8453151              0                     12                  N                    N               1     1040.70
8444630              0                     12                  N                    N               1     1025.29
8445439              0                     12                  N                    N               1     1016.42
8445454              0                     12                  N                    N               1     2626.54
8457236              0                     12                  N                    N               1     3939.94
8450256              0                     12                  N                    N               1     7294.34
8450835              0                     12                  N                    N               1     7986.01
8449944              0                     12                  N                    N               1     2525.36
7967235              0                     12                  N                    N               1     2030.05
7967284              0                     12                  N                    N               1      261.62
7967375              0                     12                  N                    N               1      236.69
7967433              0                     12                  N                    N               1      39.13
7967540              0                     12                  N                    N               1       0.00
7968076              0                     12                  N                    N               1     4092.21
7968225              0                     12                  N                    N               1     1422.94
7968340              0                     12                  N                    N               1       0.00
7968704              0                     12                  N                    N               1     1457.10
7969272              0                     12                  N                    N               1      604.23
7969298              0                     12                  N                    N               1      299.81
7969330              0                     12                  N                    N               1      30.00
7969512              0                     12                  N                    N               1      339.07
7969868              0                     12                  N                    N               1     1642.34
7969934              0                     12                  N                    N               1     1227.68
7970049              0                     12                  N                    N               1       0.00
7970767              0                     12                  N                    N               1     1069.95
7971062              0                     12                  N                    N               1      48.26
7971179              0                     12                  N                    N               1       0.00
7971831              0                     12                  N                    N               1     1795.82
7971955              0                     12                  N                    N               1     1283.80
7972300              0                     12                  N                    N               1      153.62
7972466              0                     12                  N                    N               1      408.97
7972680              0                     12                  N                    N               1     1824.71
7972730              0                     12                  N                    N               1      420.79
8103095              0                     12                  N                    N               1     4483.49
8103376              0                     12                  N                    N               1     19332.07
8105090              0                     12                  N                    N               1     2097.18
2006617              0                     12                  N                    N               1     5551.45
8497042              0                     12                  N                    N               1       0.00
8497190              0                     12                  N                    N               2       0.00
8497208              0                     12                  N                    N               1       0.00
8497067              0                     12                  N                    N               1       0.00
8497232              0                     12                  N                    N               2       0.00
8497240              0                     12                  N                    N               2       0.00
8496887              0                     12                  N                    N               2       0.00
8496895              0                     12                  N                    N               2       0.00
8496945              0                     12                  N                    N               2       0.00
8496994              0                     12                  N                    N               2       0.00
8497091              0                     12                  N                    N               1       0.00
3059029              0                     12                  N                    N               1     3731.29
3049905              0                     12                  N                    N               1     7557.39
8462780              0                     12                  N                    N               2      862.31
8462970              0                     12                  N                    N               1     1670.06
8462707              0                     12                  N                    N               2      465.76
8463002              0                     12                  N                    N               1     3044.41
8463010              0                     12                  N                    N               2      604.93
8463028              0                     12                  N                    N               2      219.23
8462764              0                     12                  N                    N               2       7.95
8462863              0                     12                  N                    N               1      451.35
8462889              0                     12                  N                    N               1     2417.66
8462897              0                     12                  N                    N               1      358.71
8462913              0                     12                  N                    N               1     1011.70
8462921              0                     12                  N                    N               1      391.12
8462947              0                     12                  N                    N               1      297.26
8462954              0                     12                  N                    N               1      324.94
8462962              0                     12                  N                    N               2      507.05
8462673              0                     12                  N                    N               1     1188.48
8462632              0                     12                  N                    N               1      379.31
8462798              0                     12                  N                    N               1      353.58
8462822              0                     12                  N                    N               1      661.25
8462830              0                     12                  N                    N               1     1844.89
8462558              0                     12                  N                    N               1      205.47
8462590              0                     12                  N                    N               1      123.70
8462608              0                     12                  N                    N               2     1060.08
8462475              0                     12                  N                    N               1     2266.62
8462483              0                     12                  N                    N               1     1477.73
8462491              0                     12                  N                    N               1     1206.31
8462517              0                     12                  N                    N               1      290.17
8462715              0                     12                  N                    N               1     1245.13
8462723              0                     12                  N                    N               1      142.98
8462749              0                     12                  N                    N               1     1588.95
8462434              0                     12                  N                    N               1     1056.83
8430985              0                     12                  N                    N               1     3169.70
8430563              0                     12                  N                    N               1     2811.45
8430266              0                     12                  N                    N               2      175.98
8430332              0                     12                  N                    N               1     2693.92
8430530              0                     12                  N                    N               1      31.59
3434420              0                     12                  N                    N               1     23907.52
7136096              0                     12                  N                    N               1     4875.52
7136278              0                     12                  N                    N               1     4956.15
7136419              0                     12                  N                    N               1     3148.87
7137508              0                     12                  N                    N               1     7328.34
7137771              0                     12                  N                    N               1     1939.99
7137995              0                     12                  N                    N               1     19220.29
8011470              0                     12                  N                    N               1     9473.97
8118580              0                     12                  N                    N               1     36224.74
8118937              0                     12                  N                    N               1     8601.25
8117608              0                     12                  N                    N               1     16261.58
8177784              0                     12                  N                    N               1     10636.78
8177941              0                     12                  N                    N               1     11167.14
8178345              0                     12                  N                    N               1     10629.98
8178691              0                     12                  N                    N               1     12186.18
8293615              0                     12                  N                    N               1     7861.67
8293797              0                     12                  N                    N               1     5368.63
8293961              0                     12                  N                    N               1     15877.37
8294118              0                     12                  N                    N               1     14325.20
8294027              0                     12                  N                    N               1     5012.84
8050452              0                     12                  N                    N               1     2700.91
8051401              0                     12                  N                    N               1     8549.59
8052102              0                     12                  N                    N               1     4433.25
8052607              0                     12                  N                    N               1     4628.98
8052656              0                     12                  N                    N               1     2900.49
8053423              0                     12                  N                    N               1     11955.55
8054025              0                     12                  N                    N               1     2440.90
8054173              0                     12                  N                    N               1     6998.53
8054306              0                     12                  N                    N               1     11840.74
3405065              0                     12                  N                    N               1     13511.82
3197324              0                     12                  N                    N               1     1910.12
3196615              0                     12                  N                    N               1     5542.44
3197175              0                     12                  N                    N               1     11508.03
3196680              0                     12                  N                    N               1     14313.96
3197241              0                     12                  N                    N               1      590.10
3197308              0                     12                  N                    N               1     3995.05
3196789              0                     12                  N                    N               1     2679.34
3196771              0                     12                  N                    N               1     13820.36
3129988              0                     12                  N                    N               1     4521.59
8497331              0                     12                  N                    N               1       0.00
8497422              0                     12                  N                    N               1       0.00
8497406              0                     12                  N                    N               1       0.00
8497380              0                     12                  N                    N               1       0.00
8497398              0                     12                  N                    N               1       0.00
8497414              0                     12                  N                    N               1       0.00
8497315              0                     12                  N                    N               1       0.00
8497307              0                     12                  N                    N               1       0.00
8497273              0                     12                  N                    N               1       0.00
8463069              0                     12                  N                    N               2      12.99
8463085              0                     12                  N                    N               2      335.00
8434243              0                     12                  N                    N               2      793.51
8434094              0                     12                  N                    N               2      110.70
8462178              0                     12                  N                    N               2      28.41
8462186              0                     12                  N                    N               2      226.25
8462194              0                     12                  N                    N               1     1057.16
8462061              0                     12                  N                    N               1      70.30
8462087              0                     12                  N                    N               2       0.00
8462285              0                     12                  N                    N               2      170.35
8462343              0                     12                  N                    N               1     1024.62
8461188              0                     12                  N                    N               1      78.71
8461162              0                     12                  N                    N               2      62.31
8460719              0                     12                  N                    N               1      37.18
8460727              0                     12                  N                    N               2       0.00
8460743              0                     12                  N                    N               2       0.00
8461733              0                     12                  N                    N               2      216.93
8461758              0                     12                  N                    N               2      174.25
8460982              0                     12                  N                    N               1      689.22
8461048              0                     12                  N                    N               1      48.58
8460891              0                     12                  N                    N               1      120.74
8460933              0                     12                  N                    N               1      147.84
8460974              0                     12                  N                    N               1      36.51
8461493              0                     12                  N                    N               2      131.31
8461717              0                     12                  N                    N               1      973.73
8461659              0                     12                  N                    N               1     7829.15
8460750              0                     12                  N                    N               1      107.43
8461683              0                     12                  N                    N               2      62.67
8461691              0                     12                  N                    N               1     2163.83
8461311              0                     12                  N                    N               2      127.81
8461329              0                     12                  N                    N               2      62.39
8461337              0                     12                  N                    N               2      77.01
8461345              0                     12                  N                    N               1      73.11
8461386              0                     12                  N                    N               2      30.73
8461410              0                     12                  N                    N               1      316.95
8460859              0                     12                  N                    N               2      81.81
8461204              0                     12                  N                    N               1      47.39
8461212              0                     12                  N                    N               1      45.77
8461220              0                     12                  N                    N               1      256.05
8461303              0                     12                  N                    N               2      45.06
7827710              0                     12                  N                    N               2      17.00
7844483              0                     12                  N                    N               2     1317.42
8486201              0                     12                  N                    N               1     2413.32
8486219              0                     12                  N                    N               1     1621.77
8486227              0                     12                  N                    N               1      260.63
8486235              0                     12                  N                    N               1      199.01
8486276              0                     12                  N                    N               1      26.85
8485880              0                     12                  N                    N               1      423.83
8485898              0                     12                  N                    N               1      574.47
8485914              0                     12                  N                    N               1     1228.40
8485948              0                     12                  N                    N               1      42.08
8485963              0                     12                  N                    N               1      762.77
8485971              0                     24                  N                    N               1      276.95
8486003              0                     12                  N                    N               1      680.62
8486011              0                     12                  N                    N               1      79.17
8486045              0                     12                  N                    N               1      696.37
8486052              0                     12                  N                    N               1      409.99
8486110              0                     12                  N                    N               1      58.50
8486185              0                     12                  N                    N               1     1283.96
8485575              0                     12                  N                    N               1      192.89
8485781              0                     12                  N                    N               1      577.19
8485856              0                     24                  N                    N               1      352.36
8485286              0                     12                  N                    N               1      435.97
8485294              0                     12                  N                    N               1     1371.32
8485336              0                     12                  N                    N               1      729.46
8485393              0                     12                  N                    N               1      591.34
8485427              0                     12                  N                    N               1      198.24
8485476              0                     12                  N                    N               1      861.35
8485484              0                     12                  N                    N               1      90.29
8485518              0                     12                  N                    N               1     1250.43
8484982              0                     12                  N                    N               1     1377.38
8485039              0                     12                  N                    N               1      554.25
8485112              0                     12                  N                    N               1     1259.04
8485203              0                     12                  N                    N               1      781.38
8485252              0                     12                  N                    N               1      359.51
8484727              0                     12                  N                    N               1      622.91
8484941              0                     12                  N                    N               1      634.91
7162324              0                     12                  N                    N               1     9895.27
7162357              0                     12                  N                    N               1     7731.92
8434672              0                     12                  N                    N               1     2801.08
8434607              0                     12                  N                    N               1     1503.85
3385515              0                     12                  N                    N               1     5490.84
3385648              0                     12                  N                    N               1     4073.78
3385887              0                     12                  N                    N               1     5994.70
3387123              0                     12                  N                    N               1     3449.55
8291718              0                     12                  N                    N               1     6096.41
8431264              0                     12                  N                    N               1     1717.82
8431074              0                     12                  N                    N               1     1314.96
8431579              0                     12                  N                    N               1      287.06
8431538              0                     12                  N                    N               1     2779.58
8432288              0                     12                  N                    N               1      76.15
8432734              0                     12                  N                    N               1     2900.75
8432650              0                     12                  N                    N               1     1243.80
8433203              0                     12                  N                    N               1     5028.46
8347007              0                     12                  N                    N               1      209.45
8362923              0                     12                  N                    N               1      166.39
8346702              0                     12                  N                    N               1     2419.01
8340036              0                     12                  N                    N               1     10203.75
8363616              0                     12                  N                    N               1     2830.88
8363590              0                     12                  N                    N               1     3720.11
8339640              0                     12                  N                    N               1     -423.98
8363764              0                     12                  N                    N               1     1719.77
8341406              0                     12                  N                    N               2     1305.38
8350985              0                     12                  N                    N               1     4236.67
8350860              0                     12                  N                    N               1     3693.33
8361941              0                     12                  N                    N               1     2900.72
8350050              0                     12                  N                    N               1     5169.11
8350126              0                     12                  N                    N               1     2559.53
8349888              0                     12                  N                    N               1     4090.17
8340796              0                     12                  N                    N               2      261.97
8346165              0                     12                  N                    N               2     1687.89
8362022              0                     12                  N                    N               1     2966.90
8363228              0                     12                  N                    N               2      383.82
8344202              0                     12                  N                    N               2      44.69
8343923              0                     12                  N                    N               2      152.69
8343048              0                     12                  N                    N               2      169.42
8349672              0                     12                  N                    N               1     3082.02
8353716              0                     12                  N                    N               1     3715.57
8353633              0                     12                  N                    N               1     16321.05
8348781              0                     12                  N                    N               1     1797.81
8342057              0                     12                  N                    N               2     1248.41
8361271              0                     12                  N                    N               1     1557.34
8353468              0                     12                  N                    N               1     1080.96
8353047              0                     12                  N                    N               1     -839.33
8342115              0                     12                  N                    N               2      183.06
8351884              0                     12                  N                    N               1     2224.07
8351470              0                     12                  N                    N               1     8742.36
8351355              0                     12                  N                    N               1     3098.89
8351249              0                     12                  N                    N               1     6938.34
8348203              0                     12                  N                    N               1     1008.28
8347833              0                     12                  N                    N               1     3485.37
8347577              0                     12                  N                    N               1     7078.40
8362824              0                     12                  N                    N               1     1776.87
8347395              0                     12                  N                    N               1     6476.22
8404964              0                     12                  N                    N               2       0.00
8383697              0                     12                  N                    N               1       8.50
8407918              0                     12                  N                    N               1     4076.83
8385874              0                     12                  N                    N               1     3091.70
8406183              0                     12                  N                    N               2      215.68
8405375              0                     12                  N                    N               2      441.23
8421265              0                     12                  N                    N               2      11.50
8425266              0                     12                  N                    N               2     1357.28
8417958              0                     12                  N                    N               2      225.69
8423147              0                     12                  N                    N               2      312.95
8412785              0                     12                  N                    N               2      821.12
8410516              0                     12                  N                    N               1      761.06
8397705              0                     12                  N                    N               2      160.38
8383630              0                     12                  N                    N               2       0.00
8384109              0                     12                  N                    N               2      152.87
8384356              0                     12                  N                    N               2       0.00
8407793              0                     12                  N                    N               2      169.92
8383713              0                     12                  N                    N               2      403.15
8428252              0                     12                  N                    N               1     1250.87
8383754              0                     12                  N                    N               1      161.60
8405664              0                     12                  N                    N               1     4958.17
8372005              0                     12                  N                    N               1     1909.97
8373599              0                     12                  N                    N               1     1120.71
8371577              0                     12                  N                    N               1     1767.29
8371890              0                     12                  N                    N               1     5247.19
8437006              0                     12                  N                    N               1      781.10
8437105              0                     12                  N                    N               1      223.39
8443442              0                     12                  N                    N               1      147.79
8443459              0                     12                  N                    N               1      664.53
8443939              0                     12                  N                    N               1       5.79
8442915              0                     12                  N                    N               1      65.70
8441966              0                     12                  N                    N               1     1042.15
8285389              0                     12                  N                    N               1     15010.26
8285959              0                     12                  N                    N               1     2591.06
8286122              0                     12                  N                    N               1     5798.27
8458788              0                     12                  N                    N               1       0.00
8458796              0                     12                  N                    N               1      108.08
8458804              0                     12                  N                    N               1       0.00
8458812              0                     12                  N                    N               1      108.79
8458705              0                     12                  N                    N               1      163.35
8458606              0                     12                  N                    N               1      121.54
8458614              0                     12                  N                    N               1      79.44
8458622              0                     12                  N                    N               1     5053.86
8458630              0                     12                  N                    N               1       0.00
8458648              0                     12                  N                    N               1     1909.31
8458655              0                     12                  N                    N               1      180.10
8458663              0                     12                  N                    N               1      88.67
8458689              0                     12                  N                    N               1      103.08
8458697              0                     12                  N                    N               1      161.18
8458713              0                     12                  N                    N               1     2328.58
8458721              0                     12                  N                    N               1     2480.21
8458739              0                     12                  N                    N               1      90.11
8458754              0                     12                  N                    N               1      285.54
8458762              0                     12                  N                    N               1       0.00
8486698              0                     12                  N                    N               1      145.37
8486706              0                     12                  N                    N               1       0.00
8486771              0                     12                  N                    N               1      100.11
8486664              0                     12                  N                    N               1      117.18
8486722              0                     12                  N                    N               1      218.38
8486730              0                     12                  N                    N               1      222.37
8486789              0                     12                  N                    N               1      91.38
8486748              0                     12                  N                    N               1      95.44
8486763              0                     12                  N                    N               1      60.53
8486672              0                     12                  N                    N               1      134.66
8486797              0                     12                  N                    N               1      104.94
8486755              0                     12                  N                    N               1      98.89
8020802              0                     12                  N                    N               1     3488.77
8486334              0                     12                  N                    N               1      684.04
8486326              0                     12                  N                    N               1      697.01
8486615              0                     12                  N                    N               1     1021.32
8486623              0                     12                  N                    N               1     3709.69
8486557              0                     12                  N                    N               1     2683.10
8373888              0                     12                  N                    N               1      742.59
3122280              0                     12                  N                    N               1     10798.03
8141251              0                     12                  N                    N               1     1897.97
8149494              0                     12                  N                    N               1     2599.00
3319282              0                     12                  N                    N               1     5717.67
8459406              0                     12                  N                    N               1      337.92
8459414              0                     12                  N                    N               2       0.00
8459380              0                     12                  N                    N               1       0.00
8459448              0                     12                  N                    N               1       0.00
8459646              0                     12                  N                    N               1       0.00
8459422              0                     12                  N                    N               2       0.00
8459653              0                     12                  N                    N               1       0.00
8459430              0                     12                  N                    N               2       0.00
8459281              0                     12                  N                    N               1       0.00
8459091              0                     12                  N                    N               1       0.00
8458929              0                     12                  N                    N               1      28.15
8459059              0                     12                  N                    N               1      112.25
8459174              0                     12                  N                    N               1       4.84
8459117              0                     12                  N                    N               1      57.03
8459240              0                     12                  N                    N               1       0.00
8459257              0                     12                  N                    N               2       0.00
3317666              0                     12                  N                    N               1     1458.26
8459661              0                     12                  N                    N               1      92.41
8459687              0                     12                  N                    N               1      35.33
8459695              0                     12                  N                    N               1      31.58
8459703              0                     12                  N                    N               1      64.52
8459679              0                     12                  N                    N               1      235.30
8459711              0                     12                  N                    N               1      192.97
8429946              0                     12                  N                    N               1      97.89
8429953              0                     12                  N                    N               1     3865.04
8429920              0                     12                  N                    N               1     1666.97
8429805              0                     12                  N                    N               1     1029.36
8429995              0                     12                  N                    N               1     2443.53
8156010              0                     12                  N                    N               1     9868.28
8303414              0                     12                  N                    N               1     1687.43
8304321              0                     12                  N                    N               1     -512.57
8356941              0                     12                  N                    N               1      762.41
8172736              0                     12                  N                    N               1     11426.59
8045528              0                     12                  N                    N               1     1378.76
8048464              0                     12                  N                    N               1     2507.33
8049850              0                     12                  N                    N               1      126.70
3107588              0                     12                  N                    N               1     10259.29
3107604              0                     12                  N                    N               1     5677.01
3107752              0                     12                  N                    N               1     5648.85
3113289              0                     12                  N                    N               1     18648.75
3113628              0                     12                  N                    N               1     14482.29
3114279              0                     12                  N                    N               1     1034.94
3115441              0                     12                  N                    N               1     3393.27
3115490              0                     12                  N                    N               1     2342.79
3116209              0                     12                  N                    N               1     1573.50
3116613              0                     12                  N                    N               1     1228.34
3106556              0                     12                  N                    N               1     3795.71
3117488              0                     12                  N                    N               1     5726.28
3118528              0                     12                  N                    N               1      788.12
3118924              0                     12                  N                    N               1     5067.31
3186962              0                     12                  N                    N               1     11551.56
3185410              0                     12                  N                    N               1      -5.62
3185857              0                     12                  N                    N               1     3863.59
3186384              0                     12                  N                    N               1     8722.49
3393998              0                     12                  N                    N               1     12278.68
3395027              0                     12                  N                    N               1     4755.73
3395639              0                     12                  N                    N               1     1140.63
8168189              0                     12                  N                    N               1     38735.89
8168361              0                     12                  N                    N               1     8075.91
8168460              0                     12                  N                    N               1     41824.90
8185639              0                     12                  N                    N               1     6673.37
8186249              0                     12                  N                    N               1     20214.25
8172157              0                     12                  N                    N               1     11968.91
8172397              0                     12                  N                    N               1     15130.17
8172421              0                     12                  N                    N               1     10485.00
8172637              0                     12                  N                    N               1     11998.25
8173247              0                     12                  N                    N               1     6675.34
8173437              0                     12                  N                    N               1     2510.10
8279267              0                     12                  N                    N               1     1309.39
8173734              0                     12                  N                    N               1     1584.51
8174229              0                     12                  N                    N               1     17365.19
8174328              0                     12                  N                    N               1     9567.73
8174617              0                     12                  N                    N               1     10603.65
8279374              0                     12                  N                    N               1     18244.54
8279382              0                     12                  N                    N               1      781.60
8279390              0                     12                  N                    N               1     21577.79
3331295              0                     12                  N                    N               1     7211.45
3334430              0                     12                  N                    N               1     2560.00
3335874              0                     12                  N                    N               1     14099.50
3348943              0                     12                  N                    N               1     24009.88
3404027              0                     12                  N                    N               1     12693.91
3422060              0                     12                  N                    N               1     2243.44
3473295              0                     12                  N                    N               1     17299.50
7130172              0                     12                  N                    N               1     6288.55
8481343              0                     12                  N                    N               1      696.61
8481350              0                     12                  N                    N               1      943.96
8481368              0                     12                  N                    N               1     3281.22
8481376              0                     12                  N                    N               1      106.47
8481657              0                     12                  N                    N               1      520.15
8481665              0                     12                  N                    N               1     1113.65
8481673              0                     12                  N                    N               1     1597.76
8481608              0                     12                  N                    N               1     1755.48
8481681              0                     12                  N                    N               1      885.69
8481699              0                     12                  N                    N               1      328.69
8481707              0                     12                  N                    N               1      120.01
8481715              0                     12                  N                    N               1      90.33
8481723              0                     12                  N                    N               1     1804.87
8481731              0                     12                  N                    N               1      91.23
8481749              0                     12                  N                    N               1     1101.99
8481491              0                     12                  N                    N               1     10749.92
8481335              0                     12                  N                    N               1      178.49
8481616              0                     12                  N                    N               1      661.07
8481624              0                     12                  N                    N               1      91.83
8481426              0                     12                  N                    N               1      65.17
8481467              0                     12                  N                    N               1     1884.82
8481640              0                     12                  N                    N               1      690.60
8481145              0                     12                  N                    N               1     1561.58
8481517              0                     12                  N                    N               1      38.48
8481533              0                     12                  N                    N               1       9.95
8481566              0                     12                  N                    N               1      309.05
8481574              0                     12                  N                    N               1      218.89
8481194              0                     12                  N                    N               1      704.07
8481236              0                     12                  N                    N               1      617.05
8481327              0                     12                  N                    N               1      361.11
8481251              0                     12                  N                    N               1      878.46
8481269              0                     12                  N                    N               1      958.37
8481293              0                     12                  N                    N               1      466.01
8055386              0                     12                  N                    N               1     11431.73
8055899              0                     12                  N                    N               1     1118.34
8055972              0                     12                  N                    N               1     4644.66
8056129              0                     12                  N                    N               1     1079.63
8056194              0                     12                  N                    N               1      759.67
8056285              0                     12                  N                    N               1     -1382.55
8056335              0                     12                  N                    N               1     1130.50
8056350              0                     12                  N                    N               1     3153.33
8056491              0                     12                  N                    N               1     2692.74
8057093              0                     12                  N                    N               1     1058.95
8057291              0                     12                  N                    N               1     3388.65
8057416              0                     12                  N                    N               1     1419.35
8057531              0                     12                  N                    N               1     2348.40
8057630              0                     12                  N                    N               1     2505.36
8057911              0                     12                  N                    N               1     3613.28
8058554              0                     12                  N                    N               1     3652.10
8059255              0                     12                  N                    N               1     2901.24
8059305              0                     12                  N                    N               1     3771.28
8059339              0                     12                  N                    N               1     6558.86
8059529              0                     12                  N                    N               1     1409.59
8059578              0                     12                  N                    N               1     4547.70
8059701              0                     12                  N                    N               1     2377.66
8059719              0                     12                  N                    N               1     4595.50
8059735              0                     12                  N                    N               1     1156.00
8059990              0                     12                  N                    N               1     4225.64
8060113              0                     12                  N                    N               1     8500.04
8060956              0                     12                  N                    N               1     3433.19
8061061              0                     12                  N                    N               1      516.16
8061384              0                     12                  N                    N               1     2700.53
8061517              0                     12                  N                    N               1     1346.11
8062044              0                     12                  N                    N               1      886.65
8063588              0                     12                  N                    N               1     2751.16
8064438              0                     12                  N                    N               1     14226.11
8064453              0                     12                  N                    N               1     7550.96
8065799              0                     12                  N                    N               1     1210.23
8068868              0                     12                  N                    N               1     20803.70
8493165              0                     12                  N                    N               1      964.20
8493181              0                     12                  N                    N               2      122.40
8493421              0                     12                  N                    N               1       0.00
8493645              0                     12                  N                    N               1      533.54
8493660              0                     12                  N                    N               1      121.88
8493124              0                     12                  N                    N               1      455.71
8493132              0                     12                  N                    N               1      512.81
8493413              0                     12                  N                    N               1       2.51
8492829              0                     12                  N                    N               1     1945.49
8492837              0                     12                  N                    N               1      165.70
8493553              0                     12                  N                    N               1      251.91
8493603              0                     12                  N                    N               1      292.29
8493272              0                     12                  N                    N               2      60.72
8493280              0                     12                  N                    N               1       0.00
8493306              0                     12                  N                    N               1      415.40
8493322              0                     12                  N                    N               1      198.57
8491730              0                     12                  N                    N               1       0.00
8491698              0                     12                  N                    N               2       0.00
8492894              0                     12                  N                    N               1       0.00
8492902              0                     12                  N                    N               1      21.87
8492910              0                     12                  N                    N               1      91.91
8492985              0                     12                  N                    N               2      973.48
8491672              0                     12                  N                    N               1      715.82
8491680              0                     12                  N                    N               1       0.00
8492639              0                     12                  N                    N               1      301.81
8492662              0                     12                  N                    N               1       0.00
8492670              0                     12                  N                    N               1       0.00
8486938              0                     12                  N                    N               1     2368.64
8493025              0                     12                  N                    N               1      138.37
8493033              0                     12                  N                    N               2       0.00
8493058              0                     12                  N                    N               1      978.06
8493074              0                     12                  N                    N               1      68.93
8492506              0                     12                  N                    N               1      112.08
8492241              0                     12                  N                    N               1      183.20
8492290              0                     12                  N                    N               1       0.00
8492324              0                     12                  N                    N               1     1303.23
8492340              0                     12                  N                    N               1     2274.32
8492365              0                     12                  N                    N               1      11.26
8491995              0                     12                  N                    N               2      140.77
8492779              0                     12                  N                    N               1       0.00
8492787              0                     12                  N                    N               1      15.28
8491334              0                     12                  N                    N               1       0.00
8492456              0                     12                  N                    N               1      25.54
8492464              0                     12                  N                    N               1      107.81
8492472              0                     12                  N                    N               1       0.00
8491912              0                     12                  N                    N               1     1348.18
8491946              0                     12                  N                    N               1     2156.97
8491318              0                     12                  N                    N               1      833.16
8492027              0                     12                  N                    N               1       0.00
8491276              0                     12                  N                    N               1      241.08
8492407              0                     12                  N                    N               1       0.00
8492431              0                     12                  N                    N               1      292.88
8492134              0                     12                  N                    N               1      209.71
8492159              0                     12                  N                    N               1       0.00
8491573              0                     12                  N                    N               1       0.00
8491144              0                     12                  N                    N               1       0.00
8491268              0                     12                  N                    N               1       0.00
8491193              0                     12                  N                    N               2      86.47
8491219              0                     12                  N                    N               1       0.00
8491227              0                     12                  N                    N               1      115.20
8490930              0                     12                  N                    N               1       0.00
8490328              0                     12                  N                    N               1      480.07
8490351              0                     12                  N                    N               1       0.00
8491086              0                     12                  N                    N               1     1883.41
8490807              0                     12                  N                    N               1       0.00
8490823              0                     12                  N                    N               1       0.00
8490849              0                     12                  N                    N               1       0.00
8491474              0                     12                  N                    N               1       0.00
8490880              0                     12                  N                    N               1      113.68
8490427              0                     12                  N                    N               2       0.00
8490468              0                     12                  N                    N               1       0.00
8490476              0                     12                  N                    N               1      412.17
8490492              0                     12                  N                    N               1      82.77
8491458              0                     12                  N                    N               1       0.00
8491466              0                     12                  N                    N               1       0.00
8490526              0                     12                  N                    N               1      898.70
8490534              0                     12                  N                    N               1       0.00
8491045              0                     12                  N                    N               1      387.61
8490054              0                     12                  N                    N               1       0.00
8490088              0                     12                  N                    N               1      68.54
8490575              0                     12                  N                    N               1      133.83
8490583              0                     12                  N                    N               1      127.17
8490591              0                     12                  N                    N               1      137.97
8490617              0                     12                  N                    N               1       0.00
8490625              0                     12                  N                    N               1       0.00
8490021              0                     12                  N                    N               1      224.25
8490245              0                     12                  N                    N               1      663.18
8490989              0                     12                  N                    N               1      162.07
8489700              0                     12                  N                    N               1      118.82
8486946              0                     12                  N                    N               1       0.00
8486979              0                     12                  N                    N               1       0.00
8486987              0                     12                  N                    N               1      131.50
8487027              0                     12                  N                    N               1      413.24
8490955              0                     12                  N                    N               1      128.70
8487068              0                     12                  N                    N               1      80.41
8490195              0                     12                  N                    N               1      798.46
8486870              0                     12                  N                    N               1      130.23
8487399              0                     12                  N                    N               1       0.00
8487407              0                     12                  N                    N               2      135.94
8487415              0                     12                  N                    N               1      200.57
8487456              0                     12                  N                    N               1      571.30
8487480              0                     12                  N                    N               1       0.00
8491425              0                     12                  N                    N               1       0.00
8487498              0                     12                  N                    N               1       0.00
8487514              0                     12                  N                    N               1       0.00
8493843              0                     12                  N                    N               1      165.76
8486862              0                     12                  N                    N               1      348.40
8487357              0                     12                  N                    N               1      100.46
8487365              0                     12                  N                    N               2       0.00
8489668              0                     12                  N                    N               1       2.79
8489924              0                     12                  N                    N               1       0.00
8489080              0                     12                  N                    N               1      46.12
8487266              0                     12                  N                    N               1      60.69
8487274              0                     12                  N                    N               1       0.00
8487308              0                     12                  N                    N               1       0.00
8487316              0                     12                  N                    N               1      247.58
8488785              0                     12                  N                    N               1       0.00
8489544              0                     12                  N                    N               1      220.48
8491516              0                     12                  N                    N               1     1010.38
8489577              0                     12                  N                    N               1      274.32
8489635              0                     12                  N                    N               1      401.40
8489262              0                     12                  N                    N               1       0.00
8491417              0                     12                  N                    N               1      472.32
8489338              0                     12                  N                    N               1      426.01
8489346              0                     12                  N                    N               1       0.00
8489387              0                     12                  N                    N               1      146.59
8489874              0                     12                  N                    N               1      174.71
8489007              0                     12                  N                    N               1      22.40
8489023              0                     12                  N                    N               1      122.40
8491532              0                     12                  N                    N               1      137.04
8489122              0                     12                  N                    N               1      66.19
8489239              0                     12                  N                    N               1       0.00
8488843              0                     12                  N                    N               1       0.00
8488868              0                     12                  N                    N               1       0.00
8488892              0                     12                  N                    N               1       0.00
8489858              0                     12                  N                    N               1      52.61
8488561              0                     12                  N                    N               1       0.00
8488579              0                     12                  N                    N               1       0.00
8489833              0                     12                  N                    N               1      669.89
8488686              0                     12                  N                    N               1      96.96
8488702              0                     12                  N                    N               1      28.28
8489072              0                     12                  N                    N               1       0.00
8488488              0                     12                  N                    N               2       0.00
8488496              0                     12                  N                    N               2      38.35
8488520              0                     12                  N                    N               2       0.00
8488553              0                     12                  N                    N               2       0.00
8488355              0                     12                  N                    N               2       0.87
8488363              0                     12                  N                    N               2       0.00
8488371              0                     12                  N                    N               1      229.30
8488199              0                     12                  N                    N               2       0.00
8488231              0                     12                  N                    N               1       0.00
8488314              0                     12                  N                    N               1      178.90
8487548              0                     12                  N                    N               1       0.00
8487134              0                     12                  N                    N               1      543.88
8488181              0                     12                  N                    N               1       0.00
8487936              0                     12                  N                    N               1       0.00
8487118              0                     12                  N                    N               2      57.64
8487746              0                     12                  N                    N               1      570.73
8487910              0                     12                  N                    N               1       0.00
8487654              0                     12                  N                    N               1      690.13
8487704              0                     12                  N                    N               1      63.53
8487712              0                     12                  N                    N               1       0.00
7769995              0                     12                  N                    N               1      224.26
7776156              0                     12                  N                    N               1      223.37
8495202              0                     12                  N                    N               1       0.00
8494866              0                     12                  N                    N               1     1346.22
8494874              0                     12                  N                    N               1     2799.29
8494882              0                     12                  N                    N               1      10.95
8494916              0                     12                  N                    N               1     3909.90
8494924              0                     12                  N                    N               1      331.37
8494932              0                     12                  N                    N               1      46.85
8494981              0                     12                  N                    N               1      78.66
8495038              0                     12                  N                    N               1     2314.38
8495046              0                     12                  N                    N               1      18.36
8495152              0                     12                  N                    N               1      29.91
8494577              0                     12                  N                    N               1      117.31
8494585              0                     12                  N                    N               1      19.30
8494791              0                     12                  N                    N               1      87.84
8494833              0                     12                  N                    N               1      122.91
8494460              0                     12                  N                    N               1      66.86
8494486              0                     12                  N                    N               1      17.58
8494536              0                     12                  N                    N               1      19.65
3242369              0                     12                  N                    N               2     10232.82
7141062              0                     12                  N                    N               1     29418.79
7142920              0                     12                  N                    N               1     1421.36
7143266              0                     12                  N                    N               1     5607.91
7139405              0                     12                  N                    N               1     27179.42
8016461              0                     12                  N                    N               1     3839.36
8017535              0                     12                  N                    N               1     -1601.70
8016792              0                     12                  N                    N               1     7883.80
8016610              0                     12                  N                    N               1     22794.73
8107112              0                     12                  N                    N               1     7690.73
8108912              0                     12                  N                    N               1     15835.24
8125999              0                     12                  N                    N               1     23735.97
8126864              0                     12                  N                    N               1     21219.54
8112419              0                     12                  N                    N               1     16600.09
8113953              0                     12                  N                    N               1     3014.16
8128944              0                     12                  N                    N               1     15382.84
8129017              0                     12                  N                    N               1     23723.42
8158388              0                     12                  N                    N               1     33514.99
8158511              0                     12                  N                    N               1     14189.34
8159543              0                     12                  N                    N               1     2208.15
8160806              0                     12                  N                    N               1     12437.32
8179723              0                     12                  N                    N               1     29378.09
8181398              0                     12                  N                    N               1     10287.99
8181588              0                     12                  N                    N               1     6525.69
8181695              0                     12                  N                    N               1     17528.03
8283830              0                     12                  N                    N               1      956.28
8072282              0                     12                  N                    N               1     6667.23
8072092              0                     12                  N                    N               1     5481.36
8459802              0                     12                  N                    N               1      117.49
8494155              0                     12                  N                    N               1      419.17
8494031              0                     12                  N                    N               1      157.79
8494163              0                     12                  N                    N               1      487.33
8494049              0                     12                  N                    N               1      616.49
8494056              0                     12                  N                    N               1      848.04
8494106              0                     12                  N                    N               1      36.59
8009334              0                     12                  N                    N               1     11185.46
3195096              0                     12                  N                    N               1     6914.23
3192424              0                     12                  N                    N               1     24999.01
3193042              0                     12                  N                    N               1     34778.18
8472219              0                     12                  N                    N               1      950.00
8480105              0                     12                  N                    N               1      837.00
8480832              0                     12                  N                    N               1       0.04
8480113              0                     12                  N                    N               1      716.31
8480139              0                     12                  N                    N               1      755.46
8475675              0                     12                  N                    N               1     4119.68
8474421              0                     12                  N                    N               1     1253.06
8473498              0                     12                  N                    N               1       0.00
8472730              0                     12                  N                    N               1     15539.08
8471815              0                     12                  N                    N               1     5800.62
8471229              0                     12                  N                    N               1      266.27
8471294              0                     12                  N                    N               1       0.00
8466989              0                     12                  N                    N               1      709.71
8466864              0                     12                  N                    N               1     1332.93
8472664              0                     12                  N                    N               1     2068.78
8473779              0                     12                  N                    N               1      453.64
8480956              0                     12                  N                    N               1      185.04
8474389              0                     12                  N                    N               1     1724.59
8472615              0                     12                  N                    N               1      887.66
8475634              0                     12                  N                    N               1      362.70
8472094              0                     12                  N                    N               1     1822.16
8480790              0                     12                  N                    N               1      174.00
8480634              0                     12                  N                    N               1      118.98
8473217              0                     12                  N                    N               1     1505.06
8480964              0                     12                  N                    N               1     1092.16
8480121              0                     12                  N                    N               1     2626.19
8473118              0                     12                  N                    N               1     1921.54
8479057              0                     12                  N                    N               1       0.00
8468399              0                     12                  N                    N               1      825.59
8480881              0                     12                  N                    N               1       0.00
8473084              0                     12                  N                    N               1     2420.94
8478299              0                     12                  N                    N               1     1164.14
8470858              0                     12                  N                    N               1      360.75
8474629              0                     12                  N                    N               1      581.08
8473241              0                     12                  N                    N               1      134.92
8480337              0                     12                  N                    N               1     2533.86
8472417              0                     12                  N                    N               1     1352.49
8471823              0                     12                  N                    N               1       0.00
8475261              0                     12                  N                    N               1     1211.94
8477093              0                     12                  N                    N               1     1394.00
8472755              0                     12                  N                    N               1     3479.44
8472797              0                     12                  N                    N               1      124.95
8477325              0                     12                  N                    N               1     3290.40
8473233              0                     12                  N                    N               1     3101.49
8473092              0                     12                  N                    N               1     2933.72
8472896              0                     12                  N                    N               1       0.00
8477689              0                     12                  N                    N               1      387.38
8474306              0                     12                  N                    N               1     2106.12
8480568              0                     12                  N                    N               1      712.93
8480782              0                     12                  N                    N               1     1453.00
8479719              0                     12                  N                    N               1     1252.67
8472185              0                     12                  N                    N               1      671.38
8472748              0                     12                  N                    N               1     3259.87
8470890              0                     12                  N                    N               1     2176.37
8476301              0                     12                  N                    N               1     3844.40
8480485              0                     12                  N                    N               1       0.00
8475469              0                     12                  N                    N               1     10156.36
8474884              0                     12                  N                    N               1     5665.78
8472276              0                     12                  N                    N               1     17599.16
8479479              0                     12                  N                    N               1     3679.47
8467045              0                     12                  N                    N               1     4782.81
8470585              0                     12                  N                    N               1     1562.54
8469488              0                     12                  N                    N               1      124.94
8478604              0                     12                  N                    N               1     1084.73
8474504              0                     12                  N                    N               1     1590.76
8474561              0                     12                  N                    N               1      579.85
8473159              0                     12                  N                    N               1     1252.57
8472631              0                     12                  N                    N               1     2320.01
8471104              0                     12                  N                    N               1       0.00
8469868              0                     12                  N                    N               1     2571.78
8467805              0                     12                  N                    N               1     1563.51
8472532              0                     12                  N                    N               1      15.29
8470056              0                     12                  N                    N               1     1945.05
8476541              0                     12                  N                    N               1     1268.77
8478307              0                     12                  N                    N               1     3063.35
8470510              0                     12                  N                    N               1     1254.22
8480774              0                     12                  N                    N               1      619.12
8470338              0                     12                  N                    N               1     1847.84
8471005              0                     12                  N                    N               1     3234.04
8477184              0                     12                  N                    N               1      184.98
8473522              0                     12                  N                    N               1      998.03
8470619              0                     12                  N                    N               1     4760.29
8474488              0                     12                  N                    N               1     2819.63
8478166              0                     12                  N                    N               1     2321.23
8470635              0                     12                  N                    N               1     2283.47
8470916              0                     12                  N                    N               1     2783.32
8472342              0                     12                  N                    N               1     1381.34
8477168              0                     12                  N                    N               1     7532.08
8478083              0                     12                  N                    N               1     2037.38
8466971              0                     12                  N                    N               1     3115.98
8479941              0                     12                  N                    N               1      60.84
8478117              0                     12                  N                    N               1     14594.50
8478943              0                     12                  N                    N               1     1551.06
8469496              0                     12                  N                    N               1     5732.59
8471732              0                     12                  N                    N               1      842.07
8477994              0                     12                  N                    N               1      538.81
8470528              0                     12                  N                    N               1     2202.74
8469926              0                     12                  N                    N               1      948.76
8469850              0                     12                  N                    N               1     3663.31
8478653              0                     12                  N                    N               1      961.48
8478984              0                     12                  N                    N               1     1296.65
8471898              0                     12                  N                    N               1     3540.99
8474330              0                     12                  N                    N               1     1121.63
8476756              0                     12                  N                    N               1     1187.20
8480550              0                     12                  N                    N               1     3314.43
8470924              0                     12                  N                    N               1     4831.59
8479388              0                     12                  N                    N               1     2261.64
8477390              0                     12                  N                    N               1     1370.80
8472201              0                     12                  N                    N               1     5745.99
8473266              0                     12                  N                    N               1     2409.88
8473183              0                     12                  N                    N               1      350.31
8477473              0                     12                  N                    N               1     1066.93
8480873              0                     12                  N                    N               1      777.17
8480907              0                     12                  N                    N               1     2108.93
8478018              0                     12                  N                    N               1      838.94
8470288              0                     12                  N                    N               1     1331.78
8476962              0                     12                  N                    N               1     6011.68
8473845              0                     12                  N                    N               1     3084.37
8480600              0                     12                  N                    N               1     1560.55
8477283              0                     12                  N                    N               1     1605.51
8472490              0                     12                  N                    N               1     5413.12
8470270              0                     12                  N                    N               1      843.17
8478133              0                     12                  N                    N               1     2101.60
8477796              0                     12                  N                    N               1     2028.91
8474496              0                     12                  N                    N               1     1661.56
8474025              0                     12                  N                    N               1      587.46
8467136              0                     12                  N                    N               1      520.41
8479792              0                     12                  N                    N               1     1912.50
8467524              0                     12                  N                    N               1      825.66
8470171              0                     12                  N                    N               1     1207.35
8475162              0                     12                  N                    N               1     2992.94
8477010              0                     12                  N                    N               1      390.20
8470882              0                     12                  N                    N               1      711.77
8480410              0                     12                  N                    N               1     2625.60
8477705              0                     12                  N                    N               1     2738.02
8477135              0                     12                  N                    N               1      624.70
8473928              0                     12                  N                    N               1     3719.40
8474595              0                     12                  N                    N               1     3034.71
8480055              0                     12                  N                    N               1     3573.79
8470569              0                     12                  N                    N               1     7379.14
8477077              0                     12                  N                    N               1     6301.27
8473068              0                     12                  N                    N               1     8723.29
8472987              0                     12                  N                    N               1      797.47
8478075              0                     12                  N                    N               1     7040.03
8474314              0                     12                  N                    N               1     8129.57
8467292              0                     12                  N                    N               1     2866.32
8480493              0                     12                  N                    N               1     1439.58
8480238              0                     12                  N                    N               1     1115.44
8479149              0                     12                  N                    N               1      309.33
8470379              0                     12                  N                    N               1     2768.08
8478919              0                     12                  N                    N               1     3963.78
7645195              0                     12                  N                    N               1     10226.76
7645203              0                     12                  N                    N               1     18446.99
7645286              0                     12                  N                    N               1     1122.27
7646425              0                     12                  N                    N               1     1315.54
7645831              0                     12                  N                    N               1     4121.13
3449543              0                     12                  N                    N               1     1697.27
3451036              0                     12                  N                    N               1     6326.00
3451200              0                     12                  N                    N               1      122.42
3451382              0                     12                  N                    N               1     2832.76
7132178              0                     12                  N                    N               1     2483.56
3454006              0                     12                  N                    N               1     9106.95
3454626              0                     12                  N                    N               1      73.69
3454758              0                     12                  N                    N               1     8930.84
3455094              0                     12                  N                    N               1     7612.47
3456225              0                     12                  N                    N               1      775.05
3456282              0                     12                  N                    N               1     6432.99
3457504              0                     12                  N                    N               1     4961.66
3458619              0                     12                  N                    N               1     5089.85
3458973              0                     12                  N                    N               1     43843.28
3460573              0                     12                  N                    N               1     3434.49
3460813              0                     12                  N                    N               1     17058.62
3463429              0                     12                  N                    N               1     10902.31
3464559              0                     12                  N                    N               1     3628.95
7132954              0                     12                  N                    N               1     8845.26
3465952              0                     12                  N                    N               1     4745.50
5037965              0                     12                  Y                    N               1      35.57
5038310              0                     12                  Y                    N               1       0.00
5037619              0                     12                  Y                    N               1      100.00
5037874              0                     12                  Y                    N               1      47.59
5038161              0                     12                  Y                    N               1      21.72
5038260              0                     12                  Y                    N               1       0.00
5037734              0                     12                  Y                    N               1       0.00
5037833              0                     12                  Y                    N               1      342.10
5038062              0                     12                  Y                    N               1      348.92
5037973              0                     12                  Y                    N               1      35.53
5038179              0                     12                  Y                    N               1       0.00
5037981              0                     12                  Y                    N               1      18.13
5038070              0                     12                  Y                    N               1      100.00
5037866              0                     12                  Y                    N               1      113.29
5039227              0                     12                  Y                    N               1      100.00
5038120              0                     12                  Y                    N               1      100.00
5037890              0                     12                  Y                    N               1      100.00
5038153              0                     12                  Y                    N               1      146.36
5038112              0                     12                  Y                    N               1      190.39
5038146              0                     12                  Y                    N               1       0.00
5038237              0                     12                  Y                    N               1      125.00
5031307              0                     12                  Y                    N               1     2372.67
5037924              0                     12                  Y                    N               1       0.00
5037486              0                     12                  Y                    N               1      46.48
5037460              0                     12                  Y                    N               1      575.60
5032172              0                     12                  Y                    N               1      512.92
5037304              0                     12                  Y                    N               1       0.00
5037437              0                     12                  Y                    N               1      76.67
5037676              0                     12                  Y                    N               1      283.25
5038088              0                     12                  Y                    N               1       0.00
5037726              0                     12                  Y                    N               1      413.82
5037502              0                     12                  Y                    N               1      195.00
5037775              0                     12                  Y                    N               1      477.08
5037288              0                     12                  Y                    N               1      37.92
5037916              0                     12                  Y                    N               1      92.58
5037163              0                     12                  Y                    N               1      195.00
5037494              0                     12                  Y                    N               1      195.00
5037742              0                     12                  Y                    N               1      100.00
5037387              0                     12                  Y                    N               1      350.65
5038195              0                     12                  Y                    N               1      277.80
5037445              0                     12                  Y                    N               1      100.00
5037791              0                     12                  Y                    N               1      100.00
5037536              0                     12                  Y                    N               1       0.00
5039201              0                     12                  Y                    N               1      100.00
5039177              0                     12                  Y                    N               1      100.00
5037841              0                     12                  Y                    N               1       0.00
5037635              0                     12                  Y                    N               1      100.00
5037189              0                     12                  Y                    N               1      124.85
5037338              0                     12                  Y                    N               1      300.39
5037122              0                     12                  Y                    N               1      89.02
5037593              0                     12                  Y                    N               1      178.26
5037783              0                     12                  Y                    N               1      195.64
5037809              0                     12                  Y                    N               1      100.00
5037098              0                     12                  Y                    N               1      125.25
5037544              0                     12                  Y                    N               1     1031.95
5037825              0                     12                  Y                    N               1      100.00
5037718              0                     12                  Y                    N               1      112.15
5037478              0                     12                  Y                    N               1       0.00
5037361              0                     12                  Y                    N               1      100.00
5038013              0                     12                  Y                    N               1      212.63
5037395              0                     12                  Y                    N               1      78.60
5037858              0                     12                  Y                    N               1      207.97
5038203              0                     12                  Y                    N               1      222.57
5037817              0                     12                  Y                    N               1      100.00
5037320              0                     12                  Y                    N               1      137.27
5039102              0                     12                  Y                    N               1     1228.83
5037403              0                     12                  Y                    N               1      95.00
5037585              0                     12                  Y                    N               1      141.70
5038021              0                     12                  Y                    N               1       0.00
5039169              0                     12                  Y                    N               1      159.26
5037767              0                     12                  Y                    N               1      120.30
5037171              0                     12                  Y                    N               1      100.00
5037346              0                     12                  Y                    N               1      120.00
5037452              0                     12                  Y                    N               1      888.98
5039094              0                     12                  Y                    N               1      248.77
5038229              0                     12                  Y                    N               1      177.99
5038054              0                     12                  Y                    N               1      45.02
5037353              0                     12                  Y                    N               1      182.64
5039185              0                     12                  Y                    N               1      100.00
5038187              0                     12                  Y                    N               1      100.00
5037668              0                     12                  Y                    N               1      100.00
5037957              0                     12                  Y                    N               1      41.26
5037650              0                     12                  Y                    N               1      484.42
5037551              0                     12                  Y                    N               1      282.67
5037411              0                     12                  Y                    N               1      138.55
5037627              0                     12                  Y                    N               1      16.89
5037759              0                     12                  Y                    N               1      100.00
5039144              0                     12                  Y                    N               1      103.97
5037999              0                     12                  Y                    N               1      252.86
5038211              0                     12                  Y                    N               1      666.63
5037510              0                     12                  Y                    N               1      181.72
5037577              0                     12                  Y                    N               1      243.98
5037569              0                     12                  Y                    N               1      100.32
5037700              0                     12                  Y                    N               1      238.58
5038047              0                     12                  Y                    N               1      20.08
5037601              0                     12                  Y                    N               1       0.00
5039243              0                     12                  Y                    N               1      789.79
5038005              0                     12                  Y                    N               1      107.09
5038138              0                     12                  Y                    N               1      151.75
5037528              0                     12                  Y                    N               1      172.35
5008420              0                     12                  Y                    N               1     5290.59
5011564              0                     12                  Y                    N               1     2377.97
5038039              0                     12                  Y                    N               1      100.00
5039151              0                     12                  Y                    N               1       0.00
5037940              0                     12                  Y                    N               1       0.00
5037908              0                     12                  Y                    N               1      278.62
5037882              0                     12                  Y                    N               1       0.00
5037692              0                     12                  Y                    N               1       0.00
5016571              0                     12                  Y                    N               1     5609.73
5016894              0                     12                  Y                    N               1     2941.91
5017223              0                     12                  Y                    N               1     3408.86
5037643              0                     12                  Y                    N               1      578.91
5039219              0                     12                  Y                    N               1      100.00
3199411              0                     12                  N                    N               1      754.94
3191673              0                     12                  N                    N               1     2793.35
3196466              0                     12                  N                    N               1     5802.03
8466740              0                     12                  N                    N               2      12.36
8466757              0                     12                  N                    N               1       0.00
8075327              6                     12                  N                    N               1     6672.98
8358756              6                     12                  N                    N               1     1685.71
8357808              6                     12                  N                    N               1     1075.66
8436669              6                     12                  N                    N               1     2443.91
8482069              6                     12                  N                    N               1     2353.25
8481756              6                     12                  N                    N               1     1201.70
8481822              6                     12                  N                    N               1      745.99
8482077              6                     12                  N                    N               1      65.27
8481830              6                     12                  N                    N               1     2533.52
8482093              6                     12                  N                    N               1      93.87
8482101              6                     12                  N                    N               1      91.59
8482119              6                     12                  N                    N               1      664.76
8482127              6                     12                  N                    N               1      276.08
8482135              6                     12                  N                    N               1     11795.13
8482143              6                     12                  N                    N               1      26.26
8482150              6                     12                  N                    N               1      74.42
8482176              6                     12                  N                    N               1      17.03
8482184              6                     12                  N                    N               1      77.04
8482192              6                     12                  N                    N               1      70.89
8482218              6                     12                  N                    N               1      28.48
8482309              6                     12                  N                    N               1      136.51
8482291              6                     12                  N                    N               1      150.54
8482325              6                     12                  N                    N               1      119.50
8482333              6                     12                  N                    N               1      148.38
8482341              6                     12                  N                    N               1     2086.95
8482358              6                     12                  N                    N               1     2511.39
8482374              6                     12                  N                    N               1     1903.63
8481939              6                     12                  N                    N               1     1054.50
8481772              6                     12                  N                    N               1     2064.68
8481780              6                     12                  N                    N               1      68.94
8481806              6                     12                  N                    N               1       5.53
8481947              6                     12                  N                    N               1     1629.66
8481954              6                     12                  N                    N               1       0.00
8481962              6                     12                  N                    N               1     4258.41
8481970              6                     12                  N                    N               1     2434.42
8481988              6                     12                  N                    N               1     1212.21
8481996              6                     12                  N                    N               1     2640.86
8482002              6                     12                  N                    N               1      188.49
8482010              6                     12                  N                    N               1      479.70
8482028              6                     12                  N                    N               1      342.82
8482036              6                     12                  N                    N               1      42.50
8482044              6                     12                  N                    N               1      396.16
8482051              6                     12                  N                    N               1      20.03
8481848              6                     12                  N                    N               1      38.77
8481855              6                     12                  N                    N               1      376.13
8481863              6                     12                  N                    N               1     1022.58
8481871              6                     12                  N                    N               1      82.92
8481897              6                     12                  N                    N               1      64.90
8368334              6                     12                  N                    N               1     4217.81
8368060              6                     12                  N                    N               1     1193.04
8368136              6                     12                  N                    N               1     21631.91
8368318              6                     12                  N                    N               1     1873.54
8367765              6                     12                  N                    N               1     1518.06
8368185              6                     12                  N                    N               1     11640.62
8456311              6                     12                  N                    N               1      95.07
8446254              6                     12                  N                    N               1     1764.84
8445181              6                     12                  N                    N               1     2731.58
8455479              6                     12                  N                    N               1     1670.65
8446668              6                     12                  N                    N               1     16789.95
8445017              6                     12                  N                    N               1     23768.83
8446387              6                     12                  N                    N               1     20872.05
8445611              6                     12                  N                    N               1     5955.46
8453672              6                     12                  N                    N               1     14252.31
8446056              6                     12                  N                    N               1     5349.40
8444895              6                     12                  N                    N               1     3845.08
8446643              6                     12                  N                    N               1     12970.01
8453383              6                     12                  N                    N               1     11857.26
8456519              6                     12                  N                    N               1     2414.89
8444747              6                     12                  N                    N               1     6295.53
8456279              6                     12                  N                    N               1      496.14
8444663              6                     12                  N                    N               1      557.04
8444473              6                     12                  N                    N               1     1125.11
8457160              6                     12                  N                    N               1     2298.03
8445025              6                     12                  N                    N               1     3492.27
8450918              6                     12                  N                    N               1      353.96
8450926              6                     12                  N                    N               1      662.03
8446148              6                     12                  N                    N               1     4997.88
8453680              6                     12                  N                    N               1      133.06
8451395              6                     12                  N                    N               1      873.52
8453516              6                     12                  N                    N               1      592.13
8445009              6                     12                  N                    N               1     2741.70
8449449              6                     12                  N                    N               1     1698.87
8446312              6                     12                  N                    N               1     1351.88
8444606              6                     12                  N                    N               1     4189.77
8445041              6                     12                  N                    N               1     2335.84
8452088              6                     12                  N                    N               1     2741.55
8452260              6                     12                  N                    N               1      348.26
8451577              6                     12                  N                    N               1     1025.77
8451163              6                     12                  N                    N               1     1313.83
8451528              6                     12                  N                    N               1      752.91
8444507              6                     12                  N                    N               1     5133.03
8449654              6                     12                  N                    N               1     11375.13
8450462              6                     12                  N                    N               1     3329.05
8450538              6                     12                  N                    N               1     3911.38
8450413              6                     12                  N                    N               1      365.45
8450447              6                     12                  N                    N               1      55.97
8449332              6                     12                  N                    N               1     1160.36
8450488              6                     12                  N                    N               1     5863.23
8450496              6                     12                  N                    N               1     6893.85
8447823              6                     12                  N                    N               1      850.34
8449365              6                     12                  N                    N               1     5671.80
8448730              6                     12                  N                    N               1      43.16
8447567              6                     12                  N                    N               1     5156.06
8450520              6                     12                  N                    N               1     4348.59
7967821              6                     12                  N                    N               1      174.70
7968175              6                     12                  N                    N               1      201.71
7968183              6                     12                  N                    N               1     1407.20
7968332              6                     12                  N                    N               1     2114.66
2006682              1                     12                  N                    Y               1     1139.18
2013258             12                     12                  N                    N               1     21045.62
8497026              6                     12                  N                    N               1       0.00
8497059              6                     12                  N                    N               1       0.00
8497133              6                     12                  N                    N               1       0.00
8497174              6                     12                  N                    N               1       0.00
8497216              6                     12                  N                    N               1       0.00
8497224              6                     12                  N                    N               1       0.00
8497257              6                     12                  N                    N               1       0.00
8497265              6                     12                  N                    N               1       0.00
8497075              6                     12                  N                    N               1       0.00
8496903              6                     12                  N                    N               1       0.00
8496929              6                     12                  N                    N               1       0.00
8496952              6                     12                  N                    N               1       0.00
8496960              6                     12                  N                    N               1       0.00
8496978              6                     12                  N                    N               1       0.00
8497109              6                     12                  N                    N               1       0.00
8497018              6                     12                  N                    N               1       0.00
7137755             12                     12                  N                    N               1     7723.59
7139017             12                     12                  N                    N               1     2014.95
8009482             12                     12                  N                    N               1     2805.74
8052391              6                     12                  N                    N               1     11928.42
8054678              6                     12                  N                    N               1     10850.98
8055063              6                     12                  N                    N               1     10593.65
3284460              1                     12                  N                    Y               1     16473.89
3284957             12                     12                  N                    N               1     39188.70
8497323              6                     12                  N                    N               1       0.00
8497299              6                     12                  N                    N               1       0.00
8497281              6                     12                  N                    N               1       0.00
8497349              6                     12                  N                    N               1       0.00
8497356              6                     12                  N                    N               1       0.00
8463119              6                     12                  N                    N               1      34.41
8463101              6                     12                  N                    N               1      20.52
8463127              6                     12                  N                    N               1      53.33
8463036              6                     12                  N                    N               1      46.17
8463044              6                     12                  N                    N               1      62.12
8463051              6                     12                  N                    N               1      33.45
8463077              6                     12                  N                    N               1     2196.23
8463093              6                     12                  N                    N               1       0.00
8434185              6                     12                  N                    N               1     12838.99
8434276              6                     12                  N                    N               1     1956.15
8462160              6                     12                  N                    N               1      787.61
8462202              6                     12                  N                    N               1     12824.90
8462210              6                     12                  N                    N               1     3253.98
8462038              6                     12                  N                    N               1      654.90
8462079              6                     12                  N                    N               1      664.75
8462095              6                     12                  N                    N               1      463.42
8462137              6                     12                  N                    N               1       0.00
8461881              6                     12                  N                    N               1      22.00
8461899              6                     12                  N                    N               1     1389.31
8461907              6                     12                  N                    N               1     4636.17
8461915              6                     12                  N                    N               1      109.65
8461964              6                     12                  N                    N               1      854.17
8461972              6                     12                  N                    N               1     1259.37
8461980              6                     12                  N                    N               1     2951.30
8462392              6                     12                  N                    N               1     1869.20
8462400              6                     12                  N                    N               1     2797.92
8462418              6                     12                  N                    N               1     4265.82
8461832              6                     12                  N                    N               1      692.50
8461840              6                     12                  N                    N               1      16.76
8461857              6                     12                  N                    N               1      569.08
8462236              6                     12                  N                    N               1     1426.84
8462244              6                     12                  N                    N               1     4754.81
8462269              6                     12                  N                    N               1     2930.23
8462293              6                     12                  N                    N               1     3007.77
8462301              6                     12                  N                    N               1      481.20
8462319              6                     12                  N                    N               1      538.13
8462327              6                     12                  N                    N               1     1628.94
8462368              6                     12                  N                    N               1     1940.54
8462228              6                     12                  N                    N               1     1829.81
8460826              6                     12                  N                    N               1     6938.63
8461196              6                     12                  N                    N               1      140.54
8461766              6                     12                  N                    N               1      69.39
8461170              6                     12                  N                    N               1      26.20
8460735              6                     12                  N                    N               1      548.51
8460834              6                     12                  N                    N               1      723.88
8461741              6                     12                  N                    N               1      90.91
8461154              6                     12                  N                    N               1      419.87
8460990              6                     12                  N                    N               1      28.16
8461006              6                     12                  N                    N               1      35.92
8461014              6                     12                  N                    N               1      119.76
8461022              6                     12                  N                    N               1     2185.38
8461030              6                     12                  N                    N               1     1143.80
8461055              6                     12                  N                    N               1      516.25
8461063              6                     12                  N                    N               1     3041.80
8461071              6                     12                  N                    N               1      60.30
8461089              6                     12                  N                    N               1       0.00
8461097              6                     12                  N                    N               1      74.70
8461105              6                     12                  N                    N               1      117.87
8461113              6                     12                  N                    N               1     1649.15
8461121              6                     12                  N                    N               1      197.07
8461139              6                     12                  N                    N               1      817.14
8461147              6                     12                  N                    N               1       0.00
8460867              6                     12                  N                    N               1      14.28
8460875              6                     12                  N                    N               1      23.59
8460883              6                     12                  N                    N               1      46.03
8460909              6                     12                  N                    N               1      33.57
8460917              6                     12                  N                    N               1      549.89
8460925              6                     12                  N                    N               1     1702.78
8460941              6                     12                  N                    N               1      27.28
8460958              6                     12                  N                    N               1      161.18
8460966              6                     12                  N                    N               1      991.53
8461485              6                     12                  N                    N               1      602.16
8461436              6                     12                  N                    N               1      50.83
8461444              6                     12                  N                    N               1     1803.40
8461451              6                     12                  N                    N               1       0.00
8461469              6                     12                  N                    N               1      442.98
8461477              6                     12                  N                    N               1     2707.26
8461618              6                     12                  N                    N               1     4085.71
8461626              6                     12                  N                    N               1      79.84
8461634              6                     12                  N                    N               1      83.63
8461642              6                     12                  N                    N               1      73.30
8461667              6                     12                  N                    N               1      52.61
8461675              6                     12                  N                    N               1      49.52
8460768              6                     12                  N                    N               1      90.27
8461352              6                     12                  N                    N               1      23.74
8461360              6                     12                  N                    N               1      46.97
8461394              6                     12                  N                    N               1      28.08
8461402              6                     12                  N                    N               1      41.70
8461428              6                     12                  N                    N               1      110.02
8461824              6                     12                  N                    N               1     1449.99
8461501              6                     12                  N                    N               1      785.33
8461527              6                     12                  N                    N               1      35.89
8460784              6                     12                  N                    N               1     2315.32
8461543              6                     12                  N                    N               1     1442.27
8461550              6                     12                  N                    N               1      86.65
8461568              6                     12                  N                    N               1      401.15
8461576              6                     12                  N                    N               1      79.36
8461584              6                     12                  N                    N               1      47.99
8461592              6                     12                  N                    N               1      74.74
8461600              6                     12                  N                    N               1     1338.57
8460792              6                     12                  N                    N               1     2254.12
8461238              6                     12                  N                    N               1      101.32
8461246              6                     12                  N                    N               1      73.94
8461253              6                     12                  N                    N               1      38.60
8461261              6                     12                  N                    N               1      11.26
8461279              6                     12                  N                    N               1     3228.85
8460800              6                     12                  N                    N               1       0.00
8461287              6                     12                  N                    N               1      20.91
8461295              6                     12                  N                    N               1      98.57
8461774              6                     12                  N                    N               1      113.59
8460818              6                     12                  N                    N               1      57.72
8461782              6                     12                  N                    N               1      282.52
8461790              6                     12                  N                    N               1      220.18
8461816              6                     12                  N                    N               1      35.69
8486029             12                     12                  N                    N               1     1154.52
8486060             12                     12                  N                    N               1      802.61
8486128             12                     12                  N                    N               1      835.25
8486151             12                     12                  N                    N               1      546.68
8485716             36                     12                  N                    N               1      243.43
8485872             12                     12                  N                    N               1      352.49
8485328             36                     12                  N                    N               1     1368.50
8485526             36                     12                  N                    N               1     2380.63
8484974             36                     12                  N                    N               1      118.19
8484990             12                     12                  N                    N               1      70.32
8485021             12                     12                  N                    N               1     1115.87
8485047             12                     12                  N                    N               1      318.10
8485054             12                     12                  N                    N               1     3942.93
8485070             36                     12                  N                    N               1      386.53
8485104             36                     12                  N                    N               1     2099.06
8485138             12                     12                  N                    N               1      410.80
8485161             12                     12                  N                    N               1     1103.45
8485179             12                     12                  N                    N               1      346.58
8484669             12                     12                  N                    N               1      761.21
8484685             12                     12                  N                    N               1      72.32
8484693             36                     12                  N                    N               1      759.12
8484719             12                     12                  N                    N               1      315.06
8484750             12                     12                  N                    N               1      65.65
8484768             36                     12                  N                    N               1      136.70
8484784             12                     12                  N                    N               1      882.02
8484800             12                     12                  N                    N               1      841.84
8484818             12                     12                  N                    N               1      442.04
8484834             12                     12                  N                    N               1      613.72
8484859             12                     12                  N                    N               1      963.74
8484867             12                     12                  N                    N               1      59.39
8484875             12                     12                  N                    N               1     1172.42
8484883             12                     12                  N                    N               1     1847.59
8484891             12                     12                  N                    N               1     2669.94
8484917             12                     12                  N                    N               1      46.85
3384708             12                     12                  N                    N               1     7358.52
8347189              6                     12                  N                    N               1     17889.39
8362915              6                     12                  N                    N               1     1984.01
8346843              6                     12                  N                    N               1     2261.79
8346769              6                     12                  N                    N               1      588.08
8346637              6                     12                  N                    N               1     13220.32
8346561              6                     12                  N                    N               1     4682.85
8339426              6                     12                  N                    N               1     1672.88
8339673              6                     12                  N                    N               1     3083.82
8339491              6                     12                  N                    N               1     3022.46
8339335              6                     12                  N                    N               1     5594.27
8338949              6                     12                  N                    N               1      535.44
8350902              6                     12                  N                    N               1     2417.75
8361750              6                     12                  N                    N               1     1635.82
8361776              6                     12                  N                    N               1      116.76
8350449              6                     12                  N                    N               1     7777.78
8350514              6                     12                  N                    N               1     3432.86
8350530              6                     12                  N                    N               1     4826.60
8348898              6                     12                  N                    N               1     5551.12
8352932              6                     12                  N                    N               1     6043.57
8353039              6                     12                  N                    N               1       0.32
8352528              6                     12                  N                    N               1     2551.17
8352429              6                     12                  N                    N               1     14494.85
8351967              6                     12                  N                    N               1     13406.83
8351678              6                     12                  N                    N               1     7709.37
8351181              6                     12                  N                    N               1     5579.51
8399099              6                     12                  N                    N               1     3919.26
8357196              6                     12                  N                    N               1     1005.23
8486565              6                     12                  N                    N               1     1797.00
8486581              6                     12                  N                    N               1     3585.83
8486540              6                     12                  N                    N               1     4494.87
8486631              6                     12                  N                    N               1      961.46
8486573              6                     12                  N                    N               1     1622.14
8486599              6                     12                  N                    N               1     1977.30
8486656              6                     12                  N                    N               1      446.09
8040735              6                     12                  N                    N               1      572.79
8146961              6                     12                  N                    N               1     13637.39
8436099              6                     12                  N                    N               1       0.00
8459299              6                     12                  N                    N               1      53.22
8459463              6                     12                  N                    N               1       0.00
8459471              6                     12                  N                    N               1       0.00
8459489              6                     12                  N                    N               1      32.24
8459497              6                     12                  N                    N               1      350.87
8459505              6                     12                  N                    N               1       0.00
8459513              6                     12                  N                    N               1       0.00
8459521              6                     12                  N                    N               1       0.00
8459307              6                     12                  N                    N               1       0.00
8459539              6                     12                  N                    N               1     1384.28
8459547              6                     12                  N                    N               1      43.85
8459315              6                     12                  N                    N               1       0.00
8459554              6                     12                  N                    N               1       0.00
8459323              6                     12                  N                    N               1       0.00
8493892              6                     12                  N                    N               1     3324.98
8459562              6                     12                  N                    N               1       0.00
8459570              6                     12                  N                    N               1       0.00
8459331              6                     12                  N                    N               1       0.00
8459588              6                     12                  N                    N               1       0.00
8459596              6                     12                  N                    N               1       0.00
8459349              6                     12                  N                    N               1       0.00
8459604              6                     12                  N                    N               1       0.00
8459356              6                     12                  N                    N               1      173.10
8459612              6                     12                  N                    N               1       0.00
8459364              6                     12                  N                    N               1      65.04
8459372              6                     12                  N                    N               1      158.01
8459620              6                     12                  N                    N               1      132.06
8459638              6                     12                  N                    N               1       0.00
8459455              6                     12                  N                    N               1      42.31
8458879              6                     12                  N                    N               1      118.53
8459083              6                     12                  N                    N               1       0.04
8459067              6                     12                  N                    N               1      70.67
8459232              6                     12                  N                    N               1      17.05
8458986              6                     12                  N                    N               1      66.46
8459075              6                     12                  N                    N               1      371.87
8458994              6                     12                  N                    N               1      56.90
8458952              6                     12                  N                    N               1      26.84
8459133              6                     12                  N                    N               1      21.44
8459166              6                     12                  N                    N               1       0.00
8458895              6                     12                  N                    N               1       0.00
8458903              6                     12                  N                    N               1      833.28
8458960              6                     12                  N                    N               1      122.54
8458820              6                     12                  N                    N               1      224.49
8459141              6                     12                  N                    N               1       0.00
8458911              6                     12                  N                    N               1     1076.95
8459109              6                     12                  N                    N               1      855.13
8459182              6                     12                  N                    N               1      30.30
8458846              6                     12                  N                    N               1      63.72
8459026              6                     12                  N                    N               1      62.57
8458853              6                     12                  N                    N               1      312.85
8459034              6                     12                  N                    N               1       0.00
8458978              6                     12                  N                    N               1      129.54
8459190              6                     12                  N                    N               1       0.00
8459265              6                     12                  N                    N               1     1640.66
8459273              6                     12                  N                    N               1      86.79
8458937              6                     12                  N                    N               1       0.00
8459216              6                     12                  N                    N               1      43.98
8459224              6                     12                  N                    N               1      775.58
8458945              6                     12                  N                    N               1      169.90
8301608              6                     12                  N                    N               1      119.22
8376444              6                     12                  N                    N               1     4540.60
8376006              6                     12                  N                    N               1     3238.00
8376063              6                     12                  N                    N               1     5936.50
8376105              6                     12                  N                    N               1     11825.51
8376170              6                     12                  N                    N               1     2200.93
8375586              6                     12                  N                    N               1      577.19
8430084              6                     12                  N                    N               1     6031.48
8375305              6                     12                  N                    N               1      -0.50
8375438              6                     12                  N                    N               1     7261.39
8356123              6                     12                  N                    N               1     1174.22
8465312             12                     12                  N                    N               1     3382.92
8466484             12                     12                  N                    N               1      594.94
8465320             12                     12                  N                    N               1     1329.02
8465296             12                     12                  N                    N               1      286.66
8465726             12                     12                  N                    N               1      36.77
8465734             12                     12                  N                    N               1      51.94
8466104             12                     12                  N                    N               1     1951.25
8466112             12                     12                  N                    N               1      152.31
8466138             12                     12                  N                    N               1      88.11
8466146             12                     12                  N                    N               1      95.65
8466161             12                     12                  N                    N               1      76.16
8466179             12                     12                  N                    N               1      345.92
8466187             12                     12                  N                    N               1      43.32
8464752             12                     12                  N                    N               1      92.88
8465742             12                     12                  N                    N               1      173.73
8466195             12                     12                  N                    N               1       0.00
8466229             12                     12                  N                    N               1      121.27
8465759             12                     12                  N                    N               1      34.49
8465767             12                     12                  N                    N               1      51.94
8465775             12                     12                  N                    N               1      52.54
8466237             12                     12                  N                    N               1      36.09
8465783             12                     12                  N                    N               1      57.71
8465809             12                     12                  N                    N               1      104.34
8465817             12                     12                  N                    N               1      58.94
8466534             12                     12                  N                    N               1      82.23
8465825             12                     12                  N                    N               1      77.14
8465833             12                     12                  N                    N               1      25.73
8465841             12                     12                  N                    N               1      27.29
8465858             12                     12                  N                    N               1      706.97
8465866             12                     12                  N                    N               1       0.00
8465874             12                     12                  N                    N               1      649.71
8465882             12                     12                  N                    N               1      25.01
8465908             12                     12                  N                    N               1       0.00
8464638             12                     12                  N                    N               1      29.55
8464646             12                     12                  N                    N               1      48.61
8464653             12                     12                  N                    N               1      28.05
8464679             12                     12                  N                    N               1      639.26
8464687             12                     12                  N                    N               1     2047.55
8466344             12                     12                  N                    N               1      279.07
8466070             12                     12                  N                    N               1     1428.26
8466492             12                     12                  N                    N               1      740.81
8466088             12                     12                  N                    N               1      443.51
8464695             12                     12                  N                    N               1      35.26
8464703             12                     12                  N                    N               1      66.26
8464711             12                     12                  N                    N               1      108.00
8464729             12                     12                  N                    N               1      56.16
8464737             12                     12                  N                    N               1      98.63
8464745             12                     12                  N                    N               1      75.62
8464323             12                     12                  N                    N               1      90.24
8464331             12                     12                  N                    N               1      43.47
8464349             12                     12                  N                    N               1      67.20
8464547             12                     12                  N                    N               1      460.33
8464554             12                     12                  N                    N               1      21.56
8464562             12                     12                  N                    N               1      27.12
8464570             12                     12                  N                    N               1      65.62
8464588             12                     12                  N                    N               1      33.93
8464604             12                     12                  N                    N               1     1153.81
8464612             12                     12                  N                    N               1     1831.73
8464166             12                     12                  N                    N               1     1005.90
8464174             12                     12                  N                    N               1      273.32
8464182             12                     12                  N                    N               1      38.00
8464190             12                     12                  N                    N               1      49.18
8464208             12                     12                  N                    N               1      52.08
8464216             12                     12                  N                    N               1      506.76
8464224             12                     12                  N                    N               1      25.08
8464232             12                     12                  N                    N               1      21.23
8464240             12                     12                  N                    N               1      54.08
8464273             12                     12                  N                    N               1      597.70
8464281             12                     12                  N                    N               1      103.34
8464299             12                     12                  N                    N               1     2390.27
8466542             12                     12                  N                    N               1      48.75
8464307             12                     12                  N                    N               1      37.81
8464315             12                     12                  N                    N               1      88.16
8463861             12                     12                  N                    N               1      25.74
8463879             12                     12                  N                    N               1      50.08
8463887             12                     12                  N                    N               1      310.99
8466427             12                     12                  N                    N               1      20.49
8463895             12                     12                  N                    N               1      133.59
8463903             12                     12                  N                    N               1      49.53
8463911             12                     12                  N                    N               1      102.18
8463929             12                     12                  N                    N               1       0.00
8463937             12                     12                  N                    N               1      88.74
8463945             12                     12                  N                    N               1      39.81
8463952             12                     12                  N                    N               1     1004.98
8463960             12                     12                  N                    N               1      29.75
8463978             12                     12                  N                    N               1      85.11
8463986             12                     12                  N                    N               1       0.00
8464778             12                     12                  N                    N               1      59.05
8464158             12                     12                  N                    N               1      50.34
8464034             12                     12                  N                    N               1      55.49
8464042             12                     12                  N                    N               1      411.78
8466047             12                     12                  N                    N               1      129.33
8464059             12                     12                  N                    N               1      661.18
8464356             12                     12                  N                    N               1      661.46
8464364             12                     12                  N                    N               1      75.51
8464372             12                     12                  N                    N               1      45.23
8464380             12                     12                  N                    N               1      28.82
8464398             12                     12                  N                    N               1      117.53
8464406             12                     12                  N                    N               1      34.88
8464414             12                     12                  N                    N               1      43.22
8464422             12                     12                  N                    N               1      504.16
8464430             12                     12                  N                    N               1      545.13
8464448             12                     12                  N                    N               1      975.10
8464455             12                     12                  N                    N               1      37.09
8463994             12                     12                  N                    N               1      86.61
8463838             12                     12                  N                    N               1      32.50
8463846             12                     12                  N                    N               1      83.13
8463853             12                     12                  N                    N               1      33.41
8466419             12                     12                  N                    N               1       0.00
8464075             12                     12                  N                    N               1      29.06
8464083             12                     12                  N                    N               1      24.91
8464091             12                     12                  N                    N               1      42.08
8464109             12                     12                  N                    N               1       0.00
8464117             12                     12                  N                    N               1      26.98
8466385             12                     12                  N                    N               1      39.58
8464125             12                     12                  N                    N               1     1288.46
8464133             12                     12                  N                    N               1      21.68
8464141             12                     12                  N                    N               1      51.80
8466393             12                     12                  N                    N               1      45.07
8463523             12                     12                  N                    N               1      296.25
8463531             12                     12                  N                    N               1      581.96
8464000             12                     12                  N                    N               1      24.27
8464018             12                     12                  N                    N               1      23.21
8464026             12                     12                  N                    N               1      56.20
8464992             12                     12                  N                    N               1      235.45
8466351             12                     12                  N                    N               1      48.97
8463549             12                     12                  N                    N               1      29.81
8463556             12                     12                  N                    N               1      34.07
8463564             12                     12                  N                    N               1       0.00
8463572             12                     12                  N                    N               1      67.07
8463598             12                     12                  N                    N               1       0.00
8463606             12                     12                  N                    N               1      43.23
8463614             12                     12                  N                    N               1      24.40
8463622             12                     12                  N                    N               1      446.19
8463630             12                     12                  N                    N               1      37.73
8466369             12                     12                  N                    N               1      24.40
8466377             12                     12                  N                    N               1      30.90
8464067             12                     12                  N                    N               1      49.90
8464851             12                     12                  N                    N               1       0.00
8464885             12                     12                  N                    N               1      100.96
8464893             12                     12                  N                    N               1      64.72
8464919             12                     12                  N                    N               1      42.77
8464935             12                     12                  N                    N               1     1013.12
8464943             12                     12                  N                    N               1       0.00
8464950             12                     12                  N                    N               1      52.95
8464968             12                     12                  N                    N               1     3250.09
8464976             12                     12                  N                    N               1      58.67
8464984             12                     12                  N                    N               1      79.18
8465031             12                     12                  N                    N               1      39.84
8465338             12                     12                  N                    N               1      553.56
8466500             12                     12                  N                    N               1      577.73
8465346             12                     12                  N                    N               1      41.48
8465361             12                     12                  N                    N               1     1289.00
8466062             12                     12                  N                    N               1      880.64
8465379             12                     12                  N                    N               1      671.24
8465387             12                     12                  N                    N               1      61.40
8465395             12                     12                  N                    N               1      120.46
8465403             12                     12                  N                    N               1      70.54
8464786             12                     12                  N                    N               1      31.74
8464794             12                     12                  N                    N               1      760.87
8464802             12                     12                  N                    N               1      122.39
8464810             12                     12                  N                    N               1      378.91
8464828             12                     12                  N                    N               1      394.98
8464836             12                     12                  N                    N               1      30.90
8464505             12                     12                  N                    N               1      30.89
8465072             12                     12                  N                    N               1      28.34
8465080             12                     12                  N                    N               1      810.97
8464620             12                     12                  N                    N               1      35.38
8464463             12                     12                  N                    N               1      104.02
8464471             12                     12                  N                    N               1      57.01
8464489             12                     12                  N                    N               1      87.91
8464497             12                     12                  N                    N               1      61.15
8464513             12                     12                  N                    N               1      40.14
8464521             12                     12                  N                    N               1      881.81
8464539             12                     12                  N                    N               1       0.00
8465015             12                     12                  N                    N               1       0.00
8465437             12                     12                  N                    N               1      35.00
8465452             12                     12                  N                    N               1      74.90
8465460             12                     12                  N                    N               1      31.36
8465478             12                     12                  N                    N               1      50.88
8465486             12                     12                  N                    N               1     1680.49
8465494             12                     12                  N                    N               1       0.00
8465502             12                     12                  N                    N               1      54.31
8465510             12                     12                  N                    N               1      29.72
8465528             12                     12                  N                    N               1      67.84
8465536             12                     12                  N                    N               1       0.00
8465049             12                     12                  N                    N               1     1445.45
8465056             12                     12                  N                    N               1       0.00
8465064             12                     12                  N                    N               1      29.73
8465932             12                     12                  N                    N               1      295.37
8465940             12                     12                  N                    N               1      465.23
8465957             12                     12                  N                    N               1      30.90
8465965             12                     12                  N                    N               1      20.50
8465973             12                     12                  N                    N               1      22.03
8465981             12                     12                  N                    N               1      43.33
8465999             12                     12                  N                    N               1      57.08
8466005             12                     12                  N                    N               1      126.57
8466013             12                     12                  N                    N               1     1728.87
8466021             12                     12                  N                    N               1      621.15
8466096             12                     12                  N                    N               1      13.84
8466518             12                     12                  N                    N               1      39.27
8466435             12                     12                  N                    N               1      84.46
8466039             12                     12                  N                    N               1      90.02
8465411             12                     12                  N                    N               1      59.08
8465429             12                     12                  N                    N               1      115.92
8465569             12                     12                  N                    N               1      57.33
8465577             12                     12                  N                    N               1     1491.29
8465585             12                     12                  N                    N               1     8547.61
8465593             12                     12                  N                    N               1      49.48
8465601             12                     12                  N                    N               1      31.56
8465643             12                     12                  N                    N               1      29.10
8465650             12                     12                  N                    N               1      139.20
8465668             12                     12                  N                    N               1      40.06
8465205             12                     12                  N                    N               1      24.82
8465213             12                     12                  N                    N               1      948.84
8465221             12                     12                  N                    N               1      23.06
8465239             12                     12                  N                    N               1      21.40
8465247             12                     12                  N                    N               1      20.47
8465262             12                     12                  N                    N               1      76.06
8465270             12                     12                  N                    N               1      76.06
8465288             12                     12                  N                    N               1      86.52
8465544              6                     12                  N                    N               1      27.48
8465551             12                     12                  N                    N               1      27.65
8465700             12                     12                  N                    N               1      83.96
8465718             12                     12                  N                    N               1      577.30
8465254             12                     12                  N                    N               1      668.42
8465098             12                     12                  N                    N               1      84.21
8465106             12                     12                  N                    N               1      782.99
8465114             12                     12                  N                    N               1      36.95
8465122             12                     12                  N                    N               1       0.00
8465130             12                     12                  N                    N               1      82.30
8465148             12                     12                  N                    N               1      32.42
8465155             12                     12                  N                    N               1      26.77
8465163             12                     12                  N                    N               1      88.21
8465171             12                     12                  N                    N               1      46.46
8465189             12                     12                  N                    N               1      27.26
8465197             12                     12                  N                    N               1      644.75
8463663             12                     12                  N                    N               1      55.35
8463747             12                     12                  N                    N               1      43.49
8463754             12                     12                  N                    N               1      758.93
8463762             12                     12                  N                    N               1      38.66
8463770             12                     12                  N                    N               1      217.38
8463788             12                     12                  N                    N               1      81.39
8463796             12                     12                  N                    N               2      53.47
8463804             12                     12                  N                    N               1      212.96
8463812             12                     12                  N                    N               1      55.26
8463820             12                     12                  N                    N               1      827.64
8463648             12                     12                  N                    N               1      55.79
8463655             12                     12                  N                    N               1      684.19
8463671             12                     12                  N                    N               1      107.32
8465676             12                     12                  N                    N               1      341.25
8465684             12                     12                  N                    N               1      58.10
8465692             12                     12                  N                    N               1     1101.42
8463234             12                     12                  N                    N               1      15.82
8463242             12                     12                  N                    N               1      231.06
8463259             12                     12                  N                    N               1      36.64
8463267             12                     12                  N                    N               1      427.49
8463275             12                     12                  N                    N               1      56.28
8463689             12                     12                  N                    N               1      957.85
8463697             12                     12                  N                    N               1      33.68
8463705             12                     12                  N                    N               1      30.21
8465304             12                     12                  N                    N               1     3675.69
8463713             12                     12                  N                    N               1      752.66
8463721             12                     12                  N                    N               1      357.26
8463739             12                     12                  N                    N               1     1246.96
8463473             12                     12                  N                    N               1      41.03
8466443             12                     12                  N                    N               1      957.82
8466450             12                     12                  N                    N               1      570.07
8463481             12                     12                  N                    N               1      35.17
8466468             12                     12                  N                    N               1     -180.60
8463507             12                     12                  N                    N               1      498.71
8463135             12                     12                  N                    N               1      171.89
8463143             12                     12                  N                    N               1      43.09
8463150             12                     12                  N                    N               1      44.21
8463168             12                     12                  N                    N               1      34.93
8463176             12                     12                  N                    N               1     1256.26
8463184             12                     12                  N                    N               1      917.59
8463192             12                     12                  N                    N               1      66.69
8463366             12                     12                  N                    N               1      27.12
8463200             12                     12                  N                    N               1      31.44
8463218             12                     12                  N                    N               1      26.71
8463341             12                     12                  N                    N               1      31.24
8463358             12                     12                  N                    N               1      30.04
8463382             12                     12                  N                    N               1      106.31
8463390             12                     12                  N                    N               1      31.33
8463408             12                     12                  N                    N               1     19926.24
8463424             12                     12                  N                    N               1      40.30
8466476             12                     12                  N                    N               1      105.37
8463432             12                     12                  N                    N               1      46.39
8463440             12                     12                  N                    N               1      12.44
8463457             12                     12                  N                    N               1      948.80
8463465             12                     12                  N                    N               1      27.43
8466526             12                     12                  N                    N               1     1670.46
8466245             12                     12                  N                    N               1      24.89
8466252             12                     12                  N                    N               1      37.90
8466260             12                     12                  N                    N               1     1873.56
8466286             12                     12                  N                    N               1       0.00
8466294             12                     12                  N                    N               1      98.86
8466302             12                     12                  N                    N               1      131.69
8466310             12                     12                  N                    N               1       0.00
8466328             12                     12                  N                    N               1      405.65
8466336             12                     12                  N                    N               1      15.93
8465916             12                     12                  N                    N               1      456.98
8463309             12                     12                  N                    N               1      41.40
8463317             12                     12                  N                    N               1      284.68
8463325             12                     12                  N                    N               1      53.61
8463333             12                     12                  N                    N               1      29.41
8304974              6                     12                  N                    N               1     4027.52
8433286              6                     12                  N                    N               1     3444.47
8046732              6                     12                  N                    N               1     1192.99
8048753              6                     12                  N                    N               1     2266.83
8171670             12                     12                  N                    N               1     16897.45
3314135              6                     12                  N                    N               1     10459.11
3316155              6                     12                  N                    N               1     10061.39
3314689              6                     12                  N                    N               1     1446.75
3330842              6                     12                  N                    N               1     11420.54
3339207              6                     12                  N                    N               1     14834.30
3340015              6                     12                  N                    N               1     14243.96
3340635              6                     12                  N                    N               1     3707.77
3346848              6                     12                  N                    N               1     5752.01
3383221              6                     12                  N                    N               1     44797.76
3316163              6                     12                  N                    N               1     9439.46
3382629              6                     12                  N                    N               1     8070.88
3305158              6                     12                  N                    N               1     28985.24
3301520              6                     12                  N                    N               1     24757.70
3310778              6                     12                  N                    N               1     15659.05
3288404              6                     12                  N                    N               1      478.72
3294766              6                     12                  N                    N               1     2001.73
3300571              6                     12                  N                    N               1     8666.22
3301892              6                     12                  N                    N               1      176.68
3303310              6                     12                  N                    N               1     6883.57
3303344              6                     12                  N                    N               1     2231.38
3304649              6                     12                  N                    N               1     3651.76
3307246              6                     12                  N                    N               1     2026.59
3309721              6                     12                  N                    N               1     1084.97
8481392              6                     12                  N                    N               1      573.43
8481400              6                     12                  N                    N               1       0.00
8481632              6                     12                  N                    N               1     1356.69
8481418              6                     12                  N                    N               1      57.60
8481434              6                     12                  N                    N               1      991.63
8481442              6                     12                  N                    N               1      10.00
8481459              6                     12                  N                    N               1      128.88
8481475              6                     12                  N                    N               1     4183.80
8481483              6                     12                  N                    N               1      73.23
8481509              6                     12                  N                    N               1       0.00
8481525              6                     12                  N                    N               1      24.77
8481541              6                     12                  N                    N               1       0.00
8481152              6                     12                  N                    N               1     3066.06
8481160              6                     12                  N                    N               1     2429.53
8481582              6                     12                  N                    N               1     2254.73
8481178              6                     12                  N                    N               1      30.29
8481186              6                     12                  N                    N               1      63.84
8481202              6                     12                  N                    N               1      365.50
8481210              6                     12                  N                    N               1     3268.42
8481228              6                     12                  N                    N               1     1586.79
8481244              6                     12                  N                    N               1      58.47
8481277              6                     12                  N                    N               1      181.70
8481285              6                     12                  N                    N               1      69.18
8481301              6                     12                  N                    N               1      923.91
8481319              6                     12                  N                    N               1      726.41
8481384              6                     12                  N                    N               1      76.36
8481590              6                     12                  N                    N               1     2496.66
8064776              6                     12                  N                    N               1     1250.57
8065062              6                     12                  N                    N               1     9170.65
8065153              6                     12                  N                    N               1     10472.41
8068769              6                     12                  N                    N               1     18441.49
8493538              6                     12                  N                    N               1       0.00
8493173              6                     12                  N                    N               1     1384.85
8493199              6                     12                  N                    N               1       0.00
8493215              6                     12                  N                    N               1     2835.09
8489999              6                     12                  N                    N               1      40.46
8493439              6                     12                  N                    N               1      759.50
8493447              6                     12                  N                    N               1      792.47
8493454              6                     12                  N                    N               1       0.00
8493637              6                     12                  N                    N               1      113.92
8491771              6                     12                  N                    N               1       0.00
8493652              6                     12                  N                    N               1     1045.46
8491789              6                     12                  N                    N               1      236.87
8493702              6                     12                  N                    N               1       0.00
8493710              6                     12                  N                    N               1      650.32
8491748              6                     12                  N                    N               1      78.93
8493736              6                     12                  N                    N               1      773.38
8493140              6                     12                  N                    N               1      51.21
8492803              6                     12                  N                    N               1     1813.01
8492845              6                     12                  N                    N               1      73.28
8492860              6                     12                  N                    N               1       0.00
8492878              6                     12                  N                    N               1       0.00
8493546              6                     12                  N                    N               1     1703.63
8493561              6                     12                  N                    N               1       0.00
8493579              6                     12                  N                    N               1      143.19
8491615              6                     12                  N                    N               1     1898.69
8491722              6                     12                  N                    N               1      768.85
8493298              6                     12                  N                    N               1     2363.95
8493330              6                     12                  N                    N               1      477.00
8489452              6                     12                  N                    N               1      90.72
8493348              6                     12                  N                    N               1      230.05
8493355              6                     12                  N                    N               1       0.00
8493405              6                     12                  N                    N               1      75.99
8492936              6                     12                  N                    N               1     2403.65
8492944              6                     12                  N                    N               1      121.25
8492951              6                     12                  N                    N               1       0.00
8492977              6                     12                  N                    N               1      61.29
8492993              6                     12                  N                    N               1      437.11
8492522              6                     12                  N                    N               1      13.64
8492548              6                     12                  N                    N               1      488.54
8492555              6                     12                  N                    N               1       0.00
8492571              6                     12                  N                    N               1       0.00
8492589              6                     12                  N                    N               1       0.00
8492597              6                     12                  N                    N               1      353.37
8492605              6                     12                  N                    N               1     1384.60
8492621              6                     12                  N                    N               1     1036.37
8492647              6                     12                  N                    N               1       0.00
8492654              6                     12                  N                    N               1     1679.03
8492688              6                     12                  N                    N               1      435.63
8491656              6                     12                  N                    N               1      989.46
8493017              6                     12                  N                    N               1      167.84
8491664              6                     12                  N                    N               1       0.00
8493066              6                     12                  N                    N               1     1412.43
8493082              6                     12                  N                    N               1      660.10
8493090              6                     12                  N                    N               1      163.95
8492498              6                     12                  N                    N               1       0.00
8491649              6                     12                  N                    N               1     1075.21
8492274              6                     12                  N                    N               1       0.00
8492282              6                     12                  N                    N               1       0.00
8492316              6                     12                  N                    N               1      464.83
8492332              6                     12                  N                    N               1       0.00
8491375              6                     12                  N                    N               1      466.71
8492357              6                     12                  N                    N               1       0.00
8492373              6                     12                  N                    N               1      374.33
8492696              6                     12                  N                    N               1      22.94
8492704              6                     12                  N                    N               1       0.00
8492720              6                     12                  N                    N               1     1555.54
8491383              6                     12                  N                    N               1      131.53
8492738              6                     12                  N                    N               1      163.05
8491805              6                     12                  N                    N               1       0.00
8492183              6                     12                  N                    N               1      711.00
8492191              6                     12                  N                    N               1      540.95
8492217              6                     12                  N                    N               1       0.00
8492225              6                     12                  N                    N               1       0.00
8491342              6                     12                  N                    N               1     3939.65
8492233              6                     12                  N                    N               1      864.71
8491359              6                     12                  N                    N               1      567.07
8492449              6                     12                  N                    N               1      466.41
8492480              6                     12                  N                    N               1      32.38
8491870              6                     12                  N                    N               1       0.00
8491888              6                     12                  N                    N               1      374.50
8491896              6                     12                  N                    N               1      329.87
8491367              6                     12                  N                    N               1      754.05
8491904              6                     12                  N                    N               1       0.00
8491938              6                     12                  N                    N               1      220.67
8491284              6                     12                  N                    N               1      196.22
8491953              6                     12                  N                    N               1     1818.72
8491961              6                     12                  N                    N               1      314.99
8491979              6                     12                  N                    N               1     1093.48
8492019              6                     12                  N                    N               1     2926.08
8492050              6                     12                  N                    N               1       0.00
8492068              6                     12                  N                    N               1      117.23
8492076              6                     12                  N                    N               1      180.22
8492381              6                     12                  N                    N               1      666.77
8492399              6                     12                  N                    N               1       0.00
8492415              6                     12                  N                    N               1      280.93
8492423              6                     12                  N                    N               1      430.44
8490666              6                     12                  N                    N               1      278.23
8490674              6                     12                  N                    N               1       0.00
8490682              6                     12                  N                    N               1       0.00
8490690              6                     12                  N                    N               1      377.99
8490708              6                     12                  N                    N               1      62.55
8490716              6                     12                  N                    N               1       0.00
8492084              6                     12                  N                    N               1       0.00
8492092              6                     12                  N                    N               1       0.00
8492100              6                     12                  N                    N               1       0.00
8492126              6                     12                  N                    N               1      764.71
8492142              6                     12                  N                    N               1       0.00
8492175              6                     12                  N                    N               1      147.57
8491565              6                     12                  N                    N               1      78.95
8491102              6                     12                  N                    N               1     2650.42
8491250              6                     12                  N                    N               1      904.05
8491136              6                     12                  N                    N               1       0.00
8491151              6                     12                  N                    N               1     1149.73
8491169              6                     12                  N                    N               1      957.77
8491177              6                     12                  N                    N               1       0.00
8491839              6                     12                  N                    N               1      82.24
8491235              6                     12                  N                    N               1      361.60
8491243              6                     12                  N                    N               1      136.25
8490633              6                     12                  N                    N               1       0.00
8490658              6                     12                  N                    N               1      467.45
8490906              6                     12                  N                    N               1      249.69
8491847              6                     12                  N                    N               1      791.21
8490914              6                     12                  N                    N               1      352.81
8490922              6                     12                  N                    N               1      58.93
8491854              6                     12                  N                    N               1      750.44
8491391              6                     12                  N                    N               1       0.00
8490344              6                     12                  N                    N               1      233.86
8491813              6                     12                  N                    N               1       0.00
8490377              6                     12                  N                    N               1       0.00
8490393              6                     12                  N                    N               1      203.87
8491821              6                     12                  N                    N               1      132.78
8491060              6                     12                  N                    N               1      521.03
8491078              6                     12                  N                    N               1      156.23
8487092              6                     12                  N                    N               1       0.00
8490732              6                     12                  N                    N               1       0.00
8490740              6                     12                  N                    N               1     1913.70
8490757              6                     12                  N                    N               1      142.09
8490765              6                     12                  N                    N               1       0.00
8490773              6                     12                  N                    N               1      706.70
8490799              6                     12                  N                    N               1       1.15
8490815              6                     12                  N                    N               1      360.52
8490831              6                     12                  N                    N               1      145.84
8490856              6                     12                  N                    N               1      158.54
8490872              6                     12                  N                    N               1       0.00
8490898              6                     12                  N                    N               1     2018.73
8490435              6                     12                  N                    N               1       0.00
8490443              6                     12                  N                    N               1     1583.81
8490450              6                     12                  N                    N               1       0.00
8490484              6                     12                  N                    N               1       0.00
8490518              6                     12                  N                    N               1       0.00
8490542              6                     12                  N                    N               1     1757.15
8490039              6                     12                  N                    N               1      141.01
8490047              6                     12                  N                    N               1      106.74
8490062              6                     12                  N                    N               1       0.00
8490096              6                     12                  N                    N               1     1289.89
8490104              6                     12                  N                    N               1     1123.04
8491029              6                     12                  N                    N               1      746.44
8490120              6                     12                  N                    N               1       0.00
8490161              6                     12                  N                    N               1      896.66
8490187              6                     12                  N                    N               1      78.05
8490401              6                     12                  N                    N               1       0.00
8490419              6                     12                  N                    N               1     2134.55
8489775              6                     12                  N                    N               1      110.49
8489783              6                     12                  N                    N               1       0.00
8489791              6                     12                  N                    N               1       0.00
8489817              6                     12                  N                    N               1      242.68
8490559              6                     12                  N                    N               1      939.97
8490567              6                     12                  N                    N               1       0.00
8491441              6                     12                  N                    N               1      123.65
8490609              6                     12                  N                    N               1      87.83
8491003              6                     12                  N                    N               1       0.00
8490013              6                     12                  N                    N               1      94.54
8490211              6                     12                  N                    N               1      121.72
8490229              6                     12                  N                    N               1      698.22
8490971              6                     12                  N                    N               1     1091.45
8490252              6                     12                  N                    N               1       0.00
8490278              6                     12                  N                    N               1       0.00
8490286              6                     12                  N                    N               1     2161.46
8490302              6                     12                  N                    N               1      483.01
8490310              6                     12                  N                    N               1       0.00
8489718              6                     12                  N                    N               1     1888.66
8489726              6                     12                  N                    N               1       0.00
8489734              6                     12                  N                    N               1     2710.77
8489742              6                     12                  N                    N               1      155.53
8489759              6                     12                  N                    N               1       0.00
8487522              6                     12                  N                    N               1      507.10
8486953              6                     12                  N                    N               1      288.77
8486888              6                     12                  N                    N               1      52.20
8489957              6                     12                  N                    N               1     1485.26
8486995              6                     12                  N                    N               1       0.00
8487001              6                     12                  N                    N               1       0.00
8487035              6                     12                  N                    N               1      167.52
8489965              6                     12                  N                    N               1      985.45
8487050              6                     12                  N                    N               1      127.64
8487076              6                     12                  N                    N               1       0.00
8490203              6                     12                  N                    N               1       0.00
8491540              6                     12                  N                    N               1       0.00
8489940              6                     12                  N                    N               1      358.23
8487423              6                     12                  N                    N               1       0.00
8491557              6                     12                  N                    N               1       0.00
8490948              6                     12                  N                    N               1      41.65
8487464              6                     12                  N                    N               1       0.00
8487472              6                     12                  N                    N               1      168.71
8487506              6                     12                  N                    N               1     1952.99
8491433              6                     12                  N                    N               1      243.89
8493751              6                     12                  N                    N               1      184.01
8493769              6                     12                  N                    N               1      410.90
8493777              6                     12                  N                    N               1       0.00
8493793              6                     12                  N                    N               1       0.00
8493819              6                     12                  N                    N               1       0.00
8493827              6                     12                  N                    N               1      199.62
8493850              6                     12                  N                    N               1      191.53
8493868              6                     12                  N                    N               1      576.45
8487373              6                     12                  N                    N               1      138.48
8487381              6                     12                  N                    N               1      48.04
8489643              6                     12                  N                    N               1      93.17
8489650              6                     12                  N                    N               1      726.25
8489932              6                     12                  N                    N               1       0.00
8489676              6                     12                  N                    N               1      82.74
8489692              6                     12                  N                    N               1       0.00
8489106              6                     12                  N                    N               1      980.41
8489114              6                     12                  N                    N               1      92.70
8487282              6                     12                  N                    N               1     2123.00
8487290              6                     12                  N                    N               1      333.41
8489460              6                     12                  N                    N               1       0.00
8489486              6                     12                  N                    N               1      30.15
8489494              6                     12                  N                    N               1      272.38
8489916              6                     12                  N                    N               1      755.76
8489502              6                     12                  N                    N               1      54.18
8489510              6                     12                  N                    N               1     2582.54
8489528              6                     12                  N                    N               1      897.77
8489536              6                     12                  N                    N               1      70.29
8489551              6                     12                  N                    N               1      727.79
8489569              6                     12                  N                    N               1       0.00
8489585              6                     12                  N                    N               1      36.91
8489593              6                     12                  N                    N               1       0.00
8489619              6                     12                  N                    N               1     2359.41
8489882              6                     12                  N                    N               1       0.00
8489627              6                     12                  N                    N               1      591.91
8489254              6                     12                  N                    N               1      434.68
8489270              6                     12                  N                    N               1       0.00
8489288              6                     12                  N                    N               1       0.00
8489304              6                     12                  N                    N               1      191.01
8489908              6                     12                  N                    N               1       0.00
8489361              6                     12                  N                    N               1      999.92
8489379              6                     12                  N                    N               1      373.21
8489866              6                     12                  N                    N               1      72.70
8488975              6                     12                  N                    N               1       0.00
8488983              6                     12                  N                    N               1       0.00
8488991              6                     12                  N                    N               1      43.97
8489015              6                     12                  N                    N               1      119.24
8489130              6                     12                  N                    N               1       0.00
8489155              6                     12                  N                    N               1      346.30
8489163              6                     12                  N                    N               1       0.00
8489171              6                     12                  N                    N               1      633.90
8489197              6                     12                  N                    N               1       0.00
8489841              6                     12                  N                    N               1       0.00
8489221              6                     12                  N                    N               1     2413.12
8489247              6                     12                  N                    N               1       0.00
8488801              6                     12                  N                    N               1      135.58
8488827              6                     12                  N                    N               1       0.00
8488835              6                     12                  N                    N               1     1580.91
8488876              6                     12                  N                    N               1      958.18
8488884              6                     12                  N                    N               1      78.72
8488918              6                     12                  N                    N               1      477.91
8488934              6                     12                  N                    N               1       0.00
8488942              6                     12                  N                    N               1      59.60
8488959              6                     12                  N                    N               1     1290.03
8488967              6                     12                  N                    N               1      122.95
8488587              6                     12                  N                    N               1      44.18
8488595              6                     12                  N                    N               1      203.05
8488603              6                     12                  N                    N               1       0.00
8488611              6                     12                  N                    N               1      108.44
8488637              6                     12                  N                    N               1      348.10
8486821              6                     12                  N                    N               1      173.36
8488645              6                     12                  N                    N               1      336.16
8488652              6                     12                  N                    N               1      468.74
8486896              6                     12                  N                    N               1      164.95
8488694              6                     12                  N                    N               1       0.00
8488793              6                     12                  N                    N               1       0.00
8488744              6                     12                  N                    N               1       0.00
8489031              6                     12                  N                    N               1      485.05
8489403              6                     12                  N                    N               1      366.14
8489049              6                     12                  N                    N               1     3256.84
8489056              6                     12                  N                    N               1       0.00
8486805              6                     12                  N                    N               1      201.46
8486813              6                     12                  N                    N               1       0.00
8488462              6                     12                  N                    N               1      49.38
8488470              6                     12                  N                    N               1      688.49
8488504              6                     12                  N                    N               1       0.00
8488512              6                     12                  N                    N               1      82.79
8488538              6                     12                  N                    N               1      713.60
8488546              6                     12                  N                    N               1      722.87
8488389              6                     12                  N                    N               1     1231.65
8488397              6                     12                  N                    N               1       0.00
8488413              6                     12                  N                    N               1     4118.08
8487233              6                     12                  N                    N               1     2336.97
8488439              6                     12                  N                    N               1       0.00
8486847              6                     12                  N                    N               1       0.00
8488736              6                     12                  N                    N               1       0.00
8488223              6                     12                  N                    N               1      462.13
8488256              6                     12                  N                    N               1     1561.88
8488298              6                     12                  N                    N               1     1668.77
8488306              6                     12                  N                    N               1      310.84
8488322              6                     12                  N                    N               1      291.91
8488330              6                     12                  N                    N               1       0.00
8488066              6                     12                  N                    N               1      107.83
8488074              6                     12                  N                    N               1       0.00
8488082              6                     12                  N                    N               1      195.75
8488090              6                     12                  N                    N               1       0.00
8488116              6                     12                  N                    N               1     1336.13
8488124              6                     12                  N                    N               1      771.33
8488132              6                     12                  N                    N               1     1332.52
8487530              6                     12                  N                    N               1      328.83
8487126              6                     12                  N                    N               1     2009.24
8486839              6                     12                  N                    N               1       0.00
8488751              6                     12                  N                    N               1      338.48
8488157              6                     12                  N                    N               1       0.00
8488173              6                     12                  N                    N               1       0.00
8487944              6                     12                  N                    N               1       0.00
8487142              6                     12                  N                    N               1      112.39
8487951              6                     12                  N                    N               1     1869.97
8487977              6                     12                  N                    N               1     1098.16
8487985              6                     12                  N                    N               1      477.93
8487993              6                     12                  N                    N               1      180.25
8488017              6                     12                  N                    N               1      645.54
8488025              6                     12                  N                    N               1      104.38
8488033              6                     12                  N                    N               1      648.53
8488041              6                     12                  N                    N               1     1482.67
8488058              6                     12                  N                    N               1       0.00
8490005              6                     12                  N                    N               1     1196.10
8487720              6                     12                  N                    N               1       0.00
8487738              6                     12                  N                    N               1     1799.02
8487761              6                     12                  N                    N               1      323.20
8487779              6                     12                  N                    N               1       0.00
8487787              6                     12                  N                    N               1      554.81
8487795              6                     12                  N                    N               1       0.00
8487811              6                     12                  N                    N               1       0.00
8487829              6                     12                  N                    N               1      63.55
8487852              6                     12                  N                    N               1       0.00
8487860              6                     12                  N                    N               1      734.31
8487878              6                     12                  N                    N               1     1728.35
8487886              6                     12                  N                    N               1      14.87
8486912              6                     12                  N                    N               1      77.18
8487563              6                     12                  N                    N               1       0.00
8487571              6                     12                  N                    N               1       0.00
8487597              6                     12                  N                    N               1       0.00
8487605              6                     12                  N                    N               1      741.12
8487613              6                     12                  N                    N               1       0.00
8487639              6                     12                  N                    N               1     3886.08
8487647              6                     12                  N                    N               1      714.32
8487662              6                     12                  N                    N               1      165.18
8487670              6                     12                  N                    N               1       0.00
8487688              6                     12                  N                    N               1     1126.17
8487696              6                     12                  N                    N               1       0.00
7766587              6                     12                  N                    N               1     54284.98
7767148              6                     12                  N                    N               1     7607.12
7771561              6                     12                  N                    N               1     3439.66
7773054              6                     12                  N                    N               1     9280.28
7775380              6                     12                  N                    N               1     34611.32
7777170              6                     12                  N                    N               1     3691.53
7778368              6                     12                  N                    N               1     1780.04
7779861              6                     12                  N                    N               1     10703.13
7785876              6                     12                  N                    N               1     8493.35
8376659              6                     12                  N                    N               1      28.68
8484321              6                     12                  N                    N               1     3455.23
8484347              6                     12                  N                    N               1      11.22
8484354              6                     12                  N                    N               1     2180.94
8484370              6                     12                  N                    N               1      402.56
8484396              6                     12                  N                    N               1      64.99
8484404              6                     12                  N                    N               1      735.38
8484412              6                     12                  N                    N               1     3026.23
8484420              6                     12                  N                    N               1      64.99
8484438              6                     12                  N                    N               1      112.35
8484453              6                     12                  N                    N               1      41.84
8484479              6                     12                  N                    N               1      83.34
8484487              6                     12                  N                    N               1     7190.20
8484511              6                     12                  N                    N               1      23.08
8484529              6                     12                  N                    N               1     2029.82
8484537              6                     12                  N                    N               1      43.29
8484545              6                     12                  N                    N               1      844.70
8484552              6                     12                  N                    N               1     1769.06
8484560              6                     12                  N                    N               1      56.70
8484578              6                     12                  N                    N               1     2143.17
8484586              6                     12                  N                    N               1      15.84
8484610              6                     12                  N                    N               1      26.32
8484149              6                     12                  N                    N               1     2135.09
8484024              6                     12                  N                    N               1      482.46
8484032              6                     12                  N                    N               1     13967.80
8484040              6                     12                  N                    N               1      995.57
8484057              6                     12                  N                    N               1      167.11
8484065              6                     12                  N                    N               1      21.21
8484073              6                     12                  N                    N               1       0.00
8484081              6                     12                  N                    N               1      628.44
8484107              6                     12                  N                    N               1      65.28
8484115              6                     12                  N                    N               1      35.52
8484123              6                     12                  N                    N               1      471.99
8484131              6                     12                  N                    N               1      10.13
8484156              6                     12                  N                    N               1      66.45
8496275              6                     12                  N                    N               1       0.00
8484164              6                     12                  N                    N               1      838.61
8484172              6                     12                  N                    N               1      263.63
8484180              6                     12                  N                    N               1     1024.78
8484198              6                     12                  N                    N               1      691.72
8484206              6                     12                  N                    N               1      46.72
8484230              6                     12                  N                    N               1      80.97
8484248              6                     12                  N                    N               1       0.00
8484263              6                     12                  N                    N               1      87.44
8496325              6                     12                  N                    N               1       0.00
8483703              6                     12                  N                    N               1      31.55
8483711              6                     12                  N                    N               1      277.42
8483729              6                     12                  N                    N               1      70.07
8483745              6                     12                  N                    N               1     5436.51
8483752              6                     12                  N                    N               1      892.73
8483760              6                     12                  N                    N               1      50.42
8483778              6                     12                  N                    N               1      23.63
8483794              6                     12                  N                    N               1      106.34
8483802              6                     12                  N                    N               1      27.37
8483810              6                     12                  N                    N               1      82.08
8483828              6                     12                  N                    N               1      181.02
8483836              6                     12                  N                    N               1      133.79
8483844              6                     12                  N                    N               1     1384.59
8483851              6                     12                  N                    N               1      465.15
8483869              6                     12                  N                    N               1      174.34
8483877              6                     12                  N                    N               1      10.39
8483885              6                     12                  N                    N               1      10.38
8483893              6                     12                  N                    N               1      10.39
8483901              6                     12                  N                    N               1      10.39
8483919              6                     12                  N                    N               1      10.39
8483927              6                     12                  N                    N               1      10.39
8483935              6                     12                  N                    N               1      66.24
8483943              6                     12                  N                    N               1      15.50
8483968              6                     12                  N                    N               1     6783.73
8483976              6                     12                  N                    N               1     3787.03
8483513              6                     12                  N                    N               1      403.37
8483364              6                     12                  N                    N               1    133568.69
8483372              6                     12                  N                    N               1      971.04
8483380              6                     12                  N                    N               1     7681.04
8483406              6                     12                  N                    N               1     1418.23
8483430              6                     12                  N                    N               1      336.92
8483455              6                     12                  N                    N               1      907.66
8483497              6                     12                  N                    N               1      51.93
8483505              6                     12                  N                    N               1      29.06
8483539              6                     12                  N                    N               1      13.90
8483547              6                     12                  N                    N               1      674.61
8483554              6                     12                  N                    N               1     1278.84
8483588              6                     12                  N                    N               1       0.00
8483596              6                     12                  N                    N               1      41.19
8483612              6                     12                  N                    N               1      22.69
8483620              6                     12                  N                    N               1     2899.53
8483638              6                     12                  N                    N               1     1020.83
8483646              6                     12                  N                    N               1      890.54
8483653              6                     12                  N                    N               1      777.35
8483679              6                     12                  N                    N               1      47.67
8483059              6                     12                  N                    N               1      659.10
8483067              6                     12                  N                    N               1     2442.79
8483075              6                     12                  N                    N               1     4034.25
8483083              6                     12                  N                    N               1      187.60
8483091              6                     12                  N                    N               1      880.86
8483109              6                     12                  N                    N               1      113.22
8483117              6                     12                  N                    N               1       0.00
8483125              6                     12                  N                    N               1      38.30
8484628              6                     12                  N                    N               1      101.11
8483133              6                     12                  N                    N               1      816.71
8483141              6                     12                  N                    N               1      51.89
8483158              6                     12                  N                    N               1     1168.06
8483166              6                     12                  N                    N               1      90.65
8483182              6                     12                  N                    N               1       0.00
8483190              6                     12                  N                    N               1      334.49
8483216              6                     12                  N                    N               1      99.93
8483224              6                     12                  N                    N               1      479.19
8483257              6                     12                  N                    N               1      278.78
8483265              6                     12                  N                    N               1     1238.92
8483273              6                     12                  N                    N               1      17.41
8483281              6                     12                  N                    N               1      66.43
8483299              6                     12                  N                    N               1      56.26
8483307              6                     12                  N                    N               1      690.14
8483323              6                     12                  N                    N               1      979.45
8483331              6                     12                  N                    N               1      327.45
8483349              6                     12                  N                    N               1      30.95
8483356              6                     12                  N                    N               1     1381.59
8482739              6                     12                  N                    N               1      243.24
8482747              6                     12                  N                    N               1     4086.05
8482762              6                     12                  N                    N               1     11570.05
8482770              6                     12                  N                    N               1      25.01
8482796              6                     12                  N                    N               1      772.61
8482804              6                     12                  N                    N               1      47.05
8482812              6                     12                  N                    N               1     1011.12
8482838              6                     12                  N                    N               1     1943.77
8482846              6                     12                  N                    N               1      85.21
8482861              6                     12                  N                    N               1      767.08
8482879              6                     12                  N                    N               1      28.30
8482887              6                     12                  N                    N               1      855.73
8482903              6                     12                  N                    N               1     1100.64
8482929              6                     12                  N                    N               1       4.26
8482937              6                     12                  N                    N               1      184.41
8482978              6                     12                  N                    N               1      245.10
8482986              6                     12                  N                    N               1      47.39
8482994              6                     12                  N                    N               1      495.30
8483026              6                     12                  N                    N               1      212.41
8483042              6                     12                  N                    N               1      55.95
8482424              6                     12                  N                    N               1      225.84
8482432              6                     12                  N                    N               1      594.41
8482440              6                     12                  N                    N               1     1331.03
8482465              6                     12                  N                    N               1      67.09
8482473              6                     12                  N                    N               1      123.48
8482499              6                     12                  N                    N               1      614.09
8482507              6                     12                  N                    N               1      297.14
8482515              6                     12                  N                    N               1     1991.74
8482523              6                     12                  N                    N               1      423.34
8482564              6                     12                  N                    N               1      73.51
8482572              6                     12                  N                    N               1      17.54
8482580              6                     12                  N                    N               1      20.75
8482598              6                     12                  N                    N               1      371.98
8482606              6                     12                  N                    N               1      548.02
8482622              6                     12                  N                    N               1      49.00
8482648              6                     12                  N                    N               1     1821.98
8482655              6                     12                  N                    N               1      604.88
8482663              6                     12                  N                    N               1      290.88
8482689              6                     12                  N                    N               1      685.49
8482697              6                     12                  N                    N               1      17.72
8482705              6                     12                  N                    N               1      68.59
8482713              6                     12                  N                    N               1      75.77
8482416              6                     12                  N                    N               1     1028.77
8482382              6                     12                  N                    N               1      42.35
8482390              6                     12                  N                    N               1     5128.71
8484644              6                     12                  N                    N               1      30.69
8484651              6                     12                  N                    N               1     2991.80
8495186              6                     12                  N                    N               1      479.88
8495210              6                     12                  N                    N               1      90.73
8495228              6                     12                  N                    N               1     1441.02
8494890              6                     12                  N                    N               1       3.44
8494908              6                     12                  N                    N               1      562.36
8494940              6                     12                  N                    N               1      72.25
8494957              6                     12                  N                    N               1      621.25
8494965              6                     12                  N                    N               1      600.24
8494973              6                     12                  N                    N               1      39.09
8494999              6                     12                  N                    N               1       0.00
8495004              6                     12                  N                    N               1      275.24
8495020              6                     12                  N                    N               1      634.71
8495053              6                     12                  N                    N               1      198.69
8495061              6                     12                  N                    N               1       0.00
8495079              6                     12                  N                    N               1     5823.99
8495087              6                     12                  N                    N               1     4168.31
8495095              6                     12                  N                    N               1      180.44
8495103              6                     12                  N                    N               1       0.00
8495111              6                     12                  N                    N               1      243.94
8495129              6                     12                  N                    N               1      73.56
8495137              6                     12                  N                    N               1      170.69
8495160              6                     12                  N                    N               1     7066.89
8495178              6                     12                  N                    N               1     1623.90
8494569              6                     12                  N                    N               1      16.56
8494668              6                     12                  N                    N               1      61.84
8494676              6                     12                  N                    N               1      77.79
8494684              6                     12                  N                    N               1       0.00
8494692              6                     12                  N                    N               1      38.28
8494718              6                     12                  N                    N               1      52.51
8494726              6                     12                  N                    N               1      153.92
8494734              6                     12                  N                    N               1      213.40
8494742              6                     12                  N                    N               1      71.16
8494759              6                     12                  N                    N               1      133.70
8494775              6                     12                  N                    N               1      62.60
8494825              6                     12                  N                    N               1      172.92
8494841              6                     12                  N                    N               1      225.56
8494858              6                     12                  N                    N               1      19.61
8494544              6                     12                  N                    N               1      93.08
8494411              6                     12                  N                    N               1      111.09
8494429              6                     12                  N                    N               1       0.00
8494437              6                     12                  N                    N               1      59.99
8494445              6                     12                  N                    N               1      50.77
8494452              6                     12                  N                    N               1       0.00
8494478              6                     12                  N                    N               1      70.99
8494494              6                     12                  N                    N               1      23.39
8494502              6                     12                  N                    N               1      45.01
8494510              6                     12                  N                    N               1      24.17
8494528              6                     12                  N                    N               1      34.25
7143357              6                     12                  N                    N               1     9071.10
7143332              6                     12                  N                    N               1     10982.24
8017949              6                     12                  N                    N               1     11749.09
8016545              6                     12                  N                    N               1     24677.48
8018178              6                     12                  N                    N               1     16582.92
8017626              6                     12                  N                    N               1     11999.61
8017246              6                     12                  N                    N               1     1767.64
8018079              6                     12                  N                    N               1     18119.61
8016388              6                     12                  N                    N               1     3955.08
8108995              6                     12                  N                    N               1     20202.47
8125908              6                     12                  N                    N               1     15929.93
8159923              6                     12                  N                    N               1     15315.20
8180051              6                     12                  N                    N               1     12268.22
8180069              6                     12                  N                    N               1     25280.77
8181604              6                     12                  N                    N               1     65530.91
8164121              6                     12                  N                    N               1     3245.52
8012361              6                     12                  N                    N               1     23876.44
8459745              6                     12                  N                    N               1      190.51
8459737              6                     12                  N                    N               1      75.83
8459752              6                     12                  N                    N               1      130.91
8459786              6                     12                  N                    N               1      179.27
8459760              6                     12                  N                    N               1      156.73
8459778              6                     12                  N                    N               1      87.42
8459794              6                     12                  N                    N               1      44.87
8459869              6                     12                  N                    N               1      72.55
8459828              6                     12                  N                    N               1       0.00
8459836              6                     12                  N                    N               1       0.00
8459844              6                     12                  N                    N               1      133.26
8459851              6                     12                  N                    N               1       0.00
8494122              6                     12                  N                    N               1     3845.75
8494015              6                     12                  N                    N               1     1751.45
8494064              6                     12                  N                    N               1     1325.76
8494130              6                     12                  N                    N               1      920.57
8494114              6                     12                  N                    N               1      11.50
8494171              6                     12                  N                    N               1      817.05
8494189              6                     12                  N                    N               1      168.00
8494148              6                     12                  N                    N               1      48.58
8494197              6                     12                  N                    N               1      35.08
8494098              6                     12                  N                    N               1     1114.79
8494072              6                     12                  N                    N               1      113.93
8494205              6                     12                  N                    N               1     3399.64
8494213              6                     12                  N                    N               1      138.53
8494023              6                     12                  N                    N               1     1077.73
8494080              6                     12                  N                    N               1      818.77
8435224             12                     12                  N                    N               1      54.25
8435000             12                     12                  N                    N               1      465.73
8469348              6                     12                  N                    N               1     1029.74
8471583              6                     12                  N                    N               1     1851.81
8471799              6                     12                  N                    N               1     2771.13
8468621              6                     12                  N                    N               1     2942.86
8471922              6                     12                  N                    N               1      713.23
8472870              6                     12                  N                    N               1      694.26
8472060              6                     12                  N                    N               1     4675.33
8468324              6                     12                  N                    N               1     1818.18
8469371              6                     12                  N                    N               1     2923.91
8478034              6                     12                  N                    N               1      709.12
8476566              6                     12                  N                    N               1     5260.81
8476699              6                     12                  N                    N               1     4575.44
8476723              6                     12                  N                    N               1     3781.61
8474991              6                     12                  N                    N               1     1430.39
8473795              6                     12                  N                    N               1     3972.59
8468936              6                     12                  N                    N               1     2462.05
8469017              6                     12                  N                    N               1     4314.45
8469066              6                     12                  N                    N               1     4751.28
8467938              6                     12                  N                    N               1     10871.67
8468134              6                     12                  N                    N               1     3246.19
8467573              6                     12                  N                    N               1     5821.94
8467599              6                     12                  N                    N               1     5149.94
8467730              6                     12                  N                    N               1     3317.25
8467441              6                     12                  N                    N               1     1809.10
8474843              6                     12                  N                    N               1      33.02
8473936              6                     12                  N                    N               1     1748.20
8467029              6                     12                  N                    N               1     1396.66
8479354              6                     12                  N                    N               1      698.46
8470403              6                     12                  N                    N               1      650.99
8468886              6                     12                  N                    N               1     1459.67
8468084              6                     12                  N                    N               1      835.25
8478422              6                     12                  N                    N               1      810.03
8479958              6                     12                  N                    N               1     2131.05
8469843              6                     12                  N                    N               1     3656.04
8468738              6                     12                  N                    N               1     4322.27
8470023              6                     12                  N                    N               1     1594.63
8479016              6                     12                  N                    N               1      30.67
8473902              6                     12                  N                    N               1      42.73
8474231              6                     12                  N                    N               1     8509.79
8470254              6                     12                  N                    N               1     5134.51
8469959              6                     12                  N                    N               1     5552.60
8468274              6                     12                  N                    N               1     3254.36
8471849              6                     12                  N                    N               1     3292.50
8469413              6                     12                  N                    N               1     8115.99
8470981              6                     12                  N                    N               1     8582.50
8476384              6                     12                  N                    N               1     4311.20
8474876              6                     12                  N                    N               1     1054.78
8479438              6                     12                  N                    N               1     1028.35
8466948              6                     12                  N                    N               1      343.52
8468696              6                     12                  N                    N               1      558.27
8473605              6                     12                  N                    N               1     4569.43
8478182              6                     12                  N                    N               1     2689.35
8467904              6                     12                  N                    N               1     6522.38
8477929              6                     12                  N                    N               1     3830.36
8472482              6                     12                  N                    N               1     3062.88
8468506              6                     12                  N                    N               1     10866.51
8479008              6                     12                  N                    N               1     1221.91
8471997              6                     12                  N                    N               1     3490.06
8479222              6                     12                  N                    N               1      785.27
8478026              6                     12                  N                    N               1     3778.06
8467227              6                     12                  N                    N               1     2171.28
8479198              6                     12                  N                    N               1     1804.21
8473761              6                     12                  N                    N               1     3123.78
8467300              6                     12                  N                    N               1     5232.21
8473175              6                     12                  N                    N               1     2942.57
8468308              6                     12                  N                    N               1     4890.57
8479446              6                     12                  N                    N               1     7339.75
8467185              6                     12                  N                    N               1     14475.67
8472383              6                     12                  N                    N               1     1803.90
8472979              6                     12                  N                    N               1     3036.17
8473860              6                     12                  N                    N               1     3049.05
8467862              6                     12                  N                    N               1      544.21
8470684              6                     12                  N                    N               1     1210.15
8479636              6                     12                  N                    N               1     3482.11
8471401              6                     12                  N                    N               1     6561.19
8471112              6                     12                  N                    N               1     1052.44
8472243              6                     12                  N                    N               1      47.71
8468969              6                     12                  N                    N               1     3024.72
8471690              6                     12                  N                    N               1     2284.34
8476137              6                     12                  N                    N               1     6829.29
8478596              6                     12                  N                    N               1      958.82
8474470              6                     12                  N                    N               1     7921.21
8479560              6                     12                  N                    N               1     3109.90
8466922              6                     12                  N                    N               1     3506.01
8469603              6                     12                  N                    N               1     6532.78
8476343              6                     12                  N                    N               1     2915.68
7644842              6                     12                  N                    N               1     2605.21
7645138              6                     12                  N                    N               1      64.29
7646102              6                     12                  N                    N               1     1776.32
7646367              6                     12                  N                    N               1      424.77
7132160             12                     12                  N                    N               1     3729.59
3460235             12                     12                  N                    N               1     8253.14
3279114              6                     12                  N                    N               1     23201.12
3134988              6                     12                  N                    N               1     2351.45
8466575              6                     12                  N                    N               1     1161.02
8466609              6                     12                  N                    N               1     8566.42
8466625              6                     12                  N                    N               1      36.45
8466658              6                     12                  N                    N               1      44.84
8466674              6                     12                  N                    N               1      33.28
8466690              6                     12                  N                    N               1      76.30
8466716              6                     12                  N                    N               1      121.81
8466724              6                     12                  N                    N               1      155.45
8466732              6                     12                  N                    N               1      92.02
8466765              6                     12                  N                    N               1      87.88

                                    EXHIBIT E

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:   U.S. Bank National Association
      180 East Fifth Street
      St. Paul, Minnesota  55101
      Attn:  Capital Markets Fiduciary Services,
      Asset Backed Funding Corporation Series 2002-CB1

cc:   JPMorgan Chase Bank
      450 West 33rd Street, 14th Floor
      New York, New York  10001
      Attn:  Institutional Trust Services,
      C-BASS Series 2002-CB1

      Re: Pooling and Servicing Agreement dated as of February 1, 2002 among Asset Backed Funding Corporation, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, U.S. Bank National Association, as trustee and JPMorgan Chase Bank, as certificate administrator.

            All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

            In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____ 1.    Mortgage Paid in Full

_____ 2.    Foreclosure

_____ 3.    Substitution

_____ 4.    Other Liquidation (Repurchases, etc.)

_____ 5.    Nonliquidation    Reason:____________________________________

                              By:________________________________________
                                 (authorized signer)

                              Issuer:____________________________________

                              Address:___________________________________

                              ___________________________________________

                              Date:______________________________________

Custodian

The Bank of New York

            Please acknowledge the execution of the above request by your signature and date below:


_______________________________         _________________________________
      Signature                         Date

Documents returned to Custodian:

_______________________________         _________________________________
      Custodian                         Date

                                   EXHIBIT F-1

            FORM OF CERTIFICATE ADMINISTRATOR'S INITIAL CERTIFICATION

                                                                            Date

Asset Backed Funding Corporation
100 North Tryon Street
11th Floor
Charlotte, North Carolina  28255

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas  77081

      Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002 among Asset Backed Funding Corporation, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, U.S. Bank National Association, as trustee and JPMorgan Chase Bank, as certificate administrator with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1.

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Certificate Administrator, hereby certifies that it received confirmation from the Custodian that the Custodian has received the documents listed in Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of
Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.

                                        JPMORGAN CHASE BANK
                                           as Certificate Administrator

                                        By:_____________________________________
                                           Name:
                                           Title:

                                   EXHIBIT F-2

             FORM OF CERTIFICATE ADMINISTRATOR'S FINAL CERTIFICATION

                                                                          [Date]

Asset Backed Funding Corporation
100 North Tryon Street
11th Floor
Charlotte, North Carolina  28255

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas  77081

      Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002 among Asset Backed Funding Corporation, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, U.S. Bank National Association, as trustee and JPMorgan Chase Bank, as certificate administrator with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Certificate Administrator, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it received confirmation from the Custodian that the Custodian has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

            The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                        JPMORGAN CHASE BANK,
                                           as Trustee

                                        By:_____________________________________
                                           Name:
                                           Title:

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

Asset Backed Funding Corporation
100 North Tryon Street
11th Floor
Charlotte, North Carolina 28255

      Re:   C-BASS Mortgage Loan Asset-Backed Funding Certificates, Series
            2002-CB1

Ladies and Gentlemen:

            Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of February 1, 2002, among Asset Backed Funding Corporation, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, U.S. Bank National Association, as trustee, and JPMorgan Chase Bank, as certificate administrator, we hereby acknowledge the receipt of the original Mortgage Note (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                        JPMORGAN CHASE BANK,
                                           as Certificate Administrator

                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

            Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of ______________________________,
successor by merger to _________________________________________ ("Seller") and
who has personal knowledge of the facts set out in this affidavit.

            On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

            That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

            Seller executes this Affidavit for the purpose of inducing U.S. Bank National Association, as trustee on behalf of C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1, to accept the transfer of the above described loan from Seller.

            Seller agrees to indemnify and hold harmless U.S. Bank National Association, Asset Backed Funding Corporation, Banc of America Securities and Chase Securities Inc. for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

                                        By:_____________________________________
                                        ________________________________________


STATE OF                )
                        )  SS:
COUNTY OF               )


            On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

            Witness my hand and Notarial Seal this ____ day of _______ 20__.

________________________________________
________________________________________

My commission expires __________________.

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

JPMorgan Chase Bank
450 West 33rd Street
14th Floor
New York, NY 10001

U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101

Asset Backed Funding Corporation
100 North Tryon Street
11th Floor
Charlotte, North Carolina  28255

      Re:   C-BASS Mortgage Loan Asset-Backed Funding Certificates, Series
            2002-CB1

Ladies and Gentlemen:

            1. [The undersigned is the ______________________ of (the
"Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

            2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Asset Backed Funding Corporation, as depositor (the "Depositor"), Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, U.S. Bank National Association, as trustee (the "Trustee") and JPMorgan Chase Bank, as certificate administrator (the "Certificate Administrator"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

            3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Class R, Class R-5, Class R-6, Class R-7, Class X or Class N Certificates) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (y) (except in the case of a Class R, Class R-5, Class R-6 and Class R-7 Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Certificate Administrator or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Certificate Administrator or the Depositor.

            Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                        ________________________________________
                                        [Transferee]


                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                                          [DATE]

Asset Backed Funding Corporation
100 North Tryon Street
11th Floor
Charlotte, NC 28255

U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, NY 10001

      Re:   C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1

Ladies and Gentlemen:

            In connection with our acquisition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1 (the "Certificates"), we certify that
(a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of
Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                        Very truly yours,


                                        [NAME OF TRANSFEREE]


                                        By:_____________________________________
                                           Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER
                                     [DATE]

Asset Backed Funding Corporation
100 North Tryon Street
11th Floor
Charlotte, NC 28255

JPMorgan Chase Bank
450 West 33rd Street
14th Floor
New York, NY 10001

U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101

      Re:   C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1

Ladies and Gentlemen:

            In connection with our acquisition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1 (the "Certificates"), we certify that
(a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                        Very truly yours,


                                        [NAME OF TRANSFEREE]


                                        By:_____________________________________
                                           Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ ____________ (1) in ____ securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.


----------
(1) Buyer must own and/or invest on a discretionary basis at least $__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.


            ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Broker-dealer. The Buyer is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

            ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        ________________________________________
                                        Print Name of Buyer

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        Date:___________________________________

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $ _____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ _________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ________________________________________
                                        Print Name of Buyer or Adviser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        IF AN ADVISER:


                                        ________________________________________
                                        Print Name of Buyer

                                        Date:___________________________________

                                    EXHIBIT K

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

         C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2002-CB1


STATE OF                )
                        ) ss.:
COUNTY OF               )


            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is [an officer of] ____________________, the proposed Transferee of an Ownership Interest in a [Class R, Class R-5, Class R-6 and/or Class R-7 Certificates] (the "Certificates") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Asset Backed Funding Corporation, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, U.S. Bank National Association, as trustee (the "Trustee") and JPMorgan Chase Bank, as certificate administrator. Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificates. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificates, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

            8. The Transferee's taxpayer identification number is
____________________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _____ day of __________________, 20__.


                                        [NAME OF TRANSFEREE]


                                        By:_____________________________________
                                           Name:
                                           Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

            Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this _____ day of _________, 20__.

                                        ________________________________________
                                        NOTARY PUBLIC


                                        My Commission expires the ____ day of
                                        ________________, 20__.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                                                          [DATE]

JPMorgan Chase Bank
450 West 33rd Street
14th Floor
New York, NY 10001

U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101

Asset Backed Funding Corporation
100 North Tryon Street
11th Floor
Charlotte, North Carolina  28255

      Re:   C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1

Ladies and Gentlemen:

            In connection with our disposition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1 (the "Certificates"), we certify that
(a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                        Very truly yours,


                                        [_____________________]


                                        By:_____________________________________

                                    EXHIBIT M

                                   [RESERVED]

                                    EXHIBIT N

                              DEPOSITORY AGREEMENT

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                  MONTHLY INFORMATION DELIVERED BY SERVICER

1. With respect to the Mortgage Pool, the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period.

2. With respect to the Mortgage Pool, the amount of all curtailments which were received during the related Due Period.

3. With respect to the Mortgage Pool, the aggregate amount of principal portion of all Monthly Payments received during the related Due Period.

4. With respect to the Mortgage Pool, the amount of interest received on the Mortgage Loans during the related Due Period.

5. With respect to the Mortgage Pool, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6. With respect to the Mortgage Pool, the delinquency and foreclosure information and the amount of Mortgage Loan Losses during the related Due Period.

7. With respect to the Mortgage Pool, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Due Period preceding of the related Accrual Period.

8. The Servicing Fees paid and Servicing Fees accrued during the related Due Period.

9. The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

10.   The Pool Balance.

11. With respect to the Mortgage Pool, the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period.

12. The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Due Period.

13. The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

14. The aggregate Realized Losses since the Cut-off Date as of the end of the related Due Period.

15. The LIBOR Carryover Amount for the Offered Certificates (other than the Class A-IO Certificates), if any, with respect to such Distribution Date.

16. The Overcollateralized Amount, the Targeted Overcollateralization Amount and any Overcollateralization Deficiency, in each case after giving effect to distributions on such Distribution Date.

                                    EXHIBIT Q

                OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS

                              Officer's Certificate
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB1

[Date]

Via Facsimile

JPMorgan Chase Bank, Certificate Administrator
450 West 33rd Street, 15th Floor
New York, New York  10001

      Re:   Pre-Payments

Dear Sir or Madam:

            __________________ hereby certifies that he/she is an officer of the Servicer, holding the office set forth beneath his/her name and hereby further certifies as follows:

            With respect to the Mortgage Loans set forth in the attached schedule:

1. A Principal Prepayment in full was received during the related Collection Period;

2. Any prepayment penalty due under the terms of the Mortgage Note with respect to such Principal Prepayment in full was received from the mortgagor and deposited in the Collection Account; ____ Yes ____ No

3. As to each Mortgage Loan so noted on the attached schedule, all or part of the prepayment penalty required in connection with the Principal Prepayment in full was waived based upon (Circle one): (i) the Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or (ii)(A) the enforceability thereof be limited (1) by bankruptcy insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law;

4. We certify that all amounts due in connection with the waiver of a prepayment penalty inconsistent with number 3 above which are required to be deposited by the Servicer pursuant to Section 3.01 of the Pooling and Servicing Agreement, have been or will be so deposited.

            Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated February 1, 2002, among Asset Backed Funding Corporation, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, U.S. Bank National Association, as trustee and JPMorgan Chase Bank, as certificate administrator.

                                        By: LITTON LOAN SERVICING LP


                                        ________________________________________
                                        Name:
                                        Title:

                                    EXHIBIT R

               FORM OF NOTICE OF PREPAYMENT PENALTY INCONSISTENCY

                                                          ______________, 20__


Credit-Based Asset Servicing and Securitization LLC
335 Madison Avenue, 19th Floor
New York, New York  10017


            Re: Pooling and Servicing Agreement (the "Agreement") dated as of February 1, 2002, among Asset Backed Funding Corporation, Credit-Based Asset Servicing and Securitization LLC, Litton Loan Servicing LP, U.S. Bank National Association and JPMorgan Chase Bank - C-BASS Mortgage Loan Asset Backed Certificates, Series 2002-CB1


Ladies and Gentlemen:

            Pursuant to Section 3.01 of the Agreement, we have determined the following inconsistency between the amount of the Prepayment Premium remitted by the Servicer and the amount of the Prepayment Premium set forth in the Mortgage Loan Schedule with respect to Mortgage Loan No. _____________:

                                        JPMORGAN CHASE BANK

                                        as Certificate Administrator

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________